FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-206705-08

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated APRIL 25, 2017, may be amended or completed prior to the time of sale.

PROSPECTUS

$745,291,000 (Approximate)

CD 2017-CD4 Mortgage Trust

(Central Index Key Number 0001702745)

Issuing Entity

Deutsche Mortgage & Asset Receiving Corporation

(Central Index Key Number 0001013454)

Depositor

German American Capital Corporation

(Central Index Key Number 0001541294)

Citi Real Estate Funding Inc.

(Central Index Key Number 0001701238)

Citigroup Global Markets Realty Corp.

(Central Index Key Number 0001541001)

Sponsors and Mortgage Loan Sellers

CD 2017-CD4 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2017-CD4

Deutsche Mortgage & Asset Receiving Corporation is offering certain classes of the CD 2017-CD4 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2017-CD4 identified in the table below. The offered certificates (and the non-offered certificates identified under “Summary of Certificates”) will represent the ownership interests in the issuing entity, CD 2017-CD4 Mortgage Trust, a New York common law trust. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 6th day of each month (or if the 6th day is not a business day, the next business day), commencing in June 2017. The rated final distribution date for each class of offered certificates is the distribution date in May 2050.

Class	Initial Certificate Balance or Notional Amount(1)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(2)
Class A-1	$28,964,000%	(3)	April 2022
Class A-2	$90,250,000%	(3)	April 2022
Class A-SB	$53,102,000%	(3)	January 2027
Class A-3	$192,000,000%	(3)	January 2027
Class A-4	$234,483,000%	(3)	April 2027
Class X-A	$669,372,000	(4)%	Variable(5)	April 2027
Class A-M	$70,573,000%	(3)	April 2027
Class B	$36,355,000%	(3)	April 2027
Class C	$39,564,000%	(3)	April 2027

(Footnotes on table on pages 3 and 4)

You should carefully consider the risk factors beginning on page 57 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Deutsche Mortgage & Asset Receiving Corporation will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Deutsche Bank Securities Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Academy Securities, Inc. will purchase the offered certificates from Deutsche Mortgage & Asset Receiving Corporation and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Deutsche Bank Securities Inc. and Citigroup Global Markets Inc. are acting as co-lead managers and joint bookrunners in the following manner: Deutsche Bank Securities Inc. is acting as sole bookrunning manager with respect to approximately 64.5% of each class of offered certificates and Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to approximately 35.5% of each class of offered certificates. J.P. Morgan Securities LLC and Academy Securities, Inc. are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, S.A. and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about May 17, 2017. Deutsche Mortgage & Asset Receiving Corporation expects to receive from this offering approximately     % of the aggregate certificate balance of the offered certificates, plus accrued interest from May 1, 2017, before deducting expenses payable by the depositor.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Commercial Mortgage Pass-Through Certificates	$745,291,000	100%	$745,291,000	$86,379.23

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Calculated according to Rule 457(s) of the Securities Act of 1933.

Deutsche Bank Securities		Citigroup
Co-Lead Managers and Joint Bookrunners
J.P. Morgan	Co-Managers	Academy Securities

April        , 2017

CD 2017-CD4

Commercial Mortgage Pass-Through Certificates
Geographic Overview of Mortgage Pool

Washington
1 property
$19,427,166
2.2% of total
Missouri
1 property
$5,563,000
0.6% of total
Illinois
2 properties
$16,500,000
1.8% of total
Indiana
1 property
$19,923,763
2.2% of total
Michigan
2 properties
$28,924,427
3.2% of total
Ohio
4 properties
$80,478,871
8.9% of total
New York
8 properties
$242,992,389
27.0% of total
Nevada
1 property
$7,989,915
0.9% of total
California
8 properties
$217,434,147
24.1% of total
South Carolina
1 property
$23,894,196
2.7% of total
Georgia
3 properties
$21,532,411
2.4% of total
Hawaii
2 properties
$74,655,000
8.3% of total
Arizona
4 properties
$23,685,000
2.6% of total
Colorado
1 property
$18,000,000
2.0% of total
Texas
4 properties
$30,422,380
3.4% of total
Tennessee
1 property
$3,310,950
0.4% of total
Kentucky
1 property
$19,390,537
2.2% of total
Florida
8 properties
$46,326,160
5.1% of total
Mortgaged Properties by Property Type
Mixed Use 3.3%
Industrial 3.8%
Multifamily 2.1%
Self Storage 13.0%
Office 41.6%
Retail 15.4%
Hospitality 20.8%
% of Initial Outstanding Pool Balance
0.4% – 2.0%
2.1% – 5.0%
5.1% – 10.0%
10.1% – 27.0%

Summary of Certificates

Class	Initial Certificate Balance or Notional Amount(1)	Approx. Initial Credit Support(6)	Pass-Through Rate Description	Assumed Final Distribution Date(2)	Approx. Initial Pass-Through Rate	Weighted Average Life (Yrs.)(7)	Principal Window(7)
Offered Certificates
Class A-1	$ 28,964,000	30.000%	(3)	April 2022%		3.00	1 – 59
Class A-2	$ 90,250,000	30.000%	(3)	April 2022%		4.90	59 – 59
Class A-SB	$ 53,102,000	30.000%	(3)	January 2027%		7.36	59 – 116
Class A-3	$ 192,000,000	30.000%	(3)	January 2027%		9.52	103 – 116
Class A-4	$ 234,483,000	30.000%	(3)	April 2027%		9.77	116 – 119
Class X-A	$ 669,372,000(4)	N/A	Variable(5)	April 2027%		N/A	N/A
Class A-M	$ 70,573,000	21.750%	(3)	April 2027%		9.90	119 – 119
Class B	$ 36,355,000	17.500%	(3)	April 2027%		9.90	119 – 119
Class C	$ 39,564,000	12.875%	(3)	April 2027%		9.90	119 – 119
Non-Offered Certificates(8)
Class X-B	$ 75,919,000(4)	N/A	Variable(5)	April 2027%		N/A	N/A
Class X-D	$ 44,910,000(4)	N/A	Variable(5)	April 2027%		N/A	N/A
Class X-E	$ 21,386,000(4)	N/A	Variable(5)	May 2027%		N/A	N/A
Class X-F	$ 8,554,000(4)	N/A	Variable(5)	May 2027%		N/A	N/A
Class X-G	$ 35,286,789(4)	N/A	Variable(5)	May 2027%		N/A	N/A
Class D	$ 44,910,000	7.625%	(3)	April 2027%		9.90	119 – 119
Class E	$ 21,386,000	5.125%	(3)	May 2027%		9.90	119 – 120
Class F	$ 8,554,000	4.125%	(3)	May 2027%		9.98	120 – 120
Class G	$ 35,286,789	0.000%	(3)	May 2027%		9.98	120 – 120
Class S(9)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Class R(9)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Non-Offered Vertical Risk Retention Interest
VRR Interest(10)	$ 45,022,522	N/A	(11)	May 2027%		8.86	1 – 120

(1)	Approximate, subject to a permitted variance of plus or minus 5%. The certificate balance of the VRR Interest (as defined in footnote (10) below) is not included in the certificate balance or notional amount of any classes of certificates set forth under “Offered Certificates” or “Non-Offered Certificates” in the table above, and the VRR Interest is not offered hereby.

(2)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(3)	The pass-through rates for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates, in each case, will be one of (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii) less a specified rate. See “Description of the Certificates—Distributions—Pass-Through Rates”.

(4)	The Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates will not have certificate balances. The notional amount of each class of the Class X Certificates is subject to change depending upon the final pricing of the principal balance certificates, as follows: (1) if as a result of such pricing the pass-through rate of any class of principal balance certificates whose certificate balance comprises such notional amount is equal to the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), the certificate balance of such class of principal balance certificates may not be part of, and reduce accordingly, such notional amount of the related Class X certificates (or, if as a result of such pricing the pass-through rate of the related Class X certificates is equal to zero, such Class X certificates may not be issued on the closing date), and/or (2) if as a result of such pricing the pass-through rate of any class of principal balance certificates that does not comprise such notional amount of the related Class X certificates is equal to less than the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), such class of principal balance certificates may become a part of, and increase accordingly, such notional amount of the related Class X certificates.

(5)	The Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates will not be entitled to distributions of principal. The Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates will accrue interest on their respective notional balance and at their respective pass-through rate as described in “Description of the Certificates—Distributions—Pass-Through Rates”.

(6)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, are represented in the aggregate. The approximate initial credit support percentages shown in the table above do not take into account the VRR Interest. However, losses incurred on the mortgage loans will be allocated between the VRR Interest, on the one hand, and the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates, on the other hand, pro rata in accordance with their respective outstanding certificate balances. See “Credit Risk Retention” and “Description of the Certificates”.

(7)	The weighted average life and principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a principal balance are based on the assumptions set forth in the tables under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(8)	The classes of certificates set forth in the table under “Non-Offered Certificates” are not offered by this prospectus.

(9)	The Class S certificates will not have a certificate balance, notional amount, pass-through rate, assumed final distribution date or rating. Excess interest accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date will, to the extent collected, be allocated to the Class S certificates and the VRR Interest. The Class S certificates will not be entitled to distributions in respect of principal or interest other than excess interest. The Class R certificates will not have a certificate balance, notional amount, pass-through rate, assumed final distribution date or rating. The Class R certificates represent the residual interests in each Trust REMIC, as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

(10)	German American Capital Corporation, as the retaining sponsor, is expected to purchase from the depositor, on the closing date, an “eligible vertical interest” (as such term is defined in Regulation RR) in the form of a single vertical security with an aggregate initial certificate balance of approximately $45,022,522 (the “VRR Interest”), which is expected to represent approximately 5.0% of all of the “ABS interests” (as such term is defined in Regulation RR) in the issuing entity. The VRR Interest will be retained by certain retaining parties in accordance with the credit risk retention rules applicable to this securitization transaction. See “Credit Risk Retention”. The VRR Interest is a class of certificates.

(11)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the VRR Interest will be the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) for the related distribution date.

The Class X-B, Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class S and Class R certificates and the VRR Interest are not offered by this prospectus. Any information in this prospectus concerning certificates (other than the offered certificates) or concerning the VRR Interest is presented solely to enhance your understanding of the offered certificates.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	12
Important Notice About Information Presented in This Prospectus	13
Summary of Terms	23
Risk Factors	57
The Certificates May Not Be a Suitable Investment for You	57
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	57
Risks Related to Market Conditions and Other External Factors	57
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	57
Other Events May Affect the Value and Liquidity of Your Investment	58
Risks Relating to the Mortgage Loans	58
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	58
Risks of Commercial and Multifamily Lending Generally	58
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	60
Office Properties Have Special Risks	64
Hospitality Properties Have Special Risks	64
Risks Relating to Affiliation with a Franchise or Hotel Management Company	66
Retail Properties Have Special Risks	67
Self-Storage Properties Have Special Risks; Art Storage Facility	69
Industrial Properties Have Special Risks	70
Mixed Use Properties Have Special Risks	71
Multifamily Properties Have Special Risks	71
Condominium Ownership May Limit Use and Improvements	73
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	74
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	75
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	76
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	77
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	78
Risks Related to Zoning Non-Compliance and Use Restrictions	80
Risks Relating to Inspections of Properties	81
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	81
Insurance May Not Be Available or Adequate	81
Terrorism Insurance May Not Be Available for All Mortgaged Properties	84
Risks Associated with Blanket Insurance Policies or Self-Insurance	85
Limited Information Causes Uncertainty	85
Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions	86
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	86

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us	87
Static Pool Data Would Not Be Indicative of the Performance of this Pool	88
Appraisals May Not Reflect Current or Future Market Value of Each Property	88
Seasoned Mortgage Loans Present Additional Risk of Repayment	89
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	90
The Borrower’s Form of Entity May Cause Special Risks	90
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	92
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	92
Other Financings or Ability to Incur Other Indebtedness Entails Risk	94
Tenancies-in-Common May Hinder Recovery	95
Risks Relating to Enforceability of Cross-Collateralization	95
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	96
Mortgage Loan Subject to Early Defeasance	96
Risks Associated with One Action Rules	96
State Law Limitations on Assignments of Leases and Rents May Entail Risks	97
Various Other Laws Could Affect the Exercise of Lender’s Rights	97
Risks of Anticipated Repayment Date Loans	97
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment

Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	98
Risks Related to Ground Leases and Other Leasehold Interests	99
Increases in Real Estate Taxes May Reduce Available Funds	101
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	101
Risks Related to Conflicts of Interest	101
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	101
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	103
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	105
Potential Conflicts of Interest of the Operating Advisor	106
Potential Conflicts of Interest of the Asset Representations Reviewer	107
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Loan Holders	108
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	110
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	111
Other Potential Conflicts of Interest May Affect Your Investment	111
Other Risks Relating to the Certificates	112
The Certificates Are Limited Obligations	112
The Certificates May Have Limited Liquidity and the

Market Value of the Certificates May Decline	112
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Certificates	112
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	115
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	117
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	120
Risks Relating to Modifications of the Mortgage Loans	124
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	125
Payments Allocated to the VRR Interest Will Not Be Available to Make Payments on the Non-Risk Retained Certificates, and Payments Allocated to the Non-Risk Retained Certificates Will Not Be Available to Make Payments on the VRR Interest	126
Risks Relating to Interest on Advances and Special Servicing Compensation	126
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	126
The Sponsors, the Depositor and the Issuing Entity Are
Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	127
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	127
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	128
Description of the Mortgage Pool	129
General	129
Certain Calculations and Definitions	130
Definitions	131
Mortgage Pool Characteristics	138
Overview	138
Property Types	138
Mortgage Loan Concentrations	145
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	146
Geographic Concentrations	147
Mortgaged Properties With Limited Prior Operating History	148
Tenancies-in-Common	148
Condominium Interests	148
Fee & Leasehold Estates; Ground Leases	149
Environmental Considerations	151
Redevelopment, Renovation and Expansion	153
Assessment of Property Value and Condition	154
Litigation and Other Considerations	155
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	156
Loan Purpose	156
Default History, Bankruptcy Issues and Other Proceedings	156
Tenant Issues	158
Tenant Concentrations	158
Lease Expirations and Terminations	158
Purchase Options and Rights of First Refusal	164
Affiliated Leases	165
Insurance Considerations	165

Use Restrictions	166
Appraised Value	167
Non-Recourse Carveout Limitations	168
Real Estate and Other Tax Considerations	170
Delinquency Information	171
Certain Terms of the Mortgage Loans	171
Amortization of Principal	171
Due Dates; Mortgage Rates; Calculations of Interest	171
ARD Loan(s)	172
Prepayment Protections and Certain Involuntary Prepayments	172
Voluntary Prepayments	174
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	175
Defeasance; Collateral Substitution	176
Partial Releases	177
Escrows	179
Mortgaged Property Accounts	179
Exceptions to Underwriting Guidelines	180
Additional Indebtedness	180
General	180
Whole Loans	181
Mezzanine Indebtedness	181
Preferred Equity	183
Other Secured Indebtedness	184
Other Unsecured Indebtedness	184
The Whole Loans	184
General	184
The Non-Serviced Pari Passu Whole Loans	188
The Non-Serviced Pari Passu-AB Whole Loan	200
The Serviced Pari Passu Whole Loan	205
Additional Information	207
Transaction Parties	208
The Sponsors and Mortgage Loan Sellers	208
German American Capital Corporation	208
Citi Real Estate Funding Inc. and Citigroup Global Markets Realty Corp.	216
Review of Citi Mortgage Loans	218
The Citi Sponsors’ Underwriting Guidelines and Processes	221
Appraisal	224
Environmental Report	224
Property Condition Report	225
The Depositor	226
The Issuing Entity	226
The Certificate Administrator and Trustee	227
The Master Servicer and CD 2017-CD3 Master Servicer and Special Servicer	229
The Special Servicer	232
The Operating Advisor and Asset Representations Reviewer	235
Credit Risk Retention	236
Qualifying CRE Loans; Required Credit Risk Retention Percentage	237
The VRR Interest	238
Material Terms of the VRR Interest	238
Hedging, Transfer and Financing Restrictions	240
Description of the Certificates	242
General	242
Distributions	244
Method, Timing and Amount	244
Available Funds	244
Priority of Distributions	246
Pass-Through Rates	249
Interest Distribution Amount	251
Principal Distribution Amount	251
Certain Calculations with Respect to Individual Mortgage Loans	253
Excess Interest	254
Application Priority of Mortgage Loan Collections or Whole Loan Collections	254
Allocation of Yield Maintenance Charges and Prepayment Premiums	256
Assumed Final Distribution Date; Rated Final Distribution Date	258
Prepayment Interest Shortfalls	258
Subordination; Allocation of Realized Losses	260
Reports to Certificateholders; Certain Available Information	262
Certificate Administrator Reports	262
Information Available Electronically	267
Voting Rights	271
Delivery, Form, Transfer and Denomination	272
Book-Entry Registration	272
Definitive Certificates	275
Certificateholder Communication	275

Access to Certificateholders’ Names and Addresses	275
Requests to Communicate	275
List of Certificateholders	276
Description of the Mortgage Loan Purchase Agreements	277
General	277
Dispute Resolution Provisions	286
Asset Review Obligations	286
Pooling and Servicing Agreement	287
General	287
Assignment of the Mortgage Loans	288
Servicing Standard	288
Subservicing	290
Advances	290
P&I Advances	290
Servicing Advances	291
Nonrecoverable Advances	292
Recovery of Advances	293
Accounts	294
Withdrawals from the Collection Account	296
Servicing and Other Compensation and Payment of Expenses	298
General	298
Master Servicing Compensation	302
Special Servicing Compensation	304
Disclosable Special Servicer Fees	308
Certificate Administrator and Trustee Compensation	308
Operating Advisor Compensation	309
Asset Representations Reviewer Compensation	309
CREFC® Intellectual Property Royalty License Fee	310
Appraisal Reduction Amounts	311
Maintenance of Insurance	317
Modifications, Waivers and Amendments	319
Mortgage Loans with “Due-on-Sale” and “Due-on-Encumbrance” Provisions	324
Inspections	326
Collection of Operating Information	327
Special Servicing Transfer Event	327
Asset Status Report	329
Realization Upon Mortgage Loans	332
Sale of Defaulted Loans and REO Properties	334
The Directing Certificateholder	336
General	336
Major Decisions	338
Asset Status Report	341
Replacement of Special Servicer	341
Control Termination Event and Consultation Termination Event	341
Servicing Override	343
Rights of Holders of Companion Loans	344
Limitation on Liability of Directing Certificateholder	344
The Operating Advisor	345
General	345
Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	346
Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	346
Annual Report	347
Recommendation of the Replacement of the Special Servicer	348
Eligibility of Operating Advisor	348
Other Obligations of Operating Advisor	349
Termination of the Operating Advisor With Cause	350
Rights Upon Operating Advisor Termination Event	351
Termination of the Operating Advisor Without Cause	351
Resignation of the Operating Advisor	352
Operating Advisor Compensation	352
The Asset Representations Reviewer	352
Asset Review	352
Eligibility of Asset Representations Reviewer	357
Other Obligations of Asset Representations Reviewer	357
Delegation of Asset Representations Reviewer’s Duties	358
Assignment of Asset Representations Reviewer’s Rights and Obligations	358
Asset Representations Reviewer Termination Events	358
Rights Upon Asset Representations Reviewer Termination Event	359

Termination of the Asset Representations Reviewer Without Cause	360
Resignation of Asset Representations Reviewer	360
Asset Representations Reviewer Compensation	360
Limitation on Liability of the Risk Retention Consultation Parties	360
Replacement of Special Servicer Without Cause	361
Termination of Servicer and Special Servicer for Cause	364
Servicer Termination Events	364
Rights Upon Servicer Termination Event	366
Waiver of Servicer Termination Event	368
Resignation of the Master Servicer and Special Servicer	368
Limitation on Liability; Indemnification	368
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	371
Dispute Resolution Provisions	371
Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder	371
Repurchase Request Delivered by a Party to the PSA	372
Resolution of a Repurchase Request	372
Mediation and Arbitration Provisions	375
Servicing of the Non-Serviced Mortgage Loans	376
Servicing of the Moffett Place Google and the 111 Livingston Street Mortgage Loans	377
Servicing of the Hilton Hawaiian Village Mortgage Loan	379
Servicing of the Key Center Cleveland and Hamilton Crossing Mortgage Loans	382
Rating Agency Confirmations	385
Evidence as to Compliance	387
Limitation on Rights of Certificateholders to Institute a Proceeding	388
Termination; Retirement of Certificates	388
Amendment	390
Resignation and Removal of the Trustee and the Certificate Administrator	392
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	393
Certain Legal Aspects of Mortgage Loans	394
General	394
Types of Mortgage Instruments	395
Leases and Rents	395
Personalty	396
Foreclosure	396
General	396
Foreclosure Procedures Vary from State to State	396
Judicial Foreclosure	396
Equitable and Other Limitations on Enforceability of Certain Provisions	396
Nonjudicial Foreclosure/Power of Sale	397
Public Sale	397
Rights of Redemption	398
Anti-Deficiency Legislation	398
Leasehold Considerations	399
Cooperative Shares	399
Bankruptcy Laws	400
Environmental Considerations	405
General	405
Superlien Laws	405
CERCLA	405
Certain Other Federal and State Laws	406
Additional Considerations	406
Due-on-Sale and Due-on-Encumbrance Provisions	407
Subordinate Financing	407
Default Interest and Limitations on Prepayments	407
Applicability of Usury Laws	407
Americans with Disabilities Act	408
Servicemembers Civil Relief Act	408
Anti-Money Laundering, Economic Sanctions and Bribery	408
Potential Forfeiture of Assets	409
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	410
Pending Legal Proceedings Involving Transaction Parties	412
Use of Proceeds	412
Yield and Maturity Considerations	413

Yield Considerations	413
General	413
Rate and Timing of Principal Payments	413
Losses and Shortfalls	414
Certain Relevant Factors Affecting Loan Payments and Defaults	415
Delay in Payment of Distributions	416
Yield on the Certificates with Notional Amounts	416
Weighted Average Life	416
Pre-Tax Yield to Maturity Tables	421
Material Federal Income Tax Considerations	425
General	425
Qualification as a REMIC	426
Status of Offered Certificates	428
Taxation of Regular Interests	428
General	428
Original Issue Discount	428
Acquisition Premium	430
Market Discount	430
Premium	431
Election To Treat All Interest Under the Constant Yield Method	432
Treatment of Losses	432
Yield Maintenance Charges and Prepayment Provisions	433
Sale or Exchange of Regular Interests	433
Taxes That May Be Imposed on a REMIC	434
Prohibited Transactions	434
Contributions to a REMIC After the Startup Day	434
Net Income from Foreclosure Property	434
Bipartisan Budget Act of 2015	435
Taxation of Certain Foreign Investors	435
FATCA	436
Backup Withholding	436
Information Reporting	437
3.8% Medicare Tax on “Net Investment Income”	437
Reporting Requirements	437
Certain State and Local Tax Considerations	437
Method of Distribution (Underwriter)	438
Incorporation of Certain Information by Reference	439
Where You Can Find More Information	440
Financial Information	440
Certain ERISA Considerations	440
General	440
Plan Asset Regulations	441
Administrative Exemption	441
Insurance Company General Accounts	443
Legal Investment	444
Legal Matters	445
Ratings	445
Index of Defined Terms	447

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-3	DESCRIPTION OF TOP TWENTY MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION
ANNEX B	FORM OF REPORT TO CERTIFICATEHOLDERS
ANNEX C	FORM OF OPERATING ADVISOR ANNUAL REPORT
ANNEX D-1	MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX D-2	EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES FOR GERMAN AMERICAN CAPITAL CORPORATION
ANNEX D-3	EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES FOR CITI REAL ESTATE FUNDING INC.
ANNEX D-4	EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES FOR CITIGROUP GLOBAL MARKETS REALTY CORP.
ANNEX E	CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE
ANNEX F	MOFFETT PLACE GOOGLE MORTGAGE LOAN AMORTIZATION SCHEDULE

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE.

IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTIES, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—

THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in This Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Risk Factors, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms”.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Deutsche Mortgage & Asset Receiving Corporation.

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

●	(i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (ii) references to a mortgage loan by name refer to such mortgage loan secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (iii) any parenthetical with a percent next to a mortgaged property name (or portfolio of mortgaged properties name) indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization, and (iv) any parenthetical with a percent next to a mortgage loan name or a group of mortgage loans indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization.

This prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state or other jurisdiction where such offer, solicitation or sale is not permitted.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

This PROSPECTUS has been prepared on the basis that any offer of certificates in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “RELEVANT MEMBER STATE”) will be made pursuant to an exemption under the Prospectus Directive (as defined below) from the requirement to publish a prospectus for offers of certificates. Accordingly any person making or intending to make an offer in that Relevant Member State of certificates which are the subject of an offering contemplated in this PROSPECTUS as-completed by final terms in relation to the offer of those certificates may only do so in circumstances in which no obligation arises for the DEPOSITOR, THE issuing entity or an underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer.

NONE OF THE DEPOSITOR, the issuing entity or any of the underwriters has authorized, nor does any of them authorize, the making of any offer of certificates in circumstances in which an obligation arises for THE DEPOSITOR, the issuing entity or an underwriter to publish or supplement a prospectus for such offer.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU, AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A)   TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B)   TO FEWER THAN 150 NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

(C)   IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A) TO (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATE IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE

OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC”.) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES)(EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC”.), OR (IV) PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH RULE 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)   IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B)   IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571)(THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32)(THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED

OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH A NY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 UNDER THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT

IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

NOTICE TO RESIDENTS OF THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

NOTICE TO RESIDENTS OF CANADA

THE CERTIFICATES MAY BE SOLD ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

INFORMATION FOR INVESTORS IN ISRAEL

THIS PROSPECTUS HAS NOT BEEN APPROVED BY THE ISRAELI SECURITIES AUTHORITY AND WILL ONLY BE DISTRIBUTED TO ISRAELI RESIDENTS IN A MANNER THAT WILL NOT CONSTITUTE “AN OFFER TO THE PUBLIC” UNDER SECTIONS 15 AND 15A OF THE ISRAEL SECURITIES LAW, 5728-1968 (“THE SECURITIES LAW”) OR SECTION 25 OF THE JOINT INVESTMENT TRUSTS LAW, 5754-1994 (“THE JOINT INVESTMENT TRUSTS LAW”), AS APPLICABLE. THE CERTIFICATES ARE BEING OFFERED TO A LIMITED NUMBER OF INVESTORS (35 INVESTORS OR FEWER DURING ANY GIVEN 12 MONTH PERIOD) AND/OR THOSE CATEGORIES OF INVESTORS LISTED IN THE FIRST ADDENDUM (“THE ADDENDUM”) TO THE SECURITIES LAW, (“SOPHISTICATED INVESTORS”) NAMELY JOINT INVESTMENT FUNDS OR MUTUAL TRUST FUNDS, PROVIDENT FUNDS, INSURANCE COMPANIES, BANKING CORPORATIONS (PURCHASING CERTIFICATES FOR THEMSELVES OR FOR CLIENTS WHO ARE SOPHISTICATED INVESTORS), PORTFOLIO MANAGERS (PURCHASING CERTIFICATES FOR, THEMSELVES OR FOR CLIENTS WHO ARE SOPHISTICATED INVESTORS), INVESTMENT ADVISORS OR INVESTMENT MARKETERS (PURCHASING CERTIFICATES FOR THEMSELVES), MEMBERS OF THE TEL-AVIV STOCK EXCHANGE (PURCHASING CERTIFICATES FOR THEMSELVES OR FOR CLIENTS WHO ARE SOPHISTICATED INVESTORS), UNDERWRITERS (PURCHASING CERTIFICATES FOR THEMSELVES), VENTURE CAPITAL FUNDS ENGAGING MAINLY IN THE CAPITAL MARKET, AN ENTITY WHICH IS WHOLLY OWNED BY SOPHISTICATED INVESTORS, CORPORATIONS, OTHER THAN FORMED FOR THE SPECIFIC PURPOSE OF AN ACQUISITION PURSUANT TO AN OFFER, WITH A SHAREHOLDER’S EQUITY IN EXCESS OF NIS 50 MILLION, AND INDIVIDUALS IN RESPECT OF WHOM THE TERMS OF ITEM 9 IN THE SCHEDULE TO THE INVESTMENT ADVICE LAW HOLD TRUE INVESTING FOR THEIR OWN ACCOUNT, EACH AS DEFINED IN THE SAID ADDENDUM, AS AMENDED FROM TIME TO TIME, AND WHO IN EACH CASE HAVE PROVIDED WRITTEN CONFIRMATION THAT THEY QUALIFY AS SOPHISTICATED INVESTORS, AND THAT THEY ARE AWARE OF THE CONSEQUENCES OF SUCH DESIGNATION AND AGREE THERETO; IN ALL CASES UNDER CIRCUMSTANCES THAT WILL FALL WITHIN THE PRIVATE PLACEMENT OR OTHER EXEMPTIONS OF THE JOINT INVESTMENT TRUSTS LAW, THE

SECURITIES LAW AND ANY APPLICABLE GUIDELINES, PRONOUNCEMENTS OR RULINGS ISSUED FROM TIME TO TIME BY THE ISRAELI SECURITIES AUTHORITY.

THIS PROSPECTUS MAY NOT BE REPRODUCED OR USED FOR ANY OTHER PURPOSE, NOR BE FURNISHED TO ANY OTHER PERSON OTHER THAN THOSE TO WHOM COPIES HAVE BEEN SENT. ANY OFFEREE WHO PURCHASES CERTIFICATES IS PURCHASING SUCH CERTIFICATES FOR ITS OWN BENEFIT AND ACCOUNT AND NOT WITH THE AIM OR INTENTION OF DISTRIBUTING OR OFFERING SUCH CERTIFICATES TO OTHER PARTIES (OTHER THAN, IN THE CASE OF AN OFFEREE WHICH IS A SOPHISTICATED INVESTOR BY VIRTUE OF IT BEING A BANKING CORPORATION, PORTFOLIO MANAGER OR MEMBER OF THE TEL-AVIV STOCK EXCHANGE, AS DEFINED IN THE ADDENDUM, WHERE SUCH OFFEREE IS PURCHASING CERTIFICATES FOR ANOTHER PARTY WHICH IS A SOPHISTICATED INVESTOR). NOTHING IN THIS PROSPECTUS SHOULD BE CONSIDERED INVESTMENT ADVICE OR INVESTMENT MARKETING DEFINED IN THE REGULATION OF INVESTMENT COUNSELING, INVESTMENT MARKETING AND PORTFOLIO MANAGEMENT LAW, 5755-1995.

INVESTORS ARE ENCOURAGED TO SEEK COMPETENT INVESTMENT COUNSELING FROM A LOCALLY LICENSED INVESTMENT COUNSEL PRIOR TO MAKING THE INVESTMENT. AS A PREREQUISITE TO THE RECEIPT OF A COPY OF THIS PROSPECTUS A RECIPIENT MAY BE REQUIRED BY THE UNDERWRITERS TO PROVIDE CONFIRMATION THAT IT IS A SOPHISTICATED INVESTOR PURCHASING THE CERTIFICATES FOR ITS OWN ACCOUNT OR, WHERE APPLICABLE, FOR OTHER SOPHISTICATED INVESTORS.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE CERTIFICATES REFERRED TO HEREIN, NOR DOES IT CONSTITUTE AN OFFER TO SELL TO OR SOLICITATION OF AN OFFER TO BUY FROM ANY PERSON OR PERSONS IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO A PERSON OR PERSONS TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Depositor	Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation. The depositor’s principal offices are located at 60 Wall Street, New York, New York 10005, and its telephone number is (212) 250-2500. See “Transaction Parties—The Depositor”.

Issuing Entity	CD 2017-CD4 Mortgage Trust, a New York common law trust. The issuing entity will be established on the closing date pursuant to the pooling and servicing agreement, dated as of May 1, 2017, between the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer. See “Transaction Parties—The Issuing Entity”.

Sponsors	The sponsors of this transaction are:

●	German American Capital Corporation, a Maryland corporation;

●	Citi Real Estate Funding Inc., a New York corporation; and

●	Citigroup Global Markets Realty Corp., a New York corporation.

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The sponsors originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
German American Capital Corporation(1)(2)(3)(4)	29	$ 581,181,544	64.5%
Citi Real Estate Funding Inc.(5)	16	292,345,006	32.5
Citigroup Global Markets Realty Corp.	2	26,923,763	3.0
Total	47	$ 900,450,312	100.0%

(1)	24 mortgage loans (48.8%) were originated by Deutsche Bank AG, New York Branch (an affiliate of German American Capital Corporation) and acquired by German American Capital Corporation.

(2)	The Hilton Hawaiian Village mortgage loan (6.3%) is part of a whole loan that was co-originated by Deutsche Bank AG, New York Branch, JPMorgan Chase Bank, National Association, Goldman Sachs Mortgage Company, Barclays Bank PLC and Morgan Stanley Bank, N.A., and will be sold to the depositor by German American Capital Corporation.

(3)	The Marriott Spartanburg (2.7%) and Lynnwood Town Center (2.2%) mortgage loans were originated by Benefit Street Partners CRE Finance LLC and acquired by Deutsche Bank AG, New York Branch. Deutsche Bank AG, New York Branch has reunderwritten such mortgage loans in accordance with the procedures described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation”.

(4)	The 111 Livingston Street mortgage loan (2.7%) is part of a whole loan that was co-originated by Deutsche Bank AG, New York Branch and Citigroup Global Markets Realty Corp., and will be sold to the depositor by German American Capital Corporation.

(5)	The Key Center Cleveland mortgage loan (3.3%), as to which Citi Real Estate Funding Inc. will act as mortgage loan seller, is part of a whole loan that was co-originated by Citi Real Estate Funding Inc., Bank of America, N.A. and Deutsche Bank AG, New York Branch.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer and

CD 2017-CD3 Master

Servicer and Special Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is expected to act as the master servicer and will be responsible for the master servicing and administration of the serviced mortgage loans and any related serviced companion loans pursuant to the pooling and servicing agreement. The principal servicing office of the master servicer is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210. See “Transaction Parties—The Master Servicer and CD 2017-CD3 Master Servicer and Special Servicer” and “Pooling and Servicing Agreement”.

Midland Loan Services, a Division of PNC Bank, National Association, is also the master servicer and the special servicer under the pooling and servicing agreement for the CD 2017-CD3 securitization trust, which governs the servicing of the Moffett Place Google whole loan and the 111 Livingston Street whole loan.

The master servicer of each non-serviced mortgage loan is set forth in the table titled “Non-Serviced Whole Loans” under “—Whole Loans” below. See “Transaction Parties—The Master Servicer and CD 2017-CD3 Master Servicer and Special Servicer” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer	Rialto Capital Advisors, LLC, a Delaware limited liability company, is expected to act as special servicer with respect to the serviced mortgage loans (other than any conflicted special servicer loan) and any related serviced companion loans. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such serviced mortgage loans and any related serviced companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating, processing and providing or withholding consent as to certain major decisions and special servicer non-major decisions relating to such serviced mortgage loans and any related serviced companion loans for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement. The principal servicing office of Rialto Capital Advisors, LLC is located at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

If the special servicer obtains knowledge that it has become a borrower party with respect to any serviced mortgage loan and any related serviced companion loan (referred to in this prospectus as a “conflicted special servicer loan”), if any, the special servicer will be required to resign as special servicer of that conflicted special servicer loan. See “Pooling and Servicing Agreement—Termination of Servicer and Special Servicer for Cause”.

Rialto Capital Advisors, LLC is expected to be appointed to be the special servicer by RREF III Debt AIV, LP or another affiliate of Rialto Capital Advisors, LLC, which is expected to purchase the Class E, Class F, Class G, Class X-E, Class X-F, Class X-G and Class S certificates and may purchase other additional classes of certificates and, on the closing date, is expected to be the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The special servicer of each non-serviced mortgage loan is set forth in the table titled “Non-Serviced Whole Loans” under “—Whole Loans” below. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Wells Fargo Bank, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Following the transfer of the mortgage loans to the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each serviced mortgage loan and any related serviced companion loans. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.

With respect to each non-serviced mortgage loan, the entity set forth in the table titled “Non-Serviced Whole Loans” under “—Whole Loans” below, in its capacity as trustee under the pooling and servicing agreement for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association, a national banking association, will act as certificate administrator. The certificate administrator will also be required to act as custodian, tax administrator, 17g-5 information provider, certificate registrar and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, and for certificate transfer purposes are located at 600 South 4th Street, 7th floor, MAC N9300-070, Minneapolis, Minnesota 55479. See

“Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.

The custodian with respect to the mortgage file for each non-serviced mortgage loan (other than the promissory note evidencing such mortgage loan) will be the entity set forth in the table titled “Non-Serviced Whole Loans” under “—Whole Loans” below, the custodian under the pooling and servicing agreement for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly owned subsidiary of Park Bridge Financial LLC, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer and, in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations Reviewer	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly owned subsidiary of Park Bridge Financial LLC, will act as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans.

See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the serviced mortgage loans (other than any conflicted loans) and any related serviced companion loans, as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). See “Pooling and Servicing Agreement—The Directing Certificateholder”. However, in certain circumstances there may be no directing certificateholder even if there is a controlling class, and in other circumstances there will be no controlling class.

With respect to the directing certificateholder, a “conflicted loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate principal balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

The controlling class will be the most subordinate class of the Class E, Class F and Class G certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that during such time as the Class E certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a directing certificateholder or to exercise any of the rights of the controlling class certificateholder. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

RREF III Debt AIV, LP, or its affiliate, is expected to purchase the Class E, Class F, Class G, Class X-E, Class X-F, Class X-G and Class S certificates and may purchase other additional classes of certificates and, on the closing date, is expected to be the initial directing certificateholder with respect to the each serviced mortgage loan (other than any conflicted loan) and any related serviced companion loan.

Each entity identified in the table titled “Non-Serviced Whole Loans” under “—Whole Loans” below is the initial directing certificateholder (or equivalent entity) under the pooling and servicing agreement for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risk Retention

Consultation Party	The “risk retention consultation parties” will be (i) a party selected by Deutsche Bank AG, New York Branch and (ii) a party selected by Citi Real Estate Funding Inc. Each risk retention consultation party will have certain non-binding consultation rights in certain circumstances (i) for so long as no consultation termination event is continuing, with respect to any serviced mortgage loan that becomes a specially serviced loan (other than any related conflicted loan), and (ii) during the continuance of a consultation termination event, with respect to any serviced mortgage loan (other than any related conflicted loan), as further described in this prospectus. Notwithstanding the foregoing, neither of the risk retention consultation parties will have any consultation rights with respect to any related conflicted loan. Deutsche Bank AG, New York Branch and Citi Real Estate Funding Inc. (or affiliates thereof) are expected to be appointed as the initial risk retention consultation parties.

With respect to any risk retention consultation party, a “conflicted loan” is a serviced mortgage loan and any related serviced companion loan with respect to which such risk retention consultation party or the person entitled to appoint such risk retention consultation party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

Certain Affiliations	The originators, the sponsors, the underwriters and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Significant Obligor	The 95 Morton Street mortgaged property (10.6%) is a significant obligor. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Significant Obligor”.

Relevant Dates and Periods

Cut-off Date	With respect to each mortgage loan, the later of the related due date of such mortgage loan in May 2017 (or, in the case of any mortgage loan that has its first due date subsequent to May 2017, the date that would have been its due date in May 2017 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month) and the date of origination of such mortgage loan.

Closing Date	On or about May 17, 2017.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in June 2017.

Determination Date	The 6th day of each calendar month or, if the 6th day is not a business day, then the business day immediately following such 6th day.

Record Date	With respect to any distribution date, the last business day of the calendar month immediately preceding the month in which that distribution date occurs.

Interest Accrual Period	Interest will accrue on the offered certificates during the calendar month immediately preceding the related distribution date. Interest will be calculated on the offered certificates based on a 360-day year consisting of 30-day months, or a “30/360 basis”.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan occurring in the month in which that distribution date occurs. However, in the event that the last day of a collection period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution
Date; Rated Final

Distribution Date	The assumed final distribution dates set forth below for each class of offered certificates have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class A-1	April 2022
Class A-2	April 2022
Class A-SB	January 2027
Class A-3	January 2027
Class A-4	April 2027
Class X-A	April 2027
Class A-M	April 2027
Class B	April 2027
Class C	April 2027

The rated final distribution date for each class of offered certificates will be the distribution date in May 2050.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity. The issuing entity will be formed pursuant to the pooling and servicing agreement.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

The foregoing illustration does not take into account the sale of any non-offered certificates, including the VRR Interest.

Offered Certificates

General	We are offering the following classes of CD 2017-CD4 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2017-CD4:

●	Class A-1

●	Class A-2

●	Class A-SB

●	Class A-3

●	Class A-4

●	Class X-A

●	Class A-M

●	Class B

●	Class C

The certificates will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-B, Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class S and Class R certificates and the VRR Interest. The Series 2017-CD4 certificates (exclusive of the VRR Interest and the Class R certificates) are collectively referred to in this prospectus as the “non-risk retained certificates.”

Certificate Balances and

Notional Amounts	The offered certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Initial Certificate Balance or Notional Amount
Class A-1	$28,964,000
Class A-2	$90,250,000
Class A-SB(1)	$53,102,000
Class A-3	$192,000,000
Class A-4	$234,483,000
Class X-A(2)	$669,372,000
Class A-M	$70,573,000
Class B	$36,355,000
Class C	$39,564,000

(1)	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this prospectus.

(2)	Notional amount.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class:

Class A-1	[_]%(1)
Class A-2	[_]%(1)
Class A-SB	[_]%(1)
Class A-3	[_]%(1)
Class A-4	[_]%(1)
Class X-A	[_]%(2)
Class A-M	[_]%(1)
Class B	[_]%(1)
Class C	[_]%(1)

(1)	The pass through rates for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B and Class C certificates, in each case, will be one of (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii), less a specified rate.

(2)	The pass-through rate for the Class X-A certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates for that distribution date, weighted on the basis of their respective certificate balances immediately prior to that distribution date.

See “Description of the Certificates—Distributions—Pass-Through Rates”.

B. Interest Rate Calculation

Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 30/360 basis.

For purposes of calculating the pass-through rates on the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the applicable special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and
“—Interest Distribution Amount”.

C. Servicing and

Administration Fees	The master servicer and special servicer will be entitled to a master servicing fee and a special servicing fee, respectively, from the interest payments on each mortgage loan (other than a non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loans and any related REO loans and, with respect to the special servicing fees, if the related loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans. The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the stated principal amount of each mortgage loan and any related serviced companion loans at the servicing fee rate equal to a per annum rate ranging from 0.01175% to 0.10440%.

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the stated principal amount of each serviced mortgage loan and any related serviced companion loans as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $3,500 for the related month (or, with respect to any specially serviced loan or REO loan with respect to which the risk retention consultation parties consulted with the special servicer after the occurrence and during the continuance of a consultation termination event, $5,000 for the month in which such consultation occurred). The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

The workout fee will generally be payable with respect to each specially serviced loan (including any related serviced companion loan) which has become a “corrected loan” (which will occur (i) with respect to a specially serviced loan as to which there has been a payment default, when the borrower has brought the mortgage loan current and thereafter made 3 consecutive full and timely monthly payments, including pursuant to any workout and (ii) with respect to any other specially serviced loan, when the related default is cured or the other circumstances pursuant to which it became a specially serviced loan cease to exist in the commercially reasonable judgment of the special servicer). The workout fee will be payable out of each collection of interest and principal (including scheduled payments, prepayments, balloon payments and payments at maturity) received on the related serviced mortgage loan and any related serviced companion loans for so long as it remains a corrected mortgage loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a specially serviced loan.

A liquidation fee will generally be payable with respect to each specially serviced loan (and any related serviced companion loans) and any related REO property, each mortgage loan repurchased by a mortgage loan seller or each defaulted mortgage loan that is a non-serviced mortgage loan sold by the special servicer, as to which the special servicer obtains a full, partial or discounted payoff from the related borrower, loan purchaser or which is repurchased by the related mortgage loan seller outside the applicable cure period and, except as otherwise described in this prospectus, with respect to any specially serviced loan or REO property as to which the special servicer receives any liquidation proceeds. The liquidation fee for each mortgage loan (and any related serviced companion loans) and REO property will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds and (2) $1,000,000.

Workout fees and liquidation fees paid by the issuing entity with respect to each serviced mortgage loan and any related serviced companion loan or REO loan will be subject to an aggregate cap per serviced mortgage loan and any related serviced companion loan of $1,000,000 as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation” in this prospectus. Any workout fees or liquidation fees paid to a predecessor or successor special servicer will not be taken into account in determining the cap.

Any primary servicing fees or sub-servicing fees with respect to each serviced mortgage loan and any related serviced companion loan will be paid by the master servicer or special servicer, respectively, out of the fees described above.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the stated principal amount of each mortgage loan and REO loan at a per annum rate equal to 0.0075%. The trustee fee is payable by the certificate administrator from the certificate administrator fee.

The operating advisor will be entitled to a fee on each distribution date calculated on the stated principal amount of each serviced mortgage loan and REO loan at a per annum rate equal to (i) 0.0026% with respect to each such mortgage loan (except the Uovo Art Storage mortgage loan) and (ii) 0.0066% with respect to the Uovo Art Storage mortgage loan. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to a reasonable hourly fee (to be paid by the applicable mortgage loan seller except as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”) upon the completion of the review it conducts with respect to certain delinquent mortgage loans, which will be subject to a cap as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement will be generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.0005% per annum multiplied by the stated principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council© as a license fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the following table, the master servicer under the related pooling and servicing agreement governing the servicing of that loan will be entitled to a primary servicing fee (which includes any sub-servicing fee) at a rate equal to a per annum rate set forth in the following table, and the special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the related pooling and servicing agreement governing the servicing of such non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent (i) not recoverable from the related non-serviced whole loan and (ii) allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu-AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans

Non-Serviced Loan	Primary Servicing Fee	Special Servicing Fee
Moffett Place Google	0.00250%	0.250%(1)
Hilton Hawaiian Village	0.00125%	0.125%
Key Center Cleveland	0.01000%	0.250%(2)
111 Livingston Street	0.00250%	0.250%(1)
Hamilton Crossing	0.00250%	0.250%(2)

(1)	The special servicing fee with respect to the Moffett Place Google whole loan and the 111 Livingston Street whole loan is the greater of (i) 0.2500% per annum and (ii) the per annum rate that would result in a special servicing fee of $3,500 per month.

(2)	The special servicing fee with respect to the Key Center Cleveland whole loan and the Hamilton Crossing whole loan is the greater of (i) 0.2500% per annum and (ii) the per annum rate that would result in a special servicing fee of $3,500 per month (or, if the “risk retention consultation party” under the related pooling and servicing agreement consulted with the related special servicer during the occurrence and continuance of a “consultation termination event” under such pooling and servicing agreement, $5,000 for the month in which such consultation occurred).

Distributions

A. Allocation Between VRR

Interest and Non-Risk

Retained Certificates	The aggregate amount available for distribution to holders of the certificates (including the VRR Interest) on each distribution date will be: (i) the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the mortgage loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, costs and expenses reimbursable or indemnifiable therefrom to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®; and (ii) allocated to amounts available for distribution to the holders of the VRR Interest, on the one hand, and amounts available for distribution to the holders of the non-risk retained certificates, on the other hand. On each distribution date, the portion of such aggregate available funds allocable to: (a) the VRR Interest will be the product of such aggregate available funds multiplied by a fraction, expressed as a percentage, the numerator of which is the initial certificate balance of the VRR Interest, and the denominator of which is the aggregate initial certificate balance of all of the classes of principal balance certificates and the initial certificate balance of the VRR interest; and (b) the non-risk retained certificates will at all times be the product of such aggregate available funds multiplied by the difference between 100% and the percentage referenced in clause (a). With respect to each of the VRR Interest and the non-risk retained certificates, the percentage referred to in the preceding sentence is referred to in this prospectus as its “percentage allocation entitlement”.

B. Amount and Order of

Distributions	On each distribution date, funds available for distribution to the holders of the non-risk retained certificates (exclusive of any portion thereof that represents the related percentage allocation entitlement of (i) any yield maintenance charges and prepayment premiums and/or (ii) certain excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, in reduction of the certificate balances of those classes, in the following priority:

First, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus;

Second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero;

Third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero;

Fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero;

Fifth, to principal on the Class A-4 certificates, until the certificate balance of the Class A-4 certificates has been reduced to zero; and

Sixth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero.

However, if the certificate balances of each class of certificates, other than the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, having an initial principal balance have been reduced to zero, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, based on their respective certificate balances and without regard to the Class A-SB planned principal balance;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, based on the aggregate unreimbursed losses, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes;

Fourth, to the Class A-M Certificates, as follows: (a) to interest on the Class A-M certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-M certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-M certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to that class of certificates;

Fifth, to the Class B certificates, as follows: (a) to interest on the Class B certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to that class of certificates;

Sixth, to the Class C certificates, as follows: (a) to interest on the Class C certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to that class of certificates;

Seventh, to the non-offered certificates (other than the Class X-B, Class X-D, Class X-E, Class X-F, Class X-G, Class S and Class R certificates), in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

C.	Interest and Principal
Entitlements	A description of the interest entitlement of each class of certificates (other than the Class S and Class R certificates), including the VRR Interest, can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “Credit Risk Retention—The VRR Interest—Priority of Distributions on the VRR Interest”. As described in those sections, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

D.	Yield Maintenance Charges,

Prepayment Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the holders of the VRR Interest, on the one hand, and to the holders of the non-risk retained certificates, on the other hand, in accordance with their respective percentage allocation entitlement as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. Yield maintenance charges and prepayment premiums with respect to the mortgage loans that are allocated to the non-risk retained certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

1 of the mortgage loans (2.0%) allows the borrower to defease the mortgage loan after an initial period that is less than 2 years following the date of initial issuance of the certificates (the “Early Defeasance Loan”). See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loan Subject to Early Defeasance” and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Defeasance; Collateral Substitution”.

E.	Subordination, Allocation of
Losses and Certain Expenses	The following chart generally sets forth the manner in which the payment rights of certain classes of non-risk retained certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of non-risk retained certificates. On any distribution date, the aggregate amount available for distributions on the certificates will be allocated between the VRR Interest and the non-risk retained certificates in accordance with their respective percentage allocation entitlement, and principal and interest (other than excess interest that accrues on a mortgage loan that has an anticipated repayment date (if any)) allocated to the non-risk retained certificates will be further allocated to the specified classes of those certificates in descending order (beginning with the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates), in each case as set forth in the chart below. Certain payment rights between the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates are more particularly described under “Description of the Certificates—Distributions”.

On any distribution date, mortgage loan losses will be allocated between the VRR Interest and non-risk retained certificates in accordance with their respective percentage allocation entitlement, and the mortgage loan losses allocated to the non-risk retained certificates will be further allocated to the specified classes of those certificates in ascending order (beginning with certain non-risk retained certificates that are not being offered by this prospectus), in each case as set forth in the chart below.

*	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance as described in this prospectus.

**	The Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates are interest-only certificates and the Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates are not offered by this prospectus.

***	Other than the Class X-B, Class X-D, Class X-E, Class X-F, Class X-G, Class S and Class R certificates and the VRR Interest.

Credit enhancement will be provided solely by certain classes of subordinate principal balance certificates that will be subordinate to certain classes of senior non-risk retained certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. No other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The right to payment of holders of the VRR Interest is pro rata and pari passu with the right to payment of holders of the non-risk retained certificates (as a collective whole), and as described above any losses incurred on the mortgage loans will be allocated between the VRR Interest, on the one hand, and the non-risk retained certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements.

The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—The VRR Interest—Allocation of VRR Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

F. Shortfalls in Available Funds	The following types of shortfalls in available funds allocated to the non-risk retained certificates will reduce distributions to the classes of non-risk retained certificates with the lowest payment priorities:

●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	the application of appraisal reductions to reduce interest advances;

●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	a modification of a mortgage loan’s interest rate or principal balance; and

●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated between the VRR Interest, on the one hand, and the non-risk retained certificates, on the other hand, in accordance with their respective percentage allocation entitlement. The prepayment interest shortfalls allocated to the non-risk retained certificates are required to be further allocated between the classes of non-risk retained certificates (other than the Class S certificates) entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Distributions—Priority of Distributions”.

G. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date (which would accrue after the related anticipated repayment date), to the extent actually collected and applied as interest during a collection period, will be allocated to the holders of the Class S certificates and the VRR Interest on the related distribution date. This excess interest will not be available to make distributions to any other class of certificates, to provide credit support for other classes of certificates, to offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer will be required to advance a delinquent periodic payment on each mortgage loan (unless the master servicer or the special servicer determines that the advance would be non-recoverable). Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the regular monthly fees payable to the certificate administrator, the trustee, the operating advisor and the CREFC® license fee.

None of the master servicer, the special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan that is not held by the issuing entity.

See “Pooling and Servicing Agreement—Advances”.

B. Servicing Advances	The master servicer may be required to make advances with respect to serviced mortgage loans and any related serviced companion loans to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the priority of the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any servicing advances.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be non-recoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the master servicer and/or the special servicer (and the trustee, as applicable) under the related pooling and servicing agreement governing the servicing of the related non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of the related non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on servicing advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced mortgage loan and to the extent allocable to the related non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be 47 fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrowers in 53 commercial or multifamily properties. See “Description of the Mortgage Pool—Additional Indebtedness”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $900,450,312.

In this prospectus, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (ii) references to a mortgage loan by name refer to such mortgage loan secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (iii) any parenthetical with a percent next to a mortgaged property name (or portfolio of mortgaged properties name) indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization, and (iv) any parenthetical with a percent next to a mortgage loan name or a group of mortgage loans indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the 47 commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each of the mortgage loans in the following table is part of a larger whole loan, each of which is comprised of (i) the related mortgage loan, (ii) one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”) and (iii) in the case of 1 of the mortgage loans in the following table, one or more loans that are subordinate in right of payment to the related mortgage loan and the related pari passu companion loans (each referred to in this prospectus as a “subordinate companion loan”). Each of the pari passu companion loans and the subordinate companion loans are referred to in this prospectus as a “companion loan”. The companion loans, together with their related mortgage loan, are each referred to in this prospectus as a “whole loan”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)	Mortgage Loan Underwritten NCF DSCR(1)(2)	Mortgage Loan Underwritten NOI Debt Yield(1)
Moffett Place Google(3)	$75,000,000	8.3%	$110,000,000	N/A	59.5%	1.38x	8.3%
Hilton Hawaiian Village	$56,625,000	6.3%	$639,975,000	$578,400,000	31.2%	4.47x	21.2%
Uovo Art Storage	$49,803,347	5.5%	$36,854,477	N/A	52.5%	1.55x	9.8%
Key Center Cleveland(4)	$30,000,000	3.3%	$190,000,000	N/A	60.8%	1.59x	12.8%
111 Livingston Street	$24,000,000	2.7%	$96,000,000	N/A	54.8%	1.56x	8.1%
Hamilton Crossing	$19,923,763	2.2%	$34,991,108	N/A	72.2%	1.68x	12.1%

(1)	Calculated based on the balance of or debt service on, as applicable, the related whole loan excluding any related subordinate companion loans. With respect to the Moffett Place Google and Key Center Cleveland Mortgage Loans, the loan-to-value ratios of the mortgage loans are calculated using an “as stabilized” appraised value and an “as complete” appraised value, respectively, for the related mortgaged property. See “Description of the Mortgage Pool—Appraised Value” for more information. With respect to the Hilton Hawaiian Village whole loan, when considering the subordinate companion loans, the loan-to-value ratio as of the cut-off date is 57.2%, the underwritten NCF DSCR is 2.44x and the underwritten NOI debt yield is 11.6%.

(2)	With respect to the Moffett Place Google mortgage loan, calculated based on the annual debt service equal to the aggregate of the first 12 payments on the related mortgage loan and pari passu companion loans commencing February 2022, as set forth in the non-standard amortization schedule set forth in Annex F.

(3)	Information presented excludes $40,000,000 of mezzanine debt.

(4)	Information presented excludes $42,500,000 of mezzanine debt.

The Uovo Art Storage whole loan will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction and is referred to in this prospectus as a “serviced whole loan”. The related companion loans are referred to in this prospectus as “serviced companion loans”.

Each mortgage loan identified in the following table will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate pooling and servicing agreement identified in the following table relating to the securitization of a related companion loan and is, together with the related companion loan(s), referred to in this prospectus as a “non-serviced whole loan”. Each related mortgage loan is referred to as a “non-serviced mortgage loan” and each of the related companion loans are referred to in this prospectus as a “non-serviced companion loan”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans

Loan Name	Transaction/ Pooling and Servicing Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee	Custodian	Directing Certificateholder(1)	Operating Advisor	Asset Representations Reviewer
Moffett Place Google	CD 2017-CD3	8.3%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC
Hilton Hawaiian Village	Hilton USA Trust 2016-HHV	6.3%	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC	Wilmington Trust, National Association	Wells Fargo Bank, National Association	Franklin CMBS, L.P.	N/A	N/A
Key Center Cleveland	CGCMT 2017-P7	3.3%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Deutsche Bank Trust Company Americas	Deutsche Bank Trust Company Americas	RREF III-D AIV RR, LLC	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC
111 Livingston Street	CD 2017-CD3	2.7%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC
Hamilton Crossing	CGCMT 2017-P7	2.2%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Deutsche Bank Trust Company Americas	Deutsche Bank Trust Company Americas	RREF III-D AIV RR, LLC	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC

(1)	The related transaction documents may provide that the directing certificateholder may either be the entity specified or an affiliate thereof.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loan, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following table sets forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with one or more pari passu companion loans is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding any related mezzanine debt or preferred equity.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Additional Information” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$900,450,312
Number of mortgage loans	47
Number of mortgaged properties	53
Range of Cut-off Date Balances	$3,185,000 to $95,000,000
Average Cut-off Date Balance	$19,158,517
Range of Mortgage Rates	4.1995% to 5.5000%
Weighted average Mortgage Rate	4.6647%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	114 months
Range of remaining terms to maturity(2)	59 months to 120 months
Weighted average remaining term to maturity(2)	111 months
Range of original amortization term(3)	300 months to 360 months
Weighted average original amortization term(3)	357 months
Range of remaining amortization terms(3)	300 months to 360 months
Weighted average remaining amortization term(3)	356 months
Range of LTV Ratios as of the Cut-off Date(4)(5)(6)(7)	31.2% to 75.0%
Weighted average LTV Ratio as of the Cut-off Date(4)(5)(6)(7)	57.1%
Range of LTV Ratios as of the maturity date(2)(5)(6)(7)	31.2% to 64.0%
Weighted average LTV Ratio as of the maturity date(2)(5)(6)(7)	50.9%
Range of UW NCF DSCR(5)(7)(8)	1.23x to 4.47x
Weighted average UW NCF DSCR(5)(7)(8)	1.95x
Range of UW NOI Debt Yield(4)(5)	8.1% to 21.2%
Weighted average UW NOI Debt Yield(4)(5)	11.8%
Percentage of Initial Pool Balance consisting of:
Interest Only, then Amortizing	42.6%
Interest Only	28.4%
Amortizing Balloon(3)	27.1%
Interest Only, ARD	1.9%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to any mortgage loan with an anticipated repayment date, calculated through or as of, as applicable, such anticipated repayment date.

(3)	Does not include mortgage loans that pay interest-only until their maturity dates or anticipated repayment dates.

(4)	In the case of 1 mortgage loan (0.5%), the cut-off date loan-to-value ratio and debt yield have been calculated net of an earnout or holdback reserve.

(5)	In the case of 6 mortgage loans (28.4%), each of which has one or more pari passu companion loans and, in certain cases, one or more subordinate companion loans that are not included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yield have been calculated including the related pari passu companion loans but without regard to the subordinate companion loans.

(6)	In the case of 6 mortgage loans (37.3%), the respective loan-to-value ratios as of the cut-off date and loan-to-value ratios as of the maturity date were calculated using appraised values other than “as is” values, as described in “Description of the Mortgage Pool—Appraised Value”. The weighted average loan-to-value ratio as of the cut-off date and the weighted average loan-to-value ratio as of the maturity date for the mortgage pool without making such adjustments is 59.0% and 52.6%, respectively.

(7)	In the case of the Moffett Place Google mortgage loan (8.3%), which amortizes based on the non-standard amortization schedule set forth on Annex F to this prospectus, the DSCR is calculated based on the aggregate debt service during the 12-month period commencing February 2022.

(8)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date (but without regard to any leap year adjustments), provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity or its anticipated repayment date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date, as applicable and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the Mortgage Loans, see “Description of the Mortgage Pool”.

Modified and Refinanced Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency.

Each of the Midwest Embassy Suites Portfolio (7.2%), 111 Livingston Street (2.7%), Villas at Palm Bay (1.2%) and Walgreens Loganville (0.5%) mortgage loans (i) were refinancings in whole or in part of a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the related mortgaged property, which prior loan was in default at the time of refinancing and/or otherwise involved a discounted pay-off, maturity extension, short sale or other restructuring or (ii) provided acquisition financing for the related borrower’s purchase of the related mortgaged property at a foreclosure sale or after becoming an REO property as described below under “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in this prospectus.

In the case of the Midwest Embassy Suites Portfolio mortgage loan (7.2%), the related mortgaged properties were part of a 13-hotel portfolio, which was foreclosed on in 2012. The borrower under the current mortgage loan acquired the mortgaged properties from the foreclosing lender.

In the case of the 111 Livingston Street mortgage loan (2.7%), the prior loan (that was refinanced by such mortgage loan) matured on January 1, 2017. The mortgage loan was originated on January 5, 2017, and the related borrower paid default interest on the prior loan for the period between maturity of the prior loan and origination of such mortgage loan.

In the case of the Villas at Palm Bay mortgage loan (1.2%), a prior loan on the mortgaged property was the subject of a foreclosure proceeding. The foreclosure proceeding was settled in 2011 and formally dismissed and satisfied in 2014. In late 2014, the current non-recourse carveout guarantor, who is the spouse of the non-recourse carveout guarantor under the prior loan, assumed management of the mortgaged property.

In the case of the Walgreens Loganville mortgage loan (0.5%), such mortgage loan refinanced a prior commercial mortgage-backed securities mortgage loan that matured on January 11, 2017 and entered maturity default at such time.

Such mortgage loan was repaid with the proceeds of the current mortgage loan on March 30, 2017.

Loans Underwritten Based on Projections of Future Income

11 of the mortgaged properties (22.5%) (i) were constructed, in a lease-up period or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no prior operating history or the mortgage loan seller did not take the operating history into account in the underwriting of the related mortgage loan or (ii) are single tenant properties subject to double-net or triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from Underwriting Standards

Certain of the mortgage loans may vary from the underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers” with respect to the related third party materials requirements. The mortgage loans to be contributed by German American Capital Corporation were originated in accordance with German American Capital Corporation’s underwriting standards, except with respect to the Midwest Embassy Suites Portfolio (7.2%), Alvogen Pharma US (1.9%) and Embassy Suites Tempe (1.5%) mortgage loans, as described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation—Exceptions”. The respective mortgage loans to be contributed by Citi Real Estate Funding Inc. and Citigroup Global Markets Realty Corp. were originated in material compliance with their joint underwriting standards described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Citi Real Estate Funding Inc. and Citigroup Global Markets Realty Corp.—Exceptions”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances will be issued, maintained and transferred only in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $100,000 and in integral multiples of $1 in excess of $100,000.

Registration, Clearance and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, S.A. or Euroclear Bank, as

operator of the Euroclear System. Transfers within DTC, Clearstream Banking, S.A. or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, S.A. or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Credit Risk Retention	This securitization transaction will be subject to the credit risk retention rules of Section 15G of the Securities Exchange Act of 1934, as amended. An economic interest in the credit risk of the mortgage loans in this transaction is expected to be retained pursuant to Regulation RR promulgated under Section 15G (“Regulation RR”), as an “eligible vertical interest” in the form of the VRR Interest. German American Capital Corporation will act as retaining sponsor under Regulation RR and is expected on the closing date to (i) offset a portion of its risk retention obligation by transferring approximately 67.533466% of the VRR Interest to a “majority-owned affiliate”, Deutsche Bank AG, New York Branch, an originator, and (ii) offset the remaining portion of its risk retention obligation by transferring approximately 32.466534% of the VRR Interest to Citi Real Estate Funding Inc., an originator, a sponsor and a mortgage loan seller (which portion of the VRR Interest Citi Real Estate Funding Inc. is expected to transfer to a “majority-owned affiliate”, Citigroup Global Markets Realty Corp., a sponsor and a mortgage loan seller). For a discussion of the manner in which the credit risk retention requirements are expected to be satisfied by German American Capital Corporation, as retaining sponsor, see “Credit Risk Retention”.

Information Available to Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	BlackRock Financial Management, Inc., Moody’s Analytics, Bloomberg Financial Markets, CMBS.com, Inc., L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corporation, Markit LLC and Thomson Reuters Corporation

●	The certificate administrator’s website initially located at www.ctslink.com

●	The master servicer’s website initially located at www.pnc.com/midland

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (other than the Class S and Class R certificates) for the mortgage loans held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class B, Class C and Class D certificates are no longer outstanding and (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class S and Class R certificates).

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or Substitutions of Mortgage Loans; Loss of Value Payment

Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(but without regard to the rule of Treas. Reg. Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements”.

In the event that the master servicer or the special servicer receives notice that the related borrower under the Early Defeasance Loan intends to defease the related mortgage loan prior to the second anniversary of the closing date, the related mortgage loan seller, German American Capital Corporation, will be required to, not less than 2 days prior to the date scheduled for such defeasance, repurchase such Early Defeasance Loan from the issuing entity at a price generally equal to the outstanding principal balance and accrued and unpaid interest (other than default interest) and all outstanding servicing advances and interest on advances accrued with respect to such mortgage loan. In the event that German American Capital Corporation fails to or is unable to purchase such mortgage loan prior to such early defeasance, the special servicer will be required to sell such mortgage loan.

Any repurchase of the Early Defeasance Loan would have substantially the same effect on the certificates as a prepayment in full of such mortgage loan, except that the purchase will not be accompanied by any prepayment premium or yield maintenance charge. In the event the special servicer sells the Early Defeasance Loan, the special servicer will be required to accept the highest offer received, which could result in a loss to the issuing entity.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Defeasance; Collateral Substitution”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans and any related serviced companion loans and/or related REO properties and accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for such defaulted serviced mortgage loan and any related serviced companion loans or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders and the related pari passu companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).

If a non-serviced mortgage loan with a related pari passu companion loan becomes a defaulted mortgage loan and the special servicer under the related pooling and servicing agreement for the related pari passu companion loan determines to sell such pari passu companion loan, then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu-AB Whole Loan”.

Pursuant to each mezzanine loan intercreditor agreement with respect to the mortgage loans with mezzanine indebtedness, the holder of the related mezzanine loan has the right to purchase the related mortgage loan as described in “Description of the Mortgage Pool—Additional Indebtedness”. Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”,

“—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and the excess interest distribution account) as two separate REMICs (the “Lower-Tier REMIC” and the “Upper-Tier REMIC” and each a “Trust REMIC”) for federal income tax purposes.

In addition, the portion of the issuing entity consisting of (i) collections of post-anticipated repayment date excess interest accrued on any mortgage loan with an anticipated repayment date and the related distribution account, beneficial ownership of which is represented by the Class S certificates and the VRR Interest, and (ii) the VRR REMIC regular interest and distributions thereon, beneficial ownership of which is represented by the VRR Interest, will be a trust for federal income tax purposes, as further described under “Material Federal Income Tax Considerations.”

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class [_] certificates will be issued with original issue discount, that the Class [_] certificates will be issued with de minimis original issue discount and that the Class [_], Class [_] and Class [_] certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General. Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels. See “Description of the Mortgage Pool—Tenant Issues”.

A Tenant Concentration May Result in Increased Losses. Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income,

also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks. If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the five largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks. If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease. The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure. In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal to purchase and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal or first offer, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow. Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the related borrower allows uses at the mortgaged property in violation of use restrictions in current tenant leases;

●	if the related borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions;

●	if the related borrower fails to provide a designated number of parking spaces;

●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease;

●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time or if the casualty or condemnation occurs within a specified period of the lease expiration date;

●	if a tenant’s use is not permitted by zoning or applicable law;

●	if the tenant is unable to exercise an expansion right;

●	if the landlord defaults on its obligations under the lease;

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor;

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time;

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied;

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time;

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations;

●	in the case of government sponsored tenants, any time or for lack of appropriations; or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks. Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the adaptability of the building to changes in the technological needs of the tenants;

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

●	in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property; and

●	office space used as lab and/or research and development may rely on funds for research and development from government and/or private sources of funding, which may become unavailable.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs,

relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, some of the hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee

(typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or hotel management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises, licenses and/or hospitality property managers may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property manager. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure, licensor or real estate owned property.

In some cases where a hospitality property is subject to a license or franchise agreement, the licensor or franchisor has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor or franchisor. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. Retail properties that have anchor tenant-owned stores often have reciprocal easement and/or operating agreements (each, an “REA”) between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is often required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent. However, the presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or the termination of an anchor tenant’s or shadow anchor tenant’s lease;

●	if the anchor tenant or shadow anchor tenant decides to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

●	the cessation of the business of an anchor tenant, a shadow anchor tenant or a self-owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores at a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadowed anchored retail centers to have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark or is otherwise no longer in occupancy. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, the loss of an anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

In addition, certain of the tenants of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants to cease operating, reduce rent or terminate their leases if one or more particular tenants are vacant or not open for business or a specified percentage of the related mortgaged property is vacant or if the subject store is not meeting the minimum sales requirement under its lease.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Certain tenant estoppels will have been obtained in connection with the origination of the mortgage loans that may identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA. Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the tenant or to litigation against the related borrower. We cannot assure you that these tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with the subject tenants or that potential disputes do not exist with tenants who did not provide estoppels prior to origination. We cannot assure you that the failure to have obtained related estoppel information will not have a material adverse effect on the related mortgage loans.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in this prospectus or that the net operating income contributed by the mortgaged properties will remain at the level specified in this prospectus or past levels.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Another issue for retail properties is that additional competing retail properties may be built in the areas where a retail mortgaged property is located and consumers may choose to shop at the newer retail property. These and other issues may cause affected retail stores to close, which may include anchor stores or shadow anchors for a mortgaged property.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”.

Self-Storage Properties Have Special Risks; Art Storage Facility

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self-storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage properties becomes unprofitable, the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self-storage mortgaged property were readily adaptable to other uses.

Tenants at self-storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self-storage unit. No environmental assessment of a self-storage mortgaged property included an inspection of the contents of the self-storage units at that mortgaged property, and there is no assurance that all of the units included in the self-storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self-storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self-storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self-storage properties may derive a material portion of revenue from business activities ancillary to self-storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals.

Two of the mortgage loans (7.2%) are secured by art storage facilities. Art storage facilities are subject to certain risks that may be different from those of other types of storage facilities, including the need to maintain climate controlled environments and enhanced security systems, increased risk of liability for loss, theft or destruction due to the value of the items stored, and lack of a large market for such facilities.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self-Storage Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks” and “—Hospitality Properties Have Special Risks”. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at the mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base;

●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

●	Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the multifamily properties may be residential cooperative buildings where the land under the building is owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. Some of these factors include:

●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

●	the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the residential cooperative corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

●	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

●	that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may pose a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Distribution of Remaining Term to Maturity or ARD” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es), if any, have been paid in full, classes that have a lower sequential priority are more likely to face these types of risk of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, hospitality, retail and self-storage. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, California, Ohio, Hawaii and Florida. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property, any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee, the special servicer or the master servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty number 40 in Annex D-1, and the identified exceptions to that representation and warranty in Annex D-2, Annex D-3 and Annex D-4.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation” and “—Citi Real Estate Funding Inc. and Citigroup Global Markets Realty Corp.”, “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans are currently undergoing or may be scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 10 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as medical and dental offices, lab space, gas stations, data centers, urgent care facilities, schools, daycare centers, churches and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit, lease defaults, ratings and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance. Zoning protection insurance will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty number 40 in Annex D-1, and the identified exceptions to that representation and warranty in Annex D-2, Annex D-3 and Annex D-4.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole or major tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

Certain Risks Are Not Covered under Standard Insurance Policies. In general (other than where the mortgage loan documents permit the borrower to rely on a tenant (including a ground tenant) or other third party (such as a condominium association, if applicable) to obtain the insurance coverage, on self-insurance provided by a tenant or on a tenant’s agreement to rebuild or continue paying rent), the master servicer and special servicer will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage loan documents. See “Description of the Mortgage Pool—Insurance Considerations”. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations). Most policies typically do not cover any physical damage resulting from, among other things:

●	war;

●	revolution;

●	terrorism;

●	nuclear, biological or chemical materials;

●	governmental actions;

●	floods and other water related causes;

●	earth movement, including earthquakes, landslides and mudflows;

●	wet or dry rot;

●	vermin; and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of certificates.

Standard Insurance May Be Inadequate Even for Types of Losses That Are Insured Against. Even if a type of loss is covered by the insurance policies required to be in place at the mortgaged properties, the mortgaged properties may suffer losses for which the insurance coverage is inadequate. For example:

●	in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

●	in certain cases, particularly where land values are high, the insurable value (at the time of origination of the mortgage loan) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

●	with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

●	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

●	if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

There Is No Assurance That Required Insurance Will Be Maintained. There is no assurance that borrowers have maintained or will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate.

Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standard and subject to the discussion under “Pooling and Servicing Agreement—The Directing Certificateholder” and “—The Operating Advisor”, that either (a) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the mortgaged property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (b) such insurance is not available at any rate. Additionally, if the related borrower fails to maintain such terrorism insurance coverage, neither the applicable master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standard, that such terrorism insurance coverage is not available for the reasons set forth in the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the master servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 83% in 2017 (subject to annual 1% decreases beginning in 2018 until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $140 million in 2017 (subject to annual $20 million increases beginning in 2018 until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See “Annex A-3—Description of Top Twenty Mortgage Loans and Additional Mortgage Loan Information” for a summary of the terrorism insurance requirements under each of the ten largest mortgage loans.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”.

Limited Information Causes Uncertainty

Historical Information. Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for, among other things, inflation, significant occupancy increases and/or a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent), which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information. The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described under “Description of the Mortgage Pool—Additional Information”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy in all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Additional Information”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation—DB Originator’s Underwriting Guidelines and Processes” and “—Citi Real Estate Funding Inc. and Citigroup Global Markets Realty Corp.—Citi Sponsors’ Underwriting Guidelines and Processes”. A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation—Review of GACC Mortgage Loans” and “—Citi Real Estate Funding Inc. and Citigroup Global Markets Realty Corp.—Review of the Citi Mortgage Loans”. The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage

Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect the “as is” value as well as an “as stabilized” or “as complete” value. The appraised value reflected in this prospectus with respect to each mortgaged property reflects the “as is” value, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Appraised Value”, where, to the extent another value is used, such value and the satisfaction of the related conditions or assumptions are described, which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as stabilized” or “as complete” values, we cannot assure you that those assumptions are or will be accurate or that the “as stabilized” or “as complete” value will be the value of the related mortgaged property at the indicated stabilization or other relevant date or at maturity or anticipated repayment date. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. For additional information regarding the appraisals obtained by the sponsors or, in the case of any mortgage loan acquired by the related sponsor, appraisal(s) obtained by the related originator and relied upon by such sponsor, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation” and “—Citi Real Estate Funding Inc. and Citigroup Global Markets Realty Corp.”. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

Seasoned Mortgage Loans Present Additional Risk of Repayment

One mortgage loan (2.0%) is a seasoned mortgage loan that was originated approximately 17 months prior to the cut-off date. There are a number of risks associated with seasoned mortgage loans that are not present, or are present to a lesser degree, with more recently originated mortgage loans. For example:

●	property values and surrounding areas have likely changed since origination;

●	origination standards at the time the mortgage loans were originated may have been different than current origination standards;

●	the business circumstances and financial condition of the related borrowers and tenants may have changed since the mortgage loans were originated;

●	the environmental circumstances at the mortgaged properties may have changed since the mortgage loans were originated;

●	the physical condition of the mortgaged properties or improvements may have changed since origination; and

●	the circumstances of the mortgaged properties, the borrower and the tenants may have changed in other respects since.

In addition, any seasoned mortgage loan may not satisfy all of the related sponsor’s underwriting standards. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, and will comply, with such requirements, and in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s)(and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Certain of the mortgage loans have been made to single purpose limited partnerships that have a general partner or general partners that are not themselves single purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability to Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or has been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

In some cases, this analysis is limited to equity owners that have at least a 20% or greater interest in the borrower, in some cases due to the difficulty of confirming each owner with a small equity interest in the related borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose, Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. See also representation and warranty number 31 in Annex D-1, and the identified exceptions to that representation and warranty in Annex D-2, Annex D-3 and Annex D-4. However, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although the companion loans related to the whole loans are not assets of the issuing entity, each related borrower is still obligated to make interest and principal payments on such companion loans. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Mortgage Loan Subject to Early Defeasance

In the case of the Kona Crossroads mortgage loan (2.0%), the related borrower is permitted to defease the mortgage loan prior to the second anniversary of the start-up date of the Kona Crossroads loan REMIC containing such mortgage loan. In the event that the master servicer or the special servicer receives notice that the related borrower under the Early Defeasance Loan intends to defease the related mortgage loan prior to the second anniversary of the start-up date of the Kona Crossroads loan REMIC, the related mortgage loan seller, German American Capital Corporation, will be required to repurchase such Early Defeasance Loan from the issuing entity at a price generally equal to the outstanding principal balance and accrued and unpaid interest (other than default interest) and all outstanding servicing advances and interest on advances accrued with respect to such mortgage loan. Any repurchase of the Early Defeasance Loan would have substantially the same effect on the certificates as a prepayment in full of such mortgage loan, except that the purchase will not be accompanied by any prepayment premium or yield maintenance charge.

In the event German American Capital Corporation fails or is unable to purchase such mortgage loan prior to such early defeasance, the special servicer will be required to sell such mortgage loan and will be required to accept the highest offer received. Depending on the price received from such liquidation, a loss to the issuing entity could result.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service (and in some cases, mezzanine debt service), the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan (or in some cases, prior to an event of default under the related mortgage loan, may be applied pro rata to payment of principal of the related mortgage loan and a related mezzanine loan) until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. With respect to the Alvogen Pharma US mortgage loan (1.9%), while interest at the initial mortgage rate continues to accrue and be payable on a current basis on the related mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred will be payable. In each case, excess interest, to the extent actually collected, will be paid to the holders of the

Class S certificates, which are not offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan(s)”.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect the borrower’s ability to refinance the mortgage loans or sell the mortgaged property on the stated maturity date. With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of the related companion loans.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and each pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 Amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 Amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See representation and warranty number 34 in Annex D-1, and the identified exceptions to that representation and warranty in Annex D-2, Annex D-3 and Annex D-4.

Except as noted in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal or first offer in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of German American Capital Corporation, one of the sponsors and originators, Deutsche Bank AG, New York Branch, one of the initial risk retention consultation parties, and Deutsche Bank Securities Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators or their affiliates are the holders of the mezzanine loans and/or companion loans related to their mortgage loans. The originators and/or their respective affiliates may retain existing mezzanine loans and/or companion loans or originate future permitted mezzanine indebtedness with respect to the mortgage loans. These transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Deutsche Bank AG, New York Branch and Citigroup Global Markets Realty Corp. are each expected to hold a portion of the VRR Interest as described in “Credit Risk Retention”, and are (or are affiliated with the entities) expected to be appointed as the initial risk retention consultation parties. Each risk retention consultation party may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from any risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation parties and the holders of the VRR Interest by whom they are appointed may have interests that are in conflict with those of certain other certificateholders, in particular if any risk retention consultation party or holder of the VRR Interest holds companion loan securities, or has financial interests in, or other financial dealings (as a lender or otherwise) with, a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is a risk retention consultation party or the holder of the VRR Interest entitled to appoint such risk retention consultation party (any such mortgage loan referred to in this context as a “conflicted loan” as to such risk retention consultation party), then such risk retention consultation party will not have consultation rights solely with respect to any such conflicted loan. See “Credit Risk Retention”.

In addition, for so long as any of Deutsche Bank AG, New York Branch or Citi Real Estate Funding Inc. (or its majority-owned affiliate) (in each case as a holder of the VRR Interest or a risk retention consultation party) is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will forego access to any “conflicted information” solely relating to such conflicted loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding such restriction, there can be no assurance that either of Deutsche Bank AG, New York Branch or Citi Real Estate Funding Inc. (in each case as a holder of the VRR Interest or a risk retention consultation party) will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. Similarly, the expected holders of the VRR Interest and the parties expected to be designated to consult with the special servicer on their behalf as the risk retention consultation parties are each an Underwriter Entity. There can be no assurance that any actions that such party takes in either such capacity will necessarily be aligned with the interests of the holders of other classes of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of the depositor, German American Capital Corporation, a sponsor and originator, and Deutsche Bank AG, New York Branch, an originator, an initial risk retention consultation party and a holder of a portion of the VRR Interest. Citigroup Global Markets Inc., one of the underwriters, is an affiliate of each of Citi Real Estate Funding Inc., a sponsor, an originator, an initial risk retention consultation party, and Citigroup Global Markets Realty Corp., a sponsor, an originator and a holder of a portion of the VRR interest. J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of JPMorgan Chase Bank, National Association, one of the co-originators of the Hilton Hawaiian Village whole loan.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. Each pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is generally similar to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates or securities relating to any of the applicable companion loans, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, if the special servicer obtains knowledge that it has become a borrower party with respect to a serviced mortgage loan and any related serviced companion loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan or serviced whole loan (referred to in this prospectus as a “conflicted special servicer loan”) and a separate special servicer that is not a borrower party (referred to in this prospectus as a “non-conflicted special servicer”) will be appointed as special servicer for such conflicted special servicer loan as described under “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause” in this prospectus. Any non-conflicted special servicer will be required to perform all of the obligations of the special servicer with respect to such conflicted special servicer loan and will be entitled to all special servicing compensation with respect to such conflicted special servicer loan earned during such time as the related mortgage loan is a conflicted special servicer loan (provided that that special servicer will remain entitled to all other special servicing compensation with respect all mortgage loans and serviced whole loans that are not conflicted special servicer loans). While the special servicer will have the same access to information related to the conflicted special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to the conflicted special servicer loan to the related borrower party or any employees or personnel of such borrower party involved in the management of any investment in the related borrower party or the related mortgaged property and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to a conflicted special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the Series 2017-CD4 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below. It is expected that RREF III Debt AIV, LP or another affiliate of the special servicer will be the initial directing certificateholder. Rialto Capital Advisors, LLC, the expected special servicer for this transaction, is an affiliate of (a) the entity or entities that are anticipated to purchase the Class E, Class F, Class G, Class X-E, Class X-F, Class X-G and Class S certificates and may purchase other additional classes of certificates and (b) RREF III Debt AIV, LP or its affiliate, which is expected to be appointed as the initial directing certificateholder with respect to each serviced mortgage loan (other than any conflicted loan) and any related serviced companion loan. Rialto Capital Advisors, LLC is expected to act as the special servicer and it or an affiliate assisted RREF III Debt AIV, LP and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date. In addition, Rialto Capital Advisors, LLC is the special servicer and an affiliate of the entity that is the initial controlling class certificateholder and the entity that is the initial directing certificateholder under the pooling and servicing agreement governing the CGCMT 2017-P7 transaction, which governs the servicing and administration of the Key Center Cleveland whole loan and the Hamilton Crossing whole loan.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC, an indirect wholly owned subsidiary of Park Bridge Financial LLC, has been appointed as the initial operating advisor with respect to all of the mortgage loans other than the non-serviced mortgage loans and any servicing shift mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, the risk retention consultation parties or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower or any of their affiliates.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, the risk retention consultation parties or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

In addition, the asset representations reviewer and its affiliates may have interests that are in conflict with those of certificateholders, especially if the asset representations reviewer or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower or any of their affiliates.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Loan Holders

It is expected that RREF III Debt AIV, LP or its affiliate will be the initial directing certificateholder. The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and other than with respect to any applicable conflicted loan), take actions with respect to the specially serviced mortgage loans administered under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holders of the companion loans or securities backed by such companion loans may have interests in conflict with those of the other certificateholders. As a result, it is possible that the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and other than with respect to any applicable conflicted loan) or the directing certificateholder (which term as used herein will include any equivalent entity or any representative thereof) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan may direct the special servicer or the special servicer under such pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth in the following table is the identity of the initial directing certificateholder for each pari passu whole loan, the expected securitization trust holding the controlling note in such whole loan and the pooling and servicing agreement under which it is expected to be serviced.

Whole Loan	Pooling/Trust and Servicing Agreement	Controlling Noteholder	Directing Certificateholder(1)
Moffett Place Google	CD 2017-CD3	CD 2017-CD3	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.
Hilton Hawaiian Village	Hilton USA Trust 2016-HHV	Hilton USA Trust 2016-HHV	Franklin CMBS, L.P.
Uovo Art Storage	CD 2017-CD4	CD 2017-CD4	RREF III Debt AIV, LP
Key Center Cleveland	CGCMT 2017-P7	CGCMT 2017-P7	RREF III-D AIV RR, LLC
111 Livingston Street	CD 2017-CD3	CD 2017-CD3	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.
Hamilton Crossing	CGCMT 2017-P7	CGCMT 2017-P7	RREF III-D AIV RR, LLC

(1)	The related transaction documents may provide that the directing certificateholder may either be the entity specified or an affiliate thereof.

The special servicer, upon non-binding consultation with (or, in the case of any servicing shift whole loan, prior to the related servicing shift securitization date, at the direction or with the approval of) a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loan”. In connection with the pari passu whole loans serviced under the pooling and servicing agreement for this securitization, the serviced companion loan holders do not have any duties to the holders of any class of certificates, and they may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder (solely with respect to the related serviced whole loan) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Pooling and Servicing

Agreement—Termination of Servicer and Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause at any time and without cause (for so long as a control termination event does not exist and other than with respect to any applicable conflicted loan) (or, in the case of any servicing shift mortgage loan, prior to the related servicing shift securitization date, by the holder of such companion loan at any time, for cause or without cause). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of Servicer and Special Servicer for Cause—Servicer Termination Events”.

Similarly, the applicable controlling class related to the securitization trust indicated in the chart above as the controlling noteholder (or, on and after the related servicing shift securitization date, the securitization trust for the related controlling companion loan) has certain consent and/or consultation rights with respect to the non-serviced mortgage loans under the related pooling and servicing agreement governing the servicing of that related non-serviced whole loan and have similar conflicts of interest with the holders of other certificates backed by the companion loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The directing certificateholder and its affiliates (and the directing certificateholder under the pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder or any of its affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to in this prospectus as a “conflicted loan” as to the directing certificateholder), the directing certificateholder will not have consent or consultation rights solely with respect to the related conflicted loan (however, the directing certificateholder will be provided certain notices and certain information relating to such conflicted loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any conflicted information solely relating to the related conflicted loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to a conflicted loan or otherwise seek to exert its influence over the special servicer in the event a conflicted loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

Rialto Capital Advisors, LLC, the expected special servicer for this transaction, is an affiliate of (a) the entity or entities that are anticipated to purchase the Class E, Class F, Class G, Class X-E, Class X-F, Class X-G and Class S certificates and may purchase other additional classes of certificates and (b) RREF III Debt AIV, LP or its affiliate, which is expected to be appointed as the initial directing certificateholder with respect to each serviced mortgage loan (other than any conflicted loan) and any related serviced companion loan. Rialto Capital Advisors, LLC is expected to act as the special servicer and it or an affiliate assisted RREF III Debt AIV, LP and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date. In addition, Rialto Capital Advisors, LLC is the special servicer and an affiliate of the entity that is the initial controlling class certificateholder and the entity that is the initial directing certificateholder under the pooling and servicing agreement governing the CGCMT 2017-P7 transaction, which governs the servicing and administration of the Key Center Cleveland whole loan and the Hamilton Crossing whole loan.

The special servicer, in connection with obtaining the consent of, or upon consultation with, the directing certificateholder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loan”. In connection with the serviced whole loan, the serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that the serviced companion loan holder may advise the applicable special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class E, Class F, Class G and Class S certificates, which is referred to in this prospectus as the “B-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing, decrease in the principal balance of the mortgage loan, reduction of the time during which the loan pays interest-only, increase in the amount of required reserves or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the B-piece buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-piece buyer or that the final pool as influenced by the B-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-piece buyer’s certificates. Because of the differing subordination levels, the B-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-piece buyer but that does not benefit other investors. In addition, the B-piece buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-piece buyer’s acceptance of a mortgage loan. The B-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs.

The B-piece buyer, or an affiliate, will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to a non-serviced mortgage loan and any servicing shift whole loan under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of the related whole loan and the related intercreditor agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Moffett Place Google Whole Loan—Consultation and Control”, “—Key Center Cleveland Whole Loan—Consultation and Control”, “—111 Livingston Street Whole Loan—Consultation and Control”, “—Hamilton Crossing Whole Loan—Consultation and Control” and “—The Non-Serviced Pari Passu-AB Whole Loan—Hilton Hawaiian Village Whole Loan—Consultation and Control”.

Rialto Capital Advisors, LLC, the expected special servicer for this transaction, is an affiliate of (a) the entity or entities that are anticipated to purchase the Class E, Class F, Class G, Class X-E, Class X-F, Class X-G and Class S certificates and may purchase other additional classes of certificates and (b) RREF III Debt AIV, LP or its affiliate, which is expected to be appointed as the initial directing certificateholder with respect to each serviced mortgage loan (other than any conflicted loan) and any related serviced companion loan. Rialto Capital Advisors, LLC is expected to act as the special servicer and it or an affiliate assisted RREF III Debt AIV, LP and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date. In addition, Rialto Capital Advisors, LLC is the special servicer and an affiliate of the entity that is the initial controlling class certificateholder and the entity that is the initial directing certificateholder under the pooling and servicing agreement governing the CGCMT 2017-P7 transaction, which governs the servicing and administration of the Key Center Cleveland whole loan and the Hamilton Crossing whole loan.

Because the incentives and actions of the B-piece buyers may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder exercising control rights over that whole loan (or, with respect to any servicing shift whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to any servicing shift whole loan, the holder of the related controlling companion loan, under the pooling and servicing agreement for this securitization or under any pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Certificates

We make no representation as to the proper characterization of the certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Investors should be aware of the risk retention and due diligence requirements in Europe (the “EU Risk Retention and Due Diligence Requirements”) which currently apply, or are expected to apply in the future, in respect of various types of EU regulated investors including credit institutions, authorized alternative investment fund managers, investment firms, insurance and reinsurance undertakings and UCITS funds. Amongst other things, such requirements restrict an investor who is subject to the EU Risk Retention and Due Diligence Requirements from investing in securitizations unless: (i) the originator, sponsor or original lender in respect of the relevant securitization has explicitly disclosed that it will retain, on an ongoing basis, a net economic interest of not less than five per cent. in respect of certain specified credit risk tranches or securitized exposures; and (ii) such investor is able to demonstrate that they have undertaken certain due diligence in respect of various matters including but not limited to its note position, the underlying assets and (in the case of certain types of investors) the relevant sponsor or originator. Failure to comply with one or more of the requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge on the certificates acquired by the relevant investor.

●	On September 30, 2015, the European Commission published a proposal to amend the EU Risk Retention and Due Diligence Requirements (the “Draft CRR Amendment Regulation”) and a proposed regulation relating to a European framework for simple, transparent and standardized securitization (such proposed regulation, including any implementing regulation, technical standards and official guidelines related thereto, the “Securitization Framework”, and together with the Draft CRR Amendment Regulation, the “Securitization Regulation”) which would, amongst other things, re-cast the EU risk retention rules as part of wider changes to establish a “Capital Markets Union” in Europe. The Presidency of the Council of Ministers of the European Union has also published compromise proposals concerning the Securitization Regulation. The Securitization Regulation will need to be considered, finalized and adopted by the European Parliament and Council of Ministers. It is unclear at this time when the Securitization Regulation will become effective. Investors should be aware that there are material differences between the current EU Risk Retention and Due Diligence Requirements and the Securitization Regulation. The Securitization Regulation may also enter into force in a form that differs from the published proposals and drafts.

None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in accordance with the EU Risk Retention and Due Diligence Requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU Risk Retention and Due Diligence Requirements. Consequently, the certificates are not a suitable investment for EEA-credit institutions, investment firms or the other types of EEA-regulated investors mentioned above. As a result, the price and liquidity of the certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the certificates for investment.

●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013. Banking entities are required to be in conformance with the Volcker Rule by July 21, 2015, although ownership interests or sponsorships in covered funds in existence prior to December 31, 2013 are not required to be brought into conformance until July 21, 2017 (with the possibility of an additional five-year extension for certain illiquid funds). Prior to the applicable conformance date expiration, banking entities must make good faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of certificates will constitute “mortgage related securities”.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment” in this prospectus.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to 6 nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected 4 of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of 2 nationally recognized statistical rating organizations engaged by the depositor, the depositor only requested ratings for certain classes of rated certificates, due in part to the initial subordination levels provided by each such nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected each such nationally recognized statistical rating organization to rate those other classes of rated certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations engaged to rate such certificates. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

In August 2011, S&P Global Ratings downgraded the U.S. Government’s credit rating from “AAA” to “AA+”. In the event that S&P Global Ratings is engaged by the depositor and thereafter elects pursuant to the transaction documents not to review, declines to review, or otherwise waives its review of one or more proposed defeasances of mortgage loans included in the trust and for which defeasance is permitted under the related loan documents, the transaction documents would then permit the related borrower to defease any such mortgage loan without actually obtaining a rating agency confirmation from S&P Global Ratings. Subsequent to any such defeasance(s), there can be no assurance that S&P Global Ratings would not thereafter decrease the ratings, if any, which it has assigned to the certificates.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General. The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the master servicer or the special servicer, if any, forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the master servicer or the special servicer, if any, forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or provide incentives for the borrower to repay by the related anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity, or that the master servicer or the special servicer, if any, may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the following table is based upon all or a portion of the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Class or Classes
Class X-A	Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M
Class X-B	Class B and Class C
Class X-D	Class D
Class X-E	Class E
Class X-F	Class F
Class X-G	Class G

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and/or Class X-G certificates. Investors in the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves. With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield. If losses on the mortgage loans allocated to the principal balance certificates exceed the aggregate certificate balance of principal balance certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a pooling and servicing agreement governing the servicing of the non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of principal balance certificates and the VRR Interest, pro rata based on their respective percentage allocation entitlement as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the principal balance certificates and the VRR Interest, pro rata based on their respective percentage allocation entitlement as described in this prospectus, on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the Class S and Class R certificates and the certificates with notional amounts) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the principal balance certificates, first the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-M certificates and, then pro rata, the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 or Class A-M certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate balance of the Class B or Class C certificates will result in a corresponding reduction in the notional amount of the Class X-B certificates. A reduction in the certificate balance of the Class D certificates will result in a corresponding reduction in the notional amount of the Class X-D certificates. A reduction in the certificate balance of the Class E certificates will result in a corresponding reduction in the notional amount of the Class X-E certificates. A reduction in the certificate balance of the Class F certificates will result in a corresponding reduction in the notional amount of the Class X-F certificates. A reduction in the certificate balance of the Class G certificates will result in a corresponding reduction in the notional amount of the Class X-G certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination. The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights. Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than any mortgage loan that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or the risk retention consultation parties under the pooling and servicing agreement for this transaction and the rights of the holders of the related companion loans and mezzanine debt under the related intercreditor agreement. With respect to the non-serviced mortgage loans, you will generally not have any right to vote or make decisions with respect the non-serviced mortgage loans, and those decisions will generally be made by the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of the related non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. In all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loans that will be serviced under a pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any non-conflicted special servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a borrower party or affiliate of any of such persons will be deemed not to be outstanding and a holder of such certificate will not have the right the vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports” in this prospectus.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Parties and the Operating Advisor Could Adversely Affect Your Investment. The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan, any servicing shift mortgage loan or any applicable conflicted loan) and the right to replace the special servicer with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of appraisal reductions and realized losses, is less than 25% of its initial certificate balance), occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace the special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs, then the directing certificateholder will lose the consultation rights. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

In addition, each risk retention consultation party will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan and any applicable conflicted loan). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and any risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or serviced whole loans (other than any servicing shift whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and any risk retention consultation party, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to a non-serviced mortgage loan, the special servicer under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder of the related securitization trust holding the controlling note for the related non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to any servicing shift whole loan, prior to the related servicing shift securitization date, the special servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of the non-controlling notes) will have limited consultation rights with respect to major decisions relating to each non-serviced whole loan (and servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no control termination event has occurred and is continuing and by the special servicer if a control termination event has occurred and is continuing. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related loan documents, it is possible that the directing certificateholder (or equivalent entity) under such pooling and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the controlling note holder for any servicing shift whole loan, the risk retention consultation parties and the directing certificateholder (or equivalent entity) under the pooling and servicing agreement or the trust and servicing agreement governing the servicing of each non-serviced mortgage loan:

(i)     may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)    may act solely in its own interests or the interests of the holders of the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement or the trust and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan);

(iii)   does not have any duties to the holders of any class of certificates other than possibly the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement or the trust and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan);

(iv)   may take actions that favor its own interests or the interests of the holders of the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement or the trust and servicing agreement or the trust and servicing agreement governing the servicing of such non-serviced mortgage loan), over the interests of the holders of one or more other classes of certificates; and

(v)    will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, any risk retention consultation party, a controlling companion loan holders or the directing certificateholder (or the equivalent) under the pooling and servicing agreement or the trust and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of a special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan (other than any servicing shift whole loan) for the benefit of the holders of the related companion loan (as a collective whole as if the certificateholders and companion loan holders constituted a single lender). We cannot assure you that any actions taken by the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to a non-serviced mortgage loan, the operating advisor appointed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan, any servicing shift whole loan or any related REO Property. Additionally, with respect to any servicing shift mortgage loan, in the event that the related controlling pari passu companion loan is not included in a future securitization, the pooling and servicing agreement under this securitization does not provide for an operating advisor with rights and duties in connection with the servicing and administration of such serviced whole loan. There will be no operating advisor under the Hilton USA Trust 2016-HHV trust and servicing agreement with respect to the Hilton Hawaiian Village mortgage loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer. In general, the directing certificateholder will have the right to terminate and replace the special servicer (other than with respect to any servicing shift whole loan) with or without cause so long as no control termination event has occurred and is continuing as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed (other than with respect to any servicing shift whole loan) in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by (i) certificateholders holding at least 66 ⅔% of a quorum of the certificateholders (which is the holders of certificates evidencing at least 50% of the voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)) or (ii) evidencing more than 50% of each class of “non-reduced certificates” (each class of certificates (other than the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G, Class S and Class R certificates) outstanding that has not been reduced to less than 25% of its initial certificate balance through the application of appraisal reduction amounts and realized losses). See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. The certificateholders will have no right to replace the master servicer or the special servicer of the pooling and servicing agreement relating to a non-serviced mortgage loan. We cannot assure you that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Loan Holders and Mezzanine Debt Could Adversely Affect Your Investment. The holders of a non-controlling pari passu companion loan relating to the serviced mortgage loans will have certain consultation rights (on a non-binding basis) with respect to major decisions relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer is not obligated to consult with the companion loan holder if required under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will not have any right to vote with respect to any matters relating to the servicing and administration of the non-serviced mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”,
“—The Non-Serviced Pari Passu-AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the companion loan holders:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except German American Capital Corporation, in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. In particular, in the case of a non-serviced loan that is serviced under the pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer (if applicable) under that pooling and servicing agreement may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “Description of the Mortgage Loan Purchase Agreements”.

Payments Allocated to the VRR Interest Will Not Be Available to Make Payments on the Non-Risk Retained Certificates, and Payments Allocated to the Non-Risk Retained Certificates Will Not Be Available to Make Payments on the VRR Interest

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the non-risk retained certificates and the VRR Interest, pro rata, based upon their respective percentage allocation entitlement. Amounts received and allocated to the non-risk retained certificates will not be available to satisfy any amounts due and payable to the VRR Interest. Likewise, amounts received and allocated to the VRR Interest will not be available to satisfy any amounts due and payable to the non-risk retained certificates. Accordingly, any losses incurred by the issuing entity will also be effectively allocated between the non-risk retained certificates (collectively) and the VRR Interest, pro rata, based upon their respective percentage allocation entitlement. See “Description of the Certificates—Distributions” and “Credit Risk Retention”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the pooling and servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the applicable mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the then-acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure. If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan becomes imminent. The issuing entity, however, may be unable to prevent the completion of any construction work in certain circumstances (such as with respect to the Key Center Cleveland mortgage loan where, pursuant to a subordination, non-disturbance and attornment agreement, the issuing entity may be required to complete certain capital improvements for a particular tenant to the extent the borrower has failed to do so). In any such case, depending on the facts and circumstances at the time of any default, the issuing entity may be required to dispose of or otherwise recover on the related mortgage loan other than by immediately acquiring the mortgaged property. Any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates is greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

REMIC Status. If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC and the Lower-Tier REMIC, would likely be treated as one or more separate associations taxable as corporations under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of 47 fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $900,450,312 (the “Initial Pool Balance”). The “Cut-off Date” with respect to each Mortgage Loan is the later of the related due date of such Mortgage Loan in May 2017 (or, in the case of any Mortgage Loan that has its first due date subsequent to May 2017, the date that would have been its due date in May 2017 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month) and the date of origination of such Mortgage Loan.

6 of the Mortgage Loans (28.4%) are each part of a larger whole loan (a “Whole Loan”), each of which is comprised of (i) the related Mortgage Loan, (ii) one or more loans that are pari passu in right of payment to the related Mortgage Loan (each referred to in this prospectus as a “Pari Passu Companion Loan”) and (iii) in the case of 1 of the Mortgage Loans (6.3%), one or more loans that are subordinate in right of payment to the related Mortgage Loan and the related Pari Passu Companion Loans (each referred to in this prospectus as a “Subordinate Companion Loan”). Each of the Pari Passu Companion Loans and the Subordinate Companion Loans are referred to in this prospectus as a “Companion Loan”. Each Companion Loan is secured by the same mortgage(s) and the same assignment(s) of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the Companion Loans and the servicing and administration of the Whole Loans that will not be serviced under the pooling and servicing agreement for this transaction.

The Mortgage Loans were originated or acquired by the mortgage loan sellers set forth in the following chart. The mortgage loan sellers will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
German American Capital Corporation(1)(2)(3)(4)	29	$581,181,544	64.5%
Citi Real Estate Funding Inc.(5)	16	292,345,006	32.5
Citigroup Global Markets Realty Corp.	2	26,923,763	3.0
Total	47	$900,450,312	100.0%

(1)	24 Mortgage Loans (48.8%) were originated by Deutsche Bank AG, New York Branch (an affiliate of German American Capital Corporation) and acquired by German American Capital Corporation.

(2)	The Hilton Hawaiian Village Mortgage Loan (6.3%) is part of a Whole Loan that was co-originated by Deutsche Bank AG, New York Branch, JPMorgan Chase Bank, National Association, Goldman Sachs Mortgage Company, Barclays Bank PLC and Morgan Stanley Bank, N.A., and will be sold to the depositor by German American Capital Corporation.

(3)	The Marriott Spartanburg (2.7%) and Lynnwood Town Center (2.2%) Mortgage Loans were originated by Benefit Street Partners CRE Finance LLC and acquired by Deutsche Bank AG, New York Branch. Deutsche Bank AG, New York Branch has reunderwritten such Mortgage Loans in accordance with the procedures described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation”.

(4)	The 111 Livingston Street Mortgage Loan (2.7%) is part of a Whole Loan that was co-originated by Deutsche Bank AG, New York Branch and Citigroup Global Markets Realty Corp., and will be sold to the depositor by German American Capital Corporation.

(5)	The Key Center Cleveland Mortgage Loan (3.3%), as to which Citi Real Estate Funding Inc. will act as mortgage loan seller, is part of a Whole Loan that was co-originated by Citi Real Estate Funding Inc., Bank of America, N.A. and Deutsche Bank AG, New York Branch.

Each of the Mortgage Loans is evidenced by one or more promissory notes or similar evidence of indebtedness (each, a “Mortgage Note”) and, in each case, secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial or multifamily properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Properties, as applicable, and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the Sponsors, the Mortgage Loan Sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

The Mortgage Loans included in this transaction were selected for this transaction from mortgage loans specifically originated or acquired for securitizations of this type by the Mortgage Loan Sellers taking into account rating agency criteria and feedback, subordinate investor feedback, property type and geographic location.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on May 17, 2017 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balance (in the case of Mortgage Loan information) or by Allocated Loan Amount as of the Cut-off Date (in the case of Mortgaged Property information).

The information presented in this prospectus with respect to the Loan Per Net Rentable Area, Loan-to-Value Ratio, Loan-to-Value Ratio at Maturity or ARD, Underwritten NCF DSCR, Underwritten NCF Debt Yield and Underwritten NOI Debt Yield for each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), but excluding any related Subordinate Companion Loan(s), unless otherwise indicated.

From time to time a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the Uovo Art Storage Mortgaged Property). When that occurs, we are referring to the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the Uovo Art Storage Mortgage Loan or the Uovo Art Storage Whole Loan). When that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. Any parenthetical with a percent next to a Mortgaged Property name (or portfolio of Mortgaged Properties name) indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of the related Mortgage Loan (or, if applicable, the allocated loan amount with respect to such Mortgaged Property) represents of the Initial Pool Balance, and any parenthetical with a percent next to a Mortgage Loan name or a group of Mortgage Loans indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of such Mortgage Loan or the aggregate outstanding principal balance of such group of Mortgage Loans, as applicable, represents of the Initial Pool Balance. From time to time a particular Companion Loan or type of Companion Loan (for example, a Pari Passu Companion Loan or Subordinate Companion Loan) may be identified by name (for example, an Uovo Art Storage Companion Loan). When that occurs, we are referring to a (or, if applicable, the sole) Companion Loan (or Companion Loan of the applicable type) secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. With respect to any Whole Loan, when the name of a related Mortgaged Property or portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus (for example, “Uovo Art Storage”) is otherwise combined with any Whole Loan-related defined term (for example, “Companion Loan Holder”), reference is being made to such combined term (for example, “Uovo Art Storage Companion Loan Holder”) as it relates to that particular Whole Loan as if it were so defined in this prospectus.

Definitions

For purposes of this prospectus, including the information presented in the Annexes to this prospectus, the indicated terms have the following meanings:

“ADR” means, for any hospitality property, average daily rate.

“Allocated Loan Amount” generally means, (a) with respect to any single Mortgaged Property that is the only real property collateral for the related Mortgage Loan, the total outstanding principal balance of such Mortgage Loan; and (b) with respect to any Mortgaged Property that is one of multiple Mortgaged Properties securing a Mortgage Loan, the portion of the total outstanding principal balance of such Mortgage Loan allocated to the subject Mortgaged Property in accordance with net cash flow, appraised value or otherwise in accordance with or as set forth in the related Mortgage Loan documents.

“Annual Debt Service” generally means, for any Mortgage Loan or Companion Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan or Companion Loan following the Cut-off Date (but without regard to any leap year adjustments) or: (i) in the case of a Mortgage Loan or Companion Loan that provides for interest only payments through maturity or anticipated repayment date, the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter or (ii) in the case of a Mortgage Loan or Companion Loan that provides for an initial interest only period and provides for scheduled amortization payments thereafter, 12 times the monthly payment of principal and interest payable during such subsequent amortization period. Monthly debt service and debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan or Companion Loan, as applicable following the Cut-off Date (but without regard to any leap year adjustments), subject to the exceptions set forth in the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan and, unless otherwise indicated, without regard to any related Pari Passu Companion Loan or related Subordinate Companion Loan. Additionally, in the case of the Moffett Place Google Mortgage Loan (8.3%), which amortizes based on the non-standard amortization schedule set forth on Annex F to this prospectus, the Annual Debt Service is calculated based on the aggregate debt service (i.e., including the related Pari Passu Companion Loans) during the 12-month period commencing February 2022.

“Appraised Value” means, for any Mortgaged Property, the appraised value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the applicable mortgage loan seller. In certain cases, in addition to an “as is” value, the appraisal states an “as stabilized” or “as complete” value for the related Mortgaged Property that assumes that certain events will occur with respect to re-tenanting, construction, renovation or repairs at such Mortgaged Property. In most such cases, the applicable mortgage loan seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In the case of certain Mortgage Loans as described under “—Appraised Value” in this prospectus, the Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD for such Mortgage Loans has been calculated based on the “as stabilized” or “as complete” Appraised Value of a related Mortgaged Property, and in certain other cases, based on an Appraised Value that includes certain property that does not constitute real property. The Appraised Value set forth on Annex A-1 is the “as is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes.

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A-1. We make no representation that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property. See “—Appraised Value” below.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of the ARD Loan, outstanding at the Anticipated Repayment Date or due at maturity, as the case may be) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“CBD” means central business district.

“Cut-off Date Balance” of any Mortgage Loan or Companion Loan, will be the unpaid principal balance of that Mortgage Loan or Companion Loan, as of the Cut-off Date, after application of all payments due on or before that date, whether or not received.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding), generally on a daily basis.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

“Lease Expiration” means the date at which the applicable tenant’s lease is scheduled to expire.

“Loan Per Net Rentable Area” means the principal balance per unit of measurement as of the Cut-off Date.

“Loan-to-Value Ratio,“ “Cut-off Date LTV Ratio,” “LTV Ratio” or “Current LTV” means, with respect to any Mortgage Loan, (a) the Cut-off Date Balance of such Mortgage Loan divided by (b) the Appraised Value of the related Mortgaged Property or aggregate Appraised Values of the Mortgaged Properties; provided that:

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, the Loan-to-Value Ratio was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loans and without regard to any related Subordinate Companion Loan.

●	With respect to each Mortgaged Property identified in “—Appraised Value” below, unless otherwise indicated, the respective Cut-off Date LTV Ratio was calculated using the related “as stabilized” or “as complete” Appraised Value, as opposed to the “as is” Appraised Value.

●	With respect to the Mortgage Loan listed in the following table, the applicable Cut-off Date LTV Ratio was calculated based on its Cut-off Date Balance less a related earnout or holdback reserve. The applicable Cut-off Date LTV Ratio calculated without adjusting for the related earnout or holdback reserve is as follows:

Mortgage Loan Name	% of Initial Pool Balance	Un-Adjusted Cut-off Date LTV Ratio	Earnout or Holdback Reserve Amount	Cut-off Date LTV Ratio
Amsdell Gateway Self Storage	0.5%	71.8%	$100,000	70.2%

“Loan-to-Value Ratio at Maturity or ARD”, “LTV Ratio at Maturity or ARD”, “Balloon LTV” or “Maturity Date LTV Ratio” means, with respect to any Mortgage Loan, (a) the Balloon Balance of such Mortgage Loan, divided by (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties; provided that:

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Loan-to-Value Ratio at Maturity or ARD was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loans and without regard to any related Subordinate Companion Loan.

●	In the case of the ARD Loan, the Loan-to-Value Ratio at Maturity or ARD is calculated with respect to the related Balloon Balance on the Anticipated Repayment Date.

●	With respect to each Mortgaged Property identified in “—Appraised Value” below, unless otherwise indicated, the respective Loan-to-Value Ratio at Maturity or ARD was calculated using the related “as stabilized” or “as complete” Appraised Value, as opposed to the “as is” Appraised Value.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the twelve-month period ending as of the date specified in Annex A-1) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not substitutes for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or substitutes for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity, and in certain cases may reflect partial year annualizations.

“MSA” means metropolitan statistical area.

“Net Operating Income” or “NOI,“ with respect to any Mortgaged Property, means historical net operating income for the annual or other period specified (or ending on the “NOI Date” specified). In general, it is the revenue derived from the use and operation of such Mortgaged Property less the sum of (a) actual operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising) and (b) actual fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments). Net operating income generally does not reflect (i.e., it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

“NRA” means net rentable area.

“Occupancy” means, unless the context indicates otherwise, (i) in the case of multifamily and mixed use (to the extent the related Mortgaged Property includes multifamily space) properties, the percentage of rental Units that are rented as of the Occupancy Date; (ii) in the case of office, retail, industrial, mixed use (to the extent the related Mortgaged Property includes office, retail or industrial space) and self-

storage properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality and mixed use (to the extent the related Mortgaged Property includes hospitality space) properties, the percentage of available Rooms occupied for the trailing 12-month period ending on the Occupancy Date. In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. With respect to the Uovo Art Storage Mortgage Loan (5.5%), which includes both private storage space and managed storage space, “Occupancy” noted is the occupancy of the private storage space, unless otherwise expressly noted. With respect to the 33 Kings Highway Mortgage Loan (1.7%), which includes both private storage space and managed storage space, “Occupancy” noted is based on the occupancy of the managed storage space (measured in cubic feet), unless otherwise expressly noted. See the footnotes to Annex A-1 for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy. See “—Tenant Issues” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Provision” means the number of payments from the first due date through and including the maturity date for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality and multifamily properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

“Soft Springing Hard Lockbox” means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account or cash management account until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, at which time the lockbox account converts to a Hard Lockbox.

“Springing Cash Management” means, until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, revenue from the lockbox (if any) is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related Mortgage Loan documents require the imposition of a lockbox account upon the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, any combination of the foregoing or other special purpose property, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of the ARD Loan, the Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loan is the ARD Loan.

“Underwritten Expenses” or “UW Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income”. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten NCF Debt Yield”, “UW NCF Debt Yield” or “Cut-off Date UW NCF” means, with respect to any Mortgage Loan, the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance of such Mortgage Loan; provided that:

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Underwritten NCF Debt Yield was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s) and without regard to any related Subordinate Companion Loan(s).

●	With respect to the Mortgage Loan listed in the following table, the applicable Underwritten NCF Debt Yield was calculated based on its Cut-off Date Balance less a related earnout or holdback reserve. The applicable Underwritten NCF Debt Yield calculated without adjusting for the related earnout or holdback reserve is as follows:

Mortgage Loan Name	% of Initial Pool Balance	Un-Adjusted Underwritten NCF Debt Yield	Earnout or Holdback Reserve Amount	Underwritten NCF Debt Yield
Amsdell Gateway Self Storage	0.5%	8.2%	$100,000	8.4%

“Underwritten NOI Debt Yield” or “UW NOI Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan; provided that:

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, the debt yield was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s) and without regard to any related Subordinate Companion Loan(s).

●	With respect to the Mortgage Loan listed in the following table, the applicable Underwritten NOI Debt Yield was calculated based on its Cut-off Date Balance less a related earnout or holdback reserve. The applicable Underwritten NOI Debt Yield calculated without adjusting for the related earnout or holdback reserve is as follows:

Mortgage Loan Name	% of Initial Pool Balance	Un-Adjusted Underwritten NOI Debt Yield	Earnout or Holdback Reserve Amount	Underwritten NOI Debt Yield
Amsdell Gateway Self Storage	0.5%	8.3%	$100,000	8.5%

“Underwritten Net Cash Flow,“ “Underwritten NCF” or “UW NCF”, with respect to any Mortgaged Property, means the Underwritten Net Operating Income decreased by an amount that the related mortgage loan seller has determined for the capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable. Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization.

“Underwritten Net Cash Flow DSCR,” “Underwritten NCF DSCR,“ or “UW NCF DSCR,“ means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan; provided that:

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Underwritten Net Cash Flow DSCR was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s) and without regard to any related Subordinate Companion Loan(s).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. The Underwritten Net Cash Flow DSCRs are presented in this prospectus for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Underwritten Net Cash Flow DSCRs accurately reflect that ability.

“Underwritten Net Operating Income,“ “Underwritten NOI,“ or “UW NOI,” with respect to any Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, which is an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related mortgage loan seller.

The Underwritten Net Operating Income for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Operating Income set forth in this prospectus. Certain of such assumptions and subjective judgments of each mortgage loan seller relate to future events, conditions and circumstances, including future expense levels, future increases in rents over current rental rates (including in circumstances where a tenant may currently be in a free or reduced rent period), future vacancy rates, the levels and stability of cash flows for properties with short term rentals (such as hospitality properties), commencement of occupancy and rent payments with respect to leases for which rentals have not yet commenced and/or a “free rent” period is still in effect, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the depositor, the applicable mortgage loan seller, the master servicer or the special servicer have control. In certain cases, Net Operating Income includes rents paid on “dark” space by a tenant that has ceased operations at the subject Mortgaged Property prior to the end of its lease. In some cases, the Underwritten Net Operating Income set forth in this prospectus for any Mortgaged Property is higher, and may be materially higher, than the annual net operating income for such Mortgaged Property based on historical operating statements.

In determining Underwritten Net Operating Income for a Mortgaged Property, the applicable mortgage loan seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; and in some cases, the appraisal, borrower budgets and/or local market information was the primary basis for the determination. From that information, the applicable mortgage loan seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), appraiser estimates, borrower budgets, material changes in the operating position of a Mortgaged Property of which the applicable mortgage loan seller was aware (e.g., current rent roll information including newly signed leases (regardless of whether the tenant has taken occupancy), near term rent steps, expirations of “free rent” periods, market rents, and market vacancy data), and estimated capital expenditures, leasing commissions and tenant improvement costs. In certain cases, the applicable mortgage loan seller’s estimate of Underwritten Net Operating Income reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease from the recent historical net operating income set forth therein) based upon the applicable mortgage loan seller’s own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Operating Income even though such expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Operating Income. In certain cases with respect to certain credit rated tenants, or credit worthy tenants, the applicable mortgage loan seller may have calculated Underwritten Net Operating Income based on certain adjustments to the rental income, such as using the average rent due under the related lease from such tenant over such Mortgage Loan or lease term. Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties.

Specifically, the rental revenue included in the Net Operating Income is based on leases in place, leases that have been executed but the tenant is not yet paying rent and/or in occupancy, leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 12 months past the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator or appraiser; plus any additional recurring revenue fees. In some cases the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. Additionally, in determining rental revenue for multifamily rental and manufactured housing community properties, the related mortgage loan seller either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In some cases the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. See “—Tenant Issues” below.

“Underwritten Net Operating Income DSCR”, “Underwritten NOI DSCR” or “UW NOI DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan; provided that:

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Underwritten Net Operating Income DSCR was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s) and without regard to any related Subordinate Companion Loan(s).

The Underwritten Net Operating Income DSCRs are presented in this prospectus for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Underwritten Net Operating Income DSCRs accurately reflect that ability. See the definition of “Underwritten Net Cash Flow DSCR” for more information regarding the evaluation of debt service coverage ratios.

“Underwritten EGI”, “UW EGI” with respect to any Mortgaged Property, means the gross potential rent, recoveries and other income, less mark to market, vacancy and collection loss.

“Underwritten Revenues” with respect to any Mortgage Loan, means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” in this prospectus. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Units” or “Rooms” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a self-storage property, the gross building area in square feet and/or cubic feet, as the context may require, and (d) in the case of the Uovo Art Storage (5.5%) and 33 Kings Highway (1.7%) Mortgage Loans, each operated as an art storage facility, the gross building area of 275,000 square feet and 105,130 square feet, respectively. At the Uovo Art Storage Mortgaged Property, the private storage units total 164,812 square feet and the managed storage units total 162,793 cubic feet, and at the 33 Kings Highway Mortgaged Property, the private storage units at total 2,915 square feet and the managed storage units total 400,000 cubic feet.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

Mortgage Pool Characteristics

Overview

The issuing entity will include 6 Mortgage Loans (22.1%) that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan or Whole Loan and/or represent separate obligations of each borrower that are cross-collateralized and cross-defaulted with each other.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The following table shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Office	13	$374,941,763	41.6%
CBD	5	$225,000,000	25.0%
Suburban	7	$138,741,763	15.4%
Medical	1	$11,200,000	1.2%
Hospitality	8	$186,876,869	20.8%
Full Service	8	$186,876,869	20.8%
Retail	14	$139,104,578	15.4%
Anchored(2)	10	$115,458,744	12.8%
Unanchored	4	$23,645,834	2.6%
Self-Storage	12	$116,881,364	13.0%
Art Storage	2	$64,784,716	7.2%
Self-Storage	10	$52,096,648	5.8%
Industrial	3	$33,850,000	3.8%
Manufacturing/Warehouse	1	$17,350,000	1.9%
Flex	2	$16,500,000	1.8%
Mixed Use	1	$30,000,000	3.3%
Office/Hospitality	1	$30,000,000	3.3%
Multifamily	2	$18,795,738	2.1%
Garden	1	$10,487,149	1.2%
Mid-Rise	1	$8,308,589	0.9%
Total/Weighted Average	53	$900,450,312	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts, which amounts, if not specified in the related mortgage loan documents, are based on the appraised values, as set forth in Annex A-1.

(2)	Includes single tenant properties.

Office Properties. With respect to the office properties and mixed use properties with an office component set forth in the above chart:

●	With respect to the 111 Livingston Street Mortgage Loan (2.7%), one of the tenants, Brooklyn Law School (“BLS”), has the right under the BLS lease to impose a leasehold condominium structure onto the Mortgaged Property in order to take advantage of a potential real estate tax exemption. Upon the request of BLS, which must be made during the first 5 years of its lease, the borrower under the related Mortgage Loan will ground lease its fee interest in the Mortgaged Property to a to-be-formed special purpose subsidiary of borrower (the “111 Declarant”) for a term of between 30 and 31 years, and the 111 Declarant will impose a condominium regime upon its leasehold interest in the related Mortgaged Property and assign its leasehold to the condominium board for the condominium. Upon the consummation of the leasehold condominium conversion, the 111 Declarant will own each leasehold condominium unit. The leasehold condominium unit covering the premises granted to BLS pursuant to its lease (the “BLS Unit”) will be purchased by BLS from the 111 Declarant pursuant to a purchase and sale agreement providing for a deferred purchase price, the cash flow of which would mirror the lease payments contemplated by the BLS lease (except that the portion of BLS’s current lease payments that are allocable to real estate taxes will be abated to account for the real estate tax exemption available to BLS), and the BLS lease would terminate and the BLS Unit will be released from the lien of the mortgage securing the Mortgage Loan. The payments by BLS pursuant to the purchase and sale agreement (which will be evidenced by a note executed by BLS in favor of the 111 Declarant) would be secured by a purchase-money mortgage, and the payment obligation (whether evidenced by the purchase and sale agreement or purchase money note, the “111 Purchase Money Obligation Documents”) and the purchase-money mortgage given by BLS to the 111 Declarant (the “111 Purchase Money Mortgage”, and collectively with the 111 Purchase Money Obligation Documents, the “111 Purchase Money Documents”) will be collaterally assigned to the lender as security for the related Mortgage Loan. At the lender’s option the 111 Declarant will become a co-borrower and co-mortgagor under the Mortgage Loan, and the lien of the related mortgage would be spread to include the leasehold condominium units owned by the Declarant (other than the BLS Unit upon its conveyance to BLS). Any foreclosure or other enforcement of remedies by the lender under the Mortgage Loan against the 111 Declarant to acquire the 111 Declarant’s interest in the 111 Purchase Money Documents, or by the 111 Declarant (or lender or other successor thereto by foreclosure or other exercise of remedies) against BLS in connection with the 111 Purchase Money Documents and/or the condominium documents in the event of a default by BLS or otherwise, whether to recover possession and/or title to the BLS Unit, to foreclose the 111 Purchase Money Mortgage, or to seek recovery of a money judgment under the 111 Purchase Money Obligation Documents, could be complicated, hindered or delayed given the structure and complexity of the transactions embodied and/or contemplated by the 111 Purchase Money Documents and the other related documents and legal and equitable defenses that the 111 Declarant or BLS could raise based on the 111 Purchase Money Documents, the condominium documents, the transactions contemplated therein, including defenses based upon assertions of characterization of such transactions as a lease or a financing and based upon the requirement that the interest of the 111 Declarant under the 111 Purchase Money documents and the other related documents must be foreclosed by the lender under the Mortgage Loan (or assignee thereof holding the collateral assignment of the 111 Purchase Money Documents) prior to any foreclosure or other exercise of remedies by the lender under the 111 Purchase Money Documents. In addition, the 111 Purchase Money Documents are not anticipated to qualify as foreclosure property for REMIC purposes, which could also result in adverse tax consequences and delay or prevent the REMIC from acquiring the 111 Purchase Money Documents or exercising the rights and remedies of the 111 Declarant thereunder.

Also, BLS is not a single-purpose entity and is not structured to be bankruptcy remote. The filing of a bankruptcy petition by or against BLS may indirectly result in the stay of an action by the lender against or with respect to the related Mortgaged Property, including the commencement or continuation of a foreclosure action against the related Mortgaged Property, if any such enforcement action by the lender under the Mortgage Loan documents could result in termination of the leasehold condominium and, thus, a termination of BLS’s right to occupy the BLS Unit and, consequently, the lender may be precluded from foreclosing on the related Mortgage Loan because of the related effect this could have on BLS’s interest in, and occupancy of, the BLS Unit. If BLS becomes the subject of a voluntary or involuntary bankruptcy proceeding, the 111 Purchase Money Documents and the related transactions may be characterized as a lease, and BLS’s interest in the BLS Unit may be treated as that of a tenant or, alternatively, the 111 Purchase Money Documents and the related transactions may be characterized as a financing. The characterization of the 111 Purchase Money Documents and related transactions as a financing in a bankruptcy case could interfere with and delay the ability to obtain payments on the 111 Purchase Money Documents, the 111 Declarant’s ability to foreclose on the BLS Unit and/or enforce a deficiency judgment against BLS. In addition, if a court determines that the value of the BLS Unit is less than the principal balance of the 111 Purchase Money Documents, the court may reduce the amount of secured indebtedness to the then-current value of the BLS Unit. Such an action would make the 111 Declarant a general unsecured creditor of BLS for the difference between the then-current value of the BLS Unit and the amount of the outstanding indebtedness under the 111 Purchase Money Documents. If a bankruptcy court characterized the 111 Purchase Money Documents as a financing (rather than as a lease) such court also may: grant BLS a reasonable time to cure a payment default on the 111 Purchase Money Documents, reduce monthly payments due under the 111 Purchase Money Documents, reduce the amount of principal due and owing under the 111 Purchase Money Documents, change the rate of interest due on the 111 Purchase Money Documents, or otherwise alter the terms of the 111 Purchase Money Documents, including the repayment schedule. Additionally, the trustee of BLS’s bankruptcy estate or BLS, as debtor-in-possession, would have special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the 111 Declarant (as the lender under the 111 Purchase Money Documents) may be subordinated to financing obtained by BLS as a debtor-in-possession subsequent to its bankruptcy. As a result of the foregoing, the recovery by the 111 Declarant with respect to the 111 Purchase Money Documents, if BLS becomes the subject of a bankruptcy proceeding, may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed under the 111 Purchase Money Documents.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mixed Use Properties. With respect to the mixed use property set forth in the above chart:

●	With respect to the Key Center Cleveland Mortgage Loan (3.3%), the related Mortgaged Property is a mixed use property comprised of an office building (representing approximately 61.3% of underwritten effective gross income), a hotel building operated as the Marriott Cleveland Downtown hotel (representing approximately 32.8% of underwritten effective gross income) and a subterranean parking garage (representing approximately 5.9% of underwritten effective gross income). The parking garage site is ground leased from the City of Cleveland, under a ground lease which requires 45.0% of the spaces to be used for either the hotel or transient parking and the remainder may be leased monthly. The parking garage is operated by a commercial parking operator under a month-to-month parking agreement which provides for automatic renewals, for a fee equal to 3.0% of net revenue from the parking garage. See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”, “—Hospitality Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Retail Properties. With respect to the retail properties set forth in the above chart:

●	With respect to the Shoppes at Garden Mortgage Loan (0.6%) and the Sunny Plaza Mortgage Loan (0.6%), the related borrowers are affiliated and the related Mortgaged Properties compete with each other. Each borrower has agreed in the related Mortgage Loan documents that neither it nor its affiliates will cause tenants to be relocated from its own Mortgaged Property to the other Mortgaged Property or allow tenants to be relocated from the other Mortgaged Property to its own Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Hospitality Properties. With respect to the hospitality properties and mixed use properties with a hospitality component set forth in the above chart:

●	The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration of Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date	Upfront PIP Reserve	Renewal Option
Hilton Hawaiian Village	$56,625,000	6.3%	12/31/2048	11/1/2026	N/A	Yes
Key Center Cleveland(1)	$30,000,000	3.3%	12/31/2021	2/6/2027	$4,652,415	Yes(2)
Embassy Suites Columbus, Dublin(3)	$25,072,173	2.8%	1/31/2032	2/6/2027	$2,380,000	No
Marriott Spartanburg	$23,894,196	2.7%	1/15/2031	1/6/2027	N/A	No
Embassy Suites Cleveland, Rockside(3)	$20,537,290	2.3%	1/31/2032	2/6/2027	$2,520,000	No
Embassy Suites Cincinnati, River Center(3)	$19,390,537	2.2%	1/31/2032	2/6/2027	$1,850,000	No
Embassy Suites Denver	$18,000,000	2.0%	7/31/2028	4/6/2027	N/A	No
Embassy Suites Tempe	$13,500,000	1.5%	1/31/2027	1/6/2027	$1,881,817	No

(1)	The Mortgaged Property is a mixed use property with a 1,369,980 square foot office building and a 400-room full service hotel.

(2)	The existing management agreement has three additional renewal periods of 10 years each.

(3)	One of the three Mortgaged Properties securing the Midwest Embassy Suites Portfolio Mortgage Loan (7.2%). For each of these properties, the “Mortgage Loan Cut-off Date Balance” represents the allocated loan amount.

●	With respect to the following Mortgaged Properties, food and beverage revenue comprises greater than 20% of Underwritten Revenues, as indicated in the table below:

Mortgaged Property Name	% of Initial Pool Balance by Allocated Loan Amount	Food and Beverage Revenue as % of Underwritten Revenues
Key Center Cleveland	3.3%	27.1%(1)
Embassy Suites Columbus, Dublin	2.8%	25.5%
Marriott Spartanburg	2.7%	29.7%
Embassy Suites Cleveland, Rockside	2.3%	30.4%

(1)	Expressed as a percentage of Underwritten Revenues solely for the hotel portion of the Mortgaged Property.

●	With respect to the Hilton Hawaiian Village Mortgage Loan (6.3%), approximately 34.3% of its revenue comes from non-room revenue sources, including its 20 food and beverage outlets, spa facilities and over 100 retail tenants, among others, for the trailing 12-month period ending September 30, 2016. In addition, the current liquor license for the Mortgaged Property will expire on June 30, 2017. Furthermore, the retail portions of the Mortgaged Property may be separately released as described below under “—Partial Releases”.

●	3 Mortgaged Properties (8.1%), included among the 20 largest Mortgage Loans, consist in whole or part of hotel properties where new competitive supply is anticipated to be 75% or more competitive, as further described below:

○	With respect to the Key Center Cleveland Mortgaged Property (3.3%), in June 2016, a 600-room Hilton Cleveland Downtown Hotel opened approximately 1 block from, and was considered by the appraiser to be directly competitive with, the hotel portion of the related Mortgaged Property.

○	With respect to the Marriott Spartanburg Mortgaged Property (2.7%), according to the appraisal, 3 new hotel projects are expected to compete with the Mortgaged Property, 2 of which (a proposed 116-room Hilton Garden Inn at Westgate Mall and a 114-room AC by Marriott, which is currently under construction) are expected to be 100% competitive.

○	With respect to the Embassy Suites Cincinnati, River Center Mortgaged Property (2.2%), according to the appraisal, there are 2 new hotel projects that are expected to compete with the Mortgaged Property, one of which (a 114-room Hotel Covington that opened in September 2016 and is 5 blocks away) is expected to be 100% competitive.

●	Hospitality properties may be particularly affected by seasonality. The Embassy Suites Tempe Mortgage Loan (1.5%) requires a seasonality reserve on an ongoing basis.

●	The Roslyn Hotel Mortgaged Property (1.1%) is not a flagged hospitality property.

●	Certain of the hospitality properties securing the Mortgage Loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. See “—Redevelopment, Renovation and Expansion” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Hospitality Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Self-Storage Properties. With respect to the self-storage properties set forth in the above chart:

●	Two Mortgaged Properties, Uovo Art Storage (5.5%) and 33 Kings Highway (1.7%), are art storage facilities that are owned by affiliated borrowers and are further described below:

○	The Uovo Art Storage Mortgaged Property (5.5%) is comprised of 164,812 square feet of private storage (which is approximately 83.9% leased as of the January 10, 2017 rent roll), 162,793 cubic feet of managed storage (which is approximately 48.2% leased as of the January 10, 2017 rent roll) and a 4,492 square feet across seven viewing rooms. The private storage represents approximately 80.0% of the underwritten revenues of the Mortgaged Property as of December 31, 2016 and is typically rented under term leases, which have average original and remaining terms as of January 10, 2017 of approximately 5.0 years and 3.8 years, respectively. The private storage is built out for each tenant and the tenants are permitted to access their own units at any time while the Mortgaged Property is open. The managed storage is managed by a borrower-affiliated manager and is rented by the cubic foot, typically on a month-to-month basis. Managed storage users must request that their art be removed and set up in a viewing room for additional fees each time they want to view their artwork.

○	The 33 Kings Highway Mortgaged Property (1.7%) is comprised of 2,915 square feet of private storage (which is approximately 37.0% leased as of the February 28, 2017 rent roll), 400,000 cubic feet of managed storage (which is approximately 60.7% leased as of the February 28, 2017 rent roll), a 496 square foot viewing room and a 5,055 square foot room which can be rented as a workroom for larger pieces.

○	As of February 28, 2017, there are 31 tenants at the 33 Kings Highway Mortgaged Property who also lease space at the Uovo Art Storage Mortgaged Property. Of the 31 tenants, there are 17 tenants who occupy private storage space and no managed storage space at the Uovo Art Storage Mortgaged Property and occupy managed storage space at the 33 Kings Highway Mortgaged Property. According to the borrower, the remaining 14 of such tenants occupy managed storage space at both Mortgaged Properties. The rent for managed storage space at the 33 Kings Highway Mortgaged Property is generally significantly lower than the rent for managed storage space at the Uovo Art Storage Mortgaged Property.

○	The borrower sponsor for the Mortgaged Properties identified on Annex A-1 to this prospectus as Uovo Art Storage and 33 Kings Highway is currently constructing an additional art storage facility in Blauvelt, New York (the “Blauvelt Facility”) approximately two miles from the 33 Kings Highway Mortgaged Property, which, according to the borrower, is expected to contain 51,000 square feet of private storage space and 450,000 square feet of managed storage space and to be completed by the end of 2017. The borrower under the 33 Kings Highway Mortgage Loan has covenanted that, solely during a cash management trigger period, the borrower and its affiliates will not solicit any tenant at the 33 Kings Highway Mortgaged Property to lease space at the Blauvelt Facility if such tenant is downsizing its space, vacating its space or terminating its lease at the 33 Kings Highway Mortgaged Property prior to the expiration date of its lease; however, the covenant allows a tenant at the 33 Kings Highway Mortgaged Property to lease space at the Blauvelt Facility if it has requested additional space at the 33 Kings Highway Mortgaged Property and there is not sufficient space of the applicable type at the 33 Kings Highway Mortgaged Property to accommodate the tenant’s request.

See “Risk Factors—Risks Relating to the Mortgage Loans—Self-Storage Properties Have Special Risks”.

Multifamily Properties. With respect to multifamily properties set forth in the above chart:

●	With respect to the Villas at Palm Bay Mortgage Loan (1.2%), pursuant to the terms of a subordinate loan obtained by the borrower from the Brevard County Board of County Commissioners, a political subdivision of the State of Florida, 22 units (11 one-bedroom and 11 two-bedroom units) must be set aside for individuals or families who are 80% below the “Area Median Income”, as defined annually by the United States Department of Housing and Urban Development. At least one individual living in each of the units must meet the definition of essential service workers: “All persons who contribute to the growth and well being of Brevard County. This includes but is not limited to any persons employed by an educational, governmental or health care institution or any building or trade personnel and hospitality personnel.” The 22 units are set aside for a period of 30 years, which is set to expire in 2037. The maximum allowable rent for these units is based on the annual State Housing Initiative Partnership Income Rent Limits, published annually by the Florida Housing Finance Corporation for Brevard County. According to the borrower, as of loan origination, the one-bedroom units and two-bedroom units were renting for $712/unit and $818/unit, respectively. Pursuant to a subordination and standstill agreement entered into with the subordinate lender, such affordable housing restrictions will automatically terminate upon a foreclosure or deed-in-lieu of foreclosure of the Mortgaged Property. In addition, approximately 8 units at the Mortgaged Property are leased pursuant to the Section 8 voucher program.

●	See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

Specialty Use Concentrations. Certain Mortgaged Properties have one or more tenants that operate their space as a specialty use. Such specialty uses may not allow the space to be readily converted to be suitable for another type of tenant. For example, with respect to certain of the Mortgaged Properties, one or more of the 5 largest tenants operates its space as a specialty use, as set forth in the following table:

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance
School or educational facility	5	8.5%
Medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools	5	7.5
Art Storage	2	7.2
Restaurant(1)	5	5.5
Laboratory and mechanical space	2	3.8
Garment manufacturing	1	2.6
Bank Branch	1	2.3
Salon or day spa	2	1.2
Gym, fitness center or a health club	1	0.6

(1)	Excludes hospitality properties and mixed use properties with a hospitality component.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Significant Obligor

The 95 Morton Street Mortgaged Property (10.6%) is a “significant obligor” as such term is used in Items 1101 and 1112 of Regulation AB with respect to this offering. See Annex A-1.

Mortgage Loan Concentrations

Top Ten Mortgage Loans

The following table shows certain information regarding the ten largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per NRA(1)	UW NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(3)	U/W NOI Debt Yield(1)	Property Type
95 Morton Street	$ 95,000,000	10.6%	$438	2.34x	42.6%	10.7%	Office
Moffett Place Google	$ 75,000,000	8.3%	$589	1.38x	59.5%	8.3%	Office
Midwest Embassy Suites Portfolio	$ 65,000,000	7.2%	$83,120	2.17x	52.1%	15.9%	Hospitality
Los Angeles Corporate Center	$ 58,725,000	6.5%	$149	1.69x	66.9%	11.8%	Office
Hilton Hawaiian Village	$ 56,625,000	6.3%	$243,566	4.47x	31.2%	21.2%	Hospitality
Uovo Art Storage	$ 49,803,347	5.5%	$315	1.55x	52.5%	9.8%	Self-Storage
Key Center Cleveland	$ 30,000,000	3.3%	$92	1.59x	60.8%	12.8%	Mixed Use
111 Livingston Street	$ 24,000,000	2.7%	$276	1.56x	54.8%	8.1%	Office
Marriott Spartanburg	$ 23,894,196	2.7%	$96,738	1.94x	59.6%	16.3%	Hospitality
260 West 36th Street	$ 23,500,000	2.6%	$276	1.82x	52.2%	8.7%	Office
Top 10 Total/Weighted Average	$ 501,547,544	55.7%		2.13x	51.8%	12.4%

(1)	With respect to the 95 Morton Street, Moffett Place Google, Hilton Hawaiian Village, Uovo Art Storage, Key Center Cleveland and 111 Livingston Street Mortgage Loans, Loan per NRA, UW NCF DSCR, Cut-off Date LTV Ratio and U/W NOI Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(2)	With respect to the Moffett Place Google Mortgage Loan, calculated based on the Annual Debt Service equal to the aggregate of the first 12 payments on the related Mortgage Loan and Pari Passu Companion Loans commencing February 2022, as set forth in the non-standard amortization schedule set forth in Annex F.

(3)	With respect to the 95 Morton Street, Moffett Place Google and Los Angeles Corporate Center Mortgage Loans, calculated based on the “as stabilized” appraised value. With respect to the Midwest Embassy Suites Portfolio and the Key Center Cleveland Mortgage Loans, calculated based on the “as complete” appraised value. See “Description of the Mortgage Pool—Appraised Value” for more information.

See “—Assessment of Property Value and Condition” for additional information.

For more information regarding the ten largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions under “Description of Top Twenty Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3. Other than with respect to the top ten Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 2.3% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The Mortgage Pool will include 6 Mortgage Loans (13.4%), set forth in the following table entitled “Multi-Property Mortgage Loans”, which are each secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or Allocated Loan Amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that Mortgaged Property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The following table shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Midwest Embassy Suites Portfolio	$65,000,000	7.2%
Troy Office Portfolio	18,000,000	2.0
SG360 Portfolio	16,500,000	1.8
StorQuest Bradenton & Sarasota	12,320,000	1.4
StorQuest Manhattan & Fair Oaks	5,232,500	0.6
StorIt Prescott & Chino Valley	3,185,000	0.4
Total	$120,237,500	13.4%

In addition, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers. For example, with respect to each of the Los Angeles Corporate Center (6.5%), Hilton Hawaiian Village (6.3%), Uovo Art Storage (5.5%) and StorIt Prescott & Chino Valley (0.4%) Mortgage Loans, each of the related Mortgaged Properties (or, in the case of the StorIt Prescott & Chino Valley Mortgage Loan, 1 of the 2 related Mortgaged Properties) is comprised of more than 1 parcel, which parcels are owned by separate borrowers or are not contiguous.

Five groups of Mortgage Loans (23.7%), set forth in the following table entitled “Related Borrower Loans”, are not cross-collateralized but have the same borrower sponsor or borrower sponsors related to each other, but no group of Mortgage Loans having the same borrower sponsor or borrower sponsors that are related to each other represents more than approximately 8.7% of the Initial Pool Balance. The following table shows each group of Mortgage Loans having borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1.

Related Borrower Loans

Mortgage Loan	Aggregate Cut-off Date Principal Balance	Approx. % of Initial Pool Balance
Group 1:
Midwest Embassy Suites Portfolio	$65,000,000	7.2%
Embassy Suites Tempe	13,500,000	1.5
Total for Group 1:	$78,500,000	8.7%
Group 2:
Uovo Art Storage	$49,803,347	5.5%
33 Kings Highway	14,981,369	1.7
Total for Group 2:	$64,784,716	7.2%
Group 3:
Alvogen Pharma US	$17,350,000	1.9%
SG360 Portfolio	16,500,000	1.8
Total for Group 3:	$33,850,000	3.8%
Group 4:
The Atrium	$7,500,000	0.8%
Shoppes at Garden	5,767,787	0.6
Sunny Plaza	5,018,724	0.6
Total for Group 4:	$18,286,511	2.0%
Group 5:
StorQuest Bradenton & Sarasota	$12,320,000	1.4%
StorQuest Manhattan & Fair Oaks	5,232,500	0.6
Total for Group 5:	$17,552,500	1.9%

Mortgage Loans with related borrowers are identified under “Related Borrower” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

This table shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
NY	8	$ 242,992,389	27.0%
CA	8	$ 217,434,147	24.1%
OH	4	$ 80,478,871	8.9%
HI	2	$ 74,655,000	8.3%
FL	8	$ 46,326,160	5.1%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an Allocated Loan Amount, which amounts, if not specified in the related mortgage loan documents, are based on the appraised values, as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout 13 other states, with no more than 3.4% of the Initial Pool Balance by Allocated Loan Amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

16 Mortgaged Properties, securing approximately 13.6% of the Initial Pool Balance by Allocated Loan Amount, are located in Florida, Texas, Georgia and South Carolina, and may be more generally susceptible to floods or hurricanes than properties in other parts of the country.

12 Mortgaged Properties, securing approximately 27.5% of the Initial Pool Balance by Allocated Loan Amount, are located in California and Texas and are more susceptible to wildfires.

10 Mortgaged Properties, securing approximately 28.3% of the Initial Pool Balance by Allocated Loan Amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 19.0%.

Mortgaged Properties With Limited Prior Operating History

Each of the Moffett Place Google (8.3%), 33 Kings Highway (1.7%), Malibu Office (1.3%) and 5015 Shoreham Place (0.8%) Mortgage Loans are secured by Mortgaged Properties that were constructed, in a lease-up period or were the subject of a major renovation that was completed within 12 calendar months prior to the Cut-Off Date and, therefore, the related Mortgaged Property has no or limited prior operating history or the related Mortgage Loan Seller did not take the operating history into account in the underwriting of the related Mortgage Loan.

Each of the Alvogen Pharma US (1.9%), SG360 Portfolio (1.8%) and Walgreens Loganville (0.5%) Mortgage Loans are secured by Mortgaged Properties that are single tenant properties subject to double-net or triple-net leases with the related tenant where the related borrower did not provide the related Mortgage Loan Seller with historical financial information for the related Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common

Each of the Los Angeles Corporate Center (6.5%) and 5015 Shoreham Place (0.8%) Mortgage Loans have one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. In addition, with respect to the Los Angeles Corporate Center Mortgage Loan, the non-recourse carveout guarantors do not hold an interest in one of the tenants-in-common. See “Risk Factors—Risks Relating to the Mortgage Loans—Tenancies-in-Common May Hinder Recovery”.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium Interests

Each of the Hilton Hawaiian Village (6.3%), Troy Office Portfolio (2.0%) and 50 Bond Street (0.9%) Mortgage Loans are secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium. Except as described below, the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.

With respect to the 111 Livingston Street Mortgage Loan (2.7%), one of the tenants, Brooklyn Law School (“BLS”), has the right under the BLS lease to impose a leasehold condominium structure onto the Mortgaged Property in order to take advantage of a potential real estate tax exemption. Upon the request of BLS, which must be made during the first 5 years of its lease, the borrower under the related Mortgage Loan will ground lease its fee interest in the related Mortgaged Property to a to-be-formed special purpose subsidiary of the borrower for a term of between 30 and 31 years and that affiliate will impose a condominium regime upon its leasehold interest in the property and assign its leasehold interest to the condominium board for the condominium. The leasehold condominium unit covering the premises granted to BLS pursuant to its lease (the “BLS Unit”) will be purchased by BLS pursuant to a purchase and sale agreement providing for a deferred purchase price, the cash flow of which would mirror the lease payments contemplated by the BLS lease (except for a reduction in connection with the real estate tax exemption available to BLS), and the BLS lease would terminate and the BLS Unit released from the lien of the mortgage securing the Mortgage Loan. As a result, the collateral for the related Mortgage Loan would not include all of the condominium units in the related leasehold condominium, although condominium units comprising a majority by interest in the condominium would be included in the collateral for the related Mortgage Loan.

The 50 Bond Street Mortgaged Property (0.9%) consists of a two-level retail condominium unit that is part of a condominium known as the 50 Bond Street Condominium. The condominium consists of seven units including a street-level commercial unit (i.e., the related Mortgaged Property), and six residential units located one per floor on floors two through seven. The residential units are not collateral for the related Mortgage Loan. The condominium may be terminated by a 80% shareholder vote. The borrower holds an approximately 14% minority share in the condominium and therefore does not control the appointment and voting of the condominium board and could not prevent termination of the condominium or various other actions that could affect the related borrower. If termination of the condominium occurs, the borrower would become a tenant-in-common owner of the entire property and there would likely be a forced sale. It is unclear what equity percentage in the entire building would be assigned to the borrower. The loan is structured with full recourse to the loan guarantor if the condominium is terminated.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Fee & Leasehold Estates; Ground Leases

The following table shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Property Ownership Interest(1)

Property Ownership Interest	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee Simple(2)	47	$735,160,579	81.6%
Fee Simple/Leasehold	3	103,975,000	11.5
Leasehold	3	61,314,733	6.8
Total	53	$900,450,312	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts, which amounts, if not specified in the related mortgage loan documents, are based on the appraised values, as set forth in Annex A-1.

(2)	May include mortgaged properties constituting the borrower’s leasehold interest in the mortgaged property along with the corresponding fee interest of the ground lessor in such mortgaged property.

The Hilton Hawaiian Village (6.3%) and Key Center Cleveland (3.3%) Mortgaged Properties are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on (x) one or more leasehold interests in a portion of the related Mortgaged Property and (y) one or more fee interests in the remaining portion of the related Mortgaged Property.

In general, unless the related fee interest is also encumbered by the related Mortgage (and therefore treated as a fee simple interest in the chart above), each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options) and, except as noted below or in the exceptions to representation and warranty number 34 in Annex D-1 indicated on Annex D-2, Annex D-3 and Annex D-4, contains customary lender protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to the Hilton Hawaiian Village Mortgage Loan (6.3%), an approximately 0.14-acre parcel of the related Mortgaged Property located under the Diamond Head Apartments at the Mortgaged Property and identified as the Taran outparcel (the “Taran Outparcel”) is ground leased. The ground lease expires on July 31, 2035, which is less than nine years beyond the maturity date of the Mortgage Loan. With respect to such ground lease, from and after the date that the lender acquires the borrower’s interest in the ground lease as a result of a foreclosure or assignment in lieu thereof, the lender is required to obtain the ground lessor’s consent to assign the ground lease.

The Key Center Cleveland Mortgage Loan (3.3%) is partially secured by a Mortgage on the leasehold interest in a parking garage that is ground leased from the City of Cleveland. The ground lease has an expiration date of December 31, 2059 with one 34-year extension option through 2093. The annual base rent under the ground lease is $60,000, provided that if the revenue exceeds certain breakpoints, percentage rent will also be payable.

With respect to the Marriott Spartanburg Mortgage Loan (2.7%), the related Mortgaged Property consists of a ground leasehold interest under a ground lease with the City of Spartanburg (the “City”) expiring in 2061. In addition, the borrower leases a 26,791 square foot conference center connected to the Mortgaged Property, which is utilized as meeting space and located on the ground leased land but is owned by the City, from the City under a space lease also expiring in 2061. The ground lease and space lease are cross-defaulted with each other. The lender’s Mortgage on the ground leased land is not secured by the conference center improvements owned by the City. The City and the borrower executed an estoppel and agreement containing lender protections with respect to the ground lease and conference center lease, including providing the lender notice and an opportunity to cure any defaults with respect to the ground lease and conference center lease, and the right to enter into a new lease if the ground lease or conference center lease is terminated.

In addition, with respect to the Marriott Spartanburg Mortgage Loan (2.7%), the ground lease grants the borrower a purchase option for the fee interest in the land for $1.5 million, which option can be exercised any time after August 31, 2025. The deed is required to contain restrictive covenants requiring the grantee, its successors and assigns, to continue the operation of the buildings and improvements as a full service hotel and conference center until the expiration of the conference center lease. Upon the borrower’s exercise of the purchase option, either the City of Spartanburg or the borrower has the right to unilaterally submit the entire project to a horizontal property regime (essentially a condominium structure), and the City has agreed to continue to lease the conference center to the borrower until at least 2061 for $1/year. Pursuant to the Mortgage Loan documents, the borrower is prohibited from acquiring additional property without the consent of the lender.

With respect to the Kona Crossroads Mortgage Loan (2.0%), the related Mortgaged Property is a leasehold interest. Under the related ground lease, rent is renegotiated every ten years, with the next such reset commencing approximately February 1, 2026 (subsequent to the maturity date of the Mortgage Loan in 2025), based upon a fair market value formula. If the ground lessor and borrower cannot agree on the value of the components of the fair market value formula, the value is required to be determined by arbitration, with the decision of the majority of three appraisers binding the parties. In the most recent reset negotiation in February 2016, the borrower and the ground lessor disagreed, with the borrower arguing that the then-existing rent of $225,000 reflected the fair market value; in December 2016, following arbitration proceedings pursuant to the lease, the arbitrators determined the annual ground rent reset to be $250,000. In addition, the ground lease does not require that, in the event of a condemnation, all of the condemnation awards allocable to the borrower’s interest be used to repair or restore the Mortgaged Property, and it is not required that the lender be the trustee which holds condemnation proceeds. In addition, pursuant to the ground lease, in the event of a condemnation, the ground lessor is entitled to receive the entire condemnation award attributable to the land, and any award attributable to the improvements is required to be allocated between the ground lessor and the ground lessee as follows: (i) the ground lessee is entitled to receive the portion equal to such award multiplied by a fraction, the numerator of which is the number of years remaining in the ground lease term plus 1 year, and the denominator of which is the total number of years of the ground lease; and (ii) the ground lessor is entitled to receive the remainder. For example, the ground lease term is 65 years. If, 40 years into the term, there is a condemnation, the borrower (as ground lessee) would be entitled to receive 26/65 of the award allocable to the improvements. The related Mortgage Loan documents provide for a loss carveout to the extent the lender suffers any loss in connection with a condemnation, until such time as the ground lease is amended to provide that, upon any condemnation, the ground lessor and borrower (as ground lessee) are entitled to separate awards with respect to the Mortgaged Property, with the amount of such separate awards determined by the applicable governmental authority conducting such condemnation proceedings based upon the ground lessor’s and ground lessee’s respective interests in the Mortgaged Property.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “—Bankruptcy Laws”.

With respect to certain of the ground leased Mortgaged Properties, the ground lessor has the right to mortgage its fee interest. A foreclosure of such a mortgage would remain subject to the existing ground lease; however, it would result in there being a new ground lessor for the related Mortgaged Property.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 10 months (or, in the case of the Kona Crossroads Mortgaged Property, 24 months) prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (“ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (“REC”). A Phase II investigation generally consists of sampling and/or testing.

●	With respect to the 95 Morton Street Mortgage Loan (10.6%), the boiler emissions for a boiler fueled by No. 4 fuel oil at the related Mortgaged Property were permitted by a certificate issued by the New York City Department of Environmental Protection. The most recently issued certificate was issued to a party who is not the borrower. The status for the certificate is identified as “Expired” as of October 15, 2015. As such, the boiler equipment does not appear to be in compliance with the registration requirements. The current regulatory status of the building’s boiler system is to be confirmed as a post loan closing obligation of the borrower by June 5, 2017.

●	With respect to the Gateway Plaza Mortgage Loan (2.3%), the related Phase I ESA identified a REC related to the use of a unit at the Mortgaged Property as a dry cleaner since the 1960s, and consequent impacts to soil and soil gas by perchloroethylene (“PCE”), creating a risk of vapor intrusion. The environmental consultant recommended treatment by a soil vapor extraction system in accordance with a remedial action plan (the “RAP”) approved by the Los Angeles County Fire Department Site Migration Unit (the “SMU”). The borrower has covenanted in the Mortgage Loan documents to diligently perform all necessary action to complete the work outlined in the RAP, and following completion of the RAP, diligently pursue receipt of a “no further action” letter from the SMU. If any environmental deed restrictions are required to obtain such a letter, such restrictions are subject to the lender’s reasonable approval. At loan origination, $781,250 was deposited into a reserve for the cost of the work required under the RAP, to be released to the borrower periodically to pay for such costs, and to be released to the borrower (or during a cash management trigger period, to the cash management account) in full upon receipt of a no further action letter and compliance with certain other conditions.

●	With respect to the SG360 Portfolio Mortgage Loan (1.8%), the related Phase I ESA indicated that one of the related Mortgaged Properties is listed as a Resource Conservation and Recovery Act (“RCRA”) “large quality” generator of hazardous waste and the other related Mortgaged Property is listed as a RCRA “small quantity” generator of hazardous waste.

●	With respect to the MacArthur Shopping Center Mortgage Loan (1.4%), the Phase I ESA reported that the Mortgaged Property was identified with two Texas voluntary cleanup program (“VCP”) cases relating to a former dry cleaner at the Mortgaged Property. According to the Phase I, in 1998, a VCP case was issued for soils and groundwater affected by volatile organic compounds. A Certificate of Completion was issued in December 1998 with a Non-Residential institutional control. In 2005, concentrations of PCE and trichloroethylene (“TCE”) were detected that exceeded their respective Texas Commission on Environmental Quality (“TCEQ”) protective concentration levels for groundwater. A new VCP application was submitted to the TCEQ, which is currently an active case. The Phase I indicated that, since the elevated concentrations appear to be related to the original release and VCP closure, the prior Certificate of Completion is likely to be no longer valid under the terms of the Certificate of Completion. The most recent groundwater monitoring report from August 2015 identified that concentrations of cis-1,2 dichloroethylene, PCE, TCE, and vinyl chloride were detected in monitoring wells above their respective Texas Risk Reduction Program Groundwater Residential protective concentration levels. These concentrations were attributed to what appeared to be pulsed releases of PCE, and it was recommended that the current dry cleaning tenant be encouraged to use a non-chlorinated solvent. The ESA stated that the on-site dry cleaner tenant reportedly ceased using PCE in 2013. The borrower has elected to exit from the current/open VCP case which was intended to render the site acceptable for unrestricted use, and has opted to stay with the existing commercial use only of the site for which closure was previously issued. If the TCEQ approves this request, it will be necessary to deed record the closure and permanently close the wells. The ESA concluded that the conditional closure (pending) under commercial objectives with the deed record will be considered a controlled REC and recommended no further evaluation following TCEQ approval and monitoring well abandonment. The borrower has covenanted to submit the proposed deed restriction to the lender for the lender’s reasonable approval within 15 days after loan origination, to record such deed restriction within 30 days after lender’s approval, to close the monitoring wells on the Mortgaged Property, to submit a voluntary cleanup withdrawal application to the TCEQ within 30 days of the loan origination date and to diligently perform any other action required or requested by the TCEQ to continue compliance with the Certificate of Completion.

●	With respect to The Atrium Mortgage Loan (0.8%), according to regulatory information reviewed during the Phase I ESA, the related Mortgaged Property is an active release site associated with two historical gas stations formerly located at the northwest corner and north-central portion of the Mortgaged Property in 1924 and 1950, respectively. Several groundwater monitoring wells are installed at the Mortgaged Property. A groundwater monitoring report titled Natural Attenuation Monitoring Report - Event Two, Datura Place Office Property (“NAM”), prepared on September 9, 2016, summarized groundwater analytical results in the area of the petroleum discharge from historical service station operations that took place at the Mortgaged Property. Polycyclic aromatic hydrocarbons (PAHs) naphthalene was detected in one of the four wells that were sampled for PAHS at a concentration of 44.5 micrograms per liter (µg/L), which was above the Groundwater Cleanup Target Level (GCTL) of 14 µg/L. Based on the results of the NAM, the environmental consultant concluded that if naphthalene concentration(s) remain relatively the same or less than historic concentrations detected onsite during a third NAM sampling event initially scheduled on or around March 2, 2017, a request for No Further Action with Conditions should be considered with a restriction on groundwater use for irrigation or other purposes. Consequently, the documented groundwater contamination from historical on-site operations and ongoing NAM represents a REC for the Mortgaged Property. On the closing date of the Mortgage Loan, an amount equal to $178,750 was reserved, which represented 125% of the estimated cost of the groundwater remediation as outlined by the environmental consultant. Such funds are required to be reserved until a conditional No-Further-Action letter is issued. In addition, the borrower is obligated to continue monitoring the situation. The third NAM initially scheduled for on or around March 2, 2017 was subsequently rescheduled due to construction on a neighboring site and has not yet taken place.

●	With respect to the Massillon Citi Center Mortgage Loan (0.5%), the related Mortgaged Property had previously been the site of a dry cleaner and a gas station. The Phase I ESA recommended that a Phase II limited subsurface investigation be performed to determine whether historical gas station and dry cleaner uses represent a recognized environmental condition at the related Mortgaged Property. In lieu of such further environmental investigation, an ENVIRO COVERED LOCATION INSURANCE POLICY (SITE ENVIRONMENTAL) naming Citi Real Estate Funding Inc. and its successors and assigns as the insured was issued by Lloyd’s Syndicates 623/2623, which policy has a $1,000,000 limit of liability per claim and in the aggregate, a $25,000 deductible and a policy term of 10 years and a 3-year extended reporting period. Lloyd’s Syndicates 623/2623 has an A.M. Best’s Rating of A (Excellent), Class XV.

●	With respect to the Walgreens Loganville Mortgage Loan (0.5%), the ESA identified one REC due to historical on-site gas station operations from the 1960s to the 1990s, which resulted in the presence of petroleum in the soil and groundwater. The gas station facility was demolished in 2005-2006 and the Mortgaged Property was redeveloped with the current Walgreen’s Pharmacy. Numerous subsurface investigations, remedial activities and groundwater monitoring activities have been performed between 1995 and 2010 in relation to the REC, and at least 10 USTs were removed from the Mortgaged Property during the same period. A groundwater monitoring report prepared in January 2011 identified maximum benzene concentrations at 22,000 ug/L. The Phase I ESA recommended that the owner of the Mortgaged Property contact the Georgia Environmental Protection Division of the Georgia Department of Natural Resources (“GEPD”) for determination of a course of action. Communication with the GEPD was effected and a Phase II report was ordered. The Phase II ESA reported a benzene concentration at 14,000 ug/L which is lower than the sampling results in 2011 but is higher than the GEPD’s water qualify standard of 51 ug/L. Upon review of the sampling results, the GEPD issued a corrective action plan letter on January 10, 2017, which recommended that the borrower re-commence quarterly groundwater monitoring that is estimated to cost $25,000 per year. The borrower has retained an environmental consultant to conduct quarterly groundwater monitoring throughout the term of the loan, or until such a time that it is no longer required by the GEPD, and the borrower is required to deposit $2,083 monthly into an environmental reserve to cover the cost of such monitoring. Soil remediation is not currently required, however, the environmental consultant projected the remediation cost as $250,000. At the closing of the Mortgage Loan, an upfront reserve of $312,500 for any future soil remediation expenses was established, which represented 125% of the total estimated cost, which reserve may be released only if the borrower obtains a no-further action letter from the GEPD and certain other conditions are satisfied.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, renovation or expansion, including with respect to hospitality properties, executing property improvement plans (“PIPs”). In certain cases, such PIPs may be required by the franchisor to maintain franchise affiliation, as described in “—Mortgage Pool Characteristics—Property Types—Hospitality Properties” above. For example, with respect to a Mortgaged Property that is currently undergoing or is expected to undergo material redevelopment, renovation or expansion and is a Mortgaged Property that (i) secures a Mortgage Loan that is one of the top 20 Mortgage Loans or (ii) where the related costs are anticipated to be more than 10% of the Cut-off Date Balance of the related Mortgage Loan:

●	With respect to the Midwest Embassy Suites Portfolio Mortgage Loan (7.2%), $6,750,000 was reserved at origination of the Mortgage Loan, representing approximately 100% of the estimated cost of franchisor-required PIPs for the Mortgaged Properties, which are required under the related franchise agreements to be completed by January 2019.

●	With respect to the Key Center Cleveland Mortgage Loan (3.3%), $4,652,415 was reserved at origination of the Mortgage Loan, representing approximately 100% of the estimated cost of a PIP, which may be required in connection with the renewal of the franchise agreement in 2021. Additionally, the borrower is required to perform repairs and replacements in the amount of approximately $13,542,750 to the hotel, including with respect to the building exterior and building entry, lobby, public restrooms, restaurants and dining areas, service areas, fitness center, elevator lobbies, concierge lounge, meeting rooms, ballrooms and Key Club banquet facility and fitness center. The borrower is also required to implement repairs and replacements in the amount of approximately $3,603,600 to the office building, including to the lobby, building site, parking garage and mechanical systems. Such repairs and renovations to the hotel and the office building are required under the Mortgage Loan documents to be completed within 24 months of origination. At origination, $18,271,556 was deposited into a reserve with the lender for completion of such repairs and renovations to the hotel and office building. In addition, at origination, a $1,991,429 reserve was established with Marriott Corporation as the manager of the hotel. Marriott Corporation indicated that it intends to use such funds for furniture, fixtures and equipment (“FF&E”) at the hotel portion of the Mortgaged Property, though Marriott Corporation is not required to do so under the Mortgage Loan documents and Marriott Corporation’s failure to use such funds for FF&E will not constitute a default under the Mortgage Loan documents.

●	With respect to the Embassy Suites Tempe Mortgage Loan (1.5%), $1,881,817 was reserved at origination of the Mortgage Loan, representing approximately 100% of the estimated cost of a franchisor-required PIP for the Mortgaged Property, which is required under the related franchise agreement to be completed by December 2019.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than 10 months old (or, in the case of the Kona Crossroads Mortgaged Property, 18 months old) as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

With respect to the Gateway Plaza Mortgage Loan (2.3%), the related Mortgaged Property is located in seismic zone 4, and the Mortgaged Property as a whole has an overall SEL of 19%; however, three of the nine buildings at the Mortgaged Property each has an SEL of 21% in the event of an earthquake. No earthquake insurance has been required or obtained for these buildings or for the overall Mortgaged Property. The borrower is required under the Mortgage Loan documents to complete a seismic retrofit to the Mortgaged Property within six months of the loan origination date, consisting of (i) providing positive direct connections between concrete tilt-up walls and roof framing, (ii) providing continuous seismic ties between roof diaphragm chord members, (iii) reinforcing the anchorage of girders on the pilasters, and (iv) providing continuity collectors at reentrant corners. At loan origination, $165,000 (110% of the estimated cost of the seismic retrofit work) was reserved to provide for the costs of the seismic retrofit work.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Property may be subject to ongoing litigation. For example:

With respect to the Midwest Embassy Suites Portfolio Mortgage Loan (7.2%), as to the Embassy Suites Cleveland, Rockside Mortgaged Property, the city of Independence, Cleveland, has executed a partial condemnation consisting of a utility easement with related temporary construction easement for a sanitary sewer line. The new easement is expected to run through a portion of the parking lot and along the outer boundary of the Mortgaged Property. The borrower has indicated that the piping has already been placed in the ground, with the final asphalt and landscaping to be completed.

With respect to the Los Angeles Corporate Center Mortgage Loan (6.5%), an individual that is one of the sponsors and non-recourse carve-out guarantors was a party to a civil lawsuit brought in 1999, wherein it was alleged that such individual had breached his fiduciary duty as trustee of a family friend’s approximately $5,900,000 trust. The lawsuit settled in 2007 and, as part of the settlement, the individual in question was required to pay $100,000,000 in damages.

With respect to the 111 Livingston Street Mortgage Loan (2.7%), an action was commenced against the related borrower on February 29, 2012 by Centennial Elevator Industries Inc. (the “111 Plaintiff”) in Kings County Supreme Court whereby the 111 Plaintiff, as former elevator maintenance contractor at the Mortgaged Property, is seeking $70,300 in unpaid fees for maintenance and repair services through October of 2011. The related borrower has denied the allegations and counterclaimed for $250,000, alleging that the 111 Plaintiff failed to properly perform its services at the Mortgaged Property. A non-recourse carveout has been provided to the lender for any losses incurred in connection with the litigation.

With respect to the 260 West 36th Street Mortgage Loan (2.6%), one of the non-recourse carveout guarantors, Nader Hakakian, and certain affiliated entities (the “Defendants”) were sued by 241 Fifth Ave. Hotel LLC (“241 Fifth”) and Hazak Associates LLC (“Hazak”), in connection with a loan (the “Namco Loan”) made by the Defendants to Namco Capital Group, Inc. The Namco Loan was secured by the 50% interest of Beshmada LLC (“Beshmada”) in 241 Fifth (the “Pledged Interest”), which owned a building located at 241 Fifth Avenue (the “Building”) in New York City. Beshmada subsequently assigned the Pledged Interest to the Defendants. Hazak owned the other 50% interest in 241 Fifth. The related complaint claimed tortious interference with contract and inducement of breach of Beshmada’s fiduciary duty based on allegations that the pledge and assignment of the Pledged Interest, and filing of financing statements against 241 Fifth, were not authorized by plaintiffs, violated the organizational documents of 241 Fifth and the Building mortgage, and led to the inability to refinance, and the foreclosure of, such mortgage, and that the Defendants knew of such violations and intended to coerce the plaintiffs into repaying the Namco Loan. The suit sought damages of not less than $30,000,000 and punitive damages not less than $10,000,000. On September 20, 2016, the Defendants were granted summary judgment by the Supreme Court of the State of New York based on collateral estoppel, due to a prior finding by the U.S. District Court for the Central District of California in the Chapter 7 Bankruptcy of Beshmada that, while Beshmada’s pledge of the Pledged Interest breached 241 Fifth’s operating agreement, neither such action nor the subsequent assignment to the Defendants was the legal or proximate cause of 241 Fifth’s loss of the Building or otherwise damaged 241 Fifth or Hazak. A notice of appeal was filed October 4, 2016.

With respect to the Lynnwood Town Center Mortgage Loan (2.2%), there is a proposed partial condemnation of the Mortgaged Property which is expected to result in an 18-month temporary construction easement at a small portion of the Mortgaged Property, temporary closure of a small ingress/egress and raising the grade for the front corner of the parking lot. The related Mortgaged Property has 3 other ingress/egress access points that the plans for the proposed condemnation do not indicate will be impacted during the construction.

With respect to the Massillon Citi Center Mortgage Loan (0.5%), an individual that is a minority equity owner in the borrower and owns half of the managing member pleaded guilty to welfare fraud and grand larceny in 2012. Between 2001 and 2012, such individual submitted false personal financial information in order to receive Medicaid benefits. He was ordered to pay restitution of $112,500 and was given a conditional discharge.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

Loan Purpose

30 of the Mortgage Loans (58.1%) were, in whole or in part, originated in connection with the borrower’s refinancing of a previous mortgage loan or credit facility secured by the Mortgaged Property.

16 of the Mortgage Loans (40.0%) were, in whole or in part, originated in connection with the borrower’s acquisition of the related Mortgaged Property.

1 of the Mortgage Loans (1.9%) was, in whole or in part, originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

Default History, Bankruptcy Issues and Other Proceedings

4 of the Mortgage Loans (11.6%) (i) were refinancings in whole or in part of a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the related Mortgaged Property, which prior loan was in default at the time of refinancing and/or otherwise involved a discounted pay-off, maturity extension, short sale or other restructuring or (ii) provided acquisition financing for the related borrower’s purchase of the related Mortgaged Property at a foreclosure sale or after becoming REO Property as described below:

●	With respect to the Midwest Embassy Suites Portfolio Mortgage Loan (7.2%), the related Mortgaged Properties were part of a 13-hotel portfolio, which was foreclosed on in 2012. The borrower under the current Mortgage Loan acquired the Mortgaged Properties from the foreclosing lender.

●	With respect to the 111 Livingston Street Mortgage Loan (2.7%), the prior loan (that was refinanced by the Mortgage Loan) matured on January 1, 2017. The Mortgage Loan was originated on January 5, 2017, and the related borrower paid default interest on the prior loan for the period between maturity of the prior loan and origination of the Mortgage Loan.

●	With respect to the Villas at Palm Bay Mortgage Loan (1.2%), a prior loan on the Mortgaged Property was the subject of a foreclosure proceeding. The foreclosure proceeding was settled in 2011 and formally dismissed and satisfied in 2014. In late 2014, the current non-recourse carveout guarantor, who is the spouse of the non-recourse carveout guarantor under the prior loan, assumed management of the Mortgaged Property.

●	With respect to the Walgreens Loganville Mortgage Loan (0.5%), such Mortgage Loan refinanced a prior commercial mortgage-backed securities mortgage loan that matured on January 11, 2017 and entered maturity default at such time. Such Mortgage Loan was repaid with the proceeds of the current Mortgage Loan on March 30, 2017.

In addition, with respect to certain of the Mortgage Loans, (a) related borrowers, sponsors and/or key principals (or affiliates thereof) have previously sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or (b) a Mortgaged Property was acquired by the related borrower or an affiliate thereof through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership.

For example, within approximately the last 10 years, with respect to the 20 largest Mortgage Loans:

●	With respect to the 95 Morton Street Mortgage Loan (10.6%), a foreclosure was filed in November 2016 on the leasehold interest of one of the borrower’s affiliates in a New York City commercial property that secured a mortgage loan included in a 2005 CMBS transaction.

●	With respect to the 111 Livingston Street Mortgage Loan (2.7%), one of the non-recourse carveout guarantors, Abraham Leser, has had involvement in commercial real estate transactions that have been the subject of mortgage loan defaults and/or foreclosure proceedings. In 2010, Abraham Leser was sued for approximately $200,000 on a non-recourse carveout guaranty after an allegedly mismanaged property went into foreclosure proceedings. The 111 Livingston Street borrower has certified to the lender that Mr. Leser was a non-controlling limited partner who had no culpability with respect to the alleged damages and that the culpable partner paid the claimed damages in full. Further, in 2013, Mr. Leser was ordered by a court to pay approximately $53,000,000 in damages to US Bank after he and a partner defaulted on a land loan. Mr. Leser counter-sued the bank, claiming he had never agreed to guaranty the loan, but lost. Mr. Leser ultimately paid the judgment in full.

●	With respect to the Marriott Spartanburg Mortgage Loan (2.7%), the borrower purchased the Mortgaged Property in 2011 from a foreclosing lender.

●	With respect to the Lynnwood Town Center Mortgage Loan (2.2%), the related guarantor reported 11 foreclosures on mortgage loans included in commercial mortgage backed securities transactions, as to which the guarantor was a sponsor and affiliate of the related borrower, most of which occurred in or after 2010.

●	With respect to the Embassy Suites Denver Mortgage Loan (2.0%), the related guarantor reported three foreclosures on mortgage loans as to which the guarantor was a sponsor and affiliate of the related borrower during the last ten years.

In addition, with respect to the MacArthur Shopping Center Mortgage Loan (1.4%), the borrower sponsor and non-recourse carveout guarantor, Kenneth Levy, was a defendant (among other defendants) of various shareholder derivative suits filed in state and federal courts during 2006-2009, in his capacity as the former Chairman of the board of directors, member of the compensation committee, director and former CEO of KLA-Tencor. Certain of these suits were related to an investigation of KLA-Tencor by the SEC, the Department of Justice, and the Department of Labor regarding alleged illegal backdated stock option grants and materially misleading financial reporting between 1997-2005. Mr. Levy left KLA-Tencor and became Chairman Emeritus of the company in October, 2006. As a result of the investigations, in mid-2007, KLA-Tencor retroactively re-priced all outstanding stock options held by Mr. Levy and other executives, which resulted in KLA-Tencor’s restating financial results from mid-1997 to mid-2002, and taking a non-cash charge of $370 million for stock-based compensation expenses. KLA-Tencor also reached a settlement with the SEC in mid-2007 and was not required to pay any fine, penalty, or monetary damages to settle the case. In early 2008, KLA-Tencor agreed to pay $65 million in cash to settle a class-action shareholder lawsuit over backdated stock-option grants, brought by the City of Philadelphia Board of Pensions and other plaintiffs. Other shareholder derivative suits were filed in state and federal court during 2006-2009 against Mr. Levy (among other defendants) in his capacity as member of the board of directors and member of the compensation committee of three other public companies with similar investigations on stock option grants backdating; however, each such action was settled or dismissed with prejudice.

With respect to certain of the Mortgage Loans, related borrowers, sponsors and/or key principals (or affiliates thereof) may previously have been the subject of personal bankruptcy proceedings, or a related Mortgaged Property has previously been involved in a borrower, principal or tenant bankruptcy. For example, with respect to the Apache Plaza Mortgage Loan (0.9%), the borrower sponsor elected to place an affiliated entity into voluntary bankruptcy in connection with the foreclosure by a lender on a property owned by such affiliate. The matter was eventually settled out of court.

We cannot assure you that there are no other bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a guarantor, borrower, borrower sponsor or other party to a Mortgage Loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”, “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	11 of the Mortgaged Properties (19.1%) are leased to a single tenant.

●	The Segerdahl Corporation is the sole tenant at the 2 Mortgaged Properties securing the SG360 Portfolio Mortgage Loan (1.8%).

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations. Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top ten Mortgage Loans, see the related summaries attached as Annex A-3 to this prospectus. In addition, see Annex A-1 for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, industrial and mixed use Mortgaged Property. Even if none of the top five tenants at a particular Mortgaged Property as identified on Annex A-1 have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may still be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain material lease expirations or concentrations of lease expirations with respect to the Mortgaged Properties:

●	In certain cases, the lease of a single tenant, major tenant or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date of the related Mortgage Loan.

●	With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Properties identified in the following table, such Mortgaged Properties are occupied by a single tenant under a lease which expires prior to, or within 12 months after the maturity (or, in the case of the ARD Loan, the anticipated repayment date) of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Lease Expiration Date	Maturity Date
Malibu Vista	2.0%	8/31/2022	5/6/2027
Malibu Office	1.3%	10/31/2026	5/6/2027
Del Amo - Torrance Medical	1.2%	3/31/2028	5/6/2027
50 Bond Street	0.9%	1/31/2026	4/6/2027
SSM Health HQ	0.6%	12/31/2024	4/6/2027

●	With respect to the Mortgaged Properties shown in the following table, one or more leases representing 50% or greater of the net rentable square footage of the related Mortgaged Property (excluding Mortgaged Properties leased to a single tenant and set forth in the bullet above) expire in a single calendar year prior to, or within twelve months after, the maturity of the related Mortgage Loan. There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage of the related Mortgaged Property expire over several calendar years prior to maturity (or, in the case of the ARD Loan, the anticipated repayment date) of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	% of NRSF Expiring	Lease Expiration Year	Maturity Date
Kona Crossroads	2.0%	72.3%	2026	12/6/2025
Troy Office Portfolio	2.0%	53.1%	2023	4/6/2027
MacArthur Shopping Center	1.4%	53.6%	2019	4/6/2027
5015 Shoreham Place	0.8%	54.5%	2023	4/6/2027

●	In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, industrial and mixed use Mortgaged Property.

Furthermore, commercial retail tenants having stores at multiple locations may experience adverse business conditions that result in their deciding to close under-performing stores.

Terminations. In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease. For example (with respect to the largest 20 Mortgage Loans and the largest five tenants at each Mortgaged Property as identified on Annex A-1 or with respect to single tenant Mortgaged Properties):

●	With respect to the 95 Morton Street Mortgage Loan (10.6%), the second largest tenant, Integral Ad Science, has a one-time right to terminate its lease effective January 31, 2021, provided that Integral Ad Science gives notice 12 months in advance and delivers a payment of $2,915,021.

●	With respect to the Los Angeles Corporate Center Mortgage Loan (6.5%), the largest tenant, the State Compensation Insurance Fund, has a one-time right to terminate its lease from April 1,

2018 through September 1, 2018 as to the 19,145 sq. ft. space it occupies on the second floor. The second largest tenant, Department of Social Services (which is the tenant under 5 separate leases at the Mortgaged Property) has the right to terminate (a) 3 of its leases covering 43,893 sq. ft. at any time on or after September 30, 2020, (b) its 4th lease covering 5,667 sq. ft. at any time on or after January 31, 2021, and (c) its 5th lease covering 8,647 sq. ft. at any time on or after July 31, 2021, in each case subject to a notice period of 90 days. The third largest tenant, SynerMed, has a one-time right to terminate 28,777 square feet or 50% of its leased square footage effective April 30, 2020, 30 months prior to lease expiration, with written notice given prior to November 30, 2019 and provided SynerMed pays a termination fee equal to approximately $738,958. The fourth largest tenant, County of Los Angeles Fire Department, has the right to terminate its lease at any time on or after the seventh year anniversary of the lease commencement date, which is April 1, 2017. In addition, the County of Los Angeles Fire Department has a right to terminate its lease if the commencement date under such lease has not occurred within 120 days after the date that is 15 weeks after the borrower (or its predecessor in interest as landlord) has obtained all necessary building permits to perform the tenant improvements required under its lease (which termination right is required to be tolled during (a) delays caused by the County of Los Angeles Fire Department’s failure or refusal to give authorizations within the time periods required by its lease and (b) delays caused by lightning, earthquake, fire, storm, tornado, flood, washout, explosion, strike, lockout, labor disturbance, civil disturbance, riot, war, act of a public enemy, sabotage or other similar causes beyond the reasonable control of the borrower (or its predecessor in interest as landlord)).

●	With respect to the Key Center Cleveland Mortgage Loan (3.3%), the largest tenant, KeyBank National Association, occupying approximately 34.9% of the net rentable square footage of the office component of the Mortgaged Property, has an ongoing option, beginning in July 2020, to contract its space by up to an aggregate amount of 103,000 sq. ft. in three installments; provided that each exercise of a contraction option may not exceed 44,000 sq. ft., and following each exercise of a contraction option, KeyBank may not exercise another contraction option for a period of three years following such exercise. KeyBank must give 12 months notice for each contraction option as well as pay a termination fee consisting of unamortized tenant improvement and leasing commissions costs as well as a rent penalty. The second largest tenant, Squire Patton Boggs, occupying approximately 11.0% of the net rentable square footage of the office component of the Mortgaged Property, has the option to reduce the size of its premises to no less than six full floors in the office component without a penalty at the time Squire Patton Boggs exercises its first renewal option, its second renewal option or its ten year renewal option. The six full floors must be contiguous and located either at the top or bottom of the stack of floors leased by Squire Patton Boggs at the time the tenant makes such election. The third largest tenant, Forest City, occupying approximately 10.8% of the net rentable square footage of the office component of the Mortgaged Property, has a one-time option to contract its space by no less than one-half and not more than one full floor on March 31, 2023 upon 12-months’ prior notice. The fourth largest tenant, Thompson Hine LLP, occupying approximately 9.1% of the net rentable square footage of the office component of the Mortgaged Property, has a one-time right with 12-months’ notice to reduce a contiguous portion of its premises by at least one-half and not more than a full floor of either (i) any single, non-contiguous floor of the premises or (ii) the lower or highest full floor of any contiguous block of floors within the office component, as designated by Thompson Hine LLP, provided if such contraction is for less than a full floor, such contraction space has elevator lobby exposure and a marketable configuration as reasonably determined by the landlord, effective upon either October 1, 2023 or October 1, 2025.

●	With respect to the 111 Livingston Street Mortgage Loan (2.7%), the fifth largest tenant, Brooklyn Law School (“BLS”), representing approximately 9.4% of the net rentable square footage, has the right under the BLS lease to impose a leasehold condominium structure onto the Mortgaged Property in order to take advantage of a potential real estate tax exemption. Upon the request of BLS, which must be made during the first 5 years of its lease, the borrower under the related Mortgage Loan will ground lease its fee interest in the property to a to-be-formed special purpose subsidiary of the borrower for a term of between 30 and 31 years and that affiliate will impose a condominium regime upon its leasehold interest in the property and assign its lease to the condominium board for the condominium. The BLS Unit (the leasehold condominium unit covering the premises granted to BLS pursuant to its lease) will be purchased by BLS pursuant to a purchase and sale agreement providing for a deferred purchase price, the cash flow of which would mirror the lease payments contemplated by the BLS lease (except for a reduction related to the real estate tax exemption available to BLS), and the BLS lease would terminate and the BLS Unit will be released from the lien of the related mortgage securing the Mortgage Loan.

●	With respect to the Gateway Plaza Mortgage Loan (2.3%), the fourth largest tenant, Wells Fargo Bank, N.A., representing approximately 5.5% of the net rentable square footage, has the right to terminate its lease as of March 31, 2021, with six months prior written notice and a termination fee equal to three months’ rent.

●	With respect to the Troy Office Portfolio Mortgage Loan (2.0%), the largest tenant, Continental Automotive Systems, representing approximately 41.6% of the net rentable square footage, has the right to terminate its lease as of March 31, 2021, with 12 months prior written notice and a termination fee of $1,113,509. The second largest tenant, The Travelers Indemnity Company, has an early termination option effective June 30, 2018 with 12 months prior written notice and an early termination fee equal to $269,001.

●	With respect to the Malibu Office Mortgage Loan (1.3%), the sole tenant, Regus, has the right to terminate its lease in February 2022 with a minimum of 12 months’ prior written notice and a termination fee equal to $1,605,378.

●	With respect to the 50 Bond Street Mortgage Loan (0.9%), the sole tenant, Lululemon, has a one-time termination right executable by the tenant 90 days after October 1, 2020, with 90 days’ prior notice and no termination fee required.

●	With respect to the Walgreens Loganville Mortgage Loan (0.5%), the sole tenant, Walgreens, has the right to terminate its lease effective as of July 31, 2031, and every 5 years thereafter with 9 months’ notice. If Walgreens does not exercise any termination options, the lease extends through July 2081. The “Tenant Expiration Date” on Annex A-1 reflects the first termination option (and not the actual expiration of the lease).

●	With respect to the Walgreens Columbia Mortgage Loan (0.4%), the sole tenant, Walgreens, has the right to terminate its lease effective as of September 30, 2028, and every 5 years thereafter with 6 months’ notice. If Walgreens does not exercise any termination options, the lease extends through September 2078. The “Tenant Expiration Date” on Annex A-1 reflects the first termination option (and not the actual expiration of the lease).

With respect to the largest 20 Mortgage Loans and the largest five tenants at each Mortgaged Property as set forth in Annex A-1, or with respect to single tenant Mortgaged Properties, set forth below are government tenants or tenants that rely on government contracts with leases subject to unilateral termination or termination contingent upon the tenant’s failure to appropriate sufficient funding or upon the loss of access to certain government programs.

Mortgage Loan Name	% of the Initial Pool Balance by Allocated Loan Amount	Tenant Name	% of Net Rentable Area
Los Angeles Corporate Center	6.5%	State Compensation Insurance Fund	21.0%
Los Angeles Corporate Center	6.5%	Department of Social Services	14.7%
Los Angeles Corporate Center	6.5%	County of Los Angeles Fire Department	9.4%
111 Livingston Street	2.7%	NYS Office of Assistance(1)	28.0%
111 Livingston Street	2.7%	NYS Workers Comp(2)	11.6%
111 Livingston Street	2.7%	City University of NY(1)	10.4%
Del Amo - Torrance Medical	1.2%	DaVita Medical Administrative Services, LLC(3)	100.0%

(1)	The tenant has the right to terminate its lease if sufficient funds are not appropriated to cover the cost of fixed and additional rent.

(2)	The tenant has the right, pursuant to a recently executed temporary two-year lease renewal, to terminate its lease upon 90 days’ notice at any time following 12 months after the effective date of the lease renewal (which effective date was February 1, 2017).

(3)	The tenant has the right to terminate its lease if excluded from participation in certain federal healthcare and/or procurement programs or if a change in healthcare laws materially affects DaVita’s use of the premises in a manner that cannot be corrected by amendment to the lease.

See Annex A-3 for more information on material termination options relating to the largest 10 Mortgage Loans.

Other. Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top five tenants at a Mortgaged Property identified on Annex A-1 with respect to the largest 20 Mortgage Loans or tenants individually or in the aggregate representing more than 25% of the net rentable area at the Mortgaged Property, certain of such tenants have not taken possession or commenced paying rent or are in rent abatement periods as set forth below:

●	With respect to the 95 Morton Street Mortgage Loan (10.6%), the largest tenant, PayPal, Inc. (“PayPal”), has various free rent periods commencing in May 2017 and ending anywhere from June 2017 to November 2018 for different portions of its space. At origination, the borrower deposited $12,175,629 into an unfunded obligations account, which included $3,907,286 for free rent associated with PayPal’s lease. In addition, PayPal is not yet in occupancy of its space on floors one and two at the related Mortgaged Property. With respect to PayPal’s lease for the third floor of the building, PayPal has taken possession of the space, but will not occupy the space immediately. PayPal currently occupies the sixth floor and, with respect to PayPal’s space on the fifth floor, Venmo, Inc., a PayPal subsidiary, currently occupies 25,158 sq. ft. pursuant to a sublease with Fab.com, Inc. through January 15, 2018. PayPal has executed a lease to retain occupancy of the space commencing on January 16, 2018.

●	With respect to the Moffett Place Google Mortgage Loan (8.3%), the sole tenant, Google, Inc. (“Google”) has taken possession of its leased space, but is not yet required to pay rent. Google accepted possession of its space on December 1, 2016 and has commenced the design of the buildout of its space. The rent payment obligation under the Google lease commences February 12, 2018. At loan origination, the borrower reserved $17,051,831 for the purpose of simulating payments of rent prior to the date that rent is payable under the Google lease.

●	With respect to the Los Angeles Corporate Center Mortgage Loan (6.5%), the second largest tenant, the Department of Social Services, which leases approximately 14.7% of the net rentable area, currently occupies 49,560 square feet in “Building B” at the Mortgaged Property. The

Department of Social Services has executed a new lease for an additional 8,647 square feet and is expected to take occupancy at a later date following completion of required tenant improvements. The third largest tenant, SynerMed, which leases approximately 14.7% of the net rentable area, currently occupies 47,537 square feet in “Building C” at the Mortgaged Property. SynerMed has exercised an expansion option for 10,423 square feet commencing on October 1, 2017. The fourth largest tenant, County of Los Angeles Fire Department (“LAFD”), has executed a lease for approximately 9.4% of the net rentable area and is expected to take occupancy upon completion of required tenant improvements. At origination, the borrower deposited $1,086,963 into a free rent reserve account, $268,390 of which relates to the third largest tenant, SynerMed, and $571,830 of which relates to the fourth largest tenant, LAFD. SynerMed has a free rent period through February 2018 and LAFD has a free rent period through November 2017. The remaining portion relates to free rent and rent abatement periods for other tenants, including the second largest tenant, the Department of Social Services. In addition, the failure of the LAFD to take occupancy by November 30, 2017 will trigger a full cash flow sweep, subject to a $2,000,000 cap, to be released in full when the LAFD takes occupancy or when the space is re-leased, on the same or better lease terms, with the applicable tenant under such lease being in actual, physical occupancy of, and open to the public for business in, the applicable space.

●	With respect to the Key Center Cleveland Mortgage Loan (3.3%), the third largest tenant, Forest City, occupying approximately 10.8% of the net rentable square footage at the Mortgaged Property, is expected to take possession of its leased space in April 2018, and there is no free rent period. At origination, the related borrower delivered to the lender one or more letters of credit in the amount of $5,175,296 for gap rent (the amount of rent not payable from the closing date to the date that the tenants are anticipated to commence paying the full amount of unabated rent), of which $4,655,546 relates to Forest City and the remaining portion relates to gap rent for another new tenant; provided that in accordance with the related Mortgage Loan documents, the borrower requested and was granted a $436,489 reduction in such letter(s) of credit on March 6, 2017 (of which $332,539 relates to Forest City) and may request further reductions on a monthly basis. Additionally, the related borrower reserved $18,461,400 for tenant improvements and tenant relocation costs, of which $15,513,000 relates to Forest City and the remaining portion relates to tenant improvements for another new tenant. Furthermore, the subordination, non-disturbance and attornment agreement between the lender and Forest City requires the lender, as a condition to the tenant’s attornment, in the event the lender takes title to the Mortgaged Property, to perform the borrower’s obligations to pay any unpaid tenant allowance to such tenant, and to complete the capital improvements to the office portion of the Mortgaged Property, to the extent the borrower has failed to do so.

●	With respect to the 111 Livingston Street Mortgage Loan (2.7%), the second largest tenant, The Legal Aid Society, leasing approximately 25.8% of the net rentable square footage at the Mortgaged Property, is in a rent abatement period with respect to a portion of its space through October 2017. In addition, the fifth largest tenant, Brooklyn Law School (“BLS”), leasing approximately 9.4% of the net rentable square footage at the Mortgaged Property, is in a free rent period which expires in May 2017. All free rent for such tenants was reserved for at loan origination.

●	With respect to the 260 West 36th Street Mortgage Loan (2.6%), month-to-month tenants represent approximately 15.2% of the net rentable area and 10.2% of underwritten base rent.

●	With respect to the Malibu Vista Mortgage Loan (2.0%), the sole tenant at the Mortgaged Property, Dun & Bradstreet Emerging Business Corp., subleased its space in 1 of the 3 buildings at the Mortgaged Property, totaling 5,712 sq. ft., to Bryant Stibel & Co. Dun & Bradstreet Emerging Business Corporation has a renewal option for the entirety of the Mortgaged Property then leased at the time it exercises its option.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions”.

See Annex A-3 for more information on other tenant matters relating to the largest 20 Mortgage Loans.

Purchase Options and Rights of First Refusal

Certain of the Mortgaged Properties are subject to certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property. With respect to each of the Moffett Place Google (8.3%), Key Center Cleveland (3.3%), 111 Livingston Street (2.7%), Marriott Spartanburg (2.7%), Gateway Plaza (2.3%), Alvogen Pharma US (1.9%), SG360 Portfolio (1.8%), Walgreens Loganville (0.5%) and Walgreens Columbia (0.4%) Mortgage Loans, certain tenants, franchisors, property managers, ground lessors, developers or owners’ associations at such Mortgaged Properties or other parties have a purchase option or a right of first refusal or right of first offer, upon satisfaction of certain conditions, to purchase all or a portion of the related Mortgaged Property (or, if applicable, the applicable Mortgaged Property in a portfolio of Mortgaged Properties) in the event the related borrower decides to sell such related Mortgaged Property or its leased premises. For example, with respect to each such Mortgaged Property that secures one of the top 15 Mortgage Loans:

●	With respect to the Moffett Place Google Mortgage Loan (8.3%), the sole tenant at the Mortgaged Property has a right of first refusal to purchase such Mortgaged Property. Such right of first refusal does not apply to a foreclosure or deed-in-lieu of foreclosure by the lender or to subsequent transfers following a foreclosure or deed-in-lieu of foreclosure.

●	With respect to the Key Center Cleveland Mortgage Loan (3.3%), the franchisor, Marriott Corporation, has a right of first refusal to purchase the Mortgaged Property if the borrower receives a bona fide written offer to enter into a sale of the Mortgaged Property. The right of first refusal is not exercisable in connection with the transfer of the Mortgaged Property via foreclosure or deed-in-lieu of foreclosure or by the lender following foreclosure.

●	With respect to the 111 Livingston Street Mortgage Loan (2.7%), the fifth largest tenant, Brooklyn Law School (“BLS”), representing approximately 9.4% of the net rentable square footage, has the right under the BLS lease to impose a leasehold condominium structure onto the Mortgaged Property in order to take advantage of a potential real estate tax exemption. Upon the request of BLS, which must be made during the first 5 years of its lease, the borrower under the related Mortgage Loan will ground lease its fee interest of the related Mortgaged Property to an affiliate for a term of between 30 and 31 years and that affiliate will impose a condominium regime upon its leasehold interest in the Property and assign its lease to the condominium board for the condominium. The BLS Unit (the leasehold condominium unit covering the premises granted to BLS pursuant to its lease) will be purchased by BLS pursuant to a purchase and sale agreement providing for a deferred purchase price, the cash flow of which would mirror the lease payments contemplated by the BLS lease (except for a reduction related to the real estate tax exemption available to BLS), and the BLS lease would terminate and the BLS Unit will be released from the lien of the related mortgage securing the Mortgage Loan.

●	With respect to the Marriott Spartanburg Mortgage Loan (2.7%), Marriott International, Inc. (“Marriott”), the franchisor of the Mortgaged Property, has a right of first refusal to purchase such Mortgaged Property if the transferee in a proposed transfer by the borrower of such Mortgaged Property is a “Competitor” (as defined in the related franchise agreement) of Marriott. Pursuant to the terms of a comfort letter entered into with the franchisor, this right of first refusal is subordinate to the rights of the lender under the Mortgage for so long as (i) the lender is not a Competitor or Affiliate of a Competitor (as such terms are defined in such comfort letter), (ii) the mortgage is and remains validly recorded and in full force and effect, and (iii) the Mortgage Loan is in compliance with the requirements related to financings or indebtedness in the related franchise agreement.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not

Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates including, in certain circumstances under an operating lease between a borrower and an affiliate of the related borrower.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. 10 of the Mortgaged Properties, securing 28.3% of the Initial Pool Balance, are located in areas that are considered a high earthquake risk. These areas include all or parts of the states of California, Washington, Utah and Oregon.

With respect to 41 of the Mortgaged Properties, which secure in whole or in part 35 Mortgage Loans (79.8%), the related borrowers maintain insurance under blanket policies.

With respect to certain of the Mortgaged Properties, certain insurance requirements of the related Mortgage Loan documents may be satisfied by insurance, including self-insurance, provided by a sole or significant tenant or the property manager, as described below:

●	With respect to the Walgreens Loganville Mortgage Loan (0.5%),certain insurance requirements of the related loan agreement are satisfied by insurance (including self-insurance) provided by the sole tenant of the related Mortgaged Property, Walgreens, an Illinois corporation, pursuant to its lease.

●	With respect to the Walgreens Columbia Mortgage Loan (0.4%), certain insurance requirements of the related loan agreement are satisfied by insurance (including self-insurance) provided by the sole tenant of the related Mortgaged Property, Walgreens, pursuant to its lease.

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

With respect to the Midwest Embassy Suites Portfolio Mortgage Loan (7.2%), the Embassy Suites Columbus, Dublin Mortgaged Property is subject to a tax increment financing agreement and a declaration of covenants, conditions, restrictions and easements that imposes certain covenants and restrictions on the Mortgaged Property and certain adjacent parcels, including use restrictions that limit uses to hotels, offices and restaurants, requirements to have adequate parking and perform maintenance of a lot owner’s own property, building and parking setback requirements and building height restrictions. In the event of any casualty, the owner of the affected lot is required to either (i) rebuild damaged improvements within 18 months or (ii) demolish and raze the improvements, remove the slab, if any, and fill in all excavations, plant grass, and perform any other work as necessary to leave the space in a clean and sightly condition.

Further, the Mortgaged Properties securing the Mortgage Loans may have zoning, building code, or other local law issues in addition to the issues described above. In addition, certain of the Mortgaged Properties are subject to a temporary certificate of occupancy (the “TCO”). In such cases, the related Mortgage Loan documents require the related borrower to use commercially reasonable efforts to maintain the TCO, or cause the sponsor of the property to maintain the TCO, and to cause the TCO to be continuously renewed at all times until a permanent certificate of occupancy (“PCO”) is obtained for the related Mortgaged Property or contain covenants to similar effect.

●	With respect to the Uovo Art Storage Mortgage Loan (5.5%), the related Mortgaged Property consists of two buildings, both of which are occupied under temporary certificates of occupancy. The borrower has covenanted to complete the work necessary to obtain, and to use commercially reasonable efforts to obtain, permanent certificates of occupancy within 12 months of the loan closing date, subject to extension by lender if the borrower is diligently completing all requirements to obtain the new certificate of occupancy. In addition, a reserve in the amount of $71,500 was funded at closing, to be released upon the borrower obtaining permanent certificates of occupancy for each building.

●	With respect to the 260 West 36th Street Mortgage Loan (2.6%), the certificate of occupancy for the Mortgaged Property (the “CofO”) does not reflect the current uses of the Mortgaged Property. The borrower has represented in the Mortgage Loan documents that, under current law, the borrower may, as of right, amend its CofO to reflect the current uses of the Mortgaged Property, provided that at least 50% of the Mortgaged Property is used for manufacturing. The borrower has also represented in the Mortgage Loan documents that 60.3% of the property is used for manufacturing purposes, 29.0% for office use, 8.4% for retail and 2.3% for storage. The borrower has further represented that the current uses are permitted pursuant to the Zoning Resolution of the City of New York, and that the cost of obtaining an amended CofO will not, to the best of its knowledge, exceed $100,000. The borrower has covenanted to at all times ensure that the uses (and percentages thereof) at the Mortgaged Property permit the borrower to, as of right, pursuant to the Zoning Resolution, obtain an amended CofO. In addition, upon the issuance of any violation related to the use of the Mortgaged Property failing to comply with the current CofO, the borrower is required under the Mortgage Loan documents to immediately seek and diligently pursue an amendment to the CofO until satisfactory completion and issuance of the same and perform any construction necessary to cause the Mortgaged Property to meet the requirements for the uses permitted by the amended CofO, and to provide evidence to the lender, no later than 180 days from the issuance of such violation, that the Mortgaged Property is in compliance with all legal requirements and the CofO; provided that if the borrower is diligently pursuing an amended CofO and the New York City Department of Buildings has not commenced any enforcement action related to the issuance of any violation, the 180 day period is extended for such time as is reasonably necessary for borrower to obtain the amended CofO. At loan closing, a $100,000 reserve was taken for the expenses related to seeking an amendment to the CofO.

●	With respect to the MacArthur Shopping Center Mortgage Loan (1.4%) it is anticipated that the Mortgaged Property will become subject to an environmental deed restriction, as described under “—Environmental Considerations”.

In addition to the foregoing, (i) certain of the Mortgaged Properties may be subject to zoning violations relating to maintenance and inspection requirements with respect to the Mortgaged Properties, for which the related Mortgage Loan documents generally require the related borrowers to reserve funds to remedy the violations, and (ii) certain of the Mortgaged Properties are legal non-conforming uses that may be restricted after certain events, such as casualties, or may restrict renovations at the Mortgaged Properties.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”.

Appraised Value

In certain cases, in addition to an “as is” value, the appraisal states an “as stabilized” or “as complete” value for the related Mortgaged Property that assumes that certain events will occur with respect to re-tenanting, construction, renovation or repairs at such Mortgaged Property. The Appraised Value set forth on Annex A-1 is the “as is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. With respect to the Mortgage Loans listed in the following table, the respective Cut-off Date LTV Ratio and Maturity Date LTV Ratio was calculated using the related “as stabilized” or “as complete” Appraised Value, as opposed to the “as is” Appraised Values, each as set forth in the following table:

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio	Appraised Value	“As Is” Cut-off Date LTV Ratio	“As Is” Appraised Value	Appraisal Value As Is, As Stabilized or As Complete
95 Morton Street(1)	10.6%	42.6%	$223,000,000	45.2%	$210,000,000	As Stabilized
Moffett Place Google(2)	8.3%	59.5%	$311,100,000	67.9%	$272,500,000	As Stabilized
Midwest Embassy Suites Portfolio(3)	7.2%	52.1%	$124,700,000	56.9%	$114,200,000	As Complete
Los Angeles Corporate Center(4)	6.5%	66.9%	$87,750,000	70.2%	$83,600,000	As Stabilized
Key Center Cleveland(5)	3.3%	60.8%	$362,000,000	72.3%	$304,100,000	As Complete
Malibu Office(6)	1.3%	64.9%	$18,100,000	68.0%	$17,270,000	As Stabilized

(1)	Reflects an appraisal on an “as stabilized” basis as of September 1, 2017, which assumes economic stabilization is achieved and outstanding leasing costs associated with recently signed leases are paid off. At loan origination, approximately $12.2 million was reserved for unfunded tenant obligations and free rent.

(2)	Reflects an appraisal on an “as stabilized” basis as of March 1, 2018, which assumes that the borrower’s contractual tenant improvement and leasing commission obligations have been fulfilled, that there is no outstanding free rent, that payment of rent has commenced and that the Mortgaged Property is leased at a market rent level as of the effective date of value. Approximately $12.3 million was reserved at origination of the related Whole Loan for the borrower’s contractual tenant improvement and leasing commission obligations and approximately $17.1 million for free or gap rent.

(3)	Reflects an appraisal on an “as-complete” basis as of December 2017 which assumes the completion of the required PIP at each Mortgaged Property. The estimated cost of each respective PIP, totaling $6.75 million, was reserved in full at loan origination.

(4)	Reflects an appraisal on an “as stabilized” basis as of August 1, 2017, which assumes that stabilized occupancy is achieved and outstanding leasing costs associated with recently signed leases are paid off. At loan origination, approximately $6.4 million was reserved for unfunded tenant obligations and free rent.

(5)	Reflects an appraisal on an “as complete” basis as of December 1, 2017, which assumes completion of outstanding capital improvement projects at the office and hotel portions of the related Mortgaged Property. At loan origination, approximately $44.3 million was reserved for replacement reserves and outstanding tenant obligations and leasing commissions, of which (i) $5,608,358 is held by a third party escrow agent and for which the borrower is not required to fund a reserve provided that certain conditions of the Key Center Cleveland Mortgage Loan documents are satisfied, and (ii) $1,991,429 is held by Marriott as property manager for the Marriott Cleveland Downtown in an existing reserve maintained by the property manager.

(6)	Reflects the “as stabilized” appraised value as of February 16, 2017, which assumes that the contractual leasing commission obligations have been fulfilled and there is no outstanding free rent. At loan origination, $272,411 was reserved for unfunded tenant obligations and there is no outstanding free rent.

For additional information regarding the appraisals obtained by the sponsors or, in the case of any mortgage loan acquired and re-underwritten by the related sponsor, appraisal(s) obtained by the related originator and relied upon by such sponsor, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation” and “—Citi Real Estate Funding Inc. and Citigroup Global Markets Realty Corp.” in this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans are generally non-recourse, the Mortgage Loans generally provide for recourse to the borrower and the related guarantor for liabilities that result from, for example fraud by the borrower, certain voluntary insolvency proceedings or other matters. However, certain of the Mortgage Loans may not contain such non-recourse carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. As such, we cannot assure you that the related guarantor will be willing or able to satisfy its obligations under the Mortgage Loan documents. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See the exceptions to representation and warranty number 26 in Annex D-1 indicated on Annex D-2, Annex D-3 and Annex D-4 for additional information.

●	The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

●	Certain of the Mortgage Loans provide, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, that the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property).

●	With respect to the Moffett Place Google Mortgage Loan (8.3%), as to which there are three non-recourse carveout guarantors, an individual, a trust and a limited liability company, the individual and trust may be released as guarantors provided that certain conditions set forth in the related Mortgage Loan documents are satisfied.

●	With respect to the Hilton Hawaiian Village Mortgage Loan (6.3%), the non-recourse carveout guarantor’s liability as to full recourse items (which consist of voluntary or collusive bankruptcy events) is capped at an amount equal to 10% of the outstanding principal balance of the related Whole Loan at the time of the related recourse event, plus any and all reasonable third party costs actually incurred by the lender. In addition, there is no separate environmental indemnitor for such Mortgage Loan, and breaches of the environmental covenants in the loan documents are not recourse to the non-recourse carveout guarantor. In addition, any transfer in violation of the related Whole Loan documents is a loss carveout and not a full recourse event.

●	With respect to the Hilton Hawaiian Village Mortgage Loan (6.3%), there is no environmental indemnitor separate from the related borrower. The borrower is required under the Mortgage Loan documents to maintain environmental insurance against claims for pollution and remediation legal liability related to the Mortgaged Property (a “PLL Policy”) as follows: (A) to be a claims made and reported policy for an initial term of ten years and must either be extended or replaced or the borrower must purchase an optional extended reporting period of two years such that, in either case, the PLL Policy shall be in effect until two years past the Mortgage Loan’s maturity date; (B) with limits of liability of $10,000,000 for each “Pollution Condition” and $25,000,000 in the aggregate; (C) with a self-insured retention amount of $50,000 for each “Pollution Condition”; (D) names the lender as an additional named insured; and (E) additional locations may not be added during the PLL Policy term. The borrower obtained a blanket Real Estate Environmental Liability policy (covering the Mortgaged Property and two other hotels) from Steadfast Insurance Company, rated AA- by S&P and A+ XV by A.M. Best Company, with a limit of liability of $10,000,000 for each “Pollution Condition” and $25,000,000 in the aggregate; with a deductible of $25,000 for each “Pollution Condition” and naming the lender as an additional named insured. The policy has a ten-year term ending October 21, 2026, with a 90-day extended reporting period and a three-year optional extended reporting period. The Mortgage Loan matures November 1, 2026.

●	With respect to the Alvogen Pharma US Mortgage Loan (1.9%),the obligations of the guarantors under the non-recourse carveout guaranty and environmental indemnity agreement are several and not joint, in accordance with percentage interests specified in the guaranty and environmental indemnity agreement. In addition, the environmental indemnity provides that the aggregate liability of the guarantors and borrower under the environmental indemnity and non-recourse carveout guaranty is capped at an amount equal to the unpaid indebtedness under the Mortgage Loan and lender’s costs and expenses. In addition, for so long as that certain Environmental Site Liability Insurance issued by Indian Harbor Insurance Company, bound 6/13/2013 and effective through 7/16/2018, Policy Number: PEC0041314 (the “Policy”), remains in full force and effect or is replaced with a renewal policy naming lender as an additional insured, reasonably acceptable to the lender, and from an insurer with a rating at least equal to the rating of the Policy insurer, then if the lender makes a claim under the environmental indemnity, the indemnitors have the right within ten business days after receipt of such claim, to send a notice (“Environmental Tender Notice”) requiring the lender to seek coverage for such claim under the Policy. In that event, the lender is required to exercise commercially reasonable efforts to pursue a claim under the Policy prior to pursuing any non-borrower indemnitor with respect to the environmental claim until the earlier of (a) 180 days has elapsed after the delivery of the Environmental Tender Notice without payment by the insurer of the full amount claimed or full acceptance by the insurance company of defense of the claim in a manner reasonably acceptable to the lender, and (b) the receipt by the indemnitor or lender of written notice from the insurer declining or denying such claim, notifying of conditions to payment which are not reasonably acceptable to the lender or notifying of its intent to pay such claim in an amount less than the full amount, except that in the latter event (and after receipt of such lesser sum), the lender may pursue the indemnitors solely for the difference. Such provision is subject to certain conditions, including the borrower using commercially reasonable efforts to assist the lender in pursuing its claim under the Policy and no event of default under the Mortgage Loan. In addition, the lender may concurrently pursue indemnitors by naming them as defendants in a suit or other proceeding to the extent it reasonably determines is required to preserve any of its claims, right or remedies, or for any claim to the extent the claim (or all claims in the aggregate) exceeds the Policy’s limits, or is otherwise not covered under the Policy.

●	With respect to the SG360 Portfolio Mortgage Loan (1.8%), the liability of each of the guarantors under the non-recourse carveout guaranty is not joint and several but rather is proportionate to each such guarantor’s percentage ownership interest in the related borrower.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the Midwest Embassy Suites Mortgage Loan (7.2%), the related Mortgaged Property identified on Annex A-1 as Embassy Suites Columbus Dublin is subject to a tax increment financing agreement (“TIF Agreement”). The TIF Agreement provides that the covenant to make the service payment in lieu of taxes has priority over other liens and encumbrances, which is similar in nature to the priority of real estate taxes. The county confirmed that the amount of tax payments will not change solely due to the TIF Agreement expiring.

●	With respect to the Uovo Art Storage Mortgage Loan (5.5%), the related Mortgaged Property is enrolled in the New York City Industrial & Commercial Abatement Program (“ICAP”), a tax exemption on new construction in designated areas. Properties that qualify for ICAP benefits in a designated area receive a property tax exemption of the added physical value resulting from the construction for 25 years. The Mortgaged Property will receive 100% of the exemption benefit for the first 16 years starting with the 2016/2017 tax year, which then decreases each year thereafter by 10%. The physical assessment will be fully taxable in Year 26. Of the two buildings comprising the Mortgaged Property, Building 10 began its abatement in the 2016/2017 tax year and Building 1 will begin its abatement in the 2017/2018 tax year. According to a projection set forth in the appraisal, other things being equal, the exemption results in abated taxes for both buildings of $201,182 in the 2017/2018 tax year (compared to unabated taxes of $ 1,982,548 in such tax year), rising to abated taxes of $289,908 in the 2026/2027 tax year (compared to unabated taxes of $2,608,417 in such tax year). Such projection is based on various assumptions, and no assurance can be given that the actual taxes will not be higher. Real estate taxes were underwritten based on the ten year average of the abated tax amount. No assurance can be given that the cash flow from the related Mortgaged Property will support the increase in tax liability following the reduction or termination of the ICAP tax abatement.

●	With respect to the Marriott Spartanburg Mortgage Loan (2.7%), the Mortgaged Property is subject to an agreement by the City of Spartanburg, pursuant to which the city agreed to provide an annual cap of $550,000 for real property taxes for the Mortgaged Property until July 1, 2027. Should other taxable development occur in the related tax increment financing district resulting in collection of at least $175,000 annually, the cap on real property taxes may be reduced to $475,000. The Mortgage Loan was underwritten based on the reduced tax amount. No assurance can be given that the cash flow from the related Mortgaged Property would support the increase in tax liability following the reduction or termination of the tax reduction.

●	With respect to the Alvogen Pharma US Mortgage Loan (1.9%), the related borrower entered into a new ten year payment in lieu of taxes (“PILOT”) agreement with the County of Chenango Industrial Development Agency on February 27, 2017. This new agreement provides for a 50% abatement of county, town and school district property taxes in years 1 through 9. In year 10, the county and town real estate taxes continue to be abated by 50%, while the school district property taxes are not abated and must be paid in full. The abatement percentages are subject to possible reduction in any year if the sole tenant at the Mortgaged Property, Norwich Pharmaceuticals, Inc., fails to maintain pre-set employment levels. Upon the expiration of the current agreement in 2027, the borrower and the tenant would need to apply for an extension of the PILOT Agreement in order to continue to receive tax benefits. The Mortgage Loan was underwritten assuming full real estate taxes are paid and are fully reimbursed by the tenant under its triple net lease. Notwithstanding that assumption, an increase in real estate taxes caused by reduction or expiration of the tax abatement will increase costs to the tenant and may negatively impact the economics of the Mortgaged Property.

●	With respect to the 33 Kings Highway Mortgage Loan (1.7%), the related borrower leases its fee interest to the County of Rockland Industrial Development Agency (the “IDA”), which subleases the Mortgaged Property back to the borrower at rent of $1.00. The borrower is obligated to terminate such arrangement at the end of its term in 2024. The IDA is a party to the lender’s mortgage, and a foreclosure of the mortgage will wipe out both the lease and the IDA sublease. Any losses that are incurred by the lender as a result of any recapture of the benefits that are contained in the IDA sublease is recourse to the non-recourse carveout guarantor. The effect of the arrangement is to provide the borrower an exemption from mortgage recording tax ($196,000 of benefits) and sales tax ($201,000 of benefits). The sales tax exemption expires on the earlier of (i) September 2017, (ii) the completion of the acquisition, renovation and equipping of the facility, (iii) a default under the lease with the IDA, and (iv) such time as the borrower has received a total of $201,000 of sales and use tax exemption for purchases of no more than $2,400,000.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

17 Mortgage Loans (42.6%) provide for payments of interest-only for the first 19 to 84 months following the Cut-off Date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan until the maturity date or anticipated repayment date and therefore have an expected Balloon Balance at the related maturity date.

11 Mortgage Loans (30.3%) are interest-only until the maturity date or anticipated repayment date.

19 Mortgage Loans (27.1%) (excluding interest-only and partial interest-only Mortgage Loans) provide for payments of interest and principal until the maturity date or anticipated repayment date and then have an expected Balloon Balance at the maturity date or anticipated repayment date.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) and grace periods that occur as described in the following table:

Overview of Due Dates

Due Date	Default Grace Period Days	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
6	0	46	$ 843,825,312	93.7%
1	0	1	56,625,000	6.3
		47	$ 900,450,312	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. A grace period does not apply to a maturity date or anticipated repayment date payment. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loan(s)

1 Mortgage Loan (1.9%) (the “ARD Loan”) provides that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). See Annex A-1 for the Anticipated Repayment Date and the Revised Rate for the ARD Loan. However, Excess Interest will accrue and be deferred until principal of the ARD Loan is repaid in full.

After its Anticipated Repayment Date, except as described below, the ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any yield maintenance charge or prepayment premium) on the ARD Loan, and, after payment in full of the ARD Loan, applied to pay Excess Interest.

Excess Interest will be paid to the holders of the Class S certificates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally (except in some cases as relates to a prepayment in connection with a casualty or condemnation) require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 3 to 7 payments) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

With respect to certain of the Mortgage Loans that permit the borrower to voluntarily prepay such Mortgage Loan with payment of a prepayment premium or yield maintenance charge, the yield maintenance charge will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date or the commencement of the related open period, as applicable, determined by discounting such payments at the Discount Rate or Reinvestment Yield (or as otherwise stated in the related Mortgage Loan documents), less the amount of principal being prepaid; provided that in no event may the aggregate rate being used to discount any such payment ever exceed the applicable interest rate under the Mortgage Loan.

With respect to certain other Mortgage Loans that permit the borrower to voluntarily prepay the Mortgage Loan with the payment of a prepayment premium or a yield maintenance charge, the yield maintenance charge will generally, subject to certain variations, be an amount (in some cases not less than 1.0% of the amount prepaid) equal to the present value of a series of payments, each equal to the Interest Payment Differential as of the date of prepayment and payable on each scheduled due date over the remaining original term of the prepaid Mortgage Loan through and including the stated maturity date, the Anticipated Repayment Date or the commencement of the open period, as applicable, discounted at a rate that, when compounded monthly, is equivalent to the Reinvestment Yield when compounded semi-annually.

“Discount Rate” generally means the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date or the commencement of the related open period, as applicable, or, the remaining weighted average life of the Mortgage Loan, plus an additional fixed percentage, as applicable of the Mortgage Loan.

“Reinvestment Yield” will generally equal, depending on the Mortgage Loan, either: (a) the yield calculated by the lender by the linear interpolation of the yields, “as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities” for the week ending prior to the date on which prepayment is made, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the loan maturity date or the Anticipated Repayment Date or the day that is the first day of the open period, as applicable; or (b) the lesser of (i) the yield on the U.S. Obligations with the same maturity date as the stated maturity date, the Anticipated Repayment Date or date preceding the commencement of the open period, as applicable, of the prepaid Mortgage Loan or, if no such U.S. Obligations issue is available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with maturity dates (one prior to and one following) that are closest to the stated maturity date, the Anticipated Repayment Date or the date preceding the commencement of the open period, as applicable, of the prepaid Mortgage Loan or (ii) the yield on the U.S. Obligations with a term equal to the remaining average life of the prepaid Mortgage Loan or, if no such U.S. Obligations are available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with terms (one prior to and one following) that are closest to the remaining average life of the prepaid Mortgage Loan with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the date of prepayment set forth in borrower’s notice of repayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

“U.S. Obligations” generally means securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, not subject to prepayment, call or early redemption, (2) other non-callable “government securities” as defined in Treasury Regulations Section 1.860G-2(a)(8)(ii), or (3) such other instruments as set forth in the related Mortgage Loan documents.

The term “Interest Payment Differential” will generally equal (i) the positive difference, if any, of the related mortgage interest rate minus the Reinvestment Yield as of the date of prepayment, divided by (ii) 12, and multiplied by (iii) the outstanding principal balance (or the portion thereof being prepaid) of the prepaid Mortgage Loan on the date of prepayment, provided that the Interest Payment Differential will never be less than zero.

Notwithstanding the foregoing, yield maintenance charges payable (if at all) in connection with an involuntary prepayment (such as a prepayment resulting from a liquidation following a default) may be calculated in a manner that varies from those described above.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases” below.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in this prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the five largest tenants with respect to each Mortgage Loan.

Voluntary Prepayments.

3 Mortgage Loans (4.3%) permit the related borrower, after a lockout period of 25 payments following the origination date, to prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge and a prepayment premium of 1.0% of the prepaid amount if such prepayment occurs prior to the related open prepayment period. In addition, 1 Mortgage Loan (6.3%) permits the related borrower, after a lockout period of 29 payments following the origination date, to prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge and a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the related open prepayment period.

The Mortgage Loans that permit voluntary prepayment with yield maintenance have the following lock-out period as calculated from the Cut-off Date and as indicated in the following table:

Mortgage Loan	Cut-off Date Principal Balance	% of Initial Outstanding Pool Balance	Lock-Out Period (months from Cut-off Date)
Hilton Hawaiian Village	$56,625,000	6.3%	29
Alvogen Pharma US	$17,350,000	1.9%	25
SG360 Portfolio	$16,500,000	1.8%	25
Champion Forest Self Storage	$5,000,000	0.6%	25

The Mortgage Loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	3	1.6%
4	33	66.0
5	5	7.1
6	2	2.9
7	4	22.4
	47	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to other existing equity holders or to specified persons or persons satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers or borrowers that are Delaware statutory trusts, transfers to new tenant-in-common borrowers or new beneficiaries of the Delaware statutory trust, as applicable. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property and/or a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance; Collateral Substitution

The terms of 44 Mortgage Loans (95.7%) (including 1 Mortgage Loan (6.3%) that permits the borrower to either defease or prepay with yield maintenance) (the “Defeasance Loans”) permit the applicable borrower at any time (provided no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans (except for the Kona Crossroads Mortgage Loan), the Defeasance Lock-Out Period ends at least two years after the Closing Date. With respect to the Kona Crossroads Mortgage Loan, a loan REMIC will be formed on the Closing Date, and the Mortgage Loan permits defeasance on any date after December 4, 2018, which is less than two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940) or other instruments that otherwise satisfy REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or anticipated repayment date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including or together with, as applicable, a balloon payment due at maturity or the principal balance outstanding at any related anticipated repayment date or at the open prepayment date, as applicable, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

The Kona Crossroads Mortgage Loan (2.0%) allows the borrower to defease the Mortgage Loan after an initial period that is less than 2 years following the date of initial issuance of the certificates (the “Early Defeasance Loan”). In the event that the master servicer or the special servicer receives notice that the related borrower under the Early Defeasance Loan intends to defease the related Mortgage Loan prior to the second anniversary of the Closing Date, the master servicer or the special servicer, as applicable, is required to promptly notify the trustee, the certificate administrator, the directing certificateholder and the related Mortgage Loan Seller of such borrower’s intention, and the related Mortgage Loan Seller, GACC, will be required to, not less than 2 days prior to the date scheduled for such defeasance, repurchase such Early Defeasance Loan from the issuing entity at a price generally equal to the outstanding principal balance and accrued and unpaid interest (other than default interest) and all outstanding Servicing Advances and interest on Advances accrued with respect to such Mortgage Loan. In connection with such repurchase, (1) the special servicer is required to effect a “qualified liquidation” of the Kona Plaza Loan REMIC within the meaning of Section 860F(a)(4) of the Code by preparing a plan of liquidation on behalf of and for execution by the trustee and (2) GACC will be required to obtain (at its expense) and deliver to the master servicer and the trustee an opinion of counsel to the effect that such repurchase will not result in an adverse REMIC event under the PSA. In the event GACC fails to purchase the related Mortgage Loan as required, the special servicer will be required to sell such Mortgage Loan from the issuing entity at the highest available price and is required to effect a “qualified liquidation” of the Kona Crossroads Loan REMIC, within the meaning of Section 860F(a)(4) of the Code by preparing a plan of liquidation on behalf of and for execution by the trustee, as soon as reasonably practicable and, in any event, prior to the date of such early defeasance. The related MLPA will require GACC to indemnify the issuing entity for any amount by which the Purchase Price exceeds the proceeds received by the issuing entity, including all expenses and fees incurred by the issuing entity, with respect to such sale and liquidation of such Mortgage Loan.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment, a partial substitution, or for no consideration in the case of parcels that are vacant, non-income producing or were not taken into account in the underwriting of the Mortgage Loan, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

With respect to the Midwest Embassy Suites Portfolio Mortgage Loan (7.2%), following the related lockout period, the borrowers are permitted to obtain the release of an individual Mortgaged Property upon a bona fide third-party sale provided, among other things, (i) the borrowers defease an amount of principal equal to 110% of the allocated loan amount for the Mortgaged Property being released; (ii) after giving effect to the sale and the defeasance, (a) the debt service coverage ratio for the remaining Mortgaged Properties is no less than the greater of the debt service coverage ratio immediately preceding the sale and 1.89x and (b) the loan to value ratio for the remaining Mortgaged Properties is no more than the lesser of the loan to value ratio immediately preceding the sale and 52.1%; provided, that if the debt yield for the remaining Mortgaged Properties is 15.0% or higher, the release is not subject to such loan to value ratio condition; and (iii) there is compliance with REMIC-related requirements.

With respect to the Hilton Hawaiian Village Mortgage Loan (6.3%), following the related lockout period, the related borrower is entitled to obtain releases of (1) the ground leased outparcel known as the Taran Outparcel, (2) partial release parcels (which are not pre-identified in the related Whole Loan documents but which must not materially and adversely affect the ongoing operations of the remaining Mortgaged Property other than the lost income associated therewith), and (3) release parcels comprised of the retail portion of the Mortgaged Property or portions thereof, in each case upon prepayment of the related Whole Loan in an amount equal to the applicable release price, and satisfaction of the conditions set forth in the related Whole Loan documents. With respect to the Taran Outparcel the release price is $2,500,000. With respect to the unidentified partial release parcels, the release price is the product of (i) 110% and (ii) the product of (A) 100% of the difference in the value of the Mortgaged Property including the release parcel and the value of the Mortgaged Property excluding the release parcel, as set forth in an appraisal obtained pursuant to the Whole Loan documents and (B) 57.2%. With respect to the retail release parcels, the release price is the product of (i) 110% and (ii) the product of (A) the greater of (x) 100% of the difference in the value of the Mortgaged Property including the retail release parcel and the value of the Mortgaged Property excluding the retail release parcel, as set forth in an appraisal obtained pursuant to the Whole Loan documents or (y) the net sale proceeds and (B) 57.2%. Conditions to release include, among others, (i) satisfaction of REMIC requirements, (ii) payment of any then applicable yield maintenance premium (if prior to May 1, 2026), (iii) with respect to release of the retail release parcels or unidentified partial release parcels, a minimum debt yield following release at least equal to the Release Debt Yield (as defined below), (iv) conditions relating to zoning, separate tax parcels, and title endorsements and (v) rating agency confirmation (x) with respect to release of the retail release parcels, and (y) with respect to release of the unidentified partial release parcels, only if a released parcel encompasses more than 15% of the hotel rooms in the related Mortgaged Property or the release price equals or exceeds the product of (x) 15% and (y) the original principal balance of the related Whole Loan. “Release Debt Yield” means the greater of (i) the lesser of (A) 15% or (B) the debt yield immediately prior to giving effect to the applicable partial release or (ii) 10.2%.

With respect to the 111 Livingston Street Mortgage Loan (2.7%), the fifth largest tenant, BLS, representing approximately 9.4% of the net rentable square footage, has the right under the BLS lease to impose a leasehold condominium structure onto the Mortgaged Property in order to take advantage of a potential real estate tax exemption. Upon the request of BLS, which must be made during the first 5 years of its lease, the borrower under the related Mortgage Loan will ground lease its fee interest of the property to a to-be-formed special purpose subsidiary of borrower for a term of between 30 and 31 years and that affiliate will impose a condominium regime upon its leasehold interest in the Property and assign its lease to the condominium board for the condominium. The BLS Unit (the leasehold condominium unit covering the premises granted to BLS pursuant to its lease) will be purchased by BLS from such borrower subsidiary pursuant to a purchase and sale agreement providing for a deferred purchase price, the cash flow of which would mirror the lease payments contemplated by the BLS lease (except for a reduction related to the real estate tax exemptions available to BLS), and the BLS lease would terminate and the BLS Unit will be released from the lien of the related mortgage securing the Mortgage Loan. The obligation of BLS to make the deferred purchase price payments will be secured by a purchase-money mortgage in favor of the borrower subsidiary which will be collaterally assigned to the lender under the Mortgage Loan by such borrower subsidiary (which the lender under the Mortgage Loan may require to become a co-borrower and co-mortgagor under the Mortgage Loan documents). The lender has agreed that it will not unreasonably withhold its consent to the foregoing provided certain conditions set forth in the Mortgage Loan documents are satisfied, which include, among other requirements, (i) delivery of rating agency confirmations, (ii) the leasehold condominium conversion and related documents and transactions comply with REMIC requirements and the related borrower delivers a REMIC opinion confirming the same and (iii) all documentation (including, without limitation, the ground lease, the documentation creating the leasehold condominium regime, the purchase and sale agreement, the purchase-money mortgage and the purchase-money note) are in form and substance reasonably acceptable to the lender.

With respect to the Kona Crossroads Mortgage Loan (2.0%), the borrower may, at any time, obtain the release of a release parcel to be reasonably agreed to by the borrower and the lender, provided that the following conditions, among others, are satisfied, (i) such release is either (x) in connection with an expansion by the tenant Safeway, or an affiliate (i.e. Safeway or an affiliate have entered into a lease to occupy improvements on such release parcel), or (y) has been consented to by the lender, which consent may not be unreasonably withheld, (ii) the release parcel is vacant, non-income producing property which is not necessary for the operation or use of the Mortgaged Property and may be readily separated without a material diminution in the value of the Mortgaged Property, (iii) such release complies with the terms of all leases, reciprocal easement agreements and similar agreements and is consented to by the ground lessor, (iv) the release parcel is transferred from the borrower, removed from the ground lease, and constitutes a separate tax parcel and zoning lot, and (v) there is compliance with REMIC related requirements.

With respect to the StorIt Prescott & Chino Valley Mortgage Loan (0.4%), the related borrower may obtain the release of either of the related Mortgaged Properties from the lien of the related Mortgage at any time after the second anniversary of the Closing Date by partially defeasing the subject Mortgage Loan in an amount equal to the greater of (a) 125% of the allocated loan amount (as specified in the related loan agreement) for the Mortgaged Property to be released and (b) 80% of the net sales proceeds (calculated in accordance with the related loan agreement) derived from a sale of the Mortgaged Property to be released; provided that, among other conditions to be satisfied (including the delivery of a REMIC opinion), as of each of the date on which the lender receives notice of the related borrower’s intent to partially defease the subject Mortgage Loan and the date on which the subject Mortgage Loan is to be partially defeased, after giving effect to the release of the lien of the related Mortgage on the Mortgaged Property to be released, (x) the debt service coverage ratio with respect to the remaining related Mortgaged Property will be equal to or greater than the greater of (i) the debt service coverage ratio with respect to both related Mortgaged Properties immediately prior to the applicable date and (ii) 1.73x, (y) the loan-to-value ratio with respect to the remaining related Mortgaged Property will be no greater than the lesser of (i) the loan-to-value ratio with respect to both related Mortgaged Properties immediately prior to the applicable date and (ii) 70%, and (z) the debt yield with respect to the remaining related Mortgaged Property will be equal to or greater than the greater of (i) the debt yield with respect to both related Mortgaged Properties immediately prior to the applicable date and (ii) 10.98%.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

40 Mortgage Loans (85.8%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

37 Mortgage Loans (67.6%) provide for monthly escrows for ongoing replacements or capital repairs.

22 Mortgage Loans (70.7%), secured by office, retail, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

17 Mortgage Loans (26.5%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

22 Mortgage Loans (40.0%) provide for upfront reserves for immediate repairs.

1 Mortgage Loan (1.5%) provides for periodic monthly seasonality escrows.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or deliver a guaranty in lieu of maintaining cash reserves. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

Mortgaged Property Accounts

Lockbox Accounts. The Mortgage Loans documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the manner in which tenant rent is transferred to a lockbox account, in some cases, only upon the occurrence of a trigger event:

Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Approx. % of Initial Pool Balance
Hard	24	66.3%
Springing Hard	20	31.2
Springing Soft	3	2.6
Total	47	100.0%

The lockbox accounts will not be assets of the issuing entity. See “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” or Annex A-1 to this prospectus for a description of lockbox and cash management accounts.

With respect to the Alvogen Pharma US Mortgage Loan (1.9%), the sole tenant, Norwich Pharmaceuticals, Inc., pays rent quarterly into the lockbox. After payment of amounts due in the current month of such payment, the lender retains two months of taxes, insurance and capital expenditures and three months of debt service in the cash management account. On the day immediately prior to each monthly payment date in the first month of each calendar quarter during the term of the loan, the lender is required to release back to borrower the two months of retained taxes, insurance and capital expenditures, all of which is replenished by the next installment of quarterly rent to be paid.

Exceptions to Underwriting Guidelines

As described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation”, 3 Mortgage Loans (10.6%) were originated by GACC or an affiliate with exceptions to its underwriting guidelines and/or typical underwriting procedures.

The Citi Mortgage Loans were originated in material compliance with the related underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Citi Real Estate Funding Inc. and Citigroup Global Markets Realty Corp.”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the applicable Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of passive equity interests (such as limited partnership or non-managing membership equity interests) in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or a pledge of passive equity interests (such as limited partnership or non-managing membership equity interests) in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio, and in some cases mezzanine debt is already in place. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance(1)	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio(2)(3)	Cut-off Date Total Debt LTV Ratio(1)(3)	Cut-off Date Mortgage Loan Underwritten NCF DSCR(2)(4)	Cut-off Date Total Debt Underwritten NCF DSCR(1)(4)
95 Morton Street(5)	$95,000,000	$77,000,000	N/A	$172,000,000	5.02000%	42.6%	77.1%	2.34x	1.10x
Moffett Place Google	$75,000,000	$40,000,000	$110,000,000	$225,000,000	4.89650%	59.5%	72.3%	1.38x	1.07x
Key Center Cleveland	$30,000,000	$42,500,000	$190,000,000	$262,500,000	6.51457%	60.8%	72.5%	1.59x	1.17x

(1)	Calculated including any related Pari Passu Companion Loan, subordinate companion loan and mezzanine debt.

(2)	Calculated including any related Pari Passu Companion Loan and excluding subordinate companion loan and any mezzanine debt.

(3)	Calculated based on the “as stabilized” appraised value with respect to the 95 Morton Street and Moffett Place Google Mortgage Loans and calculated based on the “as complete” value with respect to the Key Center Cleveland Mortgage Loan. See “Description of the Mortgage Pool—Appraised Value” for more information.

(4)	With respect to the Moffett Place Google Mortgage Loan, calculated based on the Annual Debt Service equal to the aggregate of the first 12 payments on the related Mortgage Loan and Pari Passu Companion Loans commencing February 2022, as set forth in the non standard amortization schedule set forth in Annex F.

(5)	The related mezzanine loans consist of a senior mezzanine “A” loan and a junior mezzanine “B” loan, which have outstanding principal balances as of the Cut-Off Date of $52.0 million and $25.0 million, respectively. CGMRC, one of the Sponsors, currently holds the senior mezzanine “A” loan but expects to transfer it to an unaffiliated third party within a month.

In each case, the mezzanine indebtedness is coterminous with the related Mortgage Loan.

The mezzanine loans related to the 95 Morton Street (10.6%), Moffett Place Google (8.3%) and Key Center Cleveland (3.3%) Mortgage Loans identified in the table above are each subject to an intercreditor agreement between the holder(s) of the related mezzanine loan(s) and the related lender under the related Mortgage Loan that sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan(s). Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan(s) are subordinate after an event of default under the related Mortgage Loan (taking into account the cure rights of the mezzanine lender(s)) to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the Mortgaged Property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees in respect of which the related mortgage lender does not own a corresponding claim or right), (b) so long as there is no event of default under the related Mortgage Loan

(taking into account the cure rights of the mezzanine lender(s)), the related mezzanine lender(s) may accept payments on and prepayments of the related mezzanine loan(s) prior to the prepayment in full of the Mortgage Loan, provided that such prepayment is from a source of funds other than the respective Mortgaged Property (unless such funds are derived from excess cash), (c) the related mezzanine lender(s) will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender(s) may amend or modify the related mezzanine loan(s) in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the consent of the mezzanine lender(s) to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents and upon compliance with the terms and conditions in the applicable intercreditor agreement, the related mezzanine lender(s) may foreclose upon the pledged equity interests in the related Mortgage Loan borrower or, if applicable, the related senior mezzanine loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower or, if applicable, the related senior mezzanine loan borrower, and a change in the management of the related Mortgaged Properties and (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary default (or, in some cases, a non-monetary default) occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related mortgage lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender(s) has or have, as applicable, the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued and unpaid interest and other amounts due thereon, plus any advances made by the related mortgage lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, spread maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following table, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following table and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum UW NCF DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required
Kona Crossroads	$18,030,000	75.0%	1.25x	7.5%	Yes
Alvogen Pharma US(1)	$17,350,000	66.3%	1.62x	10.3%	Yes
SG360 Portfolio	$16,500,000	66.0%	1.62x	9.97%	Yes
Embassy Suites Tempe	$13,500,000	57.2%	1.65x	10.77%	Yes
Apache Plaza(2)	$7,989,915	66.1%	1.54x	9.6%	Yes

(1)	Future mezzanine debt is not permitted to exceed $4,000,000.

(2)	Future mezzanine debt is not permitted to exceed $3,000,000.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above. The intercreditor agreement required to be entered into in connection with any future mezzanine loan or the incurrence of the future mezzanine loan will, to the extent required under the PSA, be subject to receipt of a Rating Agency Confirmation. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

Some of the Mortgage Loans do not prohibit affiliates of the related borrower from pledging their indirect ownership interests in the borrower in connection with pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower. For example:

●	With respect to the Hamilton Crossing Mortgage Loan (2.2%), the Mortgage Loan documents permit pledges of indirect interests in the borrower provided (A) such pledges are (i) of a minority, non-controlling interest or (ii) made to secure a parent-level credit facility involving substantially all of the interests held by such parent and are not tied specifically to the cash flow of the Mortgaged Property, and (B) the debt secured by such pledges would not be considered a “mezzanine loan” or “mezzanine financing” by involving (a) pledges of direct equity interests in the borrower or any component entity or (b) pledges of equity by any person that does not have a substantial source of revenue to repay the applicable debt other than direct or indirect distributions from the related borrower or any component entity.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Preferred Equity

With respect to the 95 Morton Street Mortgage Loan (10.6%), transfers to qualified investors of any indirect interests in borrower are permitted transfers subject to the restrictions set forth in the related Mortgage Loan documents, which include, but are not limited to, (i) 30 days’ prior written notice to the lender and (ii) the condition that no such transfer can result in a change in control of the borrower or sponsor. Additionally, any exercise by a qualified investor of its rights and remedies pursuant to any joint venture or similar agreement with the related sponsor is a permitted transfer subject to the restrictions set forth in the related Mortgage Loan documents, which include, but are not limited to, (i) 30 days’ prior written notice to the lender and (ii) if such transfer would result in a change in control, the condition that the qualified investor sponsor assumes all of the obligations of sponsor. The foregoing may permit the issuance of preferred equity in an indirect owner of the related borrower.

With respect to the Amsdell Gateway Self Storage Mortgage Loan (0.5%), the borrower is 100% owned by Amsdell Group Preferred III, LLC (“Amsdell Group”). The ownership of Amsdell Group includes the Robert J. Amsdell Irrevocable Trust and the Loretta Amsdell Irrevocable Trust, each representing a 35% non-voting preferred interest. While the Robert J. Amsdell Irrevocable Trust and the Loretta Amsdell Irrevocable Trust do not have any voting rights with respect to Amsdell Group, their preferred interests effectively reduce the total monetary interest of Amsdell Group to 30%.

Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Secured Indebtedness

With respect to the Villas at Palm Bay Mortgage Loan (1.2%), Brevard County Board of County Commissioners, a political subdivision of the State of Florida (the “Brevard Lender”) loaned $749,407 (the “Brevard Loan”) to the borrower of the Mortgage Loan, which loan matures in 2037 and is secured by the related Mortgaged Property. The Brevard Lender entered into a subordination and standstill agreement with the lender under the Mortgage Loan, pursuant to which it agreed that (i) it will not declare a default or exercise remedies under the Brevard Loan documents without the prior written consent of the lender under the Mortgage Loan unless the Mortgage Loan is paid in full; (ii) it will not be entitled to receive any portion of the Brevard Loan if a default exists with respect to the Mortgage Loan; (iii) it will not accept or obtain any additional lien, pledge or security interest as security for the Brevard Loan; (iv) the Brevard Loan is payable solely from excess cash flow and (v) the lender under the Mortgage Loan will control the disposition of the claims against the borrower in the event of borrower’s bankruptcy or debt reorganization proceedings.

Other Unsecured Indebtedness

Certain Mortgage Loans permit the borrower to incur certain other subordinate indebtedness as described below:

●	With respect to the Troy Office Portfolio Mortgage Loan (2.0%), the borrower is permitted to incur unsecured loans from its members provided that such loans do not mature during the Mortgage Loan term, do not exceed a maximum aggregate amount of 5.0% of the outstanding principal balance of the Mortgage Loan, are paid only from excess cash flow, and are fully subordinate to the Mortgage Loan.

●	With respect to the Villas at Palm Bay Mortgage Loan (1.2%), Creative Choice Homes, Inc. (an entity owned solely by the guarantor together with another individual) (the “Creative Lender”) loaned $8,328,000 (the “Creative Member Loan”) to the borrower of the Mortgage Loan. The Creative Lender entered into a subordination and standstill agreement with the lender under the Mortgage Loan, pursuant to which it agreed (i) it will take no action against the borrower while the Mortgage Loan remains outstanding; (ii) it will take no actions to delay refinance, foreclosure or collection of the Mortgage Loan, (iii) the Creative Member Loan is payable solely from excess cash flow and (iv) the lender under the Mortgage Loan will control the disposition of the Creative Lender’s claims against the borrower in the event of borrower’s bankruptcy or debt reorganization proceedings.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as Moffett Place Google, Hilton Hawaiian Village, Uovo Art Storage, Key Center Cleveland, 111 Livingston Street and Hamilton Crossing is part of the related Whole Loan consisting of the Mortgage Loan and the related Pari Passu Companion Loan(s) and, in certain cases, the related Subordinate Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (each, a “Companion Loan Holder”) are generally governed by an intercreditor agreement or co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and related Companion Loans are cross-collateralized and cross-defaulted.

Set forth in the chart below with respect to each Whole Loan is certain information regarding Mortgage Loans, any Pari Passu Companion Loan(s) and any Subordinate Companion Loan(s), including the identity of the current or anticipated holder of the controlling and non-controlling mortgage notes and the Cut-off Date Balance of each such Mortgage Loan and any related Companion Loan(s), which may be shown in the aggregate where the same holder holds more than one mortgage note.

Mortgaged Property Name / Note Detail	Cut-off Date Balance	Current or Anticipated Holder of Securitized Note(1)	Control (Y/N)
Moffett Place Google
Notes A-1 and A-3	$70,000,000	CD 2017-CD3	Yes
Note A-2	$40,000,000	DBNY	No
Notes A-4, A-5 and A-6	$75,000,000	CD 2017-CD4	No
Hilton Hawaiian Village
Notes A-1-A, A-1-B, A-1-C, A-1-D and A-1-E	$171,600,000	Hilton USA Trust 2016-HHV	Yes
Note A-2-A-1	$94,000,000	JPMCC 2017-JP4	No
Note A-2-A-2	$80,000,000	JPMCC 2017-JP5	No
Notes A-2-A-3 and A-2-A-4	$62,250,000	JPMDB 2017-C5	No
Note A-2-B-1	$60,000,000	CD 2017-CD3	No
Note A-2-B-2	$56,625,000	CD 2017-CD4	No
Note A-2-B-3	$56,625,000	CFCRE 2016-C7	No
Notes A-2-D-1 and A-2-D-2	$63,000,000	MSBAM 2016-C32	No
Notes A-2-E-1 and A-2-E-2	$52,500,000	WFCM 2016-C37	No
Notes B-1, B-2, B-3, B-4 and B-5(2)	$578,400,000	Hilton USA Trust 2016-HHV	No
Uovo Art Storage
Notes A-1 and A-4	$49,803,347	CD 2017-CD4	Yes
Notes A-2 and A-3	$36,854,477	JPMDB 2017-C5	No
Key Center Cleveland
Note A-1	$50,000,000	CGCMT 2017-P7	Yes
Note A-2	$40,000,000	BANK 2017-BNK4	No
Notes A-3 and A-6	$60,000,000	JPMDB 2017-C5	No
Note A-4	$30,000,000	CD 2017-CD4	No
Note A-5	$40,000,000	Bank of America, National Association	No
111 Livingston Street
Notes A-1 and A-3	$67,000,000	CD 2017-CD3	Yes
Note A-2	$29,000,000	CGCMT 2017-P7	No
Note A-4	$24,000,000	CD 2017-CD4	No
Hamilton Crossing
Note A-1	$34,991,108	CGCMT 2017-P7	Yes
Note A-2	$19,923,763	CD 2017-CD4	No

(1)	The identification of a securitization trust means we have identified another securitization trust that has closed or as to which a preliminary prospectus or final prospectus has printed that has or is expected to include the identified mortgage note(s).

(2)	Each note represents a Subordinate Companion Loan.

“Controlling Companion Loan” means, with respect to any Servicing Shift Whole Loan, the related Pari Passu Companion Loan which, upon the securitization of such Pari Passu Companion Loan, servicing is expected to shift to the Servicing Shift PSA entered into in connection with such securitization. For the avoidance of doubt, there will be no Controlling Companion Loans relating to a Servicing Shift Whole Loan as of the Closing Date.

“Whole Loan” means each of the Moffett Place Google Whole Loan, the Hilton Hawaiian Village Whole Loan, the Uovo Art Storage Whole Loan, the Key Center Cleveland Whole Loan, the 111 Livingston Street Whole Loan and the Hamilton Crossing Whole Loan, as the context may require and as applicable.

“Non-Serviced Certificate Administrator” means (i) with respect to each of the Moffett Place Google Whole Loan and the 111 Livingston Street Whole Loan, the certificate administrator under the CD 2017-CD3 Pooling and Servicing Agreement, (ii) with respect to the Hilton Hawaiian Village Whole Loan, the certificate administrator under the Hilton USA Trust 2016-HHV Trust and Servicing Agreement and (iii) with respect to each of the Key Center Cleveland Whole Loan and the Hamilton Crossing Whole Loan, the certificate administrator under the CGCMT 2017-P7 Pooling and Servicing Agreement.

“Non-Serviced Companion Loan” means, with respect to any Non-Serviced Whole Loan, any related mortgage note not included in the issuing entity that is not serviced under the PSA and that is generally payable on a pari passu basis with a Non-Serviced Mortgage Loan included in the issuing entity to the extent set forth in the related Intercreditor Agreement. Each of the Moffett Place Google Companion Loans, the Hilton Hawaiian Village Companion Loans, the Key Center Cleveland Companion Loans, the 111 Livingston Street Companion Loans and the Hamilton Crossing Companion Loan will be a Non-Serviced Companion Loan related to the issuing entity.

“Non-Serviced Master Servicer” means (i) with respect to each of the Moffett Place Google Whole Loan and the 111 Livingston Street Whole Loan, the master servicer under the CD 2017-CD3 Pooling and Servicing Agreement, (ii) with respect to the Hilton Hawaiian Village Whole Loan, the servicer under the Hilton USA Trust 2016-HHV Trust and Servicing Agreement and (iii) with respect to each of the Key Center Cleveland Whole Loan and the Hamilton Crossing Whole Loan, the master servicer under the CGCMT 2017-P7 Pooling and Servicing Agreement.

“Non-Serviced PSA” means (i) with respect to each of the Moffett Place Google Whole Loan and the 111 Livingston Street Whole Loan, the CD 2017-CD3 Pooling and Servicing Agreement, (ii) with respect to the Hilton Hawaiian Village Whole Loan, the Hilton USA Trust 2016-HHV Trust and Servicing Agreement and (iii) with respect to each of the Key Center Cleveland Whole Loan and the Hamilton Crossing Whole Loan, the CGCMT 2017-P7 Pooling and Servicing Agreement.

“Non-Serviced Special Servicer” means (i) with respect to each of the Moffett Place Google Whole Loan and the 111 Livingston Street Whole Loan, the special servicer under the CD 2017-CD3 Pooling and Servicing Agreement, (ii) with respect to the Hilton Hawaiian Village Whole Loan, the special servicer under the Hilton USA Trust 2016-HHV Trust and Servicing Agreement and (iii) with respect to each of the Key Center Cleveland Whole Loan and the Hamilton Crossing Whole Loan, the special servicer under the CGCMT 2017-P7 Pooling and Servicing Agreement.

“Non-Serviced Trustee” means (i) with respect to each of the Moffett Place Google Whole Loan and the 111 Livingston Street Whole Loan, the trustee under the CD 2017-CD3 Pooling and Servicing Agreement, (ii) with respect to the Hilton Hawaiian Village Whole Loan, the trustee under the Hilton USA Trust 2016-HHV Trust and Servicing Agreement and (iii) with respect to each of the Key Center Cleveland Whole Loan and the Hamilton Crossing Whole Loan, the trustee under the CGCMT 2017-P7 Pooling and Servicing Agreement.

“Non-Serviced Pari Passu Whole Loan” means any Whole Loan that is not serviced under the PSA that is divided into two or more notes, which includes a Mortgage Loan included in the issuing entity but serviced under another agreement and one or more pari passu mortgage notes not included in the issuing entity and serviced under another agreement. References in this prospectus to a Non-Serviced Pari Passu Whole Loan refer to the aggregate indebtedness under the related notes. Each of the Moffett Place Google Whole Loan, the Key Center Cleveland Whole Loan, the 111 Livingston Street Whole Loan and the Hamilton Crossing Whole Loan will be a Non-Serviced Pari Passu Whole Loan related to the issuing entity.

“Non-Serviced Whole Loan” means any Whole Loan that is not serviced under the PSA that is divided into two or more notes, which includes a Mortgage Loan included in the issuing entity but serviced under another agreement and one or more mortgage notes not included in the issuing entity and serviced under another agreement. References in this prospectus to a Non-Serviced Whole Loan refer to the aggregate indebtedness under the related notes. Each of the Moffett Place Google Whole Loan, the Hilton Hawaiian

Village Whole Loan, the Key Center Cleveland Whole Loan, the 111 Livingston Street Whole Loan and the Hamilton Crossing Whole Loan will be a Non-Serviced Whole Loan related to the issuing entity.

“Non-Serviced Mortgage Loan” means, with respect to any Non-Serviced Whole Loan, a Mortgage Loan included in the issuing entity but serviced under another agreement. Each of the Moffett Place Google Mortgage Loan, the Hilton Hawaiian Village Mortgage Loan, the Key Center Cleveland Mortgage Loan, the 111 Livingston Street Mortgage Loan and the Hamilton Crossing Mortgage Loan will be a Non-Serviced Mortgage Loan related to the issuing entity.

“Non-Serviced Securitization Trust” means (i) with respect to each of the Moffett Place Google Whole Loan and the 111 Livingston Street Whole Loan, the securitization trust formed pursuant to the CD 2017-CD3 Pooling and Servicing Agreement, (ii) with respect to the Hilton Hawaiian Village Whole Loan, the securitization trust formed pursuant to the Hilton USA Trust 2016-HHV Trust and Servicing Agreement and (iii) with respect to each of the Key Center Cleveland Whole Loan and the Hamilton Crossing Whole Loan, the securitization trust formed pursuant to the CGCMT 2017-P7 Pooling and Servicing Agreement.

“Serviced Companion Loan” means, with respect to any Serviced Whole Loan, any related mortgage note not included in the issuing entity that is serviced under the PSA and that is generally payable on a pari passu basis with a Mortgage Loan included in the issuing entity to the extent set forth in the related Intercreditor Agreement. Each of the Uovo Art Storage Companion Loans will be a Serviced Companion Loan related to the issuing entity.

“Serviced Mortgage Loan” means any Mortgage Loan included in the issuing entity that is serviced under the PSA. For the avoidance of doubt, “Serviced Mortgage Loans” exclude any Non-Serviced Mortgage Loan.

“Serviced Pari Passu Companion Loan” means, with respect to any Serviced Whole Loan, any related Pari Passu Companion Loan that is serviced under the PSA. Each of the Uovo Art Storage Companion Loans will be a Serviced Pari Passu Companion Loan.

“Serviced Whole Loan” means any Whole Loan serviced under the PSA, which includes a mortgage note that is included in the issuing entity and one or more Companion Loans not included in the issuing entity. References in this prospectus to a Serviced Whole Loan refer to the aggregate indebtedness under the related notes. The Uovo Art Storage Whole Loan will be a Serviced Whole Loan related to the issuing entity.

“Servicing Shift Mortgage Loan” means, with respect to any Servicing Shift Whole Loan, a Mortgage Loan included in the issuing entity that will be serviced under the PSA as of the Closing Date, but the servicing of which is expected to shift to the Servicing Shift PSA entered into in connection with the securitization of the related Controlling Companion Loan on and after the applicable Servicing Shift Securitization Date. For the avoidance of doubt, there will be no Servicing Shift Mortgage Loans as of the Closing Date.

“Servicing Shift PSA” means, with respect to any Servicing Shift Whole Loan, the pooling and servicing agreement governing the securitization of the related Controlling Companion Loan. For the avoidance of doubt, there will be no Servicing Shift Whole Loans as of the Closing Date.

“Servicing Shift Securitization Date” means, with respect to any Servicing Shift Whole Loan, the closing date of the securitization of the related Controlling Companion Loan. For the avoidance of doubt, there will be no Servicing Shift Whole Loans as of the Closing Date.

“Servicing Shift Whole Loan” means any Whole Loan serviced under the PSA as of the Closing Date, which includes the related Servicing Shift Mortgage Loan included in the issuing entity and one or more Pari Passu Companion Loans not included in the issuing entity, but the servicing of which is expected to shift to the Servicing Shift PSA entered into in connection with the securitization of the related Controlling Companion Loan on and after the Servicing Shift Securitization Date. For the avoidance of doubt, there will be no Servicing Shift Whole Loans as of the Closing Date.

“Subordinate Companion Loan” means with respect to any Whole Loan, any related subordinated note not included in the issuing entity, which is generally subordinated in right of payment to the related Mortgage Loan to the extent set forth in the related Intercreditor Agreement. Each of the Hilton Hawaiian Village Subordinate Companion Loans will be a Subordinate Companion Loan related to the issuing entity.

The following table provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)	Mortgage Loan Underwritten NCF DSCR(1)(2)	Mortgage Loan Underwritten NOI Debt Yield(1)
Moffett Place Google(3)	$75,000,000	8.3%	$110,000,000	N/A	59.5%	1.38x	8.3%
Hilton Hawaiian Village	$56,625,000	6.3%	$639,975,000	$578,400,000	31.2%	4.47x	21.2%
Uovo Art Storage	$49,803,347	5.5%	$36,854,477	N/A	52.5%	1.55x	9.8%
Key Center Cleveland(4)	$30,000,000	3.3%	$190,000,000	N/A	60.8%	1.59x	12.8%
111 Livingston Street	$24,000,000	2.7%	$96,000,000	N/A	54.8%	1.56x	8.1%
Hamilton Crossing	$19,923,763	2.2%	$34,991,108	N/A	72.2%	1.68x	12.1%

(1)	Calculated based on the balance of or debt service on, as applicable, the related Whole Loan excluding any related Subordinate Companion Loans. With respect to the Moffett Place Google and Key Center Cleveland Mortgage Loans, the Cut-off Date LTV Ratios are calculated using an “as stabilized” appraised value and an “as complete” appraised value, respectively, for the related Mortgaged Property. See “Description of the Mortgage Pool—Appraised Value” for more information. With respect to the Hilton Hawaiian Village Whole Loan, when considering the Subordinate Companion Loans, the Cut-off Date LTV Ratio is 57.2%, the Underwritten NCF DSCR is 2.44x and the Underwritten NOI Debt Yield is 11.6%.

(2)	With respect to the Moffett Place Google Mortgage Loan, calculated based on the Annual Debt Service equal to the aggregate of the first 12 payments on the related Mortgage Loan and Pari Passu Companion Loans commencing February 2022, as set forth in the non-standard amortization schedule set forth in Annex F.

(3)	Information presented excludes $40,000,000 of mezzanine debt.

(4)	Information presented excludes $42,500,000 of mezzanine debt.

The Non-Serviced Pari Passu Whole Loans

Moffett Place Google Whole Loan

Servicing. The Moffett Place Google Whole Loan is being serviced by the CD 2017-CD3 Master Servicer and the CD 2017-CD3 Special Servicer pursuant to the terms of the CD 2017-CD3 Pooling and Servicing Agreement. Subject to the terms of the related Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any holder of the Moffett Place Google Whole Loan will be effected in accordance with the CD 2017-CD3 Pooling and Servicing Agreement.

Advancing. The master servicer or the trustee, as applicable, will be responsible for making P&I Advances on the Moffett Place Google Mortgage Loan (but not on the Moffett Place Google Pari Passu Companion Loans) pursuant to the PSA, in each case, unless the master servicer, the special servicer or the trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance. The CD 2017-CD3 Master Servicer or the CD 2017-CD3 Trustee, as applicable, is responsible for making property advances with respect to the Moffett Place Google Whole Loan, in each case unless a similar determination of nonrecoverability is made under the CD 2017-CD3 Pooling and Servicing Agreement.

Distributions. The related Intercreditor Agreement sets forth the respective rights of each of the holders of the Moffett Place Google Whole Loan and provides, in general, that all payments, proceeds and other recoveries on or in respect of the Moffett Place Google Whole Loan (other than escrow and reserve payments and any proceeds, awards or settlements to be otherwise applied or released in accordance with the related loan documents) will be applied to the Moffett Place Google Mortgage Loan and the Moffett Place Google Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer, special servicer, certificate administrator, trustee and operating advisor in accordance with the terms of the applicable pooling and servicing agreement).

Consultation and Control. The directing certificateholder under the related Intercreditor Agreement with respect to the Moffett Place Google Whole Loan is the CD 2017-CD3 Controlling Class Representative. Certain decisions to be made with respect to the Moffett Place Google Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the CD 2017-CD3 Pooling and Servicing Agreement, will require the approval of the CD 2017-CD3 Controlling Class Representative unless a control termination event exists under the CD 2017-CD3 Pooling and Servicing Agreement.

Pursuant to the terms of the related Intercreditor Agreement, the Moffett Place Google Non-Controlling Note Holders (as defined below) will have the right to (i) receive copies of all notices, information and reports that the CD 2017-CD3 Special Servicer is required to provide to the CD 2017-CD3 Controlling Class Representative within the same time frame it is required to provide such notices, information and reports to the CD 2017-CD3 Controlling Class Representative (but without regard to whether or not the CD 2017-CD3 Controlling Class Representative actually has lost any rights to receive such information as a result of a control termination event or a consultation termination event under the CD 2017-CD3 Pooling and Servicing Agreement) and (ii) consult on a strictly non-binding basis with respect to certain major decisions as set forth in the related Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report, and consider alternative actions recommended by the Moffett Place Google Non-Controlling Note Holders. The consultation right of the Moffett Place Google Non-Controlling Note Holders will expire 10 business days after the delivery by the CD 2017-CD3 Special Servicer of notice and information relating to the matter subject to consultation, whether or not such Moffett Place Google Non-Controlling Note Holders have responded within such period; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew from the date of such proposal and delivery of all information relating thereto. Notwithstanding the Moffett Place Google Non-Controlling Note Holders’ consultation rights described above, the CD 2017-CD3 Special Servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Moffett Place Google Mortgage Loan and the Moffett Place Google Pari Passu Companion Loans. In no event will the CD 2017-CD3 Master Servicer or CD 2017-CD3 Special Servicer be obligated to follow or take any alternative actions recommended by the Moffett Place Google Non-Controlling Note Holders.

Notwithstanding the foregoing consent or consultation rights, no direction or objection by the CD 2017-CD3 Controlling Class Representative or the Moffett Place Google Non-Controlling Note Holders may require or cause the CD 2017-CD3 Master Servicer or the CD 2017-CD3 Special Servicer, as applicable, to violate any provision of any related Mortgage Loan documents, applicable law, the CD 2017-CD3 Pooling and Servicing Agreement, the related Intercreditor Agreement or the REMIC provisions of the Code, including, without limitation, the CD 2017-CD3 Master Servicer’s or CD 2017-CD3 Special Servicer’s obligation to act in accordance with the servicing standard or expose any party to the CD 2017-CD3 Pooling and Servicing Agreement, or any of their affiliates, officers, directors, employees or agents to liability, or materially expand the scope of the CD 2017-CD3 Master Servicer’s or the CD 2017-CD3 Special Servicer’s responsibilities under the CD 2017-CD3 Pooling and Servicing Agreement.

In addition to the consultation rights of the Moffett Place Google Non-Controlling Note Holders described above, the Moffett Place Google Non-Controlling Note Holders will have the right to annual conference calls with the CD 2017-CD3 Master Servicer or CD 2017-CD3 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the CD 2017-CD3 Master Servicer or CD 2017-CD3 Special Servicer, as applicable, in which servicing issues related to the Moffett Place Google Whole Loan are discussed.

The “Moffett Place Google Non-Controlling Note Holders” means the holders of the Moffett Place Google Mortgage Loan and the Moffett Place Google Pari Passu Companion Loans other than the Moffett Place Google Pari Passu Companion Loan evidenced by the controlling note A-1. On and after the securitization of the Mortgage Loan and any such Pari Passu Companion Loan, such holder is the holder of the certificates issued in connection with any such securitization representing the class of certificates designated as the “controlling class” or its appointed representative.

Sale of Defaulted Whole Loan. Pursuant to the terms of the related Intercreditor Agreement, if the Moffett Place Google Whole Loan becomes a defaulted mortgage loan pursuant to the terms of the CD 2017-CD3 Pooling and Servicing Agreement and thereafter the CD 2017-CD3 Special Servicer determines pursuant to the CD 2017-CD3 Pooling and Servicing Agreement and the related Intercreditor Agreement to pursue a sale of the Moffett Place Google Mortgage Loan, the CD 2017-CD3 Special Servicer will be required to sell the Moffett Place Google Mortgage Loan together with the Moffett Place Google Pari Passu Companion Loans as a single whole loan, in accordance with the provisions of the CD 2017-CD3 Pooling and Servicing Agreement and the related Intercreditor Agreement; provided that the CD 2017-CD3 Special Servicer will not be permitted to sell the Moffett Place Google Whole Loan without the consent of each Moffett Place Google Non-Controlling Note Holder unless the CD 2017-CD3 Special Servicer has satisfied certain notice and information delivery requirements. The Moffett Place Google Whole Loan is required to be sold at a price established in accordance with the process described by the related Intercreditor Agreement.

Appointment of Special Servicer. The CD 2017-CD3 Controlling Class Representative (prior to a control termination event under the CD 2017-CD3 Pooling and Servicing Agreement) or CD 2017-CD3 Certificateholders with the requisite percentage of voting rights (following a control termination event), will have the right, with or without cause, to replace the CD 2017-CD3 Special Servicer and appoint a replacement special servicer in lieu thereof without the consent of the Moffett Place Google Non-Controlling Note Holders as long as such replacement special servicer is a “qualified servicer” (as described in the related Intercreditor Agreement) and satisfies the other conditions set forth in the CD 2017-CD3 Pooling and Servicing Agreement.

Key Center Cleveland Whole Loan

Servicing. The Key Center Cleveland Whole Loan is being serviced and administered by Wells Fargo Bank, National Association, as master servicer (in such capacity, the “CGCMT 2017-P7 Servicer”), and, if necessary, will be specially serviced by Rialto Capital Advisors, LLC, as special servicer (in such capacity, the “CGCMT 2017-P7 Special Servicer”), pursuant to the pooling and servicing agreement (the “CGCMT 2017-P7 Pooling and Servicing Agreement”) for the CGCMT 2017-P7 Securitization, dated and effective as of April 1, 2017, between Citigroup Commercial Mortgage Securities Inc., as depositor, the CGCMT 2017-P7 Servicer, the CGCMT 2017-P7 Special Servicer, Deutsche Bank Trust Company Americas, as trustee (in such capacity, the “CGCMT 2017-P7 Trustee”), Citibank, N.A., as certificate administrator (in such capacity, the “CGCMT 2017-P7 Certificate Administrator”), and Park Bridge Lender Services LLC, as operating advisor (in such capacity, the “CGCMT 2017-P7 Operating Advisor”) and asset representations reviewer (in such capacity, the “CGCMT 2017-P7 Asset Representations Reviewer”), and subject to the terms of the related co-lender agreement (the “Key Center Cleveland Co-Lender Agreement”). The “CGCMT 2017-P7 Securitization” is a commercial mortgage securitization that involves the issuance of the Citigroup Commercial Mortgage Trust 2017-P7, Commercial Mortgage Pass-Through Certificates, Series 2017-P7 (the “CGCMT 2017-P7 Certificates”) and includes the Key Center Cleveland Pari Passu Companion Loan evidenced by the controlling note A-1 (the “Key Center Cleveland Controlling Pari Passu Companion Loan”). All decisions, consents, waivers, approvals and other actions on the part of any holder of the Key Center Cleveland Whole Loan will be effected in accordance with the CGCMT 2017-P7 Pooling and Servicing Agreement and the Key Center Cleveland Co-Lender Agreement. In connection with the servicing of the Key Center Cleveland Whole Loan, the servicing standard set forth in the CGCMT 2017-P7 Pooling and Servicing Agreement will require the CGCMT 2017-P7 Servicer and the CGCMT 2017-P7 Special Servicer to take into account the interests of the holders of the CGCMT 2017-P7 Certificates (the “CGCMT 2017-P7 Certificateholders”) and the holders of the Key Center Cleveland Mortgage Loan and the Key Center Cleveland Pari Passu Companion Loans other than the Key Center Cleveland Controlling Pari Passu Companion Loan (the “Key Center Cleveland Non-Controlling Noteholders”) as a collective whole.

Advancing. The CGCMT 2017-P7 Servicer or the CGCMT 2017-P7 Trustee, as applicable, will be obligated to make servicing advances with respect to the Key Center Cleveland Whole Loan, in each case unless a determination of nonrecoverability is made as regards the subject servicing advance under the CGCMT 2017-P7 Pooling and Servicing Agreement. The party that makes the servicing advance will be entitled to reimbursement (with interest at a prime rate) out of future collections on the Key Center Cleveland Whole Loan (and, if such collections are insufficient for such purpose, will otherwise be entitled to such reimbursement from the respective holders of the Key Center Cleveland Whole Loan on a pro rata basis in accordance with the principal balances of their respective Key Center Cleveland promissory notes). No party to the CGCMT 2017-P7 Pooling and Servicing Agreement will be responsible for making P&I Advances on the Key Center Cleveland Mortgage Loan.

Distributions. The Key Center Cleveland Co-Lender Agreement sets forth the respective rights of the holder of the Key Center Cleveland Mortgage Loan and the holders of the Key Center Cleveland Pari Passu Companion Loans with respect to distributions of funds received in respect of the Key Center Cleveland Whole Loan, and provides, in general, that:

●	the Key Center Cleveland Mortgage Loan and the Key Center Cleveland Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the others or security therefor;

●	all amounts tendered by the related borrower or otherwise available for payment on the Key Center Cleveland Whole Loan will be required to be applied to the Key Center Cleveland Mortgage Loan and the Key Center Cleveland Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (excluding, in each case, however, (i) proceeds, awards or settlements to be applied to the restoration or repair of the related Mortgaged Property or released to the related borrower in accordance with the terms of the loan documents, (ii) amounts required to be deposited in reserve or escrow pursuant to the related loan documents and (iii) certain amounts then due and payable pursuant to the CGCMT 2017-P7 Pooling and Servicing Agreement to the parties thereto); and

●	fees, costs and expenses relating to the Key Center Cleveland Whole Loan will, in general, be allocated, on a pro rata and pari passu basis, to the Key Center Cleveland Mortgage Loan and the Key Center Cleveland Pari Passu Companion Loans.

If collections on the Key Center Cleveland Whole Loan are insufficient to pay or reimburse, as applicable, the parties to the CGCMT 2017-P7 Pooling and Servicing Agreement for amounts due and payable or reimbursable thereto for unreimbursed servicing advances (with interest thereon at a prime rate), special servicing fees, liquidation fees, workout fees and certain other amounts with respect to the Key Center Cleveland Whole Loan or to indemnify such parties or the Citigroup Commercial Mortgage Trust 2017-P7 against claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of the Key Center Cleveland Whole Loan or the related Mortgaged Property (or, with respect to the CGCMT 2017-P7 Operating Advisor, incurred in connection with the provision of services for the Key Center Cleveland Whole Loan) under the CGCMT 2017-P7 Pooling and Servicing Agreement, the issuing entity for this securitization, as holder of the Key Center Cleveland Mortgage Loan, will be obligated to cover, out of general collections on the Mortgage Loans, its pro rata share of the shortfall.

Consultation and Control. Pursuant to the Key Center Cleveland Co-Lender Agreement, because the Key Center Cleveland Controlling Pari Passu Companion Loan has been included in the CGCMT 2017-P7 Securitization, the directing holder with respect to the Key Center Cleveland Whole Loan (the “Key Center Cleveland Directing Holder”), as of any date of determination, will be the holders of the controlling class of the CGCMT 2017-P7 Certificates or the duly appointed representative of such holders (the “CGCMT 2017-P7 Controlling Class Representative”) or any other party assigned the rights of the

Key Center Cleveland Directing Holder under the CGCMT 2017-P7 Pooling and Servicing Agreement, provided, that persons having certain relationships to the borrower under the Key Center Cleveland Whole Loan will not be entitled to act as directing holder. The Key Center Cleveland Directing Holder will, among other things, have approval rights regarding certain major decisions with respect to the Key Center Cleveland Whole Loan (“Key Center Cleveland Major Decisions”) and the implementation of any recommended actions outlined in an asset status report with respect to the Key Center Cleveland Whole Loan, and the right to direct the CGCMT 2017-P7 Special Servicer to take, or to refrain from taking, such other actions with respect to the Key Center Cleveland Whole Loan as the Key Center Cleveland Directing Holder may reasonably deem advisable or as to which provision is otherwise made in the CGCMT 2017-P7 Pooling and Servicing Agreement. For so long as the equivalent of a Control Termination Event does not exist, and the Key Center Cleveland Whole Loan is not the equivalent of a Conflicted Loan, under the CGCMT 2017-P7 Pooling and Servicing Agreement, the CGCMT 2017-P7 Controlling Class Representative will be the Key Center Cleveland Directing Holder for purposes of exercising such rights.

The Key Center Cleveland Co-Lender Agreement provides that no objection, direction or advice by the Key Center Cleveland Directing Holder may require or cause the CGCMT 2017-P7 Servicer or the CGCMT 2017-P7 Special Servicer, as applicable, to violate any provision of the related loan documents, applicable law, the CGCMT 2017-P7 Pooling and Servicing Agreement, the Key Center Cleveland Co-Lender Agreement, the REMIC provisions or the CGCMT 2017-P7 Servicer’s or the CGCMT 2017-P7 Special Servicer’s obligation to act in accordance with the applicable servicing standard, or expose the CGCMT 2017-P7 Servicer, the CGCMT 2017-P7 Special Servicer, the CGCMT 2017-P7 Certificate Administrator, the Citigroup Commercial Mortgage Trust 2017-P7 or the CGCMT 2017-P7 Trustee to liability or materially expand the scope of the CGCMT 2017-P7 Servicer’s or the CGCMT 2017-P7 Special Servicer’s responsibilities under the CGCMT 2017-P7 Pooling and Servicing Agreement.

In addition, each Key Center Cleveland Non-Controlling Noteholder (or its representative) will (i) have a right to receive copies of any notice, information and report that the CGCMT 2017-P7 Servicer or the CGCMT 2017-P7 Special Servicer, as applicable, is required to provide to the CGCMT 2017-P7 Controlling Class Representative (within the same time frame such notice, information and report are or would have been required to be provided to the CGCMT 2017-P7 Controlling Class Representative under the CGCMT 2017-P7 Pooling and Servicing Agreement without regard to the occurrence thereunder of the equivalent of a Consultation Termination Event) with respect to any Key Center Cleveland Major Decisions to be taken with respect to the Key Center Cleveland Whole Loan or the implementation of any recommended actions outlined in an asset status report relating to the Key Center Cleveland Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to any Key Center Cleveland Major Decisions to be taken with respect to the Key Center Cleveland Whole Loan or the implementation of any recommended actions outlined in an asset status report relating to the Key Center Cleveland Whole Loan. The consultation right of each Key Center Cleveland Non-Controlling Noteholder (or its representative) will expire 10 business days (or in connection with an acceptable insurance default relating to the maintenance of terrorism insurance, 30 days) following the delivery to such Key Center Cleveland Non-Controlling Noteholder of written notice of a proposed action, together with copies of the notices, information and reports that would be required to be provided to, or requested by, the CGCMT 2017-P7 Controlling Class Representative; provided, that if the CGCMT 2017-P7 Servicer or the CGCMT 2017-P7 Special Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, the 10 business day (or 30 day) consultation period will begin anew from the date of such proposal and delivery of all information relating thereto. Notwithstanding the consultation rights of any Key Center Cleveland Non-Controlling Noteholder (or its representative) described above, the CGCMT 2017-P7 Servicer or the CGCMT 2017-P7 Special Servicer, as applicable, is permitted to make any Key Center Cleveland Major Decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day (or 30 day) period if it determines, in accordance with the applicable servicing standard, that immediate action with respect to such decision is necessary to protect the interests of the holders of the Key Center Cleveland Whole Loan. Neither the CGCMT 2017-P7 Servicer nor the CGCMT 2017-P7 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by any Key Center Cleveland Non-Controlling Noteholder (or its representative).

In addition to the consultation rights of each Key Center Cleveland Non-Controlling Noteholder (or its representative) described above, pursuant to the terms of the Key Center Cleveland Co-Lender Agreement, such Key Center Cleveland Non-Controlling Noteholder (or its representative) will have the right to annual conference calls with the CGCMT 2017-P7 Servicer or the CGCMT 2017-P7 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the CGCMT 2017-P7 Servicer or the CGCMT 2017-P7 Special Servicer, as applicable, in which servicing issues related to the Key Center Cleveland Whole Loan are discussed.

The CGCMT 2017-P7 Pooling and Servicing Agreement provides that neither the CGCMT 2017-P7 Servicer nor the CGCMT 2017-P7 Special Servicer may take or refrain from taking any action pursuant to instructions, directions, objections, advice or consultation from the CGCMT 2017-P7 Controlling Class Representative or any Key Center Cleveland Non-Controlling Noteholder (or its representative) that would cause any one of them to violate applicable law, the terms of the Key Center Cleveland Whole Loan, the related loan documents, the CGCMT 2017-P7 Pooling and Servicing Agreement, including the applicable servicing standard, the Key Center Cleveland Co-Lender Agreement, any related intercreditor agreement, or the REMIC provisions, or that would (i) expose any CGCMT 2017-P7 Certificateholder, the issuing entity for the CGCMT 2017-P7 Securitization, any seller of mortgage loans into the CGCMT 2017-P7 Securitization (other than with respect to enforcing the rights and remedies against such seller pursuant to the CGCMT 2017-P7 Pooling and Servicing Agreement or the related mortgage loan purchase agreement with respect to any material breach or document defect) or any party to the CGCMT 2017-P7 Pooling and Servicing Agreement or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the CGCMT 2017-P7 Servicer’s or the CGCMT 2017-P7 Special Servicer’s responsibilities under the CGCMT 2017-P7 Pooling and Servicing Agreement or the Key Center Cleveland Co-Lender Agreement, (iii) cause either REMIC created under the CGCMT 2017-P7 Pooling and Servicing Agreement to fail to qualify as a REMIC or the grantor trust created under the CGCMT 2017-P7 Pooling and Servicing Agreement to fail to qualify as a grantor trust for federal income tax purposes, or result in the imposition of a “prohibited transaction” or “prohibited contribution” tax under the REMIC provisions, or (iv) cause the CGCMT 2017-P7 Servicer or the CGCMT 2017-P7 Special Servicer to act, or fail to act, in a manner that in its reasonable judgment is not in the best interests of the CGCMT 2017-P7 Certificateholders and/or the Key Center Cleveland Non-Controlling Noteholders.

Sale of Defaulted Whole Loan. Pursuant to the Key Center Cleveland Co-Lender Agreement, the holders of the Key Center Cleveland Whole Loan have acknowledged that, if the Key Center Cleveland Whole Loan becomes sufficiently delinquent or is accelerated, and the CGCMT 2017-P7 Special Servicer determines to sell the Key Center Cleveland Controlling Pari Passu Companion Loan in accordance with the CGCMT 2017-P7 Pooling and Servicing Agreement, then the CGCMT 2017-P7 Special Servicer will be required to sell the Key Center Cleveland Pari Passu Companion Loans together with the Key Center Cleveland Mortgage Loan as one whole loan.

Notwithstanding the foregoing, the CGCMT 2017-P7 Special Servicer will not be permitted to sell the Key Center Cleveland Whole Loan (if it becomes defaulted) without the written consent of the Key Center Cleveland Non-Controlling Noteholders unless the CGCMT 2017-P7 Special Servicer has delivered to each such Key Center Cleveland Non-Controlling Noteholder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Key Center Cleveland Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the CGCMT 2017-P7 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Key Center Cleveland Whole Loan, and any documents in the servicing file requested by such Key Center Cleveland Non-Controlling Noteholder (or its representative); and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the CGCMT 2017-P7 Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the CGCMT 2017-P7 Servicer or the CGCMT 2017-P7 Special Servicer in connection with the proposed sale; provided, that each Key Center Cleveland Non-Controlling Noteholder (or its representative) may waive as to itself any of the delivery or timing requirements set forth in this sentence. Subject to the foregoing, each of the holders of the Key Center Cleveland Whole Loan (or its representative) will be permitted to submit an offer at any sale of the Key Center Cleveland Whole Loan unless such person has certain relationships to the borrower under the Key Center Cleveland Whole Loan.

Appointment of Special Servicer. Pursuant to the Key Center Cleveland Co-Lender Agreement, and subject to the terms of the CGCMT 2017-P7 Pooling and Servicing Agreement, the Key Center Cleveland Directing Holder will have the right, at any time and from time to time, with or without cause, to replace the CGCMT 2017-P7 Special Servicer then acting with respect to the Key Center Cleveland Whole Loan and appoint a replacement special servicer that is a “qualified servicer” (as defined in the Key Center Cleveland Co-Lender Agreement) in lieu thereof. Accordingly, subject to the terms of the CGCMT 2017-P7 Pooling and Servicing Agreement, the CGCMT 2017-P7 Controlling Class Representative (unless the equivalent of a Control Termination Event exists, or the Key Center Cleveland Whole Loan is the equivalent of a Conflicted Loan, under the CGCMT 2017-P7 Pooling and Servicing Agreement), and the applicable CGCMT 2017-P7 Certificateholders with the requisite percentage of voting rights (if a Control Termination Event exists under the CGCMT 2017-P7 Pooling and Servicing Agreement or at any time based on the recommendation of the CGCMT-P7 Operating Advisor) will have the right, with or without cause, to replace the CGCMT 2017-P7 Special Servicer then acting with respect to the Key Center Cleveland Whole Loan and appoint a replacement special servicer in lieu thereof.

111 Livingston Street Whole Loan

Servicing. The 111 Livingston Street Whole Loan is being serviced and administered by the CD 2017-CD3 Master Servicer and, if necessary, the CD 2017-CD3 Special Servicer, pursuant to the CD 2017-CD3 Pooling and Servicing Agreement, but subject to the terms of the related Intercreditor Agreement. In servicing the 111 Livingston Street Whole Loan, the servicing standard set forth in the CD 2017-CD3 Pooling and Servicing Agreement will require the CD 2017-CD3 Master Servicer and the CD 2017-CD3 Special Servicer to take into account the interests of the related holders of the 111 Livingston Street Whole Loan as a collective whole.

Distributions. The related Intercreditor Agreement sets forth the respective rights of the holder of the 111 Livingston Street Mortgage Loan and the holders of the related 111 Livingston Street Pari Passu Companion Loans with respect to distributions of funds received in respect of the 111 Livingston Street Whole Loan, and provides, in general, that:

●	the 111 Livingston Street Mortgage Loan and the 111 Livingston Street Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the others or security therefor;

●	all amounts tendered by the related borrower or otherwise available for payment on the 111 Livingston Street Whole Loan will be required to be applied to the 111 Livingston Street Mortgage Loan and the 111 Livingston Street Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to proceeds, awards or settlements to be applied to the restoration or repair of the related Mortgaged Property or released to the related borrower in accordance with the terms of the Mortgage Loan documents, amounts required to be deposited in reserve or escrow pursuant to the related Mortgage Loan documents and certain amounts then due and payable pursuant to the CD 2017-CD3 Pooling and Servicing Agreement to the parties thereto); and

●	fees, costs and expenses relating to the 111 Livingston Street Whole Loan will, in general, be allocated, on a pro rata and pari passu basis, to the 111 Livingston Street Mortgage Loan and the 111 Livingston Street Pari Passu Companion Loans.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the 111 Livingston Street Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the 111 Livingston Street Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances”, on other Mortgage Loans, but not out of payments or other collections on the 111 Livingston Street Pari Passu Companion Loans.

Certain costs and expenses (such as a pro rata share of a property advance) allocable to the 111 Livingston Street Mortgage Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the CD 2017-CD3 Issuing Entity’s right to reimbursement from future payments and other collections on the 111 Livingston Street Mortgage Loan or from general collections. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control. Pursuant to the related Intercreditor Agreement, the directing holder with respect to the 111 Livingston Street Whole Loan, as of any date of determination, will be the holders of the CD 2017-CD3 Controlling Class or the duly appointed representative of such holders or such other party as is granted the right to exercise the rights granted to the directing holder, provided, that no borrower party will be entitled to act as directing holder; and provided, further, that, unless a control termination event exists under the CD 2017-CD3 Pooling and Servicing Agreement or the 111 Livingston Street Whole Loan is a conflicted mortgage loan, the CD 2017-CD3 Controlling Class Representative will be entitled to exercise the rights of the sole directing holder with respect to the 111 Livingston Street Whole Loan. In its capacity as representative of the directing holder under the related Intercreditor Agreement, the CD 2017-CD3 Controlling Class Representative will be entitled to exercise similar rights of the Directing Certificateholder set forth under “Pooling and Servicing Agreement—The Directing Holder” with respect to the 111 Livingston Street Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to the 111 Livingston Street Whole Loan will require the approval of the CD 2017-CD3 Controlling Class Representative.

The related Intercreditor Agreement provides that no objection, direction or advice by the directing holder may require or cause the CD 2017-CD3 Master Servicer or the CD 2017-CD3 Special Servicer, as applicable, to violate any provision of the related Mortgage Loan documents, applicable law, the CD 2017-CD3 Pooling and Servicing Agreement, the related Intercreditor Agreement, the REMIC provisions or the CD 2017-CD3 Master Servicer’s or the CD 2017-CD3 Special Servicer’s obligation to act in accordance with the servicing standard, or expose the related parties to the CD 2017-CD3 Pooling and Servicing Agreement to liability or materially expand the scope of the CD 2017-CD3 Master Servicer’s or the CD 2017-CD3 Special Servicer’s responsibilities under the CD 2017-CD3 Pooling and Servicing Agreement.

In addition, each related Non-Controlling Note Holder (or its representative) will (i) have a right to receive copies of any notice, information and report that the CD 2017-CD3 Master Servicer or the CD 2017-CD3 Special Servicer, as applicable, is required to provide to the CD 2017-CD3 Controlling Class Representative (within the same time frame such notice, information and report are or would have been required to be provided to the CD 2017-CD3 Controlling Class Representative under the CD 2017-CD3 Pooling and Servicing Agreement without regard to the occurrence thereunder of a consultation termination event under the CD 2017-CD3 Pooling and Servicing Agreement) with respect to any major decisions to be taken with respect to the 111 Livingston Street Whole Loan or the implementation of any recommended actions outlined in an asset status report relating to the 111 Livingston Street Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to any major decisions to be taken with respect to the 111 Livingston Street Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the 111 Livingston Street Whole Loan. The consultation right of each related Non-Controlling Note Holder (or its representative) will expire 10 business days (or in connection with an acceptable insurance default, 30 days) following the delivery to such Non-Controlling Note Holder of written notice of a proposed action, together with copies of the notices, information and reports that would be required to be provided to, or requested by, the CD 2017-CD3 Controlling Class Representative; provided, that if the CD 2017-CD3 Master Servicer or the CD 2017-CD3 Special Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, the 10 business day (or 30 day) consultation period will begin anew from the date of such proposal and delivery of all information relating thereto. Notwithstanding the Non-Controlling Note Holders’ (or their representatives’) consultation rights described above, the CD 2017-CD3 Master Servicer or the CD 2017-CD3 Special Servicer, as applicable, is permitted to take any major decision or any action set forth in the asset status report before the expiration of the aforementioned 10 business day (or 30 day) period if it determines, in accordance with the servicing standard, that immediate action with respect to such decision is necessary to protect the interests of the holders of the 111 Livingston Street Whole Loan. Neither the CD 2017-CD3 Master Servicer nor the CD 2017-CD3 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the Non-Controlling Note Holders (or their representatives).

In addition to the consultation rights of the related Non-Controlling Note Holders (or their representatives) described above, pursuant to the terms of the related Intercreditor Agreement, each related Non-Controlling Note Holder (or its representative) will have the right to annual conference calls with the CD 2017-CD3 Master Servicer or the CD 2017-CD3 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, in which servicing issues related to the 111 Livingston Street Whole Loan are discussed.

The CD 2017-CD3 Pooling and Servicing Agreement provides that neither the CD 2017-CD3 Master Servicer nor the CD 2017-CD3 Special Servicer may take or refrain from taking any action pursuant to instructions, directions, objections, advice or consultation from the CD 2017-CD3 Controlling Class Representative, any related party to the CD 2017-CD3 Pooling and Servicing Agreement or the related Non-Controlling Note Holders (or their representatives) that would cause any one of them to violate applicable law, the terms of the 111 Livingston Street Whole Loan, the related Mortgage Loan documents, the CD 2017-CD3 Pooling and Servicing Agreement, including the servicing standard, the related Intercreditor Agreement, any related intercreditor agreement, or the REMIC provisions, or that would (i) expose any related party to the CD 2017-CD3 Pooling and Servicing Agreement or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the CD 2017-CD3 Master Servicer’s or the CD 2017-CD3 Special Servicer’s responsibilities under the CD 2017-CD3 Pooling and Servicing Agreement or the related Intercreditor Agreement, (iii) cause either Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes, or result in the imposition of a “prohibited transaction” or “prohibited contribution” tax under the REMIC provisions, or (iv) cause the CD 2017-CD3 Master Servicer or the CD 2017-CD3 Special Servicer to act, or fail to act, in a manner that in its reasonable judgment is not in the best interests of the CD 2017-CD3 Certificateholders and/or the related Non-Controlling Note Holders.

The “111 Livingston Street Non-Controlling Note Holders” means the holders of the 111 Livingston Street Mortgage Loan and the 111 Livingston Street Pari Passu Companion Loans other than the 111 Livingston Street Pari Passu Companion Loan evidenced by the controlling note A-1. On and after the securitization of the Mortgage Loan and any such Pari Passu Companion Loan, such holder is the holder of the certificates issued in connection with any such securitization representing the class of certificates designated as the “controlling class” or its appointed representative.

Sale of Defaulted Whole Loan. If the 111 Livingston Street Whole Loan becomes a defaulted mortgage loan, and if the CD 2017-CD3 Special Servicer determines to sell the 111 Livingston Street Mortgage Loan in accordance with the CD 2017-CD3 Pooling and Servicing Agreement, then the CD 2017-CD3 Special Servicer will be required to sell the 111 Livingston Street Pari Passu Companion Loans together with the 111 Livingston Street Mortgage Loan as one whole loan.

Notwithstanding the foregoing, the CD 2017-CD3 Special Servicer will not be permitted to sell the 111 Livingston Street Whole Loan if it becomes a defaulted mortgage loan without the written consent of the related Non-Controlling Note Holders unless the CD 2017-CD3 Special Servicer has delivered to such Non-Controlling Note Holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the 111 Livingston Street Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the CD 2017-CD3 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 111 Livingston Street Whole Loan, and any documents in the servicing file requested by such Non-Controlling

Note Holder; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the CD 2017-CD3 Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the CD 2017-CD3 Master Servicer or the CD 2017-CD3 Special Servicer in connection with the proposed sale; provided, that each related Non-Controlling Note Holder (or its representative) may waive as to itself any of the delivery or timing requirements set forth in this sentence. Subject to the foregoing, each of the CD 2017-CD3 Issuing Entity (or its representative) and the related Non-Controlling Note Holders (or their representatives) will be permitted to submit an offer at any sale of the 111 Livingston Street Whole Loan unless such person is a borrower party.

Appointment of Special Servicer. Pursuant to the related Intercreditor Agreement, and subject to the terms of the CD 2017-CD3 Pooling and Servicing Agreement, the directing holder with respect to the 111 Livingston Street Whole Loan will have the right, at any time and from time to time, with or without cause, to replace the CD 2017-CD3 Special Servicer then acting with respect to the 111 Livingston Street Whole Loan and appoint a replacement Special Servicer that is a “qualified servicer” (as defined in the related Intercreditor Agreement) in lieu thereof. Accordingly, subject to the terms of the CD 2017-CD3 Pooling and Servicing Agreement, the CD 2017-CD3 Controlling Class Representative (prior to a control termination event and provided that the 111 Livingston Street Whole Loan is not a conflicted loan), and the applicable CD 2017-CD3 Certificateholders with the requisite percentage of voting rights (after a control termination event) will have the right, with or without cause, to replace the CD 2017-CD3 Special Servicer then acting with respect to the 111 Livingston Street Whole Loan and appoint a replacement special servicer in lieu thereof.

Hamilton Crossing Whole Loan

Servicing. The Hamilton Crossing Whole Loan is being serviced and administered by Wells Fargo Bank, National Association, as the CGCMT 2017-P7 Servicer, and, if necessary, will be specially serviced by Rialto Capital Advisors, LLC, as the CGCMT 2017-P7 Special Servicer, pursuant to the CGCMT 2017-P7 Pooling and Servicing Agreement, and subject to the terms of the related co-lender agreement (the “Hamilton Crossing Co-Lender Agreement”). All decisions, consents, waivers, approvals and other actions on the part of any holder of the Hamilton Crossing Whole Loan will be effected in accordance with the CGCMT 2017-P7 Pooling and Servicing Agreement and the Hamilton Crossing Co-Lender Agreement. In connection with the servicing of the Hamilton Crossing Whole Loan, the servicing standard set forth in the CGCMT 2017-P7 Pooling and Servicing Agreement will require the CGCMT 2017-P7 Servicer and the CGCMT 2017-P7 Special Servicer to take into account the interests of the holders of the CGCMT 2017-P7 Certificates and the holder of the Hamilton Crossing Mortgage Loan as a collective whole.

Advancing. The CGCMT 2017-P7 Servicer or the CGCMT 2017-P7 Trustee, as applicable, will be obligated to make servicing advances with respect to the Hamilton Crossing Whole Loan, in each case unless a determination of nonrecoverability is made as regards the subject servicing advance under the CGCMT 2017-P7 Pooling and Servicing Agreement. The party that makes the servicing advance will be entitled to reimbursement (with interest at a prime rate) out of future collections on the Hamilton Crossing Whole Loan (and, if such collections are insufficient for such purpose, will otherwise be entitled to such reimbursement from the respective holders of the Hamilton Crossing Whole Loan on a pro rata basis in accordance with the principal balances of their respective promissory notes). No party to the CGCMT 2017-P7 Pooling and Servicing Agreement will be responsible for making P&I Advances on the Hamilton Crossing Mortgage Loan.

Distributions. The Hamilton Crossing Co-Lender Agreement sets forth the respective rights of the holder of the Hamilton Crossing Mortgage Loan and the holder of the Hamilton Crossing Pari Passu Companion Loan with respect to distributions of funds received in respect of the Hamilton Crossing Whole Loan, and provides, in general, that:

●	the Hamilton Crossing Mortgage Loan and the Hamilton Crossing Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

●	all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the Hamilton Crossing Whole Loan or the related Mortgaged Property or amounts realized as proceeds thereof will be applied to the Hamilton Crossing Mortgage Loan and the Hamilton Crossing Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (excluding, in each case, however, (i) proceeds, awards or settlements to be applied to the restoration or repair of the related Mortgaged Property or released to the related borrower in accordance with the terms of the related loan documents, (ii) amounts for required reserves or escrows required by the related loan documents to be held as reserves or escrows or received as reimbursements on account of receivables in respect of property protection expenses or Property Advances then due and payable or reimbursable to the CGCMT 2017-P7 Trustee, the CGCMT 2017-P7 Servicer or the CGCMT 2017-P7 Special Servicer pursuant to the CGCMT 2017-P7 Pooling and Servicing Agreement and (iii) certain amounts then due and payable pursuant to the CGCMT 2017-P7 Pooling and Servicing Agreement to the parties thereto); and

●	fees, costs and expenses relating to the Hamilton Crossing Whole Loan will, in general, be allocated, on a pro rata and pari passu basis, to the Hamilton Crossing Mortgage Loan and the Hamilton Crossing Pari Passu Companion Loan.

If collections on the Hamilton Crossing Whole Loan are insufficient to pay or reimburse, as applicable, the parties to the CGCMT 2017-P7 Pooling and Servicing Agreement for amounts due and payable or reimbursable thereto for unreimbursed servicing advances (with interest thereon at a prime rate), special servicing fees, liquidation fees, workout fees and certain other amounts with respect to the Hamilton Crossing Whole Loan or to indemnify such parties or the Citigroup Commercial Mortgage Trust 2017-P7 against claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of the Hamilton Crossing Whole Loan or the related Mortgaged Property (or, with respect to the CGCMT 2017-P7 Operating Advisor, incurred in connection with the provision of services for the Hamilton Crossing Whole Loan) under the CGCMT 2017-P7 Pooling and Servicing Agreement, the issuing entity for this securitization, as holder of the Hamilton Crossing Mortgage Loan, will be obligated to cover, out of general collections on the Mortgage Loans, its pro rata share of the shortfall.

Consultation and Control. Pursuant to the Hamilton Crossing Co-Lender Agreement, because the Hamilton Crossing Pari Passu Companion Loan has been included in the CGCMT 2017-P7 Securitization, the controlling note holder with respect to the Hamilton Crossing Whole Loan (the “Hamilton Crossing Controlling Note Holder”), as of any date of determination, will be the controlling class representative under the CGCMT 2017-P7 Pooling and Servicing Agreement (the “CGCMT 2017-P7 Controlling Class Representative”) or any other party assigned the rights of the Hamilton Crossing Controlling Note Holder under the Hamilton Crossing Co-Lender Agreement, as and to the extent provided in the CGCMT 2017-P7 Pooling and Servicing Agreement. The Hamilton Crossing Controlling Note Holder will, among other things, have approval rights regarding certain major decisions with respect to the Hamilton Crossing Whole Loan (“Hamilton Crossing Major Decisions”) and the implementation of any recommended actions outlined in an asset status report with respect to the Hamilton Crossing Whole Loan, and the right to direct the CGCMT 2017-P7 Special Servicer to take, or to refrain from taking, such other actions with respect to the Hamilton Crossing Whole Loan as the Hamilton Crossing Controlling Note Holder may reasonably deem advisable or as to which provision is otherwise made therein, in each case subject to the terms and conditions of the CGCMT 2017-P7 Pooling and Servicing Agreement. For so long as the equivalent of a Control Termination Event does not exist, and the Hamilton Crossing Whole Loan is not the equivalent of a Conflicted Loan, under the CGCMT 2017-P7 Pooling and Servicing Agreement, the CGCMT 2017-P7 Controlling Class Representative will be the Hamilton Crossing Controlling Note Holder for purposes of exercising such rights.

In addition, the holder of the Hamilton Crossing Mortgage Loan (or its representative) will (i) have a right to receive copies of any notice, information and report that the CGCMT 2017-P7 Servicer or the CGCMT 2017-P7 Special Servicer, as applicable, is required to provide to the CGCMT 2017-P7

Controlling Class Representative (within the same time frame such notice, information and report are or would have been required to be provided to the CGCMT 2017-P7 Controlling Class Representative under the CGCMT 2017-P7 Pooling and Servicing Agreement without regard to the occurrence thereunder of the equivalent of a Control Termination Event or a Consultation Termination Event) with respect to any Hamilton Crossing Major Decisions to be taken with respect to the Hamilton Crossing Whole Loan or the implementation of any recommended actions outlined in an asset status report relating to the Hamilton Crossing Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to any Hamilton Crossing Major Decisions to be taken with respect to the Hamilton Crossing Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Hamilton Crossing Whole Loan. The consultation right of the holder of the Hamilton Crossing Mortgage Loan (or its representative) will expire 10 business days following the delivery to the holder of the Hamilton Crossing Mortgage Loan of written notice of a proposed action, together with copies of the notices, information and reports that would be required to be provided to the CGCMT 2017-P7 Controlling Class Representative; provided, that if the CGCMT 2017-P7 Servicer or the CGCMT 2017-P7 Special Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, the 10 business day consultation period will begin anew from the date of such proposal and delivery of all information relating thereto. Notwithstanding the consultation rights of the holder of the Hamilton Crossing Mortgage Loan (or its representative) described above, the CGCMT 2017-P7 Servicer or the CGCMT 2017-P7 Special Servicer, as applicable, is permitted to make any Hamilton Crossing Major Decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Hamilton Crossing Whole Loan. Neither the CGCMT 2017-P7 Servicer nor the CGCMT 2017-P7 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Hamilton Crossing Mortgage Loan (or its representative).

In addition to the consultation rights of the holder of the Hamilton Crossing Mortgage Loan (or its representative) described above, pursuant to the terms of the Hamilton Crossing Co-Lender Agreement, the holder of the Hamilton Crossing Mortgage Loan (or its representative) will have the right to attend annual meetings (which may be held telephonically or in person, at the discretion of the CGCMT 2017-P7 Servicer or the CGCMT 2017-P7 Special Servicer, as applicable) with the CGCMT 2017-P7 Servicer or the CGCMT 2017-P7 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the CGCMT 2017-P7 Servicer or the CGCMT 2017-P7 Special Servicer, as applicable, in which servicing issues related to the Hamilton Crossing Whole Loan are discussed.

The CGCMT 2017-P7 Pooling and Servicing Agreement provides that neither the CGCMT 2017-P7 Servicer nor the CGCMT 2017-P7 Special Servicer may take or refrain from taking any action pursuant to instructions, directions, objections, advice or consultation from the CGCMT 2017-P7 Controlling Class Representative or the holder of the Hamilton Crossing Mortgage Loan (or its representative) that would cause any one of them to violate applicable law, the terms of the Hamilton Crossing Whole Loan, the related loan documents, the CGCMT 2017-P7 Pooling and Servicing Agreement, including the applicable servicing standard, the Hamilton Crossing Co-Lender Agreement, any related intercreditor agreement, or the REMIC provisions or that would (i) expose any CGCMT 2017-P7 Certificateholder, the issuing entity for the CGCMT 2017-P7 Securitization, any seller of mortgage loans into the CGCMT 2017-P7 Securitization (other than with respect to enforcing the rights and remedies against such seller pursuant to the CGCMT 2017-P7 Pooling and Servicing Agreement or the related mortgage loan purchase agreement with respect to any material breach or document defect) or any party to the CGCMT 2017-P7 Pooling and Servicing Agreement or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the CGCMT 2017-P7 Servicer’s or the CGCMT 2017-P7 Special Servicer’s responsibilities under the CGCMT 2017-P7 Pooling and Servicing Agreement or the Hamilton Crossing Co-Lender Agreement, (iii) cause either REMIC created under the CGCMT 2017-P7 Pooling and Servicing Agreement to fail to qualify as a REMIC or the grantor trust created under the CGCMT 2017-P7 Pooling and Servicing Agreement to fail to qualify as a grantor trust for federal income tax purposes, or result in the imposition of a “prohibited transaction” or “prohibited contribution” tax under the REMIC provisions, or (iv) cause the CGCMT 2017-P7 Servicer or the CGCMT 2017-P7 Special Servicer to act, or fail to act, in a manner that in its reasonable judgment is not in the best interests of the CGCMT 2017-P7 Certificateholders and/or the holder of the Hamilton Crossing Mortgage Loan.

Sale of Defaulted Whole Loan. Pursuant to the Hamilton Closing Co-Lender Agreement, the holders of the Hamilton Crossing Whole Loan have acknowledged that, if the Hamilton Crossing Whole Loan becomes sufficiently delinquent or is accelerated, and if the CGCMT 2017-P7 Special Servicer determines to sell the Hamilton Crossing Pari Passu Companion Loan in accordance with the CGCMT 2017-P7 Pooling and Servicing Agreement, then the CGCMT 2017-P7 Special Servicer will be required to sell the Hamilton Crossing Mortgage Loan together with the Hamilton Crossing Pari Passu Companion Loan as one whole loan.

Notwithstanding the foregoing, the CGCMT 2017-P7 Special Servicer will not be permitted to sell the Hamilton Crossing Whole Loan (if it becomes defaulted) without the written consent of the holder of the Hamilton Crossing Mortgage Loan unless the CGCMT 2017-P7 Special Servicer has delivered to the holder of the Hamilton Crossing Mortgage Loan (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Hamilton Crossing Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the CGCMT 2017-P7 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Hamilton Crossing Whole Loan, and any documents in the servicing file reasonably requested by the holder of the Hamilton Crossing Mortgage Loan (or its representative); and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the CGCMT 2017-P7 Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the CGCMT 2017-P7 Servicer or the CGCMT 2017-P7 Special Servicer in connection with the proposed sale; provided, that the holder of the Hamilton Crossing Mortgage Loan (or its representative) may waive any of the delivery or timing requirements set forth in this sentence. Subject to the terms of the CGCMT 2017-P7 Pooling and Servicing Agreement, each of the related holders of the Hamilton Crossing Whole Loan (or its representative) will be permitted to submit an offer at any sale of the Hamilton Crossing Whole Loan unless such person is a the related borrower or an agent or affiliate of the related borrower.

Appointment of Special Servicer. Pursuant to the Hamilton Crossing Co-Lender Agreement, and subject to the terms of the CGCMT 2017-P7 Pooling and Servicing Agreement, the Hamilton Crossing Controlling Note Holder will have the right, at any time and from time to time, with or without cause, to replace the CGCMT 2017-P7 Special Servicer then acting with respect to the Hamilton Crossing Whole Loan and appoint a replacement special servicer in lieu thereof. Accordingly, subject to the terms of the CGCMT 2017-P7 Pooling and Servicing Agreement, the CGCMT 2017-P7 Controlling Class Representative (unless the equivalent of a Control Termination Event exists, or the Hamilton Crossing Whole Loan is the equivalent of a Conflicted Loan, under the CGCMT 2017-P7 Pooling and Servicing Agreement), and the applicable CGCMT 2017-P7 Certificateholders with the requisite percentage of voting rights (if the equivalent of a Control Termination Event exists under the CGCMT Pooling and Servicing Agreement or at any time based on the recommendation of the CGCMT 2017-P7 Operating Advisor) will have the right, with or without cause, to replace the CGCMT 2017-P7 Special Servicer then acting with respect to the Hamilton Crossing Whole Loan and appoint a replacement special servicer in lieu thereof.

The Non-Serviced Pari Passu-AB Whole Loan

Hilton Hawaiian Village Whole Loan

Servicing. The Hilton Hawaiian Village Whole Loan is being serviced by Wells Fargo Bank, National Association, as servicer (in such capacity, the “2016-HHV Servicer”), and specially serviced by AEGON USA Realty Advisors, LLC, as special servicer (in such capacity, the “2016-HHV Special Servicer”), pursuant to the trust and servicing agreement, dated as of November 28, 2016 (the “2016-HHV Trust and Servicing Agreement”), between J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, the 2016-HHV Servicer, the 2016-HHV Special Servicer, Wells Fargo Bank, National

Association, as certificate administrator, and Wilmington Trust, National Association, as trustee, and subject to the terms of the related Intercreditor Agreement entered into between the holders of the promissory notes evidencing the Hilton Hawaiian Village Whole Loan (the “Hilton Hawaiian Village Noteholders”). See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Hilton Hawaiian Village Mortgage Loan”.

Advancing. None of the servicers, special servicers or trustees related to any Hilton Hawaiian Village Companion Loans will be required to make monthly payment advances on the Hilton Hawaiian Village Mortgage Loan, but the 2016-HHV Servicer or 2016-HHV Trustee, as applicable, will be required to make servicing advances on the Hilton Hawaiian Village Whole Loan in accordance with the terms of the 2016-HHV Trust and Servicing Agreement unless such advancing party determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on the Hilton Hawaiian Village Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to the Hilton Hawaiian Village Whole Loan.

Distributions. The related Intercreditor Agreement sets forth the respective rights of the Hilton Hawaiian Village Noteholders with respect to distributions of funds received in respect of the Hilton Hawaiian Village Whole Loan, and provides, in general, that, subject to (a) the allocation of certain amounts to escrows and reserves required by the Mortgage Loan documents, (b) certain payment and reimbursement rights of the 2016-HHV Servicer, 2016-HHV Special Servicer, 2016-HHV Certificate Administrator and 2016-HHV Trustee under the 2016-HHV Trust and Servicing Agreement and (c) the reimbursement rights of the Master Servicer and the 2016-HHV Servicer in respect of unreimbursed advances, all payments, proceeds and other recoveries on the Hilton Hawaiian Village Whole Loan will be applied:

●	first, to the holders of the Hilton Hawaiian Village Mortgage Loan and the Hilton Hawaiian Village Pari Passu Companion Loans, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the related promissory notes (other than default interest) in an amount equal to the accrued and unpaid interest on such promissory notes at the applicable note interest rate (net of any servicing fee payable to the related 2016-HHV Servicer);

●	second, to the holders of the Hilton Hawaiian Village Mortgage Loan and the Hilton Hawaiian Village Pari Passu Companion Loans, on a pro rata and pari passu basis, in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, until their respective principal balances have been reduced to zero;

●	third, to the holders of the Hilton Hawaiian Village Mortgage Loan and the Hilton Hawaiian Village Pari Passu Companion Loans, on a pro rata and pari passu basis (based on the amount of realized losses previously allocated to each such holder’s note), in an amount equal to the aggregate of unreimbursed realized losses previously allocated to such holders, plus interest thereon at the applicable note interest rate (net of any servicing fee payable to the related 2016-HHV Servicer) compounded monthly from the date the related realized loss was allocated to such holder’s note;

●	fourth, to the holders of the Hilton Hawaiian Village Subordinate Companion Loans, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the related promissory notes (other than default interest) in an amount equal to the accrued and unpaid interest on such promissory notes at the applicable note interest rate (net of any servicing fee payable to the related 2016-HHV Servicer);

●	fifth, to the holders of the Hilton Hawaiian Village Subordinate Companion Loans, on a pro rata and pari passu basis, in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, until their respective principal balances have been reduced to zero;

●	sixth, to the holders of the Hilton Hawaiian Village Subordinate Companion Loans, on a pro rata and pari passu basis, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to such holders, plus interest thereon at the applicable note interest rate (net of any servicing fee payable to the related 2016-HHV Servicer) compounded monthly from the date the related realized loss was allocated to such holder’s note;

●	seventh, to pay any yield maintenance premium and yield maintenance default premium then due and payable in respect of the Hilton Hawaiian Village Mortgage Loan and the Hilton Hawaiian Village Pari Passu Companion Loans, on a pro rata and pari passu basis, then the Hilton Hawaiian Village Subordinate Companion Loans, on a pro rata and pari passu basis;

●	eighth, to pay default interest and late payment charges then due and owing under the Hilton Hawaiian Village Whole Loan, all of which will be applied in accordance with the 2016-HHV Trust and Servicing Agreement; and

●	ninth, if any excess amount is available to be distributed in respect of the Hilton Hawaiian Village Whole Loan, and not otherwise applied in accordance with the foregoing clauses first - eighth, such amount is required to be paid to the holders of the promissory notes comprising the Hilton Hawaiian Village Whole Loan pro rata based on the initial principal balances of such notes.

Notwithstanding anything to the contrary herein, to the extent required under the REMIC provisions, payments or proceeds received with respect to any partial release of the related Mortgaged Property (including following a condemnation) from the lien of the applicable mortgage and mortgage loan documents must be allocated to reduce the principal balance of the Hilton Hawaiian Village Whole Loan in the manner permitted by such REMIC provisions if, immediately following such release, the loan-to-value ratio of the Hilton Hawaiian Village Whole Loan exceeds 125% (based solely on real property and excluding any personal property and going concern value).

If a P&I Advance is made with respect to the Hilton Hawaiian Village Mortgage Loan pursuant to the terms of the PSA, unless such P&I Advance is determined to be nonrecoverable, that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Hilton Hawaiian Village Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances”, on other Mortgage Loans in this securitization, but not out of payments or other collections on the Hilton Hawaiian Village Companion Loans.

The issuing entity is required to indemnify the related 2016-HHV Servicer, 2016-HHV Special Servicer, 2016-HHV Certificate Administrator, 2016-HHV Trustee and 2016-HHV Depositor (in each case, as and to the same extent the 2016-HHV securitization trust is required to indemnify such parties under the 2016-HHV Trust and Servicing Agreement) and the 2016-HHV securitization trust against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of the related Whole Loan and the related Mortgaged Property under the 2016-HHV Trust and Servicing Agreement, to the extent of its pro rata share of such indemnified items.

The issuing entity is also required to pay its pro rata share of (i) any servicing advances or administrative advances and any interest accrued and payable on such advances at the advance rate and (ii) any unanticipated trust expenses and any other fees, costs or expenses incurred in connection with the servicing and administration of the Hilton Hawaiian Village Whole Loan (including, without, limitation, any costs, fees and expenses related to obtaining any rating agency confirmation and any indemnified items) in accordance with the 2016-HHV Trust and Servicing Agreement and the related Intercreditor Agreement to the extent that such amounts remain unpaid or unreimbursed after funds received from the borrower for payment of such amounts and any principal and interest collections allocable to the Hilton Hawaiian Village Subordinate Companion Loans have been applied to pay such amounts.

To the extent collections received after the final liquidation of the Hilton Hawaiian Village Whole Loan or the related Mortgaged Property are not sufficient to pay the amounts described in the preceding two paragraphs, the issuing entity will be required to pay or reimburse its pro rata share of such items from general collections on the other Mortgage Loans in the issuing entity. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the Certificates.

Consultation and Control. The controlling noteholder under the related Intercreditor Agreement will be the securitization trust created pursuant to the 2016-HHV Trust and Servicing Agreement. Pursuant to the terms of the 2016-HHV Trust and Servicing Agreement, the related 2016-HHV Controlling Class Representative will have consent and/or consultation rights with respect to the Hilton Hawaiian Village Whole Loan similar, but not necessarily identical, to those of the Controlling Class Representative under the terms of the PSA with respect to the Serviced Mortgage Loans (exclusive of any Servicing Shift Mortgage Loan or Conflicted Controlling Class Mortgage Loan). See “Pooling and Servicing Agreement—Servicing of the Hilton Hawaiian Village Whole Loan”.

Pursuant to the terms of the related Intercreditor Agreement, after the termination of a subordinate consultation period under the 2016-HHV Trust and Servicing Agreement (and for so long as such termination remains in effect) the issuing entity, as a non-controlling note holder, will have the right to be consulted on a strictly non-binding basis with respect to certain major decisions to be taken with respect to the Hilton Hawaiian Village Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Hilton Hawaiian Village Whole Loan. The consultation rights of the issuing entity will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the issuing entity has responded within such period; provided that if the related 2016-HHV Servicer or 2016-HHV Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the issuing entity as described above, the related 2016-HHV Special Servicer is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the promissory notes comprising the Hilton Hawaiian Village Whole Loan. Neither the related 2016-HHV Servicer nor the related 2016-HHV Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Hilton Hawaiian Village Mortgage Loan (or its representative).

In addition to the consultation rights described above, the issuing entity, as the holder of the Hilton Hawaiian Village Mortgage Loan (or its representative), will have the right to attend annual meetings (in-person or telephonically in the discretion of the 2016-HHV Servicer) with the holder of the related Controlling Note (or the related 2016-HHV Servicer or 2016-HHV Special Servicer, as applicable, acting on its behalf) upon reasonable notice and at times reasonably acceptable to the related 2016-HHV Servicer or 2016-HHV Special Servicer, as applicable, for the purpose of discussing servicing issues related to the Hilton Hawaiian Village Whole Loan; provided that the holder of the Hilton Hawaiian Village Mortgage Loan executes, at the request of the related 2016-HHV Servicer or 2016-HHV Special Servicer, as applicable, a confidentiality agreement in form and substance satisfactory to the related 2016-HHV Servicer or 2016-HHV Special Servicer, as applicable.

If a special servicer termination event under the related 2016-HHV Trust and Servicing Agreement has occurred that affects the issuing entity, as the holder of the Hilton Hawaiian Village Mortgage Loan, such holder will have the right to direct the related 2016-HHV Trustee to terminate the related 2016-HHV Special Servicer under such 2016-HHV Trust and Servicing Agreement solely with respect to the Hilton Hawaiian Village Whole Loan, other than with respect to any rights such 2016-HHV Special Servicer may have as a certificateholder under such 2016-HHV Trust and Servicing Agreement, entitlements to amounts payable to such 2016-HHV Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

 The rights of the issuing entity as holder of a non-controlling note under the related Intercreditor Agreement will be exercisable by the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) or the special servicer (consistent with the Servicing Standard and only following the occurrence and during the continuance of a Control Termination Event).

Sale of Defaulted Whole Loan. Pursuant to the terms of the related Intercreditor Agreement, if the Hilton Hawaiian Village Whole Loan becomes a defaulted loan under the 2016-HHV Trust and Servicing Agreement, and if the related 2016-HHV Special Servicer determines to sell the Hilton Hawaiian Village Pari Passu Companion Loans included in the 2016-HHV securitization trust, then such 2016-HHV Special Servicer will be required to sell the Hilton Hawaiian Village Mortgage Loan together with all the other promissory notes evidencing the Hilton Hawaiian Village Whole Loan (including the Hilton Hawaiian Village Mortgage Loan) as one whole loan. In connection with any such sale, the related 2016-HHV Special Servicer will be required to take actions similar to the actions described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Loans and REO Properties”.

Notwithstanding the foregoing, the related 2016-HHV Special Servicer will not be permitted to sell the Hilton Hawaiian Village Whole Loan if such loan becomes a defaulted loan without the written consent of each non-controlling note holder, including the issuing entity as holder of the Hilton Hawaiian Village Mortgage Loan (provided that the consent of any such non-controlling note holder is not required if it is a borrower related party) unless the related 2016-HHV Special Servicer has delivered to each such holder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Hilton Hawaiian Village Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related 2016-HHV Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Hilton Hawaiian Village Whole Loan, and any documents in the servicing file reasonably requested by a non-controlling note holder that are material to the price of the Hilton Hawaiian Village Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the related 2016-HHV Servicer or 2016-HHV Special Servicer in connection with the proposed sale; provided that any non-controlling note holder may waive any of the delivery or timing requirements described in this sentence.

Workout. Subject to the terms and conditions of the 2016-HHV Trust and Servicing Agreement and the obligation to act in accordance with the servicing standard thereunder, if the related 2016-HHV Servicer or 2016-HHV Special Servicer, in connection with a workout or proposed workout of the Hilton Hawaiian Village Whole Loan, modifies the terms thereof such that (i) the principal balance of such Whole Loan is decreased, (ii) the note rate is reduced, (iii) payments of interest or principal on any promissory note comprising the Hilton Hawaiian Village Whole Loan are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the Hilton Hawaiian Village Whole Loan, such modification shall not alter, and any modification of the mortgage loan documents are required to be structured to preserve, the sequential order of payment of the related promissory notes and all payments to the holders of the Hilton Hawaiian Village Mortgage Loan and the Hilton Hawaiian Village Pari Passu Companion Loans described under “—Distributions” above are required to be made as though such workout did not occur, with the full economic effect of all waivers, reductions or deferrals of amounts due on the Hilton Hawaiian Village Whole Loan attributable to such workout to be borne, first, by the holders of the Hilton Hawaiian Village Subordinate Companion Loans, on a pro rata and pari passu basis, based on their respective note principal balances (up to their respective note principal balances, together with accrued interest thereon at the related note rate and any other amounts due to each such noteholder, as applicable) and then, by the holders of the Hilton Hawaiian Village Mortgage Loan and the Hilton Hawaiian Village Pari Passu Companion Loans, on a pro rata and pari passu basis (up to their respective note principal balances, together with accrued interest thereon at the related note rate and any other amounts due to each such noteholder, as applicable).

Appointment of Special Servicer Pursuant to the terms of the 2016-HHV Trust and Servicing Agreement, the related 2016-HHV Controlling Class Representative (prior to a control termination event) will have the right, with or without cause, to replace the related 2016-HHV Special Servicer then acting with respect to the Hilton Hawaiian Village Whole Loan and appoint a replacement special servicer in accordance with the 2016-HHV Trust and Servicing Agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Whole Loans—Servicing of the Hilton Hawaiian Village Whole Loan”.

The Serviced Pari Passu Whole Loan

Uovo Art Storage Whole Loan

Servicing. Pursuant to the terms of the related Intercreditor Agreement, the Uovo Art Storage Whole Loan will be serviced and administered pursuant to the terms of the PSA by the master servicer and the special servicer, as the case may be, according to the Servicing Standard. The related Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Uovo Art Storage Whole Loan will be allocated on a pro rata and pari passu basis to the holders thereof.

Advancing. The master servicer or the trustee, as applicable, under the PSA will be responsible for making any required P&I Advance on the Uovo Art Storage Mortgage Loan (but not any advances of principal and/or interest on the Uovo Art Storage Pari Passu Companion Loans) pursuant to the terms of the PSA, and the master servicer or the trustee, as applicable, under the PSA will be responsible for making any required Servicing Advances with respect to the Uovo Art Storage Whole Loan, in each case unless the master servicer or the trustee, as applicable, or the special servicer under the PSA determines that such an advance would not be recoverable from collections on the Uovo Art Storage Mortgage Loan (in the case of a P&I Advance) or the Uovo Art Storage Whole Loan (in the case of a Servicing Advance).

Distributions. The related Intercreditor Agreement sets forth the respective rights of each of the Uovo Art Storage Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the Uovo Art Storage Whole Loan will be applied to the Uovo Art Storage Mortgage Loan and the Uovo Art Storage Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer, special servicer, certificate administrator, trustee and operating advisor in accordance with the terms of the applicable pooling and servicing agreements).

Consultation and Control. The directing holder under the Uovo Art Storage Intercreditor Agreement with respect to the Uovo Art Storage Whole Loan will initially be the Directing Certificateholder or such other party specified in the PSA. Certain decisions to be made with respect to the Uovo Art Storage Whole Loan, including certain major servicing decisions, and the implementation of any recommended actions outlined in an asset status report with respect to the Uovo Art Storage Whole Loan or any related REO property pursuant to the PSA will require the approval of the Directing Certificateholder.

Pursuant to the terms of the Uovo Art Storage Intercreditor Agreement, each Uovo Art Storage Non-Controlling Note Holder will have the right to (i) receive copies of all notices, information and reports that the special servicer is required to provide to the Directing Certificateholder within the same time frame it is required to provide such notices, information and reports to the Directing Certificateholder and (ii) to be consulted on a strictly non-binding basis with respect to (x) certain major servicing decisions regarding the Uovo Art Storage Whole Loan as set forth in the Uovo Art Storage Intercreditor Agreement and (y) the implementation of any recommended actions outlined in an asset status report in respect of the Uovo Art Storage Whole Loan. The consultation right of an Uovo Art Storage Non-Controlling Note Holder will expire 10 business days after the delivery by the special servicer of notice and information relating to the matter subject to consultation, whether or not such Uovo Art Storage Non-Controlling Note Holder has responded within such period; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding each Uovo Art Storage Non-Controlling Note Holder’s consultation rights described above, the special servicer is permitted to make any major servicing decision or take any action set forth in an asset status report in respect of the Uovo Art Storage Mortgaged Property before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Uovo Art Storage Mortgage Loan and the Uovo Art Storage Pari Passu Companion Loans.

Notwithstanding the foregoing consultation rights, no direction or objection by the Uovo Art Storage Non-Controlling Note Holder may require or cause the master servicer or the special servicer, as applicable, to violate any provision of any related Mortgage Loan documents, applicable law, the PSA, the Uovo Art Storage Intercreditor Agreement or the REMIC provisions, including without limitation the master servicer’s or special servicer’s obligation to act in accordance with the Servicing Standard, or expose the master servicer or special servicer to liability, or materially expand the scope of the master servicer’s or special servicer’s responsibilities under the PSA.

In addition to the consultation rights of the Uovo Art Storage Non-Controlling Note Holder described above, the Uovo Art Storage Non-Controlling Note Holder will have the right to annual conference calls with the master servicer or special servicer upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, in which servicing issues related to the Uovo Art Storage Whole Loan are discussed.

The “Uovo Art Storage Non-Controlling Note Holder” means, with respect to the Uovo Art Storage Pari Passu Companion Loan designated as promissory note A-2 and promissory note A-3, the holder of such note or the party entitled under the related pooling and servicing agreement to exercise the rights granted to the holder of such notes under the Uovo Art Storage Intercreditor Agreement.

Sale of Defaulted Whole Loan. Pursuant to the terms of the Uovo Art Storage Intercreditor Agreement, if the Uovo Art Storage Mortgage Loan becomes a Defaulted Loan, and if the special servicer determines pursuant to the PSA and the Uovo Art Storage Intercreditor Agreement to pursue a sale of the Uovo Art Storage Mortgage Loan, the special servicer will be required to sell the Uovo Art Storage Mortgage Loan together with the Uovo Art Storage Pari Passu Companion Loans as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements and the trustee’s (or any third party hired by the trustee in accordance with the PSA) obligation to review whether any offer from an interested person received for the Uovo Art Storage Mortgage Loan and the Uovo Art Storage Pari Passu Companion Loans constitutes a fair price. In connection with any such sale, the special servicer will be required to follow the procedures set forth in “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties”.

Notwithstanding the foregoing, the special servicer will not be permitted to sell the Uovo Art Storage Mortgage Loan together with the Uovo Art Storage Pari Passu Companion Loans if the loan becomes a defaulted whole loan without the written consent of the holder of the Uovo Art Storage Pari Passu Companion Loans (provided that such consent is not required if such holder is the borrower or an affiliate of the borrower) unless the special servicer has delivered to such holder: (a) at least 15 business days prior written notice of any decision to attempt to sell the Uovo Art Storage Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Uovo Art Storage Whole Loan, and any documents in the servicing file requested by such holder; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or special servicer in connection with the proposed sale. Subject to the terms of the PSA, the holder of the Uovo Art Storage Mortgage Loan (or its representative) will be permitted to submit an offer at any sale of the Uovo Art Storage Whole Loan (unless such holder is the borrower or an affiliate of the borrower).

See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

Appointment of Special Servicer. Pursuant to the terms of the Uovo Art Storage Intercreditor Agreement, the Directing Certificateholder will have the right, with or without cause, to replace the special servicer then acting with respect to the Uovo Art Storage Whole Loan and appoint a replacement special servicer without the consent of the holder of the Uovo Art Storage Pari Passu Companion Loans as long as such replacement special servicer is a “qualified servicer” (as described in the Uovo Art Storage Intercreditor Agreement) and satisfies other conditions set forth in the PSA.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the 20 largest Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of this prospectus.

Additionally, an Asset Data File containing certain detailed information regarding the Mortgage Loans for the reporting period specified therein will be filed or caused to be filed by the depositor on Form ABS-EE on or prior to the date of filing of this prospectus and available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

German American Capital Corporation

General. German American Capital Corporation, a Maryland corporation (“GACC”), is a sponsor and a mortgage loan seller in this securitization transaction (in such capacity, a “Sponsor” or “Mortgage Loan Seller”). Except with respect to (i) the Hilton Hawaiian Village Whole Loan, which was co-originated by Deutsche Bank AG, New York Branch (an affiliate of GACC), JPMorgan Chase Bank, National Association, Goldman Sachs Mortgage Company, Barclays Bank PLC and Morgan Stanley Bank, N.A., (ii) the 111 Livingston Whole Loan, which was co-originated by Deutsche Bank AG, New York Branch (an affiliate of GACC) and Citigroup Global Markets Realty Corp. and (iii) the BSP Mortgage Loans (as defined below), GACC or an affiliate of GACC originated (either directly or, in some cases, through table funding arrangements) all of the GACC Mortgage Loans in this transaction. In addition, it is expected that GACC or an affiliate will, as of the date of the initial issuance of the certificates, hold the Moffett Place Google Pari Passu Companion Loan designated as Note A-2.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of Deutsche Bank AG, New York Branch, an originator, an initial Risk Retention Consultation Party and a holder of a portion of the VRR Interest, and Deutsche Bank Securities Inc., an underwriter. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005.

GACC is engaged in the origination and acquisition of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination or acquisition into a primary issuance of commercial mortgage-backed securities (“CMBS”) or through a sale of whole loan interests to third party investors. GACC originates loans primarily for securitization; however, GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

The Marriott Spartanburg (2.7%) and Lynnwood Town Center (2.2%) Mortgage Loans (the “BSP Mortgage Loans”), were originated by Benefit Street Partners CRE Finance LLC and acquired by Deutsche Bank AG, New York Branch. Deutsche Bank AG, New York Branch has reunderwritten such mortgage loans in accordance with the procedures described under “—DB Originator’s Underwriting Guidelines and Processes” below, subject to any exceptions, if any, identified under “—Exceptions”.

Deutsche Bank AG (together with certain affiliates, “Deutsche Bank”) filed a Form 6-K with the SEC on December 23, 2016. The Form 6-K states that Deutsche Bank “has reached a settlement in principle with the Department of Justice in the United States (“DOJ”) regarding civil claims that the DOJ considered in connection with the bank’s issuance and underwriting of residential mortgage-backed securities (RMBS) and related securitization activities between 2005 and 2007. Under the terms of the settlement agreement, Deutsche Bank agreed to pay a civil monetary penalty of US dollar 3.1 billion and to provide US dollar 4.1 billion in consumer relief in the United States. The consumer relief is expected to be primarily in the form of loan modifications and other assistance to homeowners and borrowers, and other similar initiatives to be determined, and delivered over a period of at least five years.” On January 17, 2017, the DOJ issued a press release officially announcing a $7.2 billion settlement with Deutsche Bank “resolving federal civil claims that Deutsche Bank misled investors in the packaging, securitization, marketing, sale and issuance of residential mortgage-backed securities (RMBS) between 2006 and 2007. . . The settlement requires Deutsche Bank to pay a $3.1 billion civil penalty under the Financial Institutions Reform, Recovery and Enforcement Act (FIRREA). Under the settlement, Deutsche Bank will also provide $4.1 billion in relief to underwater homeowners, distressed borrowers and affected communities.”

Pursuant to certain interim servicing agreements between GACC and/or certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 14 of the Mortgage Loans to be contributed to this securitization by GACC, representing approximately 27.2% of the Initial Pool Balance.

Pursuant to certain interim servicing agreements between GACC and/or certain of its affiliates, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 11 of the Mortgage Loans to be contributed to this securitization by GACC, representing approximately 25.7% of the Initial Pool Balance.

GACC’s Securitization Program. GACC has been engaged as an originator and seller/contributor of loans into CMBS securitizations for more than ten years.

GACC has been a seller of loans into securitization programs including (i) the “COMM” program, in which its affiliate Deutsche Mortgage & Asset Receiving Corporation (“DMARC”) is the depositor, (ii) the “CD” program in which DMARC is the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., and (iii) programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large floating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC originates both fixed rate and floating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties. The total amount of loans securitized by GACC from October 1, 2010 through April 24, 2017 is approximately $54.3 billion.

GACC has purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future. In the event GACC purchases loans for securitization, GACC will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters or initial purchasers, GACC works with NRSROs, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and NRSRO criteria.

For the most part, GACC relies on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the NRSROs. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC has servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to a MLPA, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex D-2 to this prospectus), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “GACC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related MLPA, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. The depositor will assign certain of its rights under each MLPA to the issuing entity. In addition, GACC has agreed to indemnify the depositor, the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates. See “Pooling and Servicing Agreement—Assignment of the Mortgage Loans”.

Review of GACC Mortgage Loans

Overview. GACC, in its capacity as the Sponsor of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this prospectus. GACC determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”). The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan. The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the DB Originators during the underwriting process. After origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loan based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team. The GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. GACC (or the depositor on its behalf) engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC relating to information in this prospectus regarding the GACC Mortgage Loans. These procedures included:

●	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Data Tape”;

●	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GACC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this prospectus.

Legal Review. GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this prospectus. In anticipation of securitization of each GACC Mortgage Loan originated by the applicable DB Originator, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents. In addition, origination counsel for each GACC Mortgage Loan reviewed GACC’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan documents with respect to certain of the GACC Mortgage Loans that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

GACC prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans included in the next 10 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GACC Mortgage Loan, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each GACC Mortgage Loan, GACC, together with origination counsel, conducted a search with respect to each borrower under the related GACC Mortgage Loan to determine whether it filed for bankruptcy. If GACC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GACC Mortgage Loan, GACC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GACC Mortgage Loans originated by a DB Originator, the GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—DB Originator’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this prospectus is accurate in all material respects. GACC also determined that the GACC Mortgage Loans were originated (or acquired and reunderwritten) in accordance with the applicable DB Originator’s origination procedures and underwriting criteria, except as described below under “—Exceptions”. GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

DB Originator’s Underwriting Guidelines and Processes

General. GACC and Deutsche Bank AG, New York Branch (“DBNY”) are each an originator and are affiliated with each other and with Deutsche Bank Securities Inc., one of the underwriters, and the depositor. GACC and Deutsche Bank AG, New York Branch are referred to as the “DB Originators” in this prospectus. Each DB Originator originates loans located in the United States that are secured by retail, multifamily, office, hotel and industrial/warehouse properties. All of the mortgage loans originated by a DB Originator generally are originated in accordance with the underwriting criteria described below. The BSP Mortgage Loans, while originated by Benefit Street Partners CRE Finance LLC, were reunderwritten by GACC in accordance with the underwriting criteria described under this section, subject to any exceptions, if any, identified under “—Exceptions”. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and there is no assurance that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis. In connection with the origination of mortgage loans, the applicable DB Originator conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches. A member of the applicable DB Originator underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

Cash Flow Analysis. The applicable DB Originator reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Information” in this prospectus.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by the applicable DB Originator and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool” and Annex A-1 and Annex A-3 to this prospectus. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal obtained in accordance with the guidelines described under “—Appraisal and Loan-to-Value Ratio” below. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the applicable DB Originator obtains (or, in connection with GACC’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and GACC relies upon) a current (within 6 months of the origination date of the mortgage loan) comprehensive narrative appraisal conforming to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”) and Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisal is based on the “as is” market value of the Mortgaged Property as of the date of value in its then-current condition, and in accordance with the Mortgaged Property’s highest and best use as determined within the appraisal. In certain cases, the applicable DB Originator may also obtain prospective or hypothetical values on an “as stabilized”, “as complete” and/or “hypothetical as is” basis, reflecting stipulated assumptions including, but not limited to, leasing, occupancy, income normalization, construction, renovation, restoration and/or repairs at the Mortgaged Property. The applicable DB Originator then determines the loan-to-value ratio of the mortgage loan for origination or, if applicable, in connection with its acquisition of the mortgage loan, in each case based on the value and effective value dates set forth in the appraisal. In connection with GACC’s acquisition and reunderwriting of a mortgage loan, GACC relies upon the appraisal(s) obtained by the related originator. Such appraisal(s) may reflect a value for a particular Mortgaged Property that varies from a GACC opinion of value. The information in this prospectus regarding such acquired mortgage loans, including, but not limited to, appraised values and loan-to-value ratios, reflects the information contained in such originator’s appraisal. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios of such acquired mortgage loans would not be different if a DB Originator had originated such mortgage loans. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus.

Evaluation of Borrower. The applicable DB Originator evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. The applicable DB Originator evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, the applicable DB Originator either (i) obtains or updates (or, in connection with GACC’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and GACC relies upon) an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains (or, in connection with GACC’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and GACC relies upon) an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, the applicable DB Originator reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the applicable DB Originator either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Insurance Considerations”.

Physical Assessment Report. Prior to origination, the applicable DB Originator obtains (or, in connection with GACC’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and GACC relies upon) a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. The applicable DB Originator reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the applicable DB Originator generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, the applicable DB Originator may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and the applicable DB Originator reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and the applicable DB Originator reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the applicable DB Originator may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. The applicable DB Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, the applicable DB Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by a DB Originator. The typical required escrows for mortgage loans originated by a DB Originator are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the applicable DB Originator with sufficient funds to satisfy all taxes and assessments. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or the applicable DB Originator may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide the applicable DB Originator with sufficient funds to pay all insurance premiums. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.

●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

The applicable DB Originator may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) the applicable DB Originator’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) the applicable DB Originator has structured springing escrows that arise for identified risks, (v) the applicable DB Originator has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) the applicable DB Originator believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—DB Originator’s Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by GACC may vary from, or may not comply with, the applicable DB Originator’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by GACC, the applicable DB Originator may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions. Other than as set forth below, the GACC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

With respect to the Midwest Embassy Suites Portfolio Mortgage Loan (7.2%), the borrower is not required to make FF&E reserve deposits for the first two years of the loan, in comparison to an FF&E reserve deposit of 4% of gross revenues as provided for in GACC’s underwriting guidelines for hotel properties. GACC’s decision to include the Mortgage Loan in the transaction was based on the new property improvement plan (“PIP”) that will be implemented at each of the Midwest Embassy Suites Portfolio properties. At loan origination, $6,750,000 was reserved in a PIP reserve for anticipated costs associated with the PIP.

With respect to the Alvogen Pharma US Mortgage Loan (1.9%), the Mortgage Loan is structured with a 10-year ARD and an approximately 18-year final maturity date, which is longer than the maximum term of 10 years generally required by GACC’s underwriting guidelines. GACC’s decision to include the Mortgage Loan in the transaction was based on several factors, including: (1) the Alvogen Pharma US Mortgaged Property is 100.0% occupied by Norwich Pharmaceuticals, Inc., a subsidiary of Alvogen Pharma US (rated: B/B2 by S&P/Moody’s) through the lease expiration date in December 2036, which is approximately 21 months from final maturity date, (2) the Alvogen Pharma US Mortgaged Property was renovated in late 2015 at a borrower reported cost of $26.0 million ($68 PSF) by the tenant, which then sold in a sale-leaseback transaction to the borrower sponsor and (3) upon loan origination, the borrower sponsor had approximately $8.8 million of cash equity in the Mortgaged Property, which is 33.7% of the approximate $26.15 million December 2016 purchase price.

With respect to the Embassy Suites Tempe Mortgage Loan (1.5%), the borrower is not required to make FF&E reserve deposits for the first two years of the loan, in comparison to FF&E reserve deposit of 4% of gross revenues as provided for in GACC’s underwriting guidelines for hotel properties. GACC’s decision to include the Mortgage Loan in the transaction was based on the new property improvement plan (“PIP”) that will be implemented the Mortgaged Property. At loan origination, $1,881,817 was reserved into a PIP Reserve for anticipated costs associated with the PIP.

Compliance with Rule 15Ga-1 under the Exchange Act. GACC most recently filed a Form ABS-15G with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 14, 2017. GACC’s “Central Index Key” number is 0001541294. With respect to the period from and including January 1, 2014 to and including December 31, 2016, GACC did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization. Neither GACC nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Deutsche Bank AG, New York Branch (an affiliate of GACC and an originator of the GACC Mortgage Loans) will retain the DBNY VRR Interest Portion as described under “Credit Risk Retention”. However, GACC and/or its affiliates may retain on the Closing Date or own in the future certain additional classes of certificates. Any such party will have the right to dispose of any such certificates (other than the DBNY VRR Interest Portion) at any time. Deutsche Bank AG, New York Branch or an affiliate will be required to retain the DBNY VRR Interest Portion as further described under “Credit Risk Retention”.

Citi Real Estate Funding Inc. and Citigroup Global Markets Realty Corp.

General. Each of Citi Real Estate Funding Inc. (“CREFI”) and Citigroup Global Markets Realty Corp. (“CGMRC” and, together with CREFI, the “Citi Sponsors”) is a sponsor and a mortgage loan seller in this securitization transaction (each, in such capacity, a “Sponsor” or “Mortgage Loan Seller”, as applicable). Except with respect to the Key Center Cleveland Whole Loan, which was co-originated by CREFI, Bank of America, N.A. and Deutsche Bank AG, New York Branch, each of the Citi Sponsors originated all of the Mortgage Loans it is selling to the Depositor in this transaction. The respective Mortgage Loans that the Citi Sponsors are selling to the Depositor in this securitization transaction are collectively referred to in this prospectus as the “Citi Mortgage Loans”. CGMRC is a New York corporation organized in 1979 and is a wholly-owned subsidiary of Citicorp Banking Corporation, a Delaware corporation, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CREFI is a New York corporation organized in 2014 and is a wholly-owned subsidiary of Citibank, N.A., a national banking association, which is in turn a wholly-owned subsidiary of Citicorp LLC, a Delaware limited liability corporation, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. Each of the Citi Sponsors maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group, and each’s facsimile number is (212) 723-8604. The Citi Sponsors are affiliates of Citigroup Global Markets Inc. (one of the underwriters). Each of the Citi Sponsors makes, and purchases (or may purchase) from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions. CGMRC also purchases and finances residential mortgage loans, consumer receivables and other financial assets.

None of the Citi Sponsors or any of their affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against either Citi Sponsor for any losses or other claims in connection with the certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by such Citi Sponsor in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Loan Purchase Agreements—General”.

The Citi Sponsors’ Commercial Mortgage Origination and Securitization Program. CGMRC, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States and abroad. CGMRC has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996 and has been involved in the securitization of residential mortgage loans since 1987. The multifamily and commercial mortgage loans originated by CGMRC include both fixed rate loans and floating rate loans. Most of the multifamily and commercial mortgage loans included by CGMRC in commercial mortgage securitizations sponsored by CGMRC have been originated, directly or through correspondents, by CGMRC or an affiliate. CGMRC securitized approximately $1.25 billion, $1.49 billion, $2.60 billion, $4.27 billion, $7.02 billion, $6.35 billion, $1.08 billion, $0, $517 million, $1.25 billion, $1.73 billion, $4.75 billion, $5.23 billion, $6.19 billion and $5.79 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2002, 2003, 2004, 2005, 2006, 2007, 2008, 2009, 2010, 2011, 2012, 2013, 2014, 2015 and 2016, respectively.

CREFI, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States. CREFI did not begin contributing mortgage loans into commercial mortgage securitizations until 2017. This is the second commercial mortgage securitization into which CREFI is contributing mortgage loans. The multifamily and commercial mortgage loans originated by CREFI may include both fixed rate loans and floating rate loans.

In addition, in the normal course of their respective businesses, each of the Citi Sponsors may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by the related Citi Sponsor.

CGMRC has also sponsored, in private placement transactions, multifamily and commercial mortgage loans which it either originated or acquired from third-party originators that underwrote them to their own underwriting criteria.

In connection with the commercial mortgage securitization transactions in which either or both of them participates, CGMRC and CREFI generally transfer the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

Each of the Citi Sponsors will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

CGMRC and CREFI generally work with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally CGMRC, CREFI and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates.

Review of Citi Mortgage Loans.

Overview. In connection with the preparation of this prospectus, each of the Citi Sponsors conducted a review of the Mortgage Loans that it is selling to the Depositor. The review was conducted as set forth below and was conducted with respect to each of the Citi Mortgage Loans. No sampling procedures were used in the review process.

Database. First, the Citi Sponsors created a database of information (the “Citi Securitization Database”) obtained in connection with the origination of the Citi Mortgage Loans, including:

●	certain information from the Citi Mortgage Loan documents;

●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);

●	insurance information for the related Mortgaged Properties;

●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;

●	bankruptcy searches with respect to the related borrowers; and

●	certain information and other search results obtained by the Citi Sponsors’ deal team for each of the Citi Mortgage Loans during the underwriting process.

The Citi Sponsors also included in the Citi Securitization Database certain updates to such information received by the Citi Sponsors’ securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of the Citi Sponsors’ securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

Using the information in the Citi Securitization Database, the Citi Sponsors created a Microsoft Excel file (the “Citi Data File”) and provided that file to the Depositor for the inclusion in this prospectus (particularly in Annexes A-1, A-2 and A-3 to this prospectus) of information regarding the Citi Mortgage Loans.

Data Comparison and Recalculation. The Citi Sponsors (or the Depositor on their behalf) engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by the Citi Sponsors, relating to information in this prospectus regarding the Citi Mortgage Loans. These procedures included:

●	comparing the information in the Citi Data File against various source documents provided by the Citi Sponsors that are described above under “—Database” above;

●	comparing numerical information regarding the Citi Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Citi Data File; and

●	recalculating certain percentages, ratios and other formulae relating to the Citi Mortgage Loans disclosed in this prospectus.

Legal Review. The Citi Sponsors also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the Citi Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the Citi Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the Citi Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●	whether any Mortgage Loans were originated by third party originators and the names of such originators, and whether such Mortgage Loans were underwritten or re-underwritten in accordance with the Citi Sponsors’ (or the applicable mortgage loan seller’s) criteria;

●	whether any Mortgage Loans are not first liens, or have a loan-to-value ratio greater than 80%;

●	whether any Mortgage Loans are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the cut-off date;

●	a description of any material issues with respect to any of the Mortgage Loans;

●	whether any Mortgage Loans permit, or have existing, mezzanine debt, additional debt secured by the related Mortgaged Properties or other material debt, and the material terms and conditions for such debt;

●	whether any Mortgaged Properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;

●	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;

●	a list of Mortgage Loans that permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;

●	whether any Mortgage Loans permit the release of all or a portion of the related Mortgaged Properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;

●	whether any Mortgage Loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;

●	whether there are post-close escrows or earn-out reserves that could be used to pay down the Mortgage Loan, or whether there are escrows or holdbacks that have not been fully funded;

●	information regarding grace periods and interest accrual provisions, non-recourse carveouts, and any other material provisions with respect to the Mortgage Loan;

●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;

●	whether any borrower is not a special purpose entity;

●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;

●	whether any borrower under a Mortgage Loan is affiliated with a borrower under another Mortgage Loan to be included in the issuing entity;

●	whether any of the Mortgage Loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;

●	a list of any related Mortgaged Properties for which a single tenant occupies over 20% of such property, and whether there are any significant lease rollovers at a particular Mortgaged Property;

●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;

●	a description of any material leasing issues at the related Mortgaged Properties;

●	whether any related Mortgaged Properties are subject to condemnation proceedings or litigation;

●	a list of related Mortgaged Properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related Mortgaged Property except for those which will be remediated by the cut-off date;

●	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related Mortgaged Properties;

●	a list of Mortgaged Properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or

●	general information regarding property type, condition, use, plans for renovation, etc.

The Citi Sponsors also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex D-1 to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. Each of the Citi Sponsors compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the Depositor for inclusion on Annex D-3 and Annex D-4 to this prospectus. In addition, for each Citi Mortgage Loan originated by a Citi Sponsor or one of its affiliates, such Citi Sponsor prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each Citi Mortgage Loan, if any, purchased by a Citi Sponsor or its affiliates from a third-party originator of such Citi Mortgage Loan, such Citi Sponsor reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such Citi Mortgage Loan to such Citi Sponsor or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such Citi Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the Depositor for inclusion on Annex D-3 and Annex D-4 to this prospectus. With respect to any Citi Mortgage Loan that is purchased by a Citi Sponsor or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between such Citi Sponsor or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of such Citi Sponsor or its affiliates. The rights, if any, that a Citi Sponsor or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the trustee for this securitization, and the Certificateholders and the trustee for this securitization will not have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements—General”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, the applicable Citi Sponsor, as Mortgage Loan Seller, with respect to the applicable Citi Mortgage Loans under the related Mortgage Loan Purchase Agreement constitutes the sole remedy available to the Certificateholders and the trustee for this securitization for any uncured material breach of any Citi Sponsor’s representations and warranties regarding the applicable Citi Mortgage Loans, including any Citi Mortgage Loan that is purchased by a Citi Sponsor or its affiliates from a third party originator.

In addition, with respect to each Citi Mortgage Loan, the applicable Citi Sponsor reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, each of the Citi Sponsors requested the borrowers under the related Citi Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if a Citi Sponsor became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a Citi Mortgage Loan, such Citi Sponsor requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, each of the Citi Sponsors prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the related Citi Mortgage Loans included in the 10 largest Mortgage Loans (considering any group of Crossed Mortgage Loans as a single Mortgage Loan) in the Mortgage Pool, and the abbreviated loan summaries for those of the Citi Mortgage Loans included in the next 10 largest Mortgage Loans (considering any group of Crossed Mortgage Loans as a single Mortgage Loan) in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Description of Top Twenty Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this prospectus.

Findings and Conclusions. Based on the foregoing review procedures, each of the Citi Sponsors found and concluded that the disclosure regarding the related Citi Mortgage Loans in this prospectus is accurate in all material respects. Each of the Citi Sponsors also found and concluded that the related Citi Mortgage Loans were originated in accordance with such Citi Sponsor’s origination procedures and underwriting criteria, except for any material deviations described under “—Exceptions” below. Each of the Citi Sponsors attributes to itself all findings and conclusions resulting from the foregoing review procedures.

The Citi Sponsors’ Underwriting Guidelines and Processes.

General. The Citi Sponsors’ commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the procedures and underwriting criteria described below. However, variations from the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by the applicable Citi Sponsor. Therefore, this general description of the Citi Sponsors’ origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by them or on their behalf complies entirely with all criteria set forth below.

Process. The credit underwriting process for each of the Citi Sponsors’ loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of the applicable Citi Sponsor. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self-storage, multifamily and manufactured housing community properties.

A member of the applicable Citi Sponsor’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The applicable Citi Sponsor’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with the Citi Sponsors’ property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. The Citi Sponsors’ underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and the applicable Citi Sponsor’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless the applicable Citi Sponsor determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. While the Citi Sponsors’ underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus and Annex A-1 to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. The Citi Sponsors may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, the Citi Sponsors may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of the Citi Sponsors’ commercial mortgage loans.

Generally, the Citi Sponsors require escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or reimburse the landlord for the real estate taxes paid.

●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the Citi Mortgage Loans, please see Annex A-1 to this prospectus.

Title Insurance Policy. The borrower is required to provide, and the applicable Citi Sponsor or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the mortgage loan representation and warranty set forth in paragraph (6) on Annex D-1 to this prospectus without any exceptions that the applicable Citi Sponsor deems material.

Property Insurance. The Citi Sponsors require the borrower to provide, or authorize the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the mortgage loan representations and warranties in paragraphs (16) and (29) on Annex D-1 to this prospectus without any exceptions that the applicable Citi Sponsor deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Citi Mortgage Loans, the applicable Citi Sponsor generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal

The applicable Citi Sponsor obtains an appraisal meeting the requirements described in the mortgage loan representation and warranty set forth in paragraph (41) on Annex D-1 to this prospectus without any exceptions that the applicable Citi Sponsor deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report

The applicable Citi Sponsor generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by such Citi Sponsor. The applicable Citi Sponsor or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, the Citi Sponsors generally require that the condition be addressed in a manner that complies with the mortgage loan representation and warranty set forth in paragraph (40) on Annex D-1 to this prospectus without any exceptions that the applicable Citi Sponsor deems material.

Property Condition Report

The applicable Citi Sponsor generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by such Citi Sponsor. The applicable Citi Sponsor or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the applicable Citi Sponsor often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all of the Citi Sponsors’ loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with the applicable Citi Sponsor, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Co-Originations. From time to time, the Citi Sponsors originate mortgage loans or whole loans together with other financial institutions. The resulting mortgage loans or whole loans are evidenced by two or more promissory notes, at least one of which will reflect the applicable Citi Sponsor as the payee. The Citi Sponsors have in the past and may in the future deposit such promissory notes for which a Citi Sponsor is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Key Center Cleveland Whole Loan was co-originated with Bank of America, N.A. and Deutsche Bank AG, New York Branch and in accordance with the underwriting guidelines described above.

Exceptions. The Citi Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act. CGMRC most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 14, 2017. CGMRC’s Central Index Key is 0001541001. With respect to the period from and including January 1, 2014 to and including December 31, 2016, CGMRC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Until April 18, 2017, CREFI had no prior history as a securitizer and has therefore not filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act. CREFI’s Central Index Key is 0001701238. CREFI has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization. None of the Citi Sponsors or any of their affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization as of the Closing Date except that CGMRC, as a majority-owned affiliate of CREFI, will retain the CREFI VRR Interest Portion. However, each of the Citi Sponsors and/or its affiliates may own in the future certain additional classes of certificates. Any such party will have the right to dispose of any such certificates

(other than the CREFI VRR Interest Portion) at any time. CGMRC or an affiliate will be required to retain the CREFI VRR Interest Portion as further described under “Credit Risk Retention”.

The Depositor

The Depositor is Deutsche Mortgage & Asset Receiving Corporation (the “Depositor”). The Depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the Depositor are located at 60 Wall Street, New York, New York 10005. The telephone number is (212) 250-2500. The Depositor’s capitalization is nominal. All of the shares of capital stock of the Depositor are held by DB U.S. Financial Markets Holding Corporation.

During the 8 years ending April 24, 2017, the Depositor has acted as depositor with respect to public and private conduit or combined conduit/large loan commercial mortgage securitization transactions in an aggregate amount of approximately $91.40 billion.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The Depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the mortgage loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, CD 2017-CD4 Mortgage Trust, will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the mortgage loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Certificate Administrator and Trustee”, “—The Master Servicer and CD 2017-CD3 Master Servicer and Special Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the mortgage loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the mortgage loans to the issuing entity. The depositor will be purchasing the mortgage loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements”.

The Certificate Administrator and Trustee

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as certificate administrator, trustee, tax administrator, certificate registrar, the 17g-5 information provider and custodian under the PSA.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.9 trillion in assets and approximately 269,000 employees as of September 30, 2016, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the Sponsors, the master servicer, the special servicer, the trustee, the operating advisor, the asset representations reviewer and the Mortgage Loan Sellers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at 600 South 4th Street, 7th floor, MAC N9300-070, Minneapolis, Minnesota 55479.

Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of September 30, 2016, Wells Fargo Bank was acting as trustee on approximately 364 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $133 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and related distributions to certificateholders and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of September 30, 2016, Wells Fargo Bank was acting as securities administrator with respect to more than $410 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian (the “Custodian”) of the mortgage files pursuant to and subject to the PSA. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee for the benefit of the Certificateholders. Wells Fargo Bank maintains each mortgage file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of September 30, 2016, Wells Fargo Bank was acting as custodian of more than 202,000 commercial mortgage files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a Sponsor or an affiliate of a Sponsor, and one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For three CMBS transactions in its portfolio, Wells Fargo Bank disclosed material noncompliance on its related 2016 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB to the required recipients for the transactions. For one CMBS transaction, an administrative error caused an overpayment to a certain class and a correlating underpayment to a certain class for two consecutive distributions. Each of the affected distributions was revised the next month to correct the error. For two CMBS transactions, distributions for one month were paid one day late as a result of an inadvertent payment systems error that occurred in connection with a conversion to a new payment system. For one of these two CMBS transactions, distributions were one day late for the next month due to an unrelated delay in posting funds received from the servicer to the appropriate account.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank in its capacity as trustee under 276 residential mortgage backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts. On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a putative class action complaint in the United States District Court for the Southern District of New York (the “District Court”) against Wells Fargo Bank, alleging claims against the bank in its capacity as trustee for 274 RMBS trusts (the “Federal Court Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Federal Court Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank, Citibank, HSBC, Bank of New York Mellon and US Bank) by a group of institutional investor plaintiffs. The Federal Complaint against Wells Fargo Bank alleges that the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to: (i) notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Other cases alleging similar causes of action have been filed against Wells Fargo Bank and other trustees in the District Court by RMBS investors in these and other transactions, and these cases against Wells Fargo are proceeding before the same District Court judge. A similar complaint was also filed May 27, 2016 in New York state court by a different plaintiff investor. On January 19, 2016, an order was entered in connection with the Federal Court Complaint in which the District Court declined to exercise jurisdiction over 261 trusts at issue in the Federal Court Complaint; the District Court also allowed Plaintiffs to file amended complaints as to the remaining, non-dismissed trusts, if they so chose, and three amended complaints have been filed. On December 17, 2016, the investor plaintiffs in the 261 trusts dismissed from the Federal Court Complaint filed a new complaint in New York state court (the “State Court Complaint”). Motions to dismiss all of the actions are pending except for the recently filed State Court Complaint.

There can be no assurances as to the outcome of the litigation, or the possible impact of the litigation on Wells Fargo Bank or the RMBS trusts. However, Wells Fargo Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

Neither Wells Fargo Bank nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, each of Wells Fargo Bank and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this heading “—The Certificate Administrator and Trustee” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the certificate administrator and trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator and trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator and trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: (1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, (2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, (3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and (4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, Wells Fargo Bank and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances”.

The Master Servicer and CD 2017-CD3 Master Servicer and Special Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), is expected to act as the master servicer and in this capacity will be responsible for the servicing and administration of the Serviced Mortgage Loans and any Serviced Companion Loans pursuant to the PSA. Midland is also the master servicer and the special servicer under the CD 2017-CD3 Pooling and Servicing Agreement with respect to the following Non-Serviced Whole Loans: the Moffett Place Google Whole Loan and the 111 Livingston Street Whole Loan. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the Mortgage Loans for the applicable Mortgage Loan Seller. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (“CMMBS”) by S&P Global Ratings, a Standard & Poor’s

Financial Services LLC business (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”), Morningstar Credit Ratings, LLC (“Morningstar”), DBRS, Inc. (“DBRS”) and Kroll Bond Rating Agency, Inc. (“KBRA”). Midland has received the highest rankings as a master and primary servicer of real estate assets under U.S. CMMBS transactions from S&P, Fitch and Morningstar, and the highest rankings as a special servicer of real estate assets under U.S. CMMBS transactions from S&P and Morningstar. For each category, S&P ranks Midland as “Strong” and Morningstar ranks Midland as “CS1”. Fitch ranks Midland as “1” as a master servicer and as a primary servicer, and “2+” as a special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore, Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Serviced Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default or servicer termination event as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time, Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the Mortgage Loans pursuant to the PSA.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

As of March 31, 2017, Midland was master and/or primary servicing approximately 29,801 commercial and multifamily mortgage loans with a principal balance of approximately $409 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 9,485 of such loans, with a total principal balance of approximately $148 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing commercial and multifamily loans and leases in CMMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2014 to 2016.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)

	2014	2015	2016
CMBS	$157	$149	$149
Other	$179	$255	$294
Total	$336	$404	$444

As of March 31, 2016, Midland was named the special servicer in approximately 253 CMMBS transactions with an aggregate outstanding principal balance of approximately $125 billion. With respect to such transactions as of such date, Midland was administering approximately 84 assets with an outstanding principal balance of approximately $572 million.

Midland has acted as a special servicer for commercial and multifamily loans and leases in CMMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMMBS and other servicing transactions from 2014 to 2016.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)

	2014	2015	2016
Total	$85	$110	$121

PNC Bank, National Association and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank, National Association and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank, National Association or its affiliates other than the Midland division.

From time to time, Midland and/or its affiliates may purchase or sell securities, including certificates issued in this offering in the secondary market.

Midland anticipates acquiring the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the Mortgage Loans sold to the depositor by the Mortgage Loan Sellers pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the Servicing Fee Rate minus (i) any primary servicing fee rate payable to a third-party primary servicer and (ii) 0.0025%, but which may be reduced under certain circumstances as provided in the PSA.

Pursuant to certain interim servicing agreements between GACC and/or certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain GACC Mortgage Loans.

The foregoing information regarding Midland under this heading “Transaction Parties—The Master Servicer and CD 2017-CD3 Master Servicer and Special Servicer” has been provided by Midland.

The roles and responsibilities of the master servicer are set forth in this prospectus under “Pooling and Servicing Agreement”. The master servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and the related Serviced Companion Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans and the related Serviced Companion Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The master servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Servicer and Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Special Servicer

Rialto Capital Advisors, LLC, a Delaware limited liability company (“Rialto”), is expected to be appointed to act as the special servicer under the PSA and in such capacity is expected to be responsible for the servicing and administration of the Specially Serviced Loans and related REO Properties, and in certain circumstances, will review, evaluate, process and provide or withhold consent as to certain Major Decisions, Special Servicer Non-Major Decisions and other transactions relating to the Serviced Mortgage Loans (other than any Conflicted Special Servicer Loan or Servicing Shift Whole Loan) and any related Serviced Companion Loans that are non-Specially Serviced Loans pursuant to the PSA.

Rialto maintains its principal servicing office at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172.

Rialto has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. Rialto currently has a commercial mortgage-backed securities special servicer rating of “CSS2” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by Morningstar.

Rialto is a wholly-owned subsidiary of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”). RCM is a vertically integrated commercial real estate investment and asset manager and an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B), a national homebuilder with over 6,800 employees across the country’s largest real estate markets. As of December 31, 2016, RCM was the sponsor of, and certain of its affiliates were investors in, eleven private equity funds (collectively, the “Funds”), and RCM also advised four separately managed accounts, having over $4.9 billion of regulatory assets under management in the aggregate. Four of such Funds are focused on distressed and value-add real estate related investments and/or commercial mortgage-backed securities, five of such Funds are focused on investments in commercial mortgage-backed securities and the other two Funds and the separately managed accounts are focused on mezzanine debt and credit investments. Through December 31, 2016, RCM has acquired and/or is managing over $7.3 billion of non- and sub-performing real estate assets, representing approximately 11,467 loans.

In addition, RCM has underwritten and purchased, primarily for the Funds, over $4.7 billion in face value of subordinate, newly-originated commercial mortgage-backed securities bonds in approximately 73 different securitizations totaling approximately $76.4 billion in overall transaction size. RCM (or its affiliate) has the right to appoint the special servicer for each of these transactions.

RCM has over 365 employees as of December 31, 2016 and is headquartered in Miami with two other main offices located in New York City and Atlanta. RCM’s commercial real estate platform has ten additional offices across the United States and four offices in Europe.

Rialto has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. Rialto has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by Rialto for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

Rialto is subject to external and internal audits and reviews. Rialto is subject to Lennar’s internal audit reviews, typically on a semi-annual basis, which focus on specific business areas such as finance, reporting, loan asset management and REO management. Rialto is also subject to external audits as part of the external audit of Lennar and stand-alone audits of the FDIC transactions and the Funds. As part of such external audits, auditors perform test work and review internal controls throughout the year. As a result of this process, Rialto has been determined to be Sarbanes-Oxley compliant.

Rialto maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, Rialto has a formal, documented disaster recovery and business continuity plan which is managed by Lennar’s on-site staff.

As of December 31, 2016, Rialto and its affiliates were actively special servicing approximately 800 portfolio loans with a principal balance of approximately $273 million and were responsible for approximately 700 portfolio REO assets with a principal balance of approximately $840 million.

Rialto is also currently performing special servicing for approximately 75 commercial real estate securitizations. With respect to such securitization transactions, Rialto is administering approximately 5,037 assets with an original principal balance at securitization of approximately $79 billion. The asset pools specially serviced by Rialto include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land. The table below sets forth information about Rialto’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2012	As of 12/31/2013	As of 12/31/2014	As of 12/31/2015	As of 12/31/2016
Number of CMBS Pools Named Special Servicer	16	27	45	59	75
Approximate Aggregate Unpaid Principal Balance(1)	$18.9 billion	$32.4 billion	$49.2 billion	$63.6 billion	$79 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	19	27	28	17	37
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$21 million	$101 million	$126.9 million	$141.9 million	$320 million

(1)	Includes all commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by Rialto.

(2)	Includes only those commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer that are, as of the specified date, specially serviced by Rialto. Does not include any resolutions during the specified year.

In its capacity as the special servicer, Rialto will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. Rialto may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that Rialto has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

Rialto does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances Rialto may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of Rialto, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets specially serviced by Rialto in other commercial mortgage-backed securitization pools generally, for which Rialto has developed processes and procedures which materially differ from the processes and procedures employed by Rialto in connection with its special servicing of commercial mortgage-backed securitization pools generally.

There have not been, during the past three years, any material changes to the policies or procedures of Rialto in the servicing function it will perform under the PSA or the CGCMT 2017-P7 Pooling and Servicing Agreement for assets of the same type included in this securitization transaction. No securitization transaction in which Rialto was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of Rialto as special servicer, including as a result of a failure by Rialto to comply with the applicable servicing criteria in connection with any securitization transaction. Rialto has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. Rialto has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which Rialto is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by Rialto in connection with any securitization in which Rialto was acting as special servicer. Rialto does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA or the CGCMT 2017-P7 Pooling and Servicing Agreement and, accordingly, Rialto believes that its financial condition will not have any material impact on the Mortgage Pool performance or the performance of the Certificates.

From time to time Rialto is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Rialto does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA or the CGCMT 2017-P7 Pooling and Servicing Agreement.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Rialto or of which any of its property is the subject, which are material to Certificateholders. Rialto occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market. It currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced basic servicing functions.

In the commercial mortgage-backed securitizations in which Rialto acts as special servicer, Rialto may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Rialto’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace Rialto as the special servicer.

Rialto is an affiliate of (a) the entity or entities that are anticipated to purchase the Class E, Class F, Class G, Class X-E, Class X-F, Class X-G and Class S certificates and may purchase other additional classes of certificates and (b) RREF III Debt AIV, LP or its affiliate, which is expected to be appointed as the initial Directing Certificateholder with respect to each serviced mortgage loan (other than any conflicted loan) and any related serviced companion loan. Rialto is expected to act as the special servicer and it or an affiliate assisted RREF III Debt AIV, LP and/or one or more of its affiliates with its due diligence of the Mortgage Loans prior to the Closing Date. In addition, Rialto is the special servicer and an affiliate of the entity that is the initial controlling class certificateholder and the entity that is the initial directing certificateholder under the pooling and servicing agreement governing the CGCMT 2017-P7 transaction, which governs the servicing and administration of the Key Center Cleveland Whole Loan and the Hamilton Crossing Whole Loan.

Except as described above, neither Rialto nor any of its affiliates intends to retain as of the Closing Date any other certificates issued by the issuing entity. However, from time to time, Rialto and/or its affiliates may purchase securities, including certificates in this offering, including in the secondary market. Any such party will have the right to dispose of such securities at any time.

The foregoing information regarding the special servicer set forth in this section entitled “—The Special Servicer” has been provided by Rialto. None of the depositor, the underwriters, the master servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The special servicer will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus).

The special servicer may be terminated, with respect to the Mortgage Loans and Serviced Companion Loans, without cause, by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Directing Certificateholder (for so long as a Control Termination Event does not exist), as described and to the extent in “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause” in this prospectus.

The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of the Master Servicer and Special Servicer” in this prospectus.

Certain duties and obligations of Rialto as the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”. Rialto’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below.

The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Servicer and Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor under the PSA with respect to each Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan) and Serviced Whole Loan (other than any Servicing Shift Whole Loan). Park Bridge Lender Services will also act as asset representations reviewer under the PSA with respect to each Mortgage Loan. Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10036 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of March 31, 2017, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $110.78 billion issued in 113 transactions.

As of March 31, 2017, Park Bridge Lender Services is acting as asset representations reviewer for CMBS transactions with an approximate aggregate initial principal balance of $33.67 billion issued in 40 transactions.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of their respective obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s and the asset representations reviewer’s removal, replacement, resignation or transfer are described under “—The Operating Advisor” and “—The Asset Representations Reviewer”, as applicable.

Credit Risk Retention

General

This securitization transaction will be subject to the credit risk retention requirements of Section 15G of the Exchange Act, as added by Section 941 of the Dodd-Frank Act (the “Credit Risk Retention Rules”). An economic interest in the credit risk of the securitized assets in this transaction is expected to be retained pursuant to Regulation RR, which implements the Credit Risk Retention Rules (“Regulation RR”), as a combination of the following:

●	German American Capital Corporation, a Maryland corporation (“GACC”), will act as the “retaining sponsor” (as such term is defined in Regulation RR, the “Retaining Sponsor”) and is expected to purchase for cash from the Depositor, on the Closing Date, an “eligible vertical interest” (as such term is defined in Regulation RR, the “VRR Interest”) in the issuing entity in the form of a “single vertical security” (as defined in Regulation RR) with an aggregate initial Certificate Balance of $45,022,522, representing approximately 5.00% of all “ABS interests” (as defined in Regulation RR) in the issuing entity as of the Closing Date; and, in accordance with the definition of “single vertical security” under Regulation RR, the VRR Interest will entitle each holder thereof to a specified percentage of the amounts paid on each other class of ABS interests in the issuing entity;

●	The Retaining Sponsor is expected to satisfy a portion of its risk retention requirements by transferring approximately $30,405,270, representing approximately 67.533466% of the entire VRR Interest as of the Closing Date (the “DBNY VRR Interest Portion”), to DBNY, as a “majority-owned affiliate”, in accordance with Rule 12(a) of the Credit Risk Retention Rules; and DBNY will acquire the DBNY VRR Interest Portion from the Retaining Sponsor on the Closing Date for cash; and

●	The Retaining Sponsor is expected to offset a portion of its risk retention requirements by the portion of the VRR Interest acquired on the Closing Date by Citi Real Estate Funding Inc., a New York corporation (“CREFI”), as an originator of certain of the Citi Mortgage Loans, which portion will equal $14,617,252, representing approximately 32.466534% of the entire VRR Interest as of the Closing Date (the “CREFI VRR Interest Portion”); CREFI originated Mortgage Loans representing approximately 32.5% of the Initial Pool Balance, which is equal to at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate Certificate Balance of the entire VRR Interest as of the Closing Date, in accordance with Rule 11(a)(1) of Regulation RR; CREFI will acquire the CREFI VRR Interest Portion from the Retaining Sponsor on the Closing Date for cash; CREFI is expected to transfer the CREFI VRR Interest Portion on the Closing Date to Citigroup Global Markets Realty Corp. (“CGMRC”), a New York corporation, as a “majority-owned affiliate”, in accordance with Rule 12(a) of the Credit Risk Retention Rules; and CGMRC will acquire the CREFI VRR Interest Portion from CREFI on the Closing Date for cash.

The Retaining Sponsor, DBNY and CGMRC are collectively referred to herein as the “Retaining Parties”). The percentage of all “ABS interests” (as defined in Regulation RR) represented by the VRR Interest will equal approximately 5.00% as of the Closing Date.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, Retaining Parties and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, each of the Retaining Sponsor, the Retaining Parties or any other party may not be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The Retaining Parties have determined that for purposes of this transaction, 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in Rule 17 of Regulation RR.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

The VRR Interest

 Material Terms of the VRR Interest

 General

The right to payment of holders of the VRR Interest is pro rata and pari passu with the right to payment of holders of the Non-Risk Retained Certificates (as a collective whole). On each Distribution Date, the portion of Aggregate Available Funds allocable to: (a) the VRR Interest will be the product of such Aggregate Available Funds multiplied by the Risk Retained Percentage; and (b) the Non-Risk Retained Certificates will be the product of such Aggregate Available Funds multiplied by the Non-Risk Retained Percentage. In addition, any losses incurred on the Mortgage Loans will be allocated between the VRR Interest, on the one hand, and the Principal Balance Certificates, on the other hand, pro rata in accordance with the Risk Retained Percentage and the Non-Risk Retained Percentage, respectively.

VRR Available Funds

The amount available for distribution to the holders of the VRR Interest on each Distribution Date will, in general, equal the Risk Retained Percentage of the Aggregate Available Funds (described under “Description of the Certificates—Distributions—Available Funds”) for such Distribution Date (such amount, the “VRR Available Funds”).

Allocation of VRR Realized Losses

In addition, on each Distribution Date, any VRR Realized Losses will be allocated to the VRR Interest; and, in connection therewith, the Certificate Balance of the VRR Interest will be reduced without distribution, as a write-off, to the extent of such VRR Realized Loss.

The “VRR Realized Loss”, with respect to each Distribution Date, is the amount, if any, by which (i) the product of (A) the Risk Retained Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans, expected to be outstanding immediately following that Distribution Date, is less than (ii) the then aggregate Certificate Balance of the VRR Interest after giving effect to distributions of principal on that Distribution Date.

In the event that VRR Realized Losses previously allocated to the VRR Interest in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of the VRR Interest may receive distributions in respect of such recoveries (with interest) in accordance with the distribution priorities described under “—The VRR Interest—Priority of Distributions on the VRR Interest” below.

Priority of Distributions on the VRR Interest

On each Distribution Date, for so long as the aggregate Certificate Balance of the VRR Interest has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account for distribution to the VRR Interest, to the extent of the VRR Available Funds, in the following order of priority:

First, to the VRR Interest, in respect of interest, up to an amount equal to the VRR Interest Distribution Amount for such Distribution Date;

Second, to the VRR Interest, in reduction of the Certificate Balance thereof, up to an amount equal to the VRR Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the VRR Interest has been reduced to zero; and

Third, to reimburse (with interest) prior write-offs of the Certificate Balance of the VRR Interest, up to an amount equal to the unreimbursed VRR Realized Losses previously allocated to the VRR Interest, plus interest in an amount equal to the VRR Realized Loss Interest Distribution Amount for such Distribution Date.

provided, however, that to the extent any VRR Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R Certificates, which evidence the REMIC residual interest in each of the Upper-Tier REMIC and the Lower-Tier REMIC, in compliance with the Code and applicable REMIC Regulations. The REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur certain tax liability for the net income of the REMIC trust. The REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, REMIC Regulations require that the amount, if any, remaining in a REMIC trust after all amounts are paid to the regular interests be paid to the REMIC residual interest.

Except for tax reporting purposes, the VRR Interest does not have a specified Pass-Through Rate, however, the effective interest rate on the VRR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date.

The “Non-Risk Retained Percentage” is 100% minus the Risk Retained Percentage.

The “Risk Retained Percentage” will equal a fraction, expressed as a percentage, the numerator of which is the initial Certificate Balance of the VRR Interest, and the denominator of which is the aggregate initial Certificate Balance of all of the Classes of Principal Balance Certificates and the initial Certificate Balance of the VRR Interest.

The “Risk Retention Allocation Percentage” will equal the Risk Retained Percentage divided by the Non-Risk Retained Percentage.

The “VRR Interest Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (a) the Risk Retention Allocation Percentage and (b) the aggregate amount of interest distributed on the Non-Risk Retained Certificates according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth and Twenty-second in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “VRR Principal Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (a) the Risk Retention Allocation Percentage and (b) the aggregate amount of principal distributed on the Non-Risk Retained Certificates according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth and Twenty-third and the penultimate paragraph in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “VRR Realized Loss Interest Distribution Amount”, with respect to any Distribution Date, an amount equal to the product of (a) the Risk Retention Allocation Percentage and (b) the aggregate amount of interest on unreimbursed Realized Losses distributed to the holders of the Non-Risk Retained Certificates according to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-first and Twenty-fourth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

Yield Maintenance Charges and Prepayment Premiums

Holders of the VRR Interest will be entitled to the Risk Retained Percentage of each yield maintenance charge and prepayment premium collected on the Mortgage Loans, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute a portion of any Excess Interest received with respect to any ARD Loan during the applicable one-month Collection Period to the holders of the VRR Interest in an amount equal to the Risk Retained Percentage of such Excess Interest distributable to all Certificates (including the VRR Interest). Excess Interest will not be available to make distributions to any other class of Certificates (other than the Class S certificates as described in “Description of the Certificates—Distributions—Excess Interest”) or to provide credit support for other Classes of Certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Exchange Option

In accordance with the terms and conditions of the PSA, any portion of the VRR Interest may be exchanged by the holder thereof for 5 sub-interests (each, a “VRRI Sub-Interest”) that, in the aggregate, evidence such portion of the VRR Interest. Each VRRI Sub-Interest will be entitled to distributions of interest and principal, Excess Interest, yield maintenance charges and prepayment premiums and reimbursements of VRR Realized Losses, and will be allocated VRR Realized Losses, in each case based on such distributions, reimbursements and allocations made in respect of a corresponding group of reference Classes of Non-Risk Retained Certificates. No holder of a VRRI Sub-Interest may transfer such VRRI Sub-Interest (or any portion thereof) without a corresponding transfer of the same portion (on a percentage basis) of each other VRRI Sub-Interest held thereby.

For avoidance of doubt, because the distributions with respect to the VRR Interest, on the one hand, and the VRRI Sub-Interests (collectively), on the other hand, on any Distribution Date are based on proportionate shares of the VRR Available Funds and corresponding distributions actually made on the Non-Risk Retained Certificates, and because each holder of the VRRI Sub-Interests must at all times hold the same percentage interest in each and every outstanding VRRI Sub-Interest, a holder of the VRRI Sub-Interests will receive the same aggregate distributions on each Distribution Date (with such aggregate distributions to be allocable as between distributions of interest, distributions in reduction of Certificate Balance and reimbursements (with interest) of prior write-offs of Certificate Balance in the same proportions) as would be the case if such holder instead held the corresponding portion of the VRR Interest that is exchangeable for such VRRI Sub-Interests pursuant to the PSA. In general, unless the context clearly indicates otherwise, references to “VRR Interest” in this prospectus (apart from this
“—Exchange Option” subsection) includes any VRRI Sub-Interests exchanged for any portion of the VRR Interest.

Hedging, Transfer and Financing Restrictions

The VRR Interest will be required to be subject to certain hedging, transfer and financing restrictions and is expected to be held at all times in definitive form by the certificate administrator on behalf of the beneficial owners of the VRR Interest as and to the extent provided in the PSA.

Each Retaining Party will agree to certain hedging, transfer and financing restrictions that will be applicable to any “retaining sponsor”, “originator” and any respective “affiliate” (each as defined in the Regulation RR) when compliance with the Credit Risk Retention Rules is required.

These restrictions will include an agreement by each Retaining Party not to transfer its respective VRR Interest, except to a “majority-owned affiliate” (as defined in, and in accordance with, the Credit Risk Retention Rules and otherwise in compliance with the Credit Risk Retention Rules then in effect). In addition, the Retaining Parties and their respective affiliates will have agreed not to enter into any hedging, pledging, financing or any other similar transaction or activity with respect to the VRR Interest unless such transaction complies with the Credit Risk Retention Rules then in effect.

The Retaining Parties have agreed that the restrictions described under this heading “—Hedging, Transfer and Financing Restrictions” will expire on the date that is the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the Initial Pool Balance; (ii) the date on which the total outstanding Certificate Balance of the Certificates has been reduced to 33% of the total outstanding Certificate Balance of the Certificates as of the Closing Date; and (iii) two years after the Closing Date.

Description of the Certificates

General

The certificates will be issued pursuant to the pooling and servicing agreement (the “PSA”), between the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The CD 2017-CD4 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2017-CD4 will consist of the following 21 classes: Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G, Class S, Class R and the VRR Interest.

One or more of such classes will also be collectively referred to the following groups of certificates:

“Offered Certificates”:	Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B and Class C

“Non-Offered Certificates”:	Class X-B, Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class S, Class R and VRR Interest

“Principal Balance Certificates”:	Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G

“Class A Certificates”:	Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M

“Class X Certificates”:	Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G

“Senior Certificates”:	Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G

“Subordinate Certificates”:	Class A-M, Class B, Class C, Class D, Class E, Class F and Class G

“Residual Certificates”:	Class R

“Regular Certificates”:	Senior Certificates and Subordinate Certificates and VRR Interest (insofar as it represents beneficial ownership of a REMIC regular interest in the Upper-Tier REMIC)

“Non-Risk Retained Certificates”:	Certificates (other than VRR Interest and Residual Certificates)

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Initial Certificate Balance or Notional Amount
A-1	$ 28,964,000
A-2	$ 90,250,000
A-SB	$ 53,102,000
A-3	$ 192,000,000
A-4	$ 234,483,000
X-A	$ 669,372,000
A-M	$ 70,573,000
B	$ 36,355,000
C	$ 39,564,000

Non-Offered Certificates
X-B	$ 75,919,000
X-D	$ 44,910,000
X-E	$ 21,386,000
X-F	$ 8,554,000
X-G	$ 35,286,789
D	$ 44,910,000
E	$ 21,386,000
F	$ 8,554,000
G	$ 35,286,789
S	N/A
R	N/A

Non-Offered Vertical Risk Retention Interest
VRR Interest	$ 45,022,522

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses or VRR Realized Losses, as applicable, actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses or VRR Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below and “Credit Risk Retention—The VRR Interest—Priority of Distributions on the VRR Interest” above.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates. The initial Notional Amount of the Class X-A certificates will be approximately $669,372,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class B and Class C certificates. The initial Notional Amount of the Class X-B certificates will be approximately $75,919,000. The Notional Amount of the Class X-D certificates will equal the Certificate Balance of the Class D certificates. The initial Notional Amount of the Class X-D certificates will be approximately $44,910,000. The Notional Amount of the Class X-E certificates will equal the Certificate Balance of the Class E certificates. The initial Notional Amount of the Class X-E certificates will be approximately $21,386,000. The Notional Amount of the Class X-F certificates will equal the Certificate

Balance of the Class F certificates. The initial Notional Amount of the Class X-F certificates will be approximately $8,554,000. The Notional Amount of the Class X-G certificates will equal the Certificate Balance of the Class G certificates. The initial Notional Amount of the Class X-G certificates will be approximately $35,286,789.

The Class S certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class S certificates will represent the right to receive Excess Interest received on the ARD Loan allocated as described under “—Excess Interest” below.

“Excess Interest” with respect to the ARD Loan is the interest accrued (or paid currently, if required under the applicable loan documents) on the related outstanding principal balance at the Revised Rate in respect of the ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the fourth business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the sixth day of each calendar month (or, if the sixth day of that calendar month is not a business day, then the next business day) commencing in June 2017.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates (including the VRR Interest) on each Distribution Date (the “Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)   the aggregate amount of all cash received on the Mortgage Loans (in the case of any Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related

Non-Serviced PSA and any REO Property (including Compensating Interest Payments with respect to the Mortgage Loans required to be deposited by the master servicer) that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the Master Servicer Remittance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest (the “Periodic Payments”) and any balloon payments paid by the borrowers of a Mortgage Loan that are due on a Due Date (without regard to grace periods) after the end of the related Collection Period (without regard to grace periods), excluding Excess Interest and interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, net insurance proceeds and Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to holders of the Class S certificates and the VRR Interest);

●	all yield maintenance charges and prepayment premiums;

●	all amounts deposited in the Collection Account in error; and

●	any late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)   if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Account allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)   P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)   with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)   the aggregate amount of any gains realized on sales of Mortgaged Properties transferred from the Gain-on-Sale Reserve Account to the Lower-Tier REMIC Distribution Account for the subject Distribution Date as described under “The Pooling and Servicing Agreement—Accounts” in this prospectus.

The amount available for distribution to holders of the Non-Risk Retained Certificates on each Distribution Date (with respect to such Distribution Date, the “Available Funds”) will, in general, equal the Non-Risk Retained Percentage of the Aggregate Available Funds for such Distribution Date.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any related Companion Loan) will be the period commencing on the day immediately following the Due Date for such Mortgage Loan (including any related Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any related Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any related Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

Priority of Distributions

On each Distribution Date, prior to the Crossover Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amount for such Classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, in reduction of the Certificate Balances thereof, in the following priority:

1.     to the Class A-SB certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates has been reduced to the Class A-SB Planned Principal Balance as set forth on Annex E for such Distribution Date;

2.     then, to the Class A-1 certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-SB certificates pursuant to clause (1) above) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates has been reduced to zero;

3.     then, to the Class A-2 certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1 and Class A-SB certificates pursuant to clauses (1) and (2) above) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates has been reduced to zero;

4.     then, to the Class A-3 certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1, Class A-2 and Class A-SB certificates pursuant to clauses (1), (2) and (3) above) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates has been reduced to zero;

5.     then, to the Class A-4 certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1, Class A-2, Class A-SB and Class A-3 certificates pursuant to clauses (1), (2), (3) and (4) above) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates has been reduced to zero; and

6.     then, to the Class A-SB certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the

Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates pursuant to clauses (1), (2), (3), (4) and (5) above) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates has been reduced to zero;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, up to an amount equal to, and pro rata, based upon the aggregate unreimbursed Realized Losses previously allocated to each such Class;

Fourth, to the Class A-M certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Fifth, to the Class A-M certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Sixth, to the Class A-M certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Eighth, to the Class B certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Ninth, to the Class B certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Eleventh, to the Class C certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twelfth, to the Class C certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Fourteenth, to the Class D certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Fifteenth, to the Class D certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Seventeenth, to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Eighteenth, to the Class E certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twentieth, to the Class F certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-first, to the Class F certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twenty-third, to the Class G certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-fourth, to the Class G certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class; and

Twenty-fifth, to the Class R certificates as specified in the PSA.

Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, regardless of the allocation of principal payments described in priority Second above, the Principal Distribution Amount for such Distribution Date will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such class is reduced to zero, and without regard to the Class A-SB Planned Principal Balance. The “Crossover Date” is the Distribution Date on which the Certificate Balance of each of the Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates is (or will be) reduced to zero. None of the Class X Certificates will be entitled to any distribution of principal. If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Aggregate Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the Risk Retained Percentage of the amount of such recovery will be added to the Certificate Balance of the VRR Interest, up to the lesser of (A) the Risk Retained Percentage of the amount of such recovery and (B) the amount of unreimbursed VRR Realized Losses previously allocated to the VRR Interest; (ii) the Non-Risk Retained Percentage of the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Principal Balance Certificates that previously were allocated Realized Losses, in the same sequential order as distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of the Non-Risk Retained Percentage of the amount of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject class of certificates; and (iii) the Interest Shortfall with respect to each affected class of Non-Risk Retained Certificates for the next Distribution Date will be increased by the amount of interest that would have accrued through the then current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down. If the Certificate Balance of any class of Principal Balance Certificates is so increased, the amount of unreimbursed Realized Losses or VRR Realized Losses, as applicable, of such class of certificates will be decreased by such amount.

Reimbursement of previously allocated Realized Losses or VRR Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Non-Risk Retained Certificates for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate for the Class A-1 certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class A-2 certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class A-SB certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class A-3 certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class A-4 certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class A-M certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class B certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class C certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class D certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class E certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class F certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class G certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate applicable to the Class X-A certificates for the initial Distribution Date will equal approximately [_]% per annum. The Pass-Through Rate applicable to the Class X-A certificates for each Distribution Date will equal the weighted average of the respective strip rates (the “Class X-A Strip Rates”) at which interest accrues from time to time on the respective components of the Notional Amount of the Class X-A certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will have a component notional balance that corresponds to the Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 or Class A-M certificates, respectively. The applicable Class X-A Strip Rate with respect to such component for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the class of certificates that comprises such component.

The Pass-Through Rate applicable to the Class X-B certificates for the initial Distribution Date will equal approximately [_]% per annum. The Pass-Through Rate applicable to the Class X-B certificates for each Distribution Date will equal the weighted average of the respective strip rates (the “Class X-B Strip Rates”) at which interest accrues from time to time on the respective components of the Notional Amount of the Class X-B certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will have a component notional balance that corresponds to the Certificate Balance of the Class B or Class C certificates, respectively. The applicable Class X-B Strip Rate with respect to such component for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the class of certificates that comprises such component.

The Pass-Through Rate applicable to the Class X-D certificates for the initial Distribution Date will equal approximately [_]% per annum. The Pass-Through Rate applicable to the Class X-D certificates for each Distribution Date will equal the strip rate (the “Class X-D Strip Rate”) at which interest accrues from time to time on the component of the Notional Amount of the Class X-D certificates outstanding immediately prior to the related Distribution Date. Such component will have a component notional balance that corresponds to the Certificate Balance of the Class D certificates. The applicable Class X-D Strip Rate with respect to such component for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the class of certificates that comprises such component.

The Pass-Through Rate applicable to the Class X-E certificates for the initial Distribution Date will equal approximately [_]% per annum. The Pass-Through Rate applicable to the Class X-E certificates for each Distribution Date will equal the strip rate (the “Class X-E Strip Rate”) at which interest accrues from time to time on the component of the Notional Amount of the Class X-E certificates outstanding immediately prior to the related Distribution Date. Such component will have a component notional balance that corresponds to the Certificate Balance of the Class E certificates. The applicable Class X-E Strip Rate with respect to such component for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the class of certificates that comprises such component.

The Pass-Through Rate applicable to the Class X-F certificates for the initial Distribution Date will equal approximately [_]% per annum. The Pass-Through Rate applicable to the Class X-F certificates for each Distribution Date will equal the strip rate (the “Class X-F Strip Rate”) at which interest accrues from time to time on the component of the Notional Amount of the Class X-F certificates outstanding immediately prior to the related Distribution Date. Such component will have a component notional balance that corresponds to the Certificate Balance of the Class F certificates. The applicable Class X-F Strip Rate with respect to such component for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the class of certificates that comprises such component.

The Pass-Through Rate applicable to the Class X-G certificates for the initial Distribution Date will equal approximately [_]% per annum. The Pass-Through Rate applicable to the Class X-G certificates for each Distribution Date will equal the strip rate (the “Class X-G Strip Rate”) at which interest accrues from time to time on the component of the Notional Amount of the Class X-G certificates outstanding immediately prior to the related Distribution Date. Such component will have a component notional balance that corresponds to the Certificate Balance of the Class G certificates. The applicable Class X-G Strip Rate with respect to such component for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the class of certificates that comprises such component.

The Class S certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Excess Interest, if any, with respect to the ARD Loan.

Except for tax reporting purposes, the VRR Interest will not have a specified Pass-Through Rate.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including a Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including a Non-Serviced Mortgage Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of the ARD Loan after the Anticipated Repayment Date), less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates and Withheld Amounts, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 basis, then, solely for purposes of calculating the Pass-Through Rate on the Regular Certificates, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a

360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Non-Risk Retained Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Non-Risk Retained Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Non-Risk Retained Certificates will be equal to the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month immediately preceding the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)   the Scheduled Principal Distribution Amount for that Distribution Date, and

(b)   the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)     Nonrecoverable Advances (including any servicing advance with respect to a Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B)     Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Principal Distribution Amount” with respect to any Distribution Date and the Principal Balance Certificates will equal the sum of (a) the Principal Shortfall for such Distribution Date and (b) the Non-Risk Retained Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) the principal portion of any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related collection period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including the Non-Serviced Mortgage Loans), as the case may be, that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification, a default or a bankruptcy modification (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of the related Servicing Fees (other than in the case of any Non-Serviced Mortgage Loan, the servicing fee rate pursuant to the applicable pooling and servicing agreement)).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date to holders of the Principal Balance Certificates in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E to this prospectus. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E to this prospectus. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received on such Mortgage Loan or advanced for such Distribution Date. With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. With respect to any Whole Loan on any date of determination, the Stated Principal Balance of such Whole Loan will be the sum of the Stated Principal Balance of the related Mortgage Loan and each related Companion Loan on such date. The Stated Principal Balance of a Mortgage Loan or Whole Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan or Whole Loan, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of Mortgage Loans”. If any Mortgage Loan or Whole Loan is paid in full or the Mortgage Loan or Whole Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan or Whole Loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Whole Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses and VRR Realized Losses, as well as for purposes of calculating the Servicing Fee and Certificate Administrator/Trustee Fee payable each month, each REO Property (including any REO Property with respect to any Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to each Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute (i) to the holders of the Class S Certificates, the Non-Risk Retained Percentage of any Excess Interest received by the issuing entity with respect to the ARD Loan during the Collection Period for (or, in the case of a Non-Serviced Mortgage Loan, as part of a distribution to the issuing entity during the month of) such Distribution Date, and (ii) to the holders of the VRR Interest, the remainder of such Excess Interest. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to each Serviced Whole Loan, the related Intercreditor Agreement), all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) the sum of (a) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates) and (b) Accrued AB Loan Interest;

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of (i) accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts and (ii) Accrued AB

Loan Interest (in each of clause (i) and (ii), to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest and Excess Interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of the ARD Loan after the Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner permitted by such REMIC provisions.

“Accrued AB Loan Interest” means, with respect to any AB Modified Loan and any date of determination, accrued and unpaid interest that remains unpaid with respect to the junior note(s) of such AB Modified Loan.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) the sum of (a)  the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates and (b) Accrued AB Loan Interest;

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of (i) accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts and (ii) Accrued AB Loan Interest (in each of clause (i) and (ii), to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest and Excess Interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of the ARD Loan after the Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On any Distribution Date, prepayment premiums and yield maintenance charges collected in respect of the Mortgage Loans during the related Collection Period will be required to be distributed by the certificate administrator in the following manner: (a) to the holders of the Class A-1 through Class D Certificates, the product of (1) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class of certificates on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates on such Distribution Date; (2) the Base Interest Fraction for the related principal prepayment and such class of certificates and (3) the Non-Risk Retained Percentage of such prepayment premiums and yield maintenance charges, and (b) to the VRR Interest, the Risk Retained Percentage of such prepayment premiums and yield maintenance charges.

Any yield maintenance charges or prepayment premiums collected during the related Collection Period remaining after such distributions described in the preceding paragraph (the “IO Group YM Distribution Amount”) will be allocated in the following manner:

(a)   first, to the Class X-A certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class A-1, Class A-2,

Class A-SB, Class A-3, Class A-4 and Class A-M certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(b)   second, to the Class X-B certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class B and Class C certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(c)   third, to the Class X-D certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the amount of principal distribution to the Class D certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(d)   fourth, to the Class X-E certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the amount of principal distribution to the Class E certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(e)   fifth, to the Class X-F certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the amount of principal distribution to the Class F certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount; and

(f)    sixth, to the Class X-G certificates, the IO Group YM Distribution Amount remaining after such distribution to the holders of the Class X-A, Class X-B, Class X-D, Class X-E and Class X-F certificates described in (a) through (e) above.

The “Base Interest Fraction” for any principal prepayment on any Mortgage Loan and for any of the Class A-1 through Class D certificates will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such class of certificates exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, then the Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the clause (a)(i) above, then the Base Interest Fraction will be one.

The yield rate with respect to any prepaid Mortgage Loan will be equal to the yield rate stated in the related loan documents, or if none is stated, will be the yield rate which, when compounded monthly, is equivalent to the yield, on the U.S. Treasury primary issue with a maturity date closest to the maturity date or the related Anticipated Repayment Date, as applicable, for the prepaid Mortgage Loan. In the event that there are: (a) two or more U.S. Treasury issues with the same coupon, the issue with the lower yield will be selected and (b) two or more U.S. Treasury issues with maturity dates equally close to the maturity date or the related Anticipated Repayment Date, as applicable, for such prepaid Mortgage Loan, the issue with the earlier maturity date will be selected.

In the case of the Serviced Whole Loan, prepayment premiums or yield maintenance charges actually collected in respect of such Serviced Whole Loan will be allocated in the proportions described in the applicable intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans” in this prospectus.

For a description of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	April 2022
Class A-2	April 2022
Class A-SB	January 2027
Class A-3	January 2027
Class A-4	April 2027
Class X-A	April 2027
Class A-M	April 2027
Class B	April 2027
Class C	April 2027

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in May 2050. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Intercreditor Agreement) in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or yield maintenance charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Intercreditor Agreement) in whole or in part after the Determination Date (or, with respect to each Mortgage Loan or Serviced Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”.

To the extent that the Prepayment Interest Excess for all Mortgage Loans (other than the Non-Serviced Mortgage Loans) or Serviced Companion Loans serviced by the master servicer exceeds the Compensating Interest Payment for all Mortgage Loans (other than the Non-Serviced Mortgage Loans) or Serviced Companion Loans serviced by the master servicer as of any Distribution Date, such excess amount (the “Net Prepayment Interest Excess”) will be payable to the master servicer as additional compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount, with respect to each Serviced Mortgage Loan and any related Serviced Companion Loan, equal to the lesser of:

(i)    the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)    the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a rate of 0.0025% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loan or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan or Serviced Whole Loan as a result of the master servicer failing to enforce the related Mortgage Loan or Serviced Whole Loan documents regarding principal prepayments (a “Prohibited Prepayment”) (other than (t) the Non-Serviced Mortgage Loans, (u) in accordance with the terms of the Mortgage Loan documents, (v) subsequent to a default under the related Mortgage Loan documents (provided that the master servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard) or if the Mortgage Loan or Serviced Whole Loan is a Specially Serviced Loan, (w) at the request or with the consent of the special servicer and so long as a Control Termination Event has not occurred or is not continuing (other than with respect to any applicable Conflicted Loan or any Servicing Shift Whole Loan), the Directing Certificateholder, (x) pursuant to applicable law or a court order, (y) in connection with the payment of any Insurance and Condemnation Proceeds unless the master servicer did not apply the proceeds thereof in accordance with the terms of the related loan documents and such failure causes the shortfall or (z) a previously Specially Serviced Loan with respect to which the special servicer has waived or amended the prepayment restriction such that the related borrower is not required to prepay on a Due Date or pay interest that would have accrued on the amount prepaid through and including the last day of the Interest Accrual Period occurring following the date of such prepayment), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan or Serviced Whole Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to the Non-Serviced Mortgage Loans to the extent received from the related Non-Serviced Master Servicer (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will, to the extent of the Non-Risk Retained Percentage thereof, be allocated on that Distribution Date among each class of Non-Risk Retained Certificates, pro rata in accordance with their respective Interest Accrual Amounts for that Distribution Date, with the remaining portion thereof being deemed allocated to the VRR Interest.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Subordinate Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to that class prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Crossover Date, allocation of principal that is allocable to the certificates on any Distribution Date will be made as described under “—Distributions—Priority of Distributions” above. On or after the Crossover Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates that are still outstanding, pro rata, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, the percentage interest in the issuing entity evidenced by the A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the other Principal Balance Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates by the other Principal Balance Certificates.

Following retirement of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to Class G certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which the aggregate Certificate Balance of the Principal Balance Certificates, after giving effect to distributions of principal on such Distribution Date, exceeds the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) (any such deficit, a “Realized Loss”).

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Non-Risk Retained Percentage and (B) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances), including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then-aggregate Certificate Balance of the Principal Balance Certificates (other than the VRR Interest) after giving effect to distributions of principal on that Distribution Date.

The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

First, to the Class G certificates;

Second, to the Class F certificates;

Third, to the Class E certificates;

Fourth, to the Class D certificates;

Fifth, to the Class C certificates;

Sixth, to the Class B certificates; and

Seventh, to the Class A-M certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the VRR Interest, the Class S certificates or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses. VRR Realized Losses, rather than Realized Losses, will be allocated to the VRR Interest. See “Credit Risk Retention—The VRR Interest—Allocation of VRR Realized Losses”.

In general, Realized Losses and VRR Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “—The Certificate Administrator and Trustee”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

A class of certificates will be considered outstanding until its Certificate Balance or Notional Amount is reduced to zero, except that the Class S certificates will be considered outstanding so long as holders of such certificates are entitled to receive Excess Interest. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, the certificate administrator will be required to prepare and make available to each Certificateholder of record on the certificate administrator’s website a Distribution Date statement providing all information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans. The certificate administrator will include on each Distribution Date statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total debt service coverage ratio calculated on the basis of the Mortgage Loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the Mortgage Loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement containing information (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates, and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable, substantially in the form provided in the PSA, in the case of the Distribution Date Statement (which form is subject to change) and as required under the PSA in the case of the CREFC® Reports and including substantially the following information:

(1)   a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B;

(2)   a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)   a CREFC® historical loan modification and corrected loan report;

(4)   a CREFC® advance recovery report;

(5)   a CREFC® total loan report;

(6)   a CREFC® operating statement analysis report;

(7)   a CREFC® comparative financial status report;

(8)   a CREFC® net operating income adjustment worksheet;

(9)   a CREFC® real estate owned status report;

(10) a CREFC® servicer watch list;

(11) a CREFC® loan level reserve and letter of credit report;

(12) a CREFC® property file;

(13) a CREFC® financial file;

(14) a CREFC® loan setup file; and

(15) a CREFC® loan periodic update file.

The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer, as applicable, regards as confidential, so long as such information is not required to be disclosed pursuant to Item 1125 of Regulation AB. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower or another party to the PSA or a party under an Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

On or before each Master Servicer Remittance Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (with respect to the first Master Servicer Remittance Date only); and

●	a CREFC® loan periodic update file.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) or applicable special servicer (with respect to Specially Serviced Loans and REO Properties) is also required to prepare the following for each Mortgaged Property and REO Property:

●	Within 30 days after receipt of a quarterly operating statement, if any, commencing for the quarter ending September 30, 2017, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required) for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12 month basis, or if the related Serviced Mortgage Loan is on the CREFC® Servicer Watch List). The master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, will deliver to the certificate administrator, the operating advisor and each holder of a Serviced Companion Loan by electronic means the operating statement analysis upon request.

●	Within 60 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or within 45 days after receipt by the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls commencing for the calendar year ending December 31, 2017, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to satisfy its reporting obligation described in clause (8) above. Such special servicer or the master servicer will deliver to the certificate administrator, the operating advisor and each holder of a related Serviced Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, any Non-Conflicted Special Servicer, the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the Directing Certificateholder (but only prior to the occurrence of a Consultation Termination Event), the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any person who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers a NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is a Risk Retention Consultation Party or the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, a “Conflicted Controlling Class Holder”), any Conflicted Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Conflicted Controlling Class Loan and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date statement; provided, however, that, if the special servicer obtains knowledge that it is a Borrower Party, the special servicer will nevertheless be a Privileged Person; provided, further, however, that the special servicer will not directly or indirectly provide any information solely related to any Conflicted Special Servicer Loan (which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Conflicted Special Servicer Loan) to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that any Conflicted Controlling Class Holder will be permitted to obtain, upon reasonable request in accordance with terms of the PSA, any Conflicted Information relating to any Conflicted Controlling Class Loan with respect to which such Conflicted Controlling Class Holder is not a Borrower Party (if such Conflicted Information is not otherwise available via the certificate administrator’s website) from the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), in each case, to the extent in the possession of the master servicer or the special servicer, as applicable.

“Risk Retention Consultation Party” will be each of (i) the party selected by DBNY (such party, the “VRR-A Risk Retention Consultation Party”), and (ii) the party selected by CREFI (such party, the “VRR-B Risk Retention Consultation Party”). The other parties to the PSA will be entitled to assume that the identity of any Risk Retention Consultation Party has not changed until such parties receive written notice of a replacement of such Risk Retention Consultation Party from DBNY (in the case of the VRR-A Risk Retention Consultation Party) or CREFI (in the case of the VRR-B Risk Retention Consultation Party). Notwithstanding the foregoing, no Risk Retention Consulting Party will have any consultation rights with respect to any related Conflicted Loan. For the avoidance of doubt, there may be multiple Risk Retention Consultation Parties. The initial Risk Retention Consultation Parties are expected to be DBNY and CREFI.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, Restricted Mezzanine Holder or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or a Restricted Mezzanine Holder, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Restricted Mezzanine Holder, as applicable, (b) solely with respect to the 10 largest Mortgage Loans by Stated Principal Balance, any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor or manager, as applicable, or (c) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such Restricted Mezzanine Holder. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Restricted Mezzanine Holder” means a holder of a related mezzanine loan that has been accelerated or as to which the mezzanine lender has initiated foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan.

“Conflicted Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Conflicted Information” means, with respect to any Conflicted Controlling Class Loan, any information solely related to such Conflicted Controlling Class Loan and/or the related Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Conflicted Controlling Class Loan and/or the related Mortgaged Properties other than such information with respect to such Conflicted Controlling Class Loan that is aggregated with information on other Mortgage Loans at a pool level.

“Conflicted Loan” means (a) with respect to the Directing Certificateholder, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to any Risk Retention Consultation Party, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, such Risk Retention Consultation Party or the person entitled to appoint such Risk Retention Consultation Party is a Borrower Party.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification on the certificate administrator’s website (which may be a “click-through”), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder or a Risk Retention Consultation Party (in each case, to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Loan Holder or a prospective purchaser of a certificate (or any investment advisor or manager or other representative of the foregoing), (ii) that either (a) such person is a Risk Retention Consultation Party or is a person who is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Conflicted Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, in which case such person will only receive access to the Distribution Date statements prepared by the certificate administrator, (iii) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Conflicted Controlling Class Holder (i) will be permitted to obtain, upon reasonable request in accordance with terms of PSA, any Conflicted Information relating to any Conflicted Controlling Class Loan with respect to which such Conflicted Controlling Class Holder is not a Borrower Party (if such Conflicted Information is not otherwise available via the certificate administrator’s website on account of it constituting Conflicted Information) from the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), in each case, to the extent in the possession of the master servicer or the special servicer, as applicable and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Conflicted Controlling Class Loan.

A “Certificateholder” is the person in whose name a certificate (including the VRR Interest) is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate (including the VRR Interest) registered in the name of or beneficially owned by (i) the master servicer, the special servicer (including, for the avoidance of doubt, any Non-Conflicted Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons or (ii) any Borrower Party, in each case will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by a Conflicted Controlling Class Holder will not be deemed to be outstanding as to such Conflicted Controlling Class Holder solely with respect to any related Conflicted Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Conflicted Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Non-Conflicted Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA or waive a Servicer Termination Event or trigger an Asset Review with respect to a Mortgage Loan; provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, the master servicer and the special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date statements, CREFC® reports and supplemental notices with respect to such Distribution Date statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as BlackRock Financial Management, Inc., Moody’s Analytics, Bloomberg Financial Markets, L.P., CMBS.com, Inc., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corporation, Markit LLC and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification, the master servicer may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer; provided that in connection with such request, the master servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer, generally to the effect that such person is a Certificateholder or a beneficial holder of book-entry certificates (or an investment advisor for a Certificateholder or a beneficial holder of book-entry certificates) and a Privileged Person and will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Certificateholders will not, however, be given access to or be permitted to request copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website (and will make available to the general public this prospectus, Distribution Date statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

○	this prospectus;

○	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the closing date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

○	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

●	the following “SEC EDGAR filings”:

○	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

○	the Distribution Date statements;

○	the CREFC® bond level files;

○	the CREFC® collateral summary files;

○	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the certificate administrator); and

○	the annual reports prepared by the operating advisor;

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

○	the summary of any Final Asset Status Report as provided by the special servicer;

○	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

○	notice of any release based on an environmental release under the PSA;

○	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

○	notice of final payment on the certificates;

○	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator;

○	any notice of resignation or termination of the master servicer or special servicer;

○	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

○	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

○	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

○	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

○	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

○	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

○	any notice of the termination of the issuing entity;

○	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred;

○	any notice of the occurrence of an Operating Advisor Termination Event;

○	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

○	any Proposed Course of Action Notice;

○	any assessment of compliance delivered to the certificate administrator;

○	any accountants’ attestation reports delivered to the certificate administrator;

○	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

○	the “Investor Q&A Forum”;

○	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

○	the “Risk Retention” tab;

provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of a Conflicted Loan, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Conflicted Loan.

Notwithstanding the description set forth above, for purposes of obtaining information or access to the certificate administrator’s website, all Conflicted Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is a Conflicted Controlling Class Holder, such Conflicted Controlling Class Holder is required to promptly notify each of the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide a new Investor Certification pursuant to the PSA and will not be entitled to access any Conflicted Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Conflicted Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is a Conflicted Controlling Class Holder. The PSA will require each Conflicted Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Conflicted Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not a Conflicted Controlling Class Holder, such person will certify and agree that they will not share any Conflicted Information with any Conflicted Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Conflicted Information relating to any Conflicted Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Conflicted Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Conflicted Controlling Class Loan will be permitted to obtain such information upon reasonable request in accordance with terms of the PSA and the master servicer and the special servicer, as applicable, may require and rely on such certifications prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all Mortgage Loans of the issuing entity that were the subject of a demand to repurchase or replace due to a breach of one or more representations and warranties, (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer and (iii) incorporate by reference the Form ABS-EE filing for the related reporting period (which Form ABS-EE disclosures will be filed at the time of each filing of the applicable report on Form 10-D with respect to each Mortgage Loan that was part of the Mortgage Pool during any portion of the related reporting period).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website or its filing of such information pursuant to the PSA, including, but not limited to, filing via EDGAR, and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it or filed by it, as applicable, for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance therewith.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date statements, (b) the master servicer or the special servicer relating to servicing reports, the Mortgage Loans (excluding a Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or a Risk Retention Consultation Party (in its capacity as a Risk Retention Consultation Party) as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at “www.ctslink.com”. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and may be submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at (866) 846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date statements and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will require the master servicer, subject to certain restrictions set forth in the PSA, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses). Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)   2% in the case of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)   in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective percentage interests.

Neither the Class S certificates nor the Class R certificates will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates will be issued, maintained and transferred in book-entry form only in minimum denominations of $10,000, and in integral multiples of $1 in excess of $10,000. The Class X-A Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $100,000 and in integral multiples of $1 in excess of $100,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “—Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, S.A. (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “Description of the Certificates—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the

Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

The VRR Interest will be evidenced by one or more certificates and is expected to be held at all times in definitive form by the certificate administrator on behalf of the beneficial owners of the VRR Interest.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Administration Group—CD 2017-CD4

with a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investors is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, (ii) the name of the transaction, CD 2017-CD4 and (iii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, a “MLPA”), between the applicable mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver (or cause to be delivered) to the certificate administrator, in its capacity as custodian, among other things, the following documents (except that the documents with respect to each Non-Serviced Whole Loan (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)    (A) the original Mortgage Note, bearing, or accompanied by, all prior or intervening endorsements, endorsed by the most recent endorsee prior to the trustee or, if none, by the originator, without recourse, either in blank and further showing a complete, unbroken chain of endorsement from the originator or to the order of the trustee; and (B) in the case of each related Serviced Companion Loan, a copy of the executed Mortgage Note for such Serviced Companion Loan;

(ii)     the original (or a copy thereof certified from the applicable recording office) of the Mortgage and, if applicable, the originals (or copies thereof certified from the applicable recording office) of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan or Serviced Whole Loan to the most recent assignee of record thereof prior to the trustee, if any, in each case with evidence of recording indicated thereon;

(iii)    an original or copy (if the related mortgage loan seller or its designee, rather than the custodian and its designee, is responsible for the recording thereof) of an Assignment of Mortgage, in recordable form (except for missing recording information and, if delivered in blank, except for the name of the assignee), executed by the most recent assignee of record thereof prior to the trustee or, if none, by the originator, either in blank or in favor of the trustee;

(iv)    (A) an original or copy of any related security agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the related Mortgage Loan or Serviced Whole Loan to the most recent assignee thereof prior to the trustee, if any; and (B) an original assignment of any related security agreement (if such item is a document separate from the related Mortgage) executed by the most recent assignee thereof prior to the trustee or, if none, by the originator, either in blank or in favor of the trustee, which assignment may be included as part of the corresponding Assignment of Mortgage referred to in clause (iii) above;

(v)     (A) stamped or certified copies of any UCC financing statements and continuation statements which were filed in order to perfect (and maintain the perfection of) any security interest held by the originator of the Mortgage Loan or Serviced Whole Loan (and each assignee of record prior to the trustee) in and to the personalty of the borrower at the Mortgaged Property (in each case with evidence of filing or recording thereon) and which were in the possession of the related mortgage loan seller (or its agent) at the time the Mortgage Files were delivered to the custodian, together with original UCC-3 assignments of financing statements showing a complete chain of assignment from the secured party named in such UCC-1 financing statement to the most recent assignee of record thereof prior to the trustee, if any, and (B) if any such security interest is perfected and the earlier UCC financing statements and continuation statements were in the possession of the related mortgage loan seller, an assignment of UCC financing statement by the most recent assignee of record prior to the trustee or, if none, by the originator, evidencing the transfer of such security interest, either in blank or in favor of the trustee; provided that other evidence of filing or recording reasonably acceptable to the trustee may be delivered in lieu of delivering such UCC financing statements including, without limitation, evidence of such filed or recorded UCC Financing Statement as shown on a written UCC search report from a reputable search firm, such as CSC/LexisNexis Document Solutions, Corporation Service Company, CT Corporation System and the like or printouts of on-line confirmations from such UCC filing or recording offices or authorized agents thereof;

(vi)    the original or a copy of the Loan Agreement relating to such Mortgage Loan, if any;

(vii)   the original or a copy of the lender’s title insurance policy issued in connection with the origination of the Mortgage Loan, together with all endorsements or riders (or copies thereof) that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property, or a “marked up” commitment to insure marked as binding and countersigned by the related insurer or its authorized agent (which may be a pro forma or specimen title insurance policy which has been accepted or approved as binding in writing by the related title insurance company), or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company;

(viii)  (A) the original or a copy of the related Assignment of Leases, Rents and Profits (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan or Serviced Whole Loan to the most recent assignee of record thereof prior to the trustee, if any, in each case with evidence of recording thereon; and (B) an original or copy (if the related mortgage loan seller or its designee, rather than the Custodian and its designee, is responsible for the recording thereof) of an assignment of any related Assignment of Leases, Rents and Profits (if such item is a document separate from the Mortgage), in recordable form (except for missing recording information and, if delivered in blank, except for the name of the assignee), executed by the most recent assignee of record thereof prior to the trustee or, if none, by the originator, either in blank or in favor of the trustee, which assignment may be included as part of the corresponding Assignment of Mortgage referred to in clause (iii) above;

(ix)    the original or copy of any environmental indemnity agreements and copies of any environmental insurance policies pertaining to the related Mortgaged Property required in connection with origination of the related Mortgage Loan or Serviced Whole Loan and copies of Environmental Reports;

(x)    copies of the currently effective Management Agreements, if any, for the Mortgaged Properties;

(xi)    if the borrower has a leasehold interest in the related Mortgaged Property, the original or copy of the ground lease (or, with respect to a leasehold interest where the borrower is a lessee and that is a space lease or an air rights lease, the original of such space lease or air rights lease), and any related lessor estoppel or similar agreement or a copy thereof; if any;

(xii)   if the related assignment of contracts is separate from the Mortgage, the original executed version of such assignment of contracts and the assignment thereof, if any, to the trustee;

(xiii)  if any related Lock-Box Agreement or Cash Collateral Account Agreement is separate from the Mortgage or Loan Agreement, a copy thereof; with respect to the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts, if any, a stamped or certified copy of the UCC-1 financing statements, if any, submitted for filing with respect to the related mortgagee’s security interest in the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts and all funds contained therein (and UCC-3 assignments of financing statements assigning such UCC-1 financing statements to the trustee);

(xiv)   originals or copies of all assumption, modification, written assurance and substitution agreements, if any, with evidence of recording thereon if appropriate, in those instances where the terms or provisions of the Mortgage, the Mortgage Note or any related security document have been modified or the Mortgage Loan or Serviced Whole Loan has been assumed;

(xv)    the original or a copy of any guaranty of the obligations of the borrower under the Mortgage Loan or Serviced Whole Loan together with, as applicable, (A) the original or copies of any intervening assignments of such guaranty showing a complete chain of assignment from the originator of the Mortgage Loan or Serviced Whole Loan to the most recent assignee thereof prior to the trustee, if any, and (B) an original assignment of such guaranty executed by the most recent assignee thereof prior to the trustee or, if none, by the originator;

(xvi)    the original or a copy of the power of attorney (with evidence of recording thereon, if appropriate) granted by the related borrower if the Mortgage, Mortgage Note or other document or instrument referred to above was signed on behalf of the borrower pursuant to such power of attorney;

(xvii)   with respect to each Whole Loan, a copy of the related Intercreditor Agreement and, if applicable, a copy of any pooling and servicing agreement relating to a Serviced Companion Loan;

(xviii)  with respect to hospitality properties, a copy of the franchise agreement, if any, an original or copy of the comfort letter, if any, and if, pursuant to the terms of such comfort letter, the general assignment of the Mortgage Loan is not sufficient to transfer or assign the benefits of such comfort letter to the Trust, a copy of the notice to the franchisor of the transfer of such Mortgage Loan and/or a copy of the request for the issuance of a new comfort letter in favor of the Trust (in each case, as and to the extent required pursuant to the terms of such comfort letter), with the original of any replacement comfort letter to be included in the Mortgage File following receipt thereof by the master servicer;

(xix)   the original (or copy, if the original is held by the master servicer or applicable master servicer under the applicable Non-Serviced PSA) of any letter of credit held by the lender as beneficiary or assigned as security for such Mortgage Loan or Serviced Whole Loan;

(xx)   the appropriate assignment or amendment documentation related to the assignment to the Trust of any letter of credit securing such Mortgage Loan or Serviced Whole Loan (or copy thereof, if the original is held by the master servicer or applicable master servicer under the applicable Non-Serviced PSA) which entitles the master servicer on behalf of the Trust and the Companion Noteholders (with respect to any Serviced Whole Loan) to draw thereon; and

(xxi)   with respect to any Mortgage Loan with related mezzanine debt or other subordinate debt (other than a Companion Loan), a copy of the related co-lender agreement, subordination agreement or other intercreditor agreement;

provided that with respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date, and any assignments in favor of the trustee will be in favor of the trustee under the related Non-Serviced PSA and (B) any Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the applicable securitization on or about the related Servicing Shift Securitization Date, and any assignments in favor of the trustee will be in favor of the trustee under the related Non-Serviced PSA.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated Intralinks website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, collectively the following documents in electronic format:

(a)   A copy of each of the following documents:

(i)      the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)     the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)    assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy of such assignment to be sent for recordation);

(iv)     any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)     an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy of such assignment to be sent for recordation);

(vi)     the assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)    all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)   the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)    any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(x)     an original assignment in favor of the trustee of any financing statement executed and filed in favor of the applicable mortgage loan seller in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy of such assignment to be sent for filing);

(xi)    any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan;

(xii)   any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)  any ground lease, ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)   any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)   any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xvi)   any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)  any related mezzanine intercreditor agreement;

(xviii) all related environmental reports;

(xix)  all related environmental insurance policies;

(b)   a copy of any engineering reports or property condition reports;

(c)   other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)   for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)   copies of all legal opinions (excluding attorney client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)    copies of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the origination of the related Mortgage Loan;

(g)   a copy of the appraisal for the related Mortgaged Property(ies);

(h)   for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)     a copy of the applicable mortgage loan seller’s asset summary;

(j)     copies of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)    copies of any zoning reports;

(l)     copies of financial statements of the related mortgagor;

(m)  copies of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)   copies of all UCC searches;

(o)   copies of all litigation searches;

(p)   copies of all bankruptcy searches;

(q)   a copy of the origination settlement statement;

(r)    a copy of the insurance consultant report;

(s)   copies of the organizational documents of the related mortgagor and any guarantor;

(t)    copies of the escrow statements;

(u)   a copy of any closure letter (environmental);

(v)   a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties; and

(w)   a copy of the payment history with respect to such Mortgage Loan prior to the Closing Date;

provided, that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, any assignments in favor of the trustee will be in favor of the trustee under the related Non-Serviced PSA; in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan, the Diligence File will be required to include a statement to that effect; provided that the mortgage loan seller will not be required to deliver information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2, Annex D-3 and Annex D-4.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and such omission, breach or defect materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage, or if any of the documents specified under the PSA is not delivered and is certified as missing pursuant to the PSA (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(x) such mortgage loan seller’s receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or

(y) in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage, the discovery by any party to the PSA of the such Material Defect; provided that the mortgage loan seller has received notice in accordance with the terms of the PSA,

(1)   cure such Material Defect in all material respects, at its own expense,

(2)   repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(3)   substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution, provided that no such substitution may occur on or after the second anniversary of the Closing Date;

provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan and the related REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to the related Whole Loans, for which no substitution will be permitted)), if such Material Defect is capable of being cured, the mortgage loan seller is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor, the asset representations reviewer and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period. Notwithstanding the foregoing, there will be no such 90-day extension, if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to repurchase the related Mortgage Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a Breach Notice as required by the terms of the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report) and such delay precludes the mortgage loan seller from curing such Material Defect and (iii) such Material Defect did not relate to a Mortgage Loan not being a “qualified mortgage” as described in this section. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect. With respect to each Non-Serviced Mortgage Loan, each Mortgage Loan Seller agrees that any document defect as such term is defined in the related controlling Non-Serviced PSA (other than a defect related to the promissory note for the related Non-Serviced Companion Loan) will constitute a document defect under the related MLPA.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not cause an adverse REMIC event to occur and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the special servicer (for so long as no Control Termination Event has occurred and is continuing and only with respect to any Mortgage Loan that is not an applicable Conflicted Loan or a Servicing Shift Mortgage Loan, with the consent of the Directing Certificateholder) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. In connection with any such determination with respect to any non-Specially Serviced Loan, the master servicer will promptly provide the special servicer, but in any event within the time frame and in the manner provided in the PSA, with the servicing file and other such information to the extent set forth in the PSA in order to permit the special servicer to calculate the Loss of Value Payment as set forth in the PSA. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

With respect to any Mortgage Loan a, “Purchase Price” equals to the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on the ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid), Workout Fees and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan and the related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a mortgage loan seller, any unpaid Asset Representations Reviewer Asset Review Fee related to such Mortgage Loan and all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions” and (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan (or related REO Loan) (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased prior to the expiration of the additional 90-day period immediately following the initial 90-day period).

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to the Whole Loans, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a Material Defect exists that must, on the date of substitution:

(a)   have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)   have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)   have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)   accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year and the actual number of days elapsed);

(e)   have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)    have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value”

for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)   comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)   have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related servicing file;

(i)     have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)     constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable mortgage loan seller’s expense);

(k)    not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date;

(l)     have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)  not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the applicable mortgage loan seller);

(n)   have been approved (i) so long as a Control Termination Event has not occurred and is not continuing, by the Directing Certificateholder, and (ii) during any such time that the master servicer is the Enforcing Servicer, by the special servicer;

(o)   prohibit Defeasance within two years of the Closing Date;

(p)   not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of the Kona Crossroads Loan REMIC or either Trust REMIC or the imposition of tax on the Kona Crossroads Loan REMIC or either Trust REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of the PSA as determined by an opinion of counsel to be paid by the applicable mortgage loan seller;

(q)   have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)    be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee, the certificate administrator, the operating advisor and the asset representations reviewer and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided, however, that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller will be required to cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and the amount of any fees and expenses of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the Mortgage Loan Purchase Agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of each Serviced Mortgage Loan, any related Serviced Companion Loans and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and the related Intercreditor Agreement.

The Non-Serviced Mortgage Loans, the related Non-Serviced Companion Loan and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the Non-Serviced Master Servicer and the Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (other than the Non-Serviced Mortgage Loans), the related Serviced Companion Loans and any related REO Properties. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be read to include the servicing and administration of the related Serviced Companion Loans but not to include the Non-Serviced Mortgage Loans, the related Non-Serviced Companion Loans and any related REO Property. In the case of the Serviced Whole Loans, certain provisions of the related Intercreditor Agreements are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loan”.

Certain provisions of the Non-Serviced PSAs relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loan and the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu-AB Whole Loan”.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable with respect to any Servicing Shift Whole Loan only while the PSA governs the servicing of such Servicing Shift Whole Loan. On and after the related Servicing Shift Securitization Date, the Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

In general, (i) the master servicer will be responsible for the servicing and administration of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any related Serviced Companion Loans that are not Specially Serviced Loans (except for Special Servicer Non-Major Decisions, and Special Servicer Major Decisions as to which the processing and/or consent or other involvement of the special servicer is required), and (ii) the special servicer will be responsible for the servicing and administration of Specially Serviced Loans and REO Properties and, in certain circumstances, the special servicer will review, evaluate and/or provide or withhold consent or process certain Special Servicer Non-Major Decisions (other than with respect to the processing of matters covered in clause (c)(i) and (c)(ii) of the definition of “Special Servicer Non-Major Decision”) and Special Servicer Major Decisions.

The PSA requires the master servicer or the special servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the Serviced Companion Loans and to follow the Servicing Standard with respect to such collection procedures. Consistent with the above, the master servicer or the special servicer may, in its discretion, waive any late payment fee or default interest it is entitled to receive in connection with any delinquent Periodic Payment or balloon payment with respect to any Mortgage Loan or Serviced Companion Loan it is servicing.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to a separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Serviced Mortgage Loan and any related Serviced Companion Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA and the Directing Certificateholder (so long as no Consultation Termination Event has occurred) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver (or cause to be delivered) an electronic copy of the Diligence Files for each of its Mortgage Loans to (or as instructed by) the depositor within 60 days following the Closing Date. The depositor will then be required to deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will each be required to diligently service and administer the Mortgage Loans (excluding the Non-Serviced Mortgage Loans), any related Serviced Companion Loans and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan), for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

(1)     the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and

(2)     the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or the special servicer, as the case may be, with a view to; (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or Serviced Whole Loans or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loans, and the best interests of the issuing entity and the certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder(s) of the related Companion Loan(s) (as a collective whole as if such Certificateholders and the holder(s) of the related Companion Loan(s) constituted a single lender), taking into account the pari passu or subordinate nature of the related Companion Loan(s)) as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)           any relationship that the master servicer or the special servicer, as the case may be, or any of their respective affiliates, as the case may be, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)           the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)           the obligation, if any, of the master servicer to make advances;

(D)          the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)           the ownership, servicing or management for others of any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)           any debt that the master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)          any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)           any obligation of the master servicer, the special servicer or one of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or the special servicer or one of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar non-defaulted debt of the borrowers as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of a Non-Serviced Mortgage Loan, the master servicer and special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of their respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and the Serviced Companion Loans to one or more third-party sub-servicers provided that the master servicer and the special servicer, as applicable, will not thereby be relieved of any of those obligations or duties under the PSA and will remain responsible for the acts or omissions of any such sub-servicers. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the depositor is a party to or (C) to perform other covenants and obligations set forth in such Sub-Servicing Agreement in accordance with the terms of such Sub-Servicing Agreement. No sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable. The master servicer’s consent may also be required for certain other servicing decisions as provided in the related Sub-Servicing Agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, generally to the same extent the master servicer would be reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “Master Servicer Remittance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be non-recoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)           all Periodic Payments (net of any applicable Servicing Fees (other than, in the case of any Non-Serviced Mortgage Loan, the servicing fee rate pursuant to the applicable pooling and servicing agreement)) that were due on the Mortgage Loans (including the Non-Serviced Mortgage Loans) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan)

during the related Collection Period and not received as of the business day preceding the Master Servicer Remittance Date; and

(2)           in the case of each Mortgage Loan delinquent in respect of its balloon payment as of the Master Servicer Remittance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including the Non-Serviced Mortgage Loans) or REO Loan (other than any portion of a REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to (but not including) the Distribution Date on which liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be, occurs. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the Master Servicer Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been assessed with respect to any Mortgage Loan (or, in the case of any Non-Serviced Whole Loan, an appraisal reduction has been assessed in accordance with the related Non-Serviced PSA and the master servicer has notice of such Appraisal Reduction Amount), then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, yield maintenance charges or prepayment premiums or Excess Interest or with respect to any Companion Loan.

With respect to any Non-Serviced Whole Loan, if any servicer under the Non-Serviced PSA determines that a P&I Advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to the related Non-Serviced Mortgage Loan, but the master servicer and the trustee may conclusively rely upon any such determination. Similarly, with respect to any Non-Serviced Mortgage Loan, if the master servicer or special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related master servicer and related trustee under the related Non-Serviced PSA as such determination relates to any proposed P&I Advance with respect to any related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Serviced Mortgage Loan and related Serviced Companion Loan, as applicable, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, neither the master servicer nor the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances. No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loan under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to Serviced Whole Loans. With respect to any Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make servicing advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu-AB Whole Loan”.

Nonrecoverable Advances

Notwithstanding the foregoing, no party will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option, make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Mortgage Loan, to any master servicer or special servicer under the PSA governing any securitization trust into which the related Serviced Pari Passu Companion Loan is deposited, and, with respect to any Non-Serviced Mortgage Loan, the related master servicer under the related Non-Serviced PSA), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, and will be binding upon, the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is non-recoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, (b) the related Mortgaged Properties in their “as is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (c) estimated future expenses, and (d) estimated timing of recoveries, and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee, as applicable, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination or prohibit any such other authorized Person from making a determination, that an Advance is non-recoverable) at any time and may obtain at the expense of the issuing entity any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, and will be binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

Recovery of Advances

The master servicer or the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan (“Related Proceeds”). Each of the master servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of each Serviced Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. With respect to a Servicing Advance on a Serviced Whole Loan, the master servicer or the trustee, as applicable, will be entitled to reimbursement first, from amounts that would have been allocable to the holder of the related Mortgage Loan and any related Serviced Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, if the Servicing Advance is a Nonrecoverable Advance, from general collections of the issuing entity; provided that the master servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the issuing entity the rights of the issuing entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Companion Loans from the holders of such Companion Loans.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, and thereafter will be required to deliver copies of such notice to the 17g-5 Information Provider as soon as practical. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

Each of the master servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each of the master servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans” for reimbursements of servicing advances made in respect of each Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account within two Business Days following receipt of properly identified funds all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loans or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on the Whole Loans will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Serviced Whole Loan Custodial Account”) with respect to each Serviced Whole Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of each Serviced Whole Loan in the related Serviced Whole Loan Custodial Account. The issuing entity will only be entitled to amounts on deposit in a Serviced Whole Loan Custodial Account to the extent these funds are not otherwise payable to the holder of a related Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Serviced Whole Loan Custodial Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, on the related Master Servicer Remittance Date, the Available Funds for such Distribution Date and any yield maintenance charges or prepayment premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account”, and an “Upper-Tier REMIC Distribution Account”, each of which may be sub-accounts of a single account (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account), plus, among other things, any P&I Advances less amounts, if any, distributable to the Class S and Class R certificates as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates, as described under “Description of the Certificates—Distributions—Priority of Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the holders of the Class S certificates and the VRR Interest. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account. In connection with each Distribution Date, the certificate administrator will be required to determine if the Available Funds for such Distribution Date (determined without regard to the inclusion of any such gains therein) would be sufficient to pay all interest and principal due and owing to, and to reimburse (with interest thereon) all previously allocated Realized Losses reimbursable to, the holders of the Regular Certificates (exclusive of the VRR Interest) on such Distribution Date. If the certificate administrator determines that such Available Funds (as so determined) would not be sufficient to make such payments and reimbursements, then the certificate administrator will be required to withdraw from the Gain-on-Sale Reserve Account and deposit in the Lower-Tier REMIC Distribution Account an amount (to be included in the Aggregate Available Funds for the related Distribution Date for allocation between the VRR Interest and the other Regular Certificates) equal to the lesser of (i) all amounts then on deposit in the Gain-on-Sale Reserve Account and (ii) the sum of (A) the amount of the applicable insufficiency and (B) the Risk Retention Allocation Percentage of the amount described in the immediately preceding clause. In addition, holders of the Class R Certificates will be entitled to distributions of amounts on deposit in the Gain-on-Sale Reserve Account that exceed amounts reasonably anticipated to be required to offset possible future Realized Losses and VRR Realized Losses, as determined by the special servicer from time to time, or that remain after all distributions with respect to the Regular Certificates on the final Distribution Date.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (the “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Serviced Whole Loan Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Account are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer, as applicable, if any, will be payable to such person as additional compensation, and such person will be required to bear any losses resulting from their investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Serviced Whole Loan Custodial Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to the Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)     to remit on each Master Servicer Remittance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any prepayment premiums or yield maintenance charges attributable to the Mortgage Loans on the related Distribution Date, (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any, or (C) to the certificate administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts”;

(ii)    to pay or reimburse the master servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to each Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)   to pay to the master servicer and the applicable special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)    to pay itself any Net Prepayment Interest Excess;

(v)    to pay to the operating advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(vi)    to pay to the asset representations reviewer the unpaid Asset Representations Reviewer Asset Review Fee (to the extent such fee is to be paid by the issuing entity);

(vii)   to reimburse the trustee, the applicable special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(viii)  to reimburse the master servicer, the applicable special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(ix)   to reimburse the master servicer or the applicable special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the applicable mortgage loan seller’s obligations under the applicable section of the related MLPA;

(x)    to pay for any unpaid costs and expenses incurred by the issuing entity;

(xi)   to pay the master servicer and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the companion loan distribution account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xii)  to recoup any amounts deposited in the Collection Account in error;

(xiii)  to the extent not reimbursed or paid pursuant to any of the above clauses, (A) to reimburse or pay the master servicer, the applicable special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA and (B) to reimburse or pay any party to the PSA any unpaid expenses specifically reimbursable from the Collection Account under the PSA;

(xiv)  to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xv)   to pay any applicable federal, state or local taxes imposed on either Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xvi)  to pay the CREFC® Intellectual Property Royalty License Fee;

(xvii) to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xviii) to pay the applicable mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement; and

(xix)    to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to the parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Companion Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on such Companion Loan or from general collections with respect to the securitization of such Companion Loan. If the master servicer makes, with respect to any Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans”.

If a P&I Advance is made with respect to any Serviced Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee and the Operating Advisor Fee that accrue with respect to any Serviced Mortgage Loan that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The master servicer, special servicer, certificate administrator, trustee, operating advisor and asset representations reviewer will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the master servicer, special servicer, certificate administrator, trustee, operating advisor and (under some circumstances) asset representations reviewer from amounts that the issuing entity is entitled to receive or amounts paid by certain third parties. In addition, CREFC® will be entitled to a license fee for use of their names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the master servicer, special servicer, trustee, and operating advisor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount	Frequency	Source of Payment
Fees
Master Servicing Fee/master servicer	The Stated Principal Balance of each Mortgage Loan, REO Loan or Serviced Companion Loan multiplied by the Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan, REO Loan or Serviced Companion Loan.	Monthly	Payment of interest on the related Mortgage Loan, REO Loan or Serviced Companion Loan.
Additional Master Servicing Compensation/master servicer	Prepayment interest excess (to the extent any excess exceeds the amount of any Prepayment Interest Shortfalls).	From time to time	Any actual prepayment interest excess.
Additional Master Servicing Compensation/master servicer	100% of any amounts collected for checks returned for insufficient funds.	From time to time	The related fees.
Additional Master Servicing Compensation/master servicer	All investment income earned on amounts on deposit in the Collection Account and certain custodial and reserve accounts and fees for insufficient funds on returned checks.	Monthly	The investment income.
Special Servicing Fee/special servicer	The Stated Principal Balance of each Specially Serviced Loan (including any related Serviced Companion Loan) and REO Loan multiplied by the Special Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan, REO Loan or Serviced Companion Loan.	Monthly	First out of collections on the related Mortgage Loan and REO Loan and then from general collections in the collection account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.
Workout Fee/special servicer	1.0% of each collection of principal and interest on each Corrected Loan (including any related Serviced Companion Loan), subject to a cap described under “—Special Servicing Compensation”.	Monthly	The related collection of principal or interest.
Liquidation Fee/special servicer	1.0% of each recovery of Liquidation Proceeds, net of certain expenses related to the liquidation and subject to a cap described, under “—Special Servicing Compensation”.	Upon receipt of Liquidation Proceeds	The related Liquidation Proceeds.
Additional Servicing Compensation/master servicer and/or special servicer	All late payment fees and Net Default Interest, Modification Fees, assumption application fees, assumption, waiver consent and earnout fees, defeasance fees, review fees, demand fees, beneficiary statement charges and/or other similar items.(1)	From time to time	The related fees.

Type/Recipient	Amount	Frequency	Source of Payment
	Solely payable to the special servicer, all interest or other income earned on deposits in any REO Account.	Monthly	The investment income.
Certificate Administrator/Trustee Fee/certificate administrator/trustee	The Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans and REO Loans calculated on the same basis as interest accrues on the Mortgage Loans and REO Loans.	Monthly	Payment of interest on the related Mortgage Loan or REO Loan.
Operating Advisor Fee/operating advisor	The Operating Advisor Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans and the REO Loans (other than any Non-Serviced Mortgage Loans and any Servicing Shift Mortgage Loan) calculated on the same basis as interest accrued on the Mortgage Loans and REO Loans.	Monthly	Payment of interest on the related Mortgage Loan or REO Loan.
Operating Advisor Consulting Fee/operating advisor	A fee in connection with each Major Decision for which the operating advisor has consulting rights equal to $10,000 or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan or REO Loan.	From time to time	Paid by related borrower.
Asset Representations Reviewer Asset Review Fee/asset representations reviewer	A reasonable and customary hourly fee, plus any related costs and expenses; provided that such fee will not be greater than the Asset Representations Reviewer Fee Cap	From time to time	Payable by the related mortgage loan seller in connection with each Asset Review; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust.
CREFC® Intellectual Property Royalty License Fee	Amount of interest accrued during an Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the same balance, in the same manner and for the same number of days as interest at the applicable Mortgage Rate accrued with respect to each Mortgage Loan during the related Interest Accrual Period.	Monthly	Payment of interest on the related Mortgage Loan.

Type/Recipient	Amount	Frequency	Source of Payment
Expenses
Reimbursement of Servicing Advances/master servicer/trustee	To the extent of funds available, the amount of any Servicing Advances.	From time to time	Recoveries on the related Mortgage Loan or Serviced Companion Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.
Interest on Servicing Advances/master servicer/trustee	At Reimbursement Rate.	When Advance is reimbursed	First from late payment charges and default interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.
Reimbursement of P&I Advances/master servicer/trustee	To the extent of funds available, the amount of any P&I Advances.	From time to time	Recoveries on the related Mortgage Loan or Serviced Companion Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.
Interest on P&I Advances/master servicer/trustee	At Reimbursement Rate.	When Advance is reimbursed	First from late payment charges and default interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.
Expenses, including without limitation, indemnification expenses/trustee, certificate administrator, operating advisor, the asset representations reviewer, master servicer and special servicer	Amounts for which the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, the master servicer and the special servicer are entitled to indemnification or reimbursement.	From time to time	General collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations, or the Distribution Account.

Type/Recipient	Amount	Frequency	Source of Payment
Expenses of the issuing entity not Advanced (may include environmental remediation, appraisals, expenses of operating REO Property and any independent contractor hired to operate REO Property)	Based on third party charges.	From time to time	First from income on the related REO Property, if applicable, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)	Allocable between the master servicer and the special servicer as provided in the PSA.

Pursuant to the PSA, any successor master servicer or special servicer assuming the obligations of the master servicer or special servicer under the PSA generally will be entitled to the compensation to which the master servicer or the special servicer would have been entitled to receive after such successor becomes the master servicer or the special servicer, as applicable. If no successor master servicer or special servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor master servicer or special servicer will be treated as Realized Losses. The PSA does not provide for any successor trustee to receive compensation in excess of that paid to its predecessor trustee.

“Net Default Interest” with respect to any Mortgage Loan and any Distribution Date, any default interest accrued on such Mortgage Loan during the preceding Collection Period, less amounts required to pay the master servicer, the special servicer or the trustee, as applicable, interest on the related Advances on the related Mortgage Loan at the Reimbursement Rate and to reimburse the issuing entity for certain additional expenses of the trust on the related Mortgage Loan (including Special Servicing Fees, Workout Fees and Liquidation Fees).

Master Servicing Compensation

Pursuant to the PSA, the master servicer will be entitled to withdraw the Master Servicing Fee for the Mortgage Loans from the Collection Account. The “Master Servicing Fee” will be payable monthly and will accrue at a rate per annum (the “Master Servicing Fee Rate”) that is a component of the Servicing Fee Rate. The “Servicing Fee” will be payable monthly and will accrue at a percentage rate per annum (the “Servicing Fee Rate”) equal to the Administrative Cost Rate set forth on Annex A-1 under the heading “Administrative Cost Rate”, less the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate, for each Mortgage Loan and will include the Master Servicing Fee and any fee for primary servicing functions payable to the master servicer or the applicable primary servicer. The Servicing Fee will be retained by the master servicer and any other primary servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of each Mortgage Loan and Serviced Companion Loan, and to the extent any Servicing Fee remains unpaid at the liquidation of the related Mortgage Loan, from general collections in the Collection Account.

The master servicer will also be entitled to retain as additional servicing compensation for the Mortgage Loans that it is servicing (together with the Master Servicing Fee, “Servicing Compensation”) (i) all investment income earned on amounts on deposit in the Collection Account with respect to the Mortgage Loans that it is servicing (and with respect to each Serviced Whole Loan, the related separate custodial account) and certain reserve accounts (to the extent consistent with the related Mortgage Loan documents); (ii) to the extent permitted by applicable law and the related Mortgage Loan documents, 100% of any Modification Fees and consent fees (or similar fees) related to any consents, modifications, waivers, extensions or amendments of any Mortgage Loans (and the related Serviced Companion Loans) that are non-Specially Serviced Loans that do not involve a Major Decision or Special Servicer Non-Major

Decision, 50% of any Modification Fees and consent fees (or similar fees) related to any consents, modifications, waivers, extensions or amendments of any Mortgage Loans (and the related Serviced Companion Loans) that are non-Specially Serviced Loans that involve one or more Major Decisions or Special Servicer Non-Major Decisions (whether or not processed by the special servicer), 100% of any defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include the special servicer’s portion of any Modification Fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA), 100% of assumption fees and consent fees with respect to Mortgage Loans (and the related Serviced Companion Loans) which do not involve a Major Decision or Special Servicer Non-Major Decision, 50% of assumption fees and consent fees with respect to Mortgage Loans (and the related Serviced Companion Loans) which involve a Major Decision or Special Servicer Non-Major Decision (whether or not processed by the special servicer), 100% of beneficiary statement charges or demand fees (but not including prepayment premiums or yield maintenance charges) on all Mortgage Loans (and the related Serviced Companion Loans) that are non-Specially Serviced Loans, 100% of assumption application fees with respect to Mortgage Loans (and the related Serviced Companion Loans) for which the master servicer is processing the underlying assumption related transaction (whether or not the consent of the special servicer is required) and 0% of any such fee with respect to Specially Serviced Loans; (iii) Net Prepayment Interest Excess, if any; (iv) 100% of charges for checks returned for insufficient funds (with respect to any Mortgage Loan or Specially Serviced Loan); (v) Net Default Interest and any late payment fees that accrued during a Collection Period on any Mortgage Loans (and the related Serviced Companion Loans, if applicable) that are non-Specially Serviced Loans to the extent collected by the issuing entity and remaining after application thereof to reimburse interest on Advances with respect to such Mortgage Loan and to reimburse the issuing entity for certain expenses of the issuing entity relating to such Mortgage Loan; and (vi) (A) with respect to non-Specially Serviced Loans, 100% of any fee paid in connection with any Master Servicer Non-Major Decision and to the extent not expressly provided above, 50% of any fee paid in connection with any Major Decision or Special Servicer Non-Major Decision and (B) with respect to Specially Serviced Loans, 0% of any such fees. If a Mortgage Loan is a Specially Serviced Loan, the special servicer will be entitled to the full amount of any and all Modification Fees, or assumption fees or any other fees, as described below under “—Special Servicing Compensation”.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge reasonable review fees in connection with any borrower request.

With respect to any of the fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer.

If the master servicer resigns or is terminated as the master servicer, then it will be entitled to retain the related excess servicing strip, except to the extent that any portion of such excess servicing strip is needed to compensate any replacement master servicer for assuming the duties of the master servicer, as the master servicer under the PSA. In the event that the master servicer resigns or is terminated as a primary servicer, it will be entitled to retain its primary servicing fee with respect to those underlying mortgage loans for which it is primary servicer, except to the extent that any such portion of such primary servicing fee is needed to compensate any replacement primary servicer for assuming the duties of the master servicer as a primary servicer under the PSA. The initial master servicer will be entitled to transfer any such excess servicing strip and/or primary servicing fees that may be retained by it in connection with its resignation or termination.

In connection with the Master Servicer Prepayment Interest Shortfall amount, the master servicer will be obligated to reduce its Servicing Compensation as provided under “Description of the Certificates—Prepayment Interest Shortfalls”.

The master servicer will pay all of its overhead expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement to the extent and as described in the PSA).

Special Servicing Compensation

Pursuant to the PSA, the special servicer will be entitled to certain fees for the Mortgage Loans that it is special servicing including the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The special servicer will not be entitled to retain any portion of the Excess Interest paid on the ARD Loan.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Loan at the Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of such Specially Serviced Loan or REO Loan, as applicable.

The “Special Servicing Fee Rate” means (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan or REO Loan that would be less than $3,500 in any given month (or, with respect to any Specially Serviced Loan or REO Property with respect to which the Risk Retention Consultation Parties consulted with the special servicer after the occurrence and during the continuance of a Consultation Termination Event, $5,000 for the month in which such consultation occurred), then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Loan will be the higher per annum rate as would result in a Special Servicing Fee equal to $3,500 (or $5,000, if applicable) for such month with respect to such Specially Serviced Loan or REO Loan.

A “Workout Fee” will in general be payable with respect to each Corrected Loan and will be payable by the issuing entity out of each collection of interest and principal (including scheduled payments, prepayments (provided that a repurchase or substitution by a mortgage loan seller of a Mortgage Loan due to a Material Defect will not be considered a prepayment for purposes of this definition), balloon payments and payments at maturity, but excluding late payment charges, Excess Interest and default interest) received on the related Specially Serviced Loan that becomes a Corrected Loan, for so long as it remains a Corrected Loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a Specially Serviced Loan; provided that no Workout Fee will be payable by the issuing entity with respect to any Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (iii) of the definition of “Specially Serviced Loan” and no event of default actually occurs, unless the Mortgage Loan or Serviced Companion Loan is modified by the special servicer in accordance with the terms of the PSA or the Mortgage Loan subsequently qualifies as a Specially Serviced Loan for a reason other than under clause (iii) of the definition of “Specially Serviced Loan”; provided, further that if a Mortgage Loan or Serviced Companion Loan becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” and the related collection of principal and interest is received within 3 months following the related maturity date as a result of the related Mortgage Loan or Serviced Companion Loan being refinanced or otherwise repaid in full, the special servicer will not be entitled to collect a Workout Fee out of the proceeds received in connection with such workout if such fee would reduce the amount available for distributions to Certificateholders, but the special servicer may collect from the related borrower and retain (x) a workout fee, (y) such other fees as are provided for in the related Mortgage Loan documents and (z) other appropriate fees in connection with such workout. In addition, notwithstanding the foregoing, the total amount of Workout Fees payable by the issuing entity with respect to a Corrected Loan and with respect to any particular workout (assuming, for the purposes of this calculation, that such Corrected Loan continues to perform throughout its term in accordance with the terms of the related workout) will be reduced by the amount of any and all related Offsetting Modification Fees received by the special servicer as additional servicing compensation relating to that Corrected Loan; provided that the special servicer will be entitled to collect such Workout

Fees from the issuing entity until such time it has been fully paid such reduced amount. In addition, the Workout Fee will be subject to the cap described below.

The Workout Fee with respect to any such Corrected Loan will cease to be payable if such Corrected Loan again becomes a Specially Serviced Loan or if the related Mortgaged Property later becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan or Serviced Whole Loan again becomes a Corrected Loan.

If the special servicer is terminated (other than for cause) or is forced to resign with respect to any or all of its servicing duties, it will retain the right to receive any and all Workout Fees payable with respect to each Corrected Loan during the period that it had responsibility for servicing such Specially Serviced Loan when it became a Corrected Loan (or for any Specially Serviced Loan that had not yet become a Corrected Loan because as of the time that the special servicer is terminated the borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Loan becomes a Corrected Loan) at the time of such termination or resignation (and the successor special servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Corrected Loan ceases to be payable in accordance with the preceding paragraph.

A “Liquidation Fee” will be payable by the issuing entity to the special servicer, except as otherwise described below, with respect to (i) each Specially Serviced Loan or REO Loan, (ii) each Mortgage Loan repurchased by a mortgage loan seller or (iii) each defaulted mortgage loan that is a Non-Serviced Mortgage Loan sold by the special servicer in accordance with the Agreement, in each case, as to which the special servicer obtains a full, partial or discounted payoff from the related borrower, a loan purchaser or mortgage loan seller, as applicable, and, except as otherwise described below, with respect to any Specially Serviced Loan or REO Property as to which the special servicer recovered any proceeds (“Liquidation Proceeds”). The Liquidation Fee will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds (exclusive of any portion of such amount that represents penalty charges) and (2) $1,000,000; provided that the total amount of a Liquidation Fee payable by the issuing entity with respect to any Specially Serviced Loan, REO Loan or Mortgage Loan in connection with any particular liquidation (or partial liquidation) will be reduced by the amount of any and all related Offsetting Modification Fees received by the special servicer as additional servicing compensation relating to that Specially Serviced Loan, REO Loan or Mortgage Loan. In addition, the Liquidation Fee will be subject to the cap described below.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

●	the purchase of any defaulted Mortgage Loan by the special servicer or the Directing Certificateholder or any Companion Loan Holder or any of their affiliates if within 90 days after the transfer of the defaulted Mortgage Loan to special servicing,

●	the purchase of all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan by the Sole Certificateholder, the Certificateholder owning a majority of the percentage interest of the then Controlling Class, the special servicer or the master servicer in connection with the termination of the issuing entity,

●	a repurchase or replacement of a Mortgage Loan by a mortgage loan seller due to a breach of a representation or warranty or a document defect in the mortgage file prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the PSA or a repurchase or replacement of the Kona Crossroads Mortgage Loan by the related Mortgage Loan Seller pursuant to the related MLPA and PSA,

●	with respect to any Mortgage Loan that is subject to mezzanine indebtedness the purchase of such Mortgage Loan by the holder of the related mezzanine loan within 90 days after the first time that such holder’s option to purchase such Mortgage Loan becomes exercisable,

●	with respect to a Serviced Companion Loan that is subject to another securitization, (A) a repurchase or replacement of such Serviced Companion Loan by the applicable mortgage loan seller due to a breach of a representation or warranty or a document defect under the related Non-Serviced PSA for the trust that owns such Serviced Companion Loan prior to the expiration of the cure period (including any applicable extension thereof) set forth therein, or (B) a purchase of the Serviced Companion Loan pursuant to a clean-up call or similar liquidation under the related Non-Serviced PSA for the trust that owns such Serviced Companion Loan,

●	a Loss of Value Payment by a mortgage loan seller, if such payment is made prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the PSA, and

●	if a Mortgage Loan or Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related Liquidation Proceeds are received within three (3) months following the related maturity date as a result of the related Mortgage Loan or Serviced Whole Loan being refinanced or otherwise repaid in full (provided that the special servicer may collect from the related borrower and retain (x) a liquidation fee, (y) such other fees as are provided for in the related Mortgage Loan documents and (z) other appropriate fees in connection with such liquidation).

If, however, Liquidation Proceeds are received with respect to any Specially Serviced Loan as to which the special servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. The special servicer, however, will only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to Liquidation Proceeds received on any Mortgage Loan or Specially Serviced Loan.

If the special servicer is terminated or is forced to resign, and prior to or subsequent to such resignation or termination, either (A) a Specially Serviced Loan was liquidated (to the extent the special servicer performed substantially all of the work necessary for such liquidation to occur) or is modified pursuant to an action plan submitted by the initial special servicer and approved (or deemed approved) by the Directing Certificateholder or the special servicer has determined to grant a forbearance, or (B) a Specially Serviced Loan being monitored by the special servicer subsequently became a Corrected Loan, then in either such event the special servicer (and not the successor special servicer) will be paid the related Liquidation Fee or Workout Fee, as applicable.

The total amount of Workout Fees and Liquidation Fees that are payable by the issuing entity with respect to each Mortgage Loan, Serviced Whole Loan or REO Loan throughout the period such Mortgage Loan or the Mortgage Loan relating to such Serviced Whole Loan (or REO Loan) is an asset of the issuing entity will be subject to an aggregate cap of $1,000,000. For the purposes of determining whether any such cap has been reached with respect to a special servicer and a Mortgage Loan, Serviced Whole Loan or REO Loan, only the Workout Fees and Liquidation Fees paid to such special servicer with respect to such Mortgage Loan, Serviced Whole Loan or REO Loan will be taken into account, and any Workout Fees or Liquidation Fees for any other Mortgage Loans, Serviced Whole Loans or REO Loans will not be taken into account (and any Workout Fees or Liquidation Fees paid to a predecessor or successor special servicer will also not be taken into account).

In addition, the special servicer will also be entitled to retain, as additional servicing compensation:

●	100% of any Modification Fees and consent fees (or similar fees) related to Specially Serviced Loans,

●	50% of any Modification Fees and consent fees (or similar fees) related to any consents, modifications, waivers, extensions or amendments of any Mortgage Loans (and the related Serviced Companion Loans) that are non-Specially Serviced Loans that involve one or more Major Decisions or Special Servicer Non-Major Decisions (whether or not processed by the special servicer),

●	100% of any assumption fees on Specially Serviced Loans,

●	50% of assumption fees with respect to Mortgage Loans (and the related Serviced Companion Loans) that are non-Specially Serviced Loans that involve a Major Decision or Special Servicer Non-Major Decision (whether or not processed by the special servicer),

●	100% of assumption application fees received with respect to the Mortgage Loans (and the related Serviced Companion Loans) for which the special servicer is processing the underlying assumption related transaction,

●	100% of beneficiary statement charges or demand fees (but not including prepayment premiums or yield maintenance charges) on Specially Serviced Loans,

●	any interest or other income earned on deposits in the REO Accounts,

●	Net Default Interest and any late payment fees that accrued during a Collection Period on any Specially Serviced Loan to the extent collected by the issuing entity and remaining after application thereof during such Collection Period to reimburse interest on Advances with respect to such Specially Serviced Loan and to reimburse the issuing entity for certain expenses of the issuing entity with respect to such Specially Serviced Loan; provided, however, that with respect to a Mortgage Loan that has a related Serviced Companion Loan, Net Default Interest and late payment fees will be allocated as provided in and subject to the terms of the related intercreditor agreement and the applicable pooling and servicing agreement, and

●	(A) with respect to non-Specially Serviced Loans, 0% of any fee paid in connection with any Master Servicer Non-Major Decision and to the extent not expressly provided above, 50% of any fee paid in connection with any Major Decision or Special Servicer Non-Major Decision and (B) with respect to Specially Serviced Loans, 100% of any such fees.

“Modification Fees” means, with respect to any Mortgage Loan or Serviced Companion Loan, any and all fees with respect to a modification, restructure, extension, waiver or amendment that modifies, restructures, extends, amends or waives any term of the related Mortgage Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer (other than all assumption fees, consent fees, assumption application fees, defeasance fees and similar fees). For each modification, restructure, extension, waiver or amendment in connection with the working out of a Specially Serviced Loan, the Modification Fees collected from the related borrower will be subject to a cap of 1% of the outstanding principal balance of such Mortgage Loan or Serviced Companion Loan on the closing date of the related modification, restructure, extension, waiver or amendment (prior to giving effect to such modification, restructure, extension, waiver or amendment); provided that no aggregate cap exists in connection with the amount of Modification Fees which may be collected from the borrower with respect to any Specially Serviced Loan or REO Loan.

“Sole Certificateholder” is any Certificateholder (or Certificateholders, provided they act in unanimity) holding 100% of the then-outstanding certificates (including certificates with Certificate Balances that have been actually or notionally reduced by any Realized Losses or Appraisal Reduction Amounts, but excluding the Class S and Class R certificates) or an assignment of the Voting Rights thereof; provided that the Certificate Balances or the Notional Amounts of the Class X-A, Class X-B and Class X-D certificates and the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D certificates have been reduced to zero; provided, further, that if the Certificateholders of the Class X-E, Class X-F and Class X-G certificates have assigned all of the Voting Rights of the Class X-E, Class X-F and Class X-G certificates to the Holder of 100% of the then-outstanding Class E, Class F and Class G certificates, then “Sole Certificateholder” means the Certificateholder of 100% of the Class E, Class F and Class G certificates.

“Offsetting Modification Fees” means, with respect to any Mortgage Loan, Serviced Whole Loan or REO Loan and with respect to any Workout Fee or Liquidation Fee payable by the issuing entity, any and all Modification Fees collected by the special servicer as additional servicing compensation, but only to the extent that (1) such Modification Fees were earned and collected by the special servicer (A) in connection with the workout or liquidation (including partial liquidation) of a Specially Serviced Loan or REO Loan as to which the subject Workout Fee or Liquidation Fee became payable or (B) in connection with any workout of a Specially Serviced Loan that closed within the prior 18 months (determined as of the closing day of the workout or liquidation as to which the subject Workout Fee or Liquidation Fee became payable) and (2) such Modification Fees were earned in connection with a modification, restructure, extension, waiver or amendment of such Mortgage Loan, Serviced Whole Loan or REO Loan at a time when such Mortgage Loan, Serviced Whole Loan or REO Loan was a Specially Serviced Loan.

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Whole Loan and any purchaser of any Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Serviced Whole Loan, if applicable), the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA, other than Permitted Special Servicer/Affiliate Fees and compensation and other remuneration expressly provided for in the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, customary title agent fees and insurance commissions or fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Serviced Whole Loan or REO Property.

Disclosable Special Servicer Fees

The PSA will provide that, with respect to each Collection Period, the special servicer must deliver or cause to be delivered to the master servicer within 2 business days following the Determination Date, and the master servicer will deliver, to the extent it has received, to the certificate administrator, without charge and on the same day as the master servicer is required to deliver the CREFC® Investor Reporting Package for such Distribution Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates during the related Collection Period. Such report may omit any such information that has previously been delivered to the certificate administrator by the master servicer or the special servicer.

“Disclosable Special Servicer Fees” means, with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, and as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan and any related Serviced Companion Loan and any purchaser of any Serviced Mortgage Loan and related Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Serviced Mortgage Loan and any related Serviced Companion Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA; provided that any compensation and other remuneration that the master servicer or the certificate administrator is permitted to receive or retain pursuant to the terms of the PSA in connection with its respective duties in such capacity as master servicer or certificate administrator under the PSA will not be Disclosable Special Servicer Fees.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”). The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of interest on each

Mortgage Loan and REO Loan (prior to application of such interest payments to make payments on the certificates) and will accrue at a rate (the “Certificate Administrator/Trustee Fee Rate”), equal to 0.0075% per annum, and will be computed on the same accrual basis as interest accrues on the related Mortgage Loan and based on the Stated Principal Balance of the related Mortgage Loan or REO Loan as of the Due Date in the immediately preceding Collection Period. The Certificate Administrator/Trustee Fee will be paid to the certificate administrator and the certificate administrator will be required to remit to the trustee the trustee fee in accordance with the terms of the PSA from the Certificate Administrator/Trustee Fee. In addition, the trustee and certificate administrator will each be entitled to recover from the issuing entity all reasonable unanticipated expenses and disbursements incurred or made by such party in accordance with any of the provisions of the PSA, but not including routine expenses incurred in the ordinary course of performing its duties as trustee or certificate administrator, as applicable, under the PSA, and not including any expense, disbursement or advance as may arise from its willful misconduct, negligence, fraud or bad faith.

Operating Advisor Compensation

An operating advisor fee (the “Operating Advisor Fee”) will be payable to the operating advisor monthly from amounts received with respect to each Mortgage Loan and REO Loan (excluding the Non-Serviced Mortgage Loans and any Servicing Shift Mortgage Loan) and will accrue at a rate equal to the applicable Operating Advisor Fee Rate with respect to each such Mortgage Loan or REO Loan on the Stated Principal Balance of the related Mortgage Loan or REO Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan or REO Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” for each Interest Accrual Period is a per annum rate equal to (i) 0.0026% with respect to all Serviced Mortgage Loans (except the Uovo Art Storage Mortgage Loan) and (ii) 0.0066% with respect to the Uovo Art Storage Mortgage Loan.

An Operating Advisor Consulting Fee will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation rights. The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $10,000 (or, such lesser amount as the related borrower agrees to pay) with respect to any Mortgage Loan; provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower. If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or the special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related loan documents; but in no event may take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard provided that the master servicer or the special servicer, as applicable, will be required to consult on a non-binding basis with the operating advisor prior to any such waiver or reduction.

Similar fees and/or fee provisions to those described above will be (or are expected to be) payable to the applicable operating advisor (if any) under each Non-Serviced PSA with respect to the related Non-Serviced Mortgage Loan, although there may be differences in the calculations of such fees.

Asset Representations Reviewer Compensation

With respect to each Delinquent Loan that is subject to an Asset Review, the asset representations reviewer will be entitled to a fee that is a reasonable and customary hourly fee charged by the asset representations reviewer for similar consulting assignments at the time of such review and any related costs and expenses; provided that the total payment to the asset representations reviewer will not be greater than the Asset Representations Reviewer Fee Cap (the “Asset Representations Reviewer Asset Review Fee”).

With respect to an individual Asset Review Trigger and the Mortgage Loans that are Delinquent Loans and are subject to an Asset Review (the “Subject Loans”), the “Asset Representations Reviewer Fee Cap” will equal the sum of: (i) $10,000 multiplied by the number of Subject Loans, plus (ii) $1,500 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,000 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated, for the year of the Closing Date and for the year of the occurrence of the Asset Review.

Similar fees and/or fee provisions to those described above will be (or are expected to be) payable to the applicable asset representations reviewer (if any) under each Non-Serviced PSA with respect to the related Non-Serviced Mortgage Loan, although there may be differences in the calculations of such fees.

The related mortgage loan seller with respect to each Delinquent Loan that is subject to an Asset Review will be required to pay the portion of the Asset Representations Reviewer Asset Review Fee attributable to the Delinquent Loan contributed by it, as allocated on the basis of the hourly charges and costs and expenses incurred with respect to its related Delinquent Loans; provided that if the total charge for the asset representations reviewer on an hourly fee plus costs and expenses basis would exceed the Asset Representations Reviewer Fee Cap, each mortgage loan seller’s required payment will be reduced pro rata according to its proportion of the total charges until the aggregate amount owed by all mortgage loan sellers is equal to the Asset Representations Reviewer Fee Cap; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer or the special servicer, as applicable, of such insolvency or failure to pay such amount; provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the master servicer or the special servicer, as applicable, will be required, to the extent consistent with the Servicing Standard, to pursue remedies against such mortgage loan seller in order to seek recovery of such amounts from such mortgage loan seller or its insolvency estate. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan, REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan or REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.0005% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(i)     the date on which such Mortgage Loan or Serviced Whole Loan becomes a Modified Mortgage Loan (as defined below),

(ii)    the 90th day following the occurrence of any uncured delinquency in Periodic Payments with respect to such Mortgage Loan or Serviced Whole Loan,

(iii)   receipt of notice that the related borrower has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity in respect of a Mortgaged Property securing such Mortgage Loan or Serviced Whole Loan or the 60th day after the related borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of a Mortgaged Property securing such Mortgage Loan or Serviced Whole Loan,

(iv)   the date on which the Mortgaged Property securing such Mortgage Loan or Serviced Whole Loan becomes an REO Property, and

(v)    a payment default has occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing or sale of the related Mortgaged Property or Mortgaged Properties and delivers, on or prior to the related maturity date or extended maturity date, a statement to that effect and delivers, within 30 days following the related maturity date or extended maturity date, a refinancing commitment, letter of intent or otherwise binding application for refinancing from an acceptable lender or signed purchase agreement reasonably acceptable to the special servicer (who will be required to promptly deliver a copy to the master servicer, the operating advisor (if a Control Termination Event has occurred and is continuing), the Directing Certificateholder (but only for so long as no Consultation Termination Event has occurred and is continuing), (B) the related borrower continues to make its Assumed Scheduled Payment, and (C) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan, an Appraisal Reduction Event will not occur until the earlier of (1) 120 days beyond the related maturity date (or extended maturity date) and (2) the termination of such transaction document.

A “Modified Mortgage Loan” is any Specially Serviced Loan which has been modified by the special servicer in a manner that: (a) reduces or delays the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Periodic Payments with respect to such Mortgage Loan or Serviced Whole Loan); (b) except as expressly contemplated by the related mortgage, results in a release of the lien of the mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or (c) in the reasonable good faith judgment of the special servicer, otherwise materially impairs the value of the security for such Mortgage Loan or Serviced Companion Loan or reduces the likelihood of timely payment of amounts due thereon.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan and any related Serviced Companion Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the master servicer (and, prior to the occurrence of a Consultation Termination Event, in consultation with the Directing Certificateholder and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the master servicer receives from the special servicer the related appraisal or the special servicer’s Small Loan Appraisal Estimate equal to the excess of:

(a)   the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)   the excess of:

(i)	the sum of:

●	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as a Servicing Advance), minus such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, or (B) by an internal valuation performed by the special servicer with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000;

●	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; and

●	all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Whole Loan; over

(ii)	the sum as of the Due Date occurring in the month of the date of determination of:

●	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate;

●	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan;

●	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan, Serviced Whole Loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer or the trustee, as applicable); and

●	any other unpaid additional expenses of the issuing entity in respect of such Mortgage Loan or Serviced Whole Loan.

Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Whole Loan with a Pari Passu Companion Loan will be allocated in accordance with the related Intercreditor Agreement or, if no allocation is specified in the related Intercreditor Agreement, then, pro rata, between the related Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan based upon their respective Stated Principal Balances.

The special servicer will be required to, with respect to a Mortgage Loan having a Stated Principal Balance of $2,000,000 or higher, order and use efforts consistent with the Servicing Standard to obtain an appraisal, and with respect to a Mortgage Loan having a Stated Principal Balance of less than $2,000,000, conduct a valuation (such valuation, a “Small Loan Appraisal Estimate”) or order and use efforts consistent with the Servicing Standard to obtain an appraisal, within 60 days of the occurrence of an Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, within thirty (30) days of the Appraisal Reduction Event) (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the date the master servicer receives from the special servicer the related appraisal or the special servicer’s Small Loan Appraisal Estimate, the master servicer will be required to calculate and report to the special servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred), the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information reasonably requested by the master servicer from the special servicer, to the extent such information is in the possession of the special servicer, necessary to calculate the Appraisal Reduction Amount. Such report will also be forwarded by the master servicer, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold, or to the holder of any related Serviced Companion Loan by the master servicer.

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clause (ii) of the definition of Appraisal Reduction Event above, within 30 days), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer. The Appraisal Reduction Amount is calculated as of the first Determination Date that is at least ten (10) business days after the special servicer’s delivery of such MAI appraisal or Small Loan Appraisal Estimate to the master servicer. The special servicer, upon reasonable request, will be required to deliver to the master servicer any information in the special servicer’s possession reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount.

Other than with respect to a Non-Serviced Mortgage Loan, contemporaneously with the earliest of (i) the effective date of any modification of the maturity date or extended maturity date, Mortgage Rate, principal balance or amortization terms of any Mortgage Loan or Serviced Whole Loan or any other term thereof, any extension of the maturity date or extended maturity date of a Mortgage Loan or Serviced Whole Loan or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage other than pursuant to the terms of the Mortgage Loan or Serviced Whole Loan; (ii) the occurrence of an Appraisal Reduction Event; (iii) a default in the payment of a balloon payment for which an extension has not been granted; or (iv) the date on which the special servicer, consistent with the Servicing Standard, requests an Updated Appraisal, the special servicer will be required to use commercially reasonable efforts to obtain an Updated Appraisal (or a letter update for an existing appraisal which is less than two years old) of the Mortgaged Property or REO Property, as the case may be, from an independent MAI appraiser (an “Updated Appraisal”) or a Small Loan Appraisal Estimate, as applicable, in each case within 60 days of such request, provided that, the special servicer will not be required to obtain an Updated Appraisal or Small Loan Appraisal Estimate of any Mortgaged Property with respect to which there exists an appraisal or Small Loan Appraisal Estimate which is less than 9 months old.

For so long as a Mortgage Loan or Serviced Whole Loan is a Specially Serviced Loan, the special servicer is required within 30 days of the end of each 9-month period following the related Appraisal Reduction Event to use commercially reasonable efforts to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the master servicer from the special servicer, to the extent such information is in the possession of the special servicer, necessary to calculate the Appraised Reduction Amount, the master servicer is required to determine or redetermine, as applicable, and report to the special servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the master servicer. With respect to any Mortgage Loan, prior to the occurrence of a Consultation Termination Event, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 9-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the master servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan.

Each Non-Serviced Mortgage Loan is subject to the provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under the related Non-Serviced PSA in respect of any Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on a Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the related Non-Serviced PSA, each Non-Serviced Mortgage Loan will be treated together with each related Non-Serviced Companion Loan as a single Mortgage Loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise such Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to any Non-Serviced Whole Loan will generally be allocated to the related Non-Serviced Mortgage Loan and the Non-Serviced Companion Loan, on a pro rata basis based upon their respective outstanding principal balances.

If any Serviced Mortgage Loan and any related Serviced Companion Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, to the extent no other Appraisal Reduction Event has occurred and is continuing, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the VRR Interest (to the extent of the Risk Retained Percentage of the reduction in such P&I Advance), on the one hand, and to the most subordinate class of certificates then-outstanding (i.e., first, to the Class G certificates, second, to the Class F certificates, third, to the Class E certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates, seventh, to the Class A-M certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates) (to the extent of the Non-Risk Retained Percentage of the reduction in such P&I Advance), on the other hand. See “Pooling and Servicing Agreement—Advances”.

As of the first Determination Date following a Serviced Mortgage Loan becoming an AB Modified Loan, the master servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Outside Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the master servicer thereof. The special servicer, upon reasonable prior written request, will provide the master servicer with information in its possession that is reasonably required to calculate or recalculate any Collateral Deficiency Amount. None of the special servicer, the trustee or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The certificate administrator will be entitled to conclusively rely on the master servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent Appraised Value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided, that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer) , plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The certificate administrator will be entitled to conclusively rely on the master servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Non-Reduced Certificates, the Controlling Class and the occurrence of a Control Termination Event, the Risk Retained Percentage of any Appraisal Reduction Amounts will be allocated to the VRR Interest to notionally reduce (to not less than zero) the Certificate Balance thereof, and the Non-Risk Retained Percentage of any Appraisal Reduction Amounts will be allocated to each class of Principal Balance Certificates (other than the VRR Interest) in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class G certificates, second, to the Class F certificates, third, to the Class E certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates, seventh, to the Class A-M certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). In addition, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, the Non-Risk Retained Percentage of Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to Class G certificates, second, to the Class F certificates, and third, to the Class E certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination

Event, any class of Control Eligible Certificates will be allocated the Non-Risk Retained Percentage of both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), as described in this paragraph.

With respect to (i) any Appraisal Reduction Amount calculated for purposes of determining the Non-Reduced Certificates and (ii) any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as is” basis. The master servicer will be required to promptly notify the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order a supplemental appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable efforts to obtain an appraisal prepared on an “as is” basis by an MAI appraiser reasonably acceptable to the special servicer within 60 days from receipt of the Requesting Holders’ written request. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, the master servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information reasonably requested by the master servicer from the special servicer, to the extent such information is in the possession of the special servicer, to make such recalculation. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

In addition, the Requesting Holders of any Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order an additional appraisal of any Serviced Mortgage Loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with regard to, the related Mortgaged Property or Mortgaged Properties that would have a material effect on its appraised value, and the special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to the special servicer within 60 days from receipt of the Requesting Holders’ written request; provided that the special servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at, or with regard to, the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the Appraised Value of the related Mortgaged Property or Mortgaged Properties. The right of the holders of an Appraised-Out Class to require the special servicer to order an additional appraisal as described in this paragraph will be limited to no more frequently than once in any 9-month period with respect to any Mortgage Loan.

Any Appraised-Out Class for which the Requesting Holders are challenging the master servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the most senior Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related directing certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu-AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

In the case of each Serviced Mortgage Loan and any related Serviced Companion Loan (but excluding any Mortgage Loan as to which the related Mortgaged Property has become an REO Property), the master servicer will be required to use commercially reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain the following insurance coverage (including identifying the extent to which such borrower is maintaining insurance coverage and, if such borrower does not so maintain, the master servicer will be required to itself cause to be maintained) for the related Mortgaged Property: (a) except where the Mortgage Loan documents permit a borrower to rely on self-insurance provided by a tenant, a fire and casualty extended coverage insurance policy that does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of the improvements securing the Mortgage Loan or Serviced Whole Loan, as applicable, or the Stated Principal Balance of the Mortgage Loan or the Serviced Whole Loan, as applicable, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and (b) all other insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related Mortgage Loan documents.

Notwithstanding the foregoing,

(i)     the master servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless the trustee has an insurable interest and such insurance policy was (x) in effect at the time of the origination of such Mortgage Loan or the Serviced Whole Loan, as applicable, or (y) required by the related Mortgage Loan documents and is available at commercially reasonable rates; provided that the master servicer will be required to require the related borrower to maintain such insurance in the amount, in the case of clause (x), maintained at origination, and in the case of clause (y), required by such Mortgage Loan or Serviced Whole Loan, in each case, to the extent such amounts are available at commercially reasonable rates and to the extent the trustee has an insurable interest;

(ii)    if and to the extent that any Mortgage Loan document grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the master servicer must (to the extent consistent with the Servicing Standard) require the related borrower to obtain the requisite insurance coverage from qualified insurers that meet the required ratings set forth in the PSA;

(iii)   the master servicer will have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower; provided that this will not limit the master servicer’s obligation to obtain and maintain a force-placed insurance policy as set forth in the PSA;

(iv)   except as provided below, in no event will the master servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage to the extent that the failure of such borrower to maintain insurance coverage is an Acceptable Insurance Default (as determined by the special servicer subject to the discussion under “—The Directing Certificateholder” and
“—The Operating Advisor” below in this prospectus);

(v)    to the extent the master servicer itself is required to maintain insurance that the borrower does not maintain, the master servicer will not be required to maintain insurance other than what is available on a force-placed basis at commercially reasonable rates, and only to the extent the issuing entity as lender has an insurable interest thereon; and

(vi)   any explicit terrorism insurance requirements contained in the related Mortgage Loan documents are required to be enforced by the master servicer in accordance with the Servicing Standard (unless the special servicer with the consent of, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder, has consented to a waiver (including a waiver to permit the master servicer to accept insurance that does not comply with specific requirements contained in the Mortgage Loan documents) in writing of that provision in accordance with the Servicing Standard); provided that the special servicer will be required to promptly notify the master servicer in writing of such waiver.

With respect to each REO Property, the special servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with an insurer meeting certain criteria set forth in the PSA (subject to the right of the special servicer to direct the master servicer to make a Servicing Advance for the costs associated with coverage that the special servicer determines to maintain, in which case the master servicer will be required to make that Servicing Advance (subject to the recoverability determination and Servicing Advance procedures described above under “—Advances” in this prospectus)) to the extent reasonably available at commercially reasonable rates and to the extent the trustee has an insurable interest (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the Serviced Mortgage Loan, REO Loan or Serviced Whole Loan, as applicable (or such greater amount of coverage required by the related Mortgage Loan documents (unless such amount is not available or if no Control Termination Event has occurred and is continuing, the Directing Certificateholder), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1,000,000 per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months. However, the special servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at a commercially reasonable rates and consistent with the Servicing Standard.

If either (x) the master servicer or the special servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the Serviced Whole Loans and the REO Properties, as applicable, as to which it is the master servicer or the special servicer, as the case may be, then, to the extent such policy (i) is obtained from an insurer meeting certain criteria set forth in the PSA, and (ii) provides protection equivalent to the individual policies otherwise required or (y) the master servicer or special servicer, as applicable, meetings the ratings requirements of the Rating Agencies set forth in the PSA, and the master servicer or the special servicer self-insures for its obligation to maintain the individual policies otherwise required, then the master servicer or special servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the master servicer or the special servicer, as the case may be, that maintains such policy will be required, if there has not been maintained on any Mortgaged Property securing a Serviced Mortgage Loan or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there has been one or more losses that would have been covered by such an individual policy, to promptly deposit into the Collection Account (or, with respect to a Serviced Whole Loan, the related separate custodial account), from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or the related Serviced Whole Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

With respect to the payment of insurance premiums and delinquent tax assessments, in the event that the master servicer determines that a Servicing Advance of such amounts would not be recoverable, that master servicer will be required to notify the trustee, the certificate administrator and the special servicer of such determination. Upon receipt of such notice, the master servicer (with respect to any Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan) and the special servicer (with respect to any Specially Serviced Loan or REO Property) will be required to determine (with the reasonable assistance of the master servicer) whether or not payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders (and in the case of a Serviced Companion Loan, the holder of the related Serviced Companion Loan, as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender). If the master servicer or the special servicer determines that such payment (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders and, in the case of any Serviced Companion Loan, the related Serviced Companion Loan noteholders, the special servicer (in the case of a determination by the special servicer) will be required to direct the master servicer to make such payment, who will then be required to make such payment from the Collection Account (or, with respect to a Serviced Whole Loan, the related custodial account) to the extent of available funds.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans or any Serviced Whole Loan, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

“Acceptable Insurance Default” means, with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan, any default arising by reason of the failure of the related borrower to maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, as to which the special servicer has determined, in accordance with the Servicing Standard and, unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder (and, upon , that either (i) such insurance is not available at commercially reasonable rates and the subject hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the geographic region in which such Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) such insurance is not available at any rate; provided that the Directing Certificateholder will not have more than 30 days to respond to the special servicer’s request for such consent; provided, further, that upon the special servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the special servicer to consult with the Directing Certificateholder, the special servicer will not be required to do so.

Modifications, Waivers and Amendments

The PSA will permit (a) as to Mortgage Loans that are non-Specially Serviced Loans and actions that do not involve Special Servicer Major Decisions or Special Servicer Non-Major Decisions (other than the items listed in clauses (c)(i) and (c)(ii) of the definition of “Special Servicer Non-Major Decision”, which the master servicer will process, subject to special servicer consent or deemed consent as provided in the PSA), the master servicer, or (b)(i) with respect to any Specially Serviced Loan or (ii) as to Special Servicer Major Decisions or Special Servicer Non-Major Decisions (other than the items listed in clauses (c)(i) and clause (c)(ii) of the definition of “Special Servicer Non-Major Decision”, which the master servicer will process, subject to special servicer consent or deemed consent as provided in the PSA) irrespective of whether such Mortgage Loan is a Specially Serviced Loan, the special servicer, in each case subject to the rights of the Directing Certificateholder, and after consultation with the operating advisor to the extent described under “—The Operating Advisor” in this prospectus, to modify, waive, amend, consent or take such other action with respect to any term of any Serviced Mortgage Loan and any related Serviced Companion Loan if such modification, waiver, amendment, consent or other action (c)(i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan or Serviced Companion Loan pursuant to Treasury regulations Section 1.860G-2(b) and would not otherwise (A) cause either Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon either Trust REMIC or the issuing entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).

Notwithstanding the foregoing, the master servicer and special servicer may mutually agree as provided in the PSA that the master servicer will process any of the foregoing matters that are Special Servicer Major Decisions or Special Servicer Non-Major Decisions with respect to any non-Specially Serviced Loan.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the Mortgage Loan documents require the special servicer to calculate (or to approve the calculation of the related borrower of) the loan to value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will exclude the value of personal property and going concern value, if any.

In no event, however, may the master servicer or the special servicer extend the maturity of any Mortgage Loan, Serviced Whole Loan or Specially Serviced Loan to a date occurring later than the earlier of (A) five years prior to the Rated Final Distribution Date and (B) if the Mortgage Loan, Serviced Whole Loan or Specially Serviced Loan is secured solely or primarily by a ground lease (or, with respect to a leasehold interest that is a space lease or an air rights lease, such space lease or air rights lease), the date 20 years prior to the expiration of the term of such ground lease (or, with respect to a leasehold interest that is a space lease or an air rights lease, such space lease or air rights lease) (or 10 years prior to the expiration of such lease if the master servicer or the special servicer, as applicable, gives due consideration to the remaining term of the ground lease (or, with respect to a leasehold interest that is a space lease or an air rights lease, such space lease or air rights lease) and such extension is in the best interest of the Certificateholders and if a Serviced Companion Loan is involved, the holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender) and, if no Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder.

In addition, neither the master servicer nor the special servicer may permit any borrower to add or substitute any collateral for an outstanding Serviced Mortgage Loan and any related Serviced Companion Loan, which collateral constitutes real property, unless the master servicer or the special servicer, as applicable, receives a Rating Agency Confirmation.

The special servicer will process (unless the special servicer and the master servicer mutually agree that the master servicer will process, as further described below) and consent to or refuse consent to, as applicable, all Special Servicer Major Decisions and Special Servicer Non-Major Decisions. The special servicer will also be required to obtain the consent of the Directing Certificateholder, and will be required to consult with the operating advisor, in connection with any Special Servicer Major Decision to the extent described under “—The Directing Certificateholder” and “—The Operating Advisor”. In addition, with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan), the following actions will be subject to the special servicer’s processing and consent or, if mutually agreed to by the special servicer and the master servicer, the master servicer will be required to process such request subject to the consent of the special servicer as further described below (each of the following, a “Special Servicer Non-Major Decision”):

(a)   approving leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements for leases in excess of the lesser of (i) 30,000 square feet and (ii) 30% of the net rentable area at the related Mortgaged Property;

(b)   approving material rights-of-way and material easements, and consent to subordination of the related Mortgage Loan or Serviced Whole Loan to such material rights-of-way or easements;

(c)   agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (i) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (ii) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents other than direct, non-callable obligations of the United States would be permitted or (iii) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment; provided that the foregoing is not otherwise a Major Decision;

(d)   approving any waiver regarding the receipt of financial statements that involves permitting delivery of financial statements less than quarterly or more than 60 days after the end of the calendar quarter;

(e)   any requests for the disbursement of (i) earnouts or holdback amounts with respect to any Specially Serviced Loan that is not otherwise a Major Decision and (ii) amounts from (A) any escrow accounts, reserve accounts, letters of credit or other collateral related to hospitality property improvement plans or (B) earnout or performance escrows, reserves or holdbacks, in the case of clause (ii)(A) and (ii)(B), relating to certain Mortgage Loans in accordance with the PSA;

(f)    approving any proposed modification or waiver of any material provision in the related loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower;

(g)   approving any casualty insurance settlements or condemnation settlements, and determining whether to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property;

(h)   approving annual budgets for the related Mortgaged Property if the budget provides for (x) increases in operating expenses equal to or more than 110% of the amount budgeted therefor for the prior year and (y) payments to a borrower affiliate;

(i)     franchise changes (with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan for which the lender is not required to consent or approve under the related Mortgage Loan documents;

(j)     agreeing to any modification or amendment to any ground lease or any subordination, non-disturbance and attornment agreement relating to any ground lease or any entry into a new ground lease with respect to a Mortgaged Property or determining whether to cure any default by a borrower under a ground lease;

(k)    approving any transfers of an interest in the borrower, unless such transfer (i) is permitted under the terms of the related Mortgage Loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the other conditions to the transfer set forth in the related Mortgage Loan documents that do not include any other approval or exercise of discretion, including a consent to transfer to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower, and (ii) does not involve incurring new mezzanine financing or a change in control of the borrower;

(l)     any consent to a transfer of the Mortgaged Property or interests in the borrower where (i) such transfer may be effected without the consent or discretion of the lender under the related loan agreement, (ii) the loan documents include specific objective conditions that must be satisfied for such action where lender discretion is not necessary in order to determine whether such specific objective conditions have been satisfied and (iii) such specific objective conditions have been satisfied with no exceptions; and

(m)  any consent to the incurrence of additional debt where (i) such incurrence of debt may be effected without the consent or discretion of the lender under the related loan agreement, (ii) the loan documents include specific objective conditions that must be satisfied for such action where lender discretion is not necessary in order to determine whether such specific objective conditions have been satisfied and (iii) such specific objective conditions have been satisfied with no exceptions.

provided, however, that with respect to clauses (c)(i) and (c)(ii) of this definition the master servicer will be required to evaluate and process requests for any modifications described in such clauses and obtain the consent or deemed consent of the special servicer as provided in the PSA.

Upon receiving a request for any matter described in this section that constitutes a Special Servicer Non-Major Decision or a Special Servicer Major Decision with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan, the master servicer will be required to forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the special servicer will be required to process such request and the master servicer will have no further obligation with respect to such request or the Special Servicer Non-Major Decision or Special Servicer Major Decision other than providing the special servicer with any reasonably requested information or documentation. In addition, the master servicer will be required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan is the ground lease, and the special servicer will determine in accordance with the Servicing Standard whether to cure any borrower defaults relating to ground leases.

Notwithstanding the foregoing, the master servicer and special servicer may mutually agree as provided in the PSA that the master servicer will process any of the foregoing matters (as well as any Special Servicer Major Decision) with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan). If the master servicer and special servicer mutually agree that the master servicer will process a Special Servicer Non-Major Decision, the master servicer will be required to obtain the special servicer’s prior consent to such Special Servicer Non-Major Decision.

The special servicer is also required to obtain the consent of the Directing Certificateholder, and will be required to consult with the operating advisor in connection with any modification, waiver or amendment with regard to any Specially Serviced Loan to the extent described under “—The Directing Certificateholder” and “—The Operating Advisor” in this prospectus. When the special servicer’s consent is required and the master servicer is recommending approval with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan), the master servicer will be required to forward to the special servicer the written request from the borrower for modification, waiver or amendment, accompanied by the master servicer’s recommendation and analysis and the master servicer is required to provide the special servicer with any and all information in the master servicer’s possession that the special servicer may reasonably request to process or to grant or withhold such consent. When the special servicer’s consent is required under the PSA, such consent will be deemed given 15 business days (or, in connection with an Acceptable Insurance Default, 90 days) after receipt (unless earlier objected to) by the special servicer from the master servicer of the master servicer’s written analysis and recommendation with respect to such proposed Special Servicer Major Decision or Special Servicer Non-Major Decision together with such other information reasonably required by the special servicer and reasonably available to the master servicer.

The master servicer will process and consent to or refuse consent to, as applicable, all Master Servicer Major Decisions and Master Servicer Non-Major Decisions with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan). The master servicer will also be required to obtain the consent of the Directing Certificateholder, and will be required to consult with the operating advisor, in connection with any Master Servicer Major Decision with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan), to the extent described under “—The Directing Certificateholder” and “—The Operating Advisor”. With respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan), the master servicer will be required to process and consent to any action that is a Master Servicer Major Decision or a Master Servicer Non-Major Decision (which consist of the following actions (each of the following, a “Master Servicer Non-Major Decision”):

(a) approving leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements for leases (i) equal to or less than the lesser of (A) 30,000 square feet and (B) 30% of the net rentable area at the related Mortgaged Property and (ii) which are not ground leases;

(b) approving any waiver regarding the receipt of financial statements if such waiver does not involve permitting delivery of financial statements less than quarterly or more than 60 days after the end of the calendar quarter;

(c) approving annual budgets for the related Mortgaged Property so long as the budget does not provide for (x) increases in operating expenses equal to or more than 110% of the amount budgeted therefor for the prior year and (y) payments to a borrower affiliate;

(d) approving immaterial rights-of-way and immaterial easements, and consent to subordination of the related Mortgage Loan or Serviced Whole Loan to such immaterial rights-of-way or easements;

(e) any modification, consent to a modification or waiver of any immaterial non-monetary term (excluding the timing of payments but including late payment charges or default interest) of a Serviced Mortgage Loan and any related Serviced Companion Loan;

(f) other than with respect to reserves and escrows which are addressed in clause (h) below, any release of collateral or any acceptance of substitute or additional collateral for a Serviced Mortgage Loan and any related Serviced Companion Loan or any consent to either of the foregoing, to the extent the foregoing is not otherwise a Major Decision;

(g) any property management company changes with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan (i) with a principal balance less than or equal to $2,500,000 or (ii) where the property management company will not be an affiliate of the related borrower following such change;

(h) releases or substitutions of any amounts from any escrow accounts, reserve accounts, letters of credit or collateral, if required pursuant to the specific terms of the related Serviced Mortgage Loan and any related Serviced Companion Loan and for which there is no lender discretion, other than with respect to (A) escrow accounts, reserve accounts, letters of credit or other collateral related to hospitality property improvement plans or (B) earn out or performance escrows, reserves or holdbacks, in the case of clause (A) and (B), relating to certain Mortgage Loans in accordance with the PSA;

(i)  any acceptance of an assumption agreement releasing a borrower from liability under a Serviced Mortgage Loan and any related Serviced Companion Loan if (i) such action may be effected without the consent or discretion of the lender under the related loan agreement, (ii) the loan documents include specific objective conditions that must be satisfied for such action where lender discretion is not necessary in order to determine whether such specific objective conditions have been satisfied and (iii) such specific objective conditions have been satisfied with no exceptions;

(j)   any modification, waiver or amendment of an intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender, holder of a Companion Loan or other subordinate debt holder related to a Mortgage Loan (including a Non-Serviced Mortgage Loan, to the extent consent rights with respect to such modification, waiver or amendment are granted to the holder of the Companion Loan or other subordinate debt under the related agreement) or such Serviced Whole Loan, or an action to enforce rights with respect thereto, to the extent the foregoing is not otherwise a Major Decision; and

(k)  any other action that does not constitute a Major Decision or a Special Servicer Non-Major Decision.

The master servicer or the special servicer, as applicable, is required to notify the trustee, the certificate administrator, the Directing Certificateholder (other than during the period when a Consultation Termination Event has occurred and is continuing), the operating advisor (only if a Control Termination

Event has occurred and is continuing), the depositor and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website), in writing, of any modification, waiver, material consent or amendment of any term of any Serviced Mortgage Loan and any related Serviced Companion Loan and the date of the modification and deliver a copy to the custodian for deposit in the related mortgage file, an original counterpart of the agreement relating to such modification, waiver, material consent or amendment, promptly (and in any event within 10 business days) following the execution of the agreement. With respect to certain Master Servicer Non-Major Decisions, the PSA may provide that the master servicer will be required to deliver prior written notice to the special servicer and Directing Certificateholder.

Any modification, extension, waiver or amendment of the payment terms of a Serviced Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related Mortgage Loan documents and intercreditor agreement, if any, such that neither the issuing entity as holder of the Mortgage Loan nor a holder of any related Serviced Companion Loan gains a priority over the other such holder that is not reflected in the related Mortgage Loan documents and intercreditor agreement.

Any modification, waiver or amendment with respect to a Serviced Whole Loan may be subject to the consent of one or more holders of a related Serviced Companion Loan and the special servicer as described under “Description of the Mortgage Pool—The Whole Loans”.

See also “—The Directing Certificateholder” and “—The Operating Advisor” for a description of the Directing Certificateholder’s and the operating advisor’s rights with respect to modifications, waivers and amendments and reviewing and approving the Asset Status Report.

Mortgage Loans with “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The special servicer (other than with respect to any non-Specially Serviced Loan involving a Master Servicer Non-Major Decision) will be responsible for determining whether to enforce any “due-on-sale” clauses contained in the Mortgage Loan documents or to provide its consent to any assumption and for the handling of all related processing and documentation, or, if mutually agreed to by the master servicer and the special servicer, the master servicer will be required to process such request subject to the consent of the special servicer. The special servicer will not be required to enforce any such “due-on-sale” clauses and in connection therewith will not be required to (1) accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) withhold its consent to any sale or transfer, if (x) such provision is not exercisable under applicable law or if the special servicer determines that the enforcement of such provision is reasonably likely to result in meritorious legal action by the borrower or (y) the special servicer determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate or other applicable discount rate), than would enforcement of such clause. If the special servicer determines that (i) granting such consent would be likely to result in a greater recovery, (ii) such provisions are not legally enforceable, or (iii) that the conditions to sale or transfer have been satisfied, the master servicer or the special servicer is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon and to release the original borrower; provided that (a) the credit status of the prospective transferee is in compliance with the Servicing Standard and criteria and the terms of the related Mortgage and (b) the special servicer has received a Rating Agency Confirmation (and, if the affected Mortgage Loan is part of a Serviced Whole Loan, a Rating Agency Confirmation with respect to any commercial mortgage pass-through certificates backed by any related Serviced Companion Loan) from Moody’s, S&P, Fitch and DBRS with respect to any Mortgage Loan that (A) represents more than 5% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B) has a Stated Principal Balance that is more than $35,000,000, (C) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000, (D) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the special servicer will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of such other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization), or (E) is the 50 Bond Street Mortgage Loan.

The master servicer (with respect to any non-Specially Serviced Loan involving a Master Servicer Non-Major Decision) will be responsible for processing any such transaction without the consent or approval of the special servicer or the Directing Certificateholder. In connection with such processing, the master servicer will be required to receive a Rating Agency Confirmation (and, if the affected Mortgage Loan is part of a Serviced Whole Loan, a Rating Agency Confirmation with respect to any commercial mortgage pass-through certificates backed by any related Serviced Companion Loan) from Moody’s, S&P, Fitch and DBRS with respect to any Mortgage Loan that (A) represents more than 5% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B) has a Stated Principal Balance that is more than $35,000,000, (C) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000, (D) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the master servicer will be entitled to reasonably rely upon the written notification provided by master servicer, special servicer, trustee or certificate administrator of such other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization), or (E) is the 50 Bond Street Mortgage Loan.

To the extent not precluded by the Mortgage Loan documents, the master servicer or the special servicer, as applicable, may not approve an assumption or substitution without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such assumption or substitution. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the issuing entity; provided that in the case of a Serviced Whole Loan the special servicer or the master servicer, as applicable, will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Pari Passu Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the issuing entity the rights of the issuing entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to such Serviced Pari Passu Companion Loans from the holders of such Serviced Pari Passu Companion Loans. No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under “—Modifications, Waivers and Amendments” above and “—Realization Upon Mortgage Loans” below.

The special servicer (other than with respect to any non-Specially Serviced Loan involving a Master Servicer Non-Major Decision) will be responsible for determining whether to enforce any “due-on-encumbrance” clauses contained in the Mortgage Loan documents or to provide its consent to any loan or encumbrance and for the handling of all related processing and documentation, or, if mutually agreed to by the master servicer and the special servicer, the master servicer will be required to process such request subject to the consent of the special servicer. The special servicer will not be required to enforce any such “due-on-encumbrance” clauses and in connection therewith will not be required to (1) accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) withhold its consent to any lien or encumbrance, if the special servicer (A) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the issuing entity or the holder of any Serviced Companion Loan, if applicable, or that the conditions to further encumbrance have been satisfied (other than in the case of a Non-Serviced Mortgage Loan) and (B) receives a prior Rating Agency Confirmation (including a Rating Agency Confirmation with respect to any commercial mortgage pass-through certificates backed by any related Serviced Companion Loan) from Moody’s, S&P, Fitch and DBRS with respect to any Mortgage Loan that (i) represents more than 2% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (ii) has a Stated Principal Balance that is more than $20,000,000, (iii) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000, (iv) has an aggregate loan-to-value ratio (including any existing and proposed additional debt) that is equal to or greater than 85%, (v) has an aggregate debt service coverage ratio (in each case, determined based upon the aggregate of the Stated Principal Balance of the related Mortgage

Loan, any existing additional debt and the principal amount of the proposed additional lien) that is less than 1.20x, or (vi) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the master servicer will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of the applicable other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization); provided that with respect to clauses (i)-(vi) above, such Mortgage Loan must also have a Stated Principal Balance of at least $10,000,000 for the requirement of a Rating Agency Confirmation to apply.

The master servicer (with respect to any non-Specially Serviced Loan involving a Master Servicer Non-Major Decision) will be responsible for processing any such transaction without the consent or approval of the special servicer or the Directing Certificateholder. In connection with such action, the master servicer will be required to receive a prior Rating Agency Confirmation (including a Rating Agency Confirmation with respect to any commercial mortgage pass-through certificates backed by any related Serviced Companion Loan) from Moody’s, S&P, Fitch and DBRS with respect to any Mortgage Loan that (A) represents more than 2% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B) has a Stated Principal Balance that is more than $20,000,000, (C) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000, (D) has an aggregate loan-to-value ratio (including any existing and proposed additional debt) that is equal to or greater than 85%, (E) has an aggregate debt service coverage ratio (in each case, determined based upon the aggregate of the Stated Principal Balance of the related Mortgage Loan, any existing additional debt and the principal amount of the proposed additional lien) that is less than 1.20x, or (F) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the master servicer will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of the applicable other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization); provided that with respect to clauses (A), (B), (C), (D), (E) and (F), such Mortgage Loan must also have a Stated Principal Balance of at least $10,000,000 for the requirement of a Rating Agency Confirmation to apply.

To the extent not precluded by the Mortgage Loan documents, the master servicer or the special servicer, as applicable, may not approve the creation of any lien or other encumbrance without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such lien or encumbrance. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the issuing entity; provided that in the case of a Serviced Whole Loan the special servicer or the master servicer, as applicable, will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Pari Passu Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the issuing entity the rights of the issuing entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to such Serviced Pari Passu Companion Loans from the holders of such Serviced Pari Passu Companion Loans. Neither the master servicer nor the special servicer will be responsible for enforcing a “due-on-sale” or a “due-on-encumbrance” clause with respect to any Non-Serviced Mortgage Loan.

Notwithstanding the foregoing but subject to other conditions contained in the PSA regarding Rating Agency Confirmations, without any other approval, consent or consultation, (i) the master servicer may grant and process a borrower’s request for any Master Servicer Non-Major Decision relating to a non-Specially Serviced Loan and (ii) the special servicer may grant and process a borrower’s request for any matter relating to a Specially Serviced Loan that is not a Major Decision.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense), physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than the Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months (commencing in 2018) and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2019 unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies in the Mortgaged Property of which it has knowledge and deems material, of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the preparer of such report deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan that requires the borrower to deliver operating statements, the special servicer or the master servicer, as applicable, is also required to use reasonable efforts to collect and review the annual operating statements beginning with calendar year end 2017 of the related Mortgaged Property. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan.

Special Servicing Transfer Event

The Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Companion Loans and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loans (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing:

(i)     either (x) with respect to any Mortgage Loan or Serviced Companion Loan, other than a balloon loan, a payment default has occurred on such Mortgage Loan or Serviced Companion Loan at its maturity date or, if the maturity date of such Mortgage Loan or Serviced Companion Loan has been extended in accordance with the PSA, a payment default occurs on such Mortgage Loan or Serviced Companion Loan at its extended maturity date or (y) with respect to a balloon loan, a payment default has occurred with respect to the related balloon payment; provided that if (A) the related borrower is diligently seeking a refinancing or sale of the related Mortgaged Property or Mortgaged Properties and delivers, on or prior to the related maturity date or extended maturity date, a statement to that effect and delivers, within 30 days following the related maturity date or extended maturity date, a refinancing commitment, letter of intent or otherwise binding application for refinancing from an acceptable lender or signed purchase agreement reasonably acceptable to the master servicer (who will be required to promptly deliver a copy to the special servicer) or the special servicer (who will be required to promptly deliver a copy to the master servicer), in each case, who will promptly deliver a copy to the operating advisor (if a Control Termination Event has occurred and is continuing) and the Directing Certificateholder (but only for so long as no Consultation Termination Event has occurred and is continuing), (B) the related borrower continues to make its Assumed Scheduled Payment, and (C) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Companion Loan, a Servicing Transfer Event will not occur until the earlier of (1) 120 days beyond the related maturity date or extended maturity date and (2) the termination of such transaction document;

(ii)    any Monthly Payment (other than a balloon payment or any other payment due under clause (i)(x) above in this definition) or any amount due on a monthly basis as an escrow payment or reserve funds, is 60 days or more delinquent;

(iii)    the master servicer or the special servicer determines in its sole and reasonable business judgment, exercised in accordance with the Servicing Standard, that (x) a default consisting of a failure to make a payment of principal or interest is reasonably foreseeable or there is a significant risk of such default or (y) any other default that is likely to impair the use or marketability of the related Mortgaged Property or the value of the Mortgaged Property as security for the Mortgage Loan or, if applicable, Serviced Companion Loan, is reasonably foreseeable or there is a significant risk of such default, which monetary or other default, in either case, would likely continue unremedied beyond the applicable grace period (or, if no grace period is specified, for a period of 60 days) and is not likely to be cured by the related borrower within 60 days or, except as provided in clause (i)(y) above, in the case of a balloon payment, for at least 30 days;

(iv)    the related borrower has become the subject of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs;

(v)     the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower of or relating to all or substantially all of its property;

(vi)    the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

(vii)   a default, of which the master servicer or the special servicer has notice (other than a failure by such related borrower to pay principal or interest) and that in the opinion of the master servicer or the special servicer (and, in the case of the special servicer, for so long as no Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder, and with respect to any Serviced Whole Loan, in consultation with the related Serviced Companion Loan noteholders to the extent provided for in the related Intercreditor Agreement) materially and adversely affects the interests of the Certificateholders or any holder of a Serviced Companion Loan, if applicable, occurs and remains unremedied for the applicable grace period specified in the Mortgage Loan documents for such Mortgage Loan or Serviced

Companion Loan (or if no grace period is specified for those defaults which are capable of cure, 60 days); or

(viii)   the master servicer or special servicer receives notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property (each of clause (i) through (viii), a “Servicing Transfer Event”).

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. The master servicer will have no responsibility for the performance by the special servicer of its duties under the PSA. Any Serviced Mortgage Loan, that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

A Mortgage Loan or Serviced Whole Loan will cease to be a Specially Serviced Loan (each, a “Corrected Loan”) (A) with respect to the circumstances described in clauses (i) and (ii) above, when the borrower thereunder has brought the Mortgage Loan or Serviced Companion Loan current and thereafter made three consecutive full and timely Periodic Payments, including pursuant to any workout of the Mortgage Loan or Serviced Companion Loan, (B) with respect to the circumstances described in clause (iii), (iv), (v), (vi) and (viii) above, when such circumstances cease to exist in the good faith judgment of the special servicer or (C) with respect to the circumstances described in clause (vii) above, when such default is cured (as determined by the special servicer in accordance with the Servicing Standard) or waived by the special servicer; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Companion Loan to continue to be characterized as a Specially Serviced Loan. If any Specially Serviced Loan becomes a Corrected Loan, the special servicer will be required to transfer servicing of such Corrected Loan to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Serviced Mortgage Loan and, if applicable, any related Serviced Companion Loan that becomes a Specially Serviced Loan not later than 30 days after the servicing of such Mortgage Loan is transferred to the special servicer. Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but (i) only for so long as no Consultation Termination Event has occurred and is continuing, and (ii) not with respect to any applicable Conflicted Loan);

●	each Risk Retention Consultation Party (but not with respect to any applicable Conflicted Loan);

●	with respect to any related Serviced Companion Loan, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold or to the holder of the related Serviced Companion Loan;

●	the operating advisor (but only after the occurrence and during the continuance of a Control Termination Event);

●	the master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the trustee.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property;

●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Properties (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

●	such other information as the special servicer deems relevant in light of the Servicing Standard.

If no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within such 10-business day period, as applicable) is not in the best interest of all the Certificateholders, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within such 10-business day period, as applicable, and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders; provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard.

If a Control Termination Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and for so long as no Consultation Termination Event has occurred, the Directing Certificateholder). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within ten (10) business days following the later of (i) receipt of such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and so long as no Consultation Termination Event has occurred, the Directing Certificateholder) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer will revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and so long as no Consultation Termination Event has occurred, the Directing Certificateholder), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of such Companion Loan)).

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, each of the Directing Certificateholder and the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

Notwithstanding the foregoing, in the case of any Servicing Shift Whole Loan, only the related Loan-Specific Directing Holder (without regard to whether a Control Termination Event or a Consultation

Termination Event has occurred) may exercise the rights of the Directing Certificateholder described in this “—Asset Status Report” section, and neither the Directing Certificateholder nor the operating advisor will have any of the above described consent or (in the case of the operating advisor) consultation rights, as applicable, unless permitted under the related Intercreditor Agreement.

With respect to each Non-Serviced Mortgage Loan, the directing certificateholder under the related Non-Serviced PSA will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to such Non-Serviced Whole Loan under the related Non-Serviced PSA that are similar to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See
“—Servicing of the Non-Serviced Mortgage Loans”.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Serviced Mortgage Loan has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)   such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the Serviced Companion Loan Holders), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)   there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the Serviced Companion Loan Holders), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC longer than the above-referenced three year period will not result in the imposition of a tax on either Trust REMIC or cause either Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to administer any Mortgaged Property acquired by the issuing entity in a manner which does not cause such Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, the Lower-Tier REMIC will not be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the Lower-Tier REMIC, at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the Serviced Companion Loan Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to each Determination Date or (y) 2 business days after such amounts are received and properly identified and determined to be available, the special servicer is required to remit to the master servicer for deposit all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account; provided that the special servicer may retain in the REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that it would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan Holder constituted a single lender) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to realize a fair price. In the case of certain Non-Serviced Mortgage Loans, under certain limited circumstances permitted under the related Intercreditor Agreement, to the extent that such Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the special servicer for the related Non-Serviced Whole Loan, the special servicer will be entitled to sell (with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders (and will be entitled to a Liquidation Fee in connection with such sale). The special servicer is required to accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any applicable Conflicted Loan) the Directing Certificateholder and each Risk Retention Consultation Party not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Serviced Mortgage Loan and any related Serviced Companion Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or more than 120 days delinquent in respect of its balloon payment (taking into account any extensions to such 120-day period as provided in the provisos to clause (i) of the definition of “Specially Serviced Loan”), if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the master servicer or special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price; provided that no offer from an Interested Person will constitute a fair price unless (i) the offer is the highest offer received, and

(ii) if the offer is less than the applicable Purchase Price, then at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by the Interested Person; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Loan Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines (in consultation with the Directing Certificateholder (other than with respect to any applicable Conflicted Loan, unless a Consultation Termination Event exists), each Risk Retention Consultation Party (other than with respect to any applicable Conflicted Loan) and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Loan Holder(s)), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender), and the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender).

An “Interested Person” is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the Non-Conflicted Special Servicer, if any, the certificate administrator, the trustee, the Directing Certificateholder, any Risk Retention Consultation Party, any sponsor, any borrower, any holder of a related mezzanine loan, any manager of a Mortgaged Property, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to the Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell the related Pari Passu Companion Loan together with such Mortgage Loan as one whole loan. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Pari Passu Companion

Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Pari Passu Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loan”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted Mortgage Loan under the related Non-Serviced PSA, the Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of the Non-Serviced Mortgage Loans, will have the right to consent to such sale if the required notices and information regarding such sale are not provided to the special servicer in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as a Control Termination Event has not occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will exercise such consent rights. See “Description of the Mortgage Pool—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu-AB Whole Loan”.

In addition, with respect to any Servicing Shift Mortgage Loan, if the Servicing Shift Mortgage Loan becomes a Defaulted Loan, the special servicer (or, on or after the applicable Servicing Shift Securitization Date, the special servicer under the related Servicing Shift PSA) will be required to sell such Mortgage Loan together with the related Companion Loans as notes evidencing one whole loan, in accordance with the provisions of the related Intercreditor Agreement and the PSA or the Servicing Shift PSA, as the case may be.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of Holders of Companion Loans” below, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Loans (other than any applicable Conflicted Loan or any Servicing Shift Mortgage Loan) and (2) the special servicer, with respect to non-Specially Serviced Loans (other than any applicable Conflicted Loan or any Servicing Shift Mortgage Loan), as to all matters for which the master servicer must obtain the consent or deemed consent of the special servicer (e.g., the Major Decisions) and will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, each as described below. The PSA may provide that, with respect to certain matters in respect of which the consent of the Directing Certificateholder is required, such consent will be deemed given after the expiration of a specified period following the request for consent. With respect to any Mortgage Loan (other than any applicable Conflicted Loan), upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence of a Consultation

Termination Event, the Directing Certificateholder will not have any consent or consultation rights, as further described below.

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that:

(1) absent that selection, or

(2) until a Directing Certificateholder is so selected, or

(3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that represents that it owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that in the case of this clause (3), in the event no one holder represents that it owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA.

The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class, or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder is expected to be RREF III Debt AIV, LP or its affiliate.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class. The Controlling Class as of the Closing Date will be Class G certificates; provided that if, at any time, the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any Appraisal Reduction Amounts (but without regard to any Collateral Deficiency Amount) allocable to such classes, have been reduced to zero, the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a principal balance greater than zero; provided, further that if at any time the Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to the application of Appraisal Reduction Amounts (or any Collateral Deficiency Amount) to notionally reduce the Certificate Balance of such class.

The “Control Eligible Certificates” will be any of the Class E, Class F and Class G certificates.

The master servicer, the special servicer, the trustee or the operating advisor, may from time to time request that the certificate administrator provide the name of the then-current Directing Certificateholder for any applicable Mortgage Loan or Serviced Whole Loan. Upon such request, the certificate administrator will be required to promptly (but in no event more than 5 Business Days following such request) provide the name of the then-current Directing Certificateholder to the master servicer, the special servicer, the trustee or the operating advisor, but only to the extent the certificate administrator has actual knowledge of the identity of the then-current Directing Certificateholder; provided, that if the certificate administrator does not have actual knowledge of the identity of the then-current Directing Certificateholder, then the certificate administrator will be required to promptly (but in no event more than

5 Business Days following such request) (i) determine which Class is the Controlling Class and (ii) request from the Controlling Class Certificateholders the identity of the Directing Certificateholder. Any expenses incurred in connection with obtaining such information will be at the expense of the requesting party, except that if (i) such expenses arise in connection with an event as to which the Directing Certificateholder (or controlling class representative) has review, consent or consultation rights with respect to an action taken by, or report prepared by, the requesting party pursuant to the PSA or in connection with a request made by the operating advisor in connection with its obligation under the PSA to deliver a copy of its Operating Advisor Annual Report to the controlling class representative and (ii) the requesting party has not been notified of the identity of the Directing Certificateholder (or controlling class representative) or reasonably believes that the identity of the Directing Certificateholder (or controlling class representative) has changed, then such expenses will be at the expense of the Trust. The master servicer, the special servicer, the trustee and the operating advisor, will be entitled to conclusively rely on any such information so provided.

To the extent the master servicer or the special servicer has written notice of any change in the identity of a Directing Certificateholder or the list of Certificateholders (or Certificate Owners, if applicable) of the Controlling Class, then the master servicer or the special servicer, as applicable, will be required to promptly notify the trustee, the certificate administrator, the operating advisor, the master servicer and the special servicer thereof, who may rely conclusively on such notice from the master servicer or the special servicer, as applicable.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Certificateholder is identified, the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be.

The Class E certificateholders that are the Controlling Class Certificateholders may waive its rights as the Controlling Class Certificateholders as described “—Control Termination Event and Consultation Termination Event” below.

Major Decisions

Except as otherwise described under “—Servicing Override” below and subject to the rights of the holders of the related Companion Loans under the related Intercreditor Agreements as described under “—Rights of Holders of Companion Loans” below, prior to the occurrence and continuance of a Control Termination Event, neither the master servicer nor the special servicer will be permitted to take any of the following actions, as to which the Directing Certificateholder has objected in writing within 10 business days (or, in connection with an Acceptable Insurance Default, 30 days) after receipt of the written recommendation and analysis together with such other information reasonably requested by the Directing Certificateholder (provided that if such written objection has not been received by the master servicer or special servicer, as applicable, within such 10-business-day (or 30-day) period, the Directing Certificateholder will be deemed to have approved such action) (each of the following, a “Major Decision”):

(a)   any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan as come into and continue in default;

(b)   any modification, consent to a modification or waiver of any monetary term or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs but excluding late payment charges or default interest) of a Serviced Mortgage Loan and any related Serviced Companion Loan or any extension of the maturity date of any Serviced Mortgage Loan and any related Serviced Companion Loan, in each case, to the extent the Directing

Certificateholder or any affiliate does not own any controlling interest (whether legally, beneficially or otherwise) in the related mezzanine loan, if applicable;

(c)   any sale of a Defaulted Serviced Mortgage Loan, an REO Property (in each case, other than in connection with the termination of the issuing entity as described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in this prospectus) for less than the applicable Purchase Price;

(d)   any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(e)   any release of collateral or any acceptance of substitute or additional collateral (other than through defeasance, provided that such defeasance does not otherwise involve a Major Decision) for a Serviced Mortgage Loan and any related Serviced Companion Loan or any consent to either of the foregoing, other than (i) the release of non-material collateral or (ii) as required pursuant to the specific terms of the related Serviced Mortgage Loan and any related Serviced Companion Loan and for which there is no lender discretion;

(f)    any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt (i) as may be effected without the consent or discretion of the lender under the related loan agreement, (ii) where the loan documents include specific objective conditions that must be satisfied for such action where lender discretion is not necessary in order to determine whether such specific objective conditions have been satisfied and (iii) where such specific objective conditions have been satisfied with no exceptions;

(g)   any acceptance of an assumption agreement releasing a borrower from liability under a Serviced Mortgage Loan and any related Serviced Companion Loan other than any such action (i) as may be effected without the consent or discretion of the lender under the related loan agreement, (ii) where the loan documents include specific objective conditions that must be satisfied for such action where lender discretion is not necessary in order to determine whether such specific objective conditions have been satisfied and (iii) where such specific objective conditions have been satisfied with no exceptions;

(h)   any acceleration of a Mortgage Loan or Serviced Whole Loan following a default or an event of default with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan, any initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan documents or with respect to the related mortgagor or Mortgaged Property;

(i)     franchise changes (with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan for which the lender is required to consent or approve under the related Mortgage Loan documents);

(j)     any property management company changes with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan (i) with a principal balance greater than $2,500,000 or (ii) where the property management company will be an affiliate of the related borrower following such change;

(k)    releases or substitutions of any amount from any escrow accounts, reserve accounts, letters of credit or collateral related to hospitality property improvement plans or earnout or performance escrows, reserves or holdbacks with respect to certain Mortgage Loans in accordance with the PSA, other than those required pursuant to specific terms of the related Serviced Mortgage Loan and any related Serviced Companion Loan and for which no lender discretion is required;

(l)     any determination of an Acceptable Insurance Default; and

(m)       any modification, waiver or amendment of an intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender, holder of a Companion Loan or other subordinate debt holder related to a Mortgage Loan (including a Non-Serviced Mortgage Loan, to the extent consent rights with respect to such modification, waiver or amendment are granted to the holder of the Companion Loan or other subordinate debt under the related agreement) or such Serviced Whole Loan, or an action to enforce rights with respect thereto, in each case, to the extent such modification, waiver, amendment or action would materially and adversely affect the holders of the Control Eligible Certificates;

provided, further, that if the master servicer or the special servicer determines that immediate action is necessary to protect the interests of the Certificateholders and, with respect to any applicable Serviced Whole Loan, the holders of any related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender) and the master servicer or the special servicer, as applicable, has made a reasonable effort to contact the Directing Certificateholder, the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response.

Subject to the terms and conditions of this section, including, without limitation, the proviso set forth at the conclusion of the immediately preceding paragraph, (a) the special servicer will process all requests for any matter that constitutes a “Major Decision” with respect to any Specially Serviced Loan, (b) the special servicer will process all requests for any matter that constitutes a Special Servicer Major Decision with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) unless the master servicer and the special servicer mutually agree that the master servicer will process such request, (c) the master servicer will process all requests for any matter that constitutes a Master Servicer Major Decision with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) and (d) the master servicer will process all requests for any matter that constitutes a Special Servicer Major Decision with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) only to the extent the master servicer and the special servicer mutually agree that the master servicer will process such request. Upon receiving a request for any matter that constitutes a Special Servicer Major Decision, the master servicer will be required to forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the special servicer will be required to process such request and the master servicer will have no further obligation with respect to such request or the related Special Servicer Major Decision.

Prior to taking a Major Decision, the master servicer (with respect to any Major Decision processed by the master servicer) and the special servicer (with respect to any Major Decision processed by the special servicer) will be required to obtain the written consent of the Directing Certificateholder, which consent will be deemed given 10 business days (or, in connection with an Acceptable Insurance Default, 30 days) after receipt (unless earlier objected to) by the Directing Certificateholder of the master servicer’s and/or special servicer’s, as applicable, written analysis and recommendation with respect to such waiver together with such other information reasonably requested by the Directing Certificateholder.

In addition, (i) for so long as no Consultation Termination Event is continuing, with respect to any Specially Serviced Loan (other than any Non-Serviced Mortgage Loan or any applicable Conflicted Loan), and (ii) during the continuance of a Consultation Termination Event, with respect to any Serviced Mortgage Loan (other than any applicable Conflicted Loan), upon request of a Risk Retention Consultation Party, the master servicer and the special servicer will also be required to consult with such Risk Retention Consultation Party in connection with any Major Decision that it is processing (and such other matters that are subject to consultation rights of such Risk Retention Consultation Party pursuant to the PSA) and to consider alternative actions recommended by such Risk Retention Consultation Party in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the master servicer or the special servicer, as applicable, receives no response from a Risk Retention Consultation Party within 10 days following the later of (i) the master servicer’s or the special servicer’s, as applicable, written request for input on any requested consultation and (ii) delivery of all such additional information reasonably requested by such Risk Retention Consultation Party related to the subject matter of such consultation, the master servicer or the special servicer, as applicable, will not be obligated to consult with such Risk Retention Consultation Party on the specific matter; provided, however, that the failure of such Risk Retention Consultation Party to respond will not relieve the master servicer or the special servicer, as applicable, from using reasonable efforts to consult with such Risk Retention Consultation Party on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan.

“Master Servicer Major Decision” means any Major Decision under clause (l) of the definition of “Major Decision”.

“Special Servicer Major Decision” means any Major Decision under clauses (a) through (k) and clause (m) of the definition of “Major Decision”.

Asset Status Report

The Loan-Specific Directing Holder (with respect to any Servicing Shift Whole Loan only) or, so long as a Control Termination Event has not occurred and is not continuing (and other than with respect to any Servicing Shift Whole Loan), the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of Special Servicer

So long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of Special Servicer Without Cause” and “—Termination of Servicer and Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

If a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred, neither the master servicer nor the special servicer will be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision that it is processing or, in the case of the special servicer, any Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the master servicer or the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the master servicer or the special servicer. In the event the master servicer or the special servicer, as applicable receives no response from the Directing Certificateholder within 10 days following its written request for input on any required consultation, the master servicer or the special servicer, as applicable, will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the master servicer or the special servicer, as applicable, from using reasonable efforts to consult with the Directing Certificateholder on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Conflicted Special Servicer Loan (that is not also a Conflicted Loan), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select a Non-Conflicted Special Servicer with respect to such Conflicted Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Conflicted Special Servicer Loan is also a Conflicted Loan, the resigning special servicer will be required to use reasonable efforts to select the related Non-Conflicted Special Servicer.

In addition, if a Control Termination Event has occurred and is continuing, the master servicer or the special servicer will also be required to consult with the operating advisor in connection with any Major

Decision that it is processing (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the master servicer or the special servicer, as applicable, receives no response from the operating advisor within 10 days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the master servicer or the special servicer, as applicable, will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the master servicer or the special servicer, as applicable, from using reasonable efforts to consult with the operating advisor on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Conflicted Loan, the master servicer, the special servicer or the related Non-Conflicted Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The master servicer or the special servicer, as applicable, will nonetheless be required to consult with only the operating advisor in connection with Major Decisions it is processing, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material servicer actions.

A “Control Termination Event” will occur when (i) the Class E certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided that prior to the related Servicing Shift Securitization Date, no Control Termination Event may occur with respect to the Loan-Specific Directing Holder related to any Servicing Shift Whole Loan and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Holder related to such Servicing Shift Whole Loan; provided, further, that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero. With respect to Conflicted Loans related to the Directing Certificateholder, a Control Termination Event will be deemed to exist.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that prior to the related Servicing Shift Securitization Date, no Consultation Termination Event may occur with respect to the Loan-Specific Directing Holder related to any Servicing Shift Whole Loan and the term “Consultation Termination Event” will not be applicable to the Loan-Specific Directing Holder related to such Servicing Shift Whole Loan; provided, further, that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of Class E certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling

Class Certificateholder; provided that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero. With respect to Conflicted Loans with respect to the Directing Certificateholder, a Consultation Termination Event will be deemed to exist.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class E certificates and the Class E certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, master servicer, special servicer and operating advisor. During such time, the special servicer will be required to consult with only the operating advisor in connection with asset status reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace the special servicer or approve or be consulted with respect to asset status reports or material special servicer actions. Any such waiver will remain effective until such time as the Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of the Class E certificates, the successor Class E Certificateholder that is the Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the Controlling Class Certificateholder. The successor Class E certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class E certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class E certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of Class E certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

“Loan-Specific Directing Holder” means, with respect to any Servicing Shift Whole Loan, the “controlling holder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the related Servicing Shift Securitization Date, the “directing holder” with respect to any Servicing Shift Whole Loan will be the holder of the related Controlling Companion Loan. On and after the related Servicing Shift Securitization Date, there will be no Loan-Specific Directing Holder under the PSA with respect to the related Servicing Shift Whole Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, any Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of the related Serviced Companion Loan), as a collective whole (taking into account the subordinate or pari passu nature of any Companion Loans), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable provides the Directing Certificateholder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions of the Code, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or the special servicer, as applicable, under the PSA or (4) cause the master servicer or the special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of Holders of Companion Loans

With respect to each Non-Serviced Whole Loan and any Servicing Shift Whole Loan, the Directing Certificateholder will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the directing certificateholder under the related Non-Serviced PSA (in the case of a Non-Serviced Whole Loan) or the Loan-Specific Directing Holder (in the case of any Servicing Shift Mortgage Loan), as applicable. The issuing entity, as the holder of the Non-Serviced Mortgage Loans and any Servicing Shift Mortgage Loan, has consultation rights with respect to certain major decisions relating to the Non-Serviced Whole Loans or any Servicing Shift Whole Loan, as applicable and, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or any Servicing Shift Whole Loan, as applicable, that has become a defaulted loan under the related Non-Serviced PSA and under certain circumstances described under “—Sale of Defaulted Loans and REO Properties”. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu-AB Whole Loan”.

With respect to a Serviced Pari Whole Loan, the holder of a related Serviced Pari Passu Companion Loan has consultation rights with respect to certain major decisions. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loan”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)         may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)         may act solely in the interests of the holders of the Controlling Class (or, in the case of a Whole Loan, in the interests of one or more Companion Loan Noteholders);

(c)         does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)         may take actions that favor the interests of the holders of the Controlling Class (or, in the case of a Whole Loan, in the interests of one or more Companion Loan Noteholders) over the interests of the holders of one or more other classes of certificates; and

(e)         will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law or the accepted servicing practices or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or the special servicer.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent, and in accordance with the standard of care, set forth in the PSA, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The operating advisor is not the special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights under the PSA for this transaction with respect to any Non-Serviced Whole Loan, any Servicing Shift Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA or Servicing Shift PSA, as applicable) or any related REO Properties. However, Park Bridge Lender Services LLC is also the operating advisor under the CD 2017-CD3 Pooling and Servicing Agreement and the CGCMT 2017-P7 Pooling and Servicing Agreement and, in each such capacity, will have certain obligations and consultation rights with respect to the related Non-Serviced Special Servicer pursuant to the CD 2017-CD3 Pooling and Servicing Agreement and the CGCMT 2017-P7 Pooling and Servicing Agreement that are similar to those of the operating advisor under the PSA. See “—Servicing of the Non-Serviced Mortgage Loans” below.

The special servicer is required to notify the operating advisor of whether any Asset Status Report delivered to the operating advisor is a Final Asset Status Report, which notification may be satisfied by (i) delivery of an Asset Status Report that is either signed by the Directing Certificateholder or that otherwise includes an indication that such Asset Status Report is deemed approved due to the passage of any required consent or consultation time period or (ii) such other method as reasonably agreed to by the special servicer and the operating advisor.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than any Servicing Shift Whole Loan), unless a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of the special servicer:

(a)         promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)         promptly reviewing each Final Asset Status Report; and

(c)         reviewing any Appraisal Reduction Amount and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a mathematical error contained in such calculations, then the operating advisor will be required to notify the special servicer and the Directing Certificateholder of such error).

The operating advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease changes and other similar actions that the special servicer may perform under the PSA and will have no obligations with respect to any Non-Serviced Mortgage Loan or any Servicing Shift Mortgage Loan.

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with the special servicer.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the special servicer to the Directing Certificateholder or any Risk Retention Consultation Party which does not include any communication (other than the related Asset Status Report) between the special servicer and Directing Certificateholder or any Risk Retention Consultation Party with respect to such Specially Serviced Loan; provided that, with respect to any Mortgage Loan other than a Conflicted Loan related to the Directing Certificateholder, for so long as a Control Termination Event has not occurred and is not continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder, has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the special servicer in accordance with the terms of the PSA.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than any Servicing Shift Whole Loan), while a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will consist of the following:

(i)          the operating advisor will be required to consult (on a non-binding basis) with the special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(ii)         the operating advisor will be required to consult (on a non-binding basis) with the master servicer or the special servicer, as applicable, in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Control Termination Event and Consultation Termination Event”;

(iii)        the operating advisor will be required to prepare an annual report (if any Serviced Mortgage Loan and any related Serviced Companion Loan (other than any Servicing Shift Whole Loan)) was a Specially Serviced Loan during the prior calendar year) in the form attached to this prospectus as Annex C to be provided to the trustee, the master servicer, the Rating Agencies, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(iv)        the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or (2) net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the special servicer.

In connection with the performance of the duties described in clause (iv) above:

(1)         after the calculation but prior to the utilization by the special servicer, the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information and, in the case of the Appraisal Reduction Amount, only to the extent the master servicer has provided such information to the special servicer) to the operating advisor;

(2)         if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the master servicer or the special servicer, as applicable, will be required to consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(3)         if the operating advisor and special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the master servicer or the special servicer, as applicable, and the operating advisor and determine which calculation is to apply.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan (other than any Servicing Shift Whole Loan) for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Loan Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, the mortgage loan seller, the depositor, the servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Risk Retention Consultation Party, or any of their respective affiliates.

Annual Report

After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance Report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) delivered to the operating advisor by the special servicer, including each Asset Status Report delivered during the prior calendar year, the operating advisor will (if any Mortgage Loans (other than any Servicing Shift Mortgage Loan) were Specially Serviced Loans in the prior calendar year) prepare an annual report in the form attached to this prospectus as Annex C to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 and setting forth its assessment of the special servicer’s performance of its duties under the PSA during the prior calendar year on a “trust-level basis” with respect to the resolution and liquidation of Specially Serviced Loans that the special servicer is responsible for servicing under the PSA; provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. Only as used in connection with the operating advisor’s annual report, the term “trust-level basis” refers to the special servicer’s performance of its duties as they relate to the resolution and/or liquidation of Specially Serviced Loans, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance Report, Attestation Report, Asset Status Report and other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least five (5) business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to the Non-Serviced Mortgage Loan or any Servicing Shift Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

Recommendation of the Replacement of the Special Servicer

After the occurrence of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may recommend the replacement of the special servicer in the manner described in “—Replacement of Special Servicer Without Cause” and “―Termination of Servicer and Special Servicer for Cause—Servicer Termination Events”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

(i)          that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by Moody’s, S&P, Fitch, DBRS, Kroll Bond Rating Agency, Inc. (“KBRA”) or Morningstar Credit Ratings, LLC (“Morningstar”) (including, in the case of the operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor as the sole or a material factor in such rating action;

(ii)         that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)        that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, a Risk Retention Consultation Party, or a depositor, a trustee, a certificate administrator, master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)        that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; and

(v)         that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any Privileged Information received from the special servicer or Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or a Risk Retention Consultation Party and the special servicer related to any Specially Serviced Loan (other than any applicable Conflicted Loan) or the exercise of the Directing Certificateholder’s consent or consultation rights or any Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party, (iii) information subject to attorney-client privilege and (iv) any Asset Status Report or Final Asset Status Report.

The operating advisor is required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Consultation Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, as evidenced by an opinion of counsel (which will be an additional expense of the issuing entity) delivered to each of the master servicer, the special servicer, the Directing Certificateholder (other than with respect to any applicable Conflicted Loan), the operating advisor, the asset representations reviewer, the certificate administrator and the trustee), required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)         any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)         any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days;

(c)         any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)         a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, has been entered against the operating advisor, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(e)         the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)          the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, either (i) the trustee may or (ii) upon the written direction of Certificateholders representing at least 25% of the Voting Rights of each class of certificates, the trustee will be required to promptly terminate all of the rights and obligations of the operating advisor under the PSA (other than rights and obligations accrued prior to such termination (including accrued and unpaid compensation) and indemnification rights (arising out of events occurring prior to such termination)), by written notice to the operating advisor and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the certificate administrator is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (only for so long as no Consultation Termination Event has occurred), each Risk Retention Consultation Party, any Companion Loan noteholder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of certificates evidencing not less than 15% of the aggregate Voting Rights requesting a vote to terminate and replace the operating advisor with a proposed successor operating advisor that is an Eligible Operating Advisor and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide written notice of such request to all Certificateholders and the operating advisor by posting such notice on its internet website and by mailing such notice to all Certificateholders. Upon the written direction of holders of more than 50% of the Voting Rights of the certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the certificates exercise their right to vote), the trustee will be required to terminate all of the rights and obligations of the operating advisor under the PSA by written notice to the operating advisor (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). The certificate administrator will be required to include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of certificates may access such notices on the certificate administrator’s website and each Certificateholder and beneficial owner of certificates may register to receive email notifications when such notices are posted on the website. The certificate administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting such notices.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, the VRR Interest, the Class S certificates and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, master servicer, special servicer, trustee, certificate administrator, the asset representations reviewer, the Directing Certificateholder and each Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

In addition, the operating advisor has the right to resign without cost or expense on or after any date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the issuing entity is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. The operating advisor will provide all of the parties to the PSA and the Directing Certificateholder 30 days prior written notice of any such resignation. If the operating advisor resigns pursuant to the foregoing, then no replacement operating advisor will be appointed. The resigning operating advisor will be entitled to, and subject, to any rights and obligations that accrued under the PSA prior to the date of any such resignation (including accrued and unpaid compensation) and any indemnification rights arising out of events occurring prior to its resignation.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason, it will remain entitled to any accrued and unpaid fees and reimbursement of operating advisor expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on either the CREFC® Delinquent Loan Status Report or the CREFC® Loan Periodic Update File delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer, the master servicer, the special servicer, the Directing Certificateholder and all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to Certificateholders, the certificate administrator, based on information provided to it by the master servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) or (3), deliver such information in a written notice (which may be via email) within two (2) business days to the master servicer, the special servicer, the operating advisor, the asset representations reviewer and the Directing Certificateholder.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the 70 prior pools of commercial mortgage loans for which GACC (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2006 (excluding 9 of such 70 pools with an outstanding aggregate pool balance that is equal to or less than 20% of the initial pool balance), the highest percentage of loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least 60 days at the end of any reporting period between April 1, 2012 and March 31, 2017 was approximately 30.773%; however, the average of the highest delinquency percentages based on the aggregate outstanding principal balance of delinquent mortgage loans in the reviewed transactions was approximately 4.431%; and the highest percentage of delinquent mortgage loans, based upon the number of mortgage loans in the reviewed transactions was approximately 13.198% and the average of the highest delinquency percentages based on the number of mortgage loans in the reviewed transactions was approximately 4.966%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the 4 largest Mortgage Loans in the Mortgage Pool represent approximately 32.6% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the 3 largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the definition of “Asset Review Trigger”. CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least sixty days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to the asset representations reviewer and to all Certificateholders, and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by a majority of Certificateholders that constitute an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, each Risk Retention Consultation Party and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) an additional Asset Review Trigger has occurred as a result or otherwise is in effect, (C) the certificate administrator has timely received any Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for non-Specially Serviced Loans), the master servicer (with respect to clause (vi) for non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than 10 business days (except with respect to clause (vi)) after receipt of such notice from the certificate administrator, provide the following materials to the asset representations reviewer (collectively, with the Diligence Files, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)    a copy of an assignment of the Mortgage in favor of the related trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)   a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the related trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)  a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)  a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)   a copy of an assignment in favor of the related trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and

(vi)  any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that are necessary in connection with the asset representations reviewer’s completion of any Asset Review and that are requested (in writing in accordance with the PSA) by the asset representations reviewer, in the time frames and as otherwise described below.

If, as part of an Asset Review of such Mortgage Loan, the asset representations reviewer determines that it is missing any documents that are required to be part of the Review Materials for such Mortgage Loan or which were entered into or delivered in connection with the origination of such Mortgage Loan that, in either case, are necessary in connection with its completion of any such Asset Review, then the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials identified in clauses (i) through (v) above, notify (in writing in accordance with the PSA) the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request (in writing in accordance with the PSA) the master servicer or the special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of such notification from the asset representations reviewer, to deliver to the asset representations reviewer such missing documents to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent in the possession of such party.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith sole discretion to be relevant to the Asset Review, as described below (such information, “Unsolicited Information”).

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence File posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, is required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required or performed of that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance of the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials, or (ii) Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

If the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the applicable mortgage loan seller, the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) within 10 days upon request as described above, then the asset representations reviewer will list such missing documents in its preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) and the related mortgage loan seller no later than 60 days after the date on which access to the Diligence Files in the secure data room is made available to the asset representations reviewer by the certificate administrator. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents provided or explanations given to support a conclusion that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be required to be promptly delivered by the related mortgage loan seller to the asset representations reviewer.

The asset representations reviewer will be required, within the later of (x) 60 days after the date on which access to the Diligence Files in the secure data room is made available to the asset representations reviewer by the certificate administrator or (y) 10 days after the expiration of the Cure/Contest Period, to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA and the applicable mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, certificate administrator, master servicer and special servicer. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the applicable mortgage loan seller, which, in each such case, will be the responsibility of the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans). See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the applicable mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which such Asset Review Report Summary was received by the certificate administrator, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than 2 business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to at all times be an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign, and the trustee will be required to use commercially reasonable efforts to appoint a successor asset representations reviewer. If the trustee is unable to find a successor asset representations reviewer within 30 days of the termination of the asset representations reviewer, the depositor will be permitted to find a replacement.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of Moody’s, S&P, Fitch, DBRS, KBRA or Morningstar and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which Moody’s, S&P, Fitch, DBRS, KBRA or Morningstar has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, the operating advisor or the asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, any Risk Retention Consultation Party, or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, any Risk Retention Consultation Party or the Directing Certificateholder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any Privileged Information received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception. In addition, the asset representations reviewer will be required to keep all documents and information received by the asset representations reviewer in connection with an Asset Review that are provided by the applicable mortgage loan seller, the master servicer and the special servicer confidential and will not be permitted to disclose such documents or information except (i) for purposes of complying with its duties and obligations under the PSA, (ii) if such documents or information become generally available and known to the public other than as a result of a disclosure directly or indirectly by the asset representations reviewer, (iii) if it is reasonable and necessary for the asset representations reviewer to disclose such documents or information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (iv) if such documents or information was already known to the asset representations reviewer and not otherwise subject to a confidentiality obligation and/or (v) if the asset representations reviewer is required by law, rule, regulation, order, judgment or decree to disclose such document or information.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker-dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer, organized and doing business under the laws of the United States of America, any state of the United States of America or the District of Columbia, authorized under such laws to perform the duties of the asset representations reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) executes and delivers to the trustee and the certificate administrator an agreement that contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the asset representations reviewer under the PSA from and after the date of such agreement and (C) is not be a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party hereto and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer hereunder.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)    any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing at least 25% of the Voting Rights; provided that if such failure is capable of being cured and the asset representations reviewer is diligently pursuing such cure, such 30 day period will be extended by an additional 30 days;

(ii)   any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)  any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)   the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)  the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice (which will be simultaneously delivered to the asset representations reviewer) of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum, the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of a Certificateholder Quorum elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor is required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of the Risk Retention Consultation Parties

The Risk Retention Consultation Parties will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that a Risk Retention Consultation Party:

(a)         may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)         may act solely in the interests of the holders of the VRR Interest;

(c)         does not have any liability or duties to the holders of any class of certificates;

(d)         may take actions that favor the interests of the holders of one or more classes including the VRR Interest over the interests of the holders of one or more other classes of certificates; and

(e)         will have no liability whatsoever for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against a Risk Retention Consultation Party or any director, officer, employee, agent or principal of a Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of a Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Replacement of Special Servicer Without Cause

Except as limited by certain conditions described below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and a comparable confirmation from each NRSRO that has been engaged to rate any securities backed, in whole or in part, by a Serviced Pari Passu Companion Loan and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees of any such termination incurred by the Directing Certificateholder will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and expenses and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency and a comparable confirmation from each NRSRO that has been engaged to rate any securities backed, in whole or in part, by a Serviced Pari Passu Companion Loan (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to promptly post notice of such request on the certificate administrator’s website and concurrently provide written notice of such request by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of (i) holders of Principal Balance Certificates evidencing at least 66 ⅔% of a Certificateholder Quorum or (ii) holders of Principal Balance Certificates evidencing more than 50% of the aggregate Voting Rights of each class of Non-Reduced Certificates on an aggregate basis, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders; provided such successor special servicer is a Qualified Replacement Special Servicer, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination.

Notwithstanding anything to the contrary described in this section, prior to the related Servicing Shift Securitization Date, no one except for the Directing Certificateholder will be permitted to replace the special servicer with respect to any Servicing Shift Whole Loan.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the certificates, except in the case of the termination of the asset representations reviewer) of all Principal Balance Certificates on an aggregate basis.

“Non-Reduced Certificates” means any class of Principal Balance Certificates then-outstanding for which (a)(1) the initial Certificate Balance of such class of certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such class of certificates, (y) any Appraisal Reduction Amounts allocated to such class of certificates and (z) any Realized Losses previously allocated to such class of certificates, is equal to or greater than (b) 25% of the remainder of (1) the initial Certificate Balance of such class of certificates less (2) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such class of certificates. If any portion of the VRR Interest is exchanged for VRRI Sub-Interests, all such VRRI Sub-Interests will be Non-Reduced Certificates if such portion of the VRR Interest, if it were outstanding, would have been part of a class of Non-Reduced Certificates.

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) is not a special servicer that has been cited by Moody’s as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, (vii) currently has a special servicer rating of at least “CSS3” from Fitch, (viii) is included on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer and (ix) is currently acting as a special servicer in a transaction rated by DBRS and has not been cited by DBRS as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

In addition, after the occurrence of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post the related report on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace the special servicer, the certificate administrator will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies and a comparable confirmation from each NRSRO that has been engaged to rate any securities backed, in whole or in part, by a Serviced Companion Loan at that time. In the event the certificate administrator obtains a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA) and the certificate administrator receives the requisite amount of affirmative votes within 180 days of the posting of notice of such vote to the certificate administrator’s website, the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it is a Borrower Party with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan (any such Mortgage Loan and Serviced Companion Loan, if applicable, a “Conflicted Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Conflicted Special Servicer Loan.

In the event the special servicer is required to resign as special servicer with respect to any Conflicted Special Servicer Loan because it obtains knowledge that it is a Borrower Party prior to the occurrence and continuance of a Consultation Termination Event, then (i) if the Conflicted Special Servicer Loan is not also a Conflicted Loan relating to the Directing Certificateholder, then the Directing Certificateholder will be entitled to appoint (and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Non-Conflicted Special Servicer”) for the Conflicted Special Servicer Loan, (ii) if the Conflicted Special Servicer Loan is also a Conflicted Loan relating to the Directing Certificateholder, then the largest Controlling Class Certificateholder (by Certificate Balance) that is not a Conflicted Controlling Class Holder will be entitled to appoint (and replace with or without cause) the Non-Conflicted Special Servicer for the Conflicted Special Servicer Loan, and (iii) if there is no Controlling Class Certificateholder that is not a Conflicted Controlling Class Holder, then the Non-Conflicted Special Servicer will be appointed as described in the following paragraph.

In the event the special servicer is required to resign as special servicer with respect to any Conflicted Special Servicer Loan because it obtains knowledge that it is a Borrower Party and either (i) a Consultation Termination Event has occurred and is continuing or (ii) there is no Controlling Class Certificateholder that is not a Conflicted Controlling Class Holder, then, at the expense of the issuing entity, the certificate administrator will be required to promptly provide written notice of such resignation to all Certificateholders by posting such notice on its internet website and the Non-Conflicted Special Servicer will be appointed upon the written direction of more than 50% of the Voting Rights of the certificates that exercise their right to vote (provided that holders of at least 20% of the Voting Rights of the certificates exercise their right to vote). If such Non-Conflicted Special Servicer has not been appointed pursuant to the preceding sentence within 30 days after the special servicer has provided its written notice of resignation, the certificate administrator will be required to provide written notice to the resigning special servicer that such Non-Conflicted Special Servicer has not been appointed and such resigning special servicer will be required to appoint such Non-Conflicted Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Non-Conflicted Special Servicer or with respect to the identity of the applicable Non-Conflicted Special Servicer.

If at any time a special servicer is no longer a Borrower Party with respect to a Conflicted Special Servicer Loan, (1) the related Non-Conflicted Special Servicer will be required to resign, (2) the related

Mortgage Loan will no longer be a Conflicted Special Servicer Loan, (3) such special servicer will become the special servicer again for the such related Mortgage Loan and (4) such special servicer will be entitled all special servicing compensation with respect to such Mortgage Loan earned during such time on and after such Mortgage Loan is no longer a Conflicted Special Servicer Loan.

The Non-Conflicted Special Servicer will be required to perform all of the obligations of the special servicer for the related Conflicted Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Conflicted Special Servicer Loan earned during such time as the related Mortgage Loan is a Conflicted Special Servicer Loan (provided that that special servicer will remain entitled to all other special servicing compensation with respect all Mortgage Loans and Serviced Whole Loan which are not Conflicted Special Servicer Loans).

No appointment of a special servicer will be effective until the depositor has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to each Non-Serviced Whole Loan, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the directing certificateholder appointed under the related Non-Serviced PSA (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu-AB Whole Loan” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of Servicer and Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)   with respect to the master servicer only, any failure by the master servicer (i) to make a required deposit to the Collection Account or to the separate custodial account for any Serviced Whole Loan on the day such deposit was first required to be made, which failure is not remedied within two business days, (ii) to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the master servicer determines that such P&I Advance would not be recoverable), which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date (provided, however, that to the extent the master servicer does not timely make such remittances to the certificate administrator, the master servicer will be required to pay the certificate administrator for the account of the certificate administrator interest on any amount not timely remitted at the Reimbursement Rate from and including the applicable required remittance date to, but not including, the date such remittance is actually made) or (iii) to remit to any holder of a Serviced Companion Loan, as and when required by the PSA or the related intercreditor agreement, any amount required to be so remitted which failure continues for two business days;

(b)   with respect to the special servicer only, any failure by the special servicer to deposit into the REO Account on the day such deposit is required to be made and such failure continues unremedied for two business days, or to remit to the master servicer for deposit in the Collection Account (or, in the case of a Serviced Whole Loan, the related custodial account) any such remittance required to be made, under the PSA; provided, however, that the failure of the special servicer to remit such remittance to the master servicer will not be a Servicer Termination Event if such failure is remedied within two business days and if the special servicer has compensated the master servicer for any loss of income (at the Reimbursement Rate) on such amount suffered by the master servicer due to and caused by the late remittance of the special servicer and reimbursed the issuing entity for any resulting advance interest due to the master servicer;

(c)   any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (15 days in the case of the master servicer’s failure to make a Servicing Advance or 45 days in the case of failure to pay the premium for any insurance policy required to be force placed by the master servicer or the special servicer, as the case may be, pursuant to the PSA or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, by the certificateholders of any class issued by the issuing entity, evidencing percentage interest aggregating not less than 25% of such class or by such holder of a Serviced Companion Loan, if affected; provided, if that failure is capable of being cured and the master servicer or the special servicer, as applicable, is diligently pursuing that cure, that 15-, 30- or 45-day period, as applicable, will be extended an additional 30 days;

(d)   any breach on the part of the master servicer or the special servicer of any representation or warranty in the PSA which materially and adversely affects the interests of any certificateholders of any class of certificates issued by the issuing entity or holder of a Serviced Companion Loan and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, is given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, or to the master servicer, the special servicer, the depositor and the trustee by the holders of certificates of any class issued by the issuing entity, evidencing percentage interests aggregating not less than 25% of such class or by such holder of a Serviced Companion Loan, if affected; provided, if that breach is capable of being cured and the master servicer or special servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)   certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, as applicable, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)    the master servicer or the special servicer, as applicable, is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not restored to such status on such list within sixty (60) days;

(g)   (A) Moody’s (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates issued by the issuing entity, or (ii) has placed one or more classes of certificates issued by the issuing entity on “watch status” in contemplation of a ratings downgrade or withdrawal (and, in the case of clauses (i) or (ii), such action has not been withdrawn by Moody’s within 60 days of such event) and, in the case of either of clauses (i) or (ii), publicly cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such action or (B) DBRS (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates in the issuing entity, or (ii) has placed one or more classes of certificates issued by the issuing entity on “watch status” in contemplation of a ratings downgrade or withdrawal (and, in the case of clauses (i) or (ii), such action has not been withdrawn by DBRS within 60 days of such event) and, in the case of either of clauses (i) or (ii), publicly cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such action;

(h)   the master servicer or the special servicer is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting; or

(i)    so long as the issuing entity is subject to Exchange Act reporting requirements, any failure by the master servicer or special servicer, as applicable, to deliver to the trustee and the certificate administrator (i) an annual certification regarding such servicer’s compliance with the terms of the

PSA, as well as an assessment of compliance with certain servicing criteria and an accountant’s attestation report with respect to such assessment by the time required under the PSA after any applicable grace period or (ii) any Exchange Act reporting items that a primary servicer, sub-servicer or servicing function participant (such entity, the “Sub-Servicing Entity”) retained by the master servicer or special servicer, as applicable (but excluding any Sub-Servicing Entity which the master servicer or special servicer has been directed to retain by a sponsor or mortgage loan seller) is required to deliver (any Sub-Servicing Entity will be terminated if it defaults in accordance with the provision of this clause (h)).

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, occurs and is continuing, then the trustee may, and at the written direction of (1) the holders of certificates evidencing at least 25% of the aggregate Voting Rights, (2) in the case of the special servicer, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder, (3) in the case of the special servicer, the VRR-A Risk Retention Consultation Party, or (4) the Depositor (with respect to clause (h) of the definition of “Servicer Termination Event”), the trustee will be required to terminate all of the rights (other than certain rights to indemnification, compensation and (in certain limited circumstances) the excess servicing strip as provided in the PSA) and obligations of the master servicer as master servicer or the special servicer as special servicer, as the case may be, under the PSA. In the case of a Servicer Termination Event pursuant to clause (f) of the definition thereof, the certificate administrator will be required to notify Certificateholders and Serviced Companion Loan noteholders of such Servicer Termination Event and request whether such Certificateholders and, if applicable, the Serviced Companion Loan noteholders favor such termination. Notwithstanding the foregoing, upon any termination of the master servicer or the special servicer, as applicable, under the PSA, the master servicer or the special servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest thereon as provided in the PSA.

Notwithstanding the foregoing, (a) if a Servicer Termination Event with respect to the master servicer affects a Serviced Companion Loan or the holder thereof and the master servicer is not otherwise terminated or (b) if a nationally recognized statistical rating organization (“NRSRO”), as that term is defined in Section 3(a)(62) of the Exchange Act, engaged to rate any class of certificates backed, wholly or partially, by any Serviced Companion Loan qualifies, downgrades or withdraws its rating of such class of certificates, publicly citing servicing concerns with the master servicer as the sole or a material factor in such rating action, then the holder of such Serviced Companion Loan will be entitled to request that the trustee direct the master servicer to appoint a sub-servicer (or if the related Serviced Whole Loan is currently being sub-serviced, then the trustee may direct the master servicer to replace such sub-servicer with a new sub-servicer but only if such original sub-servicer is in default (beyond any applicable cure periods) under the related sub-servicing agreement) that will be responsible for servicing the related Serviced Whole Loan; provided that the trustee will be required to direct the master servicer to obtain a Rating Agency Confirmation (including a Rating Agency Confirmation with respect to any companion loan securities) (at the expense of the requesting party) with respect to the appointment of such sub-servicer.

Notwithstanding the foregoing, (a) if a Servicer Termination Event with respect to the special servicer affects a Serviced Companion Loan and the special servicer is not otherwise terminated or (b) if an NRSRO engaged to rate any class of certificates backed, wholly or partially, by any Serviced Companion Loan qualifies, downgrades or withdraws its rating of such class of certificates, citing servicing concerns with the special servicer as the sole or a material factor in such rating action, then the holder of such Serviced Companion Loan will be entitled to direct that the trustee terminate the special servicer with respect to the related Serviced Whole Loan only, but no other Mortgage Loan.

On and after the date of termination following a Servicer Termination Event by the master servicer or the special servicer, the trustee will succeed to all authority and power of the master servicer or the special servicer, as applicable, under the PSA (and any sub-servicing agreements) and generally will be entitled to the compensation arrangements to which the master servicer or the special servicer, as applicable, would have been entitled. If the trustee is unwilling or unable so to act, or holders of certificates evidencing (i) in the case of the master servicer, at least 25% of the aggregate Voting Rights, or (ii) in the case of the special servicer, at least 25% of the aggregate Voting Rights (or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder so request, or, with respect to a Serviced Whole Loan, if an affected Serviced Companion Loan noteholder so requests, or if the trustee is not an “approved” servicer by any of the rating agencies for mortgage pools similar to the one held by the issuing entity, the trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution that, for so long as no Control Termination Event has occurred and is continuing, has been approved by the Directing Certificateholder (which approval may not be unreasonably withheld in the case of the appointment of a successor master servicer) to act as successor to the master servicer or the special servicer, as applicable, under the PSA; provided that the trustee must obtain a Rating Agency Confirmation (including a Rating Agency Confirmation with respect to any companion loan securities). Pending such appointment, the trustee is obligated to act in such capacity unless the trustee is prohibited by law from so acting. The trustee and any such successor may agree upon the servicing compensation to be paid; provided that no such compensation may be in excess of that permitted to the terminated master servicer or special servicer, provided, further, that if no successor can be obtained to perform the obligations of the terminated master servicer or special servicer, additional amounts may be paid to such successor and such amounts in excess of that permitted the terminated master servicer or special servicer will be treated as Realized Losses. All reasonable costs and expenses of the trustee (including the cost of obtaining a Rating Agency Confirmation and any applicable indemnity) or the successor master servicer or successor special servicer incurred in connection with transferring the mortgage files to the successor master servicer or special servicer and amending the PSA to reflect such succession are required to be paid by the predecessor master servicer or the special servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses. If the predecessor master servicer or special servicer (as the case may be) has not reimbursed the trustee or the successor master servicer or special servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense is required to be reimbursed by the issuing entity; provided that the terminated master servicer or special servicer will not thereby be relieved of its liability for such expenses.

No Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA, the certificates or the Mortgage Loans, unless, with respect to the PSA, such holder previously has given to the trustee a written notice of a default under the PSA, and of the continuance thereof, and unless the holders of certificates of any class affected thereby evidencing percentage interests of at least 25% of such class, as applicable, have made written request of the trustee to institute such proceeding in its capacity as trustee under the PSA and have offered to the trustee such security or indemnity reasonably satisfactory to it as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the trustee, for 60 days after its receipt of such notice, request and offer of security or indemnity, failed or refused to institute such proceeding.

Neither the trustee nor the certificate administrator will have any obligation to make any investigation of matters arising under the PSA or to institute, conduct or defend any litigation under the PSA or in relation to it at the request, order or direction of any of the holders of certificates, unless holders of certificates entitled to greater than 25% of the percentage interest of each affected class direct the trustee to do so and such holders of certificates have offered to the trustee or the certificate administrator, as applicable security or indemnity reasonably satisfactory to the trustee or the certificate administrator, as applicable against the costs, expenses and liabilities which may be incurred in connection with such action.

Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events described in clause (f) under “—Servicer Termination Events” above, the master servicer will have the right, at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a successor master servicer in connection with whose appointment a Rating Agency Confirmation (including a Rating Agency Confirmation with respect to any companion loan securities) has been provided, in accordance with the terms set forth in the PSA, including that any successor master servicer fulfill the ratings requirements for successor master servicer set forth in the PSA.

In addition, the depositor may direct the trustee to terminate the master servicer upon 5 business days’ written notice if the master servicer fails to comply with certain of its reporting obligations under the PSA (subject to any applicable grace period).

Waiver of Servicer Termination Event

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than 66 ⅔% of the aggregate Voting Rights of the certificates and each Serviced Companion Loan noteholder adversely affected by such Servicer Termination Event, except (a) a Servicer Termination Event under clause (g) of the definition of “Servicer Termination Events” may be waived only with the consent of the Depositor and (b) a default in making any required deposits to or payments from the Collection Account, any Serviced Whole Loan Custodial Account or the Lower-Tier REMIC Distribution Account or in remitting payments as received, in each case in accordance with the PSA.

Resignation of the Master Servicer and Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as a Control Termination Event has not occurred and is not continuing, the approval of such successor by the Directing Certificateholder, which approval in each case will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the resigning party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of Servicer and Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any legal action or claim that relates to the PSA, the Mortgage Loans, any related Companion Loan or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including in its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, certificate administrator or trustee under the related Non-Serviced PSA with respect to a Non-Serviced Companion Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other Mortgage Loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of the Non-Serviced PSA) and each Non-Serviced Securitization Trust will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related non-serviced Mortgaged Property under the related Non-Serviced PSA or the PSA.

In addition, the PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor or operating advisor will be under any obligation to appear in, prosecute or defend any legal action that (i) is not incidental to its respective responsibilities under the PSA or (ii) in its opinion, may expose it to any expense or liability not reimbursed by the issuing entity. However, each of the master servicer, the special servicer, the depositor and the operating advisor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the subordinate or pari passu nature of such Serviced Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan, Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the master servicer or the special servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Collection Account or any other account by or on behalf of the master servicer or any special servicer. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Investor to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and the special servicer, and the Enforcing Servicer will be required to promptly forward it to each other party to the PSA and the applicable mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include (but are not limited to) obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in such form, to such extent and at such time as the master servicer or the special servicer, as applicable, would require were it, in its individual capacity, the owner of the affected Mortgage Loan.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the special servicer will be required to determine whether at that time, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the special servicer determines that a Material Defect exists, the special servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Investor or, to the extent nonrecoverable, trust fund expenses. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer, and the Enforcing Servicer will be required to promptly forward that Repurchase Request to the related mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner (in either case, other than a holder of the VRR Interest) to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a Specially Serviced Loan, the special servicer, and (b) with respect to a non-Specially Serviced Loan, (i) in the case of a Repurchase Request made by the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, the master servicer, and (ii) in the case of a Repurchase Request made by any person other than the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, (A) prior to a Resolution Failure relating to such non-Specially Serviced Loan, the master servicer (provided that the consent of the special servicer will be required with respect to any Qualified Substitute Mortgage Loan), and (B) from and after a Resolution Failure relating to such non-Specially Serviced Loan, the special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to the Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) has knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to the master servicer and the special servicer, and the Enforcing Servicer will be required to promptly forward to each other party to the PSA and the related mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”). The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

Within 2 business days after a Resolution Failure occurs with respect to a PSA Party Repurchase Request made by any party other than the special servicer or a Certificateholder Repurchase Request made by any Certificateholder other than the Directing Certificateholder or a Controlling Class Certificateholder, in each case, related to a non-Specially Serviced Loan, the master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the special servicer, indicating the master servicer’s analysis and recommended course of action with respect to such Repurchase Request, along with the servicing file and all information, documents (but excluding the original documents constituting the mortgage file) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer, and reasonably requested by the special servicer to enable it to assume its duties under the PSA to the extent set forth in the PSA for such non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file, the special servicer will become the Enforcing Servicer with respect to such Repurchase Request.

Resolution of a Repurchase Request

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request as described in “—Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder” or “—Repurchase Request Delivered by a Party to the PSA” above, a “Resolution Failure” will be deemed to have occurred. Receipt of the Repurchase Request will be deemed to occur two business days after the Repurchase Request is sent to the related mortgage loan seller. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller made the Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA, or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”)

to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator, who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (the “Proposed Course of Action”). If the master servicer is the Enforcing Servicer, the master servicer may (but will not be obligated to) consult with the special servicer and (for so long as no Consultation Termination Event has occurred) the Directing Certificateholder regarding any Proposed Course of Action. Such notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days of the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for responding Certificateholders to send their responses to the applicable Enforcing Servicer and the certificate administrator. The certificate administrator will within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results to the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the majority of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action for purposes of determining the course of action proposed by the majority of Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party obligated and entitled to determine a course of action, including but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (other than of the VRR Interest) (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely delivers a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party obligated and entitled to determine a course of action including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder, provided that a Consultation Termination Event has not occurred and is continuing), and in accordance with the Servicing Standard. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

If (i) a Repurchase Request is made with respect to any Mortgage Loan based on any particular alleged Material Defect, (ii) a Resolution Failure is deemed to occur with respect to such Repurchase Request, and (iii) if either (A) a mediation or arbitration is undertaken with respect to such Repurchase Request or (B) the Certificateholders and Certificate Owners cease to have a right to refer such Repurchase Request to mediation or arbitration, in either case in accordance with the foregoing discussion under this heading “—Resolution of a Repurchase Request,” then no Certificateholder or Certificate Owner may make any subsequent Repurchase Request with respect to such Mortgage Loan based on the same alleged Material Defect unless there is a material change in the facts and circumstances known to such party.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and commercial real estate finance or commercial mortgage-backed securitization matters or other complex commercial transactions.

The expenses of any mediation will be allocated among the parties to the mediation including, if applicable, between the Enforcing Party and the Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

For the avoidance of doubt, any expenses required to be borne by or allocated to the Enforcing Servicer in mediation or arbitration or related responsibilities under the PSA will be reimbursable as trust fund expenses.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder, provided that a Consultation Termination Event has not occurred and is continuing, and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the trustee or the Enforcing Servicer, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the master servicer or the special servicer to perform its obligations with respect to a Mortgage Loan or the exercise of any rights of a Directing Certificateholder (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu, or bankruptcy or other litigation).

Servicing of the Non-Serviced Mortgage Loans

Each Non-Serviced Mortgage Loan and any related REO Properties are being serviced and administered under the applicable Non-Serviced PSA. Accordingly, as to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or, if it fails to do so, the related Non-Serviced Trustee) will (and, in certain urgent or emergency situations, the related Non-Serviced Special Servicer may) generally make servicing advances, unless it is determined in accordance with the related Non-Serviced PSA that such servicing advance would not be recoverable from related collections. However, no such party will make a P&I advance with respect to a Non-Serviced Mortgage Loan. The related Non-Serviced Master Servicer will generally also remit collections on the related Non-Serviced Mortgage Loan to or on behalf of the issuing entity for this securitization. However, the master servicer for this securitization will generally be obligated to compile reports that include information on a Non-Serviced Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights of the issuing entity as the holder of a Non-Serviced Mortgage Loan under the terms of the related Intercreditor Agreement and make P&I Advances with respect to a Non-Serviced Mortgage Loan, subject to any non-recoverability determination.

Each Non-Serviced PSA and the PSA both address similar servicing matters, including, but not limited to: collection of payments; establishment of accounts to hold such payments; investment of funds in those accounts; maintenance of insurance coverage on the Mortgaged Properties; enforcement of due-on-sale and due-on-encumbrance provisions; property inspections; collection of operating statements; loan assumptions; realization upon and sale of defaulted Mortgage Loans; acquisition, operation, maintenance and disposition of REO Properties; servicing compensation; modifications, waivers, amendments and consents with respect to the serviced Mortgage Loans; servicing reports; servicer liability and indemnification; servicer resignation; servicer termination events; and the ability of certain parties to terminate a particular servicer in connection with a servicer termination event or otherwise. In addition, the securitization transaction governing the servicing of each Non-Serviced Whole Loan is a rated commercial mortgage-backed securitization transaction that is rated by one or more nationally recognized statistical rating organizations. Nonetheless, the servicing arrangements under the Non-Serviced PSAs differ in certain respects from the servicing arrangements under the PSA. For example, the provisions of the Non-Serviced PSAs and the PSA differ with respect to, among other things, time periods and timing matters, terminology, allocation of duties between multiple servicers and other service providers, circumstances under which the consent of the special servicer must be obtained by the master servicer or the consent of a directing holder must be obtained by the master servicer or special servicer, the specifics of particular servicer termination events, notices to and communications with applicable rating agencies and rating confirmation requirements.

In addition, pursuant to the PSA, with respect to each Non-Serviced Mortgage Loan:

●	The master servicer, the special servicer, the certificate administrator and the trustee under the PSA will have no obligation or authority to (a) supervise the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, or any of the trustee, certificate administrator or operating advisor under a Non-Serviced PSA or (b) make Servicing Advances with respect to any Non-Serviced Mortgage Loan. The obligation of the master servicer for this securitization to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to a Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer.

●	The master servicer for this securitization will be required to make P&I Advances with respect to the Non-Serviced Mortgage Loan, unless it or the special servicer has determined that such Advance would not be recoverable from collections on the Non-Serviced Mortgage Loan.

Servicing of the Moffett Place Google and the 111 Livingston Street Mortgage Loans

Each of the Moffett Place Google Mortgage Loan, the Moffett Place Google Pari Passu Companion Loans, the 111 Livingston Street Mortgage Loan, the 111 Livingston Street Companion Loans and any related REO Property are being serviced and administered under the pooling and servicing agreement for the CD 2017-CD3 Mortgage Trust (the “CD 2017-CD3 Pooling and Servicing Agreement”). While the CD 2017-CD3 Pooling and Servicing Agreement and the PSA both address similar servicing matters, the servicing arrangements under the CD 2017-CD3 Pooling and Servicing Agreement differ in certain respects from the servicing arrangements under the PSA. In that regard, in the case of the CD 2017-CD3 Pooling and Servicing Agreement, the following are considerations relating to servicing, including the identification of some (but not all) of the material differences in expected servicing provisions between such Non-Serviced PSA and the PSA:

●	The CD 2017-CD3 Master Servicer will earn a primary servicing fee (which includes any sub-servicing fee) of 0.00250% per annum with respect to each of the Moffett Place Google and the 111 Livingston Street Mortgage Loans.

●	Any principal and interest advance made by the CD 2017-CD3 Master Servicer or the CD 2017-CD3 Trustee in respect of a monthly payment on the Moffett Place Google Pari Passu Companion Loans or the 111 Livingston Street Pari Passu Companion Loans may only be reimbursed out of future payments and collections on the related Moffett Place Google Pari Passu Companion Loans or 111 Livingston Street Pari Passu Companion Loans or, as and to the extent permitted under the CD 2017-CD3 Pooling and Servicing Agreement, on other loans included in the CD 2017-CD3 Mortgage Trust, but not out of payments or other collections on the Mortgage Loans.

●	Pursuant to the CD 2017-CD3 Pooling and Servicing Agreement, the special servicing fee rate with respect to each of the Moffett Place Google and the 111 Livingston Street Mortgage Loans or related REO property will be equal to (a) 0.25% per annum or (b) if such rate in clause (a) would result in a special servicing fee that would be less than $3,500 in any given month, then such higher per annum rate as would result in a special servicing fee equal to $3,500 for such month.

●	Pursuant to the CD 2017-CD3 Pooling and Servicing Agreement, the liquidation fee and workout fee with respect to each of the Moffett Place Google and the 111 Livingston Street Mortgage Loans will be generally similar to the corresponding fee payable under the PSA.

●	The CD 2017-CD3 Master Servicer is obligated to make servicing advances with respect to each of the Moffett Place Google and the 111 Livingston Street Whole Loans in accordance with the servicing standard under the CD 2017-CD3 Pooling and Servicing Agreement. If the CD 2017-CD3 Master Servicer determines that a servicing advance it made with respect to either of the Moffett Place Google and the 111 Livingston Street Whole Loans or the related Mortgaged Properties is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the applicable Whole Loan allocable to the applicable Mortgage Loan and Pari Passu Companion Loans on a pro rata basis, and then from general collections on the mortgage loans in the CD 2017-CD3 Mortgage Trust and the Collection Account, on a pro rata basis.

●	With respect to each of the Moffett Place Google and the 111 Livingston Street Mortgage Loans, prior to the occurrence and continuance of any control termination event under the CD 2017-CD3 Pooling and Servicing Agreement, the CD 2017-CD3 Directing Certificateholder will have the right to terminate the CD 2017-CD3 Special Servicer, with or without cause, and appoint the successor CD 2017-CD3 Special Servicer that meets the requirements of the CD 2017-CD3 Pooling and Servicing Agreement.

●	With respect to each of the Moffett Place Google and the 111 Livingston Street Mortgage Loans, after the occurrence and during the continuance of any control termination event under the CD 2017-CD3 Pooling and Servicing Agreement, at the written direction of holders of principal balance certificates under the CD 2017-CD3 Pooling and Servicing Agreement evidencing not less than 25% of the voting rights of such certificates (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balances of those certificates), the CD 2017-CD3 Certificate Administrator is required to conduct a vote to terminate the CD 2017-CD3 Special Servicer. At the written direction of certificateholders representing at least 66 ⅔% of the applicable certificateholder quorum required for this vote or certificateholders of non-reduced certificates representing more than 50% of the voting rights of each class of non-reduced certificates, the CD 2017-CD3 Trustee will be required to terminate the CD 2017-CD3 Special Servicer and appoint a successor CD 2017-CD3 Special Servicer.

●	With respect to each of the Moffett Place Google and the 111 Livingston Street Mortgage Loans, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the PSA; provided, that inspections are required to begin at the related Mortgaged Property in 2017.

●	The CD 2017-CD3 Master Servicer and CD 2017-CD3 Special Servicer (a) have substantially similar rights related to resignation and (b) are subject to servicer termination events substantially similar to those in the PSA.

●	The rating agencies rating the securities issued under the CD 2017-CD3 Pooling and Servicing Agreement vary from the rating agencies rating the certificates, which may cause servicing arrangements (including, but not limited to, servicer termination events and eligibility requirements for service providers) to be different under the CD 2017-CD3 Pooling and Servicing Agreement than under the PSA.

●	The specific types of actions constituting major decisions under the CD 2017-CD3 Pooling and Servicing Agreement differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore, the specific types of servicer actions with respect to which the CD 2017-CD3 Directing Certificateholder is permitted to consent correspondingly differ.

●	The actions that the CD 2017-CD3 Master Servicer is permitted to take without obtaining the consent of the CD 2017-CD3 Special Servicer under the CD 2017-CD3 Pooling and Servicing Agreement differ from the actions that the master servicer is permitted to take without obtaining the consent of the special servicer under the PSA.

●	The liability of the parties to the CD 2017-CD3 Pooling and Servicing Agreement is limited in a manner similar, but not necessarily identical, to the liability of the parties to the PSA.

●	Collections on each of the Moffett Place Google and the 111 Livingston Street Whole Loans are maintained under the CD 2017-CD3 Pooling and Servicing Agreement in a manner similar, but not necessarily identical, to how collections on the Serviced Whole Loan is maintained under the PSA, provided that rating requirements for accounts and permitted investments may vary under those two pooling and servicing agreements.

●	The CD 2017-CD3 Pooling and Servicing Agreement is expected to differ from the PSA in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Moffett Place Google Whole Loan” and “—111 Livingston Street Whole Loan” in this prospectus.

Servicing of the Hilton Hawaiian Village Mortgage Loan

The Hilton Hawaiian Village Whole Loan, which includes the Hilton Hawaiian Village Mortgage Loan and any related REO Property, are being serviced and administered under the trust and servicing agreement for the Hilton USA Trust 2016-HHV (the “Hilton USA Trust 2016-HHV Trust and Servicing Agreement”). Accordingly, the Hilton USA Trust 2016-HHV Master Servicer (or, if it fails to do so, the trustee under the Hilton USA Trust 2016-HHV Trust and Servicing Agreement) will generally make property protection advances, unless it is determined in accordance with the Hilton USA Trust 2016-HHV Trust and Servicing Agreement that such property protection advance would not be recoverable from related collections. However, no such party will make a P&I Advance with respect to the Hilton Hawaiian Village Mortgage Loan. The Hilton USA Trust 2016-HHV Master Servicer will generally also remit collections on the Hilton Hawaiian Village Mortgage Loan to or on behalf of the trust for this securitization. However, the master servicer for this securitization will generally be obligated to compile reports that include information on the Hilton Hawaiian Village Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights of the trust as the holder for this securitization of the Hilton Hawaiian Village Mortgage Loan under the terms of the related co-lender agreement and make P&I Advances with respect to the Hilton Hawaiian Village Mortgage Loan, subject to any non-recoverability determination. The Hilton USA Trust 2016-HHV Trust and Servicing Agreement and the PSA both address similar servicing matters, including, but not limited to: collection of payments; establishment of accounts to hold such payments; investment of funds in those accounts; maintenance of insurance coverage on the mortgaged properties; enforcement of due-on-sale and due-on-encumbrance provisions; property inspections; collection of operating statements; loan assumptions; realization upon and sale of defaulted mortgage loans; acquisition, operation, maintenance and disposition of REO properties; servicing compensation; modifications, waivers, amendments and consents with respect to the serviced mortgage loans; servicing reports; servicer liability and indemnification; servicer resignation, servicer termination events; and the ability of certain parties to terminate a particular servicer in connection with a servicer termination event or otherwise. Nonetheless, the servicing arrangements under the Hilton USA Trust 2016-HHV Trust and Servicing Agreement are expected to differ in certain respects from the servicing arrangements under the PSA. For example, the provisions of the Hilton USA Trust 2016-HHV Trust and Servicing Agreement and the PSA differ with respect to, among other things, time periods and timing matters, terminology, allocation of duties between multiple servicers and other service providers, the specifics of particular servicer termination events, notices to and communications with applicable rating agencies and rating confirmation requirements. Below are certain matters regarding the servicing of the Hilton Hawaiian Village Mortgage Loan for your consideration:

●	The master servicer, the special servicer, the certificate administrator and the trustee under the PSA will have no obligation or authority to (a) supervise the actions of the Hilton USA Trust 2016-HHV Master Servicer, the Hilton USA Trust 2016-HHV Special Servicer or the trustee or the certificate administrator under the Hilton USA Trust 2016-HHV Trust and Servicing Agreement or (b) make Servicing Advances with respect to the Hilton Hawaiian Village Mortgage Loan. The obligation of the master servicer for this securitization to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to the Hilton Hawaiian Village Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the Hilton USA Trust 2016-HHV Master Servicer or the Hilton USA Trust 2016-HHV Special Servicer.

●	The Hilton USA Trust 2016-HHV Master Servicer will earn a servicing fee with respect to the Hilton Hawaiian Village Mortgage Loan at a rate equal to 0.00125% per annum.

●	Pursuant to the Hilton USA Trust 2016-HHV Trust and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the Hilton Hawaiian Village Mortgage Loan will be generally similar to the corresponding fee payable under the PSA, except that the liquidation fee and the workout fee payable under the Hilton USA Trust 2016-HHV Trust and Servicing Agreement each has a fixed fee rate of 0.50% and neither is subject to a $1,000,000 aggregate cap.

●	The Hilton USA Trust 2016-HHV Trust and Servicing Agreement and the PSA may vary as regards to the extent to which late payment charges, default interest, modification fees, assumption fees, consent fees, defeasance fees and other ancillary fees are allocated to (i) cover or offset expenses, (ii) pay master servicing compensation and (iii) pay special servicing compensation, and such items will not be passed through to the trust for this securitization transaction.

●	Property protection advances with respect to the Hilton Hawaiian Village Whole Loan are reimbursable out of related collections, together with interest thereon at a prime rate. If the Hilton USA Trust 2016-HHV Master Servicer determines that a property protection advance it made with respect to the Hilton Hawaiian Village Whole Loan or the related Mortgaged Property is nonrecoverable, such property protection advance will be reimbursed in full from any collections on the Hilton Hawaiian Village Whole Loan before any allocation or distribution is made in respect of the principal and interest payments on the Hilton Hawaiian Village Whole Loan. In the event that collections received after the final liquidation of the Hilton Hawaiian Village Whole Loan or the related Mortgaged Property are not sufficient to reimburse such property protection advances in full or pay other fees and trust fund expenses in full, the issuing entity will be required to pay its pro rata share of such fees and expenses as described above.

●	In the event that the Hilton USA Trust 2016-HHV Master Servicer determines that the monthly debt service advances on the Hilton Hawaiian Village Companion Loans are nonrecoverable, and the master servicer also determines that any P&I Advances on the Hilton Hawaiian Village Mortgage Loan are nonrecoverable, such advances will be reimbursed first in the following order before any amounts are allocated or distributed in respect of the interest or principal payment on the Hilton Hawaiian Village Mortgage Loan or the Hilton Hawaiian Village Pari Passu Companion Loans: first such advances on the Hilton Hawaiian Village Mortgage Loan and the Hilton Hawaiian Village Pari Passu Companion Loans will be reimbursed on a pro rata and pari passu basis, and then such advances on the Hilton Hawaiian Village Subordinate Companion Loan will be reimbursed.

●	The Hilton USA Trust 2016-HHV Master Servicer is generally responsible for servicing and administration of the Hilton Hawaiian Village Mortgage Loan prior to the occurrence of, and after the correction of, any special servicing loan event with respect to the Hilton Hawaiian Village Mortgage Loan, and the Hilton USA Trust 2016-HHV Special Servicer is generally responsible for servicing and administration of the Hilton Hawaiian Village Mortgage Loan while a special servicing loan event exists with respect thereto or if the related Mortgaged Property becomes an REO Property. However, the consent (or deemed consent) of the Hilton USA Trust 2016-HHV Special Servicer (subject to the rights of the Hilton USA Trust 2016-HHV Directing Certificateholder) is generally required for all major decisions with respect to the Hilton Hawaiian Village Whole Loan even if no special servicing loan event exists with respect thereto. The major decisions and special servicing loan events under the Hilton USA Trust 2016-HHV Trust and Servicing Agreement vary, in some respects, from Major Decisions and servicing transfer events under the PSA.

●	The trustee under the Hilton USA Trust 2016-HHV Trust and Servicing Agreement will be the mortgagee of record with respect to the Hilton Hawaiian Village Whole Loan.

●	The custodian under the Hilton USA Trust 2016-HHV Trust and Servicing Agreement will generally be responsible for holding the loan documents with respect to the Hilton Hawaiian Village Whole Loan (other than the original promissory note for the Hilton Hawaiian Village Mortgage Loan and any allonges thereto). However, from time to time to the extent necessary for the servicing and administration of the Hilton Hawaiian Village Whole Loan, related loan documents will be released to the Hilton USA Trust 2016-HHV Master Servicer or the Hilton USA Trust 2016-HHV Special Servicer.

●	If the Hilton Hawaiian Village Whole Loan is subject to special servicing (subject to, if and when applicable, the consent/consultation rights of the Hilton USA Trust 2016-HHV Directing Certificateholder), then the Hilton USA Trust 2016-HHV Special Servicer may agree to modify, waive or amend any term of such Whole Loan if such modification, waiver or amendment (i) is consistent with the related servicing standard and (ii) would not (A) cause any REMIC created under the Hilton USA Trust 2016-HHV Trust and Servicing Agreement to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any such REMIC. However, the Hilton USA Trust 2016-HHV Special Servicer may not extend the maturity date of the Hilton Hawaiian Village Whole Loan beyond the date that is the earlier of (a) 5 years prior to the latest rated final distribution date and (b) 20 years, or, to the extent consistent with accepted servicing practices, 10 years, prior to the current term of the related ground lease plus any options to extend the ground lease exercisable unilaterally by the related borrower.

●	The Hilton USA Trust 2016-HHV Master Servicer and the Hilton USA Trust 2016-HHV Special Servicer are each permitted to resign from their respective obligations and duties imposed on them pursuant to the Hilton USA Trust 2016-HHV Trust and Servicing Agreement upon a determination that such duties are no longer permissible under applicable law or to the extent the Hilton USA Trust 2016-HHV Special Servicer becomes a borrower affiliate.

●	Each of the Hilton USA Trust 2016-HHV Master Servicer and the Hilton USA Trust 2016-HHV Special Servicer will be liable in accordance with the Hilton USA Trust 2016-HHV Trust and Servicing Agreement only to the extent of their obligations specifically imposed by that agreement. Accordingly, in general, each of the Hilton USA Trust 2016-HHV Master Servicer and the Hilton USA Trust 2016-HHV Special Servicer will not be liable for any action taken, or for refraining from the taking of any action in good faith pursuant to the Hilton USA Trust 2016-HHV Trust and Servicing Agreement or for errors in judgment; provided that neither such party will be protected against any breach or representations or warranties made by it in the Hilton USA Trust 2016-HHV Trust and Servicing Agreement or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the Hilton USA Trust 2016-HHV Trust and Servicing Agreement.

The Hilton USA Trust 2016-HHV Trust and Servicing Agreement provides that each of the Hilton USA Trust 2016-HHV Master Servicer and the Hilton USA Trust 2016-HHV Special Servicer (and, in each case, certain related persons) will be entitled to indemnification for all losses, liabilities and expenses (including reasonable legal fees and expenses) incurred in connection with any legal action or other claims, losses, penalties, fines, foreclosures, judgments or liabilities relating to the Hilton USA Trust 2016-HHV Trust and Servicing Agreement, the Hilton Hawaiian Village Whole Loan, the Hilton Hawaiian Village Intercreditor Agreement, the related Mortgaged Property or certificates issued under the Hilton USA Trust 2016-HHV Trust and Servicing Agreement (other than any loss, liability or expense incurred by such party by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the Hilton USA Trust 2016-HHV Trust and Servicing Agreement). The Hilton Hawaiian Village Intercreditor Agreement requires that the PSA provide that any related master servicer, special servicer, certificate administrator, trustee or depositor under the Hilton USA Trust 2016-HHV Trust and Servicing Agreement and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund for this securitization transaction and held harmless against such trust fund’s pro rata share of any loss, liability, claim, cost or expense incurred in connection with the servicing and administration of the Hilton Hawaiian Village Whole Loan or the related Mortgaged Property.

Servicing of the Key Center Cleveland and Hamilton Crossing Mortgage Loans

Each of the Key Center Cleveland Mortgage Loan and the Hamilton Crossing Mortgage Loan will, as of the Closing Date, be serviced under the CGCMT 2017-P7 Pooling and Servicing Agreement. The CGCMT 2017-P7 Pooling and Servicing Agreement provides generally to the following effect:

●	Although payments and other collections on the Key Center Cleveland Mortgage Loan and the Hamilton Crossing Mortgage Loan may initially be deposited into a clearing account and commingled with the CGCMT 2017-P7 Servicer’s own funds or funds related to other mortgage loans serviced by the CGCMT 2017-P7 Servicer, the CGCMT 2017-P7 Pooling and Servicing Agreement will provide for a separate account or sub-account in which payments and other collections on each of the Key Center Cleveland Whole Loan and the Hamilton Crossing Whole Loan are to be deposited and maintained by the CGCMT 2017-P7 Servicer pending remittance to the CGCMT 2017-P7 Certificate Administrator, the issuing entity as holder of the applicable Mortgage Loan and, if applicable, any other related Companion Loan Holder(s). Similarly, the CGCMT 2017-P7 Special Servicer is to establish and maintain a separate account or sub-account with respect to any REO Property acquired with respect to the Key Center Cleveland Whole Loan or the Hamilton Crossing Whole Loan.

●	The CGCMT 2017-P7 Servicer will earn a primary servicing fee with respect to the Key Center Cleveland Mortgage Loan calculated at 0.0100% per annum and with respect to the Hamilton Crossing Mortgage Loan calculated at 0.0025% per annum.

●	The liquidation fee, the special servicing fee and the workout fee with respect to each of the Key Center Cleveland Mortgage Loan and the Hamilton Crossing Mortgage Loan will be calculated in a manner substantially similar (although not identical) to the manner in which the corresponding fees are calculated under the PSA and, in any event, are generally payable in the amounts described under “—Servicing and Other Compensation and Payment of Expenses”.

●	No party to the CGCMT 2017-P7 Pooling and Servicing Agreement will be obligated to make P&I Advances with respect to the Key Center Cleveland Mortgage Loan or the Hamilton Crossing Mortgage Loan.

●	The CGCMT 2017-P7 Servicer will be obligated to make property protection advances with respect to each of the Key Center Cleveland Whole Loan and the Hamilton Crossing Whole Loan. The CGCMT 2017-P7 Servicer will be entitled to be reimbursed for any such property protection advances with respect to either such Whole Loan (with interest thereon at a prime rate), first, from collections on, and proceeds of, the related Mortgage Loan and the related Pari Passu Companion Loan(s), on a pro rata basis (based on each such loan’s outstanding principal balance), and then if the CGCMT 2017-P7 Servicer determines that a property protection advance it made with respect to the subject Whole Loan or the related Mortgaged Property is nonrecoverable from such collections and proceeds, from general collections on all the Mortgage Loans, from general collections on the mortgage loans included in the trust fund created under the CGCMT 2017-P7 Pooling and Agreement and, if applicable, from general collections on the mortgage loans included in any other securitization of a related Pari Passu Companion Loan, on a pro rata basis (based on the respective outstanding principal balances of the Key Center Cleveland Mortgage Loan and the Hamilton Crossing Mortgage Loan and the related Pari Passu Companion Loan(s)).

●	The CGCMT 2017-P7 Pooling and Servicing Agreement may vary from the PSA as regards the extent to which late payment charges, default interest, modification fees, assumption fees, consent fees, defeasance fees and other ancillary fees are allocated to (i) cover or offset compensation, (ii) pay master servicing compensation and (iii) pay special servicing compensation, and in any event such items will not be passed through to the issuing entity. The extent to which any such items collected on the Key Center Cleveland Whole Loan or the Hamilton Crossing Whole Loan will, in turn, be applied to cover or offset expenses may be materially less under the CGCMT 2017-P7 Pooling and Servicing Agreement than would have been the case under the PSA.

●	With respect to each of the Key Center Cleveland Whole Loan and the Hamilton Crossing Whole Loan, provided that the equivalent of a Control Termination Event does not exist under the CGCMT 2017-P7 Pooling and Servicing Agreement, the CGCMT 2017-P7 Controlling Class Representative will generally have the right to terminate the CGCMT 2017-P7 Special Servicer, with or without cause, and appoint a successor thereto that meets the requirements of the CGCMT 2017-P7 Pooling & Servicing Agreement.

●	With respect to each of the Key Center Cleveland Whole Loan and the Hamilton Crossing Whole Loan, after the occurrence and during the continuance of the equivalent of a Control Termination Event under the CGCMT 2017-P7 Pooling and Servicing Agreement or at any time based on the recommendation of the CGCMT 2017-P7 Operating Advisor, at the written direction of CGCMT 2017-P7 certificateholders of the applicable classes and evidencing the requisite percentage of voting rights, the CGCMT 2017-P7 Special Servicer may be replaced. The CGCMT 2017-P7 Operating Advisor may at any time recommend replacement of the CGCMT 2017-P7 Special Servicer if the CGCMT 2017-P7 Operating Advisor determines, in its sole discretion exercised in good faith, that the CGCMT 2017-P7 Special Servicer has failed to comply with the servicing standard under the CGCMT 2017-P7 Pooling and Servicing Agreement, and that replacement of the CGCMT 2017-P7 Special Servicer would be in the best interests of the CGCMT 2017-P7 Certificateholders (as a collective whole).

●	If the Key Center Cleveland Whole Loan or the Hamilton Crossing Whole Loan becomes a defaulted loan, then (subject to, in each case if and when applicable, the consent and/or consultation rights of the CGCMT 2017-P7 Controlling Class Representative, the CGCMT 2017-P7 Operating Advisor, the holder of the related Mortgage Loan and/or the holder of any related Companion Loan not included in the trust fund created under the CGCMT 2017-P7 Pooling and Servicing Agreement) the CGCMT 2017-P7 Special Servicer will be required to take one of the following actions in response: (i) foreclose upon or otherwise comparably convert ownership of the related Mortgaged Property; (ii) negotiate a workout with the related borrower, which may include a modification, waiver or amendment of such Whole Loan that affects the timing and/or amount of payments on such Whole Loan; or (iii) sell the related Mortgage Loan and the related Pari Passu Companion Loan(s) as notes evidencing one whole loan in accordance with the terms of the CGCMT 2017-P7 Pooling and Servicing Agreement and the related Intercreditor Agreement.

●	With respect to each of the Key Center Cleveland Whole Loan and the Hamilton Crossing Whole Loan, the CGCMT 2017-P7 Controlling Class Representative will generally have the right under the CGCMT 2017-P7 Pooling and Servicing Agreement to approve (so long as the equivalent of a Control Termination Event does not exist under the CGCMT 2017-P7 Pooling and Agreement) or consult regarding (if the equivalent of a Control Termination Event does exist, but the equivalent of a Consultation Termination Event does not exist, under the CGCMT 2017-P7 Pooling and Servicing Agreement) regarding the implementation of any asset status report and the taking of certain material servicing decisions (which are likely to vary to some extent from Major Decisions under the PSA).

●	The actions that the CGCMT 2017-P7 Servicer is permitted to take with respect to the Key Center Cleveland Whole Loan or the Hamilton Crossing Whole Loan without obtaining the consent of the CGCMT 2017-P7 Special Servicer under the CGCMT 2017-P7 Pooling and Servicing Agreement will likely differ to some extent from the actions that the master servicer is permitted to take with respect to Serviced Mortgage Loans without obtaining the consent of the special servicer under the PSA.

●	The Mortgaged Property securing the Key Center Cleveland Whole Loan and the Mortgaged Property securing the Hamilton Crossing Whole Loan will each be subject to inspection at least once per calendar year in a manner substantially similar to that under the PSA.

●	The requirement of the CGCMT 2017-P7 Servicer to make compensating interest payments in respect of each of the Key Center Cleveland Mortgage Loan and the Hamilton Crossing Mortgage Loan will be substantially similar to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Pari Passu Companion Loans under the PSA (but will not include income earned on any principal prepayment).

●	With respect to each of the Key Center Cleveland Mortgage Loan and the Hamilton Crossing Mortgage Loan, each of the CGCMT 2017-P7 Servicer and the CGCMT 2017-P7 Special Servicer (a) will have rights related to resignation substantially similar to those of the master servicer and the special servicer under the PSA and (b) will be subject to servicer termination events substantially similar to those in the PSA, as well as the rights related thereto.

●	With respect to each of the Key Center Cleveland Mortgage Loan and the Hamilton Crossing Mortgage Loan, each of the CGCMT 2017-P7 Servicer and the CGCMT 2017-P7 Special Servicer will be liable in accordance with the CGCMT 2017-P7 Pooling and Servicing Agreement only to the extent of its obligations specifically imposed by that agreement. Accordingly, with respect to each of the Key Center Cleveland Mortgage Loan and the Hamilton Crossing Mortgage Loan, each of the CGCMT 2017-P7 Servicer and the CGCMT 2017-P7 Special Servicer will, in general, not be liable for any action taken or for refraining from the taking of any action in good faith pursuant to the CGCMT 2017-P7 Pooling and Servicing Agreement or for errors in judgment; provided that neither such party will be protected against any breach or representations or warranties made by it in the CGCMT 2017-P7 Pooling and Servicing Agreement or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the CGCMT 2017-P7 Pooling and Servicing Agreement.

The trust fund created under the CGCMT 2017-P7 Pooling and Servicing Agreement, together with the CGCMT 2017-P7 Servicer, the CGCMT 2017-P7 Special Servicer and various other parties to the CGCMT 2017-P7 Pooling and Servicing Agreement and certain related persons and entities, will be entitled to be indemnified by the issuing entity for the issuing entity’s pro rata share of certain costs, expenses, losses and liabilities incurred by such party in connection with each of the Key Center Cleveland Whole Loan and the Hamilton Crossing Whole Loan, all in accordance with the terms and conditions of the related Intercreditor Agreement.

For further information, see the discussion of each of the Key Center Cleveland Whole Loan and the Hamilton Crossing Whole Loan under “Description of the Mortgage Pool—The Whole Loans”.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may also be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i)(A) the applicable replacement master servicer or special servicer has been appointed as a master servicer or special servicer, as applicable, on a transaction-level basis on the closing date of a commercial mortgage loan securitization and, as of the date of such determination, is the master servicer or special servicer, as applicable, of such securitization, with respect to which Moody’s rated one or more classes of certificates and one or more classes of such certificates are still outstanding and rated by Moody’s and (B) Moody’s has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities rated by Moody’s in a CMBS transaction serviced by the applicable master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency, (iii) the replacement master servicer or special servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as applicable, if S&P is the non-responding Rating Agency or (iv) DBRS has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the applicable master servicer or special servicer prior to the time of determination, if DBRS is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean each of Moody’s Investors Service, Inc. (“Moody’s”), S&P Global Ratings, a Standard & Poor’s Financial Services LLC business (“S&P”), Fitch Ratings, Inc. (“Fitch”) and DBRS, Inc. (“DBRS”).

Any Rating Agency Confirmation requests made by the master servicer, special servicer, certificate administrator, or trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA, and thereafter may be delivered by the applicable party to the Rating Agencies in accordance with the delivery instructions set forth in the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any securities related to a Companion Loan, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency. With respect to any matter affecting any Serviced Pari Passu Companion Loan, any Rating Agency Confirmation will also refer to a comparable confirmation from the nationally recognized statistical rating organizations then rating the securities representing an interest in such Serviced Pari Passu Companion Loan and such rating organizations’ respective ratings of such securities.

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (only if an advance was made by the trustee in the applicable calendar year) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (only if an advance was made by the trustee in the applicable calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to any Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless the holders of certificates of any class evidencing not less than 25% of the aggregate percentage interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other of such certificates, or to obtain or seek to obtain priority over or preference to any other such Certificateholder, which priority or preference is not otherwise provided for in the PSA, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding Certificates (other than the Class S and Class R certificates) and the payment or deemed payment by such exchanging party of the Termination Purchase Amount for the Mortgage Loans and REO Properties remaining in the issuing entity, as described below or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, or the master servicer, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

Any holder of certificates owning a majority of the percentage interest of the then Controlling Class, and, if such holder does not exercise its option, the special servicer and, if the special servicer does not exercise its option, the master servicer, will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the issuing entity, and thereby effect termination of the issuing entity and early retirement of the then-outstanding certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the issuing entity is less than 1.0% of the aggregate principal balance of all of the Mortgage Loans as of the Cut-off Date. Any such party may be an affiliate of the sponsor, depositor, issuing entity or other related party at the time it exercises such right. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the sum of, without duplication, (A) 100% of the outstanding principal balance of each Mortgage Loan included in the issuing entity as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the issuing entity as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest); and (D) unreimbursed Advances (with interest thereon), unpaid Servicing Fees and other servicing compensation, Certificate Administrator/Trustee Fees, CREFC® License Fees, Operating Advisor Fees, and unpaid expenses of and indemnity amounts owed by the issuing entity. The issuing entity may also be terminated in connection with an exchange by the Sole Certificateholder of all the then-outstanding certificates (excluding the Class R certificates) (provided that the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D certificates are no longer outstanding) if the Sole Certificateholder compensates the certificate administrator for the amount of investment income the certificate administrator would have earned if the outstanding Certificate Balance of the then-outstanding certificates (other than the Class X Certificates, Class S certificates and Class R certificates) were on deposit with the certificate administrator as of the first day of the current calendar month and the Sole Certificateholder pays to the master servicer an amount equal to (i) the product of (a) the prime rate, (b) the aggregate Certificate Balance of the then-outstanding certificates (other than the Class X Certificates, Class S certificates and Class R certificates) as of the date of the exchange and (c) three, divided by (ii) 360, for the Mortgage Loans and any REO Properties remaining in the issuing entity; provided, further, that if the Sole Certificateholder has taken only an assignment of the Voting Rights of the Class X Certificates, the holders of the Class X Certificates will be entitled to receive a cash payment in consideration for an exchange of their certificates. Following such termination, no further amount will be payable on the certificates, regardless of whether any recoveries are received on the REO Properties. Notice of any such termination is required to be given promptly by the certificate administrator by mail to the Certificateholders with a copy to the master servicer, the special servicer, the operating advisor, the mortgage loan sellers, the trustee and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Notice to the Certificateholders will be given at their addresses shown in the certificate registrar not more than 30 days, and not less than ten days, prior to the anticipated termination date. With respect to any book-entry certificates, such notice will be mailed to DTC and beneficial owners of certificates will be notified to the extent provided in the procedures of DTC and its participants.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)   to correct any defect or ambiguity in the PSA or in order to address any manifest error in any provision of the PSA;

(b)   to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in this prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)   to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the Master Servicer Remittance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)   to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of either Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, or either Trust REMIC or the Grantor Trust that would be a claim against the issuing entity, or either Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any holder of the certificates or holder of a Companion Loan;

(e)   to modify, eliminate or add to any of its provisions restricting the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, cause the issuing entity, any Trust REMIC or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a person that is a “disqualified organization” or a Non-U.S. Person;

(f)    to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)   to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies; provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel, or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(h)   to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of either Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Pari Passu Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(i)    to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)    to modify, eliminate or add to any provisions of the PSA to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv); or

(k)   to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate percentage interests constituting such class, and each holder of a Serviced Companion Loan affected by such amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates or the holders of Serviced Companion Loans, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or a Serviced Whole Loan that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA without the consent of the applicable mortgage loan seller, or (5) amend the Servicing Standard without, in each case, the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by any Intercreditor Agreement without the consent of the holder(s) of the related Non-Serviced Companion Loan(s).

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause either Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to: (i) be a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, (ii) be authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, (iii) have a combined capital and surplus of at least $50,000,000, (iv) be subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or the special servicer (except during any period when the trustee has assumed the duties of the master servicer or the special servicer, as the case may be), (v) be an entity that is not on the depositor’s “prohibited party” list, (vi) be an institution insured by the Federal Deposit Insurance Corporation, and (vii) have a rating on its long-term senior unsecured debt of at least “A2” by Moody’s, “BBB+” by S&P, “A” by Fitch and “A” by DBRS; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it has a rating on its long-term unsecured debt of at least “Baa2” by Moody’s, “A-” by Fitch and “A(low)” by DBRS, (b) it has a rating on its short-term debt obligations of at least “P-2” by Moody’s, “A-2” by S&P, “F1” by Fitch and “R-1(low)” by DBRS, and (c) the master servicer has a rating on its long-term senior unsecured debt of at least “A2” by Moody’s, “A+” by Fitch and “A” by DBRS; provided, further, that if any such institution is not rated by DBRS, such institution maintains an equivalent (or higher) rating by any two other NRSROs or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator which, prior to the occurrence and continuance of a Control Termination Event, is acceptable to the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 30 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of five (5) days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 30 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may appoint or petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable.

In addition, holders of the certificates entitled to at least 50% of the Voting Rights may, with cause (at any time) or without cause (at any time with 30 days’ prior written notice), remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 50% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

California

Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and in accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a sale pursuant to a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

New York

Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt,

depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hospitality property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the federal bankruptcy code. Although the reasoning and result of Durrett in respect of the federal bankruptcy code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal bankruptcy code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the federal bankruptcy code.

Under the federal bankruptcy code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the federal bankruptcy code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the federal bankruptcy code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the federal bankruptcy code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the federal bankruptcy code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the federal bankruptcy code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition securities interest.

Under the federal bankruptcy code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The federal bankruptcy code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the federal bankruptcy code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the federal bankruptcy code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the federal bankruptcy code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The federal bankruptcy code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the federal bankruptcy code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the federal bankruptcy code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the federal bankruptcy code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The federal bankruptcy code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the federal bankruptcy code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The federal bankruptcy code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the federal bankruptcy code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the federal bankruptcy code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The federal bankruptcy code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the federal bankruptcy code. Under the federal bankruptcy code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the federal bankruptcy code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the federal bankruptcy code or if certain other defenses in the federal bankruptcy code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the federal bankruptcy code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the federal bankruptcy code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the federal bankruptcy code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the federal bankruptcy code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator, “ however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty.

Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

GACC and its affiliates are playing several roles in this transaction. Deutsche Bank Securities Inc., an underwriter, is an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the depositor, GACC, a sponsor, a mortgage loan seller and an originator, and DBNY, an originator, an initial Risk Retention Consultation Party and a holder of a portion of the VRR Interest. CREFI, CGMRC and their affiliates are playing several roles in this transaction. Citigroup Global Markets Inc., an underwriter, is an affiliate of CREFI, a sponsor, a mortgage loan seller, an originator and an initial Risk Retention Consultation Party, and of CGMRC, a mortgage loan seller, a sponsor, an originator and a holder of a portion of the VRR Interest.

DBNY or an affiliate currently holds one or more of the Moffett Place Google Companion Loans.

CGMRC currently holds a $52,000,000 senior mezzanine “A” loan secured by the equity interests in the borrower under the 95 Morton Street Mortgage Loan.

Pursuant to certain interim servicing agreements between GACC and/or certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 14 of the Mortgage Loans to be contributed to this securitization by GACC, representing approximately 27.2% of the Initial Pool Balance.

Pursuant to certain interim servicing agreements between GACC and/or certain of its affiliates, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 11 of the Mortgage Loans to be contributed to this securitization by GACC, representing approximately 25.7% of the Initial Pool Balance.

Wells Fargo Bank, National Association is the interim custodian of the loan documents with respect to 1 Mortgage Loan to be contributed to this securitization by GACC, representing approximately 2.7% of the Initial Pool Balance.

Pursuant to certain interim servicing agreements between CREFI and/or certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 13 of the Mortgage Loans to be contributed to this securitization by CREFI, representing approximately 28.1% of the Initial Pool Balance.

Wells Fargo Bank, National Association is the interim custodian of the loan documents with respect to 16 Mortgage Loans to be contributed to this securitization by CREFI, representing approximately 32.5% of the Initial Pool Balance.

Pursuant to certain interim servicing agreements between CGMRC and/or certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts (or previously acted) as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 2 of the Mortgage Loans to be contributed to this securitization by CGMRC, representing approximately 3.0% of the Initial Pool Balance.

Wells Fargo Bank, National Association is (or previously acted as) the interim custodian of the loan documents with respect to 2 Mortgage Loans to be contributed to this securitization by CGMRC, representing approximately 3.0% of the Initial Pool Balance.

Midland Loan Services, a Division of PNC Bank, National Association, the master servicer, is the master servicer and special servicer under the CD 2017-CD3 Pooling and Servicing Agreement, pursuant to which the Moffett Place Google and 111 Livingston Street Whole Loans are serviced.

It is expected that RREF III Debt AIV, LP or another affiliate of the special servicer will be the initial directing certificateholder. Rialto Capital Advisors, LLC, the expected special servicer for this transaction, is an affiliate of (a) the entity or entities that are anticipated to purchase the Class E, Class F, Class G, Class X-E, Class X-F, Class X-G and Class S certificates and may purchase other additional classes of certificates and (b) RREF III Debt AIV, LP or its affiliate, which is expected to be appointed as the initial directing certificateholder with respect to each serviced mortgage loan (other than any conflicted loan) and any related serviced companion loan. Rialto Capital Advisors, LLC is expected to act as the special servicer and it or an affiliate assisted RREF III Debt AIV, LP and/or one or more of its affiliates with its due diligence of the Mortgage Loans prior to the Closing Date. In addition, Rialto Capital Advisors, LLC is the special servicer and an affiliate of the entity that is the initial controlling class certificateholder and the entity that is the initial directing certificateholder under the pooling and servicing agreement governing the CGCMT 2017-P7 transaction, which governs the servicing and administration of the Key Center Cleveland whole loan and the Hamilton Crossing whole loan.

Wells Fargo Bank, National Association, the certificate administrator, trustee, custodian, 17g-5 information provider and certificate registrar, is (i) the certificate administrator, trustee, custodian, 17g-5 information provider and certificate registrar under the CD 2017-CD3 Pooling and Servicing Agreement, pursuant to which the Moffett Place Google and 111 Livingston Street Whole Loans are serviced, (ii) the servicer, certificate administrator, custodian, 17g-5 information provider and certificate registrar under the Hilton USA Trust 2016-HHV Trust and Servicing Agreement, pursuant to which the Hilton Hawaiian Village Whole Loan is serviced, and (iii) the master servicer under the CGCMT 2017-P7 Pooling and Servicing Agreement, pursuant to which the Key Center Cleveland and Hamilton Crossing Whole Loans are serviced.

Park Bridge Lender Services LLC, the operating advisor and asset representations reviewer, is or is expected to be (i) the operating advisor and asset representations reviewer under the CD 2017-CD3 Pooling and Servicing Agreement, pursuant to which the Moffett Place Google and 111 Livingston Street Whole Loans are serviced and (ii) the operating advisor and asset representations reviewer under the CGCMT 2017-P7 Pooling and Servicing Agreement, pursuant to which the Key Center Cleveland and Hamilton Crossing Whole Loans are serviced.

Deutsche Bank Trust Company Americas, an affiliate of the depositor, GACC, DBNY and Deutsche Bank Securities Inc., is the trustee and custodian under the CGCMT 2017-P7 Pooling and Servicing Agreement, pursuant to which the Key Center Cleveland and the Hamilton Crossing Whole Loans are serviced.

J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of JPMorgan Chase Bank, National Association, one of the co-originators of the Hilton Hawaiian Village Whole Loan.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Operating Advisor”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Loan Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which yield maintenance charges and prepayment premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay yield maintenance charges or prepayment premiums in connection with principal payments, the dates on which balloon payments are due, incentives for the borrower under the ARD Loan to repay the ARD Loan by the Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of companion loan or a mezzanine loan, if any. See “Description of the Mortgage Pool—The Whole Loans”. To the extent a Mortgage Loan requires payment of a yield maintenance charge or prepayment premium in connection with a voluntary prepayment, any such yield maintenance charge or prepayment premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although a borrower under any ARD Loan may have certain incentives to prepay the ARD Loan on its Anticipated Repayment Date, we cannot assure you that such borrower will be able to prepay its ARD Loan on its Anticipated Repayment Date. The failure of the borrower to prepay the ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan; provided that the master servicer or the special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments of the Mortgage Loans allocated to the Principal Balance Certificates will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the Mortgage Loans allocated to the Principal Balance Certificates than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X Certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution (based on the allocation of amounts among the Principal Balance Certificates, on the one hand, and the VRR Interest, on the other hand) to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balance of a class of Principal Balance Certificates indicated in the following table as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates. Realized Losses will be allocated to the respective Classes of the Principal Balance Certificates in reverse distribution priority and as more particularly described in “Description of the Certificates—Subordination; Allocation of Realized Losses”.

Interest-Only Class of Certificates	Notional Amount	Underlying Class
Class X-A	$ 669,372,000	Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M
Class X-B	$ 75,919,000	Class B and Class C
Class X-D	$ 44,910,000	Class D
Class X-E	$ 21,386,000	Class E
Class X-F	$ 8,554,000	Class F
Class X-G	$ 35,286,789	Class G

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or yield maintenance charges, release of property provisions and amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a yield maintenance charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a yield maintenance charge or prepayment premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the Allocated Loan Amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 10 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the following table, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above. The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the related certificates indicated in the following table, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.

Interest-Only Class of Certificates	Notional Amount	Underlying Class
Class X-A	$ 669,372,000	Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M
Class X-B	$ 75,919,000	Class B and Class C
Class X-D	$ 44,910,000	Class D
Class X-E	$ 21,386,000	Class E
Class X-F	$ 8,554,000	Class F
Class X-G	$ 35,286,789	Class G

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with Notional Amounts because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with Notional Amounts should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Regular Certificate (other than the Class X Certificates) refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the certificate is distributed to the related investor. The weighted average life of a Regular Certificate (other than the Class X Certificates) will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of

Mortgage Loans. As used in each of the following tables, the column headed “0% CPR” assumes that none of the Mortgage Loans (or Whole Loans) is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPR”, “50% CPR”, “75% CPR” and “100% CPR” assume that no prepayments are made on any Mortgage Loan (or Whole Loan) during such Mortgage Loan’s (or such Whole Loan’s) lockout period, defeasance period, yield maintenance period or prepayment premium lock-out period (in each case, if any), and that prepayments are otherwise made on each of the Mortgage Loans (or Whole Loans) at the indicated CPR percentages. We cannot assure you, however, that prepayments of the Mortgage Loans (or Whole Loans) will conform to any level of CPR, and we make no representation that the Mortgage Loans (or Whole Loans) will prepay at the levels of CPR shown or at any other prepayment rate or that Mortgage Loans (or Whole Loans) that are in a lockout period, defeasance period, yield maintenance period or prepayment premium lock-out period will not prepay as a result of involuntary liquidations upon default or otherwise.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

●	scheduled Periodic Payments of principal and/or interest due at maturity on the Mortgage Loans will be received on a timely basis and will be distributed on the 10th day of the related month, beginning in June 2017;

●	the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to the related maturity date or Anticipated Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

●	the Mortgage Loan sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	any principal prepayments on the Mortgage Loans (other than the Hilton Hawaiian Village Mortgage Loan) will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPR set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayment);

●	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

●	the Closing Date occurs on May 17, 2017;

●	the ARD Loan prepays in full on the Anticipated Repayment Date;

●	the Pass-Through Rates, initial Certificate Balances and initial Notional Amount of the respective classes of Offered Certificates are as described in this prospectus;

●	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;

●	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan (or Whole Loan) in whole or in part;

●	no additional trust fund expenses are incurred;

●	in the case of the Hilton Hawaiian Village Mortgage Loan, any principal prepayments on the Hilton Hawaiian Village Whole Loan will be received on its Due Date at the respective levels of CPR set forth in the tables below and further allocated to the Hilton Hawaiian Village Mortgage Loan in accordance with the payment priority set forth in the related Intercreditor Agreement;

●	no property releases (or related re-amortizations) occur;

●	the optional termination is not exercised;

●	there are no modifications or maturity date extensions in respect of the Mortgage Loans; and

●	the Moffett Place Google Mortgage Loan amortizes based on the amortization schedule set forth in Annex F.

To the extent that the Mortgage Loans (or Whole Loans) have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans (or Whole Loans) that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans (or Whole Loans) were to equal any of the specified CPR percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans (or Whole Loans) may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPRs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
May 2018	88%	88%	88%	88%	88%
May 2019	75%	75%	75%	75%	75%
May 2020	55%	55%	55%	55%	55%
May 2021	28%	28%	28%	28%	28%
May 2022 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	3.00	2.98	2.98	2.98	2.98

(1)	The weighted average life of the Class A-1 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 certificates.

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
May 2018	100%	100%	100%	100%	100%
May 2019	100%	100%	100%	100%	100%
May 2020	100%	100%	100%	100%	100%
May 2021	100%	100%	100%	100%	100%
May 2022 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	4.90	4.89	4.87	4.85	4.65

(1)	The weighted average life of the Class A-2 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 certificates.

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
May 2018	100%	100%	100%	100%	100%
May 2019	100%	100%	100%	100%	100%
May 2020	100%	100%	100%	100%	100%
May 2021	100%	100%	100%	100%	100%
May 2022	98%	98%	98%	98%	98%
May 2023	79%	79%	79%	79%	79%
May 2024	58%	58%	58%	58%	58%
May 2025	36%	36%	36%	36%	36%
May 2026	13%	13%	13%	13%	13%
May 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	7.36	7.36	7.36	7.36	7.36

(1)	The weighted average life of the Class A-SB certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-SB certificates.

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
May 2018	100%	100%	100%	100%	100%
May 2019	100%	100%	100%	100%	100%
May 2020	100%	100%	100%	100%	100%
May 2021	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026	92%	91%	89%	87%	64%
May 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.52	9.47	9.40	9.31	9.11

(1)	The weighted average life of the Class A-3 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 certificates.

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
May 2018	100%	100%	100%	100%	100%
May 2019	100%	100%	100%	100%	100%
May 2020	100%	100%	100%	100%	100%
May 2021	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026	100%	100%	100%	100%	100%
May 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.77	9.74	9.72	9.69	9.46

(1)	The weighted average life of the Class A-4 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 certificates.

Percent of the Initial Certificate Balance
of the Class A-M Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
May 2018	100%	100%	100%	100%	100%
May 2019	100%	100%	100%	100%	100%
May 2020	100%	100%	100%	100%	100%
May 2021	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026	100%	100%	100%	100%	100%
May 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.90	9.90	9.87	9.81	9.56

(1)	The weighted average life of the Class A-M certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-M certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-M certificates.

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
May 2018	100%	100%	100%	100%	100%
May 2019	100%	100%	100%	100%	100%
May 2020	100%	100%	100%	100%	100%
May 2021	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026	100%	100%	100%	100%	100%
May 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.90	9.90	9.90	9.90	9.59

(1)	The weighted average life of the Class B certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B certificates.

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
May 2018	100%	100%	100%	100%	100%
May 2019	100%	100%	100%	100%	100%
May 2020	100%	100%	100%	100%	100%
May 2021	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026	100%	100%	100%	100%	100%
May 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.90	9.90	9.90	9.90	9.65

(1)	The weighted average life of the Class C certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C certificates.

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPRs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from and including May 1, 2017 to but excluding the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans (or Whole Loans) or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans (or Whole Loans) will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans (or Whole Loans) will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans (or Whole Loans) will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans (or Whole Loans) are presented in terms of the CPR model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
[_]%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
[_]%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
[_]%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
[_]%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
[_]%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
[_]%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%

Pre-Tax Yield to Maturity for the Class A-M Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-M certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
[_]%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
[_]%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
[_]%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects provisions of the Internal Revenue Code of 1986 (the “Code”) as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (in the case of the Kona Crossroads Mortgage Loan, the entire interest in the Kona Crossroads Loan REMIC Regular Interest represented thereby) (excluding entitlement to Excess Interest) and certain other assets and will issue (i) classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The VRR Interest will consist of a REMIC regular interest (the “VRR REMIC Regular Interest”) and a portion of the entitlement to Excess Interest (the “VRR Excess Interest Portion”). Each of these properties is subject to different income tax treatment. Upon acquiring a VRR Interest, a holder must establish the initial, separate tax basis for each property by allocating the cost of the VRR Interest between them based on their relative fair market values at the time of acquisition. Upon disposing of a VRR Interest, a holder must establish the separate amount realized for each property by allocating the sales price of the VRR Interest between them based on their relative fair market values at the time of disposition.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates and the VRR REMIC Regular Interest, each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”) and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interest” in the Upper-Tier REMIC.

In addition, pursuant to a REMIC declaration (the “Kona Crossroads REMIC Declaration”), a REMIC election (the “Kona Crossroads Loan REMIC”) will be made effective as of the Closing Date with respect to the Kona Crossroads Mortgage Loan. Pursuant to the PSA, the certificate administrator will be responsible for making the REMIC Declaration and preparing REMIC returns for the Kona Crossroads Loan REMIC. The Kona Crossroads Loan REMIC will issue a single regular interest (the “Kona Crossroads Loan REMIC Regular Interest”) and a single uncertificated residual interest (the “Kona Crossroads Residual Interest”). The Lower-Tier REMIC will hold the entire interest in the Kona Crossroads Loan REMIC Regular Interest, which corresponds to the entire outstanding principal and interest payable on the Kona Crossroads Mortgage Loan. The Kona Crossroads Mortgage Loan will be serviced pursuant to the PSA. The Kona Crossroads Residual Interest will be an asset of the issuing entity but will not be held by any REMIC. Its ownership will be represented by the Class R Certificates.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and each Intercreditor Agreement, (iii) compliance with the Kona Crossroads REMIC Declaration and each Non-Serviced PSA and the continued qualification of each respective REMIC formed thereunder and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Sidley Austin LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC and the Kona Crossroads Loan REMIC.

In addition, in the opinion of Sidley Austin LLP, special tax counsel to the depositor, for federal income tax purposes, (i) the portions of the issuing entity consisting of the entitlements to Excess Interest and collections thereof in the Excess Interest Distribution Account, and the VRR REMIC Regular Interest and distributions thereon, will be classified as a trust under Section 301.7701-4(c) of the Income Tax Regulations, (ii) the VRR Interest will represent undivided beneficial ownership of the VRR REMIC Regular Interest and VRR Excess Interest Portion under Section 671 of the Code, and (iii) the Class S Certificates will represent undivided beneficial interests in the Excess Interest (other than the VRR Excess Interest Portion) under Section 671 of the Code.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of the Regular Interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the startup day or is purchased by a REMIC within a three month period thereafter pursuant to a fixed price contract in effect on the startup day. Qualified mortgages include (i) whole mortgage loans such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the startup day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the mortgage loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the mortgage loan, and (ii) regular interests in another REMIC, such as the Kona Crossroads Loan REMIC Regular Interest evidenced by the Kona Crossroads Mortgage Loan and the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a mortgage loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMICs. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the startup day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by REMIC or prepayment interest shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the startup day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interest in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in that association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, 2 of the Mortgaged Properties securing 2 Mortgage Loans representing 2.1% of the Initial Pool Balance, are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. If at all times 95% or more of the assets of the Trust REMICs qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interest Holder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interest Holder’s basis in the Regular Interest. Regular Interest Holders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interest Holders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the Conference Committee Report to the 1986 Act. Regular Interest Holders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interests Holder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters) (in the case of the VRR REMIC Regular Interest, the portion of the price of the VRR Interest allocated to the VRR REMIC Regular Interest). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests (including the VRR REMIC Regular Interest) for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interest Holder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus excess interest accrued thereon), it is anticipated that the Class [_] certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X Certificates as having no qualified stated interest. Accordingly, such classes of Regular Interests will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such class over its respective issue price (including interest accrued prior to the Closing Date), whether held directly or indirectly. Any “negative” amounts of original issue discount on such class attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of such class may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such class. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPR; provided that it is assumed that the ARD Loan prepays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life”. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interest Holders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. It is anticipated that the Regular Interest related to the Class [_] certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interest Holder (other than the holder of a Class X Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest only certificates, the preceding sentence may not apply in the case of the Class X Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on a Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interest Holder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interest Holder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interest Holder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interest Holder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. Based on the foregoing, it is anticipated that the Regular Interests related to the Class [_] certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interest Holder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to beneficial owners of the Class X Certificates. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interest Holders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the principal balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interest Holders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Provisions

Yield maintenance charges and prepayment premiums actually collected on the Mortgage Loans will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G, Class A-M, Class B, Class C and Class D certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of yield maintenance charges and prepayment premiums so allocated should be taxed to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G, Class A-M, Class B, Class C and Class D certificates, but it is not expected, for federal income tax reporting purposes, that yield maintenance charges and prepayment premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of yield maintenance charges and prepayment premiums. Yield maintenance charges and prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G, Class A-M, Class B, Class C and Class D certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of yield maintenance charges and prepayment premiums.

Sale or Exchange of Regular Interests

If a Regular Interest Holder sells or exchanges a Regular Interest, such Regular Interest Holder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interest Holder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interest Holder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interest Holder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to such REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after its startup day. Exceptions are provided for cash contributions to the REMIC (i) during the three months following its startup day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of a REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, operation of foreclosed property, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

On November 2, 2015, President Obama signed into law the Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees and administrators authorized to represent REMICs in IRS audits and related procedures (“TMPs”). These new audit rules are scheduled to become effective for taxable years beginning with 2018 and will apply to both new and existing REMICs.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a TMP’s actions under the current rules and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and Treasury regulations so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to such REMICs’ taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions.

Certificateholders should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interest Holders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under

Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

“U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). A “Non-U.S. Person” is a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest and, on or after January 1, 2019, gross proceeds from the sale, exchange, redemption or other disposition of debt obligations that give rise to U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The trustee or certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the trustee or certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at the rate of 28% on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interest Holders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interest Holders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the Trust REMICs. Holders through nominees must request such information from the nominee.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates. We cannot assure you that holders of Offered Certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local and any other tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Class	Deutsche Bank Securities Inc.	Citigroup Global Markets Inc.	J.P. Morgan Securities LLC	Academy Securities, Inc.
Class A-1	$28,964,000	$0	$0	$0
Class A-2	$90,250,000	$0	$0	$0
Class A-SB	$53,102,000	$0	$0	$0
Class A-3	$192,000,000	$0	$0	$0
Class A-4	$234,483,000	$0	$0	$0
Class X-A	$669,372,000	$0	$0	$0
Class A-M	$70,573,000	$0	$0	$0
Class B	$36,355,000	$0	$0	$0
Class C	$39,564,000	$0	$0	$0

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

The parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and will contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately [_]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from May 1, 2017, before deducting expenses payable by the depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters and dealers may be deemed to have received compensation from the depositor in the form of underwriting discounts and commissions.

Expenses payable by the depositor are estimated at $[_], excluding underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of the depositor and an affiliate of one of the sponsors. Citigroup Global Markets Inc., one of the underwriters, is an affiliate of two of the sponsors.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is expected to be directed to affiliates of Deutsche Bank Securities Inc. and Citigroup Global Markets Inc., which are underwriters for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Deutsche Bank Securities Inc., of the purchase price for the Offered Certificates and the following payments: (i) the payment by the depositor to GACC, an affiliate of Deutsche Bank Securities Inc., in GACC’s capacity as a sponsor, of the purchase price for the mortgage loans to be sold to the depositor by GACC, (ii) the payment by the depositor to CREFI, an affiliate of Citigroup Global Markets Inc., in CREFI’s capacity as a sponsor, of the purchase price for the mortgage loans sold to the depositor by CREFI and (iii) the payment by the depositor to CGMRC, an affiliate of Citigroup Global Markets Inc., in CGMRC’s capacity as a sponsor, of the purchase price for the mortgage loans sold to the depositor by CGMRC. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

As a result of the circumstances described above in this paragraph and the prior paragraph, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc. have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

In addition, any disclosures filed, on or prior to the date of filing of this prospectus, as exhibits to Form ABS-EE by or on behalf of the depositor with respect to the issuing entity will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 60 Wall Street, New York, New York 10005, Attention: President, or by telephone at (212) 250-2500.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-206705) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, and reports on Forms ABS-15G and Forms ABS-EE and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with, or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engage in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemption

The U.S. Department of Labor has issued an administrative exemption to Deutsche Bank Securities Inc., as Department Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Sections 4975(a) and (b) of the

Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Deutsche Bank Securities Inc., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief:

First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”).

Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities.

Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith.

Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”); and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the certificates and material federal income tax matters will be passed upon for the depositor by Sidley Austin LLP. Certain legal matters will be passed upon for the underwriters by Cadwalader, Wickersham & Taft LLP.

Ratings

It is a condition to their issuance that the Offered Certificates receive investment grade credit ratings from each of the Rating Agencies engaged by the Depositor to rate such class of certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each distribution date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in May 2050. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of yield maintenance charges, prepayment charges, prepayment premiums, prepayment fees or penalties or default interest or post anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Index of Defined Terms

111 Declarant	140
111 Livingston Non-Controlling Note Holder	197
111 Plaintiff	156
111 Purchase Money Documents	140
111 Purchase Money Mortgage	140
111 Purchase Money Obligation Documents	140
17g-5 Information Provider	272
1986 Act	428
1996 Act	406
2015 Budget Act	436
2016-HHV Servicer	202
2016-HHV Special Servicer	202
2016-HHV Trust and Servicing Agreement	202
241 Fifth	156
401(c) Regulations	445
AB Modified Loan	316
ABS interests	237
Acceptable Insurance Default	320
Accrued AB Loan Interest	256
Acting General Counsel’s Letter	128
Actual/360 Basis	173
Actual/360 Loans	296
ADA	409
Administrative Cost Rate	252
ADR	132
Advances	292
Affirmative Asset Review Vote	355
Aggregate Available Funds	245
Aggregate Principal Distribution Amount	252
Allocated Loan Amount	132
Amsdell Group	184
Annual Debt Service	132
Anticipated Repayment Date	173
Appraisal Reduction Amount	312
Appraisal Reduction Event	312
Appraised Value	132
Appraised-Out Class	317
ARD Loan	173
Assessment of Compliance	388
Asset Representations Reviewer Asset Review Fee	311
Asset Representations Reviewer Fee Cap	311
Asset Representations Reviewer Termination Event	359
Asset Review	356
Asset Review Notice	355
Asset Review Quorum	355
Asset Review Report	357
Asset Review Report Summary	357
Asset Review Standard	356
Asset Review Trigger	354
Asset Review Vote Election	355
Asset Status Report	330
Assumed Final Distribution Date	259
Assumed Scheduled Payment	253
Attestation Report	388
Available Funds	246
Balloon Balance	133
Balloon LTV	134
Base Interest Fraction	258
Benefit Plan Investors	442
Beshmada	156
Blauvelt Facility	144
BLS	140, 149, 162, 164, 165
BLS Unit	140, 149
Borrower Party	266
Borrower Party Affiliate	266
Breach Notice	283
BSP Mortgage Loans	209
Building	156
C(WUMP)O	17
CBD	133
CD 2017-CD3 Pooling and Servicing Agreement	378
CERCLA	406
Certificate Administrator/Trustee Fee	309
Certificate Administrator/Trustee Fee Rate	310
Certificate Balance	244
Certificate Owners	274
Certificateholder	267
Certificateholder Quorum	363
Certificateholder Repurchase Request	372
Certifying Certificateholder	276
CGCMT 2017-P7 Asset Representations Reviewer	191
CGCMT 2017-P7 Certificate Administrator	191
CGCMT 2017-P7 Certificateholders	192
CGCMT 2017-P7 Certificates	192
CGCMT 2017-P7 Controlling Class Representative	193, 199
CGCMT 2017-P7 Operating Advisor	191
CGCMT 2017-P7 Pooling and Servicing Agreement	191
CGCMT 2017-P7 Securitization	191
CGCMT 2017-P7 Servicer	191
CGCMT 2017-P7 Special Servicer	191
CGCMT 2017-P7 Trustee	191
CGMRC	217, 238

Citi Data File	219
Citi Mortgage Loans	217
Citi Securitization Database	219
Citi Sponsors	217
Class A Certificates	243
Class A-SB Planned Principal Balance	254
Class X Certificates	243
Class X-A Strip Rates	250
Class X-B Strip Rates	250
Class X-D Strip Rate	250
Class X-E Strip Rate	251
Class X-F Strip Rate	251
Class X-G Strip Rate	251
Clearstream	273
Clearstream Participants	275
Closing Date	131
CMBS	58, 209
CMMBS	230
Code	426
CofO	167
Collateral Deficiency Amount	316
Collection Account	295
Collection Period	247
COMM Conduit/Fusion	210
COMM FL	210
Communication Request	277
Companion Loan	130
Companion Loan Holder	186
Compensating Interest Payment	260
Conflicted Controlling Class Holder	265
Conflicted Controlling Class Loan	266
Conflicted Information	266
Conflicted Loan	266
Conflicted Special Servicer Loan	364
Constant Prepayment Rate	417
Consultation Termination Event	343
Control Eligible Certificates	338
Control Termination Event	343
Controlling Class	338
Controlling Class Certificateholder	338
Controlling Companion Loan	186
Corrected Loan	330
CPR	417
Credit Risk Retention Rules	237
CREFC®	263
CREFC® Intellectual Property Royalty License Fee	311
CREFC® Intellectual Property Royalty License Fee Rate	312
CREFC® Reports	263
CREFI	217, 238
CREFI VRR Interest Portion	238
Crossover Date	249
Cumulative Appraisal Reduction Amount	316, 317
Cure/Contest Period	357
Current LTV	133
Custodian	229
Cut-off Date	130
Cut-off Date Balance	133
Cut-off Date LTV Ratio	133
Cut-off Date UW NCF	136
Daily Portions	431
DB Originators	212
DBNY	212
DBNY VRR Interest Portion	238
DBRS	231, 387
Defaulted Loan	335
Defeasance Deposit	177
Defeasance Loans	177
Defeasance Lock-Out Period	177
Defeasance Option	177
Defendants	156
Definitive Certificate	273
Delinquent Loan	355
Depositaries	273
Depositor	227
Determination Date	245
Deutsche Bank	209
Diligence File	281
Directing Certificateholder	338
Disclosable Special Servicer Fees	309
Discount Rate	174
Dispute Resolution Consultation	375
Dispute Resolution Cut-off Date	374
Distribution Accounts	296
Distribution Date	245
District Court	229
DMARC	210
Dodd-Frank Act	114
DOJ	209
DOL	442
Draft CRR Amendment Regulation	114
DTC	273
DTC Participants	273
DTC Rules	274
Due Date	172, 247
Due Diligence Questionnaire	220
Early Defeasance Loan	40, 177
EDGAR	441
Eligible Asset Representations Reviewer	358
Eligible Operating Advisor	349
Enforcing Party	373
Enforcing Servicer	372
Environmental Tender Notice	170
ESA	152, 214
Escrow/Reserve Mitigating Circumstances	216
Euroclear	273
Euroclear Operator	275
Euroclear Participants	275
Excess Interest	245

Excess Interest Distribution Account	296
Excess Prepayment Interest Shortfall	261
Exchange Act	208, 217
Excluded Plan	444
Exemption	442
Exemption Rating Agency	443
FATCA	437
FDIA	127
FDIC	128
Federal Court Complaint	229
FETL	19
FF&E	155
FIEL	19
Final Asset Status Report	347
Final Dispute Resolution Election Notice	375
Financial Promotion Order	16
FIRREA	128, 213
Fitch	231, 387
FPO Persons	16
FSCMA	19
FSMA	17
Funds	233
GACC	209, 237
GACC Data Tape	211
GACC Deal Team	211
GACC Mortgage Loans	210
Gain-on-Sale Reserve Account	296
Garn Act	408
GEPD	154
Google	163
Grace Period	173
Hamilton Crossing Co-Lender Agreement	198
Hamilton Crossing Controlling Note Holder	199
Hamilton Crossing Major Decisions	200
Hard Lockbox	133
Hazak	156
High Net Worth Companies, Unincorporated Associations, Etc.	16
Hilton Hawaiian Village Noteholders	202
Hilton USA Trust 2016-HHV Trust and Servicing Agreement	380
ICAP	171
IDA	171
Indirect Participants	274
Initial Pool Balance	130
Initial Rate	173
Initial Requesting Certificateholder	372
In-Place Cash Management	133
Insurance and Condemnation Proceeds	295
Intercreditor Agreement	186
Interest Accrual Amount	252
Interest Accrual Period	252
Interest Distribution Amount	252
Interest Payment Differential	174
Interest Reserve Account	296
Interest Shortfall	252
Interested Person	336
Investment Company Act	1
Investor Certification	266
Investor Q&A Forum	271
Investor Registry	271
IO Group YM Distribution Amount	257
KBRA	231, 349
Key Center Cleveland Co-Lender Agreement	191
Key Center Cleveland Controlling Pari Passu Companion Loan	192
Key Center Cleveland Directing Holder	193
Key Center Cleveland Major Decisions	193
Key Center Cleveland Non-Controlling Noteholders	192
Kona Crossroads Loan REMIC	426
Kona Crossroads Loan REMIC Regular Interest	426
Kona Crossroads REMIC Declaration	426
Kona Crossroads Residual Interest	426
LAFD	164
Largest Tenant	133
Lease Expiration	133
Lennar	233
Liquidation Fee	306
Liquidation Proceeds	295, 306
Loan Per Net Rentable Area	133
Loan-Specific Directing Holder	344
Loan-to-Value Ratio	133
Loan-to-Value Ratio at Maturity or ARD	134
Loss of Value Payment	284
Lower-Tier Regular Interests	426
Lower-Tier REMIC	55
Lower-Tier REMIC Distribution Account	296
Lower-Tier REMICs	426
LTV Ratio	133
LTV Ratio at Maturity or ARD	134
MAI	286
Major Decision	339
Market Discount	431
Marriott	165
MAS	18
Master Servicer Major Decision	342
Master Servicer Non-Major Decision	323
Master Servicer Proposed Course of Action Notice	373
Master Servicer Remittance Date	291
Master Servicing Fee	303
Master Servicing Fee Rate	303
Material Defect	283
Maturity Date LTV Ratio	134
Midland	230
MLPA	278
Modeling Assumptions	418

Modification Fees	308
Modified Mortgage Loan	312
Moffett Place Google Non-Controlling Note Holder	191
Moody’s	231, 387
Morningstar	231, 349
Mortgage	131
Mortgage File	278
Mortgage Loan Seller	209, 217
Mortgage Loans	130
Mortgage Note	130
Mortgage Pool	130
Mortgage Rate	252
Mortgaged Property	131
Most Recent NOI	134
MSA	134
NAM	153
Namco Loan	156
Net Default Interest	303
Net Mortgage Rate	251
Net Operating Income	134
Net Prepayment Interest Excess	260
NI 33-105	20
NOI	134
NOI Date	134
Non-Conflicted Special Servicer	364
Non-Offered Certificates	243
Nonrecoverable Advance	293
Non-Reduced Certificates	363
non-risk retained certificates	31
Non-Risk Retained Certificates	243
Non-Risk Retained Percentage	240
Non-Serviced Certificate Administrator	187
Non-Serviced Companion Loan	187
Non-Serviced Master Servicer	187
Non-Serviced Mortgage Loan	188
Non-Serviced Pari Passu Whole Loan	187
Non-Serviced PSA	187
Non-Serviced Securitization Trust	188
Non-Serviced Special Servicer	187
Non-Serviced Trustee	187
Non-Serviced Whole Loan	187
Non-U.S. Person	437
Notional Amount	244
NRA	134
NRSRO	445
NRSRO	265, 367
NRSRO Certification	267
Occupancy	134
Occupancy Date	135
Offered Certificates	243
Offsetting Modification Fees	308
OID Regulations	429
OLA	128
Operating Advisor Consulting Fee	310
Operating Advisor Fee	310
Operating Advisor Fee Rate	310
Operating Advisor Standard	348
Operating Advisor Termination Event	351
Original Balance	135
P&I Advance	291
PAR	214
Pari Passu Companion Loan	130
Park Bridge Financial	236
Park Bridge Lender Services	236
Participants	273
Parties in Interest	442
Pass-Through Rate	250
Patriot Act	410
PayPal	163
PCE	152
PCIS Persons	16
PCO	167
PCR	226
Periodic Payments	246
Permitted Investments	245, 297
Permitted Special Servicer/Affiliate Fees	309
PILOT	171
PIP	217
PIPs	78, 154
Plans	441
Pledged Interest	156
PLL Policy	169
PML	5
Policy	170
PRC	17
Preliminary Dispute Resolution Election Notice	374
Prepayment Assumption	430
Prepayment Interest Excess	259
Prepayment Interest Shortfall	259
Prepayment Provision	135
Prime Rate	295
Principal Balance Certificates	243
Principal Distribution Amount	253
Principal Shortfall	254
Privileged Information	350
Privileged Information Exception	350
Privileged Person	265
Prohibited Prepayment	260
Promotion of Collective Investment Schemes Exemptions Order	16
Proposed Course of Action	374
Proposed Course of Action Notice	373
Prospectus Directive	15
PSA	243
PSA Party Repurchase Request	373
PTCE	444
Purchase Price	285
Qualified Replacement Special Servicer	363
Qualified Substitute Mortgage Loan	285
Qualifying CRE Loan Percentage	238

RAC No-Response Scenario	386
RAP	152
Rated Final Distribution Date	259
Rating Agencies	387
Rating Agency Confirmation	387
RCM	233
RCRA	152
REA	68
Realized Loss	262
REC	152
Record Date	245
Registration Statement	441
Regular Certificates	243
Regular Interest Holder	429
Regular Interests	426
Regulation AB	389
Regulation RR	52, 237
Reimbursement Rate	295
Reinvestment Yield	174
Related Proceeds	294
Release Date	177
Relevant Member State	15
Relevant Persons	16
Relief Act	409
REMIC	426
REMIC Regulations	426
REO Account	297
REO Loan	254
REO Property	330
Repurchase Request	373
Requesting Certificateholder	375
Requesting Holders	317
Requesting Investor	277
Requesting Party	386
Required Credit Risk Retention Percentage	238
Requirements	409
Residual Certificates	243
Resolution Failure	373
Resolved	373
Restricted Group	443
Restricted Mezzanine Holder	266
Restricted Party	350
Retaining Parties	238
Retaining Sponsor	237
Review Materials	355
Revised Rate	173
RevPAR	135
Rialto	233
Risk Retained Percentage	240
Risk Retention Allocation Percentage	240
Risk Retention Consultation Party	266
RMBS	229
Rooms	139
Rule 17g-5	267
S&P	231, 387
Scheduled Principal Distribution Amount	253
SEC	208, 217
Securities Act	388
Securitization Accounts	297
Securitization Framework	114
Securitization Regulation	114
SEL	5
Senior Certificates	243
Serviced Companion Loan	188
Serviced Mortgage Loan	188
Serviced Pari Passu Companion Loan	188
Serviced Whole Loan	188
Serviced Whole Loan Custodial Account	295
Servicer Termination Event	365
Servicing Advances	292
Servicing Compensation	303
Servicing Fee	303
Servicing Fee Rate	303
Servicing Shift Mortgage Loan	188
Servicing Shift PSA	188
Servicing Shift Securitization Date	188
Servicing Shift Whole Loan	189
Servicing Standard	290
Servicing Transfer Event	330
SF	136
SFA	18
SFO	17
Similar Law	441
Small Loan Appraisal Estimate	314
SMMEA	445
SMU	152
Soft Lockbox	135
Soft Springing Hard Lockbox	135
Sole Certificateholder	308
Sophisticated Investors	20
Special Servicer Major Decision	342
Special Servicer Non-Major Decision	321
Special Servicing Fee	305
Special Servicing Fee Rate	305
Specially Serviced Loans	328
Sponsor	209, 217
Springing Cash Management	135
Springing Lockbox	135
Sq. Ft.	136
Square Feet	136
Startup Day	427
State Court Complaint	229
Stated Principal Balance	254
Subject Loans	311
Subordinate Certificates	243
Subordinate Companion Loan	130, 189
Sub-Servicing Agreement	291
Sub-Servicing Entity	367
T-12	136
Taran Outparcel	150
TCE	153

TCEQ	153
TCO	167
Term to Maturity	136
Terms and Conditions	275
Tests	356
The Addendum	20
The Joint Investment Trusts Law	20
The Securities Law	20
TIF Agreement	171
Title V	408
TMPs	436
Trailing 12 NOI	134
TRIPRA	85, 9
Trust REMIC	55
Trust REMICs	426
TTM	136
U.S. Obligations	174
U.S. Person	437
UCC	396
Underwriter Entities	104
Underwriting Agreement	439
Underwritten EGI	139
Underwritten Expenses	136
Underwritten NCF	137
Underwritten NCF Debt Yield	136
Underwritten NCF DSCR	137
Underwritten Net Cash Flow	137
Underwritten Net Cash Flow DSCR	137
Underwritten Net Operating Income	137
Underwritten Net Operating Income DSCR	138
Underwritten NOI	137
Underwritten NOI Debt Yield	136
Underwritten NOI DSCR	138
Underwritten Revenues	139
Units	139
Unscheduled Principal Distribution Amount	253
Unsolicited Information	356
Uovo Art Storage Non-Controlling Note Holder	207
Updated Appraisal	314
Upper-Tier REMIC	55, 426
Upper-Tier REMIC Distribution Account	296
UW EGI	139
UW Expenses	136
UW NCF	137
UW NCF Debt Yield	136
UW NCF DSCR	137
UW NOI Debt Yield	136
UW NOI DSCR	138
VCP	153
Volcker Rule	115
Voting Rights	272
VRR Available Funds	239
VRR Excess Interest Portion	426
VRR Interest	4, 237
VRR Interest Distribution Amount	240
VRR Principal Distribution Amount	240
VRR Realized Loss	239
VRR Realized Loss Interest Distribution Amount	240
VRR REMIC Regular Interest	426
VRR-A Risk Retention Consultation Party	266
VRRI Sub-Interest	241
WAC Rate	251
Weighted Average Mortgage Rate	139
Wells Fargo Bank	228
Whole Loan	130, 186
Withheld Amounts	296
Workout Fee	305
Workout-Delayed Reimbursement Amount	295

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK]

CD 2017-CD4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed			Interest	Original	Remaining	Original	Remaining		First
			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property	Interest	Administrative	Accrual	Term to	Term to	Amortization	Amortization	Origination	Payment	Maturity
Property Flag	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(2)(3)	Balance($)(2)(3)	or ARD Balance($)	Type(4)	Type	Rate(5)	Fee Rate(6)	Basis	Maturity or ARD	Maturity or ARD	Term	Term	Date	Date	or ARD Date(5)
Loan	1	95 Morton Street(34)	10.6%	1	CREFI	95,000,000	95,000,000	95,000,000	Office	CBD	4.2620%	0.0156%	Actual/360	60	59	0	0	4/5/2017	5/6/2017	4/6/2022
Loan	2	Moffett Place Google(33)(34)	8.3%	1	GACC	75,000,000	75,000,000	69,056,235	Office	CBD	4.5498%	0.0130%	Actual/360	120	116	360	360	12/30/2016	2/6/2017	1/6/2027
Loan	3	Midwest Embassy Suites Portfolio	7.2%	3	GACC	65,000,000	65,000,000	57,182,598	Hospitality	Full Service	4.7200%	0.0156%	Actual/360	120	117	360	360	1/19/2017	3/6/2017	2/6/2027
Property	3.01	Embassy Suites Columbus, Dublin	2.8%	1	GACC	25,072,173	25,072,173		Hospitality	Full Service
Property	3.02	Embassy Suites Cleveland, Rockside	2.3%	1	GACC	20,537,290	20,537,290		Hospitality	Full Service
Property	3.03	Embassy Suites Cincinnati, River Center	2.2%	1	GACC	19,390,537	19,390,537		Hospitality	Full Service
Loan	4	Los Angeles Corporate Center	6.5%	1	CREFI	58,725,000	58,725,000	51,635,666	Office	Suburban	4.7000%	0.0156%	Actual/360	120	119	360	360	3/31/2017	5/6/2017	4/6/2027
Loan	5	Hilton Hawaiian Village(33)	6.3%	1	GACC	56,625,000	56,625,000	56,625,000	Hospitality	Full Service	4.1995%	0.0118%	Actual/360	120	114	0	0	10/24/2016	12/1/2016	11/1/2026
Loan	6	Uovo Art Storage(33)	5.5%	1	GACC	50,000,000	49,803,347	40,737,569	Self Storage	Art Storage	4.7350%	0.0196%	Actual/360	120	117	360	357	2/2/2017	3/6/2017	2/6/2027
Loan	7	Key Center Cleveland(33)(34)	3.3%	1	CREFI	30,000,000	30,000,000	24,472,898	Mixed Use	Office/Hospitality	5.3100%	0.0205%	Actual/360	120	117	300	300	1/31/2017	3/6/2017	2/6/2027
Loan	8	111 Livingston Street(33)	2.7%	1	GACC	24,000,000	24,000,000	24,000,000	Office	CBD	4.7300%	0.0130%	Actual/360	120	116	0	0	1/5/2017	2/6/2017	1/6/2027
Loan	9	Marriott Spartanburg	2.7%	1	GACC	24,000,000	23,894,196	20,043,547	Hospitality	Full Service	5.5000%	0.0156%	Actual/360	120	116	360	356	12/22/2016	2/6/2017	1/6/2027
Loan	10	260 West 36th Street	2.6%	1	GACC	23,500,000	23,500,000	23,500,000	Office	CBD	4.4700%	0.0156%	Actual/360	120	118	0	0	2/9/2017	4/6/2017	3/6/2027
Loan	11	Gateway Plaza	2.3%	1	GACC	21,000,000	21,000,000	18,075,343	Retail	Anchored	4.7900%	0.0156%	Actual/360	120	118	360	360	2/24/2017	4/6/2017	3/6/2027
Loan	12	Hamilton Crossing(33)	2.2%	1	CGMRC	20,000,000	19,923,763	16,395,331	Office	Suburban	4.9200%	0.0130%	Actual/360	120	117	360	357	1/25/2017	3/6/2017	2/6/2027
Loan	13	Lynnwood Town Center	2.2%	1	GACC	19,500,000	19,427,166	16,048,206	Retail	Anchored	5.0400%	0.0156%	Actual/360	120	117	360	357	1/31/2017	3/6/2017	2/6/2027
Loan	14	Kona Crossroads(35)	2.0%	1	GACC	18,030,000	18,030,000	15,842,862	Retail	Anchored	4.6650%	0.0156%	Actual/360	120	103	360	360	12/4/2015	1/6/2016	12/6/2025
Loan	15	Embassy Suites Denver	2.0%	1	GACC	18,000,000	18,000,000	15,415,334	Hospitality	Full Service	4.6000%	0.0156%	Actual/360	120	119	360	360	4/4/2017	5/6/2017	4/6/2027
Loan	16	Troy Office Portfolio	2.0%	1	GACC	18,000,000	18,000,000	15,769,452	Office	Suburban	4.5400%	0.0356%	Actual/360	120	119	360	360	4/6/2017	5/6/2017	4/6/2027
Loan	17	Malibu Vista	2.0%	1	CREFI	18,000,000	18,000,000	18,000,000	Office	Suburban	4.2100%	0.0156%	Actual/360	120	120	0	0	4/19/2017	6/6/2017	5/6/2027
Loan	18	Alvogen Pharma US(35)	1.9%	1	GACC	17,350,000	17,350,000	15,323,729	Industrial	Manufacturing/Warehouse	4.9000%	0.0356%	Actual/360	120	119	360	360	3/31/2017	5/6/2017	4/6/2027
Loan	19	SG360 Portfolio(35)	1.8%	2	CREFI	16,500,000	16,500,000	15,125,698	Industrial	Flex	4.6100%	0.0156%	Actual/360	120	119	360	360	3/22/2017	5/6/2017	4/6/2027
Property	19.01	Wheeling Facility	1.1%	1	CREFI	9,834,000	9,834,000		Industrial	Flex
Property	19.02	Broadview Facility	0.7%	1	CREFI	6,666,000	6,666,000		Industrial	Flex
Loan	20	33 Kings Highway	1.7%	1	GACC	15,000,000	14,981,369	12,258,996	Self Storage	Art Storage	4.8200%	0.0156%	Actual/360	120	119	360	359	3/17/2017	5/6/2017	4/6/2027
Loan	21	Santa Monica Mini Storage	1.7%	1	CREFI	15,000,000	14,979,147	12,000,679	Self Storage	Self Storage	4.2000%	0.0156%	Actual/360	120	119	360	359	4/3/2017	5/6/2017	4/6/2027
Loan	22	Embassy Suites Tempe(35)	1.5%	1	GACC	13,500,000	13,500,000	11,987,179	Hospitality	Full Service	5.1400%	0.0156%	Actual/360	120	116	360	360	1/6/2017	2/6/2017	1/6/2027
Loan	23	MacArthur Shopping Center	1.4%	1	GACC	12,750,000	12,733,790	10,375,911	Retail	Anchored	4.6930%	0.0156%	Actual/360	120	119	360	359	3/27/2017	5/6/2017	4/6/2027
Loan	24	StorQuest Bradenton & Sarasota	1.4%	2	CREFI	12,320,000	12,320,000	11,331,069	Self Storage	Self Storage	4.8200%	0.0156%	Actual/360	120	119	360	360	3/24/2017	5/6/2017	4/6/2027
Property	24.01	StorQuest Bradenton	0.8%	1	CREFI	7,595,000	7,595,000		Self Storage	Self Storage
Property	24.02	StorQuest Sarasota	0.5%	1	CREFI	4,725,000	4,725,000		Self Storage	Self Storage
Loan	25	Malibu Office	1.3%	1	GACC	11,750,000	11,750,000	11,198,801	Office	Suburban	4.7000%	0.0156%	Actual/360	120	120	360	360	4/17/2017	6/6/2017	5/6/2027
Loan	26	Del Amo - Torrance Medical	1.2%	1	GACC	11,200,000	11,200,000	11,200,000	Office	Medical	4.4300%	0.0156%	Actual/360	120	120	0	0	4/10/2017	6/6/2017	5/6/2027
Loan	27	Oak Brook Square	1.2%	1	GACC	10,950,000	10,924,427	8,961,643	Retail	Anchored	4.8600%	0.0156%	Actual/360	120	118	360	358	2/10/2017	4/6/2017	3/6/2027
Loan	28	Villas at Palm Bay	1.2%	1	GACC	10,500,000	10,487,149	8,604,081	Multifamily	Garden	4.9000%	0.0156%	Actual/360	120	119	360	359	4/3/2017	5/6/2017	4/6/2027
Loan	29	Roslyn Hotel	1.1%	1	GACC	9,870,000	9,857,673	8,058,357	Hospitality	Full Service	4.7900%	0.0156%	Actual/360	120	119	360	359	3/30/2017	5/6/2017	4/6/2027
Loan	30	Watson Central Shopping Center	1.1%	1	GACC	9,700,000	9,687,974	7,930,122	Retail	Anchored	4.8300%	0.0456%	Actual/360	120	119	360	359	3/27/2017	5/6/2017	4/6/2027
Loan	31	50 Bond Street	0.9%	1	CREFI	8,500,000	8,500,000	8,500,000	Retail	Single Tenant	4.3000%	0.0156%	Actual/360	120	119	0	0	3/23/2017	5/6/2017	4/6/2027
Loan	32	Atrium Regency Apartments	0.9%	1	GACC	8,347,500	8,308,589	6,905,928	Multifamily	Mid-Rise	5.2000%	0.0156%	Actual/360	120	116	360	356	12/21/2016	2/6/2017	1/6/2027
Loan	33	Apache Plaza(35)	0.9%	1	GACC	8,000,000	7,989,915	6,520,457	Retail	Unanchored	4.7390%	0.0156%	Actual/360	120	119	360	359	4/5/2017	5/6/2017	4/6/2027
Loan	34	The Atrium	0.8%	1	GACC	7,500,000	7,500,000	6,061,730	Office	CBD	4.4900%	0.0156%	Actual/360	120	120	360	360	4/7/2017	6/6/2017	5/6/2027
Loan	35	Garden Lakes	0.8%	1	GACC	7,000,000	7,000,000	6,065,005	Retail	Anchored	5.0500%	0.0156%	Actual/360	120	119	360	360	3/27/2017	5/6/2017	4/6/2027
Loan	36	Extra Space Stone Mountain	0.8%	1	CGMRC	7,000,000	7,000,000	7,000,000	Self Storage	Self Storage	4.5400%	0.0456%	Actual/360	120	118	0	0	3/1/2017	4/6/2017	3/6/2027
Loan	37	5015 Shoreham Place	0.8%	1	CREFI	6,780,000	6,780,000	6,780,000	Office	Suburban	4.4000%	0.0156%	Actual/360	120	119	0	0	4/6/2017	5/6/2017	4/6/2027
Loan	38	Shoppes at Garden	0.6%	1	GACC	5,775,000	5,767,787	4,714,996	Retail	Unanchored	4.7900%	0.0156%	Actual/360	120	119	360	359	4/6/2017	5/6/2017	4/6/2027
Loan	39	SSM Health HQ	0.6%	1	CREFI	5,563,000	5,563,000	4,900,230	Office	Suburban	4.7800%	0.0156%	Actual/360	120	119	360	360	3/31/2017	5/6/2017	4/6/2027
Loan	40	StorQuest Manhattan & Fair Oaks	0.6%	2	CREFI	5,232,500	5,232,500	4,813,229	Self Storage	Self Storage	4.8300%	0.0156%	Actual/360	120	119	360	360	3/30/2017	5/6/2017	4/6/2027
Property	40.01	StorQuest Manhattan	0.3%	1	CREFI	2,642,500	2,642,500		Self Storage	Self Storage
Property	40.02	StorQuest Fair Oaks	0.3%	1	CREFI	2,590,000	2,590,000		Self Storage	Self Storage
Loan	41	Sunny Plaza	0.6%	1	GACC	5,025,000	5,018,724	4,102,659	Retail	Unanchored	4.7900%	0.0156%	Actual/360	120	119	360	359	4/6/2017	5/6/2017	4/6/2027
Loan	42	Champion Forest Self Storage	0.6%	1	CREFI	5,000,000	5,000,000	5,000,000	Self Storage	Self Storage	4.3600%	0.0631%	Actual/360	120	119	0	0	3/23/2017	5/6/2017	4/6/2027
Loan	43	Massillon Citi Center	0.5%	1	CREFI	4,875,000	4,869,408	4,040,345	Retail	Unanchored	5.2500%	0.0656%	Actual/360	120	119	360	359	3/31/2017	5/6/2017	4/6/2027
Loan	44	Walgreens Loganville	0.5%	1	GACC	4,850,000	4,844,437	4,019,625	Retail	Single Tenant	5.2500%	0.0156%	Actual/360	120	119	360	359	3/30/2017	5/6/2017	4/6/2027
Loan	45	Amsdell Gateway Self Storage	0.5%	1	CREFI	4,380,000	4,380,000	3,901,153	Self Storage	Self Storage	5.2900%	0.1044%	Actual/360	120	119	360	360	3/14/2017	5/6/2017	4/6/2027
Loan	46	Walgreens Columbia	0.4%	1	CREFI	3,315,000	3,310,950	2,717,327	Retail	Single Tenant	4.9100%	0.0156%	Actual/360	120	119	360	359	4/7/2017	5/6/2017	4/6/2027
Loan	47	StorIt Prescott & Chino Valley	0.4%	2	CREFI	3,185,000	3,185,000	2,746,247	Self Storage	Self Storage	4.8600%	0.0156%	Actual/360	120	119	360	360	3/28/2017	5/6/2017	4/6/2027
Property	47.01	StorIt Chino Valley	0.2%	1	CREFI	1,785,000	1,785,000		Self Storage	Self Storage
Property	47.02	StorIt Prescott	0.2%	1	CREFI	1,400,000	1,400,000		Self Storage	Self Storage

A-1-1

CD 2017-CD4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

							Pari Passu	Pari Passu
					Monthly	Annual	Companion Loan	Companion Loan	Remaining			Crossed								FIRREA	Cut-Off
			ARD Loan	Final	Debt	Debt	Monthly Debt	Annual Debt	Interest Only		Cash	With	Related	Underwritten	Underwritten	Grace	Payment	Appraised	Appraisal	Compliant	Date LTV	LTV Ratio at
Property Flag	ID	Property Name	(Yes/No)	Maturity Date(5)	Service($)(7)	Service($)(7)	Service($)	Service($)	Period	Lockbox(8)	Management(9)	Other Loans	Borrower	NOI DSCR(7)(10)(11)	NCF DSCR(7)(10)(11)	Period	Date	Value ($)(12)	As-of Date	(Yes/No)	Ratio(10)(11)(12)	Maturity or ARD(10)(11)(12)
Loan	1	95 Morton Street(34)	No	4/6/2022	342,095	4,105,135			59	Hard	In Place	No	NAP	2.47x	2.34x	0	6	223,000,000	9/1/2017	Yes	42.6%	42.6%
Loan	2	Moffett Place Google(33)(34)	No	1/6/2027	376,062	4,512,742	551,557	6,618,689	56	Hard	In Place	No	NAP	1.39x	1.38x	0	6	311,100,000	3/1/2018	Yes	59.5%	54.8%
Loan	3	Midwest Embassy Suites Portfolio	No	2/6/2027	337,896	4,054,757			33	Hard	Springing	No	Yes - A	2.55x	2.17x	0	6	124,700,000	Various	Yes	52.1%	45.9%
Property	3.01	Embassy Suites Columbus, Dublin																48,100,000	12/20/2017	Yes
Property	3.02	Embassy Suites Cleveland, Rockside																39,400,000	12/21/2017	Yes
Property	3.03	Embassy Suites Cincinnati, River Center																37,200,000	12/19/2017	Yes
Loan	4	Los Angeles Corporate Center	No	4/6/2027	304,570	3,654,841			35	Hard	Springing	No	NAP	1.89x	1.69x	0	6	87,750,000	8/1/2017	Yes	66.9%	58.8%
Loan	5	Hilton Hawaiian Village(33)	No	11/1/2026	200,916	2,410,994	2,270,752	27,249,024	114	Hard	In Place	No	NAP	4.98x	4.47x	0	1	2,230,000,000	8/30/2016	Yes	31.2%	31.2%
Loan	6	Uovo Art Storage(33)	No	2/6/2027	260,372	3,124,461	192,675	2,312,102		Springing Hard	Springing	No	Yes - B	1.56x	1.55x	0	6	165,000,000	1/9/2017	Yes	52.5%	43.0%
Loan	7	Key Center Cleveland(33)(34)	No	2/6/2027	180,838	2,170,054	1,145,306	13,743,675	21	Hard	In Place	No	NAP	1.77x	1.59x	0	6	362,000,000	12/1/2017	Yes	60.8%	49.6%
Loan	8	111 Livingston Street(33)	No	1/6/2027	95,914	1,150,967	383,656	4,603,867	116	Hard	In Place	No	NAP	1.70x	1.56x	0	6	219,000,000	10/26/2016	Yes	54.8%	54.8%
Loan	9	Marriott Spartanburg	No	1/6/2027	136,269	1,635,232				Springing Hard	Springing	No	NAP	2.38x	1.94x	0	6	40,100,000	10/5/2016	Yes	59.6%	50.0%
Loan	10	260 West 36th Street	No	3/6/2027	88,753	1,065,040			118	Springing Hard	Springing	No	NAP	1.92x	1.82x	0	6	45,000,000	1/13/2017	Yes	52.2%	52.2%
Loan	11	Gateway Plaza	No	3/6/2027	110,053	1,320,634			22	Springing Hard	Springing	No	NAP	1.41x	1.34x	0	6	30,000,000	11/20/2016	Yes	70.0%	60.3%
Loan	12	Hamilton Crossing(33)	No	2/6/2027	106,389	1,276,663	186,845	2,242,140		Hard	Springing	No	NAP	1.89x	1.68x	0	6	76,100,000	12/2/2016	Yes	72.2%	59.4%
Loan	13	Lynnwood Town Center	No	2/6/2027	105,157	1,261,889				Springing Hard	Springing	No	NAP	1.42x	1.32x	0	6	29,800,000	10/8/2016	Yes	65.2%	53.9%
Loan	14	Kona Crossroads(35)	No	12/6/2025	93,131	1,117,578			19	Springing Hard	Springing	No	NAP	1.44x	1.34x	0	6	27,040,000	1/23/2017	Yes	66.7%	58.6%
Loan	15	Embassy Suites Denver	No	4/6/2027	92,276	1,107,312			23	Hard	Springing	No	NAP	2.82x	2.44x	0	6	30,500,000	1/31/2017	Yes	59.0%	50.5%
Loan	16	Troy Office Portfolio	No	4/6/2027	91,632	1,099,580			35	Hard	Springing	No	NAP	2.05x	1.74x	0	6	26,850,000	3/8/2017	Yes	67.0%	58.7%
Loan	17	Malibu Vista	No	5/6/2027	64,027	768,325			120	Springing Hard	Springing	No	NAP	2.29x	2.12x	0	6	36,500,000	3/2/2017	Yes	49.3%	49.3%
Loan	18	Alvogen Pharma US(35)	Yes	4/6/2035	92,081	1,104,973			35	Hard	In Place	No	Yes - C	1.68x	1.62x	0	6	26,150,000	3/2/2017	Yes	66.3%	58.6%
Loan	19	SG360 Portfolio(35)	No	4/6/2027	84,685	1,016,220			59	Hard	Springing	No	Yes - C	1.62x	1.62x	0	6	25,000,000	3/1/2017	Yes	66.0%	60.5%
Property	19.01	Wheeling Facility																14,900,000	3/1/2017	Yes
Property	19.02	Broadview Facility																10,100,000	3/1/2017	Yes
Loan	20	33 Kings Highway	No	4/6/2027	78,881	946,575				Springing Hard	Springing	No	Yes - B	1.94x	1.92x	0	6	36,000,000	2/3/2017	Yes	41.6%	34.1%
Loan	21	Santa Monica Mini Storage	No	4/6/2027	73,353	880,231				Springing Hard	Springing	No	NAP	1.78x	1.76x	0	6	28,970,000	2/20/2017	Yes	51.7%	41.4%
Loan	22	Embassy Suites Tempe(35)	No	1/6/2027	73,630	883,565			32	Hard	Springing	No	Yes - A	2.69x	2.24x	0	6	21,500,000	12/1/2016	Yes	62.8%	55.8%
Loan	23	MacArthur Shopping Center	No	4/6/2027	66,073	792,872				Hard	Springing	No	NAP	1.62x	1.45x	0	6	19,100,000	1/11/2017	Yes	66.7%	54.3%
Loan	24	StorQuest Bradenton & Sarasota	No	4/6/2027	64,788	777,453			59	Springing Hard	Springing	No	Yes - E	1.40x	1.37x	0	6	18,200,000	2/17/2017	Yes	67.7%	62.3%
Property	24.01	StorQuest Bradenton																11,400,000	2/17/2017	Yes
Property	24.02	StorQuest Sarasota																6,800,000	2/17/2017	Yes
Loan	25	Malibu Office	No	5/6/2027	60,940	731,279			84	Hard	Springing	No	NAP	1.33x	1.29x	0	6	18,100,000	2/16/2017	Yes	64.9%	61.9%
Loan	26	Del Amo - Torrance Medical	No	5/6/2027	41,921	503,051			120	Hard	Springing	No	NAP	2.87x	2.85x	0	6	23,100,000	3/10/2017	Yes	48.5%	48.5%
Loan	27	Oak Brook Square	No	3/6/2027	57,849	694,184				Springing Hard	Springing	No	NAP	1.93x	1.76x	0	6	14,740,000	1/4/2017	Yes	74.1%	60.8%
Loan	28	Villas at Palm Bay	No	4/6/2027	55,726	668,716				Springing Soft	Springing	No	NAP	1.42x	1.36x	0	6	14,500,000	1/12/2017	Yes	72.3%	59.3%
Loan	29	Roslyn Hotel	No	4/6/2027	51,725	620,698				Hard	Springing	No	NAP	1.94x	1.69x	0	6	14,100,000	2/1/2017	Yes	69.9%	57.2%
Loan	30	Watson Central Shopping Center	No	4/6/2027	51,069	612,823				Springing Hard	Springing	No	NAP	2.07x	1.86x	0	6	13,400,000	11/4/2016	Yes	72.3%	59.2%
Loan	31	50 Bond Street	No	4/6/2027	30,881	370,576			119	Hard	In Place	No	NAP	2.15x	2.12x	0	6	19,000,000	2/15/2017	Yes	44.7%	44.7%
Loan	32	Atrium Regency Apartments	No	1/6/2027	45,837	550,044				Springing Soft	Springing	No	NAP	1.45x	1.41x	0	6	11,130,000	11/21/2016	Yes	74.7%	62.0%
Loan	33	Apache Plaza(35)	No	4/6/2027	41,679	500,145				Springing Hard	Springing	No	NAP	1.70x	1.64x	0	6	12,100,000	12/28/2016	Yes	66.0%	53.9%
Loan	34	The Atrium	No	5/6/2027	37,957	455,482				Hard	Springing	No	Yes - D	1.65x	1.50x	0	6	10,000,000	2/9/2017	Yes	75.0%	60.6%
Loan	35	Garden Lakes	No	4/6/2027	37,792	453,501			23	Hard	Springing	No	NAP	1.66x	1.42x	0	6	10,750,000	2/4/2017	Yes	65.1%	56.4%
Loan	36	Extra Space Stone Mountain	No	3/6/2027	26,851	322,214			118	Springing Hard	Springing	No	NAP	2.44x	2.41x	0	6	12,300,000	2/11/2017	Yes	56.9%	56.9%
Loan	37	5015 Shoreham Place	No	4/6/2027	25,205	302,463			119	Springing Hard	Springing	No	NAP	2.40x	2.22x	0	6	11,200,000	3/3/2017	Yes	60.5%	60.5%
Loan	38	Shoppes at Garden	No	4/6/2027	30,265	363,174				Hard	Springing	No	Yes - D	1.79x	1.67x	0	6	7,700,000	2/9/2017	Yes	74.9%	61.2%
Loan	39	SSM Health HQ	No	4/6/2027	29,120	349,439			35	Springing Hard	Springing	No	NAP	1.99x	1.96x	0	6	11,300,000	1/27/2017	Yes	49.2%	43.4%
Loan	40	StorQuest Manhattan & Fair Oaks	No	4/6/2027	27,548	330,577			59	Springing Hard	Springing	No	Yes - E	1.44x	1.42x	0	6	8,700,000	2/17/2017	Yes	60.1%	55.3%
Property	40.01	StorQuest Manhattan																4,600,000	2/17/2017	Yes
Property	40.02	StorQuest Fair Oaks																4,100,000	2/17/2017	Yes
Loan	41	Sunny Plaza	No	4/6/2027	26,334	316,009				Hard	Springing	No	Yes - D	1.58x	1.44x	0	6	6,700,000	2/9/2017	Yes	74.9%	61.2%
Loan	42	Champion Forest Self Storage	No	4/6/2027	18,419	221,028			119	Springing Hard	Springing	No	NAP	2.82x	2.80x	0	6	10,700,000	2/23/2017	Yes	46.7%	46.7%
Loan	43	Massillon Citi Center	No	4/6/2027	26,920	323,039				Hard	Springing	No	NAP	1.57x	1.40x	0	6	6,500,000	1/17/2017	Yes	74.9%	62.2%
Loan	44	Walgreens Loganville	No	4/6/2027	26,782	321,383				Hard	Springing	No	NAP	1.24x	1.23x	0	6	7,300,000	11/11/2016	Yes	66.4%	55.1%
Loan	45	Amsdell Gateway Self Storage	No	4/6/2027	24,295	291,542			35	Springing Soft	Springing	No	NAP	1.25x	1.24x	0	6	6,100,000	1/23/2017	Yes	70.2%	64.0%
Loan	46	Walgreens Columbia	No	4/6/2027	17,614	211,365				Springing Hard	Springing	No	NAP	1.50x	1.50x	0	6	5,130,000	3/6/2017	Yes	64.5%	53.0%
Loan	47	StorIt Prescott & Chino Valley	No	4/6/2027	16,826	201,916			23	Springing Hard	Springing	No	NAP	1.77x	1.73x	0	6	4,575,000	2/24/2017	Yes	69.6%	60.0%
Property	47.01	StorIt Chino Valley																2,700,000	2/24/2017	Yes
Property	47.02	StorIt Prescott																1,875,000	2/24/2017	Yes

A-1-2

CD 2017-CD4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

										Net		Loan per Net
										Rentable Area	Units	Rentable Area
								Year	Year	(SF/Units	of	(SF/Units/	Prepayment Provisions	Most Recent Operating	Most Recent
Property Flag	ID	Property Name	Address	City	County	State	Zip Code	Built	Renovated	Rooms/Pads)(4)	Measure	Rooms/Pads) ($)(10)(11)	(# of payments)(13)(14)(15)	Statements Date(23)	EGI ($)
Loan	1	95 Morton Street(34)	95 Morton Street	New York	New York	NY	10014	1911	2000	217,084	Sq. Ft.	438	L(25), D(31), O(4)	12/31/2016	11,321,670
Loan	2	Moffett Place Google(33)(34)	1170 Bordeaux Drive	Sunnyvale	Santa Clara	CA	94089	2016	NAP	314,352	Sq. Ft.	589	L(28), D(85), O(7)
Loan	3	Midwest Embassy Suites Portfolio	Various	Various	Various	Various	Various	Various	2017	782	Rooms	83,120	L(27), D(89), O(4)	T-12 2/28/2017	37,999,244
Property	3.01	Embassy Suites Columbus, Dublin	5100 Upper Metro Plaza	Dublin	Franklin	OH	43017	1999	2017	284	Rooms	88,282		T-12 2/28/2017	14,174,330
Property	3.02	Embassy Suites Cleveland, Rockside	5800 Rockside Woods Boulevard	Independence	Cuyahoga	OH	44131	2001	2017	271	Rooms	75,783		T-12 2/28/2017	12,220,111
Property	3.03	Embassy Suites Cincinnati, River Center	10 East Rivercenter Boulevard	Covington	Kenton	KY	41011	1990	2017	227	Rooms	85,421		T-12 2/28/2017	11,604,803
Loan	4	Los Angeles Corporate Center	900, 1000, 1200 & 1255 Corporate Center Drive	Monterey Park	Los Angeles	CA	91754	1983-1986	NAP	394,893	Sq. Ft.	149	L(25), D(88), O(7)	12/31/2016	9,810,846
Loan	5	Hilton Hawaiian Village(33)	2005 Kalia Road	Honolulu	Honolulu	HI	96815	1961	2016	2,860	Rooms	243,566	L(29), DorYM1(84), O(7)	T-12 9/30/2016	376,987,438
Loan	6	Uovo Art Storage(33)	41-45 21st Street & 41-54 22nd Street	Long Island City	Queens	NY	11101	2014-2015	NAP	275,000	Sq. Ft.	315	L(27), D(89), O(4)	12/31/2016	8,842,355
Loan	7	Key Center Cleveland(33)(34)	127 Public Square	Cleveland	Cuyahoga	OH	44114	1991	2015	2,389,441	Sq. Ft.	92	L(27), D(89), O(4)	12/31/2016	59,240,408
Loan	8	111 Livingston Street(33)	111 Livingston Street	Brooklyn	Kings	NY	11201	1969	2001	434,000	Sq. Ft.	276	L(28), D(88), O(4)	T-12 9/30/2016	17,760,890
Loan	9	Marriott Spartanburg	299 North Church Street	Spartanburg	Spartanburg	SC	29306	2004	2012-2013	247	Rooms	96,738	L(28), D(88), O(4)	12/31/2016	14,309,561
Loan	10	260 West 36th Street	260 West 36th Street	New York	New York	NY	10018	1907	1986	85,145	Sq. Ft.	276	L(26), D(90), O(4)	12/31/2016	2,822,982
Loan	11	Gateway Plaza	1540-1914 West Rosecrans Avenue	Compton	Los Angeles	CA	90220	1962, 1991	NAP	127,523	Sq. Ft.	165	L(26), D(90), O(4)	12/31/2016	2,497,372
Loan	12	Hamilton Crossing(33)	12650, 12722-12802 and 13085 Hamilton Crossing Boulevard and 12800, 12900 and 13000 North Meridian Street	Carmel	Hamilton	IN	46032	1989, 1997, 1999, 2000, 2002, 2003	2000	590,917	Sq. Ft.	93	L(27), D(89), O(4)	12/31/2016	10,960,470
Loan	13	Lynnwood Town Center	3105-3225 Alderwood Mall Boulevard	Lynnwood	Snohomish	WA	98036	1986	NAP	105,357	Sq. Ft.	184	L(27), D(89), O(4)	12/31/2016	2,015,061
Loan	14	Kona Crossroads(35)	75-1027 Henry Street	Kailua-Kona	Hawaii	HI	96740	1996	NAP	74,896	Sq. Ft.	241	L(35), D(81), O(4)	12/31/2016	2,070,432
Loan	15	Embassy Suites Denver	4444 Havana Street	Denver	Denver	CO	80239	1985	2013	210	Rooms	85,714	L(25), D(91), O(4)	12/31/2016	10,495,758
Loan	16	Troy Office Portfolio	4685 Investment Drive & 1441 West Long Lake Road	Troy	Oakland	MI	48098	1999, 2001	2013	185,173	Sq. Ft.	97	L(25), D(90), O(5)	12/31/2016	2,729,207
Loan	17	Malibu Vista	22761 Pacific Coast Highway	Malibu	Los Angeles	CA	90265	1980	2013	32,583	Sq. Ft.	552	L(24), D(92), O(4)	12/31/2016	1,915,999
Loan	18	Alvogen Pharma US(35)	6826 NY-12	Norwich	Chenango	NY	13815	1976	2016	385,000	Sq. Ft.	45	L(25), YM1(89), O(6)
Loan	19	SG360 Portfolio(35)	Various	Various	Cook	IL	Various	Various	Various	437,533	Sq. Ft.	38	L(25), YM1(90), O(5)
Property	19.01	Wheeling Facility	1351 Wheeling Road	Wheeling	Cook	IL	60090	1960	1974, 1976, 1991, 1994, 2009	245,038	Sq. Ft.	40
Property	19.02	Broadview Facility	1900 South 25th Avenue	Broadview	Cook	IL	60155	1958	1964, 1967	192,495	Sq. Ft.	35
Loan	20	33 Kings Highway	33 Kings Highway	Orangeburg	Rockland	NY	10962	1972, 1982	2014-2016	105,130	Sq. Ft.	143	L(25), D(91), O(4)	T-3 2/28/2017	2,471,250
Loan	21	Santa Monica Mini Storage	1620 14th Street	Santa Monica	Los Angeles	CA	90404	1923, 1985-1986	2016	56,580	Sq. Ft.	265	L(25), D(91), O(4)	T-12 1/31/2017	2,247,073
Loan	22	Embassy Suites Tempe(35)	4400 South Rural Road	Tempe	Maricopa	AZ	85282	1984	2008, 2012	224	Rooms	60,268	L(28), D(88), O(4)	T-12 10/31/2016	10,116,545
Loan	23	MacArthur Shopping Center	1111-1225 West Airport Freeway	Irving	Dallas	TX	75062	1983	2010, 2012-2013	124,220	Sq. Ft.	103	L(25), D(90), O(5)	12/31/2016	1,920,874
Loan	24	StorQuest Bradenton & Sarasota	Various	Various	Various	FL	Various	Various	NAP	182,268	Sq. Ft.	68	L(25), D(91), O(4)	T-12 1/31/2017	1,717,350
Property	24.01	StorQuest Bradenton	3805 East 53rd Avenue	Bradenton	Manatee	FL	34203	1993-1996	NAP	103,315	Sq. Ft.	74		T-12 1/31/2017	1,031,487
Property	24.02	StorQuest Sarasota	5530 Pinkey Avenue	Sarasota	Sarasota	FL	34233	1982-1990	NAP	78,953	Sq. Ft.	60		T-12 1/31/2017	685,863
Loan	25	Malibu Office	22809 Pacific Coast Highway	Malibu	Los Angeles	CA	90265	1989	2015-2016	18,643	Sq. Ft.	630	L(24), D(92), O(4)
Loan	26	Del Amo - Torrance Medical	3565 Del Amo Boulevard	Torrance	Los Angeles	CA	90503	1987	2006	55,218	Sq. Ft.	203	L(24), D(92), O(4)	12/31/2016	1,353,000
Loan	27	Oak Brook Square	3192 Linden Road	Flint	Genesee	MI	48507	1985	NAP	152,073	Sq. Ft.	72	L(26), D(87), O(7)	T-12 11/30/2016	1,952,508
Loan	28	Villas at Palm Bay	1800 Mogra Circle Northeast	Palm Bay	Brevard	FL	32905	2007	NAP	160	Units	65,545	L(25), D(91), O(4)	12/31/2016	1,660,444
Loan	29	Roslyn Hotel	1221 Old Northern Boulevard	Roslyn	Nassau	NY	11576	1991	2014	77	Rooms	128,022	L(25), D(90), O(5)	12/31/2016	3,664,673
Loan	30	Watson Central Shopping Center	2191-2203 Watson Boulevard	Warner Robins	Houston	GA	31093	1989	NAP	227,956	Sq. Ft.	42	L(25), D(91), O(4)	12/31/2016	1,178,668
Loan	31	50 Bond Street	50 Bond Street	New York	New York	NY	10012	1896	2015	6,400	Sq. Ft.	1,328	L(25), D(89), O(6)	12/31/2016	781,452
Loan	32	Atrium Regency Apartments	5655 Glenmont Drive	Houston	Harris	TX	77081	1984	2004, 2013-2016	122	Units	68,103	L(28), D(88), O(4)	T-12 2/28/2017	1,340,498
Loan	33	Apache Plaza(35)	5105-5195 South Fort Apache Road	Las Vegas	Clark	NV	89148	2008	NAP	42,920	Sq. Ft.	186	L(25), D(91), O(4)	12/31/2016	819,315
Loan	34	The Atrium	324 Datura Street	West Palm Beach	Palm Beach	FL	33401	1950	2016	62,773	Sq. Ft.	119	L(24), D(92), O(4)	T-12 1/31/2017	682,155
Loan	35	Garden Lakes	10720 West Indian School Road	Phoenix	Maricopa	AZ	85037	1988	2015	88,077	Sq. Ft.	79	L(25), D(90), O(5)	12/31/2016	925,195
Loan	36	Extra Space Stone Mountain	5502 Memorial Drive	Stone Mountain	DeKalb	GA	30083	1988	1998	105,990	Sq. Ft.	66	L(26), D(90), O(4)	12/31/2016	1,272,643
Loan	37	5015 Shoreham Place	5015 Shoreham Place	San Diego	San Diego	CA	92122	1984	2015	25,600	Sq. Ft.	265	L(25), D(92), O(3)	T-12 2/28/2017	582,681
Loan	38	Shoppes at Garden	10800 North Military Trail	Palm Beach Gardens	Palm Beach	FL	33410	1970	2014-2016	34,192	Sq. Ft.	169	L(25), D(91), O(4)	T-12 1/31/2017	823,219
Loan	39	SSM Health HQ	10101 Woodfield Lane	Creve Coeur	St. Louis	MO	63132	1982	1999	82,742	Sq. Ft.	67	L(25), D(91), O(4)	12/31/2016	1,533,932
Loan	40	StorQuest Manhattan & Fair Oaks	Various	Tampa	Hillsborough	FL	33611	Various	NAP	91,904	Sq. Ft.	57	L(25), D(91), O(4)	T-12 2/28/2017	977,884
Property	40.01	StorQuest Manhattan	5002 South Manhattan Avenue	Tampa	Hillsborough	FL	33611	1986	NAP	55,200	Sq. Ft.	48		T-12 2/28/2017	516,056
Property	40.02	StorQuest Fair Oaks	3820 West Fair Oaks Avenue	Tampa	Hillsborough	FL	33611	1962, 1997	NAP	36,704	Sq. Ft.	71		T-12 2/28/2017	461,828
Loan	41	Sunny Plaza	9089-9091 North Military Trail	Palm Beach Gardens	Palm Beach	FL	33410	1986	2014-2016	33,306	Sq. Ft.	151	L(25), D(91), O(4)	T-12 1/31/2017	610,554
Loan	42	Champion Forest Self Storage	14850 Cutten Road	Houston	Harris	TX	77069	2003	NAP	60,083	Sq. Ft.	83	L(25), YM1(91), O(4)	T-12 1/31/2017	1,037,719
Loan	43	Massillon Citi Center	275 Lincoln Way	Massillon	Stark	OH	44647	1995	NAP	49,763	Sq. Ft.	98	L(25), D(92), O(3)	12/31/2016	722,504
Loan	44	Walgreens Loganville	4395 Atlanta Highway	Loganville	Walton	GA	30052	2006	NAP	14,490	Sq. Ft.	334	L(25), D(91), O(4)
Loan	45	Amsdell Gateway Self Storage	4209 Alliance Gateway Freeway	Fort Worth	Tarrant	TX	76177	2002	NAP	49,085	Sq. Ft.	89	L(25), D(91), O(4)	12/31/2016	596,739
Loan	46	Walgreens Columbia	1202 South James Campbell Boulevard	Columbia	Maury	TN	38401	2003	NAP	13,650	Sq. Ft.	243	L(25), D(91), O(4)	12/31/2016	326,000
Loan	47	StorIt Prescott & Chino Valley	Various	Various	Yavapai	AZ	86301	Various	NAP	74,896	Sq. Ft.	43	L(25), D(92), O(3)	12/31/2016	541,483
Property	47.01	StorIt Chino Valley	1272 North Highway 89	Chino Valley	Yavapai	AZ	86323	1988, 1992	NAP	43,800	Sq. Ft.	41		12/31/2016	263,786
Property	47.02	StorIt Prescott	730 6th Street	Prescott	Yavapai	AZ	86301	1986, 1990	NAP	31,096	Sq. Ft.	45		12/31/2016	277,697

A-1-3

CD 2017-CD4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Second Most	Second	Second	Second	Third Most	Third	Third	Third
			Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten
Property Flag	ID	Property Name	Expenses($)	NOI($)	Statements Date(23)	EGI($)	Expenses($)	NOI($)	Statements Date(23)	EGI($)	Expenses($)	NOI($)	Debt Yield(10)(11)(12)	Debt Yield(10)(11)(12)	Revenue($)	EGI($)	Expenses($)	NOI ($)	Reserves($)	TI/LC($)	NCF ($)
Loan	1	95 Morton Street(34)	4,750,275	6,571,395	12/31/2015	9,774,899	4,830,217	4,944,682	12/31/2014	10,126,443	4,772,189	5,354,254	10.7%	10.1%	14,616,591	14,960,899	4,820,807	10,140,092	43,417	474,930	9,621,746
Loan	2	Moffett Place Google(33)(34)											8.3%	8.3%	16,326,766	17,818,954	2,382,878	15,436,076	62,870		15,373,206
Loan	3	Midwest Embassy Suites Portfolio	26,501,687	11,497,557	12/31/2016	37,975,135	26,555,401	11,419,734	12/31/2015	38,125,445	26,076,399	12,049,046	15.9%	13.5%	28,392,875	38,028,216	27,705,251	10,322,965	1,521,129		8,801,837
Property	3.01	Embassy Suites Columbus, Dublin	9,636,568	4,537,762	12/31/2016	14,092,189	9,523,218	4,568,971	12/31/2015	14,166,383	9,532,304	4,634,079			10,549,815	14,397,710	10,469,178	3,928,532	575,908		3,352,623
Property	3.02	Embassy Suites Cleveland, Rockside	9,093,866	3,126,245	12/31/2016	12,416,547	9,134,594	3,281,953	12/31/2015	12,607,877	8,857,160	3,750,717			8,313,078	12,195,857	9,384,474	2,811,383	487,834		2,323,548
Property	3.03	Embassy Suites Cincinnati, River Center	7,771,253	3,833,550	12/31/2016	11,466,399	7,897,589	3,568,810	12/31/2015	11,351,185	7,686,935	3,664,250			9,529,982	11,434,650	7,851,599	3,583,051	457,386		3,125,665
Loan	4	Los Angeles Corporate Center	4,430,235	5,380,611	12/31/2015	8,739,060	4,262,541	4,476,519	12/31/2014	8,427,173	4,189,021	4,238,152	11.8%	10.5%	11,302,708	11,427,600	4,520,017	6,907,583	78,979	669,584	6,159,020
Loan	5	Hilton Hawaiian Village(33)	230,014,820	146,972,618	12/31/2015	366,791,222	223,381,851	143,409,371	12/31/2014	346,089,627	212,385,223	133,704,404	21.2%	19.0%	247,034,700	374,437,742	226,873,258	147,564,484	14,977,510		132,586,975
Loan	6	Uovo Art Storage(33)	2,882,846	5,959,509	12/31/2015	3,339,891	2,447,678	892,213					9.8%	9.8%	15,435,829	11,241,398	2,760,281	8,481,117	29,476		8,451,641
Loan	7	Key Center Cleveland(33)(34)	39,040,871	20,199,537	12/31/2015	63,246,960	39,795,936	23,451,024	12/31/2014	64,203,206	38,208,804	25,994,402	12.8%	11.5%	63,701,794	67,329,103	39,219,780	28,109,323	1,456,034	1,326,153	25,327,136
Loan	8	111 Livingston Street(33)	8,465,711	9,295,180	12/31/2015	17,507,058	8,444,503	9,062,555	12/31/2014	16,165,456	8,044,809	8,120,648	8.1%	7.5%	17,952,721	18,801,753	9,038,441	9,763,312	86,800	710,011	8,966,501
Loan	9	Marriott Spartanburg	10,423,745	3,885,816	12/31/2015	13,059,196	10,049,520	3,009,676	12/31/2014	12,309,370	9,520,385	2,788,985	16.3%	13.3%	9,933,253	14,282,216	10,395,028	3,887,188	714,111		3,173,077
Loan	10	260 West 36th Street	1,165,162	1,657,819	12/31/2015	2,623,126	1,071,149	1,551,977	12/31/2014	2,251,180	1,151,088	1,100,092	8.7%	8.3%	3,120,689	3,175,256	1,131,537	2,043,719	17,029	85,145	1,941,545
Loan	11	Gateway Plaza	707,175	1,790,197	12/31/2015	2,469,084	767,978	1,701,106	12/31/2014	2,525,214	892,449	1,632,765	8.8%	8.4%	2,149,945	2,572,765	714,967	1,857,798	25,067	63,228	1,769,503
Loan	12	Hamilton Crossing(33)	4,315,749	6,644,721	12/31/2015	10,573,515	4,015,499	6,558,016	12/31/2014	10,868,464	4,481,352	6,387,112	12.1%	10.7%	10,483,113	10,973,297	4,339,847	6,633,451	124,093	606,278	5,903,080
Loan	13	Lynnwood Town Center	460,637	1,554,424	12/31/2015	1,911,543	449,968	1,461,575	12/31/2014	1,686,774	412,218	1,274,556	9.2%	8.6%	1,877,490	2,262,893	472,381	1,790,512	15,804	110,625	1,664,084
Loan	14	Kona Crossroads(35)	924,223	1,146,209	12/31/2015	1,765,543	822,915	942,628	12/31/2014	1,744,599	829,078	915,521	8.9%	8.3%	1,950,510	2,554,603	949,697	1,604,906	14,979	93,594	1,496,333
Loan	15	Embassy Suites Denver	7,542,789	2,952,969	12/31/2015	10,360,692	7,611,401	2,749,291	12/31/2014	9,456,615	7,265,047	2,191,568	17.3%	15.0%	8,743,034	10,471,804	7,353,597	3,118,207	418,872		2,699,335
Loan	16	Troy Office Portfolio	796,470	1,932,737	12/31/2015	2,909,608	820,524	2,089,084	12/31/2014	2,881,215	824,314	2,056,901	12.5%	10.6%	3,156,985	3,140,217	884,712	2,255,505	46,293	297,755	1,911,457
Loan	17	Malibu Vista	406,247	1,509,752	12/31/2015	2,115,442	425,958	1,689,484	12/31/2014	2,649,208	419,818	2,229,390	9.8%	9.0%	2,055,964	2,176,263	416,449	1,759,814	13,685	117,415	1,628,714
Loan	18	Alvogen Pharma US(35)											10.7%	10.3%	1,994,001	2,697,942	845,938	1,852,004	57,750		1,794,254
Loan	19	SG360 Portfolio(35)											10.0%	10.0%	1,785,000	1,695,750	50,873	1,644,877			1,644,877
Property	19.01	Wheeling Facility													1,107,610	1,052,229	31,567	1,020,662			1,020,662
Property	19.02	Broadview Facility													677,390	643,521	19,306	624,215			624,215
Loan	20	33 Kings Highway	878,386	1,592,864	T-6 2/28/2017	2,329,540	809,920	1,519,620	12/31/2016	1,863,763	782,995	1,080,768	12.3%	12.2%	4,738,107	2,663,300	825,606	1,837,694	15,770		1,821,925
Loan	21	Santa Monica Mini Storage	682,424	1,564,649	12/31/2016	2,245,586	687,499	1,558,087	12/31/2015	2,167,064	611,288	1,555,776	10.5%	10.4%	2,459,100	2,247,073	681,313	1,565,760	13,579		1,552,181
Loan	22	Embassy Suites Tempe(35)	7,722,916	2,393,629	12/31/2015	9,593,612	7,536,497	2,057,115	12/31/2014	9,296,015	7,745,317	1,550,698	17.6%	14.6%	8,221,137	10,088,904	7,707,776	2,381,128	403,556		1,977,572
Loan	23	MacArthur Shopping Center	658,478	1,262,396	12/31/2015	1,801,510	579,039	1,222,471	12/31/2014	1,716,004	591,526	1,124,478	10.1%	9.0%	1,461,563	1,981,156	694,666	1,286,490	33,539	106,138	1,146,813
Loan	24	StorQuest Bradenton & Sarasota	544,133	1,173,218	12/31/2016	1,709,767	551,920	1,157,847	12/31/2015	1,629,405	521,636	1,107,769	8.8%	8.7%	2,109,141	1,717,350	630,500	1,086,850	18,227		1,068,623
Property	24.01	StorQuest Bradenton	309,081	722,406	12/31/2016	1,023,610	314,775	708,835	12/31/2015	992,679	302,777	689,902			1,306,860	1,031,487	354,247	677,240	10,332		666,909
Property	24.02	StorQuest Sarasota	235,051	450,812	12/31/2016	686,157	237,145	449,012	12/31/2015	636,726	218,859	417,867			802,281	685,863	276,254	409,609	7,895		401,714
Loan	25	Malibu Office											8.3%	8.0%	979,317	1,275,297	299,861	975,435	3,729	27,964	943,742
Loan	26	Del Amo - Torrance Medical	33,885	1,319,115	12/31/2015	1,353,000	11,583	1,341,417	12/31/2014	1,344,550	10,175	1,334,375	12.9%	12.8%	1,524,017	1,490,290	44,709	1,445,581	11,044		1,434,537
Loan	27	Oak Brook Square	605,115	1,347,393	12/31/2015	1,897,663	573,999	1,323,664	12/31/2014	2,004,401	520,994	1,483,407	12.3%	11.2%	1,554,252	1,934,722	592,963	1,341,759	22,811	95,218	1,223,730
Loan	28	Villas at Palm Bay	785,516	874,928	12/31/2015	1,630,102	750,397	879,705	12/31/2014	1,271,509	860,841	410,668	9.0%	8.7%	1,669,524	1,709,477	760,704	948,772	40,000		908,772
Loan	29	Roslyn Hotel	2,431,435	1,233,238	12/31/2015	3,711,006	2,631,955	1,079,051	12/31/2014	3,301,742	2,798,870	502,872	12.2%	10.6%	3,526,502	3,786,581	2,585,386	1,201,195	151,463		1,049,732
Loan	30	Watson Central Shopping Center	200,669	977,999	12/31/2015	1,003,534	268,395	735,139	12/31/2014	911,206	286,297	624,909	13.1%	11.8%	1,755,063	1,615,983	350,122	1,265,861	34,193	90,000	1,141,667
Loan	31	50 Bond Street	75,391	706,060									9.4%	9.2%	901,765	879,303	81,113	798,190	960	12,800	784,430
Loan	32	Atrium Regency Apartments	565,557	774,942	12/31/2015	1,176,035	590,151	585,884	12/31/2014	995,606	502,291	493,315	9.6%	9.3%	1,427,880	1,393,345	594,137	799,208	24,400		774,808
Loan	33	Apache Plaza(35)	184,762	634,552	12/31/2015	618,782	182,290	436,492	12/31/2014	735,317	151,461	583,856	10.6%	10.3%	1,041,654	1,050,270	202,346	847,924	6,438	21,066	820,420
Loan	34	The Atrium	419,998	262,157	12/31/2015	439,251	326,245	113,006					10.0%	9.1%	1,295,541	1,208,880	458,317	750,563	12,555	52,773	685,235
Loan	35	Garden Lakes	352,555	572,641	12/31/2015	945,812	352,723	593,090	12/31/2014	944,461	387,484	556,977	10.7%	9.2%	983,015	1,126,618	375,619	751,000	17,615	88,077	645,307
Loan	36	Extra Space Stone Mountain	459,180	813,463	12/31/2015	1,099,917	465,660	634,257	12/31/2014	996,475	369,240	627,235	11.2%	11.1%	1,344,580	1,272,643	486,876	785,767	10,599		775,168
Loan	37	5015 Shoreham Place	143,142	439,539	12/31/2016	488,882	145,475	343,407					10.7%	9.9%	778,410	976,409	249,389	727,020	16,640	38,401	671,979
Loan	38	Shoppes at Garden	225,174	598,045	12/31/2015	650,854	230,316	420,538	12/31/2014	679,947	267,868	412,079	11.3%	10.5%	839,968	890,899	239,885	651,014	6,838	36,744	607,431
Loan	39	SSM Health HQ	811,755	722,177	12/31/2015	1,242,220	754,879	487,341					12.5%	12.3%	1,448,998	1,526,793	830,302	696,490	13,239		683,252
Loan	40	StorQuest Manhattan & Fair Oaks	452,251	525,633	12/31/2016	965,842	446,015	519,827	12/31/2015	962,421	404,096	558,325	9.1%	8.9%	1,138,121	977,884	500,765	477,119	9,190		467,929
Property	40.01	StorQuest Manhattan	217,559	298,497	12/31/2016	509,321	211,137	298,184	12/31/2015	539,097	213,698	325,399			603,065	516,056	250,218	265,838	5,520		260,318
Property	40.02	StorQuest Fair Oaks	234,692	227,136	12/31/2016	456,521	234,878	221,643	12/31/2015	423,324	190,398	232,926			535,056	461,828	250,547	211,281	3,670		207,611
Loan	41	Sunny Plaza	181,594	428,961	12/31/2015	467,097	195,318	271,780	12/31/2014	416,969	179,149	237,820	9.9%	9.0%	727,076	692,741	194,109	498,631	8,993	36,068	453,570
Loan	42	Champion Forest Self Storage	396,878	640,840	12/31/2016	1,037,450	398,096	639,354	12/31/2015	1,057,504	376,100	681,404	12.5%	12.4%	1,183,770	1,037,719	413,472	624,247	6,008		618,239
Loan	43	Massillon Citi Center	231,494	491,009	12/31/2015	619,304	174,661	444,643					10.4%	9.3%	607,979	744,163	237,685	506,479	16,422	39,273	450,783
Loan	44	Walgreens Loganville											8.2%	8.2%	420,000	409,500	11,970	397,530	1,449		396,081
Loan	45	Amsdell Gateway Self Storage	226,118	370,621	12/31/2015	552,057	227,838	324,219	12/31/2014	489,962	227,641	262,321	8.5%	8.4%	584,652	592,338	227,002	365,335	4,909		360,427
Loan	46	Walgreens Columbia		326,000	12/31/2015	326,000		326,000	12/31/2014	326,000		326,000	9.6%	9.6%	326,000	327,860	9,836	318,024			318,024
Loan	47	StorIt Prescott & Chino Valley	184,462	357,021	12/31/2015	477,600	180,311	297,289	12/31/2014	439,746	166,105	273,641	11.2%	11.0%	621,888	541,483	183,976	357,507	7,490		350,017
Property	47.01	StorIt Chino Valley	94,275	169,511	12/31/2015	238,125	88,965	149,160	12/31/2014	210,434	84,483	125,951			315,672	263,786	92,054	171,732	4,380		167,352
Property	47.02	StorIt Prescott	90,187	187,510	12/31/2015	239,475	91,346	148,129	12/31/2014	229,312	81,622	147,690			306,216	277,697	91,922	185,775	3,110		182,665

A-1-4

CD 2017-CD4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Ownership	Ground Lease	Ground Lease			Lease			Lease			Lease			Lease
Property Flag	ID	Property Name	Interest(16)	Expiration(17)	Extension Terms(17)	Largest Tenant(19)(20)(21)(22)	SF	Expiration	2nd Largest Tenant(18)(19)(21)(22)	SF	Expiration	3rd Largest Tenant(19)(21)(22)	SF	Expiration	4th Largest Tenant(19)(21)(22)	SF	Expiration
Loan	1	95 Morton Street(34)	Fee Simple	NAP	None	PayPal	120,800	10/31/2027	Integral Ad Science	50,264	3/31/2027	VSA Partners	25,080	4/30/2026	Xerox	20,940	9/15/2020
Loan	2	Moffett Place Google(33)(34)	Fee Simple	NAP	None	Google Inc.	314,352	11/30/2028	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	3	Midwest Embassy Suites Portfolio	Fee Simple / Leasehold	Various	Various
Property	3.01	Embassy Suites Columbus, Dublin	Fee Simple	NAP	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.02	Embassy Suites Cleveland, Rockside	Fee Simple	NAP	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.03	Embassy Suites Cincinnati, River Center	Leasehold	6/30/2040	Four, 25-year options	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	4	Los Angeles Corporate Center	Fee Simple	NAP	None	State Compensation Insurance Fund	83,021	3/15/2023	Department of Social Services	58,207	9/30/2024	SynerMed	57,960	9/30/2022	County of Los Angeles Fire Department	37,132	3/31/2027
Loan	5	Hilton Hawaiian Village(33)	Fee Simple / Leasehold	7/31/2035	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	6	Uovo Art Storage(33)	Fee Simple	NAP	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	7	Key Center Cleveland(33)(34)	Fee Simple / Leasehold	12/31/2059	1, 34-year option	KeyBank National Association	477,781	6/30/2030	Squire Patton Boggs	150,890	4/30/2022	Forest City	147,795	3/31/2033	Thompson Hine LLP	125,120	9/30/2029
Loan	8	111 Livingston Street(33)	Fee Simple	NAP	None	NYS Office of Assistance	121,545	5/31/2020	The Legal Aid Society	111,900	10/31/2037	NYS Workers Comp	50,225	1/31/2019	City University of NY	45,000	8/31/2017
Loan	9	Marriott Spartanburg	Leasehold	1/13/2061	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	10	260 West 36th Street	Fee Simple	NAP	None	David Wolfson & Associates	7,500	8/31/2017	Riazee Boutique, Inc.	7,500	10/31/2017	Quick fusing Inc.	6,900	MTM	Bestcare, Inc.	5,000	4/30/2018
Loan	11	Gateway Plaza	Fee Simple	NAP	None	Food 4 Less Store	47,188	2/28/2027	General Discount	20,455	1/31/2022	Milestones Family Learning Ctr.	8,231	9/30/2019	Wells Fargo Bank, N.A.	7,027	3/31/2025
Loan	12	Hamilton Crossing(33)	Fee Simple	NAP	None	ADESA Corporation	177,842	7/31/2019	American Specialty Health Inc.	82,001	12/31/2024	Byrider Franchising, LLC	70,320	2/29/2024	Middle Star	32,694	12/31/2023
Loan	13	Lynnwood Town Center	Fee Simple	NAP	None	Marshall’s	25,000	1/31/2022	Michael’s Stores, Inc	25,000	1/31/2021	Performance Bicycle Shop	6,507	9/30/2017	Clubhouse Golf Center, LLC	5,100	1/31/2019
Loan	14	Kona Crossroads(35)	Leasehold	3/1/2056	Three, 10-year options	Safeway	46,130	2/28/2026	AutoZone	8,049	7/31/2026	Denny’s Kona Inc	4,998	5/31/2038	Island Heart Care	3,115	4/30/2021
Loan	15	Embassy Suites Denver	Fee Simple	NAP	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	16	Troy Office Portfolio	Fee Simple	NAP	None	Continental Automotive Systems	77,054	12/31/2023	The Travelers Indemnity Company	28,077	6/30/2019	Rockwell Automation, Inc	24,562	1/31/2019	Integrated Design Solutions, LLC	18,903	9/30/2023
Loan	17	Malibu Vista	Fee Simple	NAP	None	Dun & Bradstreet Emerging Businesses Corp.	32,583	8/31/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	18	Alvogen Pharma US(35)	Fee Simple / Leasehold	2/29/2032	None	Norwich Pharmaceuticals, Inc.	385,000	12/21/2036	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	19	SG360 Portfolio(35)	Fee Simple	NAP	None
Property	19.01	Wheeling Facility	Fee Simple	NAP	None	The Segerdahl Corporation	245,038	2/6/2034	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	19.02	Broadview Facility	Fee Simple	NAP	None	The Segerdahl Corporation	192,495	2/6/2034	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	20	33 Kings Highway	Fee Simple	NAP	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	21	Santa Monica Mini Storage	Fee Simple	NAP	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	22	Embassy Suites Tempe(35)	Fee Simple	NAP	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	23	MacArthur Shopping Center	Fee Simple	NAP	None	Fiesta Mart	42,827	12/31/2019	LIBIR, LLC dba Liberty Dialysis	7,629	12/31/2020	Women, Infants and Children (WIC)	6,854	8/31/2019	Physicians for Children	5,297	1/31/2020
Loan	24	StorQuest Bradenton & Sarasota	Fee Simple	NAP	None
Property	24.01	StorQuest Bradenton	Fee Simple	NAP	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	24.02	StorQuest Sarasota	Fee Simple	NAP	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	25	Malibu Office	Fee Simple	NAP	None	Regus	18,643	10/31/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	26	Del Amo - Torrance Medical	Fee Simple	NAP	None	DaVita Medical Administrative Services, LLC	55,218	3/31/2028	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	27	Oak Brook Square	Fee Simple	NAP	None	Hobby Lobby	54,744	10/31/2023	TJ Maxx	25,000	1/31/2025	Dollar Tree	10,200	7/31/2022	Shoe Carnival	9,467	1/31/2024
Loan	28	Villas at Palm Bay	Fee Simple	NAP	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	29	Roslyn Hotel	Fee Simple	NAP	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	30	Watson Central Shopping Center	Fee Simple	NAP	None	Food Depot	45,000	11/30/2022	Big Lots	41,980	8/29/2019	Bargain Hunt	35,862	4/30/2023	CitiTrends	17,664	5/31/2019
Loan	31	50 Bond Street	Fee Simple	NAP	None	Lululemon	6,400	1/31/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	32	Atrium Regency Apartments	Fee Simple	NAP	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	33	Apache Plaza(35)	Fee Simple	NAP	None	Go Wireless Premium	4,203	3/31/2021	Streets of New York Pizza	3,000	5/31/2019	Mattress Pro Superstore	2,939	4/30/2019	Lunar One, LLC dba Squeeze In	2,428	6/30/2021
Loan	34	The Atrium	Fee Simple	NAP	None	Global Sticks Express, LLC	10,447	12/31/2023	Verified Number, LLC	5,945	3/31/2019	Elite Stor Asset Management, LLC	5,544	11/30/2018	Legends of Xscape	4,196	6/30/2017
Loan	35	Garden Lakes	Fee Simple	NAP	None	Savers	35,534	12/31/2022	Dollar General Store	8,450	12/31/2021	Guardian Angels Preschool	5,278	2/28/2021	Next Level Development	4,225	8/30/2021
Loan	36	Extra Space Stone Mountain	Fee Simple	NAP	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	37	5015 Shoreham Place	Fee Simple	NAP	None	loanDepot.com, LLC	13,950	4/30/2023	SAC Wireless, LLC	11,650	8/31/2020	NAP	NAP	NAP	NAP	NAP	NAP
Loan	38	Shoppes at Garden	Fee Simple	NAP	None	Crossroads Market and Deli	2,700	6/30/2020	Morning Coffee, LLC	2,563	1/15/2019	George Ryan & Company Salon & Day Spa, Inc.	2,273	1/31/2020	PB Gardens Drugs LLC	2,142	1/31/2019
Loan	39	SSM Health HQ	Fee Simple	NAP	None	SSM Health	82,742	12/31/2024	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	40	StorQuest Manhattan & Fair Oaks	Fee Simple	NAP	None
Property	40.01	StorQuest Manhattan	Fee Simple	NAP	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	40.02	StorQuest Fair Oaks	Fee Simple	NAP	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	41	Sunny Plaza	Fee Simple	NAP	None	Prep Obsessed, LLC	4,787	4/30/2018	Community TV	3,008	4/30/2018	Forever Fitness Studio, LLC	2,487	7/14/2022	Papa Chiropractic	2,128	12/31/2017
Loan	42	Champion Forest Self Storage	Fee Simple	NAP	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	43	Massillon Citi Center	Fee Simple	NAP	None	Dollar Tree	10,704	1/31/2023	Buffalo Wild Wings	6,926	10/31/2022	Bob Evans	4,800	8/31/2020	Rockne’s Pub	4,557	12/31/2021
Loan	44	Walgreens Loganville	Fee Simple	NAP	None	Walgreens	14,490	7/31/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	45	Amsdell Gateway Self Storage	Fee Simple	NAP	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	46	Walgreens Columbia	Fee Simple	NAP	None	Walgreens	13,650	9/30/2028	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	47	StorIt Prescott & Chino Valley	Fee Simple	NAP	None
Property	47.01	StorIt Chino Valley	Fee Simple	NAP	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	47.02	StorIt Prescott	Fee Simple	NAP	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-5

CD 2017-CD4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

								Upfront	Monthly	Upfront	Monthly
					Lease		Occupancy	Replacement	Replacement	TI/LC	TI/LC
Property Flag	ID	Property Name	5th Largest Tenant(21)	SF	Expiration	Occupancy(4)	As-of Date	Reserves($)(25)	Reserves ($)(26)(27)(28)	Reserves ($)(25)	Reserves ($)(26)(28)
Loan	1	95 Morton Street(34)	NAP	NAP	NAP	100.0%	2/15/2017		3,618
Loan	2	Moffett Place Google(33)(34)	NAP	NAP	NAP	100.0%	5/6/2017			12,312,957
Loan	3	Midwest Embassy Suites Portfolio				72.0%	2/28/2017		Springing
Property	3.01	Embassy Suites Columbus, Dublin	NAP	NAP	NAP	74.9%	2/28/2017
Property	3.02	Embassy Suites Cleveland, Rockside	NAP	NAP	NAP	67.6%	2/28/2017
Property	3.03	Embassy Suites Cincinnati, River Center	NAP	NAP	NAP	73.6%	2/28/2017
Loan	4	Los Angeles Corporate Center	AT&T Services, Inc.	26,619	3/31/2018	93.2%	2/6/2017		6,582		54,298
Loan	5	Hilton Hawaiian Village(33)	NAP	NAP	NAP	94.6%	12/31/2016		Springing
Loan	6	Uovo Art Storage(33)	NAP	NAP	NAP	83.9%	1/10/2017		2,456
Loan	7	Key Center Cleveland(33)(34)	Baker Hostetler LLP	115,615	10/31/2031	Various	Various	20,262,985	29,284		110,513
Loan	8	111 Livingston Street(33)	Brooklyn Law School	41,000	1/31/2032	97.6%	11/1/2016		7,233		36,167
Loan	9	Marriott Spartanburg	NAP	NAP	NAP	78.5%	12/31/2016		An amount equal to 1/12 of 5.0% of the greater of (a) gross revenues in the preceding calendar year or (b) the projected gross revenues for the current calendar year according to the most recently submitted annual budget
Loan	10	260 West 36th Street	Wear Abouts Apparel, Inc.	4,275	7/31/2019	96.8%	1/31/2017		1,419		7,095
Loan	11	Gateway Plaza	DaVita Inc.	7,000	9/7/2019	94.2%	3/1/2017		2,653		7,917
Loan	12	Hamilton Crossing(33)	Baker Hill Solutions LLC	29,989	7/31/2018	88.8%	Various		10,341	500,000	49,243
Loan	13	Lynnwood Town Center	Comcast	4,221	12/31/2019	97.2%	2/1/2017	276,563	1,317		9,219
Loan	14	Kona Crossroads(35)	Sakura Japanese Restaurant	2,192	10/31/2023	97.6%	12/31/2016		1,249	901,645	7,561
Loan	15	Embassy Suites Denver	NAP	NAP	NAP	80.0%	12/31/2016		The greater of (i) 4.0% of the actual rents for the 2nd prior month and (ii) any amount required under Management Agreement or Franchise Agreement for FF&E Work
Loan	16	Troy Office Portfolio	Ameriprise Holdings, Inc	11,814	12/31/2017	99.7%	4/1/2017		3,858		15,431
Loan	17	Malibu Vista	NAP	NAP	NAP	100.0%	5/6/2017		Springing		Springing
Loan	18	Alvogen Pharma US(35)	NAP	NAP	NAP	100.0%	5/6/2017		Springing
Loan	19	SG360 Portfolio(35)				100.0%	5/6/2017		Springing
Property	19.01	Wheeling Facility	NAP	NAP	NAP	100.0%	5/6/2017
Property	19.02	Broadview Facility	NAP	NAP	NAP	100.0%	5/6/2017
Loan	20	33 Kings Highway	NAP	NAP	NAP	54.4%	2/28/2017		1,314
Loan	21	Santa Monica Mini Storage	NAP	NAP	NAP	94.1%	3/1/2017		Springing
Loan	22	Embassy Suites Tempe(35)	NAP	NAP	NAP	81.9%	10/31/2016		Springing
Loan	23	MacArthur Shopping Center	Rincon Latino Restaurant	4,964	12/31/2020	97.9%	3/31/2017		2,795		11,904
Loan	24	StorQuest Bradenton & Sarasota				86.5%	1/31/2017		1,519
Property	24.01	StorQuest Bradenton	NAP	NAP	NAP	80.3%	1/31/2017
Property	24.02	StorQuest Sarasota	NAP	NAP	NAP	88.1%	1/31/2017
Loan	25	Malibu Office	NAP	NAP	NAP	100.0%	5/6/2017		311	272,411
Loan	26	Del Amo - Torrance Medical	NAP	NAP	NAP	100.0%	5/6/2017		Springing		6,902
Loan	27	Oak Brook Square	Dress Barn	8,004	12/31/2017	92.8%	1/31/2017		1,901		7,917
Loan	28	Villas at Palm Bay	NAP	NAP	NAP	98.8%	3/31/2017		3,333
Loan	29	Roslyn Hotel	NAP	NAP	NAP	67.7%	12/31/2016		The greater of (i) 4.0% of prior month’s gross revenues and (ii) any amount required under Management Agreement or Franchise Agreement for FF&E Work
Loan	30	Watson Central Shopping Center	Harbor Freight Tools	15,249	8/31/2026	96.9%	2/13/2017		2,849		9,898
Loan	31	50 Bond Street	NAP	NAP	NAP	100.0%	5/6/2017		80
Loan	32	Atrium Regency Apartments	NAP	NAP	NAP	95.1%	2/28/2017	150,000	3,050
Loan	33	Apache Plaza(35)	Kaffe Live, LLC	2,010	1/31/2022	88.2%	4/4/2017		537	240,000	3,756
Loan	34	The Atrium	Slusher, Yellin & Rosenblum	3,805	6/30/2019	88.6%	1/5/2017		1,046	100,000	5,231
Loan	35	Garden Lakes	Iglesia Christiana Linaje Escongido	3,322	8/31/2019	89.6%	4/1/2017		1,468		7,340
Loan	36	Extra Space Stone Mountain	NAP	NAP	NAP	95.8%	1/23/2017		883
Loan	37	5015 Shoreham Place	NAP	NAP	NAP	100.0%	2/28/2017		1,387		2,133
Loan	38	Shoppes at Garden	Italian-American Society, Inc.	2,050	5/31/2021	95.0%	2/14/2017		570	25,000	3,270
Loan	39	SSM Health HQ	NAP	NAP	NAP	100.0%	5/6/2017	90,758	1,103		Springing
Loan	40	StorQuest Manhattan & Fair Oaks				91.1%	12/31/2016		766
Property	40.01	StorQuest Manhattan	NAP	NAP	NAP	91.7%	12/31/2016
Property	40.02	StorQuest Fair Oaks	NAP	NAP	NAP	90.1%	12/31/2016
Loan	41	Sunny Plaza	Karina Nail Nook, LLC	1,872	5/31/2019	100.0%	2/14/2017		749	25,000	3,214
Loan	42	Champion Forest Self Storage	NAP	NAP	NAP	83.0%	2/20/2017		501
Loan	43	Massillon Citi Center	Menches Brothers Restaurant	4,346	3/31/2022	96.4%	3/1/2017	36,000	2,903		4,147
Loan	44	Walgreens Loganville	NAP	NAP	NAP	100.0%	5/6/2017		121
Loan	45	Amsdell Gateway Self Storage	NAP	NAP	NAP	85.6%	1/5/2017		409
Loan	46	Walgreens Columbia	NAP	NAP	NAP	100.0%	5/6/2017		Springing		Springing
Loan	47	StorIt Prescott & Chino Valley				95.4%	Various		624
Property	47.01	StorIt Chino Valley	NAP	NAP	NAP	94.9%	2/22/2017
Property	47.02	StorIt Prescott	NAP	NAP	NAP	96.1%	1/18/2017

A-1-6

CD 2017-CD4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Upfront	Monthly	Upfront	Monthly	Upfront	Upfront	Monthly	Other
			Tax	Tax	Insurance	Insurance	Engineering	Other	Other	Reserves
Property Flag	ID	Property Name	Reserves ($)(25)	Reserves ($)(26)(28)	Reserves($)(25)	Reserves ($)(26)(28)	Reserve($)(25)	Reserve(25)(29)	Reserves ($)(26)(28)	Description(29)
Loan	1	95 Morton Street(34)	1,193,540	238,708		Springing		12,175,629		Unfunded Obligations Reserve (Upfront: 12,175,629)
Loan	2	Moffett Place Google(33)(34)	253,015	84,338		Springing		17,051,831	Springing	Free Rent Reserve (Upfront: 17,051,831); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow); Low Debt Service Reserve (Monthly: Springing)
Loan	3	Midwest Embassy Suites Portfolio	100,000	123,073		Springing		6,875,667	21,167	PIP Reserve: (Upfront: 6,750,000); Ground Rent Reserve: (Upfront:125,667; Monthly: 21,167 )
Property	3.01	Embassy Suites Columbus, Dublin
Property	3.02	Embassy Suites Cleveland, Rockside
Property	3.03	Embassy Suites Cincinnati, River Center
Loan	4	Los Angeles Corporate Center		91,347	11,267	5,633	373,520	6,373,345	Springing	Unfunded Obligations Reserve (Upfront: 5,286,382); Free Rent Reserve (Upfront: 1,086,963); Fire Department Reserve (Springing Monthly: Excess Cash Flow); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Loan	5	Hilton Hawaiian Village(33)		Springing		Springing
Loan	6	Uovo Art Storage(33)	29,711	14,855		Springing		71,500		New PCO Repair Reserve (Upfront: 71,500)
Loan	7	Key Center Cleveland(33)(34)	1,540,363	770,181	55,406	27,703	64,625	28,722,174	5,000	New Lease TI/LC Reserve (Upfront: 18,461,400); Thompson Hines TI/LC (Upfront: 5,608,359); Marriott PIP Reserve (Upfront: 4,652,415); Ground Rent Reserve (Monthly: 5,000)
Loan	8	111 Livingston Street(33)	296,183	296,183		Springing	11,625	36,445,472		Economic Holdback Reserve (Upfront: 29,490,000); Unfunded Obligations Reserve (Upfront: 4,705,472); CUNY Reserve (Upfront: 2,250,000)
Loan	9	Marriott Spartanburg	24,913	24,913	17,012	4,253	56,250	16,667	16,667	Ground Lease Reserve (Upfront: 16,667; Monthly: 16,667)
Loan	10	260 West 36th Street	119,310	39,770		Springing		100,000		Amended CofO Reserve (Upfront: 100,000)
Loan	11	Gateway Plaza		22,324	33,638	2,588	3,125	946,250	Springing	Environmental Reserve (Upfront: 781,250); Seismic Reserve (Upfront: 165,000); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Loan	12	Hamilton Crossing(33)	366,426	91,607	65,414	7,268	147,785	2,305,224		ADESA Reserve (Upfront: 1,500,000); Unfunded Tenant Obligations Reserve (Upfront: 805,224)
Loan	13	Lynnwood Town Center	99,835	19,967		Springing	22,769	482,787	Springing	Unfunded Obligations Reserve (Upfront: 411,609); Gap Rent Reserve (Upfront: 71,178)
Loan	14	Kona Crossroads(35)	57,978	15,157		Springing	292,446	1,203,051	Springing	Free Rent Reserve (Upfront: 114,457); Ground Rent Funds (Upfront: 58,594; Monthly: Springing); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow); Holdback Reserve (Upfront: 1,030,000)
Loan	15	Embassy Suites Denver	116,644	24,174		Springing			Springing	PIP Reserve (Monthly: Springing)
Loan	16	Troy Office Portfolio	264,912	28,879		Springing	62,500		Springing	Lease Sweep Reserve (Monthly Springing: Excess Cash Flow)
Loan	17	Malibu Vista		Springing		Springing	7,500		Springing	Dun and Bradstreet Renewal Reserve (Springing Monthly: Excess Cash Flow)
Loan	18	Alvogen Pharma US(35)		Springing		Springing			Springing	Lease Sweep Reserve (Monthly Springing: Excess Cash Flow)
Loan	19	SG360 Portfolio(35)		Springing		Springing
Property	19.01	Wheeling Facility
Property	19.02	Broadview Facility
Loan	20	33 Kings Highway	151,492	23,089		Springing	15,600
Loan	21	Santa Monica Mini Storage	71,257	14,251	2,450	1,225	2,313
Loan	22	Embassy Suites Tempe(35)	73,044	24,348		Springing		2,003,422	40,535	PIP Reserve (Upfront: 1,881,817); Seasonality Reserve (Upfront: 121,605; Monthly: 40,535)
Loan	23	MacArthur Shopping Center	86,174	28,725		Springing	5,000		Springing	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Loan	24	StorQuest Bradenton & Sarasota	13,276	13,276	7,901	3,951	69,588
Property	24.01	StorQuest Bradenton
Property	24.02	StorQuest Sarasota
Loan	25	Malibu Office	11,538	11,538		Springing			Springing	Lease Sweep Reserve (Monthly Springing: Excess Cash Flow)
Loan	26	Del Amo - Torrance Medical		Springing		Springing		2,760,900	Springing	DaVita TI Funds (Upfront: 2,760,900); Lease Sweep Reserve (Monthly Springing: Excess Cash Flow)
Loan	27	Oak Brook Square	48,975	13,813		Springing		300,000		Upfront Reserve (Upfront: 300,000)
Loan	28	Villas at Palm Bay	78,590	13,098		Springing
Loan	29	Roslyn Hotel	45,388	31,990		Springing	78,100
Loan	30	Watson Central Shopping Center	48,056	9,611		Springing		44,046	Springing	Free Rent (Upfront: 44,046); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Loan	31	50 Bond Street	5,352	2,676	322	161		2,500	Springing	Condominium Assessment Reserve (Upfront: 2,500; Monthly: Springing)
Loan	32	Atrium Regency Apartments		11,407		Springing	11,250	768,012		Elevator Replacement (Upfront: 768,012)
Loan	33	Apache Plaza(35)	7,512	3,756		Springing		65,214		Approved Leasing Expenses (Upfront: 55,511); Free Rent Funds (Upfront: 9,703)
Loan	34	The Atrium	66,336	11,056	25,000	Springing		429,656	Springing	Environmental Reserve (Upfront: 178,750); Free Rent (Upfront: 240,281); Punchlist Funds(Upfront: 10,625); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Loan	35	Garden Lakes	25,594	12,797		Springing	117,468	9,340	Springing	Existing TI/LC (Upfront: 9,340) Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Loan	36	Extra Space Stone Mountain	67,994	13,599		Springing	1,813
Loan	37	5015 Shoreham Place	17,572	4,393	996	498	20,000
Loan	38	Shoppes at Garden	37,914	7,583	10,000	Springing
Loan	39	SSM Health HQ	68,954	17,239	1,447	1,447	11,500
Loan	40	StorQuest Manhattan & Fair Oaks	50,256	7,179	5,394	2,697	130,021
Property	40.01	StorQuest Manhattan
Property	40.02	StorQuest Fair Oaks
Loan	41	Sunny Plaza	38,291	7,658	10,000	Springing			Springing	Lease Sweep Reserve (Monthly Springing: Excess Cash Flow)
Loan	42	Champion Forest Self Storage	58,760	14,690	21,176	1,765
Loan	43	Massillon Citi Center	36,557	12,186		728	22,875
Loan	44	Walgreens Loganville		Springing		Springing		312,500	2,083	Environmental Reserve (Upfront: 312,500, Monthly: 2,083); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Loan	45	Amsdell Gateway Self Storage	19,200	4,800		Springing		100,000		Property Cost Holdback Reserve (100,000)
Loan	46	Walgreens Columbia		Springing		Springing
Loan	47	StorIt Prescott & Chino Valley	9,139	3,046	3,485	697
Property	47.01	StorIt Chino Valley
Property	47.02	StorIt Prescott

A-1-7

CD 2017-CD4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Environmental
			Report	Engineering	Loan
Property Flag	ID	Property Name	Date(30)(31)	Report Date	Purpose	Sponsor(24)
Loan	1	95 Morton Street(34)	3/3/2017	3/3/2017	Acquisition	Aby Rosen; Michael Fuchs
Loan	2	Moffett Place Google(33)(34)	12/1/2016	12/2/2016	Refinance	Joseph K. Paul (A/K/A Jay Paul), Jay Paul Revocable Living Trust Dated November 9, 1999, As Amended and Restated On March 19, 2010 and As Further Amended From Time To Time and Paul Guarantor LLC
Loan	3	Midwest Embassy Suites Portfolio			Acquisition	American Hotel Income Properties REIT Inc.
Property	3.01	Embassy Suites Columbus, Dublin	11/18/2016	11/18/2016
Property	3.02	Embassy Suites Cleveland, Rockside	11/18/2016	11/23/2016
Property	3.03	Embassy Suites Cincinnati, River Center	11/21/2016	11/18/2016
Loan	4	Los Angeles Corporate Center	10/31/2016	11/7/2016	Acquisition	Benjamin Nazarian; Neil Kadisha
Loan	5	Hilton Hawaiian Village(33)	10/17/2016	10/17/2016	Refinance	Park Intermediate Holdings LLC
Loan	6	Uovo Art Storage(33)	1/31/2017	1/17/2017	Refinance	Steven J. Guttman
Loan	7	Key Center Cleveland(33)(34)	8/11/2016	8/3/2016	Acquisition	Frank T. Sinito
Loan	8	111 Livingston Street(33)	11/1/2016	11/1/2016	Refinance	Abraham Leser; Harry Gold; Robert Schachter; Edith Leser
Loan	9	Marriott Spartanburg	10/31/2016	10/13/2016	Refinance	Andrew B. Cajka, JR.; Jimmy I. Gibbs
Loan	10	260 West 36th Street	10/19/2016	10/18/2016	Refinance	Albert Monasebian; Nader Hakakian
Loan	11	Gateway Plaza	12/27/2016	12/27/2016	Refinance	A.S. Abbasi
Loan	12	Hamilton Crossing(33)	Various	12/1/2016	Acquisition	Raymond Massa
Loan	13	Lynnwood Town Center	10/19/2016	10/19/2016	Refinance	Alan C. Fox
Loan	14	Kona Crossroads(35)	5/20/2015	10/30/2015	Refinance	National Credit Tenant Investments, LLC
Loan	15	Embassy Suites Denver	3/7/2017	3/7/2017	Refinance	Westplace Modesto Investors, LLC
Loan	16	Troy Office Portfolio	3/29/2017	3/29/2017	Refinance	Cyrus Sakhai
Loan	17	Malibu Vista	3/2/2017	3/2/2017	Refinance	Kambiz Hakim
Loan	18	Alvogen Pharma US(35)	9/2/2016	8/16/2016	Recapitalization	AG Net Lease III Corp.; AG Net Lease III (SO) Corp.
Loan	19	SG360 Portfolio(35)			Acquisition	AG Net Lease III Corp.; AG Net Lease III (SO) Corp.
Property	19.01	Wheeling Facility	12/13/2016	12/9/2016
Property	19.02	Broadview Facility	12/13/2016	12/9/2016
Loan	20	33 Kings Highway	2/10/2017	2/10/2017	Refinance	Steven J. Guttman
Loan	21	Santa Monica Mini Storage	3/1/2017	3/2/2017	Refinance	Donald A. Pruit
Loan	22	Embassy Suites Tempe(35)	7/14/2016	6/30/2016	Acquisition	American Hotel Income Properties REIT Inc.
Loan	23	MacArthur Shopping Center	1/20/2017	1/20/2017	Refinance	Kenneth Levy
Loan	24	StorQuest Bradenton & Sarasota			Acquisition	Clark W. Porter; William W. Hobin; Timothy B. Hobin
Property	24.01	StorQuest Bradenton	2/10/2017	3/2/2017
Property	24.02	StorQuest Sarasota	2/10/2017	3/25/2017
Loan	25	Malibu Office	8/30/2016	8/30/2016	Refinance	Jason Illoulian; Benjamin Keywanfar
Loan	26	Del Amo - Torrance Medical	3/17/2017	3/14/2017	Refinance	Thomas C. Paulsen
Loan	27	Oak Brook Square	1/11/2017	1/11/2017	Acquisition	RCG Ventures Fund IV, LP
Loan	28	Villas at Palm Bay	1/12/2017	1/12/2017	Refinance	Naimisha Barot
Loan	29	Roslyn Hotel	2/23/2017	2/23/2017	Acquisition	Sumeer Kakar; Sudhir Kakar
Loan	30	Watson Central Shopping Center	11/14/2016	11/11/2016	Refinance	Ernest W. Livingston, Jr.
Loan	31	50 Bond Street	3/8/2017	3/8/2017	Refinance	Joseph J. Sitt
Loan	32	Atrium Regency Apartments	11/29/2016	11/30/2016	Refinance	Shyam H. Hingorani
Loan	33	Apache Plaza(35)	1/13/2017	1/11/2017	Refinance	Kaveh Bral
Loan	34	The Atrium	2/13/2017	2/13/2017	Refinance	Alfred N. Marulli, Jr.
Loan	35	Garden Lakes	2/17/2017	2/17/2017	Refinance	Mark Hamermesh; Gary Grabel
Loan	36	Extra Space Stone Mountain	2/13/2017	2/9/2017	Refinance	Jeaneen Stanley O’Donnell and The Jeaneen C. Stanley Family Trust
Loan	37	5015 Shoreham Place	3/7/2017	3/7/2017	Acquisition	Roy Doumani; Jared Doumani
Loan	38	Shoppes at Garden	2/14/2017	2/14/2017	Refinance	Alfred N. Marulli, Jr.
Loan	39	SSM Health HQ	2/10/2017	2/10/2017	Acquisition	Dmitrii Volkov
Loan	40	StorQuest Manhattan & Fair Oaks			Acquisition	Clark W. Porter; William W. Hobin; Timothy B. Hobin
Property	40.01	StorQuest Manhattan	2/10/2017	3/25/2017
Property	40.02	StorQuest Fair Oaks	2/10/2017	3/25/2017
Loan	41	Sunny Plaza	2/14/2017	2/13/2017	Refinance	Alfred N. Marulli, Jr.
Loan	42	Champion Forest Self Storage	3/1/2017	2/28/2017	Refinance	Richard A. Graham, Jr.
Loan	43	Massillon Citi Center	1/25/2017	1/25/2017	Refinance	Muhammad Ghanchi
Loan	44	Walgreens Loganville	11/18/2016	11/15/2016	Refinance	Boysie Siew; Ram P. Gupta
Loan	45	Amsdell Gateway Self Storage	1/10/2017	1/17/2017	Acquisition	Robert J. Amsdell; Barry L. Amsdell
Loan	46	Walgreens Columbia	2/23/2017	2/23/2017	Acquisition	Michael D’Annunzio
Loan	47	StorIt Prescott & Chino Valley			Acquisition	Jerry L. Clark
Property	47.01	StorIt Chino Valley	3/6/2017	3/2/2017
Property	47.02	StorIt Prescott	3/6/2017	3/2/2017

A-1-8

CD 2017-CD4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Existing		Future Debt
					Additional Debt		Permitted
Property Flag	ID	Property Name	Guarantor(32)	Previous Securitization	Amount	Existing Additional Debt Description	Type
Loan	1	95 Morton Street(34)	Aby Rosen; Michael Fuchs	NAP	77,000,000	Mezzanine Debt	NAP
Loan	2	Moffett Place Google(33)(34)	Joseph K. Paul (A/K/A Jay Paul), Jay Paul Revocable Living Trust Dated November 9, 1999, As Amended and Restated On March 19, 2010 and As Further Amended From Time To Time and Paul Guarantor LLC	NAP	150,000,000	$110,000,000 Pari Passu Debt; $40,000,000 Mezzanine Debt	NAP
Loan	3	Midwest Embassy Suites Portfolio	American Hotel Income Properties REIT Inc.	JPMCC 2013-FL3; CDGJ 2014-BXCH		None	NAP
Property	3.01	Embassy Suites Columbus, Dublin
Property	3.02	Embassy Suites Cleveland, Rockside
Property	3.03	Embassy Suites Cincinnati, River Center
Loan	4	Los Angeles Corporate Center	Benjamin Nazarian; Neil Kadisha	NAP		None	NAP
Loan	5	Hilton Hawaiian Village(33)	Park Intermediate Holdings LLC	HILT 2013-HLF; HILT 2013-HLT	1,218,375,000	$639,975,000 Pari Passu Debt; $578,400,000 Subordinate Debt	NAP
Loan	6	Uovo Art Storage(33)	Steven J. Guttman	NAP	36,854,477	Pari Passu Debt	NAP
Loan	7	Key Center Cleveland(33)(34)	Frank T. Sinito; Malisse J. Sinito	NAP	232,500,000	$190,000,000 Pari Passu Debt; $42,500,000 Mezzanine Debt	NAP
Loan	8	111 Livingston Street(33)	Abraham Leser; Harry Gold; Robert Schachter; Edith Leser	GECMC 2007-C1	96,000,000	Pari Passu Debt	NAP
Loan	9	Marriott Spartanburg	Andrew B. Cajka, JR.; Jimmy I. Gibbs	COMM 2014-CCRE15		NAP	NAP
Loan	10	260 West 36th Street	Albert Monasebian; Nader Hakakian	JPMCC 2007-LDPX		None	NAP
Loan	11	Gateway Plaza	A.S. Abbasi	CMLT 2008-LS1		None	NAP
Loan	12	Hamilton Crossing(33)	Raymond Massa	NAP	34,991,108	Pari Passu Debt	NAP
Loan	13	Lynnwood Town Center	Alan C. Fox	MSC 2007-IQ15		NAP	NAP
Loan	14	Kona Crossroads(35)	National Credit Tenant Investments, LLC	MLMT 2005-LC1		None	Mezzanine
Loan	15	Embassy Suites Denver	Westplace Modesto Investors, LLC	GSMS 2012-GCJ7		None	NAP
Loan	16	Troy Office Portfolio	Cyrus Sakhai	NAP		None	NAP
Loan	17	Malibu Vista	Kambiz Hakim	MLMT 2007-C1		None	NAP
Loan	18	Alvogen Pharma US(35)	AG Net Lease III Corp.; AG Net Lease III (SO) Corp.	NAP		None	Mezzanine
Loan	19	SG360 Portfolio(35)	AG Net Lease III Corp.; AG Net Lease III (SO) Corp.	NAP		None	Mezzanine
Property	19.01	Wheeling Facility
Property	19.02	Broadview Facility
Loan	20	33 Kings Highway	Steven J. Guttman	NAP		None	NAP
Loan	21	Santa Monica Mini Storage	Donald A. Pruit	JPMCC 2007-CB19		None	NAP
Loan	22	Embassy Suites Tempe(35)	American Hotel Income Properties REIT Inc.	JPMCC 2007-FL1A; GSMS 2011-GC5		None	Mezzanine
Loan	23	MacArthur Shopping Center	Kenneth Levy	CGCMT 2007-C6		None	NAP
Loan	24	StorQuest Bradenton & Sarasota	Clark W. Porter; William W. Hobin; Timothy B. Hobin	NAP		None	NAP
Property	24.01	StorQuest Bradenton
Property	24.02	StorQuest Sarasota
Loan	25	Malibu Office	Jason Illoulian; Benjamin Keywanfar	CSFB 2005-C6		None	NAP
Loan	26	Del Amo - Torrance Medical	Thomas C. Paulsen	MLCFC 2007-7		None	NAP
Loan	27	Oak Brook Square	RCG Ventures Fund IV, LP	NAP		None	NAP
Loan	28	Villas at Palm Bay	Naimisha Barot	NAP		None	NAP
Loan	29	Roslyn Hotel	Sumeer Kakar; Sudhir Kakar	NAP		None	NAP
Loan	30	Watson Central Shopping Center	Ernest W. Livingston, Jr.	NAP		None	NAP
Loan	31	50 Bond Street	Joseph J. Sitt	NAP		None	NAP
Loan	32	Atrium Regency Apartments	Shyam H. Hingorani	BSCMS 2007-PW15		None	NAP
Loan	33	Apache Plaza(35)	Kaveh Bral	NAP		None	Mezzanine
Loan	34	The Atrium	Alfred N. Marulli, Jr.	NAP		None	NAP
Loan	35	Garden Lakes	Mark Hamermesh; Gary Grabel	GMACC 2003-C1		None	NAP
Loan	36	Extra Space Stone Mountain	Jeaneen Stanley O’Donnell	MSC 2007-IQ15		None	NAP
Loan	37	5015 Shoreham Place	Roy Doumani; Jared Doumani	NAP		None	NAP
Loan	38	Shoppes at Garden	Alfred N. Marulli, Jr.	NAP		None	NAP
Loan	39	SSM Health HQ	Dmitrii Volkov	NAP		None	NAP
Loan	40	StorQuest Manhattan & Fair Oaks	Clark W. Porter; William W. Hobin; Timothy B. Hobin	NAP		None	NAP
Property	40.01	StorQuest Manhattan
Property	40.02	StorQuest Fair Oaks
Loan	41	Sunny Plaza	Alfred N. Marulli, Jr.	NAP		None	NAP
Loan	42	Champion Forest Self Storage	Richard A. Graham, Jr.	LBUBS 2007-C6		None	NAP
Loan	43	Massillon Citi Center	Muhammad Ghanchi	MSC 2007-IQ14		None	NAP
Loan	44	Walgreens Loganville	Boysie Siew; Ram P. Gupta	LBUBS 2007-C1		None	NAP
Loan	45	Amsdell Gateway Self Storage	Robert J. Amsdell; Barry L. Amsdell	NAP		None	NAP
Loan	46	Walgreens Columbia	Michael D’Annunzio	NAP		None	NAP
Loan	47	StorIt Prescott & Chino Valley	Jerry L. Clark	NAP		None	NAP
Property	47.01	StorIt Chino Valley
Property	47.02	StorIt Prescott

A-1-9

CD 2017-CD4
FOOTNOTES TO ANNEX A-1

(1)	GACC—German American Capital Corporation or one of its affiliates; CGMRC—Citigroup Global Markets Realty Corp. or one of its affiliates; CREFI—Citi Real Estate Funding Inc. or one of its affiliates.

(2)	Loan No. 2 – Moffett Place Google – The Original Balance ($) and Cut-off Date Balance ($) of $75.0 million represents the non-controlling Note A-4, non-controlling Note A-5 and non-controlling Note A-6 of a $185.0 million whole loan evidenced by six pari passu notes. The controlling Note A-1 and non-controlling Note A-3, with an aggregate original principal balance of $70.0 million, were contributed to the CD 2017-CD3 mortgage trust. The non-controlling Note A-2 with an original principal balance of $40.0 million is currently held by DBNY or an affiliate and is expected to be contributed to one or more future securitizations.

Loan No. 5 – Hilton Hawaiian Village – The Original Balance ($) and Cut-off Date Balance ($) of $56.625 million represents the original principal balance of the senior non-controlling Note A-2-B-2 of a $1.275 billion whole loan evidenced by 21 promissory notes: 16 pari passu senior notes with an aggregate original principal balance of $696.6 million and five subordinate notes with an aggregate original principal balance of $578.4 million. The controlling Note A-1-A and the non-controlling Notes A-1-B, A-1-C, A-1-D and A-1-E of the senior notes with an aggregate original principal balance of $171.6 million and all of the junior notes were contributed to the Hilton USA Trust 2016-HHV mortgage trust. The senior non-controlling Note A-2-A-3 and Note A-2-A-4, with an aggregate original principal balance of $62.25 million were contributed to the JPMDB 2017-C5 mortgage trust. The senior non-controlling Note A-2-A-2 with an original principal balance of $80.0 million was contributed to the JPMCC 2017-JP5 mortgage trust. The senior non-controlling Note A-2-B-1 with an original principal balance of $60.0 million was contributed to the CD 2017-CD3 mortgage trust. The senior non-controlling Note A-2-B-3 with an original principal balance of $56.625 million was contributed to the CFCRE 2017-C7 mortgage trust. The senior non-controlling Note A-2-A-1 with an original principal balance of $94.0 million was contributed to the JPMCC 2016-JP4 mortgage trust. The senior non-controlling Note A-2-D-1 and Note A-2-D-2, with an aggregate original principal balance of $63.0 million were contributed to the MSBAM 2016-C32 mortgage trust and the senior non-controlling Note A-2-E-1 and Note A-2-E-2 were contributed to the WFCM 2017-C37 mortgage trust.

Loan No. 6 – Uovo Art Storage – The Original Balance ($) and Cut-off Date Balance ($) of $50.0 million and approximately $49.8 million, respectively, represents the controlling Note A-1 and non-controlling Note A-4 of a $87.0 million whole loan evidenced by four pari passu notes. The non-controlling Note A-2 and Note A-3, with an aggregate original principal balance of $37.0 million, were contributed to the JPMDB 2017-C5 mortgage trust.

Loan No. 7 – Key Center Cleveland – The Original Balance ($) and Cut-off Date Balance ($) of $30.0 million represents the non-controlling Note A-4 of a $220.0 million whole loan evidenced by six pari passu notes. The controlling Note A-1 with an original principal balance of $50.0 million was contributed to the CGCMT 2017-P7 mortgage trust. The non-controlling Note A-2 with an original principal balance of $40.0 million was contributed to the BANK 2017-BNK4 mortgage trust. The non-controlling Note A-3 and Note A-6, with an aggregate original principal balance of $60.0 million, were contributed to the JPMDB 2017-C5 mortgage trust. The non-controlling Note A-5 with an original principal balance of $40.0 million is currently held by Bank of America, N.A. or an affiliate and is expected to be contributed to one or more future securitizations.

Loan No. 8 – 111 Livingston Street – The Original Balance ($) and Cut-off Date Balance ($) of $24.0 million represents the non-controlling Note A-4 of a $120.0 million whole loan evidenced by four pari passu notes. The controlling Note A-1 and non-controlling Note A-3, with an aggregate original principal balance of $67.0 million, were contributed to the CD 2017-CD3 mortgage trust. The non-controlling Note A-2 with an original principal balance of $29.0 million was contributed to the CGCMT 2017-P7 mortgage trust.

Loan No. 12 – Hamilton Crossing – The Original Balance ($) and Cut-off Date Balance ($) of $20.0 million and approximately $19.9 million, respectively represent the non-controlling Note A-2 of a whole loan with an original principal of $55.125 million evidenced by two pari passu notes. The pari passu companion loan is the controlling Note A-1 in the original principal amount of $35.125 million which was contributed to the CGCMT 2017-P7 mortgage trust.

(3)	With respect to any Mortgaged Property securing a multi property Mortgage Loan, the amounts listed under the headings “Original Balance ($)” and “Cut off Date Balance ($)” reflect the Allocated Loan Amount related to such Mortgaged Property.

(4)	Loan No. 5 - Hilton Hawaiian Village – A portion of the Mortgaged Property includes 14 hotel units and 26 commercial units of a condominium. The remaining units in the condominium consist of six timeshare units, which are owned by third parties and not part of collateral for the mortgage loan. The borrower controls the related board of directors for the association and is responsible for maintaining the common areas of the condominium.

Loan No. 6 - Uovo Art Storage – Net Rentable Area (SF/Units/Rooms) and Loan per Net Rentable Area (SF/Units/Rooms) are based on the gross building area of 275,000 sq. ft between the two buildings. The private storage units total 164,812 sq. ft. and the managed storage units total 162,793 cu. ft. The Most Recent Physical Occupancy is based on the January 10, 2017 rent roll, and represents the occupancy percentage for the private storage space (measured in square feet). The managed storage space is measured in cubic feet and as of the January 10, 2017 rent roll is 48.2% leased.

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Loan No. 7 – Key Center Cleveland – The Mortgaged Property consists of a 1,369,980 sq. ft. office building, a 400-room, 699,871 sq. ft. full service hotel and a 985-space, 319,590 sq. ft. parking garage. Occupancy at the Mortgaged Property is 92.9% for the office portion as of October 19, 2016, which includes the 3rd Largest Tenant, Forest City. However, Forest City is expected to take possession of its leased space in April 2018, and at loan origination, the related borrower delivered to the lender one or more letters of credit in the amount of $5,175,296 for gap rent of which $4,655,546 relates to Forest City. Provided that no event of default has occurred and subject to certain conditions being satisfied under the Key Center Cleveland loan documents, the letters of credit may be reduced to reflect the burn-off of the respective tenant’s free rent period. Occupancy at the Mortgaged Property is 66.2% for the trailing 12-month period ended December 31, 2016 for the hotel portion.

Loan No. 12 – Hamilton Crossing - The Occupancy Date for buildings I, II, III, IV and VI is as of the rent roll dated January 1, 2017 and the Occupancy Date for building V is as of the rent roll dated December 15, 2016. Building V is vacant.

Loan No. 20 - 33 Kings Highway – Net Rentable Area (SF/Units/Rooms) and Occupancy are based on the gross building area of 105,130 sq. ft. The one-story building contains 2,915 sq. ft. within 7 private storage units, 78,950 sq. ft. of managed storage space (translating to 400,000 cu. ft.), and one viewing room. The Most Recent Physical Occupancy is based on the February 28, 2017 rent roll and represents the occupancy percentage for the managed storage space measured in cu. ft.

(5)	Loan No. 18 – Alvogen Pharma US - The Alvogen Pharma US Mortgage Loan has an ARD feature with an anticipated repayment date of April 6, 2027. From and after the Anticipated Repayment Date, the Alvogen Pharma US Mortgage Loan accrues at a fixed interest rate (the “Revised Rate”) that is equal to the sum of (i) 2.0000% plus (ii) the greater of (a) 4.9000% and (b) the sum of the (A) the bid side yield to maturity for the “on the run” 10 year U.S. Treasury Note and (B) the 10-year swap spread as of the Anticipated Repayment Date plus 2.5000%. Interest accrued at the excess of the Revised Rate over the initial Interest Rate is deferred and payable only after all principal has been paid in full.

(6)	The Administrative Fee Rate includes the respective per annum rates applicable to the calculation of the servicing fee, any sub-servicing fee, trustee/certificate administrator fee, operating advisor fee and CREFC® license fee with respect to each Mortgage Loan. For purposes of this Annex A-1, the definition of Administrative Fee Rate as it relates to any Non-Serviced Mortgage Loan includes the related Pari Passu Loan Primary Servicing Fee Rate which includes the “primary servicing fee rate” (as defined or set forth in the applicable pooling and servicing agreement) and any other related servicing or any sub-servicing fee rate (other than those payable to the applicable special servicer) applicable to such Non-Serviced Mortgage Loan that constitutes a portion of the “servicing fee rate” applicable to the other master servicer under the applicable other pooling and servicing agreement. The Pari Passu Loan Primary Servicing Fee Rate for the Moffett Place Google Loan will be 0.00250%. The Pari Passu Loan Primary Servicing Fee Rate for the Hilton Hawaiian Village Loan will be 0.00125%. The Pari Passu Loan Primary Servicing Fee Rate for the Key Center Cleveland Mortgage Loan is 0.01000% per annum. The Pari Passu Loan Primary Servicing Fee Rate for the 111 Livingston Street Loan will be 0.00250%. The Pari Passu Loan Primary Servicing Fee Rate for the Hamilton Crossing Mortgage Loan will be 0.00250% per annum.

(7)	Annual Debt Service ($), Monthly Debt Service ($), Underwritten NOI DSCR and Underwritten NCF DSCR for Mortgage Loans (i) with partial interest only periods are shown based on the monthly debt service payment immediately following the expiration of the interest only period and (ii) that are interest only until the related maturity date is shown based on the interest only payments during the 12 month period following the Cut off Date (or, in the case of Monthly Debt Service ($), the average of such interest only payments) without regard to leap year adjustments.

Loan No. 2 – Moffett Place Google – The Annual Debt Service ($), Monthly Debt Service ($), Underwritten NOI DSCR and Underwritten NCF DSCR are calculated based on the annual debt service equal to the aggregate of the first 12 payments on the respective mortgage loan and the related pari passu companion loans commencing February 2022 as set forth in the respective non-standard amortization schedule set forth in Annex F to the Preliminary Prospectus.

(8)	“Hard” generally means each tenant is required to transfer its rent directly to the lender controlled lockbox account. However, with respect to hospitality properties, “Hard” means all credit card receipts are deposited directly into the lockbox by the card processing company and all over the-counter cash and equivalents are required to be deposited by the property manager or borrower into the lockbox. “Soft” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Soft” means that upon the occurrence of a trigger event (as specified in the related Mortgage Loan Documents), the borrower is required to establish a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Hard” means that upon a trigger event (as specified in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to a lender controlled lockbox. “Soft Springing Hard” means that the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. Upon a trigger event (as specified in the related Mortgage Loan documents), each tenant will be required to transfer its rent directly into a lender-controlled lockbox.

(9)	“In Place” means that related property cash flows go through a waterfall of required reserve or other payment amounts due before the lender either (i) disburses excess cash to the related borrower or (ii) retains excess cash as additional collateral for the Mortgage Loan. “Springing” means that upon the occurrence of a trigger event, as defined in the related Mortgage Loan

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Documents, In Place cash management (as described above) will take effect, and will generally continue until all trigger events are cured (to the extent a cure is permitted under the related Mortgage Loan Documents).

(10)	Loan No. 2 – Moffett Place Google – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 5 – Hilton Hawaiian Village – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate and exclude the subordinate companion loans.

Loan No. 6 – Uovo Art Storage – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 7 – Key Center Cleveland – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 8 – 111 Livingston Street – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 12 – Hamilton Crossing – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate.

(11)	Loan No. 5 – Hilton Hawaiian Village – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) calculations exclude the Hilton Hawaiian Village subordinate companion loans. Including the subordinate companion loans, the Underwritten NOI DSCR is 2.72x, the Underwritten NCF DSCR is 2.44x, the Cut-off Date LTV Ratio is 57.2%, the LTV Ratio at Maturity or ARD is 57.2%, the Underwritten NOI Debt Yield is 11.6%, the Underwritten NCF Debt Yield is 10.4% and the Loan per Net Rentable Area (SF/Units/Rooms) is $445,804.

(12)	Loan No. 1 – 95 Morton Street – The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are based on, and the Appraised Value ($) reflects, the “As Stabilized” appraised value of $223.0 million as of September 1, 2017. The “As Stabilized” appraised value assumes that economic stabilization is achieved and outstanding leasing costs associated with recently signed leases are paid off. At loan origination, approximately $12.2 million was reserved for unfunded tenant obligations. Based on the “As-is” appraised value of $210.0 million as of February 22, 2017, the Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are both 45.2%.

Loan No. 2 – Moffett Place Google – The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value ($) are based on the “As Stabilized” appraised value of $311.0 million as of March 1, 2018. The “As Stabilized” value assumes that the borrower’s contractual tenant improvement and leasing commission obligations have been fulfilled, that there is no outstanding free rent, that payment of rent has commenced and that the Moffett Place Google Property is leased at a market rent level as of the effective date of value. At closing, the borrower reserved approximately $29.4 million in tenant improvements and free rent associated with the Google, Inc. lease. Based on the “As-Is” appraised value of $272.5 million as of November 29, 2016, the Cut-off Date LTV and LTV Ratio at Maturity or ARD are 67.9% and 62.5%, respectively.

Loan No. 3 – Midwest Embassy Suites Portfolio – The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value ($) are based on the “As Complete” appraised value of $124.7 million as of December 2017 which assumes the completion of the required PIP at each property. The estimated cost of each respective PIP, totaling $6.75 million, was reserved in full at loan origination. Based on the “As-is” appraised value of $114.2 million, the Cut-off Date LTV and LTV at Maturity or ARD are 56.9% and 50.1%, respectively.

Loan No. 7 – Key Center Cleveland - The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are based on, and the Appraised Value ($) reflects, the “As Complete” appraised value of $362.0 million as of December 1, 2017. The “As Complete” appraised value assumes the completion of outstanding capital improvement projects to both the office and hotel portions of the Mortgaged Property. At loan origination, approximately $44.3 million was reserved for replacement reserves and outstanding tenant obligations and leasing commissions, of which $5,608,358 is held by a third party escrow agent and for which the borrower

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is not required to fund a reserve provided that certain conditions of the Key Center Cleveland Loan documents are satisfied and $1,991,429 is held by Marriott as property manager for the Marriott Cleveland Downtown in an existing reserve maintained by the manager. Based on the “As-is” appraised value of $304.1 million as of December 1, 2016, the Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are 72.3% and 59.0%, respectively.

Loan No. 25 – Malibu Office - The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are based on, and the Appraised Value ($) reflects, the “As Stabilized” appraised value of $18.1 million as of February 16, 2017. The “As Stabilized” appraised value assumes that the contractual leasing commission obligations have been fulfilled and there is no outstanding free rent. At loan origination, $272,411 was reserved for unfunded tenant obligations and there is no outstanding free rent. Based on the “As-is” appraised value of $17.27 million as of December 12, 2016, the Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are 68.0% and 64.8%, respectively.

Loan No. 45 – Amsdell Gateway Self Storage – The Cut-off Date LTV Ratio, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are calculated based on the Cut-off Date balance, net of a $100,000 property costs holdback reserve. The property costs holdback reserve will be disbursed upon satisfaction of the requirements in the mortgage loan documents, which include but are not limited to, (i) no event of default exists and remains uncured, (ii) after giving effect to the requested disbursement the debt yield is not less than 8.5% and (iii) on the date of disbursement, the ratio of the principal amount of the loan to the acquisition costs incurred is not greater than 75%. The Cut-off Date LTV Ratio, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield calculated using the full Cut-off Date Balance of $4,380,000 are 71.8%, 8.3% and 8.2%, respectively.

(13)

Prepayment Provisions are shown from the respective Mortgage Loan First Payment Date.

“L(x)” means lock-out for x payments.

“D(x)” means may be defeased for x payments.

“YM1(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 1% of the amount prepaid.

“DorYM1(x)” means may be prepaid for x payments with either defeasance or a yield maintenance charge or 1% of the amount prepaid.

“O(x)” means freely prepayable for x payments, including the maturity date or anticipated repayment date.

Certain of the Mortgage Loans permit the release of a portion of a Mortgaged Property (or an individual Mortgaged Property, in connection with a portfolio mortgage loan) under various circumstances, as described in this preliminary prospectus. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Property Releases” in this preliminary prospectus. In addition, certain of the Mortgage Loans permit the borrower to prepay a portion of the Mortgage Loan to avoid or cure a cash sweep period due to a low debt yield or debt service coverage ratio trigger.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Voluntary Prepayments” in this preliminary prospectus.

(14)	Loan No. 2 – Moffett Place Google – The lockout period will be at least 28 payment dates beginning with and including the first payment date of February 6, 2017. Defeasance of the full $185.0 million Moffett Place Google Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) December 30, 2019. The assumed lockout period of 28 payments is based on the expected CD 2017-CD4 securitization closing date in May 2017. The actual lockout period may be longer.

Loan No. 7 – Key Center Cleveland - The lockout period will be at least 27 payment dates beginning with and including the first payment date of March 6, 2017. Defeasance of the entire Key Center Cleveland Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) 42 months following origination of the Key Center Cleveland Whole Loan. The assumed lockout period of 27 payments is based on the expected CD 2017-CD4 securitization closing date in May 2017. The actual lockout period may be longer.

(15)	Loan No. 3 – Midwest Embassy Suites Portfolio – At any time after the expiration of the lockout period, the borrowers are permitted to obtain the release of an individual Embassy Suites Portfolio Property upon a bona fide third-party sale provided, among other things, (i) borrowers defease an amount of principal equal to 110% of the allocated loan amount for the Embassy Suites Portfolio Property being released; (ii) after giving effect to the sale and the defeasance, (a) the debt service coverage ratio for the remaining Embassy Suites Portfolio Properties is no less than the greater of the debt service coverage ratio immediately preceding the sale and 1.89x and (b) the loan to value ratio for the remaining properties is no more than the lesser of the loan to value ratio immediately preceding the sale and 52.1%; provided, that if the debt yield for the remaining Embassy Suites Portfolio Properties is 15.0% or higher, the release is not subject to such loan to value ratio condition; and (iii) there is compliance with REMIC-related requirements.

Loan No. 5 – Hilton Hawaiian Village – The Hilton Hawaiian Village Loan documents permit, after the expiration of the lockout period, the release from the lien of the mortgage of the ground leased portion of the Hilton Hawaiian Village Property (the “Taran Outparcel”), provided, among other things, the borrower pays a release price of $2.5 million together with the applicable yield maintenance premium. In addition, the Hilton Hawaiian Village Loan documents permit, after the expiration of the lockout period,

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the release of retail and other parcels at the Hilton Hawaiian Village Property provided, among other things the release does not materially and adversely affect the ongoing operations of the Hilton Hawaiian Village Property (other than the lost income associated with the parcels being released) and the borrower pays a release price equal to the product of, (1) with respect to the release of any retail parcels (which are identified in the loan documents) (a) 110% and (b) the product of (i) the greater of (A) 100% of the difference in value of the Hilton Hawaiian Village Property including the release parcel and excluding the release parcel (based on a new appraisal) or (B) the net sales proceeds and (ii) 57.2%, together with the applicable yield maintenance premium and (2) with respect to the release of any other parcels (excluding the Taran Outparcel and excluding any identified retail parcels), (a) 110% and (b) the product of (i) 100% of the difference in value of the Hilton Hawaiian Village Property including the release parcel and excluding the release parcel (based on a new appraisal) and (ii) 57.2%, together with the applicable yield maintenance premium. With respect to each partial release described above, the borrower is not required to pay a yield maintenance premium during the open period for the Hilton Hawaiian Village Whole Loan. In addition, in the event that after any partial release contemplated above, the loan to value ratio for the Hilton Hawaiian Village Whole Loan is greater than 125%, such release will not be permitted unless the borrower pays down the Hilton Hawaiian Village Whole Loan in accordance with the loan documents or the lender receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC as a result of the release.

Loan No. 8 – 111 Livingston Street – The borrower has the right to release a portion of the Mortgaged Property in connection with the imposition of a leasehold condominium at any time other than the sixty (60) days prior to and following any secondary market transaction provided that certain conditions are satisfied.

Loan No. 14 – Kona Crossroads – Borrower may, at any time, obtain the release of a release parcel to be reasonably agreed to by the borrower and the lender, provided that the following conditions, among others, are satisfied, (i) such release is either (x) in connection with an expansion by the tenant Safeway, or an affiliate (i.e. Safeway or an affiliate have entered into a lease to occupy improvements on such release parcel), or (y) has been consented to by the lender, which consent may not be unreasonably withheld, (ii) the release parcel is vacant, non-income producing property which is not necessary for the operation or use of the Mortgaged Property and may be readily separated without a material diminution in the value of the Mortgaged Property, (iii) such release complies with the terms of all leases, reciprocal easement agreements and similar agreements and is consented to by the ground lessor, (iv) the release parcel is transferred from the borrower, removed from the ground lease, and constitutes a separate tax parcel and zoning lot, and (v) there is compliance with REMIC related requirements.

Loan No. 47 – StorIt Prescott & Chino Valley – The related borrower may obtain the release of either of the related Mortgaged Properties from the lien of the related Mortgage at any time after the second anniversary of the Closing Date by partially defeasing the subject Mortgage Loan in an amount equal to the greater of (a) 125% of the allocated loan amount (as specified in the related loan agreement) for the Mortgaged Property to be released and (b) 80% of the net sales proceeds (calculated in accordance with the related loan agreement) derived from a sale of the Mortgaged Property to be released; provided that, among other conditions to be satisfied (including the delivery of a REMIC opinion), as of each of the date on which the lender receives notice of the related borrower’s intent to partially defease the subject Mortgage Loan and the date on which the subject Mortgage Loan is to be partially defeased, after giving effect to the release of the lien of the related Mortgage on the Mortgaged Property to be released, (x) the debt service coverage ratio with respect to the remaining related Mortgaged Property will be equal to or greater than the greater of (i) the debt service coverage ratio with respect to both related Mortgaged Properties immediately prior to the applicable date and (ii) 1.73x, (y) the loan-to-value ratio with respect to the remaining related Mortgaged Property will be no greater than the lesser of (i) the loan-to-value ratio with respect to both related Mortgaged Properties immediately prior to the applicable date and (ii) 70%, and (z) the debt yield with respect to the remaining related Mortgaged Property will be equal to or greater than the greater of (i) the debt yield with respect to both related Mortgaged Properties immediately prior to the applicable date and (ii) 10.98%.

(16)	Loan No. 20 – 33 Kings Highway – The related borrower leases its fee interest to the County of Rockland industrial development agency (the “IDA”), which subleases the Mortgaged Property back to the borrower at rent of $1.00. The borrower is obligated to terminate such arrangement at the end of its term in 2024. The IDA is a party to the lender’s mortgage and a foreclosure of the mortgage will wipe out both the the lease and the IDA sublease. Any losses that are incurred by the lender as a result of any recapture of the benefits that are contained in the IDA sublease is recourse to the loan guarantor. The effect of the arrangement is to provide the borrower an exemption from mortgage recording tax ($196,000 of benefits) and sales tax ($201,000 of benefits). The sales tax exemption expires on the earlier of (i) September 2017, (ii) the completion of the acquisition, renovation and equipping of the facility, (iii) a default under the lease with the County of Rockland industrial development agency, and (iv) such time as the borrower has received a total of $201,000 of sales and use tax exemption for purchases of no more than $2,400,000.

(17)	The following Mortgaged Property consists, in whole or in part, of the borrower’s interest in one or more ground leases, space leases, air rights leases or other similar leasehold interests:

Loan No. 3 – Midwest Embassy Suites Portfolio – The Embassy Suites Cincinnati, River Center property is secured by the borrower’s leasehold interest in the property. The property is subject to an air rights lease with the city of Covington, Kentucky Municipal Properties Corporation that commenced in August 1988 and automatically renewed in June 2015 through June 2040. The air rights lease has four additional 25-year automatic renewal options that expire in June 2140. The ground rent is equal to the lesser of 5% of room revenue in excess of $4.5 million or $200,000.

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Loan No. 5 – Hilton Hawaiian Village - The Hilton Hawaiian Village Whole Loan is secured in part by the borrower’s leasehold interest in approximately 5,900 sq. ft. that contains a small apartment building with 45 rental units pursuant to a ground lease that expires on July 31, 2035 with no extension options. The ground lease currently requires monthly rent of approximately $12,762 from August 1, 2016 through July 31, 2017, on which date the annual monthly payment will increase by 3% each year through 2035.

Loan No. 7 – Key Center Cleveland – The Key Center Cleveland Whole Loan is secured by the borrower’s fee simple interest in the office and hotel portions of the related Mortgaged Property, as well as the leasehold interest in the parking garage. The ground lease has an expiration date of December 31, 2059 with one 34-year extension option through 2093. The annual base rent under the ground lease is $60,000, provided that if the revenue exceeds certain breakpoints, percentage rent will also be payable.

Loan No. 9 – Marriott Spartanburg – The Marriott Spartanburg Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property. The related ground lease with the City of Spartanburg (the “City”) has an expiration date of January 13, 2061. The borrower pays an annual ground rent in an amount of $200,000. The ground lease is structured as a NNN lease, under which the borrower is required to pay all insurance premiums, taxes, utilities, expenses and assessments, and other applicable costs during the term of the ground lease. The ground lease does not have any extension options. In addition, the borrower leases a 26,791 square foot conference center, which is utilized as meeting space and located on the ground leased land but owned by the City, from the City under a space lease also expiring in 2061. The ground lease and space lease are cross-defaulted with each other. The lender’s mortgage on the ground leased land is not secured by the conference center improvements owned by the City. The City and the borrower executed an estoppel and agreement containing lender protections with respect to the ground lease and the conference center lease, including providing the lender notice and an opportunity to cure any defaults with respect to the ground lease and conference center lease, and the right to enter into a new lease if the ground lease or conference center lease is terminated.

Loan No. 14 – Kona Crossroads - The Kona Crossroads Mortgage Loan is secured by the borrower’s leasehold interest in the Property. The ground lease, which commenced on February 12, 1991, has an initial term that expires in March 2056. The ground lease is subject to fair market ground rent renegotiations with respect to ground rent resets in February 2016 and every 10 years thereafter. The ground rent is currently equal to $250,000. The ground lease includes three, 10-year extension options.

Loan No. 18 – Alvogen Pharma US – The Alvogen Pharma US Loan is secured by the borrower’s partial fee simple and partial leasehold interest in the Mortgaged Property, which leasehold interest is pursuant to an IDA lease (the “IDA Lease”) with the Chenango Industrial Development Agency (the “IDA”). The IDA Lease expires on February 29, 2032 and rent payments are $140,000, payable in ten (10) annual installments of $14,000, payable March 1 of each year commencing on March 1, 2017, plus an additional one-time payment of $14,000 payable on March 1, 2017.

(18)	Loan No. 4 – Los Angeles Corporate Center – The 2nd Largest Tenant, Department of Social Services, currently leases 43,893 sq. ft. of space pursuant to a lease expiring on September 30, 2024 and 5,667 sq. ft. of space pursuant to a lease expiring on January 31, 2025 and has executed a lease for 8,647 sq. ft. commencing on August 1, 2017 and expiring on July 31, 2025.

(19)	The lease expiration dates shown are based on full lease terms. However, in certain cases, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date for no reason after a specified period of time and/or upon notice to the landlord or upon the occurrence of certain contingencies including, without limitation, if the landlord violates the lease or fails to provide utilities or certain essential services for a specified period or allows certain restricted uses, upon interference with such tenant’s use of access or parking, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, if a certain percentage of the net rentable area at the Mortgaged Property is not occupied, if the tenant fails to meet sales targets or business objectives, or, in the case of a government tenant, for lack of appropriations or other reasons. In addition, in some instances, a tenant may have the right to assign its lease and be released from its obligations under the subject lease. Furthermore, some tenants may have the option to downsize their rented space without terminating the lease completely. In addition to the foregoing, the following are non contingent early termination options for those tenants listed in Annex A 1:

Loan No. 1 – 95 Morton Street – The 2nd Largest Tenant, Integral Ad Science, has a one-time right to terminate its lease effective January 31, 2021, provided that Integral Ad Science gives notice 12 months in advance and delivers a payment of $2,915,021.

Loan No. 4 – Los Angeles Corporate Center – The Largest Tenant, State Compensation Insurance Fund, shall have the one-time right to terminate its lease from April 1, 2018 through September 1, 2018 as to the 19,145 sq. ft. of space it occupies on the second floor. The 2nd Largest Tenant, Department of Social Services (which is the tenant under 5 separate leases at the property) has the right to terminate (a) three of its leases covering 43,893 sq. ft. at any time on or after September 30, 2020, (b) its 4th lease covering 5,667 sq. ft. at any time on or after January 31, 2021, and (c) its 5th lease covering 8,647 sq. ft. at any time on or after July 31, 2021, in each case subject to a notice period of 90 days. The 3rd Largest Tenant, SynerMed, has the right to terminate its lease with respect to 28,777 sq. ft. effective April 30, 2020, with written notice being due on or before November 30, 2019. Upon termination, SynerMed must also pay a termination fee of $738,958. The 4th Largest Tenant, County of Los Angeles

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Fire Department, has the right to terminate its lease at any time on or after the seventh year anniversary of the lease commencement date, which is April 1, 2017.

Loan No. 7 – Key Center Cleveland – The Largest Tenant, KeyBank National Association, has an ongoing option, beginning in July 2020, to contract its space by up to an aggregate amount of 103,000 sq. ft. in three installments; provided that each exercise of a contraction option may not exceed 44,000 sq. ft., and following each exercise of a contraction option, KeyBank National Association may not exercise another contraction option for a period of three years following such exercise. KeyBank National Association must give 12 months notice for each contraction option as well as pay a termination fee consisting of unamortized tenant improvement and leasing commissions costs as well as a rent penalty. The 2nd Largest tenant, Squire Patton Boggs, has the option to reduce the size of its premises to no less than six full floors in the office component without a penalty at the time Squire Patton Boggs exercises its first renewal option, its second renewal option or its ten year renewal option. The six full floors must be contiguous and located either at the top or bottom of the stack of floors leased by Squire Patton Boggs at the time the tenant makes such election. The 3rd Largest tenant, Forest City, has a one-time option to contract its space by no less than one-half and not more than one full floor on March 31, 2023 upon 12-months’ prior notice. The 4th Largest tenant, Thompson Hine LLP, has a one-time right with 12-months’ notice to reduce a contiguous portion of its premises by at least one-half and not more than a full floor of either (i) any single, non-contiguous floor of the premises or (ii) the lower or highest full floor of any contiguous block of floors within the office component, as designated by Thompson Hine LLP, provided if such contraction is for less than a full floor, such contraction space has elevator lobby exposure and a marketable configuration as reasonably determined by the landlord, effective upon either October 1, 2023 or October 1, 2025.

Loan No. 8 – 111 Livingston Street – The Largest Tenant, NYS Office of Assistance, and the 4th Largest Tenant, City University of NY are able to terminate their respective leases if sufficient funds are not appropriated to cover the cost of fixed and additional rent. With respect to the 3rd Largest Tenant, NYS Workers Comp, the borrower sponsor and tenant have agreed to a temporary two-year renewal. The two-year temporary renewal includes a tenant termination option after 12 months, upon 90 days notice. $1.5 million has been reserved to renew or re-let the NYS Workers Comp premises.

Loan No. 11 – Gateway Plaza – The 4th Largest Tenant, Wells Fargo Bank, N.A., has a one-time right to terminate its lease on March 31, 2021 with at least 6 months prior written notice and a termination fee of three month’s rent.

Loan No. 16 – Troy Office Portfolio – The Largest Tenant, Continental Automotive Systems, has an early termination option effective March 31, 2021 with 12 months prior written notice and an early termination fee equal to $1,113,509. The 2nd Largest Tenant, The Travelers Indemnity Company, has an early termination option effective June 30, 2018 with 12 months prior written notice and an early termination fee equal to $269,001.

Loan No. 23 - MacArthur Shopping Center—The 3rd Largest Tenant, Women, Infants and Children (WIC), 3rd Largest Tenant, has the right to terminate its lease at the end of each fiscal year in the event of non-appropriation of funds by the city of Irving.

Loan No. 25 – Malibu Office – The sole tenant, Regus, has the right to terminate its lease effective in February 2022, with a minimum of 12 months’ prior written notice and a termination fee equal to $1,605,378.

Loan No. 26 - Del Amo – Torrance Medical – The Largest Tenant, DaVita Medical Administrative Services, LLC has right to terminate if excluded from participation in certain federal healthcare and/or procurement programs or if a change in healthcare laws materially affects DaVita’s use of the premises in a manner that cannot be corrected by amendment to the lease.

Loan No. 27 - Oak Brook Square—Shoe Carnival - The 4th Largest Tenant, has the right to terminate its lease effective October 31, 2018, if for the period from November 1, 2016 to October 31, 2017 it does not have sales of $235 PSF. As of December 2015, the tenant had sales of $142 PSF.

Loan No. 31 – 50 Bond Street – The sole tenant, Lululemon, has a one-time right to terminate its lease as of the 90th day following October 1, 2020.

Loan No. 34 – The Atrium – The Largest Tenant, Global Sticks Express, LLC, has the right to terminate its lease after December 31, 2020 with six month’s prior written notice and a termination fee equal to any amortized tenant improvements, leasing commissions and rental abatements.

Loan No. 37 – 5015 Shoreham Place – The Largest Tenant, loanDepot.com, LLC, has the right to terminate its lease effective April 30, 2021 with at least ten months written notice.

Loan No. 44 – Walgreens Loganville – The sole tenant, Walgreens, has the right to terminate its lease effective as of July 31, 2031, and every five years thereafter with nine months’ notice. If Walgreens does not exercise any termination options, the lease extends through July 2081. For purposes of the Annex A-1, the Lease Expiration reflects the first termination option.

Loan No. 46 – Walgreens Columbia – The sole tenant, Walgreens, has the right to terminate its lease effective as of September 30, 2028, and every five years thereafter with six months’ notice. If Walgreens does not exercise any termination options, the lease extends through September 2078. For purposes of the Annex A-1, the Lease Expiration reflects the first termination option.

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(20)	Loan No. 1 – 95 Morton Street – Venmo, Inc., a subsidiary of PayPal, currently occupies 25,158 sq. ft. of space on the 5th floor via a sublease from Fab.com, Inc. through January 15, 2018. PayPal has executed a lease to retain occupancy of the space commencing on January 16, 2018.

Loan No. 17 – Malibu Vista – The sole tenant at the Mortgaged Property, Dun & Bradstreet Emerging Business Corp., subleased its space in one of the three buildings at the Mortgaged Property, totaling 5,712 sq. ft., to Bryant Stibel & Co. Dun & Bradstreet Emerging Business Corporation has a renewal option for the entirety of the Mortgaged Property then leased at the time it exercises its option.

(21)	The following major tenants shown on Annex A-1 have abated, free or prepaid rent:

Loan No. 1 – 95 Morton Street – The borrower deposited $12,175,629 into an unfunded obligations account which consisted of $3,907,286 for free rent associated with the lease for the Largest Tenant, PayPal (free rent amounts and timing of disbursements vary across the different spaces that PayPal occupies at the 95 Morton Street Mortgaged Property) and $8,268,343 for tenant improvements and other obligations of the borrower for the PayPal, Integral Ad Science and VSA Partners leases that were outstanding as of the origination date.

Loan No. 2 – Moffett Place Google – At origination the borrower deposited $17,051,831 into a free rent reserve account all of which is related to the sole tenant, Google Inc. for the period of January 2017 through February 2018.

Loan No. 4 – Los Angeles Corporate Center – At origination, the borrower deposited $1,086,963 into a free rent reserve account, $268,390 of which relates to the 3rd Largest Tenant, SynerMed, and $571,830 of which relates to the 4th Largest Tenant, County of Los Angeles Fire Department. SynerMed has a free rent period through February 2018 and County of Los Angeles Fire Department has a free rent period through November 2017. The remaining portion relates to free rent and rent abatement periods for other tenants.

Loan No. 7 – Key Center Cleveland – The 3rd Largest Tenant, Forest City, has entered into a lease to occupy approximately 10.8% of the office NRA expected to commence on April 1, 2018. At origination, the borrower provided a letter of credit in the amount of $4,655,546 in respect of gap rent for Forest City, subject to monthly reductions pursuant to the Key Center Cleveland loan documents to reflect the burn-off of the tenant’s free rent period.

Loan No. 8 – 111 Livingston Street – At origination, the borrower deposited $1,602,964 into an unfunded obligations reserve for free rent of which $628,063 is for the 2nd Largest Tenant, The Legal Aid Society for the period of January 2017 through October 2017 and $697,000 for the 5th Largest Tenant, Brooklyn Law School for the period of February 2017 through May 2017.

(22)	The tenants shown in the Annex A-1 have signed leases but may or may not be open for business as of the Cut-off Date of the securitization.

Loan No. 2 – Moffett Place Google – The sole tenant, Google Inc. has signed a lease and taken delivery of its leased space, but is not yet in occupancy and has not yet begun paying rent. Google, Inc. accepted possession of its space on December 1, 2016 and has commenced the design of the build out of its space. At origination, the borrower deposited $29,364,788 for free rent and tenant improvement allowances related to Google, Inc.

Loan No. 4 – Los Angeles Corporate Center – The 2nd Largest Tenant, Department of Social Services, which leases approximately 14.7% of the NRA, currently occupies 49,560 sq. ft. in Building B at the Mortgaged Property. Department of Social Services has executed a new lease for an additional 8,647 sq. ft. and is expected to take occupancy at a later date following completion of required tenant improvements. The 3rd Largest Tenant, SynerMed, which leases approximately 14.7% of the NRA, currently occupies 47,537 sq. ft. in Building C at the Mortgaged Property. SynerMed has exercised an expansion option for 10,423 sq. ft. commencing on October 1, 2017. The 4th Largest Tenant, County of Los Angeles Fire Department, has executed a lease for approximately 9.4% of the NRA, which commenced on April 1, 2017. County of Los Angeles Fire Department is expected to take occupancy upon completion of required tenant improvements, which is expected to be on or before November 30, 2017.

Loan No. 7 – Key Center Cleveland – The 3rd Largest Tenant, Forest City, has entered into a lease to occupy approximately 10.8% of the office NRA expected to commence on April 1, 2018. At origination, the borrower provided a letter of credit in the amount of $4,655,546 in respect of gap rent for Forest City, subject to monthly reductions pursuant to the loan documents of $332,539 beginning March 2017.

(23)	Loan No. 6 – Uovo Art Storage – Historical NOI information is not available as the property was constructed between 2014 and 2015 and was not fully opened until July 2015.

Loan No. 18 – Alvogen Pharma US – The Alvogen Pharma US Mortgaged Property has been leased pursuant to an absolute triple net lease to the existing tenant, Norwich Pharmaceuticals, Inc. since 1976. As a result, historical NOI information is not available.

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Loan No. 19 – SG360 Portfolio – The mortgaged properties are single tenant properties subject to absolute net leases and therefore the related borrower did not provide historical operating statements. As a result, Historical NOI information is not available.

Loan No. 20 – 33 Kings Highway – Historical NOI information is not available as the property was converted from a traditional warehouse to an art storage facility between 2014 and 2015 and was not fully opened until October 2015.

Loan No. 25 – Malibu Office – The borrower sponsor acquired the Mortgaged Property in July 2015 and subsequently leased 100.0% of the NRA to Regus on a lease that commenced in February 2016. As a result, historical NOI information is not available.

Loan No. 31 – 50 Bond Street – The borrower sponsor acquired the Mortgaged Property in April 2015. As a result, historical NOI information is not available for 2014 and 2015.

Loan No. 37 – 5015 Shoreham Place – Historical NOI information is not available for 2014 and 2015 due to the recent renovation of the Mortgaged Property to convert from a flex industrial building to a creative office layout.

Loan No. 40 – StorQuest Manhattan & Fair Oaks – The Second Most Recent Operating Statements for StorQuest Fair Oaks represent the annualized 11-month period ending December 31, 2016. The 2016 full year financials were unavailable due to the change of property management.

Loan No. 44 – Walgreens Loganville – The Mortgaged Property is a single tenant property subject to absolute net leases and therefore the related borrower did not provide historical operating statements. As a result, Historical NOI information is not available.

(24)	Loan No. 4 – Los Angeles Corporate Center – The borrowers, Omninet LACC, LLC, Omninet LACC Tucson, LLC, and Omninet LACC Valencia, LLC, are structured as tenants-in-common and are each Delaware limited liability companies structured to be bankruptcy-remote, each with one independent director in its organizational structure. The sponsors of the borrowers and non-recourse carveout guarantors are Benjamin Nazarian and Neil Kadisha.

Loan No. 37 – 5015 Shoreham Place - The borrowers, Shoreham I, LLC and Hanabi Shoreham LLC, are structured as tenants-in-common and are each Delaware limited liability companies structured to be bankruptcy-remote. The sponsors of the borrowers and non-recourse carveout guarantors are Roy Doumani and Jared Doumani.

(25)	All upfront reserve balances reflect the upfront reserve amount at loan origination. The current balance may be less than the amount shown.

(26)	All ongoing reserve balances reflect the ongoing reserve amount at loan origination. The current balance may be greater than or less than the amount shown. Monthly reserves required to be deposited in such accounts may be capped pursuant to the related mortgage loan documents.

(27)	Loan No. 3 – Midwest Embassy Suites Portfolio – Beginning in February 2019, the borrowers are required to deposit the greater of (x) 1/12 of 4% of the estimated annual rents deposited on a monthly basis and (y) the amount required by the franchise agreement into a reserve for furniture, fixtures and equipment (“FF&E”). In lieu of making such deposits in to the FF&E Reserve, the borrowers may deliver a letter of credit in an amount equal to 4% of rents for the 12 months prior to delivery, to be adjusted annually.

Loan No. 13 – Hilton Garden Inn San Leandro – The borrower is required to deposit the greater of (i) 1/12th of 2.0% of the prior year’s gross revenues through and including June 6, 2017, 1/12th of 3.0% of the prior year’s gross revenues beginning July 6, 2017 through and including June 6, 2018 and 1/12th of 4.0% of the prior year’s gross revenues thereafter or (ii) any amount required under the franchise agreement for FF&E work.

Loan No. 22 – Embassy Suites Tempe – Beginning in January 2019, the borrowers are required to deposit the greater of (x) 1/12 of 4% of the estimated annual rents deposited on a monthly basis and (y) the amount required by the franchise agreement into a reserve for furniture, fixtures and equipment (“FF&E”). In lieu of making such deposits into the FF&E Reserve, the borrowers may deliver a letter of credit in an amount equal to 4% of rents for the 12 months prior to delivery, to be adjusted annually.

Loan No. 43 – Massillon Citi Center – Beginning on the first payment date and continuing on each payment date up to and including the payment date in April 2021, the borrower is required to deposit an amount equal to $2,903 into the replacement reserve account. Beginning on the payment date in May 2021 and continuing on each payment date through the end of the loan term, the borrower is required to deposit an amount equal to $622 into the replacement reserve account.

(28)	Loan No. 7 – Key Center Cleveland - The borrower is required to fund a monthly FF&E reserve in an amount equal to one-twelfth of 5% (or if Marriott Corporation or an affiliate of Marriott Corporation is the hotel manager, 4%) of the greater of (x) the annual gross revenues for the hotel related operations at the hotel for the immediately preceding calendar year as reasonably determined by the lender and (y) the projected annual gross revenues for the hotel related operations at the hotel for the calendar year in which such payment date occurs as set forth in the approved annual budget unless (a) Marriott Corporation or

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an affiliate thereof is the hotel manager, (b) the borrower is required to reserve with the hotel manager an amount not less than the FF&E payment required under the loan documents, and (c) no event of default is continuing.

Loan No. 18 – Alvogen Pharma US - The sole tenant, Norwich Pharmaceuticals, Inc. pays rent quarterly into the lockbox, and after payment of amounts due in the current month of such payment, the lender retains two months of taxes, insurance, capital expenditures and three months of debt service in the cash management account. On the day immediately prior to each monthly payment date in the first month of each calendar quarter during the term of the loan, the lender will release back to borrower the two months of retained taxes, insurance and capital expenditures all of which will be replenished by the next installment of quarterly rent paid.

Loan No. 22 – Embassy Suites Tempe – On each monthly payment date occurring in the months of November through and including June, the borrower is required to deposit $40,535 into the seasonal working capital reserve.

Loan No. 27 – Oak Brook Square – The borrower is required to make deposits into the TI/LC reserve (i) on each monthly payment date to and including the monthly payment date occurring in December, 2020, the sum of $7,917, (ii) on each monthly payment date following the monthly payment date occurring in December, 2020 to and including the monthly payment date occurring in December, 2023 the sum of $10,833 and (iii) on each monthly payment date following the monthly payment date occurring in December, 2023 to the end of the loan term, the sum of $14,583. From and after January 1, 2021, the TI/LC reserve cap will increase to $400,000 provided, however, that upon the date the lease renewal criteria have been satisfied in accordance with the terms of loan agreement, the TI/LC reserve cap will decrease back down to $150,000.

(29)	Loan No. 7 – Key Center Cleveland - Beginning on the first monthly payment date on March 6, 2017, the new lease letter of credit may be reduced by an amount calculated as the product of (i) with respect to the new lease letter of credit delivered to lender in connection with the Forest City lease (a) $332,539 and (b) the number of full calendar months from the loan closing date to the date of calculation and excluding any calendar month for which a new lease letter of credit trigger event was in effect for all or any portion of such month and (ii) with respect to the new lease letter of credit delivered to lender in connection with the Millennia lease (a) $103,950 and (b) the number of full calendar months from the loan closing date to the date of calculation and excluding any calendar month for which a new lease letter of credit trigger event was in effect for all or any portion of such month.

Loan No. 19 – SG360 Portfolio – A holdback escrow agreement was executed in connection with the sale of the mortgaged properties to AGNL Mail, L.L.C. pursuant to which the seller deposited $637,395 into an account with Chicago Title and Trust Company for immediate repairs associated with the Wheeling Facility property and the Broadview Facility property which must be completed by December 31, 2017.

(30)	With respect to the Mortgage Loans identified below, the lender is insured under an environmental insurance policy obtained (i) in lieu of obtaining a Phase II Environmental Site Assessment, (ii) in lieu of providing an indemnity or guaranty from a sponsor or (iii) to address environmental conditions or concerns. For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” in this Preliminary Prospectus.

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Maximum Policy Amount	Premium Paid in Full	Expiration Date
5	Hilton Hawaiian Village	$56,625,000	6.3%	$25,000,000	Yes	10/21/2026
43	Massillon Citi Center	$4,869,408	0.5%	$1,000,0000	Yes	4/30/2027

(31)	Loan No. 1 – 95 Morton Street - The borrower was required to perform a vapor intrusion investigation at the Mortgaged Property within five days of the loan closing date to determine if a recognized environmental condition exists. The testing has been completed and the environmental consultant determined that chemicals of concern that would be associated with dry cleaning were not detected in any of the indoor samples. Based on the satisfactory results, it has been determined that no recognized environmental concern exists at this time.

Loan No. 12 – Hamilton Crossing - The Environmental Phase I Report Date for buildings I, II and III is November 30, 2016 and December 1, 2016 for buildings IV, V and VI.

Loan No. 44 – Walgreens Loganville - Phase I Environmental Site Assessment identified one REC due to historical on-site gas station operations from the 1960s to the 1990s, which resulted in the presence of petroleum in the soil and groundwater. The gas station facility was demolished in 2005-2006 and the Mortgaged Property was redeveloped with the current Walgreen’s Pharmacy. Numerous subsurface investigations, remedial activities and groundwater monitoring activities have been performed between 1995 and 2010 in relation to the REC, and at least 10 USTs were removed from the Mortgaged Property during the same period. A groundwater monitoring report prepared in January 2011 identified maximum benzene concentrations at 22,000 ug/L. The Phase I ESA recommended that the owner of the Mortgaged Property contact the Georgia Environmental Protection Division (“GEPD”) of the Georgia Department of Natural Resources for determination of a course of action. Communication with the GEPD was effected and a Phase II report was ordered. The Phase II ESA reported a benzene concentration at 14,000 ug/L which is lower than the sampling results in 2011 but is higher than the GEPD’s water qualify standard of 51 ug/L. Upon review of the sampling results, the GEPD issued a corrective action plan letter on January 10, 2017, which recommended that the borrower

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re-commence quarterly groundwater monitoring that is estimated to cost $25,000/year. The borrower has retained an environmental consultant to conduct quarterly groundwater monitoring throughout the term of the loan, or until such a time that it is no longer required by the GEPD, and the borrower is required to deposit approximately $2,083 monthly into an environmental reserve to cover the cost of such monitoring. Soil remediation is not currently required, however, the environmental consultant projected the remediation cost as $250,000. At the closing of the Mortgage Loan, an upfront reserve of $312,500 for any future soil remediation expenses was established, which represented 125% of the total estimated cost, which reserve may be released only if the borrower obtains a no-further action letter from the GEPD and certain other conditions are satisfied.

(32)	Loan No. 2 – Moffett Place Google – There are three non-recourse carveout guarantors, an individual, a trust and a limited liability company. The individual and trust may be released as guarantors provided that certain conditions set forth in the related Mortgage Loan documents are satisfied.

Loan No. 5 – Hilton Hawaiian Village – The non-recourse carveout guarantor’s aggregate liability as to all full recourse items is capped at an amount equal to 10% of the outstanding principal balance of the Hilton Hawaiian Village Loan Combination at the time of the related recourse event, plus any and all reasonable third party collection costs actually incurred by the lender. The non-recourse carveout guarantor is liable for waste only if it results from the willful misconduct of the borrower or its affiliates. There is no separate environmental indemnitor, and breaches of the environmental covenants in the loan documents are not recourse to the non-recourse carveout guarantor.

Loan No. 18 – Alvogen Pharma US – The obligations of the guarantors under the environmental insurance policy are several and not joint in accordance with percentage interests specified in the guaranty and environmental indemnity agreement. In addition, the environmental indemnity provides that the aggregate liability of the guarantors and borrower under the environmental indemnity and non-recourse carveout guaranty is capped at an amount equal to the unpaid indebtedness under the Mortgage Loan and lender’s costs and expenses. Furthermore, for so long as the borrower maintains certain environmental insurance, the lender is required to make a claim under such environmental insurance in lieu or or prior to being permitted to make a claim under the environmental indemnity. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in this preliminary prospectus.

Loan No. 19 – SG360 Portfolio – The liability of each of the guarantors under the non-recourse carveout guaranty is not joint and several but rather is proportionate to each such guarantor’s percentage ownership interest in the related borrower.

(33)	Summary of Existing Pari Passu Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Whole Loan Cut- off Date Balance	Whole Loan U/W NCF DSCR	Whole Loan Cut-off Date LTV Ratio(1)	Whole Loan Cut- off Date U/W NOI Debt Yield
2	Moffett Place Google(2)	$75,000,000	$110,000,000	$185,000,000	1.38x	59.5%	8.3%
5	Hilton Hawaiian Village(3)	$56,625,000	$639,975,000	$696,600,000	4.47x	31.2%	21.2%
6	Uovo Art Storage	$49,803,347	$36,854,477	$86,657,824	1.55x	52.5%	9.8%
7	Key Center Cleveland	$30,000,000	$190,000,000	$220,000,000	1.59x	60.8%	12.8%
8	111 Livingston Street	$24,000,000	$96,000,000	$120,000,000	1.56x	54.8%	8.1%
12	Hamilton Crossing	$19,923,763	$34,991,108	$54,914,871	1.68x	72.2%	12.1%

(1) With respect to the Moffett Place Google Mortgage Loan, the Whole Loan Cut-off Date LTV Ratio has been calculated based on the “As Stabilized” appraised value. With respect to the Key Center Cleveland Mortgage Loan, the Cut-off Date LTV Ratio has been calculated based on the “As Complete” value. See “Description of the Mortgage Pool—Appraised Value” in the Preliminary Prospectus.

(2) The Whole Loan U/W NCF DSCR is calculated based on the annual debt service equal to the aggregate of the first 12 payments on the respective mortgage loan and the related pari passu companion loans commencing February 2022 as set forth in the respective non-standard amortization schedule set forth in Annex F to the Preliminary Prospectus.

(3) The Whole Loan Cut-off Date Balance excludes five subordinate companion notes in the aggregate original principal amount of approximately $578.4 million.

(34)	Summary of Existing Mezzanine Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mezzanine Debt Cut-off Date Balance	Annual Interest Rate on Mezzanine Loan	Mezzanine Loan Maturity Date	Intercreditor Agreement	Total Debt Cut- off Date LTV Ratio(1)(2)	Total Debt U/W NCF DSCR(1)	Total Debt U/W NOI Debt Yield(1)
1	95 Morton Street(3)	$95,000,000	10.6%	$77,000,000	5.9552%	4/6/2022	Yes	77.1%	1.10x	5.9%
2	Moffett Place Google(4)	$75,000,000	8.3%	$40,000,000	6.5000%	1/6/2027	Yes	72.3%	1.07x	6.9%
7	Key Center Cleveland	$30,000,000	3.3%	$42,500,000	12.7500%	2/6/2027	Yes	72.5%	1.17x	10.7%

(1) Calculated including any related pari passu companion loan(s), related subordinate companion loan(s) and related mezzanine loan(s).

(2) With respect to the Moffett Place Google Mortgage Loan, the Total Debt Cut-off Date LTV Ratio has been calculated based on the “As Stabilized” appraised value. With respect to the Key Center Cleveland Mortgage Loan, the Total Debt Cut-off Date LTV Ratio has been calculated based on the “As Complete” value. With respect to the 95 Morton Street Mortgage Loan, the Total Debt Cut-off Date LTV Ratio has been calculated based on the “As Stabilized” value.See “Description of the Mortgage Pool—Appraised Value” in the Preliminary Prospectus.

(3) The related mezzanine loans consist of a senior mezzanine A loan and a junior mezzanine B loan, which have principal balances as of the Cut-Off Date of $52.0 million and $25.0 million, respectively. The Annual Interest Rate on Mezzanine Loan is the weighted average of the interest rates on both the mezzanine A loan and the mezzanine B loan.

(4) The Total Debt U/W NCF DSCR is calculated based on the annual debt service equal to the aggregate of the first 12 payments on the respective mortgage loan and the related pari passu companion loans commencing February 2022 as set forth in the respective non-standard amortization schedule set forth in Annex F to the Preliminary Prospectus.

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(35)	Summary of Future Mezzanine Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement Required	Combined Minimum DSCR	Combined Maximum LTV	Combined Minimum Debt Yield
14	Kona Crossroads	$18,030,000	2.0%	Yes	1.25x	75.0%	7.5%
18	Alvogen Pharma US(1)	$17,350,000	1.9%	Yes	1.62x	66.3%	10.3%
19	SG360 Portfolio	$16,500,000	1.8%	Yes	1.62x	66.0%	9.97%
22	Embassy Suites Tempe	$13,500,000	1.5%	Yes	1.65x	57.2%	10.77%
33	Apache Plaza(2)	$7,989,915	0.9%	Yes	1.54x	66.1%	9.6%

(1) Future mezzanine debt is not permitted to exceed $4,000,000.

(2) Future mezzanine debt is not permitted to exceed $3,000,000.

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ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

Distribution of Cut-off Date Balances(1)

				Weighted Averages
Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)		Cut-off Date LTV Ratio(3)(4)	LTV Ratio at Maturity or ARD(3)
$3,185,000 - $7,499,999	13	$67,951,807	7.5%	4.8299%	119	1.76	x	63.6%	56.6%
$7,500,000 - $14,999,999	15	$164,720,033	18.3%	4.7249%	119	1.76	x	62.4%	53.5%
$15,000,000 - $24,999,999	12	$237,625,125	26.4%	4.7638%	117	1.71	x	62.0%	55.4%
$25,000,000 - $49,999,999	2	$79,803,347	8.9%	4.9512%	117	1.57	x	55.6%	45.5%
$50,000,000 - $74,999,999	3	$180,350,000	20.0%	4.5501%	117	2.74	x	50.4%	45.5%
$75,000,000 - $95,000,000	2	$170,000,000	18.9%	4.3890%	84	1.92	x	50.1%	48.0%
Total/Weighted Average	47	$900,450,312	100.0%	4.6647%	111	1.95	x	57.1%	50.9%

Distribution of Mortgage Rates(1)

				Weighted Averages
Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)		Cut-off Date LTV Ratio(3)(4)	LTV Ratio at Maturity or ARD(3)
4.1995% - 4.4999%	10	$247,084,147	27.4%	4.2815%	95	2.72	x	43.8%	42.8%
4.5000% - 4.7499%	13	$382,532,052	42.5%	4.6603%	117	1.69	x	59.6%	53.0%
4.7500% - 5.5000%	24	$270,834,112	30.1%	5.0205%	118	1.62	x	65.5%	55.3%
Total/Weighted Average	47	$900,450,312	100.0%	4.6647%	111	1.95	x	57.1%	50.9%

Property Type Distribution(1)(5)

					Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Rooms/ Units/NRA	Cut-off Date Balance per Room/Unit/ NRA	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	U/W NCF DSCR(2)		Cut-off Date LTV Ratio(3)(4)	LTV Ratio at Maturity or ARD(3)
Office	13	$374,941,763	41.6%	2,499,123	$357	4.5105%	103	97.7%	1.85	x	56.2%	52.4%
CBD	5	$225,000,000	25.0%	1,113,354	$444	4.4372%	92	99.0%	1.85	x	51.6%	49.6%
Suburban	7	$138,741,763	15.4%	1,330,551	$230	4.6358%	119	95.5%	1.75	x	64.2%	57.4%
Medical	1	$11,200,000	1.2%	55,218	$203	4.4300%	120	100.0%	2.85	x	48.5%	48.5%
Hospitality	8	$186,876,869	20.8%	4,400	$134,570	4.6845%	116	81.0%	2.84	x	49.1%	43.7%
Full Service	8	$186,876,869	20.8%	4,400	$134,570	4.6845%	116	81.0%	2.84	x	49.1%	43.7%
Retail	14	$139,104,578	15.4%	1,094,823	$229	4.8233%	116	95.9%	1.50	x	67.4%	56.9%
Anchored(6)	10	$115,458,744	12.8%	934,642	$244	4.8143%	116	96.3%	1.49	x	66.4%	56.4%
Unanchored	4	$23,645,834	2.6%	160,181	$156	4.8675%	119	94.1%	1.56	x	71.9%	58.9%
Self-Storage	12	$116,881,364	13.0%	1,000,936	$208	4.6870%	118	82.7%	1.70	x	54.1%	46.5%
Art Storage	2	$64,784,716	7.2%	380,130	$275	4.7547%	117	77.1%	1.64	x	50.0%	40.9%
Self-Storage	10	$52,096,647	5.8%	620,806	$125	4.6029%	119	89.8%	1.78	x	59.2%	53.4%
Industrial	3	$33,850,000	3.8%	822,533	$42	4.7586%	119	100.0%	1.62	x	66.2%	59.5%
Mixed Use	1	$30,000,000	3.3%	2,389,441	$92	5.3100%	117	92.9%	1.59	x	60.8%	49.6%
Office/Hospitality	1	$30,000,000	3.3%	2,389,441	$92	5.3100%	117	92.9%	1.59	x	60.8%	49.6%
Multifamily	2	$18,795,738	2.1%	282	$66,676	5.0326%	118	97.2%	1.38	x	73.4%	60.5%
Garden	1	$10,487,149	1.2%	160	$65,545	4.9000%	119	98.8%	1.36	x	72.3%	59.3%
Mid-Rise	1	$8,308,589	0.9%	122	$68,103	5.2000%	116	95.1%	1.41	x	74.7%	62.0%
Total/Weighted Average	53	$900,450,312	100.0%			4.6647%	111	92.0%	1.95	x	57.1%	50.9%

A-2-1

Geographic Distribution(1)(5)

				Weighted Averages
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)		Cut-off Date LTV Ratio(3)(4)	LTV Ratio at Maturity or ARD(3)
New York	8	$242,992,389	27.0%	4.5280%	95	1.94	x	49.6%	46.1%
New York City	5	$200,803,347	22.3%	4.4612%	90	1.98	x	47.7%	45.4%
New York State	3	$42,189,042	4.7%	4.8459%	119	1.74	x	58.4%	49.6%
California	8	$217,434,147	24.1%	4.5586%	118	1.64	x	60.9%	55.3%
Southern(7)	7	$142,434,147	15.8%	4.5633%	119	1.78	x	61.6%	55.5%
Northern(7)	1	$75,000,000	8.3%	4.5498%	116	1.38	x	59.5%	54.8%
Ohio	4	$80,478,871	8.9%	4.9720%	117	1.91	x	56.7%	48.3%
Hawaii	2	$74,655,000	8.3%	4.3119%	111	3.71	x	39.8%	37.8%
Florida	8	$46,326,160	5.1%	4.7788%	119	1.44	x	70.7%	60.3%
Texas	4	$30,422,380	3.4%	4.8627%	118	1.63	x	66.1%	56.6%
Michigan	2	$28,924,427	3.2%	4.6609%	119	1.75	x	69.7%	59.5%
South Carolina	1	$23,894,196	2.7%	5.5000%	116	1.94	x	59.6%	50.0%
Arizona	4	$23,685,000	2.6%	5.0757%	117	1.93	x	64.4%	56.5%
Georgia	3	$21,532,411	2.4%	4.8302%	119	1.90	x	66.0%	57.5%
Indiana	1	$19,923,763	2.2%	4.9200%	117	1.68	x	72.2%	59.4%
Washington	1	$19,427,166	2.2%	5.0400%	117	1.32	x	65.2%	53.9%
Kentucky	1	$19,390,537	2.2%	4.7200%	117	2.17	x	52.1%	45.9%
Colorado	1	$18,000,000	2.0%	4.6000%	119	2.44	x	59.0%	50.5%
Illinois	2	$16,500,000	1.8%	4.6100%	119	1.62	x	66.0%	60.5%
Nevada	1	$7,989,915	0.9%	4.7390%	119	1.64	x	66.0%	53.9%
Missouri	1	$5,563,000	0.6%	4.7800%	119	1.96	x	49.2%	43.4%
Tennessee	1	$3,310,950	0.4%	4.9100%	119	1.50	x	64.5%	53.0%
Total/Weighted Average	53	$900,450,312	100.0%	4.6647%	111	1.95	x	57.1%	50.9%

Distribution of Cut-off Date LTV Ratios(1)(3)(4)

				Weighted Averages
Range of Cut-off Date LTV Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)		Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
31.2% - 54.9%	13	$392,151,864	43.6%	4.4608%	103	2.40	x	46.1%	43.1%
55.0% - 59.9%	4	$123,894,196	13.8%	4.7398%	117	1.70	x	59.3%	53.4%
60.0% - 64.9%	6	$70,573,450	7.8%	5.0341%	118	1.71	x	62.0%	54.5%
65.0% - 69.9%	13	$205,962,980	22.9%	4.7645%	117	1.56	x	66.7%	57.9%
70.0% - 74.9%	10	$100,367,822	11.1%	4.9169%	118	1.53	x	72.5%	60.5%
75.0% - 75.0%	1	$7,500,000	0.8%	4.4900%	120	1.50	x	75.0%	60.6%
Total/Weighted Average	47	$900,450,312	100.0%	4.6647%	111	1.95	x	57.1%	50.9%

Distribution of LTV Ratios at Maturity or ARD(1)(3)

				Weighted Averages
Range of LTV Ratios at Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)		Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
31.2% - 49.9%	12	$374,651,864	41.6%	4.5110%	102	2.43	x	46.3%	42.3%
50.0% - 54.9%	9	$207,856,017	23.1%	4.7428%	117	1.62	x	59.4%	53.4%
55.0% - 59.9%	13	$199,638,495	22.2%	4.7962%	117	1.68	x	67.2%	58.2%
60.0% - 64.0%	13	$118,303,936	13.1%	4.7923%	119	1.51	x	69.8%	61.2%
Total/Weighted Average	47	$900,450,312	100.0%	4.6647%	111	1.95	x	57.1%	50.9%

A-2-2

Distribution of Underwritten NCF DSCR(1)

				Weighted Averages
Range of Underwritten NCF DSCR	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)		Cut-off Date LTV Ratio(3)(4)	LTV Ratio at Maturity or ARD(3)
1.23x - 1.39x	9	$177,238,751	19.7%	4.7306%	116	1.35	x	64.2%	57.2%
1.40x - 1.44x	5	$30,429,222	3.4%	5.0422%	118	1.42	x	70.0%	59.5%
1.45x - 1.54x	3	$23,544,741	2.6%	4.6589%	119	1.47	x	69.0%	56.1%
1.55x - 1.99x	19	$364,632,599	40.5%	4.8041%	118	1.70	x	61.1%	52.7%
2.00x - 2.49x	8	$231,780,000	25.7%	4.4776%	94	2.27	x	49.3%	46.5%
2.50x - 2.87x	2	$16,200,000	1.8%	4.4084%	120	2.83	x	47.9%	47.9%
2.88x - 4.47x	1	$56,625,000	6.3%	4.1995%	114	4.47	x	31.2%	31.2%
Total/Weighted Average	47	$900,450,312	100.0%	4.6647%	111	1.95	x	57.1%	50.9%

Original Terms to Maturity or ARD (1)

				Weighted Averages
Original Terms to Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)		Cut-off Date LTV Ratio(3)(4)	LTV Ratio at Maturity or ARD(3)
60 – 60	1	$95,000,000	10.6%	4.2620%	59	2.34	x	42.6%	42.6%
120 – 120	46	$805,450,312	89.4%	4.7122%	117	1.91	x	58.8%	51.9%
Total/Weighted Average	47	$900,450,312	100.0%	4.6647%	111	1.95	x	57.1%	50.9%

Distribution of Remaining Terms to Maturity or ARD(1)

				Weighted Averages
Range of Remaining Terms to Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)		Cut-off Date LTV Ratio(3)(4)	LTV Ratio at Maturity or ARD(3)
59 – 59	1	$95,000,000	10.6%	4.2620%	59	2.34	x	42.6%	42.6%
103 – 117	12	$403,512,062	44.8%	4.7546%	116	2.06	x	54.9%	48.5%
118 – 120	34	$401,938,251	44.6%	4.6696%	119	1.76	x	62.6%	55.3%
Total/Weighted Average	47	$900,450,312	100.0%	4.6647%	111	1.95	x	57.1%	50.9%

Distribution of Underwritten NOI Debt Yields(1)(4)

				Weighted Averages
Range of Underwritten NOI Debt Yields	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)		Cut-off Date LTV Ratio(3)	LTV Ratio at Maturity or ARD(3)
8.1% - 8.9%	9	$194,824,437	21.6%	4.6591%	116	1.43	x	61.1%	56.5%
9.0% - 9.9%	9	$128,088,425	14.2%	4.7328%	118	1.60	x	58.0%	49.7%
10.0% - 12.4%	18	$321,067,280	35.7%	4.5859%	101	1.89	x	58.5%	52.0%
12.5% - 14.9%	6	$79,450,974	8.8%	4.8561%	118	1.94	x	60.2%	52.1%
15.0% - 21.2%	5	$177,019,196	19.7%	4.6786%	116	2.91	x	47.9%	43.0%
Total/Weighted Average	47	$900,450,312	100.0%	4.6647%	111	1.95	x	57.1%	50.9%

Amortization Types(1)

				Weighted Averages
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)		Cut-off Date LTV Ratio(3)(4)	LTV Ratio at Maturity or ARD(3)
Interest Only, then Amortizing	17	$383,185,500	42.6%	4.7457%	117	1.69	x	61.7%	54.7%
Interest Only	10	$255,605,000	28.4%	4.3294%	95	2.70	x	43.8%	43.8%
Amortizing Balloon	19	$244,309,812	27.1%	4.8717%	118	1.62	x	62.9%	51.6%
Interest Only, then Amortizing ARD	1	$17,350,000	1.9%	4.9000%	119	1.62	x	66.3%	58.6%
Total/Weighted Average	47	$900,450,312	100.0%	4.6647%	111	1.95	x	57.1%	50.9%

A-2-3

FOOTNOTES TO ANNEX A-2

(1)	With respect to the 95 Morton Street, Moffett Place Google, Hilton Hawaiian Village, Uovo Art Storage, Key Center Cleveland, 111 Livingston Street and Hamilton Crossing Mortgage Loans, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, U/W NCF DSCR and U/W NOI Debt Yield calculations include any related Pari Passu Companion Loan(s) and exclude any related Subordinate Companion Loan(s) and/or mezzanine loan(s).

(2)	With respect to the Moffett Place Google Mortgage Loan, the U/W NCF DSCR is calculated based on the Annual Debt Service equal to the aggregate of the first 12 payments on the related Mortgage Loan and Pari Passu Companion Loans commencing February 2022, as set forth in the non-standard amortization schedule set forth in Annex F to this Prospectus.

(3)	With respect to the 95 Morton Street, Moffett Place Google, Los Angeles Corporate Center and Malibu Office Mortgage Loans (26.7%), the Cut-off Date LTV and Maturity Date or ARD LTV has been calculated based on the “as stabilized” appraised value. With respect to the Midwest Embassy Suites Portfolio and Key Center Cleveland Mortgage Loans (10.6%), the Cut-off Date LTV and LTV Ratio at Maturity Date or ARD has been calculated based on the “as complete” appraised value. For additional information, see “Description of the Mortgage Pool—Appraised Value” in this Prospectus.

(4)	With respect to the Amsdell Gateway Self Storage Mortgage Loan (0.5%), the Cut-off Date LTV and U/W NOI Debt Yield are calculated based on the Cut-off Balance net of a related holdback reserve.

(5)	Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgaged Properties that relate to Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts.

(6)	Includes anchored and single tenant properties.

(7)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.

A-2-4

ANNEX A-3

DESCRIPTION OF TOP TWENTY MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION

A-3-1

95 Morton Street New York, NY 10014	Collateral Asset Summary – Loan No. 1 95 Morton Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 42.6% 2.34x 10.7%

A-3-2

95 Morton Street New York, NY 10014	Collateral Asset Summary – Loan No. 1 95 Morton Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 42.6% 2.34x 10.7%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Acquisition
Sponsors:	Aby Rosen; Michael Fuchs
Borrower:	95 Morton LLC
Original Balance:	$95,000,000
Cut-off Date Balance:	$95,000,000
% by Initial UPB:	10.6%
Interest Rate:	4.2620%
Payment Date:	6th of each month
First Payment Date:	May 6, 2017
Maturity Date:	April 6, 2022
Amortization:	Interest Only
Additional Debt(1):	$77,000,000 Mezzanine Debt
Call Protection:	L(25), D(31), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(2)
	Initial	Monthly
Taxes:	$1,193,540	$238,708
Insurance:	$0	Springing
Replacement:	$0	$3,618
Unfunded Obligations(3):	$12,175,629	$0

Financial Information
	Mortgage Loan(4)	Total Debt(5)
Cut-off Date Balance / Sq. Ft.:	$438	$792
Balloon Balance / Sq. Ft.:	$438	$792
Cut-off Date LTV(6):	42.6%	77.1%
Balloon LTV(6):	42.6%	77.1%
Underwritten NOI DSCR:	2.47x	1.16x
Underwritten NCF DSCR:	2.34x	1.10x
Underwritten NOI Debt Yield:	10.7%	5.9%
Underwritten NCF Debt Yield:	10.1%	5.6%
Underwritten NOI Debt Yield at Balloon:	10.7%	5.9%
Underwritten NCF Debt Yield at Balloon:	10.1%	5.6%

(1)	See “Current Mezzanine or Subordinate Indebtedness” herein.

(2)	See “Initial Reserves” and “Ongoing Reserves” herein.

(3)	Unfunded Obligations consist of $3,907,286 for free rent associated with the PayPal, Inc. (“PayPal”) lease and $8,268,343 for unfunded tenant improvement costs for PayPal, Integral Ad Science, Inc. (“Integral Ad Science”) and VSA Partners, Inc. (“VSA Partners”).

(4)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the 95 Morton Street Loan (as defined below), which has a principal balance as of the Cut-off Date of $95.0 million.

(5)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the 95 Morton Street Loan and two related mezzanine loans which have principal balances as of the Cut-off Date of $52.0 million and $25.0 million, respectively, resulting in total debt with an aggregate principal balance as of the Cut-off Date of $172.0 million (collectively, the “95 Morton Street Total Debt”).
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1911 / 2000
Total Sq. Ft.:	217,084
Property Management:	RFR Realty LLC; Brickman MGR LLC
Underwritten NOI(7):	$10,140,092
Underwritten NCF:	$9,621,746
Appraised Value(6):	$223,000,000
Appraisal Date(6):	September 1, 2017

Historical NOI
Most Recent NOI(7):	$6,571,395 (December 31, 2016)
2015 NOI:	$4,944,682 (December 31, 2015)
2014 NOI:	$5,354,254 (December 31, 2014)
2013 NOI(8):	NAV
2012 NOI(8):	NAV
2011 NOI(8):	NAV

Historical Occupancy
Most Recent Occupancy(9):	100.0% (February 15, 2017)
2016 Occupancy:	100.0% (December 31, 2016)
2015 Occupancy:	100.0% (December 31, 2015)
2014 Occupancy:	88.5% (December 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
2012 Occupancy:	100.0% (December 31, 2012)
(6)	The Cut-off Date LTV and Balloon LTV are based on, and the Appraised Value reflects, the “As Stabilized” appraised value of $223.0 million as of September 1, 2017. The “As Stabilized” appraised value assumes that economic stabilization is achieved and outstanding leasing costs associated with recently signed leases are paid off. At loan origination, $12,175,629 was reserved for unfunded tenant obligations. Based on the “As-is” appraised value of $210.0 million as of February 22, 2017, the Cut-off Date LTV and Balloon LTV of the 95 Morton Street Loan are each 45.2% and the Cut-off Date LTV and Balloon LTV of the 95 Morton Street Total Debt are each 81.9%.

(7)	The increase in Underwritten NOI over Most Recent NOI is due to U/W Base Rent being higher than base rent for prior years primarily due to historical numbers being comprised of actual collections. U/W Base Rent is based on actual, in-place leases which assume all free rent periods have expired. All free rent was reserved by the lender at loan origination. Underwritten NOI also includes contractual rent steps of $264,184 for PayPal which represents the difference between PayPal’s current rents and the average rents over the term of the loan and $37,275 of rent steps for VSA Partners through May 1, 2017.

(8)	Historical Information for the 2013 NOI, 2012 NOI and 2011 NOI is not available as the 95 Morton Street Property (as defined below) was solely under the ownership of a previous sponsor unrelated to the borrower and such information was not provided to the borrower.

(9)	Most Recent Occupancy includes 25,158 sq. ft. which Venmo, Inc. (“Venmo”), a subsidiary of PayPal, currently occupies pursuant to a sublease from Fab.com, Inc. through January 15, 2018. PayPal has executed a lease to retain occupancy of the space commencing on January 16, 2018.

A-3-3

95 Morton Street New York, NY 10014	Collateral Asset Summary – Loan No. 1 95 Morton Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 42.6% 2.34x 10.7%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent (PSF)(3)	% of Total U/W Base Rent(3)	Lease Expiration
PayPal(4)(5)	BBB+/NR/BBB	120,800	55.6%	$74.44	61.5%	10/31/2027
Integral Ad Science(6)	NR/NR/NR	50,264	23.2%	$69.29	23.8%	3/31/2027
VSA Partners(7)	NR/NR/NR	25,080	11.6%	$60.94	10.5%	4/30/2026
Xerox	BBB-/Baa3/BBB-	20,940	9.6%	$29.28	4.2%	9/15/2020
Subtotal / Wtd. Avg.		217,084	100.0%	$67.33	100.0%
Vacant		0	0.0%
Total / Wtd. Avg.		217,084	100.0%

(1)	Based on the underwritten rent roll dated February 15, 2017. All tenant spaces are subject to re-measurement when leases expire.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Includes $264,184 in contractual rent steps for PayPal which represents the difference between PayPal’s current rents and the average rents over the term of the loan and $37,275 in contractual rent steps for VSA Partners through May 1, 2017.

(4)	PayPal has one, five-year extension option at fair market value (subject to cumulative annual increases of 0.75%), provided that written notice is given to the borrower not less than nine months prior to the lease expiration date.

(5)	Includes 25,158 sq. ft. which Venmo, a subsidiary of PayPal, currently occupies pursuant to a sublease from Fab.com, Inc. through January 15, 2018. PayPal has executed a lease to retain occupancy of the space commencing on January 16, 2018.

(6)	Integral Ad Science has one, five-year extension option at fair market value, provided that written notice is given to the borrower not less than nine months and not more than 12 months prior to the lease expiration date. Integral Ad Science has a one-time right to terminate its lease effective January 31, 2021 by giving 12 months prior notice to the borrower and paying a termination fee equal to $2,915,021.

(7)	VSA Partners has one, five-year extension option with renewal rent equal to the greater of (i) the fixed rent in effect at the time of the lease expiration, subject to 2.5% annual escalation, or (ii) the fair market value of comparable space in the market at such time.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(3)	% U/W Base Rent Rolling(3)	Cumulative % of U/W Base Rent(3)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	1	20,940	9.6%	20,940	9.6%	$29.28	4.2%	4.2%
2021	0	0	0.0%	20,940	9.6%	$0.00	0.0%	4.2%
2022	0	0	0.0%	20,940	9.6%	$0.00	0.0%	4.2%
2023	0	0	0.0%	20,940	9.6%	$0.00	0.0%	4.2%
2024	0	0	0.0%	20,940	9.6%	$0.00	0.0%	4.2%
2025	0	0	0.0%	20,940	9.6%	$0.00	0.0%	4.2%
2026	1	25,080	11.6%	46,020	21.2%	$60.94	10.5%	14.7%
2027	2	171,064	78.8%	217,084	100.0%	$72.93	85.3%	100.0%
Thereafter	0	0	0.0%	217,084	100.0%	$0.00	0.0%	100.0%
Vacant	NAP	0	0.0%	217,084	100.0%	NAP	NAP
Total / Wtd. Avg.	4	217,084	100.0%			$67.33	100.0%

(1)	Based on the underwritten rent roll dated February 15, 2017. All tenant spaces are subject to re-measurement when leases expire.

(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(3)	Includes $264,184 in contractual rent steps for PayPal which represents the difference between PayPal’s current rents and the average rents over the term of the loan and $37,275 in contractual rent steps for VSA Partners through May 1, 2017.

A-3-4

95 Morton Street New York, NY 10014	Collateral Asset Summary – Loan No. 1 95 Morton Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 42.6% 2.34x 10.7%

The Loan. The 95 Morton Street loan (the “95 Morton Street Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in an eight-story, 217,084 sq. ft., Class A office building located at 95 Morton Street in New York, New York (the “95 Morton Street Property”). The 95 Morton Street Loan, with an original principal balance of $95.0 million, has a 5-year term and is interest only for the term of the loan. The 95 Morton Street Loan accrues interest at a fixed rate equal to 4.2620% and has a Cut-off Date Balance of $95.0 million. The 95 Morton Street Loan proceeds were used to acquire the 95 Morton Street Property, fund upfront reserves of approximately $13.4 million and pay closing costs of approximately $2.8 million. Based on the “As Stabilized” appraised value of $223.0 million as of September 1, 2017, the Cut-off Date LTV for the 95 Morton Street Loan is 42.6%. The most recent prior financing of the 95 Morton Street Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$95,000,000	42.9%	Purchase Price(1)	$205,357,649	92.7%
Mezzanine Loan	$77,000,000	34.8%	Reserves	$13,369,169	6.0%
Borrower Equity	$49,486,607	22.3%	Closing Costs	$2,759,788	1.2%
Total Sources	$221,486,607	100.0%	Total Uses	$221,486,607	100.0%
(1)	The Purchase Price consists of an economic purchase price of $215.0 million, less seller credits of approximately $9.6 million for outstanding tenant improvements .

The Borrower / Sponsors. The borrower, 95 Morton LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The non-recourse carve-out guarantors are Aby Rosen and Michael Fuchs. The borrower is an affiliate of RFR Realty LLC (“RFR”) which is owned and controlled by Aby Rosen and Michael Fuchs. RFR is a real estate investment firm based in New York City with a core focus on select urban markets in the United States and Germany.

The Property. The 95 Morton Street Property is an eight-story, 217,084 sq. ft., Class A office building, situated at the northeast corner of Morton and Washington Streets, in the West Village neighborhood in New York, New York. The 95 Morton Street Property was originally built in 1911 and fully renovated and converted to an office building in 2000. The 95 Morton Street Property serves as PayPal’s east coast headquarters. The ground floor area of the 95 Morton Street Property includes a general entrance for the tenants at the building as well as a portion that is used as a dedicated lobby for PayPal, which includes two elevators that are used to access PayPal’s space on the upper floors. PayPal recently signed a new lease for a portion of the first floor and the entirety of the second, third, fifth and sixth floors of the 95 Morton Street Property and is currently in the process of renovating and customizing its space to PayPal’s build-out and technology standards. Other renovations include PayPal’s build-out of the roof deck, which is currently ongoing. Due to the on-going renovations at the 95 Morton Street Property, the borrower does not have a temporary or permanent certificate of occupancy for the sixth floor of the building; however, the borrower is required to obtain a temporary or permanent certificate of occupancy for the sixth floor of the building within thirty days of the origination date, which date will be extended as long as the borrower is diligently pursuing the same.

As of February 15, 2017, the 95 Morton Street Property was 100.0% leased by four tenants, including PayPal, which is currently renovating a portion of its space. Other office tenants at the 95 Morton Street Property include Integral Ad Science, Inc. and VSA Partners, Inc.

Major Tenants.

PayPal (rated BBB+/BBB by Fitch/S&P; 120,800 sq. ft.; 55.6% of NRA; 61.5% of U/W Base Rent; $8,992,205 U/W Base Rent per annum): PayPal is an American company operating a worldwide online payments system that supports online money transfers and serves as an electronic alternative to traditional paper methods like checks and money orders with nearly 200 million active account holders. Founded by Peter Thiel, Elon Musk, Max Levchin, Luke Nosek, and Ken Howery, PayPal is one of the world’s largest internet payment companies. The company operates as a payment processor for online vendors, auction sites and other commercial users, for which it charges a fee. Established in 1998, PayPal had its initial public offering in 2002, and became a wholly owned subsidiary of eBay later that year. In 2014, PayPal moved $228 billion in 26 currencies across more than 190 nations, generating total revenue of $7.9 billion. Also in 2014, eBay announced plans to spin-off PayPal into an independent company by mid-2015, which was completed on July 18, 2015. On July 20, 2015, PayPal had its second initial public offering that valued the company at $46.6 billion. As of April 20, 2017, PayPal has a reported market capitalization of $52.7 billion.

PayPal, which first began occupying space at the 95 Morton Street Property in April 2015, recently signed a new 11-year lease at the 95 Morton Street Property for a portion of the first floor and the entirety of the second, third, fifth and sixth floors of the building at a starting rent of $72.00 PSF, with 0.75% annual escalations (plus a $5.00 PSF rent step in 2022). The rent for the ground floor/private lobby area leased by PayPal (which is still under construction and as to which rent has not yet commenced) will be $30.00 PSF. PayPal is in the process of building out its private entrance on the ground floor and a private roof deck. PayPal is not yet in occupancy of its space on the first floor. With respect to PayPal’s lease for the third floor of the building, PayPal has taken possession of the space, but will not occupy the space immediately. According to the borrower, PayPal plans to grow into the space as needed, and may look to sublease the space on a short-term basis in the interim. PayPal currently occupies the sixth floor and, with respect to PayPal’s

A-3-5

95 Morton Street New York, NY 10014	Collateral Asset Summary – Loan No. 1 95 Morton Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 42.6% 2.34x 10.7%

space on the fifth floor, Venmo, a PayPal subsidiary, currently occupies 25,158 sq. ft. pursuant to a sublease with Fab.com, Inc. through January 15, 2018. PayPal has executed a lease to retain occupancy of the space commencing on January 16, 2018. PayPal has a free rent period through November 2018 for its space on the fifth floor. Additionally, PayPal has various free rent periods for other space at the 95 Morton Street Property commencing in May 2017 and ending anywhere from June 2017 to December 2017 for different portions of its other space at the 95 Morton Street Property. All free rent was reserved by lender at loan origination.

Integral Ad Science, Inc. (50,264 sq. ft.; 23.2% of NRA; 23.8% of U/W Base Rent; $1,672,830 U/W Base Rent per annum) Integral Ad Science is a global technology and data company that enables digital buyers and sellers to assess the quality of digital media, across channels and screens, and provides tools for optimization. Founded in 2009, Integral Ad Science is headquartered at the 95 Morton Street Property. In 2016, Integral Ad Science expanded to take over the entire fourth floor of the 95 Morton Street Property.

VSA Partners, Inc. (25,080 sq. ft.; 11.6% of NRA; 10.5% of U/W Base Rent; $1,528,281 U/W Base Rent per annum) VSA Partners is a digital advertising company which is headquartered at the 95 Morton Street Property.

Xerox Corporation (“Xerox”) (rated Baa3/BBB-/BBB- by Moody’s/S&P/Fitch; 20,940 sq. ft.; 9.6% of NRA; 4.2% of U/W Base Rent; $613,123 U/W Base Rent per annum) Xerox has been a tenant at the 95 Morton Street Property since 2000 and uses this location as a base station for their repair and maintenance operations. Xerox has a small ground floor loading dock space and a large basement area functioning as storage space for in-demand parts provided to customers and vendors around Manhattan. Xerox is the smallest tenant by gross income and the only tenant on the rent roll whose lease expires during the 95 Morton Street Loan term.

Environmental Matters. The Phase I environmental report dated March 3, 2017 recommended a vapor intrusion investigation at the 95 Morton Street Property to determine if a recognized environmental condition exists. The testing has been completed and the environmental consultant determined that chemicals of concern that would be associated with dry cleaning were not detected in any of the indoor samples. Based on the satisfactory results, it has been determined that no recognized environmental condition exists at this time.

The Market. The 95 Morton Street Property is located in the West Village neighborhood of Manhattan on the northeast corner of Morton and Washington Streets. The 95 Morton Street Property occupies a half-block parcel fronting Washington Street between Barrow and Morton Streets on the northern edge of the Hudson Square neighborhood (Hudson Square/Tribeca office submarket) of Midtown South Manhattan. The 95 Morton Street Property is bordered by the West Village/Greenwich Village neighborhoods to the north, SoHo to the east and Tribeca to the south. According to the appraisal, as of fourth quarter 2016, the Midtown South office market contains 72.8 million sq. ft. of inventory in 279 buildings with an average asking rent of $68.36 PSF and a vacancy rate of 6.5%. The Hudson Square/Tribeca submarket, where the 95 Morton Street Property is located, has a total of 15.2 million sq. ft. of office inventory in 35 buildings with an average asking rent of $73.73 PSF and a vacancy rate of 9.3%.

The appraiser analyzed eight recent office leases with sizes ranging from 217,084 to 485,577 sq. ft., lease terms of approximately five years and rents ranging from $71.00 to $82.00 PSF. Based on the comparable office lease data, the appraiser concluded to a rate of $72.00 PSF for floors 1 through 4 and $76.00 PSF for floors 5 through 8.

Directly Competitive Buildings(1)
Property	Year Built / Renovated	Office Area (Sq. Ft.)	Occupancy	Tenant Name	Floor Size (Sq. Ft.)	Lease Term	Base Rent PSF
95 Morton Street Property	1911 / 2000	217,084(2)	100.0%(2)	NAP	NAP	NAP	$65.94(2)
250 Hudson Street	1932 / 2008	394,424	97.0%	Bed, Bath & Beyond	27,778	5 years	$71.00
315 Hudson Street	1907 / 2012	485,577	89.4%	One Kings Lane	51,576	5 years	$71.00
233 Spring Street – One SoHo Square West	1903 / NAV	341,134	50.1%	DoubleVerify	31,753	5.3 years	$75.00
100 Avenue of the Americas	1930 / NAV	382,689	83.2%	Two Sigma Investments	25,493	5.6 years	$71.50
435 Hudson Street	1937 / NAV	288,802	85.7%	K. Hovnanian Homes	8,076	5 years	$82.00
330 Hudson Street – 6 Hudson Square	1910 / 2013	466,738	87.1%	Biotronix	17,480	5.3 years	$80.00
(1)	Source: Appraisal.

(2)	Source: Underwritten rent roll dated February 15, 2017.

Historical Average Base Rent PSF(1)
	2014	2015	2016	U/W(2)
Base Rent PSF	$41.00	$35.16	$45.88	$65.94
(1)	Base Rent PSF calculations are based on borrower provided rental figures and total occupied square footage of 192,119 (2014), 217,084 (2015), 217,084 (2016) and 217,084 (as of February 15, 2017).

(2)	Source: Underwritten rent roll date February 15, 2017.

A-3-6

95 Morton Street New York, NY 10014	Collateral Asset Summary – Loan No. 1 95 Morton Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 42.6% 2.34x 10.7%

Cash Flow Analysis.

Cash Flow Analysis
	2012(1)	2013(1)	2014	2015	2016	U/W	U/W (PSF)
Base Rent(2)			$7,877,748	$7,632,937	$9,959,752	$14,315,132	$65.94
Step Rents(3)			0	0	0	301,459	1.39
Reimbursements(4)			1,243,338	813,702	226,745	131,975	0.61
Gross Potential Rent			$9,121,086	$8,446,639	$10,186,497	$14,748,566	$67.94
Total Other Income(5)			1,005,357	1,328,260	1,135,173	949,762	4.38
Less: Vacancy(6)			0	0	0	(737,428)	(3.40)
Effective Gross Income			$10,126,443	$9,774,899	$11,321,670	$14,960,899	$68.92
Total Variable Expenses			2,019,783	1,984,719	1,922,818	1,998,217	9.20
Total Fixed Expenses			2,752,406	2,845,498	2,827,457	2,822,590	13.00
Net Operating Income			$5,354,254	$4,944,682	$6,571,395	$10,140,092	$46.71
TI/LC			0	0	0	474,930	2.19
Capital Expenditures			0	0	0	43,417	0.20
Net Cash Flow	NAV	NAV	$5,354,254	$4,944,682	$6,571,395	$9,621,746	$44.32
(1)	Historical Information prior to 2014 is not available as the 95 Morton Street Property was solely under the ownership of a previous sponsor unrelated to the borrower.

(2)	U/W Base Rent is higher than base rent for prior years primarily due to historical numbers being comprised of actual collections. U/W Base Rent is based on actual, in-place leases which assume all free rent periods have expired. All free rent was reserved by the lender at loan origination.

(3)	U/W Rent Steps include $264,184 for PayPal which represents the difference between PayPal’s current rents and the average rents over the term of the loan and $37,275 for VSA Partners for rent steps through May 1, 2017.’

(4)	U/W Reimbursements are lower than historical figures due to lease renewals with base year resets and replacement leases commencing with base years set to year-one of the lease term.

(5)	Total Other Income includes HVAC overtime, cleaning and sprinkler service and miscellaneous other tenant reimbursements.

(6)	U/W Vacancy represents an economic vacancy of 5.0%.

Property Management. The 95 Morton Street Property is managed by RFR Realty LLC, an affiliated manager and Brickman MGR LLC, a non-affiliated manager. Upon the termination of the property management agreement or the termination of Brickman MGR LLC as manager, Brickman MGR LLC is owed its full management fee, regardless of whether the property management agreement or Brickman MGR LLC is terminated for cause. The Brickman MGR LLC management fee is not subordinate to the 95 Morton Street Loan, but the non-recourse carve-out guarantor is liable for all unpaid fees and expenses owed to Brickman MGR LLC, including the management fee.

Lockbox / Cash Management. The 95 Morton Street Loan is structured with a hard lockbox which is currently in place, and into which the borrower and property manager direct all tenants to directly pay rents. The 95 Morton Street Loan also requires the borrower or property manager to deposit into the lockbox account no later than two business days after receipt all rents and other revenue of any kind from the 95 Morton Street Property received by the borrower or the property manager. All funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender and applied and disbursed in accordance with the loan documents (including for the payment of mezzanine loan debt service). Upon the occurrence and during the continuance of a Trigger Period (as defined below) all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the loan documents (including the payment of default interest to the 95 Morton Mezzanine A Loan (as defined below) lender and/or the 95 Morton Mezzanine B Loan (as defined below) lender, as applicable, if a Trigger Period exists solely as a result of the occurrence of a default under the 95 Morton Mezzanine A Loan and/or the 95 Morton Mezzanine B Loan, as applicable) are required to be held by lender in an excess cash flow reserve account as additional collateral for the 95 Morton Street Loan. To the extent that no Trigger Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the 95 Morton Street Loan or under the 95 Morton Mezzanine A Loan or 95 Morton Mezzanine B Loan (each as defined below), (ii) the combined debt service coverage ratio falling below 1.10x (calculated within 45 days of the end of each calendar quarter) and (iii) the occurrence of a Specified Tenant Trigger Period (as defined below); and (B) expiring upon (x) with regard to any Trigger Period commenced in connection with clause (A)(i) above, the cure of such event of default (as evidenced, with respect to the 95 Morton Mezzanine A Loan or 95 Morton Mezzanine B Loan, by the lender’s receipt of written notice of such cure from the applicable mezzanine lender), (y) with regard to any Trigger Period commenced in connection with clause (A)(ii) above, the debt service coverage ratio being equal to or greater than 1.10x for one calendar quarter, and (z) with regard to any Trigger Period commenced in connection with clause (A)(iii) above, a Specified Tenant Trigger Period ceasing to exist in accordance with the terms of the 95 Morton Street Loan documents.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a Specified Tenant (as defined below) being in default under its lease beyond any applicable notice and cure periods, (ii) a Specified Tenant failing to have accepted the Specified Tenant space (or applicable portion thereof), (iii) following a Specified Tenant giving notice that it is terminating its lease for all or any portion of its space (or applicable portion thereof), the date 12 months prior to the effective date of such termination, (iv) any

A-3-7

95 Morton Street New York, NY 10014	Collateral Asset Summary – Loan No. 1 95 Morton Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 42.6% 2.34x 10.7%

termination or cancellation of any Specified Tenant Lease (as defined below) (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant Lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of any Specified Tenant, and (vi) a Specified Tenant failing to extend or renew its Specified Tenant Lease for a minimum renewal or extension term of five years on or prior to the earlier to occur of (a) the date occurring 12 months prior to the expiration of the then applicable term of the applicable Specified Tenant Lease or (b) the date by which the Specified Tenant is required to give notice of renewal under the applicable Specified Tenant Lease; and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender (which such evidence includes a duly executed estoppel certificate from the applicable Specified Tenant in form and substance acceptable to the lender) of: (i) the satisfaction of the Specified Tenant Cure Conditions (as defined below) or (ii) the borrower leasing 90% of the Specified Tenant space (or applicable portion thereof) in accordance with the applicable terms and conditions of the 95 Morton Street Loan documents and the applicable tenant under such lease paying the full amount of the rent due under its lease.

“Specified Tenant Cure Conditions” means each of the following, as applicable (i) the applicable Specified Tenant has cured all defaults under the applicable Specified Tenant Lease, (ii) the applicable Specified Tenant has accepted the Specified Tenant’s space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant Lease and has re-affirmed the applicable Specified Tenant Lease as being in full force and effect, (iv) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew the applicable Specified Tenant Lease in accordance with clause (A)(vi) of the definition of Specified Tenant Trigger Period, the applicable Specified Tenant has renewed or extended the applicable Specified Tenant Lease in accordance with the terms of the 95 Morton Street Loan documents for a term of at least five years or a replacement Specified Tenant has executed a lease in accordance with the terms of the 95 Morton Street Loan documents, (v) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant Lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant Lease pursuant to final, non-appealable order of a court of competent jurisdiction, and (vi) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant Lease.

A “Specified Tenant” means (i) PayPal (ii) Integral Ad Science, (iii) any tenant that leases 20% or more of the total rentable area for the 95 Morton Street Property, (iv) any tenant under a lease that accounts for 20% or more of the total rental income for the 95 Morton Street Property, and (v) any other lessee of the Specified Tenant space (or any portion thereof) and any guarantor(s) of the related Specified Tenant Lease.

“Specified Tenant Lease” means, collectively and/or individually (as the context requires), each lease at the 95 Morton Street Property with a Specified Tenant (including, without limitation, any guaranty or similar instrument furnished thereunder), as the same may have been or may hereafter be amended, restated, extended, renewed, replaced and/or otherwise modified.

Initial Reserves. At loan origination, the borrower deposited (i) $1,193,540 into a tax reserve account and (ii) $12,175,629 into an unfunded obligations account which consisted of $3,907,286 for free rent associated with the PayPal lease (which free rent amounts and timing of disbursements vary across the different spaces that PayPal occupies at the 95 Morton Street Property) and $8,268,343 for tenant improvements and other obligations of the borrower to PayPal, Integral Ad Science and VSA Partners that were outstanding as of the origination date.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $238,708, into a tax reserve account, (ii) 1/12 of annual insurance premiums to the extent an approved blanket insurance policy is not in effect, into an insurance reserve account and (iii) $3,618 into a replacement reserve account.

Current Mezzanine or Subordinate Indebtedness. A $52,000,000 mezzanine A loan (the “95 Morton Mezzanine A Loan”) was made by Citigroup Global Markets Realty Corp. to 95 Morton Mezz A LLC, the owner of 100% of the limited liability company interests of the borrower. The 95 Morton Mezzanine A Loan is secured by a pledge of 100% of the limited liability company interests in the borrower. A $25,000,000 mezzanine B loan (the “95 Morton Mezzanine B Loan”) was made by 95 Morton Mezz Funding LLC (an entity 100% owned by SL Green Funding LLC) to 95 Morton Mezz B LLC, the owner of 100% of the limited liability company interests in 95 Morton Mezz A LLC. The 95 Morton Mezzanine B Loan is secured by a pledge of 100% of the limited liability company interests in 95 Morton Mezz A LLC. The 95 Morton Mezzanine A Loan accrues interest at a rate of 5.1500% per annum and the 95 Morton Mezzanine B Loan accrues interest at a rate of 7.6300% per annum. The scheduled maturity date for the 95 Morton Mezzanine A Loan and the 95 Morton Mezzanine B Loan is co-terminous with the scheduled maturity date of the 95 Morton Street Loan.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

A-3-8

95 Morton Street New York, NY 10014	Collateral Asset Summary – Loan No. 1 95 Morton Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 42.6% 2.34x 10.7%

# 95 Morton Street

| Floor | Tenant | Size | Expiration |
|---|---|---|---|
| 8 | Integral Ad Science | 25,123 SF | Exp. 3/2027 |
| 7 | VSA Partners | 17,589 SF | Exp. 4/2026 |
| 7 | VSA Partners | 7,491 SF | Exp. 4/2026 |
| 6 | PayPal | 25,123 SF | Exp. 10/2027 |
| 5 | PayPal (Venmo) | 25,158 SF | Exp. 10/2027 |
| 4 | Integral Ad Science | 25,141 SF | Exp. 3/2027 |
| 3 | PayPal | 25,173 SF | Exp. 10/2027 |
| 2 | PayPal | 25,144 SF | Exp. 10/2027 |
| 1 | PayPal | 20,202 SF | Exp. 10/2027 |
| 1 | Xerox | 1,300 SF | Exp. 9/2020 |
| Basement | Xerox | 19,640 SF | Exp. 9/2020 |

2019 – 2020

2026 – 2027

A-3-9

95 Morton Street New York, NY 10014	Collateral Asset Summary – Loan No. 1 95 Morton Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 42.6% 2.34x 10.7%

95 Morton Street
95 Morton Street
New York, NY 10014
MEATPACKING DISTRICT
GREENWICH VILLAGE
WEST VILLAGE
HUDSON SQUARE
SOHO
TRIBECA
Hudson River
WEST STREET
W 14TH STREET
Washington Square Park
Hudson River Park
Pier 40
Pier 45
Pier 51
Whitney Museum of American Art
Westbeth Artist Housing
666 Greenwich
130 Barrow
95 Morton
Morton Square Condominiums
340 West St John's Center
United Parcel Service
395 Hudson
375 Hudson
345 Hudson
330 Hudson
325 Hudson
1 Hudson Square
Holland Tunnel Exit
St John's Park
NYU Silver Towers
NYU Sports Center
Upper West Side
Upper East Side
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A-3-10

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A-3-11

1170 Bordeaux Drive Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 2 Moffett Place Google	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 59.5% 1.38x 8.3%

A-3-12

1170 Bordeaux Drive Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 2 Moffett Place Google	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 59.5% 1.38x 8.3%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Joseph K. Paul (A/K/A Jay Paul)
Borrower:	MP B3 LLC
Original Balance(1):	$75,000,000
Cut-off Date Balance(1):	$75,000,000
% by Initial UPB:	8.3%
Interest Rate(2):	4.549797%
Payment Date:	6th of each month
First Payment Date:	February 6, 2017
Maturity Date:	January 6, 2027
Amortization:	Interest only for first 60 months, 360 months thereafter
Additional Debt(1)(3):	$110,000,000 Pari Passu Debt; $40,000,000 Mezzanine Debt
Call Protection(4):	L(28), D(85), O(7)
Lockbox / Cash Management:	Hard / In Place

Reserves(5)
	Initial	Monthly
Taxes:	$253,015	$84,338
Insurance:	$0	Springing
Replacement:	$0	$0
TI/LC:	$12,312,957	$0
Free Rent:	$17,051,831	$0
Lease Sweep:	$0	Springing
Low Debt Service:	$0	Springing

Financial Information
	Mortgage Loan(6)	Total Debt(7)
Cut-off Date Balance / Sq. Ft.:	$589	$716
Balloon Balance / Sq. Ft.:	$542	$659
Cut-off Date LTV:	59.5%	72.3%
Balloon LTV:	54.8%	66.6%
Underwritten NOI DSCR(8):	1.39x	1.08x
Underwritten NCF DSCR(8):	1.38x	1.07x
Underwritten NOI Debt Yield:	8.3%	6.9%
Underwritten NCF Debt Yield:	8.3%	6.8%
Underwritten NOI Debt Yield at Balloon:	9.1%	7.5%
Underwritten NCF Debt Yield at Balloon:	9.0%	7.4%

(1)	The Original Balance and Cut-off Date Balance of $75.0 million represents the non-controlling Note A-4, non-controlling Note A-5 and non-controlling Note A-6 which, together with the pari passu Note A-1, Note A-2 and Note A-3, with an aggregate original principal balance of $110.0 million, comprises the Moffett Place Google Whole Loan with an aggregate original principal balance of $185.0 million. For additional information regarding the pari passu notes, see “The Loan” herein.

(2)	The Moffett Place Google Whole Loan has a 10-year term and pays interest only for the first 60 months of the loan term and amortizes on a fixed 30-year schedule thereafter. See “Annex F – Moffett Place Google Mortgage Loan Amortization Schedule” in the Preliminary Prospectus.

(3)	See “Current Mezzanine or Subordinate Indebtedness” herein.

(4)	The lockout period will be at least 28 payment dates beginning with and including the first payment date of February 6, 2017. Defeasance of the full $185.0 million Moffett Place Google Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) December 30, 2019. The assumed lockout period of 28 payments is based on the expected CD 2017-CD4 securitization closing date in May 2017. The actual lockout period may be longer.

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Sunnyvale, CA
Year Built / Renovated:	2016 / NAP
Total Sq. Ft.:	314,352
Property Management:	Paul Holdings, Inc. dba Jay Paul Company
Underwritten NOI:	$15,436,076
Underwritten NCF:	$15,373,206
Appraised Value(9):	$311,100,000
Appraisal Date:	March 1, 2018

Historical NOI(10)
Most Recent NOI:	NAP
2016 NOI:	NAP
2015 NOI:	NAP
2014 NOI:	NAP

Historical Occupancy(10)
Most Recent Occupancy:	100.0% (May 6, 2017)
2016 Occupancy:	NAP
2015 Occupancy:	NAP
2014 Occupancy:	NAP

(5)	See “Initial Reserves” and “Ongoing Reserves” herein.

(6)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the Moffett Place Google Whole Loan only, which has an aggregate principal balance of $185.0 million. LTV calculations are based on the “As Stabilized” Appraised Value of $311.1 million. Based on the “As-Is” Appraised Value of $272.5 million, the Cut-off Date LTV and the Balloon LTV for the Moffett Place Google Whole Loan would be 67.9% and 62.5%, respectively.

(7)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the Total Debt in the aggregate amount of $225.0 million, which includes a mezzanine loan with an original principal balance of $40.0 million. LTV calculations are based on the “As Stabilized” Appraised Value of $311.1 million. Based on the “As-Is” Appraised Value of $272.5 million, the combined Cut-off Date LTV and Balloon LTV for the Moffett Place Google Whole Loan and the mezzanine loan would be 82.6% and 76.0%, respectively.

(8)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.81x and 1.80x, respectively.

(9)	Represents the appraiser’s “As Stabilized” Appraised Value which assumes that the borrower’s contractual tenant improvement and leasing commission obligations have been fulfilled, that there is no outstanding free rent, that payment of rent has commenced and that the Moffett Place Google Property is leased at a market rent level as of the effective date of value. At closing, the borrower reserved approximately $29.3 million in tenant improvements and free rent associated with the Google, Inc. lease. The “As-Is” Appraised Value is $272.5 million, which represents a Cut-off Date LTV and Balloon LTV of 67.9% and 62.5%, respectively.

(10)	The Moffett Place Google Property was constructed in 2016; accordingly historical operating information and occupancy are not available.

A-3-13

1170 Bordeaux Drive Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 2 Moffett Place Google	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 59.5% 1.38x 8.3%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Google Inc.(2)	NR/Aa2/AA	314,352	100.0%	$45.84	100.0%	11/30/2028
Vacant		0	0.0%
Total / Wtd. Avg.		314,352	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease. The ratings above are those of Alphabet, which does not guarantee the lease.

(2)	Google Inc. (“Google”) accepted possession of its space at the Moffett Place Google Property on December 1, 2016 but is not yet required to pay rent. The rent payment obligation under the Google lease commences on February 11, 2018. At loan origination, the borrower reserved $17,051,831 for the purpose of simulating payments of rent prior to the date that rent is payable under the Google lease. Google has two, seven-year extension options and no early termination rights.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2027	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
Thereafter	1	314,352	100.0%	314,352	100.0%	$45.84	100.0%	100.0%
Vacant	NAP	0	0.0%	314,352	100.0%	NAP	NAP
Total / Wtd. Avg.	1	314,352	100.0%			$45.84	100.0%

(1)	Based on the underwritten rent roll as of May 6, 2017.

The Loan. The Moffett Place Google loan (the Moffett Place Google Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 314,352 sq. ft. office building located in Sunnyvale, California (the “Moffett Place Google Property”) with an Original and Cut-Off Date Balance of $75.0 million and is part of a $185.0 million whole loan (the “Moffett Place Google Whole Loan”). The Moffett Place Google Loan is evidenced by the non-controlling Note A-4, non-controlling Note A-5 and non-controlling Note A-6, with an aggregate original principal balance of $75.0 million, which will be included in the CD 2017-CD4 mortgage trust. The pari passu controlling Note A-1 and non-controlling Note A-3, with an aggregate original principal balance of $70.0 million, were contributed to the CD 2017-CD3 mortgage trust and the pari-passu non-controlling Note A-2, with an original principal balance of $40.0 million, is currently held by Deutsche Bank AG, New York Branch (“DBNY”) and is expected to be included in one or more future securitizations.

The relationship between the holders of the Moffett Place Google Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Non-Serviced Pari Passu Whole Loans—Moffett Place Google Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-4, A-5, A-6	$75,000,000	$75,000,000	CD 2017-CD4	No
A-1, A-3	$70,000,000	$70,000,000	CD 2017-CD3	Yes
A-2	$40,000,000	$40,000,000	DBNY	No
Total	$185,000,000	$185,000,000

The Moffett Place Google Whole Loan has a 10-year term and pays interest only for the first 60 months of the loan term and amortizes on a fixed 30-year schedule thereafter. See “Annex F – Moffett Place Google Mortgage Loan Amortization Schedule” in the Preliminary Prospectus. The Moffett Place Google Whole Loan accrues interest at a fixed rate equal to 4.549797%. The Moffett Place Google Whole Loan proceeds, along with $40.0 million of mezzanine debt, were used to refinance existing debt of approximately $134.9 million, fund approximately $29.6 million in upfront reserves, pay transaction costs of approximately $6.1 million and return

A-3-14

1170 Bordeaux Drive Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 2 Moffett Place Google	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 59.5% 1.38x 8.3%

approximately $54.3 million of borrower equity. Based on the “As Stabilized” appraised value of $311.1 million as of March 1, 2018, the Cut-off Date LTV is 59.5% and based on the “As-is” appraised value of $272.5 million the Cut-off Date LTV is 67.9%. The most recent prior financing of the Moffett Place Google Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$185,000,000	82.2%	Loan Payoff	$134,943,058	60.0%
Mezzanine Loan	$40,000,000	17.8%	Return of Equity	$54,305,554	24.1%
			Reserves	$29,617,804	13.2%
			Closing Costs	$6,133,584	2.7%
Total Sources	$225,000,000	100.0%	Total Uses	$225,000,000	100.0%

The Borrower / Sponsor. The borrower, MP B3 LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The nonrecourse carve-out guarantors are Joseph K. Paul (A/K/A Jay Paul), Jay Paul Revocable Living Trust Dated November 9, 1999, As Amended and Restated On March 19, 2010 and As Further Amended From Time to Time and Paul Guarantor LLC (“Jay Paul and the trust”), on a joint and several basis. The borrower is permitted to obtain release of Jay Paul and the trust from the guaranty and environmental indemnity upon satisfaction of certain conditions in the loan documents, which include, without limitation, Paul Guarantor LLC maintaining a net worth of not less than $300.0 million and liquidity of not less than $20.0 million.

The sponsor of the borrower is Joseph K. Paul, the founder of Jay Paul Company. Jay Paul Company is a privately-held real estate firm based in San Francisco, California that concentrates on the acquisition, development and management of commercial properties throughout California with a specific focus on creating projects for technology firms. Jay Paul Company has developed or acquired over 8.5 million sq. ft., of institutional quality space with an additional 6.0 million sq. ft. under development, much of which is located near the Moffett Place Google Property in Sunnyvale. In addition, Jay Paul Company owns 21 buildings in Moffett Park totaling 5.0 million sq. ft. Jay Paul Company has built projects for many companies including Apple, Google, Amazon, Motorola, Microsoft, Boeing, Philips Electronics, HP and DreamWorks, among others.

The Property. The Moffett Place Google Property is comprised of a 314,352 sq. ft., newly-constructed, Class A, single tenant office building located in Sunnyvale, California. The Moffett Place Google Property is 100.0% leased, as of May 6, 2017, to Google Inc. (“Google”) through November 2028, with two seven-year extension options and no early termination rights. Google accepted possession of its space at the Moffett Place Google Property on December 1, 2016 but is not yet required to pay rent. The rent payment obligation under the Google lease commences on February 11, 2018. At loan origination, the borrower reserved $17,051,831 for the purpose of simulating payments of rent prior to the date that rent is payable under the Google lease. See “Initial Reserves” below.

The Moffett Place Google Property is part of a larger planned development (“Moffett Place Campus”), which currently includes three additional non-collateral identical office buildings totaling 943,056 sq. ft., which are 100.0% leased to Google through August 2027 and three additional non-collateral parking garages. The Moffett Place Campus is anticipated to include two additional non-collateral office buildings totaling 628,704 sq. ft. The two non-collateral buildings yet to be built are also leased to Google through November 2028 and, according to the borrower sponsors, are anticipated to be delivered in August 2017 and April 2020, respectively. The borrower sponsor assembled the land for Moffett Place Campus between 2011 and 2012 for approximately $27.5 million and has spent approximately $126.3 million ($401.65 PSF) on the development of the Moffett Place Google Property. Additionally, the borrower sponsor has spent approximately $24.3 million ($77.18 PSF) in tenant improvements and leasing commission costs. The borrower sponsor’s total cost basis is approximately $178.1 million ($566.64 PSF).

The Moffett Place Google Property features access to a 52,500 sq. ft., non-collateral two-story fitness/amenities facility and three separate non-collateral parking garages. To govern access to the non-collateral common areas, fitness/amenities facility and parking garages (the “Common Area Spaces”), the Moffett Place Google Property is subject to a declaration of covenants, conditions and restrictions (the “CCR”) with Moffett Place LLC (an affiliate of the borrower sponsor and an affiliate of the owner of the three non-collateral buildings at Moffett Place Campus), which grants the borrower non-exclusive easement rights over the Common Area Spaces and contemplates that the Common Area Spaces that it governs will be expanded over time as the remaining portions of the Moffett Place Campus are completed. Ownership of the Common Area Spaces governed by the CCR is held by Moffett Place Association LLC (the “Association”). The Association is owned by Moffett Place LLC (an entity wholly owned by Joseph K. Paul), as declarant, until the remaining buildings are completed, and by the borrower and MP 521 LLC (as owners of the completed buildings). The Association is obligated to maintain insurance coverage over the Common Area Spaces and is also responsible for maintenance of the Common Area Spaces, subject to the terms of the Google leases. The CCR delineates shares of the voting interest in the Association based on the number of completed buildings at the Moffett Place Campus, with each completed building entitled to a proportionate share of the voting interest. The borrower currently has a 25.0% voting interest in the Association and will have a 16.7% voting interest in the Association upon the full development of the Moffett Place Campus. The borrower is required to pay taxes and insurance for the Common Area Spaces under the CCR.

A-3-15

1170 Bordeaux Drive Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 2 Moffett Place Google	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 59.5% 1.38x 8.3%

Environmental Matters. The Phase I environmental report dated December 1, 2016 recommended no further action at the Moffett Place Google Property.

Major Tenant. Google Inc. (“Google”, 314,352 sq. ft.; 100.0% of NRA; 100.0% of U/W Base Rent) On October 2, 2015, Google implemented a holding company reorganization in which Alphabet became the successor issuer to Google. At that time, Alphabet recognized the assets and liabilities of Google at carryover basis. Alphabet, through its subsidiaries, provides online advertising services in the United States, the United Kingdom and rest of the world. Alphabet (NASDAQ: GOOG) is rated Aa2 and AA by Moody’s and S&P, respectively. Google represents approximately 99.1% of Alphabet’s total revenues, based on Alphabet’s 2016 annual report. Google’s core products such as Search, Android, Maps, Chrome, YouTube, Google Play and Gmail each have over one billion monthly active users.

The Market. The Moffett Place Google Property is located in northern Sunnyvale, California within Moffett Park. Moffett Park comprises approximately 519 acres of land of which approximately 85% is improved with recently developed one and two-story, research and development buildings. Moffett Park is home to notable high technology firms including Lab 126 (an Amazon.com subsidiary), Hewlett Packard, Juniper Networks, Lockheed-Martin, Microsoft and Yahoo!.

Jay Paul Company is re-developing over 55 acres in Moffett Park, with Moffett Place, a new, Class A office development to contain about 1.87 million sq. ft. of net rentable building area, in six, eight-story buildings. The development also includes a 52,500-square foot amenities building and parking structures. In October 2014, Google pre-leased the entire project with a staged occupancy. Phase I, which includes Buildings 1, 2, and 5, was completed in late-2016. The Moffett Place Google Property is the first building in Phase II.

Moffett Park sits alongside the State Highway 237 corridor near the intersection of U.S. Highway 101 in Silicon Valley. State Highway 237 forms the southern border of the Moffett Park area and provides access from Interstate 680 and Interstate 280 to the northeast and U.S. Highway 101 in Sunnyvale to the southwest. The Santa Clara County Transit System provides bus service county-wide and has four stops near the Moffett Place Google Property. In addition, a Santa Clara Light Rail station is located one block from the Moffett Google Place Property to the northwest and services the surrounding residential communities.

The Moffett Place Google Property is in the Sunnyvale submarket within Silicon Valley. According to the appraisal, overall vacancy in Silicon Valley and the Sunnyvale submarket was 8.6% and 3.1%, respectively as of third quarter of 2016. In the first three quarters of 2016, 612,796 sq. ft. of office space was delivered to the submarket, with 619,986 sq. ft. of absorption. According to the appraisal, as of the third quarter 2016, new supply under construction in Silicon Valley stood at approximately 5.3 million sq. ft., which consisted of approximately 3.0 million sq. ft. of build-to-suit construction and 2.3 million sq. ft. of speculative construction. As of the third quarter of 2016, the total office asking rent for the Sunnyvale submarket was $51.24 PSF, which is in-line with the Silicon Valley total office average asking rent of $51.48 PSF. Within the Sunnyvale submarket, the average asking rent for Class A office properties is $53.76 PSF.

Office Building Sales Comparables(1)

Property Name	Property Location	Rentable Area (sq. ft.)	Sale Date	Sale Price (in millions)
Moffett Place Google Property	Sunnyvale, CA	314,352(2)	NA	$311.1(3)
Campus @ 3333, Phase 1	Santa Clara, CA	459,655	Dec. 2015	$305.1
Sunnyvale Town Center	Sunnyvale, CA	313,920	Dec. 2015	$270.0
Castro Station	Mountain View, CA	114,809	Nov. 2015	$148.5
Netflix	Los Gatos, CA	260,830	Oct. 2015	$193.1
Cupertino Gateway	Cupertino, CA	220,672	Aug. 2015	$165.0
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 6, 2017.
(3)	Represents the “As Stabilized” Appraised Value as of March 1, 2018.

A-3-16

1170 Bordeaux Drive Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 2 Moffett Place Google	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 59.5% 1.38x 8.3%

Directly Competitive Buildings(1)
Property Name	Property Location	Tenant Name	Lease Date	GLA	Lease Term (years)	Base Rent PSF	Lease Type
Moffett Place Google Property	Sunnyvale, CA	Google(2)	12/2016(2)	314,352(2)	12.0(2)	$45.84(2)	Net
Moffett Towers II, Building 2	Sunnyvale, CA	Confidential	12/2016	362,600	10.0	$48.00	Net
Sunnyvale City Center	Sunnyvale, CA	Red Hat	11/2016	28,389	7.2	$70.80	Net
Moffett Gateway	Sunnyvale, CA	Google Inc.	7/2016	612,691	10.0	$44.40	Net
Sunnyvale Business Park	Sunnyvale, CA	Raytheon	7/2016	162,550	3.0	$47.40	Net
Santa Clara Square	Santa Clara, CA	AMD	8/2016	220,156	10.0	$42.60	Net
Santa Clara Square	Santa Clara, CA	Cambridge Industries	5/2016	220,156	7.4	$43.80	Net
Moffett Towers I	Sunnyvale, CA	Google Inc.	4/2016	238,602	10.0	$44.40	Net
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated May 6, 2017.

Cash Flow Analysis.

Cash Flow Analysis(1)
	U/W	U/W PSF
Base Rent	$14,409,896	$45.84
Credit Tenant Step Rents(2)	1,916,870	6.10
Value of Vacant Space	0	0.00
Gross Potential Rent	$16,326,766	$51.94
Total Recoveries	1,970,759	6.27
Total Other Income(3)	459,269	1.46
Less: Vacancy(4)	(937,840)	(2.98)
Effective Gross Income	$17,818,954	$56.68
Total Variable Expenses	1,021,504	3.25
Total Fixed Expenses	1,361,374	4.33
Net Operating Income	$15,436,076	$49.10
TI/LC	0	0.00
Capital Expenditures	62,870	0.20
Net Cash Flow	$15,373,206	$48.90
(1)	The Moffett Place Google Property was constructed in 2016; accordingly historical operating information is not available.

(2)	Credit Tenant Step Rents are the straight line average of contractual steps through lease expiration.

(3)	Total Other Income reflects the amenities use fee including contractual rent steps through February 2018 and a straight line average of contractual rent steps of the amenities use fee through lease expiration.

(4)	U/W Vacancy is underwritten to a vacancy rate of 5.0% of all revenue. The Moffett Place Google Property is currently 100.0% occupied.

Property Management. The Moffett Place Google Property is managed by Paul Holdings, Inc. dba Jay Paul Company, a borrower affiliate.

Lockbox / Cash Management. The Moffett Place Google Whole Loan is structured with a hard lockbox with in-place cash management. All rents are required to be directly deposited by the tenants of the Moffett Place Google Property into a clearing account controlled by the lender. All amounts in the lockbox account are required to be swept to a lender-controlled cash management account every business day and applied on each payment date to the payment of debt service, the funding of required reserves, budgeted monthly operating expenses, common charges under various reciprocal easement agreements, including the CCR, approved extraordinary operating expenses, debt service on the mezzanine loan (see “Current Mezzanine or Subordinate Indebtedness” below) and, during a Lease Sweep Period (as defined below), all excess cash flow in a minimum amount equal to $261,960 to fund a lease sweep reserve account (the “Lease Sweep Reserve Account”) until the aggregate funds swept in the Lease Sweep Reserve Account during such lease sweep equals the Lease Sweep Reserve Threshold (as defined below) and then to a debt service reserve account (the “Debt Service Reserve Account”) until the aggregate funds transferred to the Lease Sweep Reserve Account and the Debt Service Reserve Account during such lease sweep equals the Lease Sweep and Debt Service Reserve Cap. Provided no Trigger Period (as defined below) is continuing, excess cash in the deposit account is required to be disbursed to the borrower in accordance with the Moffett Place Google Loan documents. If a Trigger Period is continuing (other than a Trigger Period due to a Lease Sweep Period),

A-3-17

1170 Bordeaux Drive Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 2 Moffett Place Google	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 59.5% 1.38x 8.3%

excess cash in the deposit account is required to be transferred to an account held by the lender as additional collateral for the Moffett Place Google Whole Loan.

A “Trigger Period” will commence upon the occurrence of (i) an event of default under the Moffett Place Google Whole Loan, (ii) a Low Debt Service Period (as defined below), (iii) a mezzanine loan default or (iv) a Lease Sweep Period (as defined below) and will end upon (a) with respect to clause (i), the date on which such event of default is cured, (b) with respect to clause (ii), the Low Debt Service Period has ended, (c) with respect to clause (iii), the date on which such mezzanine loan default is cured and (d) with respect to clause, (iv) such Lease Sweep Period has ended.

A “Low Debt Service Period” will commence if (i) as of any calculation date, the credit rating of a tenant (or the parent entity of such tenant) under a Lease Sweep Lease (as defined below) by Fitch, Moody’s or S&P is less than “BBB-”, “Baa3” or “BBB-”, respectively and (ii) the debt service coverage ratio, as of any calculation date, falls below 1.41x based on the Moffett Place Google Whole Loan balance or 1.10x based on the total debt (including the mezzanine loan balance), respectively, and will end when the debt service coverage ratio is at least 1.41x based on the Moffett Place Google Whole Loan balance and 1.10x based on the total debt (including the mezzanine loan balance) for two consecutive calendar quarters.

The debt service coverage ratio tests are calculated using straight-lined rents under the Google lease (or that of any successor tenant that is investment grade).

A “Lease Sweep Period” will commence upon the first monthly payment date following the earliest to occur of (a) July 6, 2023; (b) the date on which, with respect to a Lease Sweep Lease, (i) the tenant cancels or terminates its Lease Sweep Lease with respect to all or a Material Termination Portion (as defined below) of the space under its Lease Sweep Lease prior to the then current expiration date or (ii) the tenant delivers notice that it is canceling all or a Material Termination Portion of the space under the Lease Sweep Lease; (c) the date on which a tenant under a Lease Sweep Lease goes dark at 20% or more of its space under a Lease Sweep Lease; provided, however, that if the tenant under a Lease Sweep Lease is either (x) an investment grade entity or (y) has subleased the dark space portion of its premises to an investment grade entity that has accepted delivery thereof and is paying unabated rent at a rate no less than required under the Lease Sweep Lease, the tenant under a Lease Sweep Lease will not be deemed to have gone dark; (d) a default by the tenant under a Lease Sweep Lease that continues beyond the cure period; (e) the occurrence of an insolvency proceeding of a tenant under a Lease Sweep Lease or (f) the date on which, with respect to the Google lease, neither Google nor Google’s parent company is an investment grade entity. A Lease Sweep Period (other than a Lease Sweep Period triggered by an insolvency proceeding of a tenant under a Lease Sweep Lease) will not be triggered (or, if already triggered, may be terminated) if the borrower delivers to the lender an acceptable letter of credit in an amount equal to $11,002,320 ($35.00 PSF) provided, if such Lease Sweep Period is triggered by clause (c) or (f) above, such acceptable letter of credit will be in an amount equal to $15,717,600 ($50.00 PSF).

A Lease Sweep Period will end on the earliest to occur of (1), with respect to clauses (a) or (b) above, (A) with respect to the space under each Lease Sweep Lease, the tenant under a Lease Sweep Lease has exercised a renewal or extension, provided that the tenant under the Lease Sweep Lease is under a qualified lease, as described in the loan documents and satisfied the occupancy conditions, as described in the loan documents, (B) one or more replacement tenants acceptable to the lender execute and deliver replacement leases covering at least 75% of the sq. ft. demised under the Google lease, provided that the leases are qualified leases and the occupancy conditions, as described in the loan documents, are satisfied or (C) a combination of sub clause (A) and (B) above occurs; (2) with respect to clauses (c) or (f) above, the date on which either (A) one or more replacement tenants execute and deliver replacement leases covering at least 75% of the sq. ft. demised under the Google lease provided that the leases are qualified leases and the occupancy conditions, as described in the loan documents, are satisfied or (B) the Google tenant (or its parent) is restored as an investment grade entity or the entirety of the Lease Sweep Lease has been sublet to an investment grade entity that has accepted delivery thereof and is paying fully unabated rent at a contract rate not less than that required under a Lease Sweep Lease; (3) with respect to clause (d) above, the date on which the default has been cured and no other default under such Lease Sweep Lease occurs for three consecutive months following such cure; (4) with respect to clause (e) above, the applicable insolvency proceeding has been terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender, and (5) with respect to clauses (a), (b), (c), (d) and (f) above, the date on which the aggregate amount of funds transferred into the Lease Sweep Reserve Account and the Debt Service Reserve Account equals the applicable Lease Sweep and Debt Reserve Cap (as defined below) and if a Lease Sweep Period is continuing due to the occurrence of more than one Lease Sweep Event, the aggregate amount of funds required to be transferred over the course of the Lease Sweep Period shall be equal to the amount of the largest Lease Sweep And Debt Service Reserve Cap applicable to all then-continuing Lease Sweep Periods, such that each Lease Sweep Period shall be treated as concurrent and not duplicative or independent of another.

The “Lease Sweep and Debt Service Reserve Cap” means (i) with respect to a Lease Sweep Period continuing solely pursuant to clauses (a) and/or (d) above, $11,002,320 ($35.00 PSF); (ii) with respect to a Lease Sweep Period continuing solely pursuant to clause (b) above, $35.00 PSF of the terminated space; (iii) with respect to a Lease Sweep Period continuing pursuant to clause (c) above, whether or not a Lease Sweep Period pursuant to clauses (a), (b) and or/(d) above is concurrently continuing, $50.00 PSF of dark

A-3-18

1170 Bordeaux Drive Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 2 Moffett Place Google	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 59.5% 1.38x 8.3%

space; or (iv) with respect to clause (f) above, whether or not a Lease Sweep Period pursuant to clauses (a), (b), (c) and/or (d) above is concurrently continuing, $15,717,600 ($50.00 PSF).

The “Lease Sweep Reserve Threshold” means (i) with respect to a Lease Sweep Period continuing solely pursuant to clauses (a), (d) and/or (f) above, $9,430,560 ($30.00 PSF) or (ii) with respect to a Lease Sweep Period continuing solely pursuant to clause (b) or (c) above, $30.00 PSF of the dark or terminated space.

A “Lease Sweep Lease” is the Google lease or any replacement lease or leases which cover at least 75% of the rentable sq. ft. demised under the Google lease as of December 30, 2016.

A “Material Termination Portion” is, with respect to any space under a Lease Sweep Lease, if the tenant under a Lease Sweep Lease cancels or terminates its Lease Sweep Lease with respect to at least 40,000 or more sq. ft. of space (or, if a full floor of space is less than 40,000 sq. ft., a full floor of space) but less than the entirety of the space under such Lease Sweep Lease, the amount of space under the Lease Sweep Lease affected by such cancellation or termination.

Initial Reserves. At loan origination, the borrower deposited (i) $253,015 for into a tax reserve account; (ii) $12,312,957 for outstanding approved leasing expenses in connection with the Google lease and (iii) $17,051,831 to cover gap rent and rent concessions under the Google Inc. lease ($6,964,903 of which is for gap rent which covers full rent under the Google lease until the additional rent commencement date on June 1, 2017).

Ongoing Reserves. The borrower is required to deposit on a monthly basis (i) 1/12 of the estimated annual real estate taxes, which currently equates to $84,338, into the tax reserve account and (ii) unless an acceptable blanket insurance policy is in place, 1/12 of the estimated insurance premiums into an insurance account. Additionally, during a Lease Sweep Period, all excess cash flow in a minimum amount equal to $261,960 is required to be swept into the lease sweep reserve account.

Current Mezzanine or Subordinate Indebtedness. A mezzanine loan, with an original principal balance of $40,000,000, was funded concurrently with the funding of the Moffett Place Google Whole Loan. The mezzanine loan accrues interest at a rate of 6.50000%, is coterminous with the Moffett Place Google Whole Loan and is interest only for the first 60 months of its term, with principal and interest payments thereafter based on a fixed 30-year amortization schedule. The mezzanine loan is held by KDF REIT Investments, LLC.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

A-3-19

1170 Bordeaux Drive Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 2 Moffett Place Google	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 59.5% 1.38x 8.3%

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A-3-20

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A-3-21

Various	Collateral Asset Summary – Loan No. 3 Midwest Embassy Suites Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 52.1% 2.17x 15.9%

A-3-22

Various	Collateral Asset Summary – Loan No. 3 Midwest Embassy Suites Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 52.1% 2.17x 15.9%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor(1):	American Hotel Income Properties REIT Inc.
Borrower(2):	Various
Original Balance:	$65,000,000
Cut-off Date Balance:	$65,000,000
% by Initial UPB:	7.2%
Interest Rate:	4.7200%
Payment Date:	6th of each month
First Payment Date:	March 6, 2017
Maturity Date:	February 6, 2027
Amortization:	Interest only for first 36 months, 360 months thereafter
Additional Debt:	None
Call Protection:	L(27), D(89), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$100,000	$123,073
Insurance:	$0	Springing
FF&E:	$0	Springing
PIP:	$6,750,000	NAP
Ground Rent Reserve:	$125,667	$21,167

Financial Information
Cut-off Date Balance / Room:	$83,120
Balloon Balance / Room:	$73,124
Cut-off Date LTV(4):	52.1%
Balloon LTV(4):	45.9%
Underwritten NOI DSCR:	2.55x
Underwritten NCF DSCR:	2.17x
Underwritten NOI Debt Yield:	15.9%
Underwritten NCF Debt Yield:	13.5%
Underwritten NOI Debt Yield at Balloon:	18.1%
Underwritten NCF Debt Yield at Balloon:	15.4%

Property Information
Single Asset / Portfolio:	Portfolio of three properties
Property Type:	Full Service Hospitality
Collateral(5):	Fee Simple / Leasehold
Location:	Various
Year Built / Renovated:	Various / 2017
Total Rooms:	782
Property Management(6):	Various
Underwritten NOI:	$10,322,965
Underwritten NCF:	$8,801,837
Appraised Value(4):	$124,700,000
Appraisal Date(7):	December 2017

Historical NOI
Most Recent NOI:	$11,497,557 (T-12 February 28, 2017)
2016 NOI(8):	$11,419,734 (December 31, 2016)
2015 NOI(8):	$12,049,046 (December 31, 2015)
2014 NOI:	$12,046,279 (December 31, 2014)

Historical Occupancy
Most Recent Occupancy:	72.0% (February 28, 2017)
2016 Occupancy(8):	71.3% (December 31, 2016)
2015 Occupancy:	73.0% (December 31, 2015)
2014 Occupancy:	74.5% (December 31, 2014)
(1)	The sponsor is also the sponsor of the mortgage loan identified on Annex A-1 to the Preliminary Prospectus as Embassy Suites Tempe, which has a Cut-off Date Balance of $13.5 million.

(2)	The borrowers for the Midwest Embassy Suites Portfolio Loan are: AHIP OH Cleveland Properties LLC; AHIP OH Cleveland Enterprises LLC; AHIP OH Columbus Properties LLC; AHIP OH Columbus Enterprises LLC; AHIP KY Covington Properties LLC; AHIP KY Covington Enterprises LLC. Each individual property has two related borrowers comprised of a fee owner and an operating lessee.

(3)	See “Initial Reserves” and “Ongoing Reserves” herein.

(4)	The Appraised Value, Cut-off Date LTV and Balloon LTV are calculated based on the “As Complete” value for the Midwest Embassy Suites Portfolio properties, which assumes the completion of the required PIP at each property. The estimated cost of each respective PIP was reserved in full at loan origination. Based on the “As Is” appraised value as of December, 2016 of $114,200,000, the loan has a Cut-off Date LTV and Maturity Date LTV of 56.9% and 50.1%, respectively.

(5)	The Midwest Embassy Suites Portfolio Loan is secured by a leasehold interest in the Embassy Suites Cincinnati, River Center property and fee interests in the Embassy Suites Columbus, Dublin and Embassy Suites Cleveland, Rockside properties.

(6)	The property management for the Midwest Embassy Suites Portfolio properties are: One OH Cleveland ES Management LLC; One OH Columbus ES Management LLC; One KY Covington ES Management LLC

(7)	Appraisal Dates for the Midwest Embassy Suites Portfolio properties are 12/19/2017 for the Embassy Suites Cincinnati, River Center property, 12/21/2017 for the Embassy Suites Cleveland, Rockside property and 12/20/2017 for the Embassy Suites Columbus, Dublin property.

(8)	There were approximately 3,588 offline room nights from September 2016 through January 2017 as well as renovations between January 2016 and March 2016.

A-3-23

Various	Collateral Asset Summary – Loan No. 3 Midwest Embassy Suites Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 52.1% 2.17x 15.9%

Historical Occupancy, ADR, RevPAR(1)
	Midwest Embassy Suites Portfolio			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014(2)	74.5%	$132.60	$98.93	63.9%	$116.44	$74.94	116.6%	113.9%	132.0%
2015(3)	73.7%	$133.03	$98.20	63.8%	$116.72	$74.96	115.5%	114.0%	131.0%
2016(3)	71.8%	$136.86	$98.42	66.3%	$118.82	$79.16	108.3%	115.2%	124.3%
T-12 Feb 2017(3)	71.9%	$139.38	$100.48	65.8%	$120.49	$80.03	109.3%	115.7%	125.6%
(1)	Occupancy, ADR and RevPAR represent estimates from the hospitality research report. The variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Midwest Embassy Suites Portfolio properties are attributable to variances in reporting methodologies and/or timing differences.

(2)	Source: December 2014 hospitality research report.

(3)	Source: February 2017 hospitality research report.

Portfolio Summary
Embassy Suites Ohio MSA/Location	Rooms	Year Built/ Renov.	Ownership Interest	Allocated Loan Amount ($)	% of Allocated Loan Amount	UW NCF	Appraised Value(1)	2013-2016 CapEx. (Approx.)	2017-2018 Reserved PIP
Columbus, Dublin	284	1999 / 2017	Fee Simple	$25,072,173	38.6%	$3,352,623	$48,100,000	$5,400,000	$2,380,000
Cleveland, Rockside	271	2001 / 2017	Fee Simple	$20,537,290	31.6%	$2,323,548	$39,400,000	$5,600,000	$2,520,000
Cincinnati, River Center	227	1990 / 2017	Leasehold	$19,390,537	29.8%	$3,125,665	$37,200,000	$5,200,000	$1,850,000
Total	782			$65,000,000	100.0%	$8,801,837	$124,700,000	$16,200,000	$6,750,000
(1)	The Appraised Value is based on the “As Complete” value for the Midwest Embassy Suites Portfolio properties, which assumes the completion of the required PIP at each property. The estimated cost of each respective PIP was reserved in full at loan origination.

The Loan. The Midwest Embassy Suites Portfolio loan (the “Midwest Embassy Suites Portfolio Loan”) is a fixed rate loan with an Original and Cut-off Date principal balance of $65.0 million secured by the borrowers’ fee simple interest in two and leasehold interest in one full service Embassy Suites hotels totaling 782 rooms (the “Midwest Embassy Suites Portfolio Properties” and individually each a “Midwest Embassy Suites Portfolio Property”) located across three of Ohio’s metropolitan statistical areas (“MSAs”).

The Midwest Embassy Suites Portfolio Loan has a 10-year term and amortizes on a 30-year schedule after an initial 36-month interest only period. The Midwest Embassy Suites Portfolio Loan accrues interest at a fixed rate equal to 4.7200%. Loan proceeds, plus approximately $59.2 million of loan sponsor equity, were used to acquire the Midwest Embassy Suites Portfolio for $116.5 million, fund a $6.75 million PIP Reserve, fund a tax reserve and pay closing costs.

The Appraised Value, Cut-Off Date LTV and Maturity Date LTV of 52.1% and 45.9%, respectively, are calculated based on the “As Complete” value of $124.7 million for the Midwest Embassy Suites Portfolio Properties, which assumes the completion of the required property improvement plan (“PIP”) at each Embassy Suites Portfolio Property, the estimated cost of which was reserved at loan origination. Based on the “As Is” appraised value as of December 2016 of $114.2 million, the Midwest Embassy Suites Portfolio Loan has a Cut-off Date LTV and Maturity Date LTV of 56.9% and 50.1%, respectively. The appraiser also concluded an “As Stabilized” value of $128.1 million as of December 2018, assuming PIP completion, which would result in a Cut-off Date LTV and Maturity Date LTV of 50.7% and 44.6%, respectively.

The “As-is” appraised value of $114.2 million corresponds to the $116.5 million purchase price of the Midwest Embassy Suites Portfolio. Additionally, the “as complete” Appraised Value of $124.7 million corresponds to the loan sponsor’s cost basis for the Midwest Embassy Suites Portfolio, which after the completion of the $6.75 million PIP in December 2018, is expected to be $123.25 million.

The Midwest Embassy Suites Portfolio Loan proceeds, along with $60.0 million of sponsor equity, were used to acquire the Midwest Embassy Suites Portfolio for a purchase price of $116.5 million, fund approximately $7.0 million in upfront reserves and pay closing costs of approximately $1.5 million. The most recent prior financing of the Midwest Embassy Suites Portfolio was included in the CDGJ 2014-BXCH securitization.

A-3-24

Various	Collateral Asset Summary – Loan No. 3 Midwest Embassy Suites Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 52.1% 2.17x 15.9%

Sources and Uses(1)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$65,000,000	52.0%	Purchase Price	$116,500,000	93.2%
Borrower Equity	$60,007,698	48.0%	Reserves	$6,975,667	5.6%
			Closing Costs	$1,532,031	1.2%
Total Sources	$125,007,698	100.0%	Total Uses	$125,007,698	100.0%
(1)	The Midwest Embassy Suites Portfolio Properties were part of a 13-hotel portfolio owned by Eagle Hospitality Properties Trust, which was acquired by the seller via foreclosure in 2012. Please see “Description of the Mortgage Pool-Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Borrowers / Sponsors. The borrowers are AHIP OH Cleveland Properties LLC; AHIP OH Cleveland Enterprises LLC; AHIP OH Columbus Properties LLC; AHIP OH Columbus Enterprises LLC; AHIP KY Covington Properties LLC and AHIP KY Covington Enterprises LLC, each a single purpose Delaware limited liability company structured to be bankruptcy-remote, each with two independent directors in its organizational structure. Each individual property has two related borrowers comprised of a fee owner and an operating lessee. The sponsor of the borrowers and the nonrecourse carve-out guarantor is American Hotel Income Properties REIT Inc., which is the United States holding company for all of American Hotel Income Properties REIT LP’s (“AHIP”) United States assets. AHIP is traded on the Toronto Exchange under the symbol HOT.UN and has holdings of 95 hotel properties within 30 states.

The Properties. The Midwest Embassy Suites Portfolio Properties consist of three full service hotels containing 782 rooms situated across three of Ohio’s MSAs: Columbus, Cleveland and Cincinnati. The Midwest Embassy Suites Portfolio Properties were built between 1990 and 2001. The previous owner reportedly spent approximately $16.2 million ($20,700 per room) on renovations at the Midwest Embassy Suites Portfolio Properties between 2013 and 2016, which included building exteriors, public areas and guest room upgrades.

Each of the Midwest Embassy Suites Portfolio Properties operates under a recently renewed 15-year franchise agreement with Hilton Franchise Holding LLC, which expires on January 31, 2032. As part of the franchise renewal, the borrowers are required to complete a $6.75 million ($8,632 per room) PIP by January 2019. The $6.75 million PIP, the estimated cost of which was fully reserved at loan origination, is aimed at enhancing the public areas at each of the Midwest Embassy Suites Portfolio Properties including the atriums, meeting rooms, corridors and public bathrooms, among others.

Embassy Suites Columbus, Dublin: The Embassy Suites Columbus, Dublin is an eight-story full service hotel located in the city of Dublin, Ohio, approximately 17 miles north of the Columbus central business district (“CBD”). The property opened in 1999 and features 284 suites, 12,830 sq. ft. of meeting space, a breakfast buffet area, restaurant and lounge, atrium bar, a fitness center, an indoor pool and a business center. The hotel offers oversized guestrooms relative to its competitive set according to the appraiser. Guest rooms feature a separate living area with a sofa bed, a wet bar, a refrigerator and high-speed internet access.

The Embassy Suites Columbus Dublin property is subject to a tax increment financing agreement (“TIF Agreement”). The TIF Agreement provides certain additional restrictions on the Embassy Suites Columbus Dublin property and adjacent lots. The TIF Agreement also provides that the covenant to make the service payment in lieu of taxes has priority over other liens and encumbrances, which is similar in nature to the priority of real estate taxes. The county confirmed that the amount of tax payments will not change solely due to the TIF Agreement expiring.

From 2013 to 2017, the prior owner reportedly spent approximately $5.4 million ($18,500 per room) on capital improvements at the Embassy Suites Columbus, Dublin property, which included renovation of the ballroom, fitness center, back of the house and guest rooms. In addition, the borrowers are in the process of implementing a $2.38 million ($8,380 per room) PIP at the Embassy Suites Columbus, Dublin property. The PIP is expected to mainly focus on the public areas within the Embassy Suites Columbus, Dublin property, including the atrium and meeting rooms, among others and is required to be finished by January 2019 according to the franchise agreement.

Embassy Suites Cleveland, Rockside: The Embassy Suites Cleveland, Rockside property is an eight-story full service hotel located in Independence, Ohio approximately 7 miles south from downtown Cleveland. The property opened in 2001 and features 271 suites, a restaurant and lounge, a pool, a fitness center and a business center. The hotel also offers approximately 12,792 sq. ft. of meeting space, which is second highest in its competitive set according to the appraiser. Guest rooms feature a sofa bed and a mini-refrigerator.

The city of Independence is proposing a partial condemnation on the Embassy Suites Cleveland, Rockside property consisting of a utility easement with related temporary construction easement for a sanitary sewer line. The new easement is expected to run through a portion of the parking lot and along the outer boundary of the property. It is expected that construction will take place within a period of 21-30 days or less and during times designated to cause the least impact on business operations. The borrower has indicated that the piping has already been placed in the ground, with the final asphalt and landscaping to be completed.

A-3-25

Various	Collateral Asset Summary – Loan No. 3 Midwest Embassy Suites Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 52.1% 2.17x 15.9%

From 2013 to 2017, the prior owner reportedly spent approximately $5.6 million ($20,600 per room) on capital improvements at the Embassy Suites Cleveland, Rockside property, which included renovation of the breakfast area and guest rooms. In addition, the borrowers are in the process of implementing a $2.52 million ($8,782 per room) PIP at the Embassy Suites Cleveland, Rockside property. The PIP is expected to mainly focus on the public areas within the Embassy Suites Columbus, Dublin property, including the lobby and the atrium, among others and is required to be finished by January 2019 according to the franchise agreement.

Embassy Suites Cincinnati, River Center (Covington, KY): Embassy Suites Cincinnati, River Center property is a nine-story full service hotel located in Covington, Kentucky, directly across the Ohio River and approximately three miles south of downtown Cincinnati, Ohio. The property opened for business in 1990 and features 227 suites, a breakfast dining area, a bar and lounge, an indoor pool, a fitness center, a business center and approximately 8,126 sq. ft. of meeting space. The hotel offers oversized guestrooms relative to its competitive set according to the appraiser and certain rooms offer views of the Ohio River and downtown Cincinnati. Guest rooms feature a sofa bed and a mini-refrigerator.

The Embassy Suites Cincinnati, River Center property is comprised of a leasehold interest, as it is built within air rights owned by the city of Covington. The hotel is subject to an air rights lease with the city of Covington, Kentucky Municipal Properties Corporation that commenced in August 1988 and automatically renewed in June 2015 through June 2040. The air rights lease has four additional 25-year automatic renewal options that expire in June 2140. The city of Covington owns the fee simple title to the underlying land and garage and plaza. The Embassy Suites Cincinnati, River Center is built on top of these city-owned and operated structures utilizing air rights. The ground rent is equal to the lesser of 5% of room revenue in excess of $4.5 million or $200,000. Additionally, approximately $50,000 of expense is associated with the air rights lease for costs that are required to be paid by the ground lessee, such as real estate taxes, assessments, other government-related fees, and repairing and maintaining one-third of the adjoining city plaza. In addition, the hotel has the right to 100 parking spaces within the garage under a parking lease for which it pays an additional $54,000 per year. The parking lease had an initial term of 25 years with five, 25-year renewal periods, the first of which was initiated on June 30, 2015.

From 2013 to 2017, the prior owner reportedly spent approximately $5.2 million ($23,100 per room) on capital improvements at the Embassy Suites Cincinnati, River Center property, which included renovation to the building exterior, lobby, restaurants, fitness center, pool, elevators, mechanical systems, meeting rooms and guest rooms. In addition, the borrowers are in the process of implementing a $1.85 million ($8,150 per room) PIP at the Embassy Suites Cincinnati, River Center property. The PIP is expected to mainly focus on the public areas within the Embassy Suites Cincinnati, River Center property, including the lobby and the atrium, among others and is required to be finished by January 2019 according to the franchise agreement.

Environmental Matters. The Phase I environmental reports dated November 18, 2016 for each of Embassy Suites Columbus, Dublin and Embassy Suites Cleveland, Rockside and dated November 21, 2016 for Embassy Suites Cincinnati, River Center recommended no further action at the Midwest Embassy Suites Portfolio properties.

The Market. The Midwest Embassy Suites Portfolio Properties are located in three of Ohio’s MSAs: Columbus, Cleveland and Cincinnati. All three of the Midwest Embassy Suites Portfolio Properties are located proximate to headquarters as well as large regional offices of several companies within their respective CBDs and derive demand from corporate clients in the area, with a weighted average segmentation of 49% for commercial, 33% for meeting and group and 18% for leisure according to the appraisals. The Midwest Embassy Suites Portfolio Properties have outperformed their respective markets and realized a weighted average RevPAR index ranging from 124.3% to 132.0% since 2014 according to hospitality research reports.

Embassy Suites Columbus, Dublin (Dublin, OH): The Embassy Suites Columbus, Dublin property is located in the city of Dublin, Ohio, within the Columbus MSA. The Embassy Suites Columbus, Dublin property is positioned at the convergence of two interstates, including interstate-270 and State Route 161, which provide access to the Columbus CBD, approximately 17 miles to the south. The city of Dublin is home to the headquarters of a number of companies as well as large regional offices, including Cardinal Health, OCLC, Wendy’s Co, CareWorks, Fiserv and Express Scripts, all of which are all located within a 2.5 mile radius of the Embassy Suites Columbus, Dublin property. The Embassy Suites Columbus, Dublin property is also located 1.5 miles west of Bridge Park, a new 30-acre mixed use development that will feature 720 apartment units, 373,000 sq. ft. of office space and 115,000 sq. ft. of entertainment space, Phase I of which was delivered in the fall of 2016. According to the appraisal, the property’s historical estimated demand segmentation was approximately 60% commercial, 30% meeting and group and 10% leisure.

According to the appraisal, there are two hotel developments in the immediate area and each is expected to be approximately 50% competitive with the Embassy Suites Columbus, Dublin property due mainly to their respective proximate location. A 129-key Home2 Suites by Hilton is expected to open by mid-2017 and is expected to primarily target extended-stay travelers. Additionally, a 150-Key AC Hotel by Marriott is being developed with an adjacent 19,000 square foot conference center with construction expected to be completed by the summer of 2017.

According to a February 2017 hospitality report, the Embassy Suites Columbus, Dublin property competes with six other hotels with a total of 1,607 keys. As of the trailing 12 months ended February 2017, the Embassy Suites Columbus, Dublin property reported an occupancy of 74.8%, ADR of $135.88 and RevPAR of $101.66, resulting in a RevPAR index of 149.4% relative to the competitive set.

A-3-26

Various	Collateral Asset Summary – Loan No. 3 Midwest Embassy Suites Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 52.1% 2.17x 15.9%

Embassy Suites Cleveland, Rockside (Independence, OH): The Embassy Suites Cleveland, Rockside property is located in the city of Independence, Ohio, within the Cleveland MSA. The hotel is just east of the intersection of Interstate-77 and 480 near Rockside Road, a major commercial thoroughfare in the area. Prominent employers in the area include Travelers Insurance, Farmers Insurance, Nations Lending Corp, UTC Aerospace Systems and the Internal Revenue Service. Additionally, the Cleveland Clinic, which had approximately 6.62 million patient visits in 2014, is located approximately one mile southwest of the Embassy Suites Cleveland, Rockside property. According to the appraisal, the property’s historical estimated demand segmentation was approximately 46% commercial, 30% meeting and group and 24% leisure, with primary accounts including Airgas and Honeywell as well as Cleveland Clinic.

According to the appraisal, there is one recently opened and one proposed hotel in the submarket. A 105-room, Home2 Suites recently opened in December 2016 and is expected to be 50% competitive with the Embassy Suites Cleveland, Rockside property. Despite targeting extended-stay business, the Home2 Suites is expected to be competitive mainly due to its proximity to the Embassy Suites Cleveland, Rockside property. The proposed 120-key hotel has not begun construction.

According to a February 2017 hospitality report, the Embassy Suites Cleveland, Rockside property competes with five other hotels with a total of 1,005 keys. As of the trailing 12 months ended February 2017, the Embassy Suites Cleveland, Rockside property reported an occupancy of 67.5%, ADR of $126.21 and RevPAR of $85.17, resulting in a RevPAR index of 128.6% relative to the competitive set.

Embassy Suites Cincinnati, River Center (Covington, KY): The Embassy Suites Cincinnati, River Center property is situated along the banks of the Ohio River in Covington. The hotel is situated within the Covington CBD and approximately three miles north of Cincinnati CBD, which is accessible via the John A. Roebling Suspension Bridge adjacent to the Embassy Suites Cincinnati, River Center property. The Embassy Suites Cincinnati, River Center property is located within one mile of Paul Brown Stadium and the Great American Ball Park. The Embassy Suites Cincinnati, River Center property is also less than one mile from the Northern Kentucky Convention Center (110,000 sq. ft. of meeting, exhibition and social function space) and less than two miles from the Duke Energy Convention Center (750,000 sq. ft. of exhibit, meeting and entertainment space). The Embassy Suites Cincinnati, River Center property is within three miles of corporate headquarters for Fifth Third Bancorp, Macy’s, Kroger and Procter & Gamble. According to the appraisal, the property’s historical estimated demand segmentation was approximately 40% commercial, 39% meeting and group and 21% leisure, with primary accounts including Fidelity investments, Aramark, Proctor & Gamble, Ashland, GE, Tier 1 and Net Jets.

According to the appraisal, there are two properties in Cincinnati, Ohio that may compete with the Embassy Suites Cincinnati, River Center property. The first is a 114-key Hotel Covington which opened in September 2016 five blocks away. This property is expected to be 100% competitive. The second is a 144-room Aloft Newport on the Levee which is expected to open January 2017. This hotel is considered to be 25% competitive since it is located on the southern bank of the Ohio River in a mixed-use complex with similar access to downtown Cincinnati.

According to a February 2017 hospitality report, the Embassy Suites Cincinnati, River Center property competes with four other hotels with a total of 1,829 keys. As of the trailing 12 months ended February 2017, the Embassy Suites Cincinnati, River Center property reported an occupancy of 73.5%, ADR of $159.49 and RevPAR of $117.28, resulting in a RevPAR index of 105.2% relative to the competitive set.

A-3-27

Various	Collateral Asset Summary – Loan No. 3 Midwest Embassy Suites Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 52.1% 2.17x 15.9%

Cash Flow Analysis.

Cash Flow Analysis
	2013	2014	2015(1)	2016(1)	T-12 2/28/2017	U/W(2)	U/W per Room
Occupancy	74.9%	74.4%	73.0%	71.3%	72.0%	71.5%
ADR	$127.97	$132.70	$136.67	$139.30	$139.40	$139.16
RevPAR	$95.82	$98.79	$99.81	$99.37	$100.36	$99.47

Room Revenue	$27,350,000	$28,196,956	$28,488,533	$28,440,572	$28,646,929	$28,392,875	$36,308
F&B Revenue	8,679,000	8,871,648	9,128,004	8,769,279	8,619,256	8,855,132	11,324
Other Revenue	859,000	536,878	508,908	765,284	733,059	780,209	998
Total Revenue	$36,888,000	$37,605,482	$38,125,445	$37,975,135	$37,999,244	$38,028,216	$48,629
Operating Expenses	12,304,000	12,225,324	12,899,940	12,891,472	13,040,027	12,818,390	16,392
Undistributed Expenses	10,182,000	10,407,786	10,263,258	10,799,449	10,863,450	10,515,811	13,447
Gross Operating Profit	$14,402,000	$14,972,372	$14,962,247	$14,284,214	$14,095,767	$14,694,016	$18,790
Management Fee(3)	1,107,000	865,204	848,991	838,919	866,050	1,330,988	1,702
Total Fixed Charges	2,087,000	2,060,889	2,064,210	2,025,561	1,732,160	3,040,063	3,888
Net Operating Income	$11,208,000	$12,046,279	$12,049,046	$11,419,734	$11,497,557	$10,322,965	$13,201
FF&E(4)	1,476,000	1,504,219	1,525,018	1,519,005	1,519,970	1,521,129	1,945
Net Cash Flow	$9,732,000	$10,542,060	$10,524,028	$9,900,729	$9,977,587	$8,801,837	$11,256
(1)	There were approximately 3,588 offline room nights from September 2016 through January 2017 as well as renovations between January 2016 and March 2016.

(2)	U/W assumptions are based on the T-12 10/31/2016 figures, which are not represented in the chart above.

(3)	U/W Management Fee is 3.5% of gross revenues.

(4)	U/W FF&E represents 4.0% of gross revenues.

Property Management. The Midwest Embassy Suites Portfolio Properties are managed by ONE Lodging Management, an affiliate of the borrowers.

Lockbox / Cash Management. The Midwest Embassy Suites Portfolio Loan is structured with a hard lockbox and springing cash management. All credit card receipts are required to be deposited directly into a clearing account controlled by the lender and the borrowers and property manager are required to deposit all other rent and payments into the clearing account within one day of receipt. Unless a Trigger Period is ongoing, all amounts on deposit in the clearing account are required to be swept daily into the borrowers’ account. During a Trigger Period, all amounts on deposit in the clearing account are required to be swept daily into an account controlled by the lender.

A “Trigger Period” will commence upon (i) an event of default or (ii) the commencement of a Low Debt Service Period (as defined below).

A “Low Debt Service Period” will occur if the debt service coverage ratio for the trailing 12-month period is less than 1.25x on the last day of any calendar quarter and will end if the debt service coverage ratio for the trailing 12-month period is at least 1.30x for two consecutive calendar quarters.

Initial Reserves. At loan origination, the borrowers deposited (i) $100,000 into a tax reserve account (ii) $125,667 into a ground rent reserve and (iii) $6,750,000 into a PIP reserve account.

Ongoing Reserves. On a monthly basis, the borrowers are required to deposit monthly reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $123,073, into a tax reserve account and (ii) $21,167 into a ground rent reserve account, which is capped at $250,000. Beginning February 6, 2019, the borrowers are required to deposit the greater of (x) 1/12 of 4% of the estimated annual rents deposited on a monthly basis and (y) the amount required by the franchise agreement into a reserve for furniture, fixtures and equipment (“FF&E”). In lieu of making such deposits in to the FF&E Reserve, the borrowers may deliver a letter of credit in an amount equal to 4% of rents for the 12 months prior to delivery, to be adjusted annually. In the event an acceptable blanket insurance policy is no longer in place, the borrowers will be required to deposit monthly 1/12th of the annual insurance premiums. The borrowers have a blanket insurance policy in place.

Current Mezzanine or Subordinate Indebtedness. None.

A-3-28

Various	Collateral Asset Summary – Loan No. 3 Midwest Embassy Suites Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 52.1% 2.17x 15.9%

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. Following the lockout period, the borrowers are permitted to obtain the release of an individual Embassy Suites Portfolio Property upon a bona fide third-party sale provided, among other things, (i) borrowers defease an amount of principal equal to 110% of the allocated loan amount for the Embassy Suites Portfolio Property being released; (ii) after giving effect to the sale and the defeasance, (a) the debt service coverage ratio for the remaining Embassy Suites Portfolio Properties is no less than the greater of the debt service coverage ratio immediately preceding the sale and 1.89x and (b) the loan to value ratio for the remaining properties is no more than the lesser of the loan to value ratio immediately preceding the sale and 52.1%; provided, that if the debt yield for the remaining Embassy Suites Portfolio Properties is 15.0% or higher, the release is not subject to such loan to value ratio condition; and (iii) there is compliance with REMIC-related requirements.

A-3-29

Various	Collateral Asset Summary – Loan No. 3 Midwest Embassy Suites Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 52.1% 2.17x 15.9%

MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS
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1
2
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## Midwest Embassy Suites Portfolio

| | PROPERTY NAME | ADDRESS | CITY/STATE | ZIP CODE |
|---|---|---|---|---|
| 1 | Embassy Suites Columbus, Dublin | 5100 Upper Metro Plaza | Dublin, OH | 43017 |
| 2 | Embassy Suites Cleveland, Rockside | 5800 Rockside Woods Boulevard | Independence, OH | 44131 |
| 3 | Embassy Suites Cincinnati, River Center | 10 East Rivercenter Boulevard | Covington, KY | 41011 |

A-3-30

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A-3-31

900, 1000, 1200 & 1255 Corporate Center Drive Monterey Park, CA 91754	Collateral Asset Summary – Loan No. 4 Los Angeles Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,725,000 66.9% 1.69x 11.8%

A-3-32

900, 1000, 1200 & 1255 Corporate Center Drive Monterey Park, CA 91754	Collateral Asset Summary – Loan No. 4 Los Angeles Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,725,000 66.9% 1.69x 11.8%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Acquisition
Sponsors:	Benjamin Nazarian; Neil Kadisha
Borrowers:	Omninet LACC, LLC; Omninet LACC Tucson, LLC; Omninet LACC Valencia, LLC
Original Balance:	$58,725,000
Cut-off Date Balance:	$58,725,000
% by Initial UPB:	6.5%
Interest Rate:	4.7000%
Payment Date:	6th of each month
First Payment Date:	May 6, 2017
Maturity Date:	April 6, 2027
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt:	NAP
Call Protection:	L(25), D(88), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$0	$91,347
Insurance:	$11,267	$5,633
Replacement:	$0	$6,582
TI/LC:	$0	$54,298
Free Rent Reserve:	$1,086,963	$0
Unfunded Obligations Reserve:	$5,286,382	$0
Deferred Maintenance Reserve:	$373,520	$0
Fire Department Reserve:	$0	Springing
Lease Sweep Reserve:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$149
Balloon Balance / Sq. Ft.:	$131
Cut-off Date LTV(2):	66.9%
Balloon LTV(2):	58.8%
Underwritten NOI DSCR:	1.89x
Underwritten NCF DSCR:	1.69x
Underwritten NOI Debt Yield:	11.8%
Underwritten NCF Debt Yield:	10.5%
Underwritten NOI Debt Yield at Balloon:	13.4%
Underwritten NCF Debt Yield at Balloon:	11.9%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Monterey Park, CA
Year Built / Renovated:	1983-1986 / NAP
Total Sq. Ft.:	394,893
Property Management:	Omninet Property Management, Inc.
Underwritten NOI(3):	$6,907,583
Underwritten NCF:	$6,159,021
Appraised Value(2):	$87,750,000
Appraisal Date(2):	August 1, 2017

Historical NOI
Most Recent NOI(3):	$5,380,611 (December 31, 2016)
2015 NOI:	$4,476,519 (December 31, 2015)
2014 NOI:	$4,238,152 (December 31, 2014)
2013 NOI:	$5,292,839 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy(4):	93.2% (February 6, 2017)
2016 Occupancy:	85.0% (December 31, 2016)
2015 Occupancy:	77.0% (December 31, 2015)
2014 Occupancy:	73.6% (December 31, 2014)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.

(2)	The Cut-off Date LTV and Balloon LTV are calculated based upon, and the Appraised Value reflects, the Los Angeles Corporate Center Property’s “As Stabilized” value of $87,750,000, which assumes a stabilized occupancy of approximately 93.0% due to recent tenant expansions and renewals that are scheduled to take place no later than August 2017. The appraiser concluded an “As-is” appraised value of $83,600,000. The Cut-off Date LTV and Balloon LTV calculated based on the Los Angeles Corporate Center Property’s “as-is” value are 70.2% and 61.8%, respectively.

(3)	The increase in Underwritten NOI over Most Recent NOI is primarily due to the inclusion of several new tenants at the Los Angeles Corporate Center Property accounting for over $1.0 million in base rent and the inclusion of contractual rent steps of $24,171 for various tenants through October 1, 2017, as well as the present value of future rent steps for Department of Social Services ($178,154) and County of Los Angeles Fire Department ($94,868).

(4)	Most Recent Occupancy is based on the underwritten rent roll dated February 6, 2017 which includes the County of Los Angeles Fire Department, a tenant with an executed lease that has not taken occupancy of its space and is not paying rent. At closing, seven months of gap rent and 100% of unfunded tenant improvement obligations were escrowed.

A-3-33

900, 1000, 1200 & 1255 Corporate Center Drive Monterey Park, CA 91754	Collateral Asset Summary – Loan No. 4 Los Angeles Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,725,000 66.9% 1.69x 11.8%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(3)	% of Total U/W Base Rent	Lease Expiration

State Compensation Insurance Fund(4)	AA-/Aa3/AA-	83,021	21.0%	$32.09	23.6%	3/15/2023
Department of Social Services(5)	AA-/Aa3/AA-	58,207	14.7%	$35.48	18.3%	9/30/2024(6)
SynerMed(7)	NR/NR/NR	57,960	14.7%	$29.31	15.0%	9/30/2022
County of Los Angeles Fire Department(8)(9)	AA-/Aa2/AA-	37,132	9.4%	$28.95	9.5%	3/31/2027
AT&T Services, Inc.	NR/Baa1/BBB+	26,619	6.7%	$30.16	7.1%	3/31/2018
Subtotal / Wtd. Avg.		262,939	66.6%	$31.59	73.5%
Other		105,058	26.6%	$28.53	26.5%
Total / Wtd. Avg. Occupied		367,997	93.2%	$30.71	100.0%
Vacant		26,896	6.8%
Total / Wtd. Avg.		394,893	100.0%

(1)	Based on the underwritten rent roll dated February 6, 2017. All tenant spaces are subject to re-measurement when leases expire.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Includes contractual rent steps of $24,171 through October 1, 2017 and the present value of future rent steps for Department of Social Services ($178,154) and County of Los Angeles Fire Department ($94,868).

(4)	State Compensation Insurance Fund has one, five-year extension option at fair market value and a one-time right to terminate its lease from April 1, 2018 through September 1, 2018 as to the 19,145 sq. ft. space it occupies on the second floor.

(5)	Department of Social Services (which is the tenant under 5 separate leases at the property) has the right to terminate (a) 3 of its leases covering 43,893 sq. ft. at any time on or after September 30, 2020, (b) its 4th lease covering 5,667 sq. ft. at any time on or after January 31, 2021, and (c) its 5th Lease covering 8,647 sq. ft. at any time on or after July 31, 2021, in each case subject to a notice period of 90 days.

(6)	Department of Social Services currently leases 43,893 sq. ft. of space pursuant to a lease which expires on September 30, 2024 and 5,667 sq. ft. of space pursuant to a lease which expires on January 31, 2025 and has executed a lease to occupy 8,647 sq. ft. which commences on August 1, 2017 and expires on July 31, 2025.

(7)	SynerMed has two, three-year extension options at fair market rent and the right to terminate its lease with respect to 28,777 sq. ft. effective April 30, 2020, with written notice being given on or before November 30, 2019. Upon termination of the lease, SynerMed must pay a termination fee of $738,958.

(8)	County of Los Angeles Fire Department has an executed lease however the tenant has not taken occupancy of its space and is not paying rent. At closing, seven months of gap rent and 100% of unfunded tenant improvement obligations were escrowed.

(9)	County of Los Angeles Fire Department has two, five-year renewal options at fair market value and the right to terminate its lease at any time on or after the seventh year anniversary of the lease commencement date, which is April 1, 2017.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(3)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	4	31,017	7.9%	31,017	7.9%	$30.13	8.3%	8.3%
2019	2	3,724	0.9%	34,741	8.8%	$28.19	0.9%	9.2%
2020	11	17,294	4.4%	52,035	13.2%	$28.43	4.3%	13.5%
2021	4	22,037	5.6%	74,072	18.8%	$27.11	5.3%	18.8%
2022	5	65,335	16.5%	139,407	35.3%	$29.29	16.9%	35.8%
2023	4	89,903	22.8%	229,310	58.1%	$31.78	25.3%	61.0%
2024	4	56,295	14.3%	285,605	72.3%	$34.13	17.0%	78.0%
2025	2	14,314	3.6%	299,919	75.9%	$37.14	4.7%	82.7%
2026	2	30,946	7.8%	330,865	83.8%	$28.27	7.7%	90.5%
2027	1	37,132	9.4%	367,997	93.2%	$28.95	9.5%	100.0%
Thereafter	0	0	0.0%	367,997	93.2%	$0.00	0.0%	100.0%
Vacant	NAP	26,896	6.8%	394,893	100.0%	NAP	NAP
Total / Wtd. Avg.	39	394,893	100.0%			$30.71	100.0%

(1)	Based on the underwritten rent roll dated February 6, 2017.

(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

(3)	Includes contractual rent steps of $24,171 through October 1, 2017 and the present value of future rent steps for Department of Social Services ($178,154) and County of Los Angeles Fire Department ($94,868).

A-3-34

900, 1000, 1200 & 1255 Corporate Center Drive Monterey Park, CA 91754	Collateral Asset Summary – Loan No. 4 Los Angeles Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,725,000 66.9% 1.69x 11.8%

The Loan. The Los Angeles Corporate Center loan (the “Los Angeles Corporate Center Loan”) is a fixed rate loan secured by the borrowers’ fee simple interests in a 394,893 sq. ft. office campus located in Monterey Park, California (the “Los Angeles Corporate Center Property”). The Los Angeles Corporate Center Loan has an original principal balance of $58.725 million. The Los Angeles Corporate Center Loan has a 10-year term with a three-year interest-only period followed by payments of principal and interest through the remainder of the loan term based on a 30-year amortization schedule. The Los Angeles Corporate Center Loan accrues interest at a fixed rate equal to 4.7000% and has a Cut-off Date Balance of $58.725 million. The Los Angeles Corporate Center Loan proceeds were used to acquire the Los Angeles Corporate Center Property, fund upfront reserves of approximately $6.8 million and pay closing costs of approximately $0.8 million. Based on the “As Stabilized” appraised value of approximately $87.8 million as of August 1, 2017, the Cut-off Date LTV for the Los Angeles Corporate Center Loan is 66.9%. The most recent prior financing of the Los Angeles Corporate Center Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$58,725,000	70.8%	Purchase Price(1)	$75,352,958	90.8%
Borrower Equity	$23,627,386	28.5%	Reserves	$6,758,132	8.1%
Other Sources	$597,546	0.7%	Closing Costs	$838,842	1.0%
Total Sources	$82,949,932	100.0%	Total Uses	$82,949,932	100.0%
(1)	The Purchase Price consists of an economic purchase price of $81.0 million less seller credits for tenant improvements (approximately $3.2 million), landlord work (approximately $2.1 million) and rent abatements ($357,218).

The Borrowers / Sponsors. The Los Angeles Corporate Center Property is owned by three tenants-in-common, Omninet LACC, LLC, Omninet LACC Tucson, LLC and Omninet LACC Valencia, LLC, each of which is a single purpose Delaware limited liability company structured to be bankruptcy-remote with an independent director in the organizational structure. The sponsors of the borrower and the non-recourse carve-out guarantors are Benjamin Nazarian and Neil Kadisha of Omninet Capital, LLC (“Omninet”). Benjamin Nazarian and Neil Kadisha are jointly and severally obligated under the non-recourse carveout guaranty for the Los Angeles Corporate Center Loan, and they share management of the tenant-in-common borrowers with Andrea Costantini (with respect to 2 of the 3 borrowers) and Michael Danielpour (with respect to all 3 borrowers). Neither Andrea Constantini nor Michael Danielpour has the right to bind the tenant-in-common borrowers without consent from both Benjamin Nazarian and Neil Kadisha.

Omninet, which was founded in 1985, developed the technology platform for Qualcomm and has diversified the company’s investments by investing in real estate. Since 2009, Omninet has acquired over 7.0 million sq. ft. of commercial real estate and over 13,000 multifamily units.

The Property. The Los Angeles Corporate Center Property consists of four individual office buildings totaling 394,893 sq. ft., located within a 1.1 million sq. ft. office park, approximately five miles east of downtown Los Angeles in Monterey Park, California. The individual buildings were constructed between 1983 and 1986 and they feature three to six floors. The Los Angeles Corporate Center Property has a total of 1,515 parking spaces resulting in a ratio of 3.8 spaces per 1,000 sq. ft. of net rentable area. The individual buildings are known as 900 Corporate Center Drive (“Building A”), 1000 Corporate Center Drive (“Building B”), 1200 Corporate Center Drive (“Building C”) and 1255 Corporate Center Drive (“Building D”). As of February 6, 2017, the Los Angeles Corporate Center Property was 93.2% leased by 29 tenants across various industries with the four largest tenants, in each building, occupying a total of 59.8% of the gross leasable area.

Building Summary
Building	Year Built	Building GLA	Occupancy(1)	UW Base Rent(2)	UW Base Rent PSF(2)	UW NCF
Building A	1985	115,962	100.0%	$3,595,359	$31.00	$2,060,907
Building B	1983	114,924	81.1%	$3,110,458	$33.38	$1,543,897
Building C	1986	84,579	100.0%	$2,501,716	$29.58	$1,385,696
Building D	1983	79,428	93.5%	$2,095,175	$28.20	$1,168,521
Total / Wtd. Avg.		394,893	93.2%	$11,302,708	$30.71	$6,159,021
(1)	Occupancy is based on the underwritten rent roll dated February 6, 2017 which includes the County of Los Angeles Fire Department, a tenant with an executed lease that has not taken occupancy of its space and is not paying rent.

(2)	UW Base Rent includes contractual rent steps through October 1, 2017 and the present value of future rent steps for investment grade tenants.

Environmental Matters. According to four separate Phase I environmental reports, each dated October 31, 2016, there are no recognized environmental conditions or recommendations for further action for Buildings A, B, C and D other than the continued implementation and maintenance of an asbestos operation and maintenance program at each building located at the Los Angeles Corporate Center Property.

A-3-35

900, 1000, 1200 & 1255 Corporate Center Drive Monterey Park, CA 91754	Collateral Asset Summary – Loan No. 4 Los Angeles Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,725,000 66.9% 1.69x 11.8%

Major Tenants.

State Compensation Insurance Fund (rated AA-/Aa3/AA- by Fitch/Moody’s/S&P, 83,021 sq. ft.; 21.0% of NRA; 23.6% of U/W Base Rent) The State Compensation Insurance Fund has been a tenant at the Los Angeles Corporate Center Property since 1998 and it currently leases 83,021 sq. ft. in Building A, with a lease expiration date of March 15, 2023 and one five-year extension option. The State Compensation Insurance Fund was established in 1914 by the California Legislature and is California’s largest provider of workers’ compensation insurance, with approximately 130,000 policyholders. The State Compensation Insurance Fund has a one-time right to terminate its lease from April 1, 2018 through September 1, 2018 as to the 19,145 sq. ft. space it occupies on the second floor.

Department of Social Services (rated AA-/Aa3/AA- by Fitch/Moody’s/S&P; 58,207 sq. ft.; 14.7% of NRA; 18.3% of U/W Base Rent) The Department of Social Services has been a tenant at the Los Angeles Corporate Center Property since 2008 and it currently leases 58,207 sq. ft. in Building B with 75.4% of their leased sq. ft. pursuant to a lease expiring as of September 30, 2024, 9.7% of sq. ft. pursuant to a lease expiring as of January 31, 2025 and 14.9% of sq. ft. pursuant to a lease expiring in July 31, 2025. The Department of Social Services is a California state agency, serving more than eight million people across California, that oversees state funds for adoption, foster care, aid to the disabled and many other social services. Department of Social Services (which is the tenant under 5 separate leases at the property) has the right to terminate (a) 3 of its leases covering 43,893 sq. ft. at any time on or after September 30, 2020, (b) its 4th lease covering 5,667 sq. ft. at any time on or after January 31, 2021, and (c) its 5th lease covering 8,647 sq. ft. at any time on or after July 31, 2021, in each case subject to a notice period of 90 days.

SynerMed (57,960 sq. ft.; 14.7% of NRA; 15.0% of U/W Base Rent) SynerMed has been a tenant at the Los Angeles Corporate Center Property since 2014 and currently leases 57,960 sq. ft. in Building C with a lease expiration date of September 30, 2022, with two three-year renewal options. SynerMed provides customized business management solutions for independent physicians. The company was founded in 1995 and has six offices throughout California and Colorado, with the Los Angeles Corporate Center Property serving as SynerMed’s corporate headquarters. SynerMed has two, three-year extension options at fair market rent and the right to terminate its lease with respect to 28,777 sq. ft. effective April 30, 2020, with written notice being given on or before November 30, 2019. Upon termination of the lease, SynerMed must pay a termination fee of $738,958.

The Market. The Los Angeles Corporate Center Property is located in the Los Angeles-Long Beach-Glendale, California Metropolitan Statistical Area (“MSA”), which reported a 2016 population of 10.2 million. The Los Angeles County unemployment rate was 4.8% during the month of November 2016, which was down from 5.8% in November 2015. The appraiser is forecasting that office-using employment will expand 1.6% in Los Angeles County over the next four quarters. The Los Angeles Corporate Center Property is located in the city of Monterey Park, which is located approximately five miles east of the Los Angeles Central Business District (“CBD”), in the Western San Gabriel Valley office submarket. The submarket is bound by the Pomona Freeway (State Highway 60) to the south, the San Gabriel Freeway (Interstate 605) to the east, the city of Pasadena to the north and the San Bernardino Freeway (Interstate 10), which runs through the middle of the submarket, providing convenient access to the major employment hubs of downtown Los Angeles and the Tri-Cities. According to the appraisal, the surrounding area has an average household income, as of year-end 2016, of $71,559, $59,167 and $64,429 within a one-, three- and five-mile radius, respectively. The year-end 2016 population within a one-, three- and five-mile radius was 21,414, 345,197 and 768,604, respectively.

According to a third party report, as of the fourth quarter of 2016, the Western San Gabriel Valley submarket had an overall vacancy of 7.1%. According to the same report, the gross asking rents for the submarket were $25.36 and there has not been any speculative development in the submarket in the last decade. The appraiser analyzed six recent office leases with sizes ranging from 752 to 16,767 sq. ft., lease terms ranging from three to five years and rents ranging from $24.60 to $36.60 PSF. Based on the comparable office lease data, the appraiser concluded to a rate of $30.00 PSF based on a full-service gross basis for Class A office space and $28.80 PSF based on a full-service gross basis for Class B office space at the Los Angeles Corporate Center Property.

Directly Competitive Buildings(1)
Property	Year Built	Occupancy	Distance from Subject (miles)	Tenant Name	Lease Area (sq. ft.)	Lease Term (Years)	Base Rent (PSF)
Los Angeles Corporate Center Property	1983-1986	93.2%(2)	NAP	NAP	NAP	NAP	$29.91(2)
Crossroads Atrium	1988	98.0%	8.0	Lee & Associates	6,492	3.0	$28.20
Alhambra Office Park	1925	62.0%	2.0	AHMC Healthcare Inc.	16,767	5.3	$28.80
901 Corporate Center Drive	1987	90.0%	0.1	Whitley International	4,453	3.0	$24.60
200 South Los Robles	1988	99.0%	6.0	CWG International	2,664	3.2	$36.60
800 S. Barranca Street	1981	95.0%	16.0	NAV	1,631	5.0	$28.20
Eastland Center	1975	95.0%	16.0	NAV	752	5.0	$28.20
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated February 6, 2017.

A-3-36

900, 1000, 1200 & 1255 Corporate Center Drive Monterey Park, CA 91754	Collateral Asset Summary – Loan No. 4 Los Angeles Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,725,000 66.9% 1.69x 11.8%

Cash Flow Analysis.

		Cash Flow Analysis
	2013	2014	2015	2016	U/W	U/W PSF
Base Rent	$9,343,765	$8,023,130	$8,447,725	$9,583,987	$11,005,516	$27.87
Step Rents(1)	0	0	0	0	297,193	0.75
Gross Up Vacancy	0	0	0	0	800,710	2.03
Reimbursements	349,609	334,467	210,869	92,382	51,379	0.13
Gross Potential Rent	$9,693,374	$8,357,597	$8,658,594	$9,676,369	$12,154,797	$30.78
Total Other Income(2)	89,002	69,576	80,466	134,477	73,513	0.19
Less: Vacancy(3)	0	0	0	0	(800,710)	(2.03)
Effective Gross Income	$9,782,376	$8,427,173	$8,739,060	$9,810,846	$11,427,600	$28.94
Total Variable Expenses	3,386,822	3,163,626	3,220,683	3,394,404	3,411,668	8.64
Total Fixed Expenses	1,102,716	1,025,395	1,041,858	1,035,831	1,108,349	2.81
Net Operating Income(4)	$5,292,839	$4,238,152	$4,476,519	$5,380,611	$6,907,583	$17.49
TI/LC	0	0	0	0	669,584	1.70
Capital Expenditures	0	0	0	0	78,979	0.20
Net Cash Flow	$5,292,839	$4,238,152	$4,476,519	$5,380,611	$6,159,021	$15.60

(1)	Consists of contractual rent steps of $24,171 through October 1, 2017 and the present value of future rent steps for the Department of Social Services ($178,154) and the County of Los Angeles Fire Department ($94,868).

(2)	Total Other Income includes building service income, overtime HVAC reimbursement, antenna income, and miscellaneous office income.

(3)	U/W Vacancy represents an economic vacancy of 6.6%.

(4)	The increase in U/W Net Operating Income over 2016 Net Operating Income is primarily due to the inclusion of several new tenants at the Los Angeles Corporate Center Property accounting for over $1.0 million in U/W Base Rent.

Property Management. The Los Angeles Corporate Center Property is managed by Omninet Property Management, Inc., a borrower affiliate.

Lockbox / Cash Management. The Los Angeles Corporate Center Loan is structured with a hard lockbox and springing cash management. All rents are required to be directly deposited by the tenants of the Los Angeles Corporate Center Property into a clearing account controlled by the lender. In the absence of a Trigger Period (as defined below), the funds in the clearing account are required to be swept daily into an account controlled by the borrower. During a Trigger Period (which may be cured in accordance with the loan documents), funds in the clearing account are required to be swept on each business day into a deposit account controlled by the lender and applied and disbursed in accordance with the loan documents.

A “Trigger Period” will commence upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio falling below 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period (as defined below), and (iv) the occurrence of a Fire Department Trigger Period (as defined below).

A “Specified Tenant Trigger Period” means a period commencing upon the first to occur of (i) a Specified Tenant (as defined below) being in monetary default under its lease beyond any applicable notice and cure periods, (ii) a Specified Tenant failing to be in actual, physical possession of its space (or applicable portion thereof), (iii) a Specified Tenant giving notice that it is terminating its lease for all or any portion of its space (or applicable portion thereof), (iv) any termination or cancellation of any Specified Tenant’s lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant’s lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of any Specified Tenant, and (vi) a Specified Tenant failing to extend or renew the applicable Specified Tenant’s lease on or prior to the earlier to occur of (a) the date occurring 12 months prior to the expiration of the then applicable term of the applicable Specified Tenant’s lease or (b) the date by which the Specified Tenant is required to give notice of renewal under the applicable Specified Tenant’s lease.

A “Specified Tenant” means (i) SynerMed, (ii) State Compensation Insurance Fund, (iii) Department of Social Services, (iv) any other lessee of the tenant space and (v) any parent company of any such tenant and any affiliate providing credit support for, or guarantor of, any such lease.

A “Fire Department Trigger Period” means a period commencing upon the first to occur of (i) the County of Los Angeles Fire Department giving written notice to the borrower that it is terminating the County of Los Angeles Fire Department’s lease (the “Fire Department Lease”) pursuant to its right (as set forth in the Fire Department Lease) to terminate the Fire Department Lease if the commencement date under such lease has not occurred within 120 days after the date that is 15 weeks after the borrower (or its predecessor in interest as landlord) has obtained all necessary building permits to perform the tenant improvements required under the Fire Department Lease (which termination right is required to be tolled during (a) delays caused by the County of Los Angeles Fire Department’s failure or refusal to give authorizations within the time periods required by the Fire Department Lease and (b) delays caused by lightning, earthquake, fire, storm, tornado, flood, washout, explosion, strike, lockout, labor disturbance, civil disturbance, riot,

A-3-37

900, 1000, 1200 & 1255 Corporate Center Drive Monterey Park, CA 91754	Collateral Asset Summary – Loan No. 4 Los Angeles Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,725,000 66.9% 1.69x 11.8%

war, act of a public enemy, sabotage or other similar causes beyond the reasonable control of the borrower (or its predecessor in interest as landlord), or (ii) the County of Los Angeles Fire Department failing to (a) accept the County of Los Angeles Fire Department’s space on or before the date that is eight months after the loan origination date and (b) provide a duly executed estoppel certificate in form and substance acceptable to the lender reflecting, among other things, such acceptance.

Initial Reserves. At loan origination, the borrower deposited (i) $11,267 into an insurance reserve account, (ii) $5,286,382 into an unfunded obligations reserve account, (iii) $1,086,963 into a free rent reserve account relating to the Department of Social Services, SynerMed, the County of Los Angeles Fire Department and other tenant leases at the Los Angeles Corporate Center Property and (iv) $373,520 into a deferred maintenance reserve account, which represents 115% of the recommended amount.

Ongoing Reserves. On a monthly basis, the borrowers are required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $91,347, into a tax reserve account, (ii) 1/12 of annual insurance premiums which currently equates to $5,633, (iii) $6,582 into a replacement reserve account subject to a cap of $350,000 and (iv) $54,298 into a tenant improvements and leasing commissions account subject to a cap of $2,000,000.

On a monthly basis, occurring after the occurrence and during the continuance of a Trigger Period that exists solely due to a Specified Tenant Trigger Period, the borrowers are required to deposit an amount equal to the excess cash flow generated by the Los Angeles Corporate Center Property for the immediately preceding interest accrual period into a lease sweep reserve account, subject to a cap of $20 PSF of the portion of the applicable Specified Tenant’s space that is vacant.

On a monthly basis, occurring after the occurrence and during the continuance of a Trigger Period that exists solely due to a Fire Department Trigger Period, the borrowers are required to deposit an amount equal to the excess cash flow generated by the property for the immediately preceding interest accrual period into a fire department reserve account, subject to a cap of $55 PSF of the portion of the County of Los Angeles Fire Department’s space that is vacant.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Releases. None.

A-3-38

900, 1000, 1200 & 1255 Corporate Center Drive Monterey Park, CA 91754	Collateral Asset Summary – Loan No. 4 Los Angeles Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,725,000 66.9% 1.69x 11.8%

A-3-39

900, 1000, 1200 & 1255 Corporate Center Drive Monterey Park, CA 91754	Collateral Asset Summary – Loan No. 4 Los Angeles Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,725,000 66.9% 1.69x 11.8%

1200 Corporate Center Drive

3
Synermed
6,767 SF
Exp. 9/2022
Synermed
6,795 SF
Exp. 9/2022
Vacant
9,043 SF
Vacant
1,380 SF
Synermed
5,198 SF
Exp. 9/2022
2
Synermed
28,777 SF
Exp. 9/2022
1
AT&T Services, Inc.
26,619 SF
Exp. 3/2018
VACANT
2017 – 2018
2019 – 2020
2021 – 2022
2023+

1255 Corporate Center Drive

3
Charter Enterprises, LLC
3,172 SF
Exp. 2/2023
Mellanox Technologies Silicon Photonics, Inc.
10,613 SF
Exp. 12/2021
Jane J. Lee, CPA
765 SF
Exp. 4/2022
Vacant
3,079 SF
2
Vacant
1,081 SF
Jade Financial Group
1,715 SF
Exp. 1/2023
Creative Solutions for Autism
1,478 SF
Exp. 6/2021
SingerLewak LLP
1,003 SF
Exp. 1/2020
Los Angeles Sheriff Pro.
1,003 SF
Exp. 6/2018
Vacant
982 SF
1
Casey Family Programs
8,777 SF
Exp. 1/2021
Auto Insurance Specialists
3,395 SF
Exp. 8/2018
James J. Boyle & Co.
1,656 SF
Exp. 11/2024
H. Salt of
Southern California
974 SF Exp. 2/2020
VACANT
2017 – 2018
2019 – 2020
2021 – 2022
2023+

A-3-40

900, 1000, 1200 & 1255 Corporate Center Drive Monterey Park, CA 91754	Collateral Asset Summary – Loan No. 4 Los Angeles Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,725,000 66.9% 1.69x 11.8%

A-3-41

2005 Kalia Road Honolulu, HI 96815	Collateral Asset Summary – Loan No. 5 Hilton Hawaiian Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,625,000 31.2% 4.47x 21.2%

A-3-42

2005 Kalia Road Honolulu, HI 96815	Collateral Asset Summary – Loan No. 5 Hilton Hawaiian Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,625,000 31.2% 4.47x 21.2%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Park Intermediate Holdings LLC
Borrower:	Hilton Hawaiian Village LLC
Original Balance(1):	$56,625,000
Cut-off Date Balance(1):	$56,625,000
% by Initial UPB:	6.3%
Interest Rate:	4.1995%
Payment Date:	1st of each month
First Payment Date:	December 1, 2016
Maturity Date:	November 1, 2026
Amortization:	Interest Only
Additional Debt(1):	$639,975,000 Pari Passu Debt; $578,400,000 Subordinate Secured Debt
Call Protection:	L(29), DorYM1(84), O(7)
Lockbox / Cash Management:	Hard / In Place

Reserves(2)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing

Financial Information
	Senior Notes(3)	Total Debt(4)
Cut-off Date Balance / Room:	$243,566	$445,804
Balloon Balance / Room:	$243,566	$445,804
Cut-off Date LTV:	31.2%	57.2%
Balloon LTV:	31.2%	57.2%
Underwritten NOI DSCR:	4.98x	2.72x
Underwritten NCF DSCR:	4.47x	2.44x
Underwritten NOI Debt Yield:	21.2%	11.6%
Underwritten NCF Debt Yield:	19.0%	10.4%
Underwritten NOI Debt Yield at Balloon:	21.2%	11.6%
Underwritten NCF Debt Yield at Balloon:	19.0%	10.4%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple/Leasehold
Location:	Honolulu, HI
Year Built / Renovated:	1961 / 2016
Total Rooms:	2,860
Property Management:	Hilton Management LLC
Underwritten NOI:	$147,564,484
Underwritten NCF:	$132,586,975
Appraised Value:	$2,230,000,000
Appraisal Date:	August 30, 2016

Historical NOI
Most Recent NOI:	$146,972,618 (T-12 September 30, 2016)
2015 NOI:	$143,409,371 (December 31, 2015)
2014 NOI:	$133,704,404 (December 31, 2014)
2013 NOI:	$123,963,830 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	94.6% (December 31, 2016)
2015 Occupancy:	94.4% (December 31, 2015)
2014 Occupancy:	90.7% (December 31, 2014)
2013 Occupancy:	89.9% (December 31, 2013)

(1)	The Original Balance and Cut-off Date Balance of $56.625 million represents the senior non-controlling Note A-2-B-2 which, together with the remaining pari passu senior notes with an aggregate original principal balance of $639.975 million and the subordinate notes with an aggregate original principal balance of $578.4 million, comprises the Hilton Hawaiian Village Whole Loan with an aggregate original principal balance of $1.275 billion. For additional information regarding the pari passu senior notes and subordinate notes, see “The Loan” herein.

(2)	See “Initial Reserves” and “Ongoing Reserves” herein.

(3)	DSCR, LTV, Debt Yield and Balance / Room calculations are based on the Senior Notes only, which have an aggregate principal balance of $696.6 million.

(4)	DSCR, LTV, Debt Yield and Balance / Room calculations are based on the Hilton Hawaiian Village Whole Loan, which has an aggregate principal balance of $1.275 billion, which includes $578.4 million of subordinate notes.

Historical Occupancy, ADR, RevPAR(1)
	Hilton Hawaiian Village Property(2)			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014	90.7%	$238.34	$216.26	87.6%	$250.07	$219.01	103.6%	95.3%	98.7%
2015	94.4%	$240.59	$227.18	88.2%	$256.74	$226.34	107.1%	93.7%	100.4%
2016	94.6%	$248.81	$235.47	89.5%	$260.12	$232.68	105.8%	95.7%	101.2%
(1)	Source: Hospitality research reports. The competitive set used in the table above consists of seven hotels: the Sheraton Hotel Waikiki, Sheraton Hotel Princess Kaiulani, Moana Surfrider Westin Resort & Spa, Hyatt Regency Waikiki Resort & Spa, Outrigger Waikiki Beach Resort, Outrigger Reef Waikiki Beach Resort and the Marriott Waikiki Beach Resort & Spa.

(2)	The variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Hilton Hawaiian Village Property are attributable to variances in reporting methodologies and/or timing differences. In addition, the Primary Competitive Set table from the appraisal set forth below uses a primary competitive set of four hotels.

A-3-43

2005 Kalia Road Honolulu, HI 96815	Collateral Asset Summary – Loan No. 5 Hilton Hawaiian Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,625,000 31.2% 4.47x 21.2%

The Loan. The Hilton Hawaiian Village loan (the “Hilton Hawaiian Village Loan”) is a fixed rate loan secured by the borrower’s fee and leasehold interest in a 2,860 room, full service, luxury, beachfront resort located in Waikiki on the Island of Oahu, Hawaii (the “Hilton Hawaiian Village Property”). The Hilton Hawaiian Village Loan is evidenced by the non-controlling Note A-2-B-2, with an original principal balance of $56.625 million, and is part of a $1.275 billion whole loan that is evidenced by 21 promissory notes: 16 senior notes with an aggregate original principal balance of $696.6 million (the “Senior Notes”) and five junior notes with an aggregate original principal balance of $578.4 million (the “Junior Notes” and, together with the Senior Notes, the “Hilton Hawaiian Village Whole Loan”). Only the Hilton Hawaiian Village Loan will be included in the CD 2017-CD4 mortgage trust. The Hilton Hawaiian Village Senior Notes are evidenced by (i) the controlling note A-1-A and the non-controlling notes A-1-B, A-1-C, A-1-D and A-1-E, which have an aggregate outstanding principal balance as of the Cut-off Date of $171.6 million and were contributed to the Hilton USA Trust 2016-HHV securitization transaction, (ii) the non-controlling note A-2-A-1, which has an outstanding principal balance as of the Cut-off Date of $94.0 million and was contributed to the JPMCC 2016-JP4 securitization transaction, (iii) the non-controlling note A-2-A-2, which has an outstanding principal balance as of the Cut-off Date of $80.0 million and was contributed to the JPMCC 2017-JP5 securitization transaction, (iv) the non-controlling notes A-2-A-3 and A-2-A-4 which have an aggregate outstanding principal balance of $62.25 million and were contributed to the JPMDB 2017-C5 securitization transaction, (v) the non-controlling note A-2-B-3, which has an outstanding principal balance as of the Cut-off Date of $56.625 million and was contributed to the CFCRE 2016-C7 securitization transaction, (vi) the non-controlling notes A-2-D-1 and A-2-D-2, which have an aggregate outstanding principal balance as of the Cut-off Date of $63.0 million and were contributed to the MSBAM 2016-C32 securitization transaction and (vii) the non-controlling notes A-2-E-1 and A-2-E-2, which have an aggregate outstanding principal balance as of the Cut-off Date of $52.5 million and were contributed to the WFCM 2016-C37 securitization transaction.

The relationship between the holders of the Hilton Hawaiian Village Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool– the Whole Loans –the Non-Serviced Pari Passu AB Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-2-B-2	$56,625,000	$56,625,000	CD 2017-CD4	No
A-1-A, A-1-B, A-1-C, A-1-D and A-1-E	$171,600,000	$171,600,000	Hilton USA Trust 2016-HHV	Yes
B-1, B-2, B-3, B-4 and B-5	$578,400,000	$578,400,000	Hilton USA Trust 2016-HHV	No
A-2-A-3 and A-2-A-4	$62,250,000	$62,250,000	JPMDB 2017-C5	No
A-2-A-2	$80,000,000	$80,000,000	JPMCC 2017-JP5	No
A-2-B-1	$60,000,000	$60,000,000	CD 2017-CD3	No
A-2-B-3	$56,625,000	$56,625,000	CFCRE 2016-C7	No
A-2-A-1	$94,000,000	$94,000,000	JPMCC 2016-JP4	No
A-2-D-1 and A-2-D-2	$63,000,000	$63,000,000	MSBAM 2016-C32	No
A-2-E-1 and A-2-E-2	$52,500,000	$52,500,000	WFCM 2016-C37	No
Total	$1,275,000,000	$1,275,000,000

The Hilton Hawaiian Village Whole Loan has a 10-year term and pays interest only for the term of the loan. The Hilton Hawaiian Village Whole Loan accrues interest at a fixed rate equal to 4.1995%. The Hilton Hawaiian Village Whole Loan proceeds were used to retire existing debt of approximately $1.3 billion, pay closing costs of approximately $8.5 million, and return approximately $10.6 million of equity to the sponsor, which was thereafter utilized by affiliates of the sponsor to prepay other outstanding CMBS loans. Based on the “As-is” appraised value of $2.23 billion as of August 30, 2016, the Cut-off Date LTV ratio of the Senior Notes is 31.2%. The most recent prior financing of the Hilton Hawaiian Village Property was included in the HILT 2013–HLF and HILT 2013–HLT securitizations.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$1,275,000,000	100.0%	Loan Payoff	$1,255,912,700	98.5%
			Principal Equity Distribution(1)	$10,621,760	0.8%
			Closing Costs	$8,465,540	0.7%
Total Sources	$1,275,000,000	100.0%	Total Uses	$1,275,000,000	100.0%
(1)	The principal equity distribution returned equity to the borrower and thereafter utilized by affiliates of Park Hotels & Resorts to prepay other outstanding CMBS loans.

The Borrower / Sponsor. The borrower, Hilton Hawaiian Village LLC, is a single purpose Hawaii limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and non-recourse carve-out guarantor is Park Intermediate Holdings LLC, a wholly owned subsidiary of Park Hotels & Resorts, Inc. (“Park Hotels & Resorts”), provided that any related recourse liability is subject to a cap of 10% of the then outstanding principal balance of the Hilton Hawaiian Village Whole Loan, plus any and all reasonable third party collection costs actually incurred by the lender. In addition, Park Intermediate Holdings LLC is not a party to the environmental indemnity, and in lieu of such indemnity, the borrower obtained environmental insurance.

A-3-44

2005 Kalia Road Honolulu, HI 96815	Collateral Asset Summary – Loan No. 5 Hilton Hawaiian Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,625,000 31.2% 4.47x 21.2%

Park Intermediate Holdings LLC is a wholly owned subsidiary of Park Hotels & Resorts, one of two spin-offs announced by Hilton Worldwide Holdings Inc. (“Hilton”). On February 26, 2016, Hilton announced plans to separate into three independent, publicly traded companies: Park Hotels & Resorts (NYSE: PK), Hilton Grand Vacations Inc. (NYSE: HGV) and Hilton (NYSE: HLT). The spin-offs were completed in January 2017 and Park Hotels & Resorts now owns most of Hilton’s formerly owned and leased real estate properties and, with over 35,000 rooms and 67 hotels, is the second-largest publicly traded real estate investment trust in the lodging industry. Hilton Grand Vacations Inc. owns and operates Hilton’s timeshare business, while Hilton retains its core management and franchise business and continues to trade on the NYSE as a global hospitality company.

The Hilton Hawaiian Village Property is subject to an operating lease with a borrower affiliate (other than with respect to the retail portions of the Hilton Hawaiian Village Property), which affiliate is party to the loan documents.

The Property. The Hilton Hawaiian Village Property is a 2,860-room full service resort situated on an entire city block overlooking Waikiki Beach on the island of Oahu in Hawaii. The resort was initially constructed by Hilton in 1961 and most recently renovated in 2016. The Hilton Hawaiian Village Property is located on 18.95 acres, offers panoramic views of Waikiki Beach, Diamond Head and Downtown Honolulu and is located near attractions such as the Waikiki Beach Walk Shops, Honolulu Convention Center and Ala Wai Golf Course.

The resort is one of Hawaii’s premier urban resort destinations, featuring 2,860 guest rooms spread across five ocean front towers. The Hilton Hawaiian Village Property is the only self-contained destination resort in Waikiki and offers the largest guest room inventory in the state of Hawaii and the most meeting space within its competitive set. The resort offers a variety of resort-style amenities and services, including 20 food and beverage outlets, over 150,000 sq. ft. of flexible indoor and outdoor function space, three conference centers, five swimming pools, a saltwater lagoon, spa grottos, the Mandara Spa and Fitness Center, a chapel and over 100 retail tenants.

Guest rooms are situated across five ocean front towers: the Ali’i Tower (348 rooms), the Diamond Head Tower (380 rooms) and the three Village Towers, comprised of the Rainbow Tower (796 rooms), Kalia Tower (315 rooms) and the Tapa Tower (1,021 rooms). Each guest room features a private balcony, 27-37” flat-screen televisions with cable, in-room controlled air conditioning, and in-room refrigerators.

Guest Room Mix
Room Type
Resort	829
Partial Ocean View	415
Ocean View	928
Ocean Front	513
Suites	175
Total Guest Rooms	2,860
Kings	1,078
Doubles	1,607
Queen	175

The resort also features approximately 130,489 sq. ft. of leased Class A retail and restaurant space, which was 78.5% occupied by over 100 tenants as of September 2016. For the trailing 12-month period ending September 30, 2016, the retail component of the resort generated approximately $20.8 million in retail rental revenue and, net of related expenses, accounted for approximately 13.1% of net cash flow (as estimated by the borrower sponsor), providing diversity to traditional hotel revenue streams. The borrower has the right to obtain the separate release of the retail component of the Hilton Hawaiian Village Property or portions thereof, as described below under “Release of Collateral”.

Since 2008, the Hilton Hawaiian Village Property has undergone approximately $232.2 million ($81,188 per room) in capital improvements. Most recently, the borrower sponsor invested over $17.9 million towards a comprehensive renovation of the 380-room Diamond Head Tower in 2014. The scope of the hard good upgrades included new FF&E, paint, new door hardware and ADA upgrades. Soft upgrades included renovations to the bathrooms. Additionally, the borrower sponsor spent $20.6 million on a full scale renovation of the Ali’i Tower that was completed in 2012.

A-3-45

2005 Kalia Road Honolulu, HI 96815	Collateral Asset Summary – Loan No. 5 Hilton Hawaiian Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,625,000 31.2% 4.47x 21.2%

Historical Capital Expenditures(1)
	2008	2009	2010	2011	2012	2013	2014	2015	YTD 2016(2)	Total
Capital Expenditures(3)	$22,216	$16,509	$8,834	$56,117	$42,568	$28,138	$32,965	$15,559	$9,293	$232,198
Per Room	$7,768	$5,772	$3,089	$19,621	$14,884	$9,838	$11,526	$5,440	$3,249	$81,188
(1)	Based on actual capital expenditures as provided by the borrower sponsor.

(2)	YTD 2016 Capital Expenditures are as of September 30, 2016.

(3)	Capital Expenditures are presented in (000)’s.

Environmental Matters. The Phase I environmental report dated October 17, 2016 recommended no further action at the Hilton Hawaiian Village Property other than the continued implementation of an asbestos operations and maintenance plan and lead paint operations and maintenance plan.

The Market. The Hilton Hawaiian Village Property is located on the island of Oahu in the Honolulu market and the Waikiki submarket. The island of Oahu serves as an economic center of the Hawaiian Islands. Oahu is a tourist destination offering many cultural venues, golf courses, restaurants, retail and recreational attractions.

According to the appraisal, Honolulu comprises a strong lodging market in Oahu and among all of the eight Hawaiian islands, a status attributable to a temperate year-round climate, popularity as one of the leading leisure destinations of Hawaii, strong visitor infrastructure and high barriers to new supply. Honolulu encompasses more than 24,000 guest rooms in 74 properties and, between 2009 and 2015, consistently achieved occupancy rates in the mid 70% to 80% range, never dropping below 74%. During this same period, RevPAR in Honolulu increased at an average annual rate of 9.5%, ending 2015 at $190, and the average daily rate achieved a premium of $69 over 2009. The market’s RevPAR in 2009, which represented the trough during the economic downturn, reflects a 14.6% decline relative to 2007.

According to a state government tourism authority, approximately 5.3 million tourists, or 62.4% of Hawaii’s total air tourists, visited the island of Oahu in 2015, making it the most popular destination of the Hawaii islands. Additionally, visitor expenditures in Oahu totaled $7.4 billion, which represents 49.3% of total expenditures by air visitors to Hawaii in 2015

The appraisal identified two hotels either recently opened or currently under construction in the Waikiki submarket that are expected to have some degree of competitive interaction with the Hilton Hawaiian Village Property. The 623-room Hilton Garden Inn (Ohana Waikiki West Redevelopment) opened in June 2016 and the 230-room boutique Hyatt Centric (Waikiki Trade Center Redevelopment) recently opened. Though offered at a competitive price-point with national brand affiliations, the appraisal notes that both options are non-beachfront locations with select-service product offerings.

The primary competitive set for the Hilton Hawaiian Village Property consists of four hotels, which range in size from 791 to 1,636 rooms and contains an aggregate of 4,967 rooms as illustrated in the table below. According to the appraisal, the 2015 weighted average occupancy, ADR and RevPAR of the competitive set are 91.4%, $262.97 and $240.48, respectively.

Primary Competitive Set(1)
Property	Location	Rooms	Year Opened	YE 2015 Occupancy(2)	YE 2015 ADR(2)	YE 2015 RevPAR(2)
Hilton Hawaiian Village Property	Honolulu - Oahu, HI	2,860	1961	94.4%	$240.62	$227.20
Sheraton Waikiki	Honolulu - Oahu, HI	1,636	1971	90-95%	300-325	280-290
Marriott Waikiki Beach Resort & Spa	Honolulu - Oahu, HI	1,310	1971	85-90%	210-220	180-190
Hyatt Regency Waikiki Beach Resort & Spa	Honolulu - Oahu, HI	1,230	1976	85-90%	250-260	220-230
Moana Surfrider Westin Resort & Spa	Honolulu - Oahu, HI	791	1989	85-90%	350-375	300-325
Total / Wtd. Avg.		7,827		91.4%	$262.97	$240.48

(1)	Source: Appraisal. The competitive set excludes three secondary competitive properties considered in the hospitality research report.

(2)	YE 2015 Occupancy, YE 2015 ADR and YE 2015 RevPAR represent estimates from the appraisal. The minor variances between the underwriting, the hospitality research report and the above table with respect to Occupancy, ADR and RevPAR at the Hilton Hawaiian Village Property are attributable to variances in reporting methodologies and/or timing differences.

A-3-46

2005 Kalia Road Honolulu, HI 96815	Collateral Asset Summary – Loan No. 5 Hilton Hawaiian Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,625,000 31.2% 4.47x 21.2%

The appraiser determined 2015 market demand segmentation of 48% wholesale, 36% free independent traveler (“FIT”) and 16% meeting and group. The Hilton Hawaiian Village Property had 2015 demand segmentation of 37% wholesale, 44% FIT and 19% meeting and group. The market penetration rates as of YE 2015 are presented in the table below.

Demand Penetration(1)
Property	Rooms	Wholesale	FIT	Meeting & Group	Overall
Hilton Hawaiian Village Property	2,860	81%	127%	120%	104%
Sheraton Waikiki	1,636	140%	43%	124%	103%
Marriott Waikiki Beach Resort & Spa	1,310	41%	162%	118%	97%
Hyatt Regency Waikiki Beach Resort & Spa	1,230	124%	68%	89%	98%
Moana Surfrider Westin Resort & Spa	791	121%	80%	58%	96%
(1)	Source: Appraisal.

Cash Flow Analysis.

Cash Flow Analysis
	2013	2014	2015	T-12 9/30/2016	U/W	U/W per Room
Occupancy	89.9%	90.7%	94.4%	94.6%	94.6%
ADR	$247.48	$259.85	$240.62	$250.09	$250.09
RevPAR	$222.57	$235.77	$227.20	$236.65	$236.65

Room Revenue	$232,345,007	$246,124,088	$237,172,233	$247,711,744	$247,034,700	$86,376
F&B Revenue	56,844,007	62,740,100	70,771,369	69,023,623	68,996,667	24,125
Retail – Store Rentals(1)	19,071,361	20,048,658	20,582,018	20,786,062	19,162,812	6,700
Other Revenue(2)	16,714,514	17,176,781	38,265,602	39,466,009	39,243,564	13,722
Total Revenue	$324,974,888	$346,089,627	$366,791,222	$376,987,438	$374,437,742	$130,922
Operating Expenses	108,450,526	115,746,148	126,658,376	127,698,731	126,780,054	44,329
Undistributed Expenses	61,997,168	64,229,329	62,250,540	64,897,454	62,099,714	21,713
Gross Operating Profit	$154,527,194	$166,114,150	$177,882,306	$184,391,253	$185,557,974	$64,880
Management Fee(3)	17,783,281	19,036,711	20,311,371	21,868,482	21,056,417	7,362
Total Fixed Charges	12,780,083	13,373,036	14,161,563	15,550,153	16,937,073	5,922
Net Operating Income	$123,963,830	$133,704,404	$143,409,371	$146,972,618	$147,564,484	$51,596
FF&E(4)	12,998,996	13,843,585	14,671,649	15,079,498	14,977,510	5,237
Net Cash Flow	$110,964,835	$119,860,819	$128,737,723	$131,893,120	$132,586,975	$46,359

(1)	U/W Retail - Store Rentals is based off of the in-place rent roll as of September 2016 for the leased retail space at the property and includes base rent (with rent steps through November 2017), overage rent and reimbursements for CAM (including insurance), real estate taxes and marketing expense.

(2)	Other Revenue consists of telephone revenue, parking revenue, resort fee (beginning in 2015), recreation revenue, health club revenue, water sports, beach and pool revenue and miscellaneous revenue.

(3)	U/W Management Fee is 3.0% of Total Revenue less Retail – Store Rentals.

(4)	U/W FF&E represents 4.0% of Total Revenue.

Property Management. The Hilton Hawaiian Village Property is managed by Hilton Management LLC. Pursuant to the management agreement, the property manager is required to apply revenues from the operation of the hotel to the payment of monthly reserves including but not limited to reserves for taxes, insurance, ground rent, management fees, capital expenditures, operating expenses, emergency repairs, TI/LC, working capital, sales and use taxes, custodial funds.

Lockbox / Cash Management. The Hilton Hawaiian Village Whole Loan is structured with a hard lockbox and in place cash management. All rents and other payments are required to be deposited directly into segregated property accounts maintained by the borrower and the operating lessee, as applicable, and controlled by the lender. All revenues in the property accounts (less any property account charges and any required minimum peg balance) are required to be transferred on each business day to operating accounts maintained by the borrower and operating lessee, as applicable, and controlled by the lender. Funds on deposit in the operating accounts are required to be disbursed in accordance with the Hilton Hawaiian Village Whole Loan documents for payments required under the management agreement. On a monthly basis, all remaining funds on deposit in the operating accounts are required to be deposited into a lender controlled cash management account. So long as no event of default or Low Debt Yield Trigger (as defined below) is continuing, all funds in the cash management account are required to be released to operating lessee and/or the borrower, as applicable. Upon the occurrence of an event of default or a Low Debt Yield Trigger, all funds in the cash management account are required to be deposited into the lender controlled excess cash account and applied as provided in the Hilton Hawaiian Village Loan

A-3-47

2005 Kalia Road Honolulu, HI 96815	Collateral Asset Summary – Loan No. 5 Hilton Hawaiian Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,625,000 31.2% 4.47x 21.2%

documents. The borrower and/or the operating lessee, as applicable, has granted a security interest in the manager replacement reserve account, the operating account and the property accounts (and the property manager has consented to the same); provided, that such amounts on deposit in the such accounts will be available for use by the property manager in accordance with the management agreement following an event of default and the lender may not apply such amounts on deposit in such accounts to the Hilton Hawaiian Village Whole Loan.

A “Low Debt Yield Trigger” will commence upon the debt yield falling below 7.0% for two consecutive quarters. A Low Debt Yield Trigger will cease and all funds held by the lender will be released to operating lessee and/or the borrower, as applicable, if (i) no event of default is continuing and (ii) the debt yield exceeds 7.0% for two consecutive quarters.

Following the lockout period, the borrower is permitted to prepay the Hilton Hawaiian Village Whole Loan in part to cure a Low Debt Trigger Period, which is required to be accompanied by the applicable yield maintenance premium if prior to the open period.

Initial Reserves. None.

Ongoing Reserves. The requirement for the borrower to make monthly deposits for replacements reserves is waived so long as the borrower has reserved such amounts with the property manager pursuant to the management agreement. In the event that the borrower is no longer required to reserve such amounts with the property manager, on a monthly basis, the borrower will be required to make monthly deposits of 4.0% of gross income for the calendar month that is two months prior to such payment date. Additionally, during the occurrence of a Low Debt Yield Trigger or if an event of default is continuing, the borrower will be required to make monthly deposits of 1/12 of the estimated annual real estate taxes and insurance premiums, unless such amounts are held in reserve by the property manager.

Current Mezzanine or Subordinate Indebtedness. The Hilton Hawaiian Village Whole Loan includes Junior Notes, with an aggregate principal balance of $578.4 million. The Junior Notes are co-terminus with the Senior Notes and accrue interest at a rate of 4.1995%. The Senior Notes are generally senior in right of payment to the Junior Notes.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Condominium. The collateral includes the 14 hotel units of a condominium in the Kalia Tower (on floors 5-11 and 19-25). The six timeshare units of the condominium are not part of the collateral, but there are several agreements in place governing shared use of common facilities. The borrower controls the condominium board and is responsible for maintenance of the Kalia Tower.

Ground Lease. The borrower has a leasehold interest in approximately 5,900 sq. ft. that contains a small apartment building with 45 rental units pursuant to a ground lease that expires on July 31, 2035 with no extension options. The ground lease currently requires monthly rent of approximately $12,762 from August 1, 2016 through July 31, 2017, on which date the annual monthly payment will increase by 3% each year through 2035.

Partial Releases. The Hilton Hawaiian Village Loan documents permit, after the expiration of the lockout period, the release from the lien of the mortgage of the ground leased portion of the Hilton Hawaiian Village Property (the “Taran Outparcel”), provided, among other things, the borrower pays a release price of $2,500,000 together with the applicable yield maintenance premium.

In addition, the Hilton Hawaiian Village Loan documents permit, after the expiration of the lockout period, the release of retail and other parcels at the Hilton Hawaiian Village Property provided, among other things the release does not materially and adversely affect the ongoing operations of the Hilton Hawaiian Village Property (other than the lost income associated with the parcels being released) and the borrower pays a release price equal to the product of, (1) with respect to the release of any retail parcels (which are identified in the loan documents) (a) 110% and (b) the product of (i) the greater of (A) 100% of the difference in value of the Hilton Hawaiian Village Property including the release parcel and excluding the release parcel (based on a new appraisal) or (B) the net sales proceeds and (ii) 57.2%, together with the applicable yield maintenance premium and (2) with respect to the release of any other parcels (excluding the Taran Outparcel and excluding any identified retail parcels), (a) 110% and (b) the product of (i) 100% of the difference in value of the Hilton Hawaiian Village Property including the release parcel and excluding the release parcel (based on a new appraisal) and (ii) 57.2%, together with the applicable yield maintenance premium.

With respect to each partial release described above, the borrower is not required to pay a yield maintenance premium during the open period for the Hilton Hawaiian Village Whole Loan. In addition, in the event that after any partial release contemplated above, the loan to value ratio for the Hilton Hawaiian Village Whole Loan is greater than 125%, such release will not be permitted unless the borrower pays down the Hilton Hawaiian Village Whole Loan in accordance with the loan documents or the lender receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC as a result of the release.

A-3-48

2005 Kalia Road Honolulu, HI 96815	Collateral Asset Summary – Loan No. 5 Hilton Hawaiian Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,625,000 31.2% 4.47x 21.2%

A-3-49

2005 Kalia Road Honolulu, HI 96815	Collateral Asset Summary – Loan No. 5 Hilton Hawaiian Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,625,000 31.2% 4.47x 21.2%

A-3-50

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A-3-51

41-45 21st Street & 41-54 22nd Street Long Island City, NY 11101	Collateral Asset Summary – Loan No. 6 Uovo Art Storage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$49,803,347 52.5% 1.55x 9.8%

A-3-52

41-45 21st Street & 41-54 22nd Street Long Island City, NY 11101	Collateral Asset Summary – Loan No. 6 Uovo Art Storage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$49,803,347 52.5% 1.55x 9.8%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor(1):	Steven J. Guttman
Borrowers:	QPN 1 DE LLC; QPN 10 DE LLC
Original Balance(2):	$50,000,000
Cut-off Date Balance(2):	$49,803,347
% by Initial UPB:	5.5%
Interest Rate:	4.7350%
Payment Date:	6th of each month
First Payment Date:	March 6, 2017
Maturity Date:	February 6, 2027
Amortization:	360 months
Additional Debt(2):	$36,854,477 Pari Passu Debt
Call Protection:	L(27), D(89), O(4)
Lockbox / Cash Management:	Springing Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$29,711	$14,855
Insurance:	$0	Springing
Replacement:	$0	$2,456
New PCO Repair:	$71,500	$0

Financial Information(4)
Cut-off Date Balance / Sq. Ft.(5):	$315
Balloon Balance / Sq. Ft.(5):	$258
Cut-off Date LTV:	52.5%
Balloon LTV:	43.0%
Underwritten NOI DSCR:	1.56x
Underwritten NCF DSCR:	1.55x
Underwritten NOI Debt Yield:	9.8%
Underwritten NCF Debt Yield:	9.8%
Underwritten NOI Debt Yield at Balloon:	12.0%
Underwritten NCF Debt Yield at Balloon:	11.9%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Self Storage – Art Storage
Collateral:	Fee Simple
Location:	Long Island City, NY
Year Built / Renovated:	2014-2015 / NAP
Total Sq. Ft.(6):	275,000
Property Management:	Uovo Management LLC
Underwritten NOI(7):	$8,481,117
Underwritten NCF:	$8,451,641
Appraised Value(8):	$165,000,000
Appraisal Date:	January 9, 2017

Historical NOI(9)
Most Recent NOI:	$5,959,509 (December 31, 2016)
2015 NOI:	$892,213 (December 31, 2015)
2014 NOI:	NAP
2013 NOI:	NAP

Historical Occupancy(10)
Most Recent Occupancy:	83.9% (January 10, 2017)
2016 Occupancy:	83.1% (December 31, 2016)
2015 Occupancy:	57.7% (December 31, 2015)
2014 Occupancy:	NAP
(1)	The sponsor is also the sponsor of the mortgage loan identified on Annex A-1 to the Preliminary Prospectus as 33 Kings Highway, which has a Cut-off Date Balance of $14,981,369.
(2)	The Original Balance of $50.0 million represents the controlling Note A-1 and non-controlling Note A-4 which, together with the pari passu Note A-2 and Note A-3 comprise the Uovo Art Storage Whole Loan with an aggregate original principal balance of $87.0 million. For additional information regarding the pari passu notes, see “The Loan” herein.

(3)	See “Initial Reserves” and “Ongoing Reserves” herein.

(4)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the Uovo Art Storage Whole Loan, which has an aggregate principal balance of $87.0 million.

(5)	The Cut-off Date Balance / Sq. Ft. and Balloon Balance / Sq. Ft. calculations are based on 275,000 gross sq. ft.

(6)	Total Sq. Ft. is based on the gross building area of 275,000 sq. ft. between the two buildings. The private storage units total 164,812 sq. ft. and the managed storage units total 162,793 cubic feet.

(7)	Underwritten NOI is higher than the Most Recent NOI due to additional lease up of the property. Since the beginning of 2016, new leases have commenced for approximately 111 private storage units, totaling approximately $4.9 million (52.6% of private unit underwritten rents in place). In addition, Underwritten NOI includes $270,525 in rent steps through January 2018.

(8)	In addition to the “As-is” appraised value, the appraisal determined an “As Stabilized” appraised value of $180,000,000 which assumes 87.5% occupancy for the private storage units and 70.0% occupancy for the managed storage units. Based on the January 10, 2017 rent roll, the private storage space is 83.9% leased and the managed storage is 48.2% leased. Based on the “As Stabilized” appraised value, the Cut-off Date LTV and the Balloon LTV would be 48.1% and 39.4%, respectively.

(9)	Historical NOI is not available as the property was constructed between 2014 and 2015 and was not fully opened until June 2015.

(10)	Occupancy represents the occupancy percentage for the private storage space (measured in sq. ft.). The managed storage space is measured in cubic feet and as of the January 10, 2017 rent roll is 48.2% leased.

A-3-53

41-45 21st Street & 41-54 22nd Street Long Island City, NY 11101	Collateral Asset Summary – Loan No. 6 Uovo Art Storage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$49,803,347 52.5% 1.55x 9.8%

The Loan. The Uovo Art Storage loan (the “Uovo Art Storage Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in two interconnecting art storage buildings totaling 275,000 gross sq. ft. located in Long Island City, New York (the “Uovo Art Storage Property”). The Uovo Art Storage Loan is evidenced by the controlling Note A-1 and non-controlling Note A-4, with an original principal balance of $50.0 million, which will be included in the CD 2017-CD4 mortgage trust and is part of a whole loan which is evidenced by the non-controlling Note A-2 and Note A-3, with an aggregate original principal balance of $37.0 million, which were contributed to the JPMDB 2017-C5 securitization (together with the Uovo Art Storage Loan, the “Uovo Art Storage Whole Loan”).

The relationship between the holders of the Uovo Art Storage Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Serviced Pari Passu Whole Loans – Uovo Art Storage Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1 and A-4	$50,000,000	$49,803,347	CD 2017-CD4	Yes
A-2 and A-3	$37,000,000	$36,854,477	JPMDB 2017-C5	No
Total	$87,000,000	$86,657,824

The Uovo Art Storage Whole Loan has a 10-year term and amortizes on a 30-year schedule. The Uovo Art Storage Whole Loan accrues interest at a fixed rate equal to 4.7350%. The Uovo Art Storage Whole Loan proceeds were used to refinance existing debt of approximately $75.1 million, fund $101,211 in upfront reserves, pay transaction costs of $0.7 million and return approximately $11.0 million of borrower equity. Based on the “As-is” appraised value of $165.0 million as of January 9, 2017, the Cut-off Date LTV is 52.5%. The most recent prior financing of the Uovo Art Storage Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$87,000,000	100.0%	Loan Payoff	$75,149,150	86.4%
			Return of Equity	$11,016,416	12.7%
			Closing Costs	$733,223	0.8%
			Reserves	$101,211	0.1%
Total Sources	$87,000,000	100.0%	Total Uses	$87,000,000	100.0%

The Borrowers / Sponsor. The borrowers, QPN 1 DE LLC and QPN 10 DE LLC are single purpose Delaware limited liability companies structured to be bankruptcy-remote with two independent directors in their organizational structure. The sponsor of the borrower and the nonrecourse carve-out guarantor is Steven J. Guttman.

Steven J. Guttman is the founder of Storage Deluxe Management Company (“Storage Deluxe”). Founded in 1998, Storage Deluxe has developed and constructed approximately 34 self storage facilities, three fine art storage facilities, and one luxury car storage facility. Altogether, these assets comprise approximately 2.4 million net rentable sq. ft. across approximately 40,000 units. The loan sponsor has since sold 27 of its properties, with the majority being acquired by Cube Smart. Currently, Storage Deluxe manages approximately 10 facilities in New York within Brooklyn, Manhattan, Flushing, Long Island City, Queens, New Hyde Park and The Bronx, with an additional seven properties under construction.

The Property. The Uovo Art Storage Property includes two interconnected fine art storage facilities consisting of a six-story building (“Building 10”) containing 110,000 gross sq. ft. of space and an eight-story building (“Building 1”) containing 165,000 gross sq. ft. of space, for a total 275,000 gross sq. ft. The property was developed by Storage Deluxe between 2014 and 2015 for a total cost of approximately $73.3 million and is located in Long Island City, Queens, at the foot of the 59th Street Bridge. The fine art storage facilities consist of both private storage and managed storage. Private storage totals 164,812 sq. ft. throughout 290 units and is 83.9% leased as of January 2017, while managed storage totals 162,793 cubic feet and is 48.2% leased as of January 10, 2017. First floor amenities include a lobby and reception common areas, nine covered loading docks that can accommodate a tractor-trailer up to 53-feet, seven private viewing rooms, a café for clients, three passenger elevators and two freight elevators capable of moving large artwork. The viewing rooms, ranging in size from 400 sq. ft. to 1,600 sq. ft., are designed to display artwork and can be rented on a half day or a full day basis for an additional fee. The buildings have dock-high and drive-in loading capabilities, with nine loading bays on site, as well as clear ceiling heights, ranging from 10’ to 16’5’’ to accommodate larger items. The property features 24/7 security with integrated key card access controls, individual unit door alarms, two-way intercoms and CCTV cameras. The property also contains an integrated building management system and security systems with motion detectors, glass break sensors, sonic sensors, water sensors and heat detectors that report directly to a central station, the New York Police Department and the Fire Department of New York. Additionally, all artwork is stored a minimum of six inches off the floor.

A-3-54

41-45 21st Street & 41-54 22nd Street Long Island City, NY 11101	Collateral Asset Summary – Loan No. 6 Uovo Art Storage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$49,803,347 52.5% 1.55x 9.8%

Private Storage. The private storage facilities operate similarly to traditional self-storage units and are tailor made for each tenant and include lighting, flooring, racking systems, conservation equipment, and security systems, and allow for tenants to work out of their space. The tenant is responsible for loading and unloading the unit and assumes responsibility for the handling of all items stored. Tenants can access their private storage unit at any time during the property’s hours of operation. Each tenant is only allowed access to the floor and unit in which their private storage is located and requires a new security key each time they enter the property. Private storage tenants sign a standard form lease (similar to a traditional self storage lease) that can go month to month once it expires. As of the January 10, 2017 rent roll, 83.9% of the 290 private storage units are leased with weighted average original and remaining lease terms of 5.0 and 3.8 years, respectively. The private storage units range in size from 30 sq. ft. to 22,000 sq. ft. and are leased by a variety of tenants. The two largest tenants, Metropolitan Museum of Art (“Met”) and Phillip Van Heusen (“PVH Corp.”) (rated Ba2 and BB+ by Moody’s and S&P, respectively), each lease 22,000 sq. ft. (each 13.3% of total private storage sq. ft.). The Met signed a 10-year lease through March 2026 and accounts for 12.1% of private storage base rent. PVH Corp signed a five-year lease through May 2020 and accounts for 8.9% of private storage base rent. No other tenant leases more than 4,000 sq. ft. of private storage space or accounts for more than 4.3% of private storage base rent.

Managed Storage. The managed storage facilities are for customers who do not need full units but want certain items to be stored and managed by the facility. The managed storage units are located on the first and second floors of each building, and consist of open storage areas that are optimized for large and small pieces of artwork. These items are typically catalogued and individually bar-coded, then stored in the managed storage area, which is fitted out with racks. In order to view artwork stored in these spaces, users must request their art to be removed from managed storage and set up in a viewing room for an additional fee. The managed storage tenants lease space based on cubic feet and are structured with month-to-month leases. Each tenant can opt to increase or reduce their space at any given time. As of the January 10, 2017 rent roll, 48.2% of the managed storage space is leased. Both facilities are climate controlled to maintain constant temperatures and humidity.

The subsequent charts provide a breakdown of each building as well as a breakout of the public and private storage units:

Unit Breakdown(1)
			Private Storage Units		Managed Storage Units(2)
Building	Address	Gross Building Area (Sq. Ft.)	Rentable Area (Sq. Ft.)	Number of Units	Rentable Area (Cubic Feet)
Building 1	41-45 21st Street	165,000	111,015	181	46,519
Building 10	41-54 22nd Street	110,000	53,797	109	116,274
Total		275,000	164,812	290	162,793

(1)	Source: Appraisal.

(2)	Managed storage units are measured and rented upon a per cubic foot basis.

Private and Managed Storage Breakdown
Private Storage	Total Sq. Ft.	Units	U/W Base Rent	% of Total U/W Base Rent	Leased Sq. Ft.	Leased Percentage(1)	Avg. Rent PSF(1)
Building 1	111,015	181	$5,726,857	53.8%	88,180	79.4%	$64.95
Building 10	53,797	109	$3,282,845	30.8%	50,147	93.2%	$65.46
Total	164,812	290	$9,009,702	84.6%	138,327	83.9%	$65.13

Managed Storage	Total Cubic Feet	Units	U/W Base Rent	% of Total U/W Base Rent	Leased Cubic Feet	Leased Percentage(1)	Avg. Rent Per Cubic Foot(1)
Building 1 & Building 10	162,793	NAP	$1,634,154	15.4%	78,544	48.2%	$20.81
Total	162,793	NAP	$1,634,154	15.4%	78,544	48.2%	$20.81
(1)	Based on the January 10, 2017 underwritten rent roll.

The Uovo Art Storage Property was designed to permit use by individual owners, artists, galleries and museums that can both store and showcase artwork. Museum clients use the facility to store and ship pieces back and forth. Galleries can set up private viewings and conduct business in New York, while artists can manage and show their own artwork to individual collectors and galleries. The property’s tenant composition is diversified and, in addition to galleries and museums, includes financial firms, fashion galleries and individuals. Individuals compose the majority of the storage demand in Building 10 and galleries, fashion and museums make up the majority of the storage demand in Building 1.

Environmental Matters. The Phase I environmental report dated January 31, 2017 recommended no further action at the Uovo Art Storage Property.

A-3-55

41-45 21st Street & 41-54 22nd Street Long Island City, NY 11101	Collateral Asset Summary – Loan No. 6 Uovo Art Storage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$49,803,347 52.5% 1.55x 9.8%

The Market. The Uovo Art Storage Property is located in Long Island City, New York, a neighborhood located in the western area of Queens and situated opposite Midtown Manhattan. Long Island City consists of an approximately 2.5 square mile area bound by 34th Avenue to the north, Northern Boulevard and 39th Street to the east, Newtown Creek to the south, the Long Island Expressway to the southeast, and the East River to the west. Long Island City is part of Queens Community District 1 and 2. Long Island City is served by highways, surface streets and public transportation. The Long Island Expressway is located at the southern end of Long Island City, while the Brooklyn Queens Expressway is located along the eastern end of Long Island City. Queens Boulevard, Northern Boulevard and Hunters Point Avenue provide good access through Long Island City and its surrounding neighborhoods. Long Island City is also served by two of the busiest New York City subways and by a public bus service. The 21st Street Queensbridge F train stop is located one block north of the property, the Queensboro Plaza 7 train stop is located three blocks east of the Uovo Art Storage Property, and the Queens Plaza E/M/R train stop is located approximately seven blocks to the east of the Uovo Art Storage Property. These trains provide access to Manhattan and other areas of New York. While the Uovo Art Storage Property draws clientele from the entire New York Metro Area, the majority of the Uovo Art Storage Property’s prospective customers are located in Manhattan (museums, galleries, and private art collectors). The site is located close to Manhattan and the majority of its potential customer base, and it enjoys access via the Long Island Expressway and Brooklyn-Queens Expressway.

According to the appraisal, Long Island City is transforming from a community that is comprised primarily of industrial and commercial districts, with a limited amount of residential uses, to one with a strong residential component with expanding hotel and retail services. The residential communities are comprised primarily of multi-family apartment buildings, with a mix of one-, two-, and three-family dwellings. Retail and commercial districts are located on Queens Boulevard, Northern Boulevard and Jackson Avenue. According to the appraisal, since 2006, at least 9,000 residential units have been completed in the Long Island City neighborhood. There are currently more than 14,000 units under construction in the area, and at least 3,500 more units planned for the future. The 14,000 units under construction will generally be delivered between 2015 and 2018. Over 4,700 rental units are in the process of being converted or have been converted recently.

The Uovo Art Storage Property is a newly built art storage facility. The appraisal identified a set of storage properties that cater to the storage of fine art and collectibles in the New York Metro area, and act as the Uovo Art Storage Property’s most direct competition within the art customer demographic. In total, the competitive art storage properties contain approximately 600,600 sq. ft. The comparable projects were older buildings originally built for purposes other than art storage, and then repurposed over time. Excluding the Uovo Art Storage Property, the comparable art storage projects had occupancy levels ranging from 90.0% to 98.0%, with an average of 93.8%. The subsequent chart is a summary of the comparable properties.

Competitive Set Summary(1)
Property Name	Location	Year Built	Year Renovated	Total Units	NRA	Average Unit Size (Sq. Ft.)	Occupancy Rate
Uovo Art Storage Property(2)	Long Island City, NY	2014-2015	NAP	290	164,812	568	83.9%(3)
Atelier 4	Long Island City, NY	1955	2005	NAP	65,000	NAP	90.0%
Fortress	Long Island City, NY	1931	NAP	NAP	85,000	NAP	95.0%
Artex Fine Art Services	Long Island City, NY	1926	2003	320	80,000	250	95.0%
Day & Meyer	Manhattan, NY	1927	NAP	700	70,000	100	95.0%
Crozier	Manhattan, NY	1913	NAP	856	80,600	94	98.0%
Christies	Brooklyn, NY	1913	2009	NAP	220,000	NAP	92.0%
Total/Wtd. Avg.(4)					600,600	123	93.8%
(1)	Source: Appraisal.

(2)	The information in the above chart represents the private storage units at the Uovo Art Storage Property.

(3)	Based on the January 10, 2017 underwritten rent roll.

(4)	Total/Wtd. Avg. excludes the Uovo Art Storage Property.

In addition, the appraisal determined market rent of $22.00 per cubic foot for the managed storage units compared to the weighted average in place rent of $20.81 per cubic foot as of the January 10, 2017 rent roll, and $100.70 PSF for the private storage units compared to the weighted average in place rent of $65.13 PSF as of the January 10, 2017 rent roll.

A-3-56

41-45 21st Street & 41-54 22nd Street Long Island City, NY 11101	Collateral Asset Summary – Loan No. 6 Uovo Art Storage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$49,803,347 52.5% 1.55x 9.8%

Cash Flow Analysis.

Cash Flow Analysis
2015(1)	2016		T-6 12/31/2016	T-3 12/31/2016	U/W	U/W PSF(2)
Rents in Place – Private Units(3)	$2,995,208	$7,265,414	$8,743,345	$8,975,923	$9,280,227	$33.75
Rents in Place – Managed Units(3)	423,049	1,369,086	1,607,509	1,595,629	1,634,154	5.94
Value of Vacant Space	0	0	0	0	4,521,448	16.44
Gross Potential Rent	$3,418,257	$8,634,500	$10,350,853	$10,571,552	$15,435,829	$56.13
Viewing Room Income	96,670	227,350	269,050	289,100	289,100	1.05
Miscellaneous Income	(7,470)	77,866	185,770	120,088	120,088	0.44
Net Rental Income	$3,507,457	$8,939,716	$10,805,673	$10,980,740	$15,845,017	$57.62
(Vacancy)	0	0	0	0	(4,521,448)	(16.44)
(Concessions/Discounts)	(167,566)	(97,361)	(45,363)	(77,876)	(82,171)	(0.30)
Effective Gross Income	$3,339,891	$8,842,355	$10,760,311	$10,902,864	$11,241,398	$40.88
Total Expenses(4)	2,447,678	2,882,846	3,448,103	3,360,555	2,760,281	10.04
Net Operating Income(5)	$892,213	$5,959,509	$7,312,208	$7,542,309	$8,481,117	$30.84
Capital Expenditures	0	0	0	0	29,476	0.11
Net Cash Flow	$892,213	$5,959,509	$7,312,208	$7,542,309	$8,451,641	$30.73

(1)	Building 10 was completed in November 2014 with lease up beginning in December 2014, and Building 1 was completed in May 2015 with lease up beginning in June 2015. The 2015 operating statement reflects the public and private units available throughout the year.

(2)	PSF calculations are based on 275,000 gross sq. ft.

(3)	Rents in Place are based on in-place rents as of January 10, 2017 and include $270,525 of rent steps through January 2018.

(4)	The property is enrolled in the Industrial & Commercial Abatement Program (“ICAP”), a tax exemption on new construction in designated areas. Properties that qualify for ICAP benefits in a designated special area receive a property tax exemption of the added physical value resulting from the construction for 25 years. The Uovo Art Storage Property will receive 100% of the exemption benefit for the first 15 years, which then decreases each year thereafter by 10%. The physical improvements will be fully taxable in Year 26. Building 1 will begin the tax abatement in the 2017/2018 tax year and Building 10 began its abatement in the 2016/2017 tax year. Taxes have been underwritten based on the 10-year average abated tax amount.

(5)	U/W Net Operating Income is higher than the 2016 Net Operating Income due to additional lease up of the property, and includes U/W rent steps of $270,525 through January 2018. Since the beginning of 2016, new leases have commenced for approximately 111 private storage units, totaling approximately $4.9 million (52.6% of private unit U/W rents in place).

Property Management. The Uovo Art Storage Property is managed by Uovo Management LLC, a borrower affiliate.

Lockbox / Cash Management. The Uovo Art Storage Whole Loan is structured with a springing hard lockbox and springing cash management. Upon a Trigger Period (as defined below), a lender controlled clearing account is required to be established by the borrowers and the borrowers are required to cause all rents to be transmitted directly into the clearing account and, during the continuance of a Trigger Period, funds in such clearing account are required to be transferred on a daily basis to a cash management account controlled by the lender to be applied and disbursed according to the loan documents.

A “Trigger Period” commences upon the occurrence of (i) an event of default or (ii) the debt service coverage ratio, based on underwritten net cash flow, falling below 1.20x at the end of any calendar quarter and ends upon, (a) with respect to clause (i) above, a cure of such default or (b) with respect to clause (ii) above, the property achieving a debt service coverage ratio of at least 1.25x for two consecutive calendar quarters.

Initial Reserves. At loan origination, the borrower deposited (i) $29,711 into a tax reserve account and (ii) $71,500 into the New PCO Repair reserve account, which represents 110% of the estimated cost of required work in order to obtain new permanent certificates of occupancy (“PCO”). The property is currently operating under a temporary certificate of occupancy (“TCO”) and the borrower is required to renew and maintain the TCO at all times until a new PCO has been obtained.

Ongoing Reserves. The borrower is required to deposit on a monthly basis (i) 1/12 of the estimated annual real estate taxes, which currently equates to $14,855, into the tax reserve account, (ii) unless an acceptable blanket insurance policy is in place, 1/12 of the estimated insurance premiums into an insurance reserve account and (iii) $2,456 (approximately $0.15 PSF annually based on 196,505 sq. ft.) into the replacement reserve account. The private storage area is measured on a sq. ft. basis and totals 164,812 sq. ft. The managed storage area is measured on a cubic foot basis. On a sq. ft. basis the managed storage area totals 31,693 sq. ft.

Current Mezzanine or Subordinate Indebtedness.      None.

Future Mezzanine or Subordinate Indebtedness Permitted.      None.

A-3-57

41-45 21st Street & 41-54 22nd Street Long Island City, NY 11101	Collateral Asset Summary – Loan No. 6 Uovo Art Storage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$49,803,347 52.5% 1.55x 9.8%

MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS
MANHATTAN
QUEENS
BROOKLYN
Uovo Art Storage
41-45 21st Street & 41-54 22nd Street
Long Island City, NY 11101
Long Island City
Roosevelt Island
Sutton Place
Ravenswood
Queens Plaza
Hunters Point
Sunnyside
Greenpoint
East River
Newtown Creek
Roosevelt Island - Main St
21st St - Queensbridge
39th Ave
Queensboro Plaza
Queens Plaza
23rd St - Ely Av
Court House Square
Long Island City - Court Sq
21st St
Vernon Blvd - Jackson Ave
Hunters Point Ave
33rd St
Greenpoint Ave
Queensboro Bridge
Queens Midtown Tunnel
Long Island Expressway
Queensbridge Park
Queensbridge Houses
Ravenswood Houses
Silvercup Studios
Con Edison
JetBlue Airways
Gotham Center
Two Court Square
One Court Square
MoMA PS1
LaGuardia Community College
Queens West Development
Hunter's Point South Development
Anheuser-Busch
Vernon Blvd
Jackson Ave
Thomson Ave
Hunters Point Ave
Borden Ave
Pulaski Brg
McGuinness Blvd
Commercial St
Box St
Dupont St
Freeman St
Huron St
Greenpoint Ave
New York
MANHATTAN
West New York
Upper West Side
Upper East Side
Metropolitan Museum of Art
Central Park
Astoria
Long Island City
Carnegie Hall
Rockefeller Center
Times Square
United Nations
Midtown
Empire State Building
Hoboken
JFK Stadium
NYU
SoHo
Financial District
Jersey City
Hudson River
BROOKLYN

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A-3-59

127 Public Square Cleveland, OH 44114	Collateral Asset Summary – Loan No. 7 Key Center Cleveland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 60.8% 1.59x 12.8%

A-3-60

127 Public Square Cleveland, OH 44114	Collateral Asset Summary – Loan No. 7 Key Center Cleveland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 60.8% 1.59x 12.8%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Acquisition
Sponsor:	Frank T. Sinito
Borrower:	127 PS Fee Owner LLC
Original Balance(1):	$30,000,000
Cut-off Date Balance:	$30,000,000
% by Initial UPB:	3.3%
Interest Rate:	5.3100%
Payment Date:	6th of each month
First Payment Date:	March 6, 2017
Maturity Date:	February 6, 2027
Amortization:	Interest Only for first 24 months, 300 months thereafter
Additional Debt(1)(2):	$190,000,000 Pari Passu Debt; $42,500,000 Mezzanine Debt
Call Protection(3):	L(27), D(89), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(4)
	Initial	Monthly
Taxes:	$1,540,363	$770,181
Insurance:	$55,406	$27,703
Replacement:	$20,262,985	$29,284
TI/LC:	$0	$110,513
Outstanding TI/LC:	$24,069,759	$0
PIP Renewal:	$4,652,415	$0
Deferred Maintenance:	$64,625	$0
Ground Rent:	$0	$5,000

Financial Information
	Mortgage Loan(5)	Total Debt(6)
Cut-off Date Balance / Sq. Ft.:	$92	$110
Balloon Balance / Sq. Ft.:	$75	$92
Cut-off Date LTV(7):	60.8%	72.5%
Balloon LTV(7):	49.6%	60.7%
Underwritten NOI DSCR(8):	1.77x	1.30x
Underwritten NCF DSCR(8):	1.59x	1.17x
Underwritten NOI Debt Yield:	12.8%	10.7%
Underwritten NCF Debt Yield:	11.5%	9.6%
Underwritten NOI Debt Yield at Balloon:	15.7%	12.8%
Underwritten NCF Debt Yield at Balloon:	14.1%	11.5%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Office/Hospitality
Collateral:	Fee Simple/Leasehold
Location:	Cleveland, OH
Year Built / Renovated:	1991 / 2015
Total Sq. Ft.:	2,389,441
Property Management:	Millenia Housing Management, Ltd. and Jacobs Real Estate Services LLC; Marriott Hotel Services, Inc.; SP Plus Corporation
Underwritten NOI(9):	$28,109,323
Underwritten NCF:	$25,327,136
Appraised Value(7):	$362,000,000
Appraisal Date:	December 1, 2017

Historical NOI
Most Recent NOI(9):	$20,199,537 (December 31, 2016)
2015 NOI(9):	$23,451,024 (December 31, 2015)
2014 NOI(9):	$25,994,402 (December 31, 2014)
2013 NOI(9):	$26,874,225 (December 31, 2013)

Historical Occupancy(10)
Most Recent Occupancy(11):	92.9% (October 19, 2016)
2015 Occupancy:	80.3% (December 31, 2015)
2014 Occupancy:	86.4% (December 31, 2014)
2013 Occupancy:	89.7% (December 31, 2013)
(1)	The Original Balance and Cut-off Date Balance of $30.0 million represents the non-controlling Note A-4 which together with the controlling Note A-1 and remaining non-controlling pari passu notes, with an aggregate original principal balance of $190.0 million, comprise the Key Center Cleveland Whole Loan (as defined below) with an aggregate original principal balance of $220.0 million. See “The Loan” herein.

(2)	See “Current Mezzanine or Subordinate Indebtedness” herein.

(3)	The lockout period will be at least 27 payment dates beginning with and including the first payment date of March 6, 2017. Defeasance of the full $220.0 million Key Center Cleveland Whole Loan is permitted after the date that is the earlier to occur of (i) July 31, 2020 and (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 27 payments is based on the expected CD 2017-CD4 securitization closing date in May 2017. The actual lockout period may be longer.

(4)	See “Initial Reserves” and “Ongoing Reserves” herein.

(5)	DSCR, LTV, Debt Yield and Balance/Sq. Ft. calculations are based on the Key Center Cleveland Whole Loan, which has a principal balance as of the Cut-off Date of $220.0 million.

(6)	DSCR, LTV, Debt Yield and Balance/Sq. Ft. calculations are based on the Key Center Cleveland Whole Loan and one $42.5 million mezzanine loan, resulting in Total Debt with an aggregate principal balance as of the Cut-off Date of $262.5 million.

(7)	Represents the appraiser’s “As Complete” appraised value, which is as of the date upon which all capital improvement is expected to be completed at the Key Center Cleveland Property. The Appraised Value of $362.0 million consists of (i) $253.8 million for Key Tower (as defined below), (ii) $77.0 million for Marriott Cleveland Downtown (as defined below), and (iii) $31.2 million for the Key Center Parking Garage Component (as defined below). The combined “As-Is” appraised value of $304.1 million as of December 1, 2016 results in (A) a Mortgage Loan Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 72.3% and 59.0%, respectively and (B) a Total Debt Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 86.3% and 72.3%, respectively.

(8)	Based on amortizing payments. Based on the current interest only debt service payments, the Mortgage Loan Underwritten NOI DSCR and Underwritten NCF DSCR are 2.37x and 2.14x, respectively, and the Total Debt Underwritten NOI DSCR and Underwritten NCF DSCR are 1.62x and 1.46x, respectively.

(9)	The decline in historical NOI is due primarily to KeyBank downsizing its space at the property. The increase in Underwritten NOI from Most Recent NOI is primarily due to newly executed leases with the Forest City and Millennia tenants (14.1% of NRA and 13.9% of U/W Base Rent).

(10)	Historical Occupancy presented is for Key Tower (as defined below) only. See table below for Marriott Cleveland Downtown Historical Occupancy, ADR and RevPAR.

(11)	Includes the Forest City and Millennia tenants (14.1% of NRA) that have signed leases but have not yet taken occupancy at the Key Center Cleveland Property.

A-3-61

127 Public Square Cleveland, OH 44114	Collateral Asset Summary – Loan No. 7 Key Center Cleveland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 60.8% 1.59x 12.8%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
KeyBank(3)	A-/Aa3/A-	477,781	34.9%	$31.60	40.1%	6/30/2030
Squire Patton Boggs(4)	NR/NR/NR	150,890	11.0%	$33.05	13.2%	4/30/2022
Forest City(5)	BB-/NR/NR	147,795	10.8%	$27.00	10.6%	3/31/2033
Thompson Hine LLP(6)	NR/NR/NR	125,120	9.1%	$27.55	9.2%	9/30/2029
Baker Hostetler LLP(7)	NR/NR/NR	115,615	8.4%	$28.62	8.8%	10/31/2031
Millennia(8)	NR/NR/NR	45,360	3.3%	$27.50	3.3%	6/30/2032
Deloitte LLP(9)	NR/NR/NR	41,718	3.0%	$29.25	3.2%	7/31/2024
PricewaterhouseCoopers(10)	NR/NR/NR	16,385	1.2%	$33.70	1.5%	3/31/2019
Ogletree(11)	NR/NR/NR	14,589	1.1%	$28.64	1.1%	6/30/2025
Amin, Turocy & Watson(12)	NR/NR/NR	13,887	1.0%	$34.27	1.3%	11/30/2018
Subtotal / Wtd. Avg.		1,149,140	83.9%	$30.23	92.3%
Remaining Office Tenants		123,595	9.0%	$23.56	7.7%
Total / Wtd. Avg. Occupied		1,272,735	92.9%	$29.59	100.0%
Vacant		97,245	7.1%
Total / Wtd. Avg.		1,369,980	100.0%

(1)	Based on the underwritten rent roll as of October 19, 2016. U/W Base Rent includes contractual rent increases through May 1, 2017 and the present value of rent steps for KeyBank and Jones Lang LaSalle GR.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	KeyBank has three five-year renewal options and an ongoing option, beginning in July 2020, to contract its space by up to an aggregate amount of 103,000 sq. ft. in three installments; provided that each exercise of a contraction option may not exceed 44,000 sq. ft., and following each exercise of a contraction option, KeyBank may not exercise another contraction option for a period of three years following such exercise. KeyBank must give 12 months’ notice for each contraction option as well as pay a termination fee consisting of unamortized tenant improvement and leasing commissions costs as well as a rent penalty.

(4)	Squire Patton Boggs has two, five-year renewal options or one, 10-year extension option. Squire Patton Boggs has the option to reduce the size of its premises to no less than six full floors in Key Tower without a penalty at the time Squire Patton Boggs exercises the first renewal option, the second renewal option or the ten year renewal option. The six full floors must be contiguous and located either at the top or bottom of the stack of floors leased by Squire Patton Boggs at the time the tenant makes such election.

(5)	Forest City is not yet in occupancy or paying rent. Forest City is expected to commence paying rent no later than April 1, 2018. At the origination date, the borrower provided the lender a letter of credit in the amount of $4,655,546, in respect of gap rent for Forest City. Forest City has three, five-year renewal options and a one-time option to contract its space by no less than one-half and not more than one full floor on March 31, 2023 upon 12 months prior notice.

(6)	Thompson Hine LLP has a one-time right with 12-months’ notice to reduce a contiguous portion of its premises by at least one-half and not more than a full floor of either (i) any single, non-contiguous floor of the premises or (ii) the lower or highest full floor of any contiguous block of floors within Key Tower, as designated by Thompson Hine LLP, provided if such contraction is for less than a full floor, such contraction space has elevator lobby exposure and a marketable configuration as reasonably determined by the landlord, effective upon either October 1, 2023 or October 1, 2025. Thompson Hine LLP has the option to extend the term of its lease for either one year until September 30, 2030 or five years until September 30, 2034. If Thompson Hine LLP exercises its option to extend for five years until September 30, 2034, Thompson Hine LLP will have an additional option to extend the term of its lease for one additional year until either September 30, 2035 or for five additional years until September 30, 2039.

(7)	Baker Hostetler LLP has three, five-year renewal options and no termination options.

(8)	Millennia is an affiliate of the borrower. Millennia is not yet in occupancy or paying rent and is expected to commence paying rent no later than July 1, 2017. At the origination date, the borrower provided the lender a letter of credit in the amount of $519,750, in respect of gap rent for Millennia. Millenia has two, five-year renewal options and no termination options.

(9)	Deloitte LLP has two, five-year renewal options and has a one-time right, exercisable no later than April 30, 2018, to reduce a contiguous portion of its premises located on the lowest or highest of the contiguous portion of its premises including the 33rd and 34th floors of the building, effective on April 30, 2019.

(10)	PricewaterhouseCoopers has one five-year renewal option and no termination options.

(11)	Ogletree has two five-year renewal options and no termination options.

(12)	Amin, Turocy & Watson has two five-year renewal options and no termination options.

A-3-62

127 Public Square Cleveland, OH 44114	Collateral Asset Summary – Loan No. 7 Key Center Cleveland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 60.8% 1.59x 12.8%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	2	3,353	0.2%	3,353	0.2%	$29.00	0.3%	0.3%
2017	11	14,240	1.0%	17,593	1.3%	$40.34	1.5%	1.8%
2018	8	35,869	2.6%	53,462	3.9%	$32.13	3.1%	4.8%
2019	2	24,251	1.8%	77,713	5.7%	$32.34	2.1%	6.9%
2020	3	356	0.0%	78,069	5.7%	$223.59	0.2%	7.1%
2021	3	10,705	0.8%	88,774	6.5%	$27.28	0.8%	7.9%
2022	8	167,787	12.2%	256,561	18.7%	$32.51	14.5%	22.4%
2023	0	0	0.0%	256,561	18.7%	$0.00	0.0%	22.4%
2024	3	46,451	3.4%	303,012	22.1%	$29.28	3.6%	26.0%
2025	3	14,589	1.1%	317,601	23.2%	$28.64	1.1%	27.1%
2026	0	0	0.0%	317,601	23.2%	$0.00	0.0%	27.1%
2027	2	37,044	2.7%	354,645	25.9%	$9.44	0.9%	28.1%
Thereafter	26	918,090	67.0%	1,272,735	92.9%	$29.51	71.9%	100.0%
Vacant	NAP	97,245	7.1%	1,369,980	100.0%	NAP	NAP
Total / Wtd. Avg.	71	1,369,980	100.0%			$29.59	100.0%

(1)	For Key Tower only, based on the underwritten rent roll and includes rent steps.

(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

The Loan. The Key Center Cleveland loan (the “Key Center Cleveland Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 1,369,980 square foot office building and a 400-room full service hotel and the leasehold interest in an adjacent, 985-space subterranean parking garage, located in Cleveland, Ohio (the “Key Center Cleveland Property”) with an original Cut-off Date Balance of $30.0 million. The Key Center Cleveland Loan is part of the Key Center Cleveland Whole Loan. The “Key Center Cleveland Whole Loan” is evidenced by six pari passu notes in the aggregate original principal amount of $220.0 million. The Key Center Cleveland Loan is evidenced by the non-controlling Note A-4 with an aggregate original principal balance of $30.0 million, which will be included in the CD 2017-CD4 mortgage trust. The pari passu controlling Note A-1 with an original principal balance of $50.0 million was included in the CGCMT 2017-P7 securitization. The pari passu non-controlling Note A-2 with an original principal balance of $40.0 million was included in the BANK 2017-BNK4 securitization. The pari passu non-controlling Notes A-3 and A-6 with an aggregate original principal balance of $60.0 million were included in the JPMDB 2017-C5 securitization. The remaining Note A-5 has an original principal balance of $40.0 million and is held by Bank of America, N.A. and is expected to be contributed to one or more future securitizations.

The relationship between the holders of the Key Center Cleveland Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans– The Non-Serviced Pari Passu Whole Loans—The Key Center Cleveland Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	CGCMT 2017-P7	Yes
A-2	$40,000,000	$40,000,000	BANK 2017-BNK4	No
A-3, A-6	$60,000,000	$60,000,000	JPMDB 2017-C5	No
A-4	$30,000,000	$30,000,000	CD 2017-CD4	No
A-5	$40,000,000	$40,000,000	BANA	No
Total	$220,000,000	$220,000,000

A-3-63

127 Public Square Cleveland, OH 44114	Collateral Asset Summary – Loan No. 7 Key Center Cleveland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 60.8% 1.59x 12.8%

The Key Center Cleveland Loan has a 10-year term and subsequent to a 24-month interest only period, amortizes on a 25-year schedule. The Key Center Cleveland Loan accrues interest at a fixed rate equal to 5.3100%. The Key Center Cleveland Loan proceeds were used to acquire the Key Center Cleveland Property, fund upfront reserves of approximately $50.6 million, and pay closing costs of approximately $11.6 million. Based on the “As Complete” appraised value of approximately $362.0 million as of December 1, 2017, the Cut-off Date LTV ratio is 60.8%. Based on the combined “As-is” appraised value of $304,100,000, as of December 1, 2016, the Cut-off Date LTV Ratio is 72.3%. The most recent prior financing of the Key Center Cleveland Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$220,000,000	66.7%	Purchase Price	$267,500,000	81.1%
Sponsor Equity	$60,845,008	18.5%	Reserves	$50,645,552	15.4%
Mezzanine Loan	$42,500,000	12.9%	Closing Costs	$11,588,828	3.5%
Other Sources(1)	$6,389,372	1.9%
Total Sources	$329,734,380	100.0%	Total Uses	$329,734,380	100.0%

(1)	Other Sources include $5,608,359 of seller credits transferred to the loan sponsor at loan closing which was related to outstanding tenant improvements for the Thompson Hine LLP tenant.

The Borrower / Sponsor. The borrower is 127 PS Fee Owner LLC, a single-purpose Delaware limited liability company with two independent directors in its organizational structure. The sponsor of the borrower is Frank T. Sinito and the non-recourse carve-out guarantors are Frank T. Sinito and his wife, Malisse J. Sinito, jointly and severally.

Frank T. Sinito is the CEO and President of Millennia Companies which he founded in 1995. Millennia Companies own and manage over 200 multifamily communities totaling over 23,000 residential units across 22 states. The sponsorship includes a joint venture between Frank T. Sinito and Lubert Adler. Frank T. Sinito and Lubert Adler own 38.6% controlling interest and 24.4% non-controlling, limited interest in the borrower, respectively. The sponsors acquired the Key Center property from Columbia Property Trust.

The Property, The Market and Major Tenants. The Key Center Cleveland Property is located in downtown Cleveland, Ohio, within Cuyahoga County and consists of a 1,369,980 sq. ft. office building (“Key Tower”), a 400-room full service hotel (“Marriott Cleveland Downtown”), and a 985 space subterranean parking garage (“Key Center Parking Garage Component”). The Key Center Cleveland Property is located on three separate parcels over a 2.14-acre site at 127 Public Square in Cleveland, Ohio. The Key Center Cleveland Property takes up a full city block and is located between 2 arterials and 2 commercial corridors. The immediate area is urban in nature and has a mix of commercial uses, including retail, office and multifamily developments. Local transportation is provided by the Greater Cleveland Regional Transit Authority (“RTA”). There are several stops in the immediate vicinity located along East 9th Street and St. Clair Avenue. The Key Center Cleveland Property is located approximately 13.5 miles northeast of the Cleveland Hopkins International Airport.

Cleveland has a diversified economy with a large presence in education, technology, finance, biotechnology, and healthcare. The top five employers in the Cleveland area are Cleveland Clinic (34,000 employees), US Office of Personnel Management (15,095), University Hospitals (13,726), Giant Eagle (10,311), and Progressive Corporation (8,612). According to a third party report, the estimated 2016 population within a 1-, 3-, and 5-mile radius of the Key Center Cleveland Property was 11,685, 75,091, and 239,627, respectively. According to a third party report, the estimated 2016 average household income within a 1-, 3-, and 5-mile radius of the Key Center Cleveland Property was $65,299, $41,254, $39,712, respectively.

Key Tower

Key Tower was built in 1991 and contains 1,369,980 sq. ft. over 57 stories. Key Tower was designed by architect Cesar Pelli and is currently the tallest building in Ohio. The building provides views of Lake Erie, FirstEnergy Stadium, City Hall, and the Cleveland Skyline. Key Tower features a spacious and ornate lobby with four separate street entrances and access to the underground parking facilities between Key Tower and the Marriott Cleveland Downtown lobbies.

Key Tower is currently 92.9% leased to approximately 36 tenants and historical occupancy has averaged 90% since 2006. The largest tenant at Key Tower is KeyBank National Association (NYSE: KEY, Fitch/Moody’s/S&P: A-/A3/A-) (“KeyBank”) which has been operating its headquarters there since 1992 and currently occupies 34.9% of the net rentable area (“NRA”). KeyBank is one of the largest bank-based financial services companies in the United States, with $136.5 billion in total assets as of year-end 2016.

A-3-64

127 Public Square Cleveland, OH 44114	Collateral Asset Summary – Loan No. 7 Key Center Cleveland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 60.8% 1.59x 12.8%

KeyBank has reportedly invested approximately $24 million in its space since 2013. KeyBank’s lease expires in June 2030 and provides for three, five-year renewal options as well as an option to contract its space up to 103,000 sq. ft. in three installments over a six-year period beginning in July 2020. KeyBank has an ongoing option, beginning in July 2020, to contract its space by up to an aggregate amount of 103,000 sq. ft.; provided that each exercise of a contraction option may not exceed 44,000 sq. ft., and following each exercise of a contraction option, KeyBank may not exercise another contraction option for a period of three years following such exercise. KeyBank must give 12 months’ notice for each contraction option as well as a pay a termination fee consisting of unamortized tenant improvement and leasing commissions costs as well as a rent penalty.

Other large tenants in the building include law firms such as Squire Patton Boggs, Thompson Hine LLP and Baker Hostetler LLP, as well as accounting and consulting firms such as Deloitte LLP and PricewaterhouseCoopers. The top five tenants by NRA have been at Key Tower on average approximately 18.3 years and have a weighted average remaining lease term of 12.6 years.

Key Tower is located within the Cleveland CBD office submarket which has a total Class A office inventory of 10.9 million sq. ft. and a vacancy rate of 14.9% as of the third quarter of 2016. Over the past four quarters, the CBD Class A office market has experienced no growth of supply. There was also positive net absorption, decrease in vacancy rates and increase of asking rent in the marketplace. The appraiser identified five Class A properties located within the submarket that are the primary competitors of Key Tower. The properties range from 321,311 sq. ft. to 1,270,204 sq. ft. with occupancies ranging from 89.0% to 93.6% with a weighted average of 90.8%. Average asking rents range from $17.00 PSF to $35.00 PSF with a weighted average of $25.00 PSF on a modified gross basis. The appraiser concluded to a general vacancy rate of 7.0% for Key Tower.

Key Tower – Competitive Set(1)
Property	Location	Distance from Subject	Year Built	Sq. Ft.	Occupancy %	Average Asking Rent PSF
Key Tower	Cleveland, OH	—	1991	1,369,980(2)	92.9%(2)	$29.59(2)
Ernst & Young Tower	Cleveland, OH	0.5 miles	2013	550,000	93.6%	$35.00
200 Public Square	Cleveland, OH	0.1 miles	1985	1,270,204	91.0%	$20.00 – $27.00
Fifth Third Center	Cleveland, OH	0.2 miles	1991	508,400	89.7%	$19.00 – $23.00
One Cleveland Center	Cleveland, OH	0.4 miles	1983	545,028	89.0%	$22.00
Skylight Office Center	Cleveland, OH	0.2 miles	1990	321,311	90.0%	$17.00 – $25.00
(1)	Source: Appraisal.

(2)	Based on the October 19, 2016 underwritten rent roll.

Key Center Parking Garage Component

The Key Center Parking Garage Component contains 985 spaces and is connected to the Key Tower lobby through a separate double elevator bank. The garage features security lighting, video surveillance, and security patrols throughout the day. Valet service is offered at the Marriott Cleveland Downtown entrance. The City of Cleveland owns the land beneath the parking lot and leases it to the borrower through 2059 with one 34-year extension through 2093 (“Parking Ground Lease”). The Parking Ground Lease requires that at least 45% of the parking spaces be reserved for transient parking and hotel guests, and the remainder of the parking spaces may be leased on a monthly basis. Minimum base rent paid to the city under the Parking Ground Lease is $60,000 per year provided that if the revenue exceeds certain breakpoints (based on the percentage of parking space leased on a monthly basis), percentage rent will also be payable. SP Plus Corporation manages the Key Center Parking Garage Component for a 3.0% fee of net revenue. The term of the parking management agreement is month-to-month with automatic renewals.

Marriott Cleveland Downtown

Marriott Cleveland Downtown is a 24-story, 400-room, full service lodging facility built in 1991. Amenities at the Marriott Cleveland Downtown include a sports bar (“Jake’s Lounge”) and a modern American restaurant (“David’s Restaurant”) and a 23,000 sq. ft. private health club which is for use by hotel guests as well as tenants at Key Tower (“Key Club”). Key Club features an indoor pool, sauna, and fitness room. The Marriott Cleveland Downtown also contains approximately 17,000 sq. ft. of meeting space, a ballroom, and a contemporary lobby lounge with TVs. Since 2010 the prior ownership has invested $6.3 million ($15,782/room) in capital expenditures, including over $4.6 million in guestroom upgrades. The Marriott Cleveland Downtown is slated to undergo $13.5 million in capital improvements which includes $3.2 million to update Key Club, $2.6 million to modernize the meeting rooms, $2.0 million to gut renovate David’s Restaurant and $1.4 million to upgrade the hotel lobby.

The Key Center Cleveland Property is within close proximity to the Gateway District and local sports venues, Progressive Field (home to Major League Baseball’s Cleveland Indians) and Quicken Loans Arena (home to the National Basketball Association’s Cleveland Cavaliers), both of which are less than one mile away. Playhouse Square, a not-for-profit performing arts center is located 0.7 miles away and is the largest performing arts center outside of New York and features over 1,000 annual events including Broadway shows, dance, concerts, and speakers. Cleveland State University (over 17,000 students) is located 1.0 miles from the Marriott Cleveland Downtown.

A-3-65

127 Public Square Cleveland, OH 44114	Collateral Asset Summary – Loan No. 7 Key Center Cleveland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 60.8% 1.59x 12.8%

The approximate distribution of demand of the Marriott Cleveland Downtown is 41% group, 28% leisure, 27% commercial, and 4% extended-stay which generally mirrors that of the market. As of July 2016, top accounts at the Marriott Cleveland Downtown included KeyBank (4.2% of room nights), Greater Cleveland Sports Commissions (2.4%), Association of Healthcare Journal (1.3%), Ernst & Young (1.2%), and Deloitte LLP (1.1%).

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Marriott Cleveland Downtown and its competitive set, as provided in a third-party industry travel research report for the Marriott Cleveland Downtown.

Marriott Cleveland Downtown Historical Occupancy, ADR, RevPAR(1)
	Marriott Cleveland Downtown			Competitive Set			Penetration
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014	65.8%	$159.58	$104.99	67.9%	$161.07	$109.31	96.9%	99.1%	96.0%
2015	70.2%	$159.52	$111.95	70.4%	$162.80	$114.68	99.6%	98.0%	97.6%
2016	66.2%	$162.44	$107.51	69.8%	$161.00	$112.33	94.9%	100.9%	95.7%
(1)	Source: industry travel research report.

Marriott Cleveland Downtown Competitive Set(1)

Marriott Cleveland Downtown Competitive Set
Property	Number of Rooms	Year Built
Marriott Cleveland Downtown	400	1991
Wyndham Cleveland at Playhouse Square	205	1995
Hyatt Regency Cleveland at The Arcade	293	2001
InterContinental Hotel Cleveland	295	2003
Total(2)	793
(1)	Source: Industry travel research report.

(2)	Total excludes the Marriott Cleveland Downtown.

Environmental Matters. According to a Phase I environmental report dated August 11, 2016 there are no recognized environmental conditions or recommendations for further action at the Key Center Cleveland Property other than a recommendation for an asbestos operations and maintenance plan, which is already in place and continual weekly monitoring of an UST.

Cash Flow Analysis.

Marriott Cleveland Downtown - Cash Flow Analysis
	2013	2014	2015	2016	U/W	U/W Per Room
Room Revenue	$16,240,749	$15,328,051	$16,344,286	$15,738,880	$15,511,405	$38,779
Food & Beverage Revenue	6,570,035	6,684,994	6,900,689	6,359,302	5,996,176	14,990
Other Revenue(1)	944,523	880,565	807,358	825,681	584,993	1,462
Total Revenue	$23,755,307	$22,893,610	$24,052,333	$22,923,863	$22,092,574	$55,231

Room Expense	$4,304,027	$4,127,235	$4,491,676	$4,060,110	$4,032,965	$ 10,082
Food & Beverage Expense	4,861,458	4,876,676	5,101,971	4,744,258	4,437,170	11,093
Other Expense	955,052	809,103	818,316	736,237	584,993	1,462
Total Departmental Expense	$10,120,537	$9,813,014	$10,411,963	$9,540,605	$9,055,128	$22,638
Total Undistributed Expense	6,890,609	6,965,054	7,394,903	7,407,458	7,437,569	18,594
Total Fixed Charges	1,205,091	1,487,694	1,264,250	1,312,263	1,433,240	3,583
Total Operating Expenses	$18,216,237	$18,265,762	$19,071,116	$18,260,326	$17,925,937	$44,815

Net Operating Income	$5,539,070	$4,627,848	$4,981,217	$4,663,537	$4,166,637	$10,417
FF&E	1,181,285	1,138,580	1,197,413	1,141,811	1,104,629	2,762
Net Cash Flow	$4,357,785	$3,489,268	$3,783,804	$3,521,726	$3,062,008	$7,655
(1)	Other Revenue consists primarily of vending commissions, guest services, miscellaneous commissions, sales tax discounts, cancellation fees, and attrition fees.

A-3-66

127 Public Square Cleveland, OH 44114	Collateral Asset Summary – Loan No. 7 Key Center Cleveland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 60.8% 1.59x 12.8%

Key Center Cleveland - Cash Flow Analysis
	2013	2014	2015	2016	U/W	U/W PSF / Room
Base Rent(1)	$32,510,214	$31,608,409	$29,936,738	$28,060,735	$35,952,962	$26.24(2)
Contractual Rent Steps(3)	0	0	0	0	1,703,202	1.24(2)
Gross Up Vacancy	0	0	0	0	2,745,589	2.00(2)
Total Reimbursement Revenue	2,348,968	2,690,336	1,319,674	691,479	597,315	0.44(2)
Hotel Revenue	23,755,307	22,893,610	24,052,333	22,923,863	22,092,574	55,231.44(4)
Parking Revenue	4,208,945	3,784,318	3,804,773	4,014,186	3,953,056	12.37(5)
Other Income	3,122,262	3,226,533	4,133,442	3,550,145	3,375,221	2.46(2)
Vacancy & Credit Loss	0	0	0	0	(3,090,816)	(2.26)(2)
Effective Gross Income	$65,945,696	$64,203,206	$63,246,960	$59,240,408	$67,329,103	$28.18(6)

Real Estate Taxes	$7,328,456	$7,479,510	$7,521,235	$7,917,113	$7,557,705	$5.52(2)
Insurance	222,847	213,688	203,536	178,137	205,793	0.15(2)
Management Fee	1,175,941	1,116,060	1,066,322	967,260	1,357,096	0.99(2)
Hotel Expenses	18,216,237	18,265,762	19,071,116	18,260,326	17,925,937	44,814.84(4)
Parking Expenses	1,790,147	1,750,452	1,660,359	1,634,547	1,634,547	5.11(5)
Parking Ground Rent	60,000	60,000	60,000	60,000	60,000	0.19(5)
Other Operating Expenses	9,096,558	9,323,332	10,213,368	10,023,488	10,478,703	7.65(2)
Total Operating Expenses	$37,890,186	$38,208,804	$39,795,936	$39,040,871	$39,219,781	$16.41(6)

Net Operating Income	$28,055,510	$25,994,402	$23,451,024	$20,199,537	$28,109,322	$11.76(6)
TI/LC	0	0	0	0	$1,326,153	0.97(2)
Capital Expenditures	0	0	0	0	$351,405	0.26(2)
Hotel FF&E	1,181,285	1,138,580	1,197,413	1,141,811	1,104,629	2,761.57(4)
Net Cash Flow	$26,874,225	$24,855,822	$22,253,611	$19,057,726	$25,327,136	$10.60(6)
(1)	The decline in historical Base Rent was primarily due to KeyBank downsizing its space at Key Tower in an effort to reconfigure employee workspaces. The increase in Base Rent between Underwritten and 2016 was primarily due to newly executed leases with the Forest City and Millennia tenants. Forest City executed a lease for 147,795 sq. ft. resulting in an increase to the Underwritten Base Rent of $3,990,465 and Millennia executed a lease for 45,360 sq. ft. resulting in an increase to the Underwritten Base Rent of $1,247,400. Both the Forest City and Millennia tenants are not yet in occupancy and have rent commencement dates of no later than April 1, 2018 and July 1, 2017, respectively. The tenant improvement cost, leasing commission cost, and gap rent associated with these tenants were escrowed at loan origination.

(2)	Calculated based on the total square footage of Key Tower.

(3)	Includes contractual rent increases through May 1, 2017 and the present value of rent steps for investment grade tenants, Jones Lang LaSalle GR and KeyBank.

(4)	Calculated based on total rooms at Marriott Cleveland Downtown.

(5)	Calculated based on the total square footage of the Key Center Parking Garage Component.

(6)	Calculated based on total square footage of the Key Center Cleveland Property.

Property Management. The portion of the Key Center Cleveland Property identified as Key Tower is currently managed by Millennia Housing Management, Ltd. and Jacobs Real Estate Services LLC, an affiliate of the borrower, pursuant to a management agreement. The Key Center Parking Garage Component is managed by SP Plus Corporation pursuant to a management agreement.

The Marriott Cleveland Downtown is brand-managed by Marriott Hotel Services, Inc. under an agreement which will be expiring in 2021 with three, 10-year renewal periods. The hotel management agreement may be terminated by the borrower if the average operating profit does not equal or exceed $3.3 million for any three consecutive fiscal years.

Lockbox / Cash Management. The Key Center Cleveland Whole Loan is structured with a hard lockbox which is already in place and requires all tenants to pay their rents and (if Marriott Corporation or an affiliate is not the hotel manager) all credit card companies under merchant agreements to pay receipts directly into such lockbox account. All checks and cash received from the hotel manager by the borrower or the property manager are required to be deposited into the lockbox account immediately upon receipt; provided that, so long as Marriott Corporation or its affiliate is the hotel manager, Marriott Corporation is only required to deposit net proceeds payable to the borrower into the lockbox. The funds on deposit in the lockbox account are required to be transferred daily to the cash management account under the control of the lender. On each due date, the Key Center Cleveland Loan documents require that all amounts on deposit in the cash management account will be applied to fund reserves and pay debt service (and mezzanine debt service), and (i) to the extent that a Key Center Cleveland Trigger Period (as defined below) has occurred and is continuing, remaining funds are required to be transferred first, if a PIP reserve is then required under the Key Center Cleveland Loan documents, to the PIP reserve, and then into an excess cash flow account to be held by the lender as additional collateral and (ii) to the extent that no Key Center Cleveland Trigger Period exists, to be disbursed to the borrower in accordance with related loan documents. Upon an event of default under the Key Center Cleveland Loan documents, the lender may apply the funds in the cash management account in such priority as it may determine.

A “Key Center Cleveland Trigger Period” shall mean a period (A) commencing upon the earliest of: (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio when including Key Center Cleveland Mezzanine Loan (as defined below) being less than (a) 1.05x through January 31, 2019 or (b) 1.10x at any time thereafter, (iii) the occurrence of a Key Center Cleveland Specified Tenant Trigger Period (as defined below) or (iv) the occurrence of a Hotel Management Trigger Period (as defined below),

A-3-67

127 Public Square Cleveland, OH 44114	Collateral Asset Summary – Loan No. 7 Key Center Cleveland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 60.8% 1.59x 12.8%

and (B) expiring upon: (i) with regard to any Key Center Cleveland Trigger Period commenced in connection with clause (A)(i) above, the cure (if applicable) of such event of default, (ii) with regard to any Key Center Cleveland Trigger Period commenced in connection with clause (A)(ii) above, the date that the debt service coverage ratio is equal to or greater (a) 1.10x for one calendar quarter through January 31, 2019 and (b) 1.15x for one calendar quarter thereafter, (iii) with regard to any Key Center Cleveland Trigger Period commenced in connection with clause (A)(iii) above, a Key Center Cleveland Specified Tenant Trigger Period ceasing to exist and (iv) with regard to any Key Center Cleveland Trigger Period commenced in connection with clause (A)(iv) above, a Hotel Management Trigger Period ceasing to exist.

A “Key Center Cleveland Specified Tenant” means, as applicable, (i) KeyBank, (ii) any other lessee(s) of more than 20,000 sq. ft. of the space occupied by KeyBank at origination (or any portion thereof), and (iii) any guarantor(s) of such lease.

A “Key Center Cleveland Specified Tenant Trigger Period” means a period: (A) commencing upon the first to occur of: (i) any Key Center Cleveland Specified Tenant being in default under its lease beyond applicable grace and cure periods set forth therein, (ii) any Key Center Cleveland Specified Tenant failing to be in actual, physical possession of any portion of the applicable space in excess of 20,000 sq. ft. (except as a result of a qualified casualty event), (iii) any Key Center Cleveland Specified Tenant giving notice that it is terminating its lease for all or any portion of the space (or applicable portion thereof) (other than as a result of an exercise of a contraction option set forth in the lease at origination), (iv) any termination or cancellation of any Key Center Cleveland Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Key Center Cleveland Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of any Key Center Cleveland Specified Tenant, (vi) any Key Center Cleveland Specified Tenant failing to extend or renew its lease on or prior to the earlier to occur of (a) the date occurring one year prior to the expiration of the then applicable term of the applicable Key Center Cleveland Specified Tenant lease or (b) the renewal notice date (if any) set forth in the applicable Key Center Cleveland Specified Tenant lease for a term of at least five years, (vii) any Key Center Cleveland Specified Tenant ceasing to maintain for at least one calendar quarter a long-term unsecured debt rating of at least “BBB-” from S&P and an equivalent rating from each of the other rating agencies which rate such entity, and (viii) any termination or cancellation of the Key Center Cleveland Specified Tenant lease to any portion (but less than all) of the Key Center Cleveland Specified Tenant space; and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender (which such evidence includes a duly executed estoppel certificate from the applicable Key Center Cleveland Specified Tenant in form and substance acceptable to the lender) of: (i) the satisfaction of the Key Center Cleveland Specified Tenant Cure Conditions (as defined below) or (ii) the borrower leasing the entire Key Center Cleveland Specified Tenant space (or applicable portion thereof that was partially terminated) in accordance with the applicable terms and conditions of the Key Center Cleveland Loan documents, the applicable tenant under such lease being in actual, physical occupancy of the space demised under its lease and paying the full amount of the rent due under its lease and the borrower depositing into the leasing reserve account funds (which, to the extent that the excess cash flow account contains sufficient funds therefore, shall be transferred from the excess cash flow account to the leasing reserve account) sufficient to pay any leasing costs as reasonably expected to be incurred by the borrower in connection with re-leasing the applicable Key Center Cleveland Specified Tenant space applicable to the Key Center Cleveland Specified Tenant space.

A-3-68

127 Public Square Cleveland, OH 44114	Collateral Asset Summary – Loan No. 7 Key Center Cleveland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 60.8% 1.59x 12.8%

“Key Center Cleveland Specified Tenant Cure Conditions” means the receipt by the lender of evidence reasonably satisfactory to the lender of the following, as applicable: (i) the applicable Key Center Cleveland Specified Tenant has cured all defaults under the applicable Key Center Cleveland Specified Tenant lease, (ii) the applicable Key Center Cleveland Specified Tenant is in actual, physical possession of the Key Center Cleveland Specified Tenant space (or applicable portion thereof) and the applicable Key Center Cleveland Specified Tenant is paying full, unabated rent under the applicable Key Center Cleveland Specified Tenant lease, (iii) the applicable Key Center Cleveland Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Key Center Cleveland Specified Tenant lease and has re-affirmed the applicable Key Center Cleveland Specified Tenant lease as being in full force and effect, (iv) in the event the Key Center Cleveland Specified Tenant Trigger Period is due to the applicable Key Center Cleveland Specified Tenant’s failure to extend or renew the applicable Key Center Cleveland Specified Tenant lease in accordance with clause (A)(vi) of the definition of Key Center Cleveland Specified Tenant Trigger Period, the applicable Key Center Cleveland Specified Tenant has renewed or extended the applicable Key Center Cleveland Specified Tenant lease in accordance with the terms of the Key Center Cleveland Loan documents for a term of at least five years, (v) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Key Center Cleveland Specified Tenant and/or the applicable Key Center Cleveland Specified Tenant lease, the applicable Key Center Cleveland Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Key Center Cleveland Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, (vi) in the event the Key Center Cleveland Specified Tenant Trigger Period is due to clause (vii) of Key Center Cleveland Specified Tenant Trigger Period, the applicable Key Center Cleveland Specified Tenant with respect to which such trigger occurred satisfies the credit requirements, and (vii) in the event the Key Center Cleveland Specified Tenant Trigger Period is due to a partial termination by a Specified Tenant, the borrower having deposited or caused to be deposited into the reserve account, an amount equal to $50 PSF terminated.

A “Hotel Management Trigger Period” shall mean a period: (A) commencing upon the first to occur of: (i) the occurrence of a default by the borrower or hotel manager under the hotel management agreement, which default continues beyond any applicable grace or cure period, (ii) the borrower or hotel manager giving notice that it is terminating the hotel management agreement or hotel manager failing to renew the hotel management agreement not later than December 31, 2020, (iii) a Property Improvement Plan (“PIP”) being required in connection with any hotel management agreement (including, but not limited to, as a result of the exercise of hotel manager’s rights pursuant to the hotel management agreement to require, from time to time, a PIP), (iv) any notice of termination, non-renewal or cancellation of the hotel management agreement (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or the hotel management agreement failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of hotel manager, (vi) the hotel failing to be operated, “flagged” and/or branded pursuant to the hotel management agreement, and (vii) any permits required pursuant to the hotel management agreement ceasing to be in full force in effect; and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender (which such evidence includes, without limitation, a duly executed estoppel certificate from the hotel manager in form and substance reasonably acceptable to the lender) of: (1) the satisfaction of the Hotel Management Cure Conditions (as defined below), and (2) the branding, “flagging” and operation of the hotel pursuant to a hotel management agreement entered into in accordance with the terms of the Key Center Cleveland Loan documents (which agreement is in full force and effect with no defaults thereunder) and the deposit into a PIP reserve account of an amount equal to any required PIP deposit (if any).

“Hotel Management Cure Conditions” shall mean each of the following, as applicable: (i) all defaults have been cured under the hotel management agreement to the satisfaction of the non-defaulting party, (ii) the borrower and the applicable hotel manager have re-affirmed in writing the hotel management agreement as being in full force and effect, (iii) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable hotel manager and/or hotel management agreement, such hotel manager is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed such hotel management agreement pursuant to a final, non-appealable order of a court of competent jurisdiction, (iv) the hotel continues to be operated, “flagged” and branded pursuant to the hotel management agreement, (v) all permits applicable to the related hotel management agreement are in full force and effect, and (vi) any required PIP reserve has been deposited.

Initial Reserves. On the origination date of the Key Center Cleveland Whole Loan, funded escrow reserves were funded of $1,540,363 for real estate taxes, $55,406 for insurance premiums, $20,262,985 for replacement reserve ($1,991,429 of which consists of funds held by Marriott as property manager for the Marriott Cleveland Downtown in an existing reserve maintained by the manager), $64,625 for an immediate repair reserve, $24,069,759 for leasing reserve funds and new lease upfront deposits (of which $5,608,358 is held by a third party escrow agent and for which the borrower is not required to fund a reserve provided that certain conditions of the Key Center Cleveland Loan documents are satisfied) and $4,652,415 for estimated property improvement costs related to Marriott Cleveland Downtown. On the origination date, the borrower also provided two letters of credit in the aggregate amount of $5,175,296 to cover gap rent associated with the Forest City and Millennia tenants. Provided that no event of default has occurred and subject to certain conditions being satisfied under the Key Center Cleveland Loan documents, the letters of credit may be reduced to reflect the burn-off of the respective tenant’s gap rent period.

A-3-69

127 Public Square Cleveland, OH 44114	Collateral Asset Summary – Loan No. 7 Key Center Cleveland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 60.8% 1.59x 12.8%

Ongoing Reserves. On a monthly basis, the borrower is required to fund the following reserves with respect to the Key Center Cleveland Loan: (i) a tax reserve in an amount equal to 1/12 of the amount that the lender estimates will be necessary to pay taxes over the then ensuing twelve month period, initially estimated to be $770,181; (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period, initially estimated to be $27,703; (iii) a replacement reserve in an amount of $29,284 which amount is capped at $1,757,065, (iv) a tenant improvement and leasing commission reserve in an amount of $110,513, and (v) a ground rent reserve in an amount of $5,000. The borrower is required to fund a monthly FF&E reserve in an amount equal to 1/12 of 5.00% (or if Marriott Corporation or an affiliate is the hotel manager, 4.00%) of gross hotel revenues, unless (a) Marriott Corporation or an affiliate thereof is the hotel manager, (b) the borrower is required to reserve with the hotel manager an amount not less than the FF&E payment required under the Key Center Cleveland Loan documents, and (c) no event of default is continuing.

Current Mezzanine or Subordinate Indebtedness. Concurrently with the funding of the Key Center Cleveland Whole Loan, ACREFI Mortgage Lending, LLC funded a mezzanine loan in the amount of $42,500,000 (the “Key Center Cleveland Mezzanine Loan”) to 127 PS MEZZ BORROWER LLC, as mezzanine borrower, which is the direct owner of 100.0% of the limited liability company interests in the borrower. The Key Center Cleveland Mezzanine Loan is secured by a pledge of the mezzanine borrower’s 100% limited liability company interests in the borrower. The Key Center Cleveland Mezzanine Loan carries an interest rate of 12.75000% per annum and is co-terminous with the Key Center Cleveland Whole Loan. The Key Center Cleveland Mezzanine Loan is subject to an intercreditor agreement.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

A-3-70

127 Public Square Cleveland, OH 44114	Collateral Asset Summary – Loan No. 7 Key Center Cleveland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 60.8% 1.59x 12.8%

A-3-71

127 Public Square Cleveland, OH 44114	Collateral Asset Summary – Loan No. 7 Key Center Cleveland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 60.8% 1.59x 12.8%

A-3-72

127 Public Square Cleveland, OH 44114	Collateral Asset Summary – Loan No. 7 Key Center Cleveland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 60.8% 1.59x 12.8%

MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS
BURKE LAKEFRONT AIRPORT
Lake Erie
AMTRAK
FirstEnergy Stadium
Key Center Cleveland
127 Public Square
Cleveland, OH 44114
TROLLEY
W HURON RD
CANAL RD
ONTARIO ST
CARNEGIE AVE
CARTER RD
Cuyahoga River
Quicken Loans Arena
Progressive Field
Lake Erie
Euclid
Cleveland
Lakewood
Westlake
Cleveland Heights
Parma
CLEVELAND HOPKINS INTERNATIONAL AIRPORT
Richfield
Brunswick
Hudson

A-3-73

111 Livingston Street Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 8 111 Livingston Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,000,000 54.8% 1.56x 8.1%

A-3-74

111 Livingston Street Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 8 111 Livingston Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,000,000 54.8% 1.56x 8.1%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsors:	Abraham Leser; Harry Gold; Robert Schachter; Edith Leser
Borrower:	111 Livingston LLC
Original Balance(1):	$24,000,000
Cut-off Date Balance(1):	$24,000,000
% by Initial UPB:	2.7%
Interest Rate:	4.7300%
Payment Date:	6th of each month
First Payment Date:	February 6, 2017
Maturity Date:	January 6, 2027
Amortization:	Interest Only
Additional Debt(1):	$96,000,000 Pari Passu Debt
Call Protection:	L(28), D(88), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(2)
	Initial	Monthly
Taxes:	$296,183	$296,183
Insurance:	$0	Springing
Replacement:	$0	$7,233
TI/LC:	$0	$36,167
Required Repairs:	$11,625	NAP
Economic Holdback(3):	$1,500,123	$0
Unfunded Obligations:	$4,705,472	$0
CUNY Reserve:	$2,250,000	$0

Financial Information(4)

Cut-off Date Balance / Sq. Ft.:	$276
Balloon Balance / Sq. Ft.:	$276
Cut-off Date LTV:	54.8%
Balloon LTV:	54.8%
Underwritten NOI DSCR:	1.70x
Underwritten NCF DSCR:	1.56x
Underwritten NOI Debt Yield:	8.1%
Underwritten NCF Debt Yield:	7.5%
Underwritten NOI Debt Yield at Balloon:	8.1%
Underwritten NCF Debt Yield at Balloon:	7.5%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Brooklyn, NY
Year Built / Renovated:	1969 / 2001
Total Sq. Ft.:	434,000
Property Management:	111 Property Manager LLC
Underwritten NOI:	$9,763,312
Underwritten NCF:	$8,966,501
Appraised Value:	$219,000,000
Appraisal Date:	October 26, 2016

Historical NOI
Most Recent NOI:	$9,295,180 (T-12 September 30, 2016)
2015 NOI:	$9,062,555 (December 31, 2015)
2014 NOI:	$8,120,648 (December 31, 2014)
2013 NOI:	$8,585,831 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	97.6% (November 1, 2016)
2015 Occupancy:	100.0% (December 31, 2015)
2014 Occupancy:	100.0% (December 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
(1)	The Original Balance and Cut-off Date Balance of $24.0 million represents the non-controlling Note A-4 which, together with the pari passu Note A-1, Note A-2 and Note A-3, with an aggregate original principal balance of $96.0 million, comprises the 111 Livingston Street Whole Loan with an aggregate original principal balance of $120.0 million. For additional information regarding the pari passu notes, see “The Loan” herein.

(2)	See “Initial Reserves” and “Ongoing Reserves” herein.

(3)	Post loan origination, the borrower delivered a fully executed NYS Workers Comp lease extension that provided for an additional term of at least 2 years beyond the date of execution, subject to a termination option after 12 months with 90 days’ notice. The lender has released $27.99 million to the borrower from the economic holdback reserve account and $1.5 million remains reserved to renew or re-let the NYS Workers Comp premises at the expiration of the 2-year renewal.

(4)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the 111 Livingston Street Whole Loan, which has an aggregate principal balance of $120.0 million.

A-3-75

111 Livingston Street Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 8 111 Livingston Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,000,000 54.8% 1.56x 8.1%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
NYS Office of Assistance(2)	NR/Aa1/AA+	121,545	28.0%	$31.44	22.7%	5/31/2020
The Legal Aid Society(3)	NR/NR/NR	111,900	25.8%	$37.00	24.6%	10/31/2037
NYS Workers Comp(2)(4)	NR/Aa1/AA+	50,225	11.6%	$45.00	13.4%	1/31/2019
City University of NY(2)	NR/Aa1/AA+	45,000	10.4%	$40.63	10.9%	8/31/2017
Brooklyn Law School(5)	NR/Baa1/BBB	41,000	9.4%	$51.00	12.4%	1/31/2032
Total / Wtd. Avg.		369,670	85.2%	$38.26	83.9%
Other(6)		54,060	12.5%	$50.07	16.1%
Vacant		10,270	2.4%
Total / Wtd. Avg.		434,000	100.0%
(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	The NYS Office of Assistance and City University Of New York are able to terminate their respective leases if sufficient funds are not appropriated to cover the cost of fixed and additional rent.

(3)	As part of a lease renewal, the Legal Aid Society is in a free rent period which expires in October 2017. Moreover, as part of two separate lease expansions of 7,450 sq. ft. and 6,000 sq. ft. of space, respectively, in January 2015, the borrower abated rent for The Legal Aid Society. For the lease expansion of 7,450 sq. ft., the borrower abated the first nine months of the lease term, and January and July of 2016, 2017, and 2018. For the lease expansion of 6,000 sq. ft., the borrower abated rent for six months of the first lease year, and for the 4th and 10th months of lease years two through four.

(4)	NYS Workers Comp has been located at the 111 Livingston Street Property since January 2001 and, at closing, had been occupying the top floor on a month to month basis since 2010. At closing, the borrower sponsor and the tenant had agreed to a temporary 2-year renewal which had been signed by 2 out of 3 signatories at the state level that were required to effectuate the lease. The 2-year temporary renewal includes a tenant termination option after 12 months. For this reason, the 111 Livingston Street Loan was structured with an economic holdback of $29.49 million, of which $27.99 million was to be released once the NYS Workers Comp temporary renewal lease was fully executed (or an acceptable replacement lease was executed), and the resulting debt yield was 7.0% or greater. Post loan origination, the borrower delivered a fully executed lease extension to NYS Workers Comp which provides for an additional term of at least 2 years beyond the date of execution, subject to the tenant termination option. The lender has released $27.99 million to the borrower and $1.5 million remains reserved to renew or re-let the NYS Workers Comp premises.

(5)	Brooklyn Law School has taken possession of its space but is currently in a free rent period which expires in May 2017.

(6)	Includes Livingston Street Parking which operates a public parking garage and a rental car facility in the basement of the 111 Livingston Street Property. There is 0 sq. ft. attributed to the Livingston Street Parking tenant but it is currently responsible for annual rent of $1,300,000 through January 31, 2032.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	2	16,869	3.9%	16,869	3.9%	$0.00	0.0%	0.0%
2017	2	49,300	11.4%	66,169	15.2%	$40.09	11.7%	11.7%
2018	1	4,125	1.0%	70,294	16.2%	$33.57	0.8%	12.6%
2019	3	56,116	12.9%	126,410	29.1%	$46.10	15.4%	27.9%
2020	2	121,545	28.0%	247,955	57.1%	$31.44	22.7%	50.6%
2021	2	22,875	5.3%	270,830	62.4%	$47.01	6.4%	57.0%
2022	0	0	0.0%	270,830	62.4%	$0.00	0.0%	57.0%
2023	0	0	0.0%	270,830	62.4%	$0.00	0.0%	57.0%
2024	0	0	0.0%	270,830	62.4%	$0.00	0.0%	57.0%
2025	0	0	0.0%	270,830	62.4%	$0.00	0.0%	57.0%
2026	0	0	0.0%	270,830	62.4%	$0.00	0.0%	57.0%
2027	0	0	0.0%	270,830	62.4%	$0.00	0.0%	57.0%
Thereafter	6	152,900	35.2%	423,730	97.6%	$47.41	43.0%	100.0%
Vacant	0	10,270	2.4%	434,000	100.0%	$0.00	0.0%
Total / Wtd. Avg.	18	434,000	100.0%			$39.76	100.0%

(1)	Based on the underwritten rent roll as of November 1, 2016.

(2)	Certain tenants may have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

A-3-76

111 Livingston Street Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 8 111 Livingston Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,000,000 54.8% 1.56x 8.1%

The Loan. The 111 Livingston Street loan (the “111 Livingston Street Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 434,000 sq. ft. office building located in Brooklyn, New York (the “111 Livingston Street Property”) with an original and cut-off date principal balance of $24.0 million. The 111 Livingston Street Loan is evidenced by the non-controlling Note A-4, with an original principal balance of $24.0 million, which will be included in the CD 2017-CD4 mortgage trust, the controlling Note A-1 and non-controlling Note A-3, with an aggregate original principal balance of $67.0 million, which were contributed to the CD 2017-CD3 mortgage trust and the non-controlling Note A-2 (together with the 111 Livingston Street Loan, the “111 Livingston Street Whole Loan”), with an aggregate original principal balance of $29,000,000, which was included in the CGCMT 2017-P7 mortgage trust.

The relationship between the holders of the 111 Livingston Street Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Non-Serviced Pari Passu Whole Loans—111 Livingston Street Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-4	$24,000,000	$24,000,000	CD 2017-CD4	No
A-1, A-3	$67,000,000	$67,000,000	CD 2017-CD3	Yes
A-2	$29,000,000	$29,000,000	CGCMT 2017-P7	No
Total	$120,000,000	$120,000,000

The 111 Livingston Street Whole Loan has a 10-year term and pays interest only for the entire term. The 111 Livingston Street Whole Loan accrues interest at a fixed rate equal to 4.7300%. The 111 Livingston Street Loan proceeds, along with $125,000 of other sources, were used to refinance existing debt of approximately $80.5 million, fund approximately $36.8 million in upfront reserves, pay closing costs of approximately $2.8 million and return approximately $63,881 of borrower equity. Based on the appraised value of $219.0 million as of October 26, 2016, the Cut-off Date LTV is 54.8%. The most recent prior financing of the 111 Livingston Street Property was included in the GECMC 2007-C1 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$120,000,000	99.9%	Loan Payoff(1)	$80,506,976	67.0%
Other Sources	$125,000	0.1%	Reserves	$36,753,280	30.6%
			Closing Costs	$2,800,863	2.3%
			Return of Equity	$63,881	0.1%
Total Sources	$120,125,000	100.0%	Total Uses	$120,125,000	100.0%
(1)	The prior mortgage loan matured on January 1, 2017, and was refinanced by the 111 Livingston Street Whole Loan on January 5, 2017; the borrower paid default interest on the prior loan for the period between maturity of the prior loan and origination of the 111 Livingston Street Whole Loan.

The Borrower / Sponsor. The borrower, 111 Livingston LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsor of the borrower and the nonrecourse carve-out guarantors are Abraham Leser, Edith Leser, Harry Gold, and Robert Schachter, on a joint and several basis.

The Leser Group is a New York City-based real estate development and property management firm founded by Abraham Leser in 1969. The Leser Group currently manages a portfolio of over 2.0 million sq. ft. throughout New York, Philadelphia and Connecticut, the majority of which are office properties.

The Property. The 111 Livingston Street Property is a 22-story, Class A, multi-tenanted office building totaling 434,000 sq. ft. of NRA, on a 0.75-acre site, in downtown Brooklyn, New York. The improvements were built in 1969 and were last renovated in 2001. The borrower sponsor purchased the 111 Livingston Street Property in 1995. The 111 Livingston Street Property occupies a corner lot fronting the north side of Livingston Street and the west side of Boerum Place. Boerum Place is a two-way, six-lane major arterial while Livingston Street is a two-way, two-lane connector street. The City University of New York, Brooklyn Law School, Long Island University, Borough Hall, Brooklyn Historical Society, the Rotunda Gallery and the New York Transit Museum are all located within the 111 Livingston Street Property’s neighborhood. The 111 Livingston Street Property also has a subterranean garage containing 250 parking spaces for a parking ratio of 0.6 per 1,000 sq. ft..

The property is currently 97.6% leased to 11 office tenants and a parking operator. The 111 Livingston Street Property has a 25,000 sq. ft. floor plate on the ground floor and 20,500 sq. ft. floor plates from floors two through 23. Upper floors offer views of downtown Brooklyn and Manhattan. Top tenants include NYS Office of Assistance (“OTDA”) (Aa1/AA+ by Moody’s/S&P, 28.0% of NRA, 24.1% of gross rent), which has occupied the 111 Livingston Street Property since 1999, The Legal Aid Society (25.8% of NRA, 23.4% of gross rent), Brooklyn Law School (Baa1/BBB by Moody’s/S&P, 9.4% of NRA, 12.3% of gross rent), and NYS Workers Comp (Aa1/AA+ by Moody’s/S&P, 11.6% of NRA, 11.8% of gross rent). The weighted average lease term of the in-place rent roll is 22.4 years.

Environmental Matters. The Phase I environmental report dated November 1, 2016 recommended no further action at the 111 Livingston Street Property except for the continued implementation of an asbestos O&M plan.

A-3-77

111 Livingston Street Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 8 111 Livingston Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,000,000 54.8% 1.56x 8.1%

Major Tenants.

NYS Office of Assistance (28.0% of NRA; 22.7% of U/W Base Rent, rated Aa1/AA+ by Moody’s/S&P). OTDA is responsible for supervising programs that provide assistance and support to eligible families and individuals. OTDA’s functions include, providing temporary cash assistance, providing assistance in paying for food, providing heating assistance, overseeing New York State’s child support enforcement program, determining certain aspects of eligibility for Social Security Disability benefits, supervising homeless housing and services programs and providing assistance to certain immigrant populations. OTDA has been located at the property since June 1999 and expanded into an additional 39,265 sq. ft. at lease renewal in 2009. The NYS Office of Assistance is able to terminate its leases if sufficient funds are not appropriated to cover the cost of fixed and additional rent.

The Legal Aid Society (25.8% of NRA; 24.6% of U/W Base Rent). The Legal Aid Society is a private, not-for-profit legal services organization, the oldest and largest in the nation, which was founded in 1876. The Legal Aid Society provides legal representation to low income New Yorkers. The Legal Aid Society handles approximately 300,000 individual cases and matters annually and provides a range of legal services in three areas: the Civil, Criminal and Juvenile Rights Practices. Unlike the Legal Society’s Criminal and Juvenile Rights Practices, which are constitutionally mandated and supported by government, the Civil Practice relies heavily on private contributions.

NYS Workers Comp (11.6% of NRA; 13.4% of U/W Base Rent, rated Aa1/AA+ by Moody’s/S&P). The NYS Workers’ Compensation Board protects the rights of employees and employers by ensuring the proper delivery of benefits to those who are injured or ill and by promoting compliance with the law. NYS Workers Comp operates service centers throughout the state to provide convenient access for customers and stakeholders. NYS Workers Comp has been located at the 111 Livingston Street Property since January 2001 and has been occupying the top floor on a month to month basis since 2010. The borrower sponsor and tenant have agreed to a temporary 2-year renewal. The 2-year temporary renewal includes a tenant termination option after 12 months with 90 days’ prior notice. $1.5 million has been reserved to renew or re-let the NYS Workers Comp premises.

The Market. The 111 Livingston Street Property is adjacent to the Brooklyn Law School to the north, residential multifamily to the south and west and high rise condominiums and office and mixed retail/commercial to the east. There are numerous subway lines and bus stops within blocks of the 111 Livingston Street Property. The area benefits from its strong transportation attributes, which increase the demand for office and residential space. Major transportation routes that are nearby include I-278 and I-495, Boerum Place/Brooklyn Bridge Boulevard and Court Street/Cadman Plaza West, both primary arterials, and the commercial corridors including Flatbush and Atlantic Avenues. Public transportation is well-located near the 111 Livingston Street Property with Borough Hall and Jay Street Metrotech Stations situated within two blocks of the 111 Livingston Street Property; they provide access to the 2, 3, 4, 5, A, C, F, and R trains.

As of 2014, Brooklyn had 2.62 million residents, making it New York State’s largest county. Since the introduction of significant public initiatives and rezoning in 2004, this area experienced significant redevelopment of commercial and residential space. Between 2006 and 2014 Brooklyn gained more than 186,000 net new residents according to the appraisal. Brooklyn’s population growth has outpaced the rest of the city, state, and country by a significant margin. Brooklyn’s population growth rate between 2006 and 2014 was more than twice the rate of growth of the state of New York. Employment in Brooklyn grew by approximately 28% between 2000 and 2014 according to the appraisal, outperforming both the city and state, led by the healthcare, education, retail trade, tourism, and entertainment industries. According to the appraisal, the 2015 population within a 0.25-, 0.50- and 0.75-mile radius of the 111 Livingston Street Property was 9,150, 41,000 and 83,764, respectively. The estimated 2015 average household income within a 0.25-, 0.50- and 0.75-mile radius of the 111 Livingston Street Property was $144,579, $134,763 and $128,033, respectively. The 111 Livingston Street Property is located in the Downtown Brooklyn Office submarket. According to a third party report as of the second quarter of 2016, the Downtown Brooklyn Office submarket is comprised of over 22.6 million SF of inventory with a 6.0% vacancy rate and average asking rent of $43.23 PSF. The following table describes buildings the appraiser noted as directly competitive with the 111 Livingston Property and recent leases signed at each competitive property:

Directly Competitive Buildings(1)
Property Name	Distance from subject (miles)	Year Built	Office Area (Sq. Ft.)	Total Occupancy	Tenant	Base Rent (PSF)
111 Livingston Street Property	NAP	1969	434,000(2)	97.6%(2)	NAP	$29.81 – $71.79(2)
Montague Court	0.2	1928	317,625	97.9%	Sheet Metal Industry	$50.00
One Pierrepont Plaza	0.3	1988	711,000	98.2%	Dime Savings Bank	$48.00
Montague Court	0.2	1928	317,625	97.9%	Maker’s Row	$50.00
One Pierrepont Plaza	0.3	1988	711,000	98.2%	Graham Windham	$40.00
One Metrotech Center	0.2	1991	933,000	94.9%	Robert Half International	$50.00
Montague Pavilion Condominium	0.2	1945	322,000	94.1%	Dept. of Citywide Administrative Services	$37.63
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated November 1, 2016.

A-3-78

111 Livingston Street Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 8 111 Livingston Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,000,000 54.8% 1.56x 8.1%

Cash Flow Analysis.

Cash Flow Analysis
	2013	2014	2015	T-12 9/30/2016	U/W	U/W PSF
Base Rent	$13,920,390	$14,121,372	$14,328,989	$15,141,153	$16,848,456	$38.82
Contractual Rent Steps(1)	0	0	0	0	590,764	1.36
Value of Vacant Space	0	0	0	0	513,500	1.18
Gross Potential Rent	$13,920,390	$14,121,372	$14,328,989	$15,141,153	$17,952,721	$41.37
Total Recoveries	1,977,212	2,044,084	3,178,069	2,619,737	1,779,361	4.10
Total Other Income	0	0	0	0	59,237	0.14
Less: Vacancy(2)	0	0	0	0	(989,566)	(2.28)
Effective Gross Income	$15,897,602	$16,165,456	$17,507,058	$17,760,890	$18,801,753	$43.32
Total Expenses	7,311,771	8,044,809	8,444,503	8,465,711	9,038,441	20.83
Net Operating Income	$8,585,831	$8,120,648	$9,062,555	$9,295,180	$9,763,312	$22.50
TI/LC	0	0	0	0	710,011	1.64
Capital Expenditures	0	0	0	0	86,800	0.20
Net Cash Flow	$8,585,831	$8,120,648	$9,062,555	$9,295,180	$8,966,501	$20.66
(1)	Contractual Rent Steps include contractual rent increases (totaling $290,140) through August 1, 2017 and the present value of scheduled rent increases (totaling $300,624) through the end of the lease terms for credit tenants.

(2)	U/W Vacancy is underwritten to a vacancy rate of 5.0% of all revenue. The 111 Livingston Street Property is 97.6% occupied as of the November 1, 2016 rent roll.

Property Management. The 111 Livingston Street Property is managed by 111 Property Manager LLC, an affiliate of the borrower sponsor.

Lockbox / Cash Management. The 111 Livingston Street Whole Loan is structured with a hard lockbox with in-place cash management. All rents are required to be directly deposited by the tenants of the 111 Livingston Street Property into a clearing account controlled by the lender. All amounts in the lockbox account are required to be swept to a lender-controlled cash management account every business day and applied on each payment date to pay debt service and fund reserves, after which (x) to the extent a Trigger Period (as defined below) has occurred and is ongoing, all excess cash flow is required to be held as additional collateral for the 111 Livingston Street Whole Loan, and (y) to the extent no Trigger Period is continuing, all excess cash flow is required to be disbursed to the borrower.

A “Trigger Period” will commence upon the earlier of (i) the occurrence of an event of default; (ii) the debt service coverage ratio (as calculated in accordance with the 111 Livingston Street Loan documents) being less than 1.30x; or (iii) the occurrence of a Specified Tenant Trigger Period (as defined below). A Trigger Period will expire, with regard to clause (i), upon the cure of such event of default, if applicable; with regard to clause (ii), upon the debt service coverage ratio equaling or exceeding 1.35x for two consecutive calendar quarters; and with respect to clause (iii), upon the Specified Tenant Trigger Period ceasing to exist in accordance with the terms of the 111 Livingston Street Loan documents.

A “Specified Tenant Trigger Period” means a period (a) commencing upon the first to occur of (i) The Legal Aid Society or any future tenant of The Legal Aid Society’s premises (collectively, “Legal Aid Society”) or NYS Office of Assistance or any future tenant of NYS Office of Assistance’s (collectively, “OTDA Tenant”) premises being in default under its lease beyond applicable notice and cure periods, (ii) Legal Aid Society or OTDA Tenant providing notice that it is terminating its lease for all or any portion of its premises such that the remaining space following such termination will be less than 85% of the square footage demised to the applicable tenant as of the closing date of the 111 Livingston Street Whole Loan, (iii) any termination, cancellation or failure to be in full force and effect (including rejection in a bankruptcy or insolvency proceeding) of the Legal Aid Society or OTDA Tenant lease, (iv) any bankruptcy or similar insolvency of Legal Aid Society or OTDA Tenant, and (v) Legal Aid Society or OTDA Tenant failing to extend or renew the applicable lease for the Legal Aid Society or OTDA Tenant space on or prior to the earlier of (x) twelve months before expiration and (y) the date on which notice must be given to the lessor to exercise the applicable extension option (provided, however, no Specified Tenant Trigger Period relating to the OTDA Tenant lease is deemed to exist solely with respect to this clause (v) during any period that the Collateral Cure Conditions (as defined below) are satisfied); and (b) expiring upon the first to occur of the lender’s receipt of reasonably acceptable evidence (including an estoppel certificate) of (1) the matter giving rise to the Specified Tenant Trigger Period has been cured or corrected in accordance with the terms of the 111 Livingston Street Loan documents or (2) the borrower re-leasing 50% or more of the space that was demised pursuant to the applicable tenant’s lease to a new tenant pursuant to a lease entered into in accordance with the applicable terms and conditions under the 111 Livingston Street Loan documents which provides rental terms equal to or greater than the rental terms set forth in the lease being replaced and such replacement tenant is in physical occupancy of the applicable premises, open for business, and paying full, unabated rent under its lease, and any landlord work obligations and free rent periods have been completed or expired.

A-3-79

111 Livingston Street Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 8 111 Livingston Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,000,000 54.8% 1.56x 8.1%

“Collateral Cure Conditions” are deemed to exist upon satisfaction of the following by the borrower: the borrower deposits cash into an account with the lender or delivers to the lender a letter of credit in form and substance that complies with the terms of the 111 Livingston Street Loan agreement which, in either case, serves as additional collateral for the 111 Livingston Street Whole Loan, in an amount equal to the amount that the lender anticipates (in its good faith reasonable discretion) that it would collect in the excess cash flow account during the period commencing with the date of calculation and ending on the date that the OTDA Tenant lease is scheduled to expire (which calculation assumes that OTDA Tenant and all other tenants at the 111 Livingston Street Property continue to make their rental payments during said period).

Leasehold Condominium. The tenant Brooklyn Law School (“BLS”) has the right under the BLS lease to impose a leasehold condominium structure onto the 111 Livingston Street Property in order to take advantage of a potential real estate tax exemption. Upon the request of BLS, which must be made during the first 5 years of its lease, the borrower will ground lease its fee interest in the 111 Livingston Street Property to a newly formed special purpose subsidiary of the borrower (the “Declarant”) for a term of between 30 and 31 years and the Declarant will impose a condominium regime upon its leasehold interest in the 111 Livingston Street Property. The Declarant will own all of the leasehold condominium units upon the consummation of the conversion of its leasehold interest into a leasehold condominium. At the lender’s option, the Declarant is required to become a co-borrower pursuant to the 111 Livingston Street Loan documents and, consequently, the lien of the security instrument will be spread to encumber each of the leasehold condominium units. The leasehold condominium unit covering the premises granted to BLS pursuant to its lease (the “BLS Unit”) will be purchased by BLS pursuant to a purchase and sale agreement providing for a deferred purchase price, the cash flow of which would mirror the lease payments contemplated by the BLS lease (except that such payments will exclude the portion of BLS’s lease payments attributable to real estate taxes that will be abated under BLS’s real estate tax exemption with respect to the BLS Unit), and the BLS lease would terminate and the BLS Unit will be released from the lien of the related mortgage securing the 111 Livingston Street Whole Loan. The obligation of BLS to make the deferred purchase price payments will be secured by a purchase money mortgage in favor of the Declarant that is required to be collaterally assigned to the lender by the Declarant. The lender has agreed that it will not unreasonably withhold its consent to the foregoing actions (collectively, the “Leasehold Condominium Conversion”) provided certain conditions set forth in the 111 Livingston Street Loan documents are satisfied, which include, among other requirements, (i) delivery of rating agency confirmations, (ii) the leasehold condominium conversion and related documents and transactions comply with REMIC requirements and the borrower delivers a REMIC opinion confirming the same and (iii) all documents relating to the Leasehold Condominium Conversion are in form and substance reasonably acceptable to the lender.

Initial Reserves. At loan origination, the borrower deposited (i) $296,183 into a tax reserve account; (ii) $29,490,000 into an economic holdback reserve account relating to the signature of a 2-year extension of the NYS Workers Comp lease, (iii) $4,705,472 into an unfunded obligations reserve account (which includes free rent related to The Legal Aid Society, Brooklyn Law School and Northrop Grumman and tenant improvement obligations related to The Legal Aid Society and Northrop Grumman), (iv) 2,250,000 for the renewal or replacement of a lease at the 111 Livingston Street Property with the City University of NY and (v) $11,625 into a deferred maintenance reserve account, which represents 125.0% of the engineer’s estimated costs .

Post loan origination, the borrower delivered a fully executed NYS Workers Comp lease extension in form and substance reasonably acceptable to the lender and providing for an additional term of at least 2 years beyond the date of execution, subject to a tenant termination option after 12 months. The lender has released $27.99 million to the borrower from the economic holdback reserve account and $1.5 million remains reserved to renew or re-let the NYS Workers Comp premises at the expiration of the 2-year renewal.

Ongoing Reserves. The borrower is required to deposit on a monthly basis (i) 1/12 of the estimated annual real estate taxes, which currently equates to $296,183, into the tax reserve account, (ii) $7,233 into the replacement reserve account, (iii) $36,167 into a tenant improvements and leasing commissions reserve account, subject to a cap of $2,000,000, and (iv) unless an acceptable blanket insurance policy is in place, 1/12 of the estimated insurance premiums into an insurance reserve account.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

A-3-80

111 Livingston Street Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 8 111 Livingston Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,000,000 54.8% 1.56x 8.1%

| Floor | | | | |
|---|---|---|---|---|
| 23 | NYS Workers Comp<br>20,500 SF – MTM | | | |
| 22 | NYS Workers Comp<br>20,500 SF – MTM | | | |
| 21 | Brooklyn Law School<br>20,500 SF – 1/2032 | | | |
| 20 | Brooklyn Law School<br>20,500 SF – 1/2032 | | | |
| 19 | Central Medical<br>2,375 SF – 3/2021 | New York Energy<br>2,500 SF – 8/2019 | Berkman Law<br>4,125 SF – 10/2018 | NYS Workers Comp<br>9,225 SF – MTM |
| 18 | Northrop Grumman<br>20,500 SF – 7/2021 | | | |
| 17 | NYS Office of Assistance<br>9,430 SF – 5/2020 | Vacant<br>10,270 SF | Management Office<br>800 SF | |
| 16 | NYS Office of Assistance<br>20,500 SF – 5/2020 | | | |
| 15 | NYS Office of Assistance<br>20,500 SF – 5/2020 | | | |
| 14 | NYS Office of Assistance<br>20,500 SF – 5/2020 | | | |
| 13 | Mechanical<br>20,500 SF | | | |
| 12 | Mechanical<br>20,500 SF | | | |
| 11 | Theracare<br>4,300 SF – 5/2017 | The Legal Aid Society<br>15,200 SF – 10/2037 | | |
| 10 | The Legal Aid Society<br>20,500 SF – 10/2037 | | | |
| 9 | The Legal Aid Society<br>20,500 SF – 10/2037 | | | |
| 8 | The Legal Aid Society<br>20,500 SF – 10/2037 | | | |
| 7 | The Legal Aid Society<br>20,500 SF – 10/2037 | | | |
| 6 | NYS Office of Assistance<br>5,350 SF – 5/2020 | The Legal Aid Society<br>14,700 SF – 10/2037 | | |
| 5 | NYS Office of Assistance<br>20,500 SF – 5/2020 | | | |
| 4 | NYS Office of Assistance<br>18,765 SF – 5/2020 | Common Area<br>1,735 SF | | |
| 3 | City University of NY<br>20,500 SF – 8/2017 | | | |
| 2 | City University of NY<br>20,500 SF – 8/2017 | | | |
| Ground | Pasternack Law Firm<br>3,391 SF – 5/2019 | City University of NY<br>4,000 SF – 8/2017 | NYS Office of Assistance<br>6,000 SF – 5/2020 | Common Area<br>11,609 SF |
| Sub Level 2 | Livingston Street Parking – 1/2032 | | | |
| Sub Level 1 | Livingston Street Parking – 1/2032 | | | |

VACANT | MTM | BUILDING | 2017-2018 | 2019-2020 | 2021-2022 | 2023+

A-3-81

111 Livingston Street Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 8 111 Livingston Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,000,000 54.8% 1.56x 8.1%

111 Livingston Street
111 Livingston Street
Brooklyn, NY 11201
East River
Pier 36
Cherry Street
South Street
Manhattan Bridge
Brooklyn Bridge
Vinegar Hill
Con Edison Hudson Avenue Station
Con Edison Farragut Substation
Gold Street
Hudson Avenue
John Street
Plymouth Street
Water Street
Front Street
Bridge Street
Jay Street
Pearl Street
Anchorage Place
Washington Street
Main Street
Adams Street
York Street
Farragut Houses
Brooklyn Bridge Park
Fulton Ferry Landing
Empire Fulton Ferry State Park
Empire Stores Building
St. Ann's Warehouse
Jan Larsen Art
DUMBO
WeWork Dumbo Heights
Prolific Interactive
Storyhunter HQ
Sands Street
Nassau Street
Community Center
Duffield Street
Manhattan Bridge Approach
Old Fulton Street
Doughty Street
Watchtower
Vine Street
Watchtower Warehouse 15
Hillside Park
Poplar Street
Cadman Plaza North
PS 8
Middagh Street
FDNY Engine 205
Pierhouse
Pier 1 Playground
Squibb Park
Cranberry Street
Plymouth Church
Orange Street
New York Technical College
Voorhees Hall
Freedom Academy High School
NYC Emergency Management Department
Walt Whitman Park
Brooklyn War Memorial
BROOKLYN
Concord Street
Concord Village
Chapel Street
St. James Cathedral
Cathedral Basilica of St. James
McLaughlin Park
Tillary Street
Samuel Parkes Cadman Plaza
Cadman Plaza West
United States District Court Clerk
The Westinghouse School
Pineapple Street
Cadman Tower
Clark Street
Pier 2 Roller Rink
BROOKLYN HEIGHTS
First Presbyterian Church
NYC College of Technology
Johnson Street
Tandon School of Engineering
US District Bankruptcy Court
Korean War Veterans Plaza
The Urban Assembly School for Law & Justice
Myrtle Ave
Marriott at The Brooklyn Bridge
One Metro Center
MTA
Brooklyn Friends
The Standish
Brooklyn Bridge Park
Columbia Heights
Willow Street
Hicks Street
College Place
Henry Street
Monroe Place
Clinton Street
NY State Supreme Court Appellate Division
St Ann's School
One Pierrepont Plaza
Kings County Supreme Court
Pier 3
Brooklyn Historical Society
Pierrepont Street
Court Street
NYC Probation Department
Heights Casino
Montague Street
Our Lady of Lebanon
Bklyn Ht. Synagogue
Borough Hall
St Francis College
Remsen Street
Brooklyn Municipal Building
Brooklyn Law School
Brooklyn Queens Expressway
Grace Court
Grace Church
The Packer Collegiate Institute
NYC Board of Education
Joralemon Street
St Charles Borromeo Church
Livingston Street
New York Transit Museum
NYC Transit Authority
Boerum Place
Mary McDowell Upper School
Schermerhorn Street
Friends Meeting House
Garden Place
Willow Place
Sidney Place
Brooklyn Health Center
Fell Hall
A. Fantis Parochial School
Brooklyn House of Detention
HeartShare
One Brooklyn Bridge Park
Columbia University
Upper West Side
Upper East Side
Natural History Museum
Metropolitan Museum of Art
Astoria
West New York
Central Park
Carnegie Hall
Long Island City
Times Square
United Nations
Midtown
Madison Square Garden
Empire State Building
New York
Hoboken
Manhattan
JFK Stadium
NYU
East Village
Hudson River
East River
Soho
Financial District
Jersey City
BROOKLYN
MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS

A-3-82

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A-3-83

299 North Church Street Spartanburg, SC 29306	Collateral Asset Summary – Loan No. 9 Marriott Spartanburg	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,894,196 59.6% 1.94x 16.3%

A-3-84

299 North Church Street Spartanburg, SC 29306	Collateral Asset Summary – Loan No. 9 Marriott Spartanburg	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,894,196 59.6% 1.94x 16.3%

Mortgage Loan Information
Loan Seller(1):	GACC
Loan Purpose:	Refinance
Sponsors:	Andrew B. Cajka, JR.; Jimmy I. Gibbs
Borrower:	SMR Hospitality III, LLC
Original Balance:	$24,000,000
Cut-off Date Balance:	$23,894,196
% by Initial UPB:	2.7%
Interest Rate:	5.5000%
Payment Date:	6th of each month
First Payment Date:	February 6, 2017
Maturity Date:	January 6, 2027
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(28), D(88), O(4)
Lockbox / Cash Management:	Springing Hard / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$24,913	$24,913
Insurance:	$17,012	$4,253
FF&E Reserve:	$0	At least 1/12 of 5.0% of the annual gross revenues
Deferred Maintenance:	$56,250	$0
Ground Lease Reserve:	$16,667	$16,667

Financial Information
Cut-off Date Balance / Room:	$96,738
Balloon Balance / Room:	$81,148
Cut-off Date LTV:	59.6%
Balloon LTV:	50.0%
Underwritten NOI DSCR:	2.38x
Underwritten NCF DSCR:	1.94x
Underwritten NOI Debt Yield:	16.3%
Underwritten NCF Debt Yield:	13.3%
Underwritten NOI Debt Yield at Balloon:	19.4%
Underwritten NCF Debt Yield at Balloon:	15.8%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Leasehold
Location:	Spartanburg, SC
Year Built / Renovated:	2004 / 2012-2013
Total Rooms:	247
Property Management:	WHI Spartanburg Management LLC
Underwritten NOI:	$3,887,188
Underwritten NCF:	$3,173,077
Appraised Value:	$40,100,000
Appraisal Date:	October 5, 2016

Historical NOI
Most Recent NOI:	$3,885,816 (December 31, 2016)
2015 NOI:	$3,009,676 (December 31, 2015)
2014 NOI:	$2,788,985 (December 31, 2014)
2013 NOI:	$2,263,656 (December 31, 2013)

Historical Occupancy
2016 Occupancy:	78.5% (December 31, 2016)
2015 Occupancy:	73.6% (December 31, 2015)
2014 Occupancy:	71.4% (December 31, 2014)
2013 Occupancy:	72.0% (December 31, 2013)
(1)	The loan was originated by Benefit Street Partners CRE Finance LLC on December 22, 2016 and purchased by GACC on April 20, 2017.

(2)	See “Initial Reserves” and “Ongoing Reserves” herein

A-3-85

299 North Church Street Spartanburg, SC 29306	Collateral Asset Summary – Loan No. 9 Marriott Spartanburg	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,894,196 59.6% 1.94x 16.3%

Historical Occupancy, ADR, RevPAR(1)
	Marriott Spartanburg Property			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013(2)	67.7%	$119.12	$80.56	70.1%	$97.31	$68.19	96.4%	122.4%	118.1%
2014(3)	71.2%	$127.03	$90.45	73.0%	$103.19	$75.35	97.5%	123.1%	120.0%
2015(3)	73.3%	$133.25	$97.73	78.6%	$106.96	$84.04	93.4%	124.6%	116.3%
2016(3)	78.5%	$140.83	$110.51	81.5%	$115.70	$94.33	96.2%	121.7%	117.2%
(1)	Occupancy, ADR and RevPAR represent estimates from a hospitality research report. The competitive set used for the table above includes the 88-room Residence Inn Spartanburg, the 108-room Courtyard Spartanburg, the 86-room Hampton Inn Spartanburg North I 85, the 88-room Holiday Inn Express & Suites I 26 & Highway 29 Westgate, and the 126-room Hampton Inn Suites Spartanburg I 26 Westgate Mall.

(2)	Source: December 2013 hospitality research report. The variances between the underwriting, the appraisal and the above table with respect to occupancy, ADR and RevPAR at the Marriott Spartanburg Property are attributable to variances in reporting methodologies and/or timing differences. In addition, the Primary Competitors and Secondary Competitive Set tables below from the appraisal use different competitive sets than the table above.

(3)	Source: December 2016 hospitality research report.

The Loan. The Marriott Spartanburg loan (the “Marriott Spartanburg Loan”) is a fixed rate loan with an original principal balance of $24.0 million and Cut-off Date principal balance of approximately $23.9 million secured by the borrower’s leasehold interest in a 247-room full-service hotel located at 299 North Church Street in downtown Spartanburg, South Carolina (the “Marriott Spartanburg Property”).

The Marriott Spartanburg Loan has a 10-year term and amortizes on a 30-year schedule. The Marriott Spartanburg Loan accrues interest at a fixed rate equal to 5.5000%. Loan proceeds were used to retire existing debt of approximately $16.5 million, fund approximately $1.1 million of defeasance costs, pay closing costs of $736,104, fund reserves of $114,842 and return approximately $5.5 million of equity to the sponsors. The existing debt was previously securitized in the COMM 2014-CCRE15 transaction, and was not delinquent at any point during the term. Based on the appraised value of $40.1 million as of October 5, 2016, the Cut-off Date LTV is 59.6%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$24,000,000	100.0%	Loan Payoff	$16,497,962	68.7%
			Defeasance Cost	$1,135,958	4.7%
			Reserves	$114,842	0.5%
			Closing Costs	$736,104	3.1%
			Return of Equity	$5,515,134	23.0%
Total Sources	$24,000,000	100.0%	Total Uses	$24,000,000	100.0%

The Borrower / Sponsor. The borrower, SMR Hospitality III, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with one independent director in its organizational structure. The sponsors of the borrower are Jimmy I. Gibbs of Gibbs International, Inc. and Andrew B. Cajka, JR.

Founded in 1973, Gibbs International, Inc. is a diversified company engaged primarily in five business segments: textiles, energy, real estate, mining, and demolition. Mr. Gibbs is the President and CEO of Gibbs International. Southern Hospitality Group was founded in 1998 and has developed and managed franchised hotels with Hilton, Marriott, Holiday Inn, Hyatt, and Wyndham Corporation throughout the Southeast United States. The principals of the sponsors, Andrew B. Cajka, JR. and John F. Cajka, both have over 25 years of experience owning and operating nationally flagged hotels. Andrew B. Cajka, JR. spent 14 years with Hyatt Hotels Corporation prior to founding Southern Hospitality Group in 1998. While at Hyatt, Andrew B. Cajka, JR. led the opening of 14 Hyatt Hotels & Resorts and served as Executive Manager at the Hyatt New Orleans (1,300 rooms), the Hyatt Nashville (500 rooms), and the Hyatt Greenville (330 rooms).

The Property. The Marriott Spartanburg Property is a 9-story 247-room full-service hotel located in downtown Spartanburg, South Carolina. In a guest satisfaction survey covering 339 Marriotts across North America, the Marriott Spartanburg was ranked #6 overall with a guest satisfaction score of 72.1% and with 77.1% of respondents indicating that they intended to recommend the Marriott Spartanburg Property, per the October 2016 guest satisfaction survey report. The Marriott Spartanburg Property is ranked #2 out of 28 hotels in Spartanburg according to a travel agency website.

The Marriott Spartanburg Property features standard and suite-style guestroom configurations. The Marriott Spartanburg Property’s 247 guestrooms are comprised of 108 king guestrooms, 132 double-queen guestrooms, five one-bedroom suites, one presidential suite and one governors suite. The Marriott Spartanburg Property is improved with one primary restaurant (Sparks Fire-Inspired Grill) that seats 74, a combination evening lounge and coffee bar (MESH) that seats 65 and an outdoor dining venue (The Terrace) that seats 40. Additionally, the Marriott Spartanburg Property is improved with a total of 26,791 sq. ft. of meeting space in a conference center

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299 North Church Street Spartanburg, SC 29306	Collateral Asset Summary – Loan No. 9 Marriott Spartanburg	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,894,196 59.6% 1.94x 16.3%

consisting of 18 facilities ranging in size from 341 sq. ft. to 11,340 sq. ft., which is space leased by the borrower from the City of Spartanburg as described below. The Marriott Spartanburg Property’s amenities include an outdoor swimming pool, outdoor whirlpool, fitness center, 24/7 business center, gift shop, guest laundry facility, and club lounge. The Marriott Spartanburg Property is also improved with a 310-space parking garage, which equates to a parking ratio of 1.3 spaces per room.

The Marriott Spartanburg Property was originally developed in 2003 at a cost of $55 million ($222,672/room), which represents a loan to cost ratio of 43.6%. The sponsors purchased the leasehold interest in the Marriott Spartanburg Property in 2011 for $10.0 million ($40,486/room) as the prior owner was foreclosed upon by its lender and subsequently sold the Marriott Spartanburg Property to the sponsors. In connection with such acquisition, the sponsors obtained a $14.0 million senior loan and $3.0 million mezzanine loan that were refinanced at closing of the Marriott Spartanburg Loan. The sponsors have since spent $6.0 million ($24,176/room) in capital upgrades to the Marriott Spartanburg Property. The sponsors also purchased the adjacent parking garage for $3.2 million, providing guests with 310 parking spaces. In total, the sponsors have a total cost basis of $19.5 million ($78,947/room).

The Marriott Spartanburg Property is comprised of a ground leasehold interest pursuant to a ground lease with the City of Spartanburg (the “City”). The premises leased under the ground lease include the hotel, the parking garage, and the land under the entire 5.5 acre parcel. The ground lease expires January 13, 2061 (44 years remaining) and ground rent payments are fixed at $200,000 per year. The ground lease grants borrower a purchase option for the fee interest in the land under the entire 5.5 acre parcel for $1.5 million, which option can be exercised any time after August 31, 2025. The deed is required to contain restrictive covenants requiring the grantee, its successors and assigns, to continue the operation of the buildings and improvements as a full service hotel and conference center until the expiration of the Conference Center Lease (as defined below). In the event borrower exercises its purchase option under the ground lease, the borrower would own the fee estate to the 5.5 acre parcel. The City would continue to own the conference center, the Conference Center Lease would remain in place, and borrower would be required to continue to operate the Marriott Spartanburg Property as a full service hotel and conference center until 2061. Upon borrower’s exercise of the purchase option, either the City of Spartanburg or borrower has the right to unilaterally submit the entire project to a horizontal property regime (essentially a condominium structure), and the City has agreed to continue to lease the conference center to the borrower until at least 2061 for $1/year. The form of condominium provides for three board seats (two for the borrower and one for the City) with a majority vote (2 of 3 board members) needed for all condominium actions. Pursuant to the Marriott Spartanburg Loan documents, the borrower is prohibited from acquiring additional property without the lender’s consent, and from merging the fee and leasehold interests.

The City of Spartanburg owns the conference center improvements (the 26,791 sq. ft. meeting space described above), which the City built and financed through the issuance of tax-exempt certificates of participation (“COPS”) having a final maturity of April 1, 2025 and subsequently issued tax-exempt bonds (with a final maturity of April 1, 2025) to refund a portion of the COPS. The borrower leases the connected conference center from the City pursuant to a separate space lease (the “Conference Center Lease”), which Conference Center Lease also expires January 13, 2061 (44 years remaining) with rent payments fixed at $1.00 per year. The Conference Center Lease operates as a space lease/license. The ground lease and the conference center lease are cross-defaulted with each other. The conference center is located on the land ground leased by the borrower; however, the lender’s mortgage is not secured by the conference center improvements owned by the City. The borrower and the City executed an estoppel and agreement in favor of the lender with additional lender protections relating to the Conference Center Lease (such as providing the lender notice and an opportunity to cure any defaults under the Conference Center Lease and agreeing to enter into a new lease with the lender if the Conference Center Lease is terminated) and the loan documents contain a full recourse carve out for any modification or termination of the Conference Center Lease without the lender’s prior consent.

The Marriott Spartanburg Property currently operates under a franchise agreement with Marriott International, Inc., a global lodging company with more than 6,000 properties in 122 countries and reported revenues of more than $17.0 billion in fiscal year 2016. The franchise agreement began in January 2011 and expires in January 2031.

Environmental Matters. The Phase I environmental report dated October 31, 2016 recommended no further action at the Marriott Spartanburg Property.

The Market. The Marriott Spartanburg Property is located in the I-85 Corridor that runs through the upstate region of South Carolina. Primary regional access through the area is provided by southwest/northeast Interstate 85, which extends to Montgomery, Alabama to the southwest and Greensboro, North Carolina to the northeast. The other nearest highways are Interstate 385, 585, and 26. Spartanburg County is at the crossroads of two interstate highways, I-85 and I-26; and two southeast rail service providers. Furthermore, the Spartanburg Regional Healthcare System and the Greenville Health System create demand in the hotel segment, as doctors, pharmaceuticals sales representatives, and other medical personnel utilize the hotels in the market area. Major employers in the region includes Greenville Health System, Michelin, GE and BMW.

The City of Spartanburg is part of the largest Metropolitan Statistical Area (MSA) in South Carolina. Spartanburg is within 1.5 days drive of half the nation’s population, within 800 miles of more than half the nation’s current manufacturing establishments, and equidistant from New York and Miami. The Marriott Spartanburg Property, a nine-story building, has good visibility within downtown Spartanburg. Population and average household income within a 5-mile radius of the Marriott Spartanburg Property is 93,178 and $51,058, respectively.

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299 North Church Street Spartanburg, SC 29306	Collateral Asset Summary – Loan No. 9 Marriott Spartanburg	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,894,196 59.6% 1.94x 16.3%

According to the appraisal, the new supply in the Spartanburg market includes two hotels that are in the planning stage and one hotel that is under construction. The two proposed hotels, the 105-room Residence Inn by Marriott at Westgate Mall and the 116-room Hilton Garden Inn at Westgate Mall, are expected to be 40% and 100% competitive, respectively. The 114-room AC by Marriott, which is currently under construction, is expected to be 100% competitive.

The subsequent chart presents the primary and secondary competitive sets to the Marriott Spartanburg Property:

Primary Competitors(1)
Property	Rooms	Year Open	Distance	2015 Occupancy	2015 ADR	2015 RevPAR
Marriott Spartanburg Property(2)	247	2004	NAP	73.3%	$133.25	$97.73
Courtyard by Marriott Spartanburg	108	1990	3.1 mile	72.5%	$102.50	$72.50
Embassy Suites Greenville	268	1993	27.3 mile	77.5%	$135.00	$102.50
Primary Total / Wtd. Avg.(3)	376			76.1%	$125.66	$93.88
Secondary Competitive Set(1)
Marriott Greenville	203	1988	23.0 mile	72.5%	$135.00	$97.50
Residence Inn by Marriott Spartanburg	88	1985	4.7 mile	87.5%	$102.50	$92.50
Hampton Inn & Suites Westgate Mall	126	2004	4.6 mile	72.5%	$127.50	$92.50
Hampton Inn Spartanburg	86	1998	5.8 mile	72.5%	$102.50	$72.50
Holiday Inn Express Hotel & Suites at Westgate Mall	88	2002	4.4 mile	72.5%	$112.50	$77.50
Hilton Greenville	256	1987	27.9 mile	77.5%	$117.50	$92.50
Hyatt Regency Greenville	327	1982	30.4 mile	77.5%	$155.50	$117.50
Secondary Total / Wtd. Avg.(2)	1,174			76.1%	$129.45	$97.74
Total / Wtd. Avg.(3)	1,550			76.1%	$128.53	$96.80
(1)	Source: Appraisal.

(2)	Source: December 2016 hospitality research report.

(3)	Primary Total / Wtd. Avg. & Total / Wtd. Avg. exclude the Marriott Spartanburg Property.

The appraiser determined demand segmentation of 7% leisure, 53% commercial, and 40% meeting and group for the Marriott Spartanburg Property, compared to a weighted average of 14% leisure, 55% commercial and 31% meeting and group travel for the primary competitive set.

2015 Demand Segmentation(1)
Property	Rooms	Commercial	Meeting and Group	Leisure
Marriott Spartanburg Property	247	53.0%	40.0%	7.0%
Courtyard by Marriott Spartanburg	108	70.0%	10.0%	20.0%
Embassy Suites Greenville	268	45.0%	40.0%	15.0%
Subtotal / Wtd. Avg.(2)	376	52.2%	31.4%	16.4%
Secondary Competitors	1,174	57.0%	28.0%	15.0%
Total / Wtd. Avg.(2)	1,550	55.8%	28.8%	15.3%
(1)	Source: Appraisal

(2)	Subtotal / Wtd. Avg. & Total / Wtd. Avg. exclude the Marriott Spartanburg Property.

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299 North Church Street Spartanburg, SC 29306	Collateral Asset Summary – Loan No. 9 Marriott Spartanburg	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,894,196 59.6% 1.94x 16.3%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2013	2014	2015	2016	U/W	U/W per Room
Occupancy	72.0%	71.4%	73.6%	78.5%	78.5%
ADR	$119.08	$126.85	$133.04	$140.41	$140.41
RevPAR	$85.78	$90.33	$97.33	$110.48	$110.18

Room Revenue	$7,302,463	$8,143,300	$8,774,342	$9,960,598	$9,933,253	$40,216
F&B Revenue	3,922,326	4,053,095	4,190,226	4,245,176	4,245,176	17,187
Other Revenue	112,450	112,975	94,628	103,787	103,787	420
Total Revenue	$11,337,239	$12,309,370	$13,059,196	$14,309,561	$14,282,216	$57,823
Operating Expenses	4,664,034	4,951,294	5,262,041	5,378,362	5,371,992	21,749
Undistributed Expenses	3,833,037	4,001,140	4,218,738	4,483,611	4,481,404	18,143
Gross Operating Profit	$2,840,168	$3,356,936	$3,578,417	$4,447,588	$4,428,820	17,930
Total Fixed Charges	576,512	567,951	568,741	561,772	541,632	2,193
Net Operating Income	$2,263,656	$2,788,985	$3,009,676	$3,885,816	$3,887,188	$15,738
FF&E(2)	566,862	615,469	652,960	715,478	714,111	2,891
Net Cash Flow	$1,696,794	$2,173,516	$2,356,716	$3,170,338	$3,173,077	$12,846
(1)	Occupancy, ADR and RevPAR represent estimates from a hospitality research report. The minor variances between the underwriting, the appraisal and the above table with respect to occupancy, ADR and RevPAR at the Marriott Spartanburg Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	U/W FF&E represents 5.0% of gross revenues.

Property Management. The Marriott Spartanburg Property is managed by WHI Spartanburg Management LLC, which is part of the Winegardner and Hammons Group. Winegardner and Hammons Group is based in Cincinnati, Ohio, founded in 1958 and currently manages 20 hotels throughout the United States.

Lockbox / Cash Management. The Marriott Spartanburg Loan is structured with a springing hard lockbox and springing cash management. Following a Trigger Period (as defined herein), all credit card receipts are required to be deposited directly into a clearing account controlled by the lender, and the borrower and property manager are required to deposit all other rent and payments into the clearing account immediately. Unless a Trigger Period is ongoing, all amounts on deposit in the clearing account are required to be swept daily into the borrower’s account. During a Trigger Period, all amounts on deposit in the clearing account are required to be swept daily into an account controlled by the lender and applied as provided in the loan documents.

A “Trigger Period” will commence upon (i) an event of default or (ii) if the debt service coverage ratio for the Marriott Spartanburg Property falls below 1.35x, until the debt service coverage ratio remains at or above 1.40x for two consecutive calendar quarters. During a Trigger Period, all excess cash flow after the payment of debt service and all applicable reserves is required to be held by lender as additional collateral for the Marriott Spartanburg Loan.

Initial Reserves. At loan origination, the borrower deposited (i) $24,913 into a tax reserve account, (ii) $17,012 into an insurance reserve account; (iii) $56,250 into an account for immediate repairs identified by engineer (125% of identified repairs) and (iv) $16,667 into an upfront ground lease reserve.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit monthly reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $24,913, into a tax reserve account; (ii) 1/12 of the estimated annual insurance premiums, which currently equates to $4,253, into an insurance reserve account, (iii) an amount equal to 1/12 of 5.0% of the greater of (a) gross revenues in the preceding calendar year or (b) the projected gross revenues for the current calendar year according to the most recently submitted annual budget, into an FF&E reserve account and (iv) $16,667 into a ground rent reserve account.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

A-3-89

299 North Church Street Spartanburg, SC 29306	Collateral Asset Summary – Loan No. 9 Marriott Spartanburg	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,894,196 59.6% 1.94x 16.3%

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A-3-91

260 West 36th Street New York, NY 10018	Collateral Asset Summary – Loan No. 10 260 West 36th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,500,000 52.2% 1.82x 8.7%

A-3-92

260 West 36th Street New York, NY 10018	Collateral Asset Summary – Loan No. 10 260 West 36th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,500,000 52.2% 1.82x 8.7%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsors:	Albert Monasebian; Nader Hakakian
Borrower:	260 West 36 Realty, LLC
Original Balance:	$23,500,000
Cut-off Date Balance:	$23,500,000
% by Initial UPB:	2.6%
Interest Rate:	4.4700%
Payment Date:	6th of each month
First Payment Date:	April 6, 2017
Maturity Date:	March 6, 2027
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(26), D(90), O(4)
Lockbox / Cash Management:	Springing Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$119,310	$39,770
Insurance:	$0	Springing
Replacement:	$0	$1,419
TI/LC:	$0	$7,095
Amended CofO Reserve:	$100,000	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$276
Balloon Balance / Sq. Ft.:	$276
Cut-off Date LTV:	52.2%
Balloon LTV:	52.2%
Underwritten NOI DSCR:	1.92x
Underwritten NCF DSCR:	1.82x
Underwritten NOI Debt Yield:	8.7%
Underwritten NCF Debt Yield:	8.3%
Underwritten NOI Debt Yield at Balloon:	8.7%
Underwritten NCF Debt Yield at Balloon:	8.3%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type(2):	CBD Office
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1907 / 1986
Total Sq. Ft.:	85,145
Property Management:	Quartz Technology Inc. d/b/a Quartz Realty
Underwritten NOI(3):	$2,043,719
Underwritten NCF:	$1,941,545
Appraised Value:	$45,000,000
Appraisal Date:	January 13, 2017

Historical NOI
Most Recent NOI(3):	$1,657,819 (December 31, 2016)
2015 NOI:	$1,551,977 (December 31, 2015)
2014 NOI:	$1,100,092 (December 31, 2014)
2013 NOI:	$1,406,625 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	96.8% (January 31, 2017)
2015 Occupancy:	97.8% (December 31, 2015)
2014 Occupancy:	98.4% (December 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.

(2)	The borrower has represented in the 260 West 36th Street Loan documents that 60.3% of the 260 West 36th Street Property is used for manufacturing purposes, 29.0% for office use, 8.4% for retail and 2.3% for storage.

(3)	The increase from Most Recent NOI to Underwritten NOI is due primarily to recent leasing at the 260 West 36th Street Property (as defined below). Since June 2016, recent leasing has totaled approximately 22.7% of the net rentable area.

A-3-93

260 West 36th Street New York, NY 10018	Collateral Asset Summary – Loan No. 10 260 West 36th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,500,000 52.2% 1.82x 8.7%

Tenant Summary(1)
Tenant		Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
	Type
Major Tenants
David Wolfson & Associates	Office	NR/NR/NR	7,500	8.8%	$32.62	8.3%	8/31/2017
Riazee Boutique, Inc.	Office	NR/NR/NR	7,500	8.8%	$30.96	7.9%	10/31/2017
Quick fusing Inc.	Basement / Storage	NR/NR/NR	6,900	8.1%	$15.12	3.5%	MTM
Bestcare, Inc.	Office	NR/NR/NR	5,000	5.9%	$32.78	5.6%	4/30/2018
Wear Abouts Apparel, Inc.	Office	NR/NR/NR	4,275	5.0%	$35.00	5.1%	7/31/2019
Total Major Tenants			31,175	36.6%	$28.70	30.3%
Other	Office		42,070	49.4%	$37.06	52.9%
Other	Retail		7,150	8.4%	$50.48	12.2%
Other	Basement / Storage		2,000	2.4%	$12.48	0.9%
Other	Miscellaneous(3)		NAP	NAP	NAP	3.7%
Total / Wtd. Avg.			82,395	96.8%	$35.80	100.0%

Total Vacant			2,750	3.2%
Total / Wtd. Avg.(4)			85,145	100.0%
(1)	The borrower has represented in the 260 West 36th Street Loan documents that 60.3% of the 260 West 36th Street Property is used for manufacturing purposes, 29.0% for office use, 8.4% for retail and 2.3% for storage. Additionally, approximately 53.3% of the space identified as office and 77.5% of the space identified as basement above is used for garment manufacturing or other light manufacturing.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Miscellaneous includes an antenna tenant with a $42,000 U/W annual rent and a billboard tenant with a $66,000 U/W annual rent.

(4)	15.2% of tenants lease their spaces on a month to month basis.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	5	12,900	15.2%	12,900	15.2%	$23.26	10.2%	10.2%
2017	5	22,225	26.1%	35,125	41.3%	$31.30	23.6%	33.8%
2018	4	10,015	11.8%	45,140	53.0%	$33.97	11.5%	45.3%
2019	7	13,243	15.6%	58,383	68.6%	$40.43	18.2%	63.4%
2020	4	8,982	10.5%	67,365	79.1%	$39.80	12.1%	75.6%
2021	4	7,100	8.3%	74,465	87.5%	$55.38	13.3%	88.9%
2022	2	7,930	9.3%	82,395	96.8%	$41.32	11.1%	100.0%
2023	0	0	0.0%	82,395	96.8%	$0.00	0.0%	100.0%
2024	0	0	0.0%	82,395	96.8%	$0.00	0.0%	100.0%
2025	0	0	0.0%	82,395	96.8%	$0.00	0.0%	100.0%
2026	0	0	0.0%	82,395	96.8%	$0.00	0.0%	100.0%
2027	0	0	0.0%	82,395	96.8%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	82,395	96.8%	$0.00	0.0%	100.0%
Vacant	NAP	2,750	3.2%	85,145	100.0%	NAP	NAP
Total / Wtd. Avg.	31	85,145	100.0%			$35.80	100.0%

(1)	Based on the underwritten rent roll as of January 31, 2017. All tenant spaces are subject to re-measurement when leases expire.

(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

The Loan. The 260 West 36th Street loan (the “260 West 36th Street Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in an 85,145 sq. ft. Class C office/loft, manufacturing and retail building located at 260 West 36th Street in New York, New York (the “260 West 36th Street Property”) with an original and cut-off date principal balance of $23.5 million. The 260 West 36th Street Loan pays interest only for the term of the loan and accrues interest at a fixed rate equal to 4.4700%. The 260 West 36th Street proceeds were used to retire existing debt of approximately $15.1 million, fund reserves of $219,310, pay closing costs of $799,606 and return approximately $7.4 million of equity back to the borrower sponsor. Based on the “As-is” appraised value of $45,000,000 as of January 13, 2017, the Cut-off Date LTV is 52.2%. The most recent financing of the 260 West 36th Street Property was included in the JPMCC 2007-LDPX securitization.

A-3-94

260 West 36th Street New York, NY 10018	Collateral Asset Summary – Loan No. 10 260 West 36th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,500,000 52.2% 1.82x 8.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$23,500,000	100.0%	Loan Payoff	$15,087,928	64.2%
			Return of Equity	$7,393,157	31.5%
			Closing Costs	$799,606	3.4%
			Upfront Reserves	$219,310	0.9%
Total Sources	$23,500,000	100.0%	Total Uses	$23,500,000	100.0%

The Borrower / Sponsors. The borrower, 260 West 36 Realty, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with one independent director in its organizational structure. The sponsors of the borrower and the non-recourse carve-out guarantors are Albert Monasebian and Nader Hakakian, on a joint and several basis.

Albert Monasebian is an operating member of The Monasebian Group, which owns and operates numerous properties in New York City and Greater New York. His New York City holdings include: 261 West 35th Street, a 116,000 sq. ft. office building, 1041 Madison Avenue, a 6,300 sq. ft. mixed use building and 16 East 40th Street, a 96,182 sq. ft. office building.

Nader Hakakian is owner and founder of Domus Design Collection, a furniture company with locations in New York, Los Angeles and Miami. In addition to Domus Design Collection, Mr. Hakakian owns a 10.0% interest in Metropolitan Warehouse Inc., a warehouse operator and a 25.0% ownership interest in Nader & Sons, LLC, an investment vehicle.

The Property. The 260 West 36th Street Property is a 10-story (plus basement), 85,145. ft. Class C office building with 7,150 sq. ft. of ground floor retail with frontage along West 36th Street between 7th and 8th Avenues within the Penn Plaza / Garment office submarket of Manhattan. The 260 West 36th Street Property was built in 1907 and renovated in 1986. The sponsors acquired the 260 West 36th Street Property in 1997 and have reportedly invested approximately $92,000 ($1.08 PSF) in capital improvements since 2014.

The 260 West 36th Street Property is 96.8% leased as of January 31, 2017 to 31 tenants in diverse industries, including light garment manufacturing, retail/whole sale, financial services, business services and medical industries, with no single tenant occupying more than 8.8% of the space. The average occupancy at the 260 West 36th Street Property over that past ten years is 95.9%, with no single year below 86.0%.

Environmental Matters. The Phase I environmental report dated October 19, 2016 recommended the development and implementation of an asbestos operation and maintenance program at the 260 West 36th Street Property, which was obtained prior to loan closing.

Major Tenants.

David Wolfson & Associates (7,500 sq. ft.; 8.8% of NRA; 8.3% of U/W Base Rent) David Wolfson & Associates (d.b.a. David Wolfson Design) was founded in 1990 and is a full-service sample production company providing design consulting and development, patternmaking, production and tailoring services. David Wolfson & Associates clients include over fifty brands including Burberry, Coach, Marc by Marc Jacobs, Tommy Hilfiger and POLO Ralph Lauren.

David Wolfson & Associates executed its lease at the 260 West 36th Street Property in September 1998. The tenant occupies the entire 7th floor and has no termination options or extension options remaining in its lease, expiring on August 31, 2017. The David Wolfson & Associates in-place rent of $32.62 PSF is approximately 28.8% below market rent of $42.00 PSF per the appraisal.

Riazee Boutique, Inc. (7,500 sq. ft.; 8.8% of NRA; 7.9% of U/W Base Rent) Riazee Boutique, Inc. (d.b.a. Naeem Khan Ltd.) was founded by fashion designer Naeem Khan. Khan launched his fashion line in 2003 and began selling at Bergdorf Goodman, Neiman Marcus and Saks Fifth Avenue. Riazee Boutique, Inc. executed its lease at the 260 West 36th Street Property in November 2007 and has reportedly invested approximately $1.0 million ($133 PSF) into its space to serve as a showroom and design studio. The tenant occupies the entire 10th floor space and has no termination options or extension options remaining in its lease expiring on October 31, 2017. The Riazee Boutique, Inc. in-place rent of $30.96 PSF is approximately 22.3% below market rent of $44.00 PSF per the appraisal. According to the borrower, the tenant is in negotiations to renew its lease at the 260 West 36th Street Property. However, there is no assurance that such lease will be renewed.

Quick fusing Inc. (6,900 sq. ft.; 8.1% of NRA; 3.5% of U/W Base Rent) Quick fusing Inc. is a family run apparel business founded 25 years ago that offers sample cutting, bonding and sewing. Quick fusing Inc. executed its lease at the 260 West 36th Street Property in February 2011. The tenant has occupied the majority of the basement space under a month to month lease, subsequent to its lease expiration in December 2014. The Quick fusing Inc. in-place rent of $15.12 PSF is approximately 24.4% below market rent of $20.00 PSF per the appraisal.

A-3-95

260 West 36th Street New York, NY 10018	Collateral Asset Summary – Loan No. 10 260 West 36th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,500,000 52.2% 1.82x 8.7%

The Market.

The 260 West 36th Street Property is situated along West 36th Street between 7th and 8th Avenues in the Penn Plaza / Garment submarket of the Midtown West market in Manhattan. The 260 West 36th Street Property is two blocks south from Penn Station, one of the largest transportation hubs in New York City which provides access to the A, C, E, 1, 2, 3, NJ Transit, LIRR and Amtrak train lines. Much of the supply in the Midtown West district is limited to older, renovated and non-renovated office, loft, and manufacturing space. The market caters to creative businesses such as fashion, art, advertising and high-tech because many of the buildings are old industrial loft spaces with open floor plans that facilitate creating an open work environment.

According to an industry market report, as of the fourth quarter of 2016, the Penn Plaza / Garment submarket had 18.0 million sq. ft. of class C office space, a vacancy rate of 5.1% and an average asking rent of $47.99 PSF. The appraisal identified six directly comparable office properties ranging in size from 65,000 to 207,000 sq. ft. with direct occupancy rates between 87.7% and 99.4%. Direct asking rents for the comparable office properties ranged from $40.00 to $46.00 PSF. Weighted average in place rent of $35.80 PSF at the 260 West 36th Street Property is approximately 13.9% below the $41.56 PSF rent determined by the appraisal and approximately 24.7% below the $45.36 PSF rent of the recent seven leases (21.1% of the NRA) executed in 2016 and 2017 at the 260 West 36th Street Property.

Directly Competitive Buildings(1)
Property	Office Area (NRA)	Available Sq. Ft. (Direct)	Available Sq. Ft. (Sublease)	Direct Occupancy	Total Occupancy	Direct Asking Rent (Low)	Direct Asking Rent (High)
260 West 36th Street Property(2)	85,145	2,750	0	96.8%	96.8%	N/A	N/A
224 West 35th Street	160,000	19,700	0	87.7%	87.7%	$40.00	$45.00
330 West 38th Street	207,605	7,355	0	96.5%	96.5%	$44.00	$44.00
253 West 35th Street	140,000	9,341	0	93.3%	93.3%	$45.00	$45.00
255 West 36th Street	121,000	7,750	0	93.6%	93.6%	$46.00	$46.00
247 West 35th Street	97,500	2,800	0	97.1%	97.1%	N/A	N/A
252 West 38th Street	65,000	375	670	99.4%	98.4%	$40.00	$44.00
Total / Wtd. Avg.(3)	791,105	47,321	670	94.0%	93.9%
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated January 31, 2017.

(3)	Total / Wtd. Avg. calculations exclude the 260 West 36th Street Property.

The following table details the appraisal’s rent conclusions by type and location:

Market Rent Conclusion(1)
Type	Market Rent PSF
Office Floors 2-8	$42.00
Office Floors 9-10	$44.00
(1)	Source: Appraisal.

A-3-96

260 West 36th Street New York, NY 10018	Collateral Asset Summary – Loan No. 10 260 West 36th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,500,000 52.2% 1.82x 8.7%

Cash Flow Analysis.

Cash Flow Analysis
	2014	2015	2016(3)	U/W(3)	U/W PSF
Base Rent	$2,251,180	$2,623,126	$2,822,982	$2,949,664	$34.64
Step Rents(1)	0	0	0	55,525	0.65
Value of Vacant Space	0	0	0	115,500	1.36
Gross Potential Rent	$2,251,180	$2,623,126	$2,822,982	$3,120,689	$36.65
Total Recoveries	0	0	0	221,685	2.60
Total Other Income	0	0	0	0	0.00
Less: Vacancy(2)	0	0.00	0	(167,118.73)	(1.96)
Effective Gross Income	$2,251,180	$2,623,126	$2,822,982	$3,175,256	$37.29
Total Variable Expenses	709,563	609,102	686,149	623,818	7.33
Total Fixed Expenses	441,525	462,047	479,013	507,719	5.96
Net Operating Income	$1,100,092	$1,551,977	$1,657,819	$2,043,719	$24.00
TI/LC	0	0	0	85,145	1.00
Capital Expenditures	0	0	0	17,029	0.20
Net Cash Flow	$1,100,092	$1,551,977	$1,657,819	$1,941,545	$22.80
(1)	Step Rents include rent increases through March 2018.

(2)	U/W Vacancy is underwritten to a vacancy rate of 5.0% of all revenue. The 260 West 36th Street Property is currently 96.8% occupied as of the underwritten rent roll dated January 31, 2017.

(3)	The increase from 2016 NOI to U/W NOI is due primarily to recent leasing at the 260 West 36th Street Property. Since June 2016, recent leasing has totaled approximately 22.7% of the net rentable area.

Property Management. The 260 West 36th Street Property is managed by Quartz Technology Inc. d/b/a Quartz Realty, a borrower affiliate.

Lockbox / Cash Management. The 260 West 36th Street Loan is structured with a springing hard lockbox and springing cash management. Upon the occurrence of a Trigger Period (as defined below) and at all times thereafter, all rents are required to be directly deposited by the tenants of the 260 West 36th Street Property into a clearing account controlled by the lender. In the absence of a Trigger Period, the funds in the clearing account are required to be swept daily into the borrower’s operating account. During a Trigger Period, any transfers to the borrower’s operating account are required to cease and sums on deposit in the clearing account are required to be transferred on a daily basis to a cash management account controlled by the lender and applied to payment of all monthly amounts due under the loan documents.

A “Trigger Period” will commence upon the occurrence of (i) an event of default or (ii) the commencement of a Low Debt Service Period (as defined below); and will end if, (A) with respect to clause (i), the event of default commencing the Trigger Period has been cured and such cure has been accepted by the lender (and no other event of default is then continuing) and (B) with respect to clause (ii), the Low Debt Service Period has ended.

A “Low Debt Service Period” will commence upon the debt service coverage ratio falling below 1.35x on the last day of any calendar quarter and will end upon the 260 West 36th Street Property achieving a debt service coverage ratio of at least 1.40x for two consecutive calendar quarters.

Initial Reserves. At loan origination, the borrower deposited (i) $119,310 into an tax reserve account and (ii) $100,000 into an amended CofO reserve account. The certificate of occupancy for the 260 West 36th Street Property (the “CofO”) does not reflect the current uses of the 260 West 36th Street Property. The borrower has represented that under current law, the borrower may, as of right, amend its CofO to reflect the current uses, provided that at least 50% of the 260 West 36th Street Property is used for manufacturing. The borrower has represented in the 260 West 36th Street Loan documents that 60.3% of the 260 West 36th Street Property is used for manufacturing purposes, 29.0% for office use, 8.4% for retail and 2.3% for storage. If a violation is issued, the borrower is required to seek and diligently pursue an amended CofO, and funds in the amended CofO reserve may be used for such purpose.

Ongoing Reserves. The borrower is required to deposit on a monthly basis (i) 1/12 of the estimated annual real estate taxes, which currently equates to $39,770, into the tax reserve account, (ii) unless an acceptable blanket insurance policy is in place, 1/12 of the estimated insurance premiums into an insurance account, (iii) $1,419 into the replacement reserve account and (iv) $7,095 into the rollover reserve account, subject to cap of $255,435.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

A-3-97

260 West 36th Street New York, NY 10018	Collateral Asset Summary – Loan No. 10 260 West 36th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,500,000 52.2% 1.82x 8.7%

Upper West Side
Upper East Side
Natural History Museum
Metropolitan Museum of Art
West New York
Astoria
Central Park
Carnegie Hall
Long Island City
Midtown
Times Square
United Nations
Madison Square Garden
Empire State Building
New York
MANHATTAN
Hoboken
JFK Stadium
Hudson River
East River
NYU
SoHo
Jersey City
Financial District
BROOKLYN
TIMES SQUARE
260 West 36th Street
260 West 36th Street
New York, NY 10018
HUDSON YARDS
FASHION DISTRICT
Port Authority Bus Terminal
New York Times Building
Madison Square Garden
Farley Post Office Building
Manhattan West by Brookfield
5 MW by Brookfield
Macy's Herald Square
One Penn Plaza
Fashion Institute of Technology
United States Postal Service Morgan Station
Penn Station South Houses
Chelsea Park
Chelsea Houses
Lovejoy Elliot Houses
LINCOLN TUNNEL ENTRANCE & EXIT
LINCOLN TUNNEL ENTRANCE
Manhattan Plaza
HIGH LINE
ELEVENTH AVENUE
TENTH AVENUE
NINTH AVENUE
EIGHTH AVENUE
SEVENTH AVENUE
SIXTH AVENUE
W 47TH STREET
W 46TH STREET
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W 44TH STREET
W 43RD STREET
W 42ND STREET
W 41ST STREET
W 40TH STREET
W 39TH STREET
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W 37TH STREET
W 36TH STREET
W 35TH STREET
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W 32ND STREET
W 31ST STREET
W 30TH STREET
W 29TH STREET
W 28TH STREET
W 27TH STREET
W 26TH STREET
W 25TH STREET
MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS

A-3-98

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A-3-99

1540-1914 West Rosecrans Avenue Compton, CA 90220	Collateral Asset Summary – Loan No. 11 Gateway Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,000,000 70.0% 1.34x 8.8%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	A.S. Abbasi
Borrowers:	Lake Plaza Gateway, LLC
Original Balance:	$21,000,000
Cut-off Date Balance:	$21,000,000
% by Initial UPB:	2.3%
Interest Rate:	4.7900%
Payment Date:	6th of each month
First Payment Date:	April 6, 2017
Maturity Date:	March 6, 2027
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(26), D(90), O(4)
Lockbox / Cash Management(1):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$0	$22,324
Insurance:	$33,638	$2,588
Replacement(2):	$0	$2,653
TI/LC(3):	$0	$7,917
Required Repairs:	$3,125	NAP
Environmental(4):	$781,250	$0
Seismic(5):	$165,000	$0
Lease Sweep(6):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$165
Balloon Balance / Sq. Ft.:	$142
Cut-off Date LTV:	70.0%
Balloon LTV:	60.3%
Underwritten NOI DSCR(7):	1.41x
Underwritten NCF DSCR(7):	1.34x
Underwritten NOI Debt Yield:	8.8%
Underwritten NCF Debt Yield:	8.4%
(1)	A hard lockbox and in place cash management is triggered upon (i) an event of default, (ii) bankruptcy or insolvency of the borrower, property manager or guarantor, (iii) the debt service coverage ratio falling below 1.20x or (iv) during a Lease Sweep Period (defined below). The borrower may avoid a debt service coverage ratio trigger by posting cash or a letter of credit in the amount of $200,000, which is required to increase by an additional $200,000 for each additional annual period on which a debt service coverage ratio trigger would otherwise occur, which may be released if a debt service coverage ratio trigger (calculated without regard to such security) no longer exists.

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Compton, CA
Year Built / Renovated:	1962, 1991 / NAP
Total Sq. Ft.:	127,523
Property Management:	RTI Properties, Inc.
Underwritten NOI:	$1,857,798
Underwritten NCF:	$1,769,503
Appraised Value:	$30,000,000
Appraisal Date:	November 20, 2016

Historical NOI
Most Recent NOI:	$1,790,197 (December 31, 2016)
2015 NOI:	$1,701,106 (December 31, 2015)
2014 NOI:	$1,632,765 (December 31, 2014)
2013 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	94.2% (March 1, 2017)
2015 Occupancy:	92.3% (December 31, 2015)
2014 Occupancy:	100.0% (December 31, 2014)
2013 Occupancy:	NAV
(2)	Replacement reserves are subject to a cap of $200,000.

(3)	TI/LC reserves are subject to a cap of $175,000.

(4)	The Environmental Reserve represents 125% of the environmental consultant’s estimated costs to complete an outstanding Remedial Action Plan and, upon completion, to obtain a “No Further Action” letter from the applicable governmental authority.

(5)	The Seismic Reserve represents 110% of the engineer’s estimated cost to retrofit structure that was recommended to reduce the probable maximum loss of seismic damage. Within six months of loan closing, the borrower is required to complete the retrofitting work which includes providing positive direct connections between concrete tilt-up walls and roof framing, providing continuous seismic ties between roof diaphragm chord members, reinforcing the anchorage of girders on the pilasters and providing continuity collectors at reentrant corners.

(6)	On each monthly payment date during a Lease Sweep Period, all excess cash flow will be deposited into the lease sweep account. A “Lease Sweep Period” will commence upon (i) the earlier of (a) February 28, 2026 with respect to the Food 4 Less lease or, with respect to another Lease Sweep Lease (as defined below) 12 months prior to the earliest stated expiration, or (b) the date the Lease Sweep Lease is required under its lease to give notice of its exercise of a renewal option, (ii) the date that Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date, (iii) the date that the tenant under the Lease Sweep Lease discontinues its business, (iv) a default under a Lease Sweep Lease beyond any applicable notice and cure period or (v) a bankruptcy or insolvency proceeding of any tenant under a Lease Sweep Lease. A “Lease Sweep Lease” is (i) the Food 4 Less lease or (ii) any replacement lease or leases which collectively cover a majority of the Lease Sweep Lease space. The borrower can avoid a Lease Sweep Period by posting cash or a letter of credit in the amount of $500,000, or in some cases a lesser amount.

(7)	Based on amortizing debt service payments. Based on the current interest only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 1.82x and 1.74x, respectively.

TRANSACTION HIGHLIGHTS

■	Property / Location. Gateway Plaza is a 127,523 sq. ft. grocery anchored retail center located in Compton, Los Angeles County, CA. The property is 94.2% occupied as of March 1, 2017 and is anchored by a Food 4 Less Store (“Food 4 Less”). The property is located at the signalized intersection of West Rosecrans Avenue and North Central Avenue, which have combined average traffic counts of 46,090 vehicles per day according to the appraisal and approximately two miles north of Highway 91, two miles south of Interstate 105, and two miles east of Interstate 110. Large monument signs are positioned on both North Central Avenue and West Rosecrans Avenue, providing visibility to the property along both thoroughfares.

■	Tenancy. The property is anchored by Food 4 Less (37.0% NRA, 31.4% of U/W Base Rent), which is owned by Kroger (Fitch/Moody’s/S&P: BBB/Baa1/BBB). Food 4 Less reported sales of $36.5mn ($810 PSF) for the period ending October 2016 and recently executed an early 10-year renewal in February 2017, two years prior to their previous expiration date of October 2019. Additionally, Food 4 Less recently spent approximately $1.1 million on capital improvements in 2015. Additional national and regional tenants at the Gateway Plaza property include Wells Fargo Bank, N.A., Metro PCS, DaVita Inc., Gen-X Clothing, H&R Block, Subway, Little Caesar’s Pizza, Baskin Robbins, and Taco Bell.

■	Demographics. According to the appraisal, within a 3-mile radius of the Gateway Plaza Property there are 285,482 people and 70,624 households with an average household income of $52,575. According to the appraisal, the population is projected to grow approximately 0.7% over the next five years.

A-3-100

12650, 12722-12802 and 13085 Hamilton Crossing Boulevard and 12800, 12900 and 13000 North Meridian Street Carmel, IN 46032	Collateral Asset Summary – Loan No. 12 Hamilton Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,923,763 72.2% 1.68x 12.1%

Mortgage Loan Information
Loan Seller:	CGMRC
Loan Purpose:	Acquisition
Sponsor:	Raymond Massa
Borrower:	Hamilton Crossing Indianapolis Realty LP
Original Balance(1):	$20,000,000
Cut-off Date Balance(1):	$19,923,763
% by Initial UPB:	2.2%
Interest Rate:	4.9200%
Payment Date:	6th of each month
First Payment Date:	March 6, 2017
Maturity Date:	February 6, 2027
Amortization:	360 months
Additional Debt(1):	$34,991,108 Pari Passu Debt
Call Protection:	L(27), D(89), O(4)
Lockbox / Cash Management(2):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$366,426	$91,607
Insurance:	$65,414	$7,268
Replacement:	$0	$10,341
TI/LC(3):	$500,000	$49,243
Engineering Reserve:	$147,785	$0
Unfunded Tenant Obligations:	$805,224	$0
ADESA Reserve(4):	$1,500,000	$0

Financial Information(5)
Cut-off Date Balance / Sq. Ft.:	$93
Balloon Balance / Sq. Ft.:	$76
Cut-off Date LTV:	72.2%
Balloon LTV:	59.4%
Underwritten NOI DSCR:	1.89x
Underwritten NCF DSCR:	1.68x
Underwritten NOI Debt Yield:	12.1%
Underwritten NCF Debt Yield:	10.7%
(1)	The Hamilton Crossing Whole Loan is evidenced by two pari passu notes in an aggregate original principal amount of $55.125 million. The non-controlling Note A-2, with an original principal amount of $20.0 million, will be included in the CD 2017-CD4 mortgage trust. The controlling Note A-1, with an original principal balance of $35.125 million, was contributed to the CGCMT 2017-P7 mortgage trust.

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Carmel, IN
Year Built / Renovated(6):	Various / 2000
Total Sq. Ft.:	590,917
Property Management:	Cushman & Wakefield U.S., Inc.
Underwritten NOI:	$6,633,451
Underwritten NCF:	$5,903,080
Appraised Value:	$76,100,000
Appraisal Date:	December 2, 2016

Historical NOI
Most Recent NOI:	$6,644,721 (December 31, 2016)
2015 NOI:	$6,558,015 (December 31, 2015)
2014 NOI:	$6,387,112 (December 31, 2014)
2013 NOI:	$6,360,935 (December 31, 2013)

Historical Occupancy(7)
Most Recent Occupancy:	88.8% (Various)
2015 Occupancy:	98.7% (December 31, 2015)
2014 Occupancy:	99.0% (December 31, 2014)
2013 Occupancy:	93.9% (December 31, 2013)
(2)	In place cash management is triggered (i) upon an event of default, (ii) if the debt service coverage ratio falls below 1.20x until such time that the debt service coverage ratio is at least 1.25x for two consecutive calendar quarters or (iii) the occurrence of a Specified Tenant Trigger Period. A “Specified Tenant Trigger Period” will commence upon (i) a Specified Tenant (as defined below) being in default under its lease, (ii) a Specified Tenant failing to be in actual, physical possession of at least 80% of the Specified Tenant’s space and utilizing that space to be open to the public for business or going dark in at least 20% of the specified tenant space, (iii) a Specified Tenant giving notice that its terminating its lease for all or a portion equal to 10% or more of the Specified Tenant’s space, (iv) any termination or cancellation of any Specified Tenant’s Lease, (v) the bankruptcy or insolvency of a Specified Tenant, (vi) a Specified Tenant failing to extend or renew its lease on or prior to the applicable deadline. “Specified Tenant” means (i) ADESA Corporation, (ii) any tenant that, together with any affiliates, leases space at the mortgaged property that comprises more than 20% or more of either (a) the mortgaged property’s gross leasable area or (b) the total rental income for the mortgaged property, (iii) any other lessee of the specified tenant space and (iv) Allete, Inc.

(3)	The TI/LC reserve account is subject to a $2,000,000 cap.

(4)	The ADESA Reserve is for tenant improvements and leasing commissions that may be incurred following the occurrence of either (i) an acceptable ADESA Corporation lease extension or (ii) an acceptable ADESA Corporation re-tenanting event.

(5)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Cut-off Date Balance of the Hamilton Crossing Whole Loan.

(6)	The Hamilton Crossing building I was built in 1989 and renovated in 2000. The Hamilton Crossing building II was built in 1997. The Hamilton Crossing building III was built in 2000. The Hamilton Crossing building IV was built in 1999. The Hamilton Crossing building V was built in 2003. The Hamilton Crossing building VI was built in 2002.

(7)	The decrease in Most Recent Occupancy is primarily due to the fact that historical occupancy figures exclude building V. The Hamilton Crossing Property consists of six buildings in total, five of which have achieved historical occupancy of 95.1% since 2006. Building V was constructed for ITT (as defined below) in 2003 and is currently vacant due to ITT filing bankruptcy in September 2016.

TRANSACTION HIGHLIGHTS

■	Property. The Hamilton Crossing property is a 590,917 sq. ft., Class B office complex located in Carmel, Indiana. The Hamilton Crossing property consists of six separate buildings ranging in size from 32,694 sq. ft. to 181,427 sq. ft. The buildings were constructed between 1989 and 2003 and have an average occupancy rate of 95.1% from 2006 through October 2016. The sponsor acquired five of the six office buildings from Duke Realty Limited Partnership and one building, Hamilton Crossing V, which is vacant, from the bankruptcy estate of ITT Educational Services, Inc. (“ITT”). The current occupancy for the Hamilton Crossing property, excluding and including the Hamilton Crossing V building, is 95.8% and 88.8%, respectively. The largest tenant at the Hamilton Crossing property is ADESA Corporation (expiring July 31, 2019) which occupied a total of 172,210 sq. ft. in the Hamilton Crossing VI building until September 2016 when it leased an additional 5,632 sq. ft. in the Hamilton Crossing I building. ADESA Corporation is a wholly-owned subsidiary of KAR Auction Services, Inc., a Fortune 1000 company, and is headquartered at the Hamilton Crossing VI building.

■	Market. The Hamilton Crossing property is located in the Meridian Corporate Corridor of Carmel, Indiana which is approximately 15 miles north of downtown Indianapolis. As the largest employment center in the suburbs of Indianapolis, the Meridian Corporate Corridor is home to more than 40 national and regional headquarters and it is the only location in metropolitan Indianapolis where there are facilities for all four major hospital systems in the area. According to the appraisal, Carmel is the fifth largest city in Indiana and has been in the top two-percent of counties, nationwide, in job growth since 2010. Major employers in the Indianapolis Metropolitan Statistical Area (MSA) include: Wal-Mart, the US Government, Indiana University Health, the State of Indiana and Indiana University. . As of year-end 2016, the population within a 1-, 3- and 5-mile radius of the Hamilton Crossing property was 6,058, 59,624 and 144,101, respectively. For year-end 2016, the estimated average annual household income within a 1-, 3- and 5-mile radius of the Hamilton Crossing property was $123,679, $130,598 and $125,778, respectively. As of the third quarter of 2016, the Carmel office submarket had a total office inventory of approximately 6.3 million sq. ft., with 7.0% vacancy and average asking rents of $19.80 per sq. ft. Net absorption in the submarket has been positive since 2010. The appraiser identified eight comparable properties within approximately four miles of the Hamilton Crossing property with sizes ranging from 9,703 sq. ft. to 202,068 sq. ft. and averaging 84,467 sq. ft. The comparable properties were built between 1983 and 2017 with a weighted average occupancy of 93.3%.

A-3-101

3105-3225 Alderwood Mall Boulevard Lynnwood, WA 98036	Collateral Asset Summary – Loan No. 13 Lynnwood Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,427,166 65.2% 1.32x 9.2%

Mortgage Loan Information
Loan Seller(1):	GACC
Loan Purpose:	Refinance
Sponsor:	Alan C. Fox
Borrower:	Alderwood Shopping Center 04 E, LLC
Original Balance:	$19,500,000
Cut-off Date Balance:	$19,427,166
% by Initial UPB:	2.2%
Interest Rate:	5.0400%
Payment Date:	6th of each month
First Payment Date:	March 6, 2017
Maturity Date:	February 6, 2027
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(27), D(89), O(4)
Lockbox / Cash Management(2):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$99,835	$19,967
Insurance(3):	$0	Springing
Replacement:	$276,563	$1,317
Immediate Repairs:	$22,769	$0
TI/LC(4):	$0	$9,219
Gap Rent Reserve(5):	$71,178	$0
Unfunded Obligations Reserve(6):	$411,609	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$184
Balloon Balance / Sq. Ft.:	$152
Cut-off Date LTV:	65.2%
Balloon LTV:	53.9%
Underwritten NOI DSCR:	1.42x
Underwritten NCF DSCR:	1.32x
Underwritten NOI Debt Yield:	9.2%
Underwritten NCF Debt Yield:	8.6%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Lynnwood, WA
Year Built / Renovated:	1986 / NAP
Total Sq. Ft.:	105,357
Property Management:	ACF Property Management, Inc.
Underwritten NOI(7):	$1,790,512
Underwritten NCF:	$1,664,084
Appraised Value:	$29,800,000
Appraisal Date:	October 8, 2016

Historical NOI
Most Recent NOI:	$1,554,424 (December 31, 2016)
2015 NOI:	$1,461,575 (December 31, 2015)
2014 NOI:	$1,274,556 (December 31, 2014)
2013 NOI:	$1,238,513 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	97.2% (February 1, 2017)
2016 Occupancy:	90.0% (December 31, 2016)
2015 Occupancy:	90.0% (December 31, 2015)
2014 Occupancy:	87.0% (December 31, 2014)

(1)	The loan was originated by Benefit Street Partners CRE Finance LLC on January 31, 2017 and purchased by GACC.

(2)	A hard lockbox and in place cash management is triggered upon (i) an event of default, (ii) the debt service coverage ratio falling below 1.15x or (iii) Michael’s Stores, Inc or Marshall’s (either, a “Specified Tenant”) (a) fail to give notice to renew or extend its lease 12 months prior to lease maturity for a term of not less than five years at not less than 95% of the current rent; (b) any Specified Tenant “goes dark” or (c) any Specified Tenant (or its parent company) is involved with bankruptcy or similar insolvency proceedings; provided, however, with respect to clause (iii)(a) and (iii)(b), the borrower can prevent cash management from being triggered if, prior to the occurrence of such trigger event, the borrower deposits with the lender (as cash or letter of credit) the sum of $510,000 for each Specified Tenant that causes such trigger event, to be used to re-tenant the space previously occupied by each such Specified Tenant.

(3)	The lender is not required to make monthly deposits into the insurance escrow so long as, among other things, an acceptable blanket insurance policy is in place.

(4)	The TI/LC reserve is subject to a cap of $440,000.

(5)	The lender will be required to disburse the Gap Rent Reserve on the monthly dates specified in the loan documents to the borrower if no cash sweep period then exists or into the cash management account is a cash sweep period then exists, provided no event of default has occurred and is continuing.

(6)	The lender reserved $411,609 for outstanding landlord obligations for five tenants: Life Uniform Company, Molly Maids, Penzey’s Spice Company, Dau Park Family Dental and ATI-Physical Therapy. All five of these tenants are either open and operating or have accepted delivery of their space.
(7)	The increase in Underwritten NOI over Most Recent NOI is driven by an increase in overall occupancy at the Lynwood Town Center property.

TRANSACTION HIGHLIGHTS

■	Property/Amenities. The Lynnwood Town Center property is a 105,357 sq. ft. anchored shopping center located in Lynnwood, Washington. The property was constructed in 1986, 97.2% occupied as of February 1, 2017 by a diversified roster of 19 retail tenants and anchored by national tenants Marshall’s (23.7% NRA, 15.3% of underwriting base rent, lease expiration date: January 31, 2022) and Michael’s Stores, Inc (23.7% of NRA, 24.6% of underwriting base rent, lease expiration date: January 31, 2021). The property includes three one-floor buildings and consists of 605 parking spaces, which equates to a parking ratio of 5.74 per 1,000 sq. ft.

■	Location/Market. The Lynnwood Town Center property is located at Lynnwood, Washington, the fourth largest city in Snohomish County, within the Seattle MSA. Primary highway access to the area is via Interstate 5 (181,000 vehicles per day), which runs in parallel to the property, and is accessed via Alderwood Mall Parkway. Per the appraisal, the competitive set has occupancy ranging from 97.2% to 100% and asking rent ranging from $18.00 to $28.00. The area surrounding the property is suburban in character and approximately 90% developed. Land uses immediately surrounding the property are predominantly commercial along arterials and residential removed from the main retail corridor.

■	Sponsorship/Management. The sponsor and carve-out guarantor is Alan C. Fox, the principal of ACF Property Management, Inc. ACF Property Management, Inc. was formed in 1968 and currently owns and controls 76 properties in 15 states totaling over 7.2 million sq. ft. ACF Property Management, Inc. is based in Studio City, California and manages properties located in California, Colorado, Arizona, Texas, Kansas and Washington. Since 1968, Mr. Fox was responsible for the acquisition, management and sale of approximately 75 assets which total approximately 8 million sq. ft.

A-3-102

75-1027 Henry Street Kailua-Kona, HI 96740	Collateral Asset Summary – Loan No. 14 Kona Crossroads	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,030,000 66.7% 1.34x 8.9%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	National Credit Tenant Investments, LLC
Borrower:	Konasafe, LLC
Original Balance:	$18,030,000
Cut-off Date Balance:	$18,030,000
% by Initial UPB:	2.0%
Interest Rate:	4.6650%
Payment Date:	6th of each month
First Payment Date:	January 6, 2016
Maturity Date:	December 6, 2025
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt(1):	Future Mezzanine Debt Permitted
Call Protection(2):	L(35), D(81), O(4)
Lockbox / Cash Management(3):	Springing Hard / Springing

Reserves(4)
	Initial	Monthly
Taxes:	$57,978	$15,157
Insurance(5):	$0	Springing
Replacement(6):	$0	$1,249
TI/LC(7):	$901,645	$7,561
Required Repairs:	$292,446	NAP
Free Rent:	$114,457	NAP
Ground Rent(8):	$58,594	Springing
Holdback(9):	$0	NAP
Lease Sweep(10):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$241
Balloon Balance / Sq. Ft.:	$212
Cut-off Date LTV:	66.7%
Balloon LTV:	58.6%
Underwritten NOI DSCR(11):	1.44x
Underwritten NCF DSCR(11):	1.34x
Underwritten NOI Debt Yield:	8.9%
Underwritten NCF Debt Yield:	8.3%
(1)	Mezzanine debt is permitted provided, among other things, (i) a combined loan to value ratio of less than or equal to 75.0%, (ii) a combined debt service coverage ratio greater than or equal to 1.25x and (iii) a combined debt yield of no less than 7.5%.

(2)	The borrower is permitted to obtain the release of a release parcel to be reasonably agreed by the borrower and lender, provided that the following conditions, among others, are satisfied, (i) such release is either (x) in connection with an expansion by the tenant Safeway, or an affiliate, or (y) has been reasonably consented to by the lender, (ii) the release parcel is vacant, non-income producing property which is not necessary for the operation or use of the mortgaged property and may be readily separated without a material diminution in the value of the mortgaged property, (iii) such release complies with the terms of all leases, reciprocal easement agreements and similar agreements and is consented to by the ground lessor, (iv) the release parcel is transferred from the borrower, removed from the ground lease, and constitutes a separate tax parcel and zoning lot, and (v) there is compliance with REMIC related requirements.

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral(12):	Leasehold
Location:	Kailua-Kona, HI
Year Built / Renovated:	1996 / NAP
Total Sq. Ft.:	74,896
Property Management:	Evolution West Management Services, LLC
Underwritten NOI(13):	$1,604,906
Underwritten NCF:	$1,496,333
Appraised Value:	$27,040,000
Appraisal Date:	January 23, 2017

Historical NOI
Most Recent NOI:	$1,146,209 (December 31, 2016)
2015 NOI:	$942,628 (December 31, 2015)
2014 NOI:	$915,521 (December 31, 2014)
2013 NOI:	$703,640 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	97.6% (December 31, 2016)
2015 Occupancy:	93.4% (December 31, 2015)
2014 Occupancy:	83.4% (December 31, 2014)
2013 Occupancy:	84.2% (December 31, 2013)
(3)	A hard lockbox and cash management is triggered upon (i) an event of default, (ii) the failure by the borrower to maintain a debt service coverage ratio of at least 1.10x or (iii) the occurrence of a Lease Sweep Period (as defined below).

(4)	The current balances of the reserves as of April 24, 2017 are $47,150 in the tax reserve account, $10,291 in the replacement reserve account, $410,799 in the TI/LC reserve account, $0 in the required repairs reserve account, $0 in the free rent reserve account and $58,594 in the ground rent reserve account.

(5)	The borrower will be required to deposit 1/12 of the annual insurance premiums into the insurance reserve if an acceptable blanket policy is no longer in place.

(6)	The Replacement reserve is subject to a cap of $45,000.

(7)	The TI/LC reserve is subject to a cap of $272,197.

(8)	The borrower will be required to deposit the ground rent payable under the ground lease for each month upon (i) the borrower not paying the ground rent due and payable, (ii) the borrower failing to provide evidence of payment of the ground rent and (iii) funds on deposit in the ground rent account fall below 3/12 of what the lender estimates will be payable during the next 12 months (initially $58,594).

(9)	The Holdback was required to be released so long as, among other things, (i) the Kona Crossroads property achieved a debt yield of 7.6% for three consecutive months, (ii) the borrower entered into one or more qualifying leases and (iii) the tenant under such qualifying lease is in occupancy. The $1.03 million Holdback reserve was recently released to the borrower.

(10)	Excess cash is required to be deposited in the lease sweep reserve during a Lease Sweep Period. A “Lease Sweep Period” will commence upon (i) the earlier of (a) 12 months prior to the maturity date and (b) the date on which Safeway is required to give notice of its exercise of a renewal option, (ii) the date the Safeway lease is surrendered, cancelled, or terminated prior to its then current expiration date, (iii) the date Safeway goes dark at substantially all of its space or gives notice of its intention to do so, (iv) a default under the Safeway lease or (v) the occurrence of a Safeway lease insolvency proceeding.

(11)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and the Underwritten NCF DSCR are 1.88x and 1.75x, respectively.

(12)	The Kona Crossroads property consists of a ground lease with an expiration of March 1, 2056 and three, ten year extension options. The ground lessors are Clarence Stanley Rapoza, Julie Ann Viloria and Barbara June Bohnenkamp, as trustees of various trusts.

(13)	The increase from Most Recent NOI to Underwritten NOI is due primarily to recent leasing at the Kona Crossroads property, including AutoZone which commenced in July 2016 and Island Heart Care which commenced in April 2016.

TRANSACTION HIGHLIGHTS

■	Property/Tenant Mix. The property is a 74,896 sq. ft. Safeway-anchored regional shopping center located in Kailua-Kona on the west coast of the Island of Hawaii. The Kona Crossroads property is located on Henry Street, a major thoroughfare with a traffic count of 25,817 cars daily. Built in 1996, the center is 97.6% leased to 14 tenants including nationally recognized tenants such as Safeway, Inc. (“Safeway”), Domino’s Pizza, Subway, Autozone (Moody’s/S&P: Baa1/BBB) and Denny’s. Safeway (61.6% of net rentable area) has been in occupancy at the property since it opened in 1996, renewed its lease in 2005 and has a current lease expiration of February 2026. As of the most recent reporting period in 2015, Safeway had sales of $883 PSF and an occupancy cost of 2.3%. The center has 395 parking spaces which equates to a parking ratio of 5.27 spaces per 1,000 sq. ft.

■	Ground Lease. The property consists of a ground lease which commenced on February 12, 1991 and has an initial term that expires in March 2056. The ground lease is subject to fair market ground rent renegotiations with respect to ground rent resets in February 2016 and every 10 years thereafter. After loan closing, the lender was informed by the sponsor that there was a disagreement with the ground lessor regarding the calculation of the fair market ground rent reset, set to increase on February 2016. The disagreement ultimately led to the sponsor and the ground lessor entering into arbitration proceedings (pursuant to the lease) to determine the new ground rent. On December 12, 2016 the arbitration was completed and annual ground rent was set to $250,000 for the next ten years, which is an 11% increase from the prior $225,000 ground rent payment.

A-3-103

4444 Havana Street Denver, CO 80239	Collateral Asset Summary – Loan No. 15 Embassy Suites Denver	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,000,000 59.0% 2.44x 17.3%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Westplace Modesto Investors, LLC
Borrower:	Aurora Hospitality, LLC
Original Balance:	$18,000,000
Cut-off Date Balance:	$18,000,000
% by Initial UPB:	2.0%
Interest Rate:	4.6000%
Payment Date:	6th of each month
First Payment Date:	May 6, 2017
Maturity Date:	April 6, 2027
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$116,644	$24,174
Insurance(2):	$0	Springing
FF&E(3):	$0	At least 4% of second prior month’s gross revenues
PIP(4):	$0	Springing

Financial Information
Cut-off Date Balance / Room:	$85,714
Balloon Balance / Room:	$73,406
Cut-off Date LTV:	59.0%
Balloon LTV:	50.5%
Underwritten NOI DSCR(5):	2.82x
Underwritten NCF DSCR(5):	2.44x
Underwritten NOI Debt Yield:	20.2%
Underwritten NCF Debt Yield:	17.5%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Denver, CO
Year Built / Renovated:	1985 / 2013
Total Rooms:	210
Property Management:	Denver Management, Inc.
Underwritten NOI:	$3,118,207
Underwritten NCF:	$2,699,335
Appraised Value:	$30,500,000
Appraisal Date:	January 31, 2017

Historical NOI(6)
Most Recent NOI:	$2,952,969 (December 31, 2016)
2015 NOI:	$2,749,291 (December 31, 2015)
2014 NOI:	$2,191,568 (December 31, 2014)
2013 NOI:	$443,622 (December 31, 2013)

Historical Occupancy/ADR/RevPAR(6)
2016 Occupancy/ADR/RevPAR:	80.0%/$142.50/$114.06 (December 31, 2016)
2015 Occupancy/ADR/RevPAR:	82.4%/$134.38/$110.73 (December 31, 2015)
2014 Occupancy/ADR/RevPAR:	80.0%/$127.13/$101.73 (December 31, 2014)
2013 Occupancy/ADR/RevPAR:	53.7%/$123.49/$66.37 (December 31, 2013)

(1)	In place cash management is triggered (i) upon an event of default, (ii) if the debt service coverage ratio falls below 1.25x during any calendar quarter or (iii) the date on which the borrower receives notice from the franchisor that a PIP will be required under the franchise agreement.

(2)	If an acceptable blanket insurance policy is no longer in place, borrower is required to deposit 1/12 of the annual insurance premiums into the insurance reserve account.

(3)	The borrower is required to deposit the greater of (i) 4.0% of the second prior month’s gross revenues or (ii) any amount required under the Management Agreement or Franchise Agreement for FF&E Work.

(4)	If the franchisor of the property requires a PIP under the franchise agreement, then on each monthly payment date, the borrower is required to deposit all excess cash into the PIP reserve until the funds in the PIP reserve (taken together with any funds in the FF&E reserve, other than those reasonably deemed necessary by lender to cover projected FF&E expenses not covered in the PIP) equal 100% of the estimated costs of the PIP, as reasonably determined by the lender.

(5)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 3.71x and 3.22x, respectively.

(6)	The Embassy Suites Denver property was closed between August and December 2013 for a full renovation before fully re-opening in May 2014.

TRANSACTION HIGHLIGHTS

■	Property. The Embassy Suites Denver is a 210-room full service hotel located in Denver, Colorado approximately 9 miles from downtown Denver and 16 miles from Denver International Airport. The Embassy Suites Denver was developed under the Embassy Suites brand and opened in 1985 as one of the first Embassy Suites. The Embassy Suites Denver Property underwent an approximately $7.2 million renovation between August and December 2013 during which the entire lobby was redone, the carpeting throughout the public areas was replaced, the guestroom sitting area case goods were updated and the meeting space, fitness center, restaurant/lounge area, and the made-to-order breakfast area were fully renovated. The property features 210 guestrooms, all of which are two-room suites, offered in single king, ADA-single king, double double, and suite configurations. Property amenities include a lobby with front desk, 5,000 sq. ft. of meeting space, a breakfast area, room service, Northfield’s restaurant and lounge, a fitness room, an indoor swimming pool and spa, a business center, guest laundry, a complimentary shuttle to the airport and area attractions within a five-mile radius of the hotel and wireless high-speed internet. The property contains a breakfast/evening snacks area located in the lobby and complimentary made-to-order breakfast and evening appetizers and beverages are served daily. The property provides 208 parking spaces, which equates to a parking ratio of 0.99 spaces per room. The Embassy Suites Denver property operates under a franchise agreement with Hilton Franchise Holding LLC, which expires in July 2028.

■	Location. The Embassy Suites Denver property is located in the Northeast section of the City of Denver along the Stapleton neighborhood and Montbello neighborhood border. The Embassy Suites Denver property is accessed via Interstate 70 via exits 280 through 285 and the area surrounding the property is primarily industrial buildings with some office space and residential. The Embassy Suites Denver property is located nearby many demand drivers including, the National Western Stock Show Complex, the Anschutz Medical Campus, Dick’s Sporting Goods Park and Rocky Mountain Arsenal National Wildlife Refuge, a roughly 16,000 acre refuge home to more than 330 species of wildlife. Additional demand drivers in the area include, Shops at Northfield Stapleton, a 1.2 million sq. ft. retail center which includes approximately 50 restaurants, specialty shops and retailers as well as an 18-screen Harkins theater. The complex is anchored by Macy’s, Bass Pro Shops, and a SuperTarget. Moreover, as Denver has continued to experience significant expansion and development, the Stapleton area has been the recent focus of ongoing commercial real estate development and investment according to the appraisal. This area is served by Denver Regional Transportation District Light Rail System’s A-line connecting Denver International Airport to downtown Denver.

■	Sponsorship. The Westmont Hospitality Group (“Westmont”) has owned the Embassy Suites Denver Property for more than 20 years. Westmont was founded in 1975 and has had an ownership interest in and operated over 1,100 hotels across the world. Westmont currently has interests in over 500 hotels across three continents across brands such as Fairmont, InterContinental Hotels Group, Hilton, Accor, Starwood, Wyndham, Choice Hotels, Renaissance, Radisson, and Best Western. Westmont maintains a diversified portfolio ranging from budget and aparthotels to mid-market business and large conference hotels to boutique hotels and luxury resorts.

A-3-104

4685 Investment Drive & 1441 West Long Lake Road Troy, MI 48098	Collateral Asset Summary – Loan No. 16 Troy Office Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,000,000 67.0% 1.74x 12.5%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Cyrus Sakhai
Borrower:	Long Lake 2, LLC
Original Balance:	$18,000,000
Cut-off Date Balance:	$18,000,000
% by Initial UPB:	2.0%
Interest Rate:	4.5400%
Payment Date:	6th of each month
First Payment Date:	May 6, 2017
Maturity Date:	April 6, 2027
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(90), O(5)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$264,912	$28,879
Insurance(2):	$0	Springing
Replacement:	$0	$3,858
TI/LC(3):	$0	$15,431
Required Repairs:	$62,500	NAP
Lease Sweep(4):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$97
Balloon Balance / Sq. Ft.:	$85
Cut-off Date LTV:	67.0%
Balloon LTV:	58.7%
Underwritten NOI DSCR(5):	2.05x
Underwritten NCF DSCR(5):	1.74x
Underwritten NOI Debt Yield:	12.5%
Underwritten NCF Debt Yield:	10.6%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Troy, MI
Year Built / Renovated:	1999, 2001 / 2013
Total Sq. Ft.:	185,173
Property Management:	Troy Managers 2, LLC
Underwritten NOI(6):	$2,255,505
Underwritten NCF:	$1,911,457
Appraised Value:	$26,850,000
Appraisal Date:	March 8, 2017

Historical NOI(7)
Most Recent NOI:	$1,932,737 (December 31, 2016)
2015 NOI:	$2,089,084 (December 31, 2015)
2014 NOI:	$2,056,901 (December 31, 2014)
2013 NOI:	NAV

Historical Occupancy(7)
Most Recent Occupancy:	99.7% (April 1, 2017)
2015 Occupancy:	97.7% (December 31, 2015)
2014 Occupancy:	96.2% (December 31, 2014)
2013 Occupancy:	NAV
(1)	In place cash management is triggered (i) upon an event of default, (ii) if the debt service coverage ratio falls below 1.20x until such time that the debt service coverage ratio is at least 1.25x for two consecutive calendar quarters or (iii) during a Lease Sweep Period. A “Lease Sweep Period” will commence upon (i) the earlier of (a) (1) the date that is nine months prior to the earliest stated expiration of a Minor Lease Sweep Lease (as defined below), or 18 months prior if there is another Lease Sweep Lease that expires within 12 months after the Minor Lease Sweep Lease and (2) the date that is 12 months prior to the earliest stated expiration of a Major Lease Sweep Lease (as defined below) or 18 months prior if there is another Lease Sweep Lease that expires within 12 months after the Major Lease Sweep Lease or (b) the date the Lease Sweep Lease is required under its lease to give notice of its exercise of a renewal option, (ii) the earlier of (a) the date by which the Lease Sweep Lease is required to give notice of its exercise of a termination option, (b) the date that Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date or (c) receipt by the borrower of notice from any tenant under a Lease Sweep Lease that it intends to surrender, cancel or terminate its lease, (iii) the date that the tenant under the Lease Sweep Lease discontinues its business unless the tenant is rated above “BBB-” by S&P (or an equivalent by another national rating agency), (iv) a monetary default for failure to pay base rent or a material, non-monetary default under a Lease Sweep Lease beyond any applicable notice and cure period or (v) a bankruptcy or insolvency proceeding of any tenant under a Lease Sweep Lease. A “Major Lease Sweep Lease” is (i) the Continental Automotive Systems lease or (ii) any replacement lease or leases which collectively cover a majority of the Lease Sweep Lease space. A “Minor Lease Sweep Lease” is (i) The Travelers Indemnity Company lease and the Rockwell Automation, Inc. lease. A “Lease Sweep Lease” is a (i) Major Lease Sweep Lease and (ii) Minor Lease Sweep Lease.

(2)	The borrower will be required to deposit an amount equal to 1/12 of the annual insurance premiums into the insurance reserve if an acceptable blanket policy is no longer in place.

(3)	The TI/LC reserve is subject to a cap of $500,000.

(4)	On each monthly payment date during a Lease Sweep Period, the borrower is required to deposit all excess cash into the Lease Sweep reserve. The Lease Sweep reserve is generally capped at $20.00 PSF of the space leased under the applicable Lease Sweep Lease.

(5)	Based on amortizing debt service payments. Based on the current interest only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 2.72x and 2.31x, respectively.

(6)	The increase from Most Recent NOI to Underwritten NOI is attributed to the Integrated Design Solutions, LLC expansion.

(7)	The sponsor acquired the Troy Office Portfolio in 2014, therefore Historical NOI and Historical Occupancy for 2013 are not available.

TRANSACTION HIGHLIGHTS

■	Property. The Troy Office Portfolio properties consist of two Class A office buildings totaling 185,173 sq. ft. located in Troy, Michigan. The Troy Office Portfolio includes a three-story building located at 1441 West Long Lake Road which contains 108,119 sq. ft. and as of April 1, 2017, is 99.5% occupied by 12 tenants. The 1441 West Long Lake Road property was built in 2001 and includes a lower level parking garage. The building provides 445 parking stalls (356 surface and 89 below-grade) equating to 4.12 spaces per 1,000 sq. ft. The second building is located at 4685 Investment Drive which consists of three stories totaling 77,054 sq. ft and is 100% occupied by a single tenant. The 4685 Investment Drive property was built in 1999 and includes 326 surface parking spaces equating to 4.23 spaces per 1,000 sq. ft. Since acquisition in 2014, the sponsor has invested approximately $1.1 million in capital improvements and tenant improvements including the addition of a café and conference room, the installation of a putting green, and upgrades to the common areas, fitness center, lobby HVAC system, parking lot/garage and signage

■	Tenancy. The Troy Office Portfolio properties’ tenants consist of approximately 78.1% investment grade tenants including Continental Automotive Systems (41.6% of NRA, 32.3% of U/W Base Rent, rated BBB+/Baa1/BBB+ by Fitch/Moody’s/S&P), The Travelers Indemnity Company (15.2% of NRA, 17.7% of U/W Base Rent, rated A/A2/A by Fitch/Moody’s/S&P), Rockwell Automation, Inc. (13.3% of NRA, 15.4% of U/W Base Rent, rated A/A3/A by Fitch/Moody’s/S&P), Ameriprise Holdings, Inc (6.4% of NRA, 7.5% of U/W Base Rent, rated A3/A by Moody’s/S&P) and The Prudential Insurance Company (1.7% of NRA, 2.0% of U/W Base Rent, rated A-/Baa1/A by Fitch/Moody’s/S&P). The largest tenant, Continental Automotive Systems recently signed a 10-year lease extension in 2013 through 2023 (subject to a termination option in March 31, 2021) and has invested approximately $1.5 million ($19.50 PSF) of their own capital on improvements to their premises. With the exception of Continental Automotive Systems, no tenant makes up more than 15.2% of the NRA. The Troy Office Portfolio historical occupancy since 2013 is 95.2%

■	Submarket. The Troy Office Portfolio is located in the North Troy Office submarket and considered Class A office space. According to the appraiser, as of Q1 2017, the total submarket vacancy rate was 14.7% with average asking rents equal to $18.56 PSF. In recognition of the property’s reasonably low age, the appraiser examined trends for newer mulit-tenant inventory in the North Troy Office submarket, which concluded in a 4.7% vacancy rate and average asking rents equal to $19.60 PSF. The Troy Office Portfolio’s average rent PSF of $16.73 is approximately 9.9% and 14.6% below the total submarket and newer inventory average asking rents, respectively.

A-3-105

22761 Pacific Coast Highway Malibu, CA 90265	Collateral Asset Summary – Loan No. 17 Malibu Vista	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,000,000 49.3% 2.12x 9.8%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Refinance
Sponsor:	Kambiz Hakim
Borrower:	ASK Associates, LLC
Original Balance:	$18,000,000
Cut-off Date Balance:	$18,000,000
% by Initial UPB:	2.0%
Interest Rate:	4.2100%
Payment Date:	6th of each month
First Payment Date:	June 6, 2017
Maturity Date:	May 6, 2027
Amortization:	Interest only
Additional Debt:	None
Call Protection(1):	L(24), D(92), O(4)
Lockbox / Cash Management(1):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes(2):	$0	Springing
Insurance(3):	$0	Springing
Replacement(4):	$0	Springing
TI/LC(5):	$0	Springing
Immediate Repairs(6):	$7,500	$0
Dun & Bradstreet Renewal(7):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$552
Balloon Balance / Sq. Ft.:	$552
Cut-off Date LTV:	49.3%
Balloon LTV:	49.3%
Underwritten NOI DSCR:	2.29x
Underwritten NCF DSCR:	2.12x
Underwritten NOI Debt Yield:	9.8%
Underwritten NCF Debt Yield:	9.0%
(1)	A hard lockbox and in place cash management will be triggered upon the occurrence of a Trigger Period (as defined below) or Guarantor Net Worth and Liquidity Trigger (as defined below). A “Trigger Period” means the period commencing upon the first to occur of (i) an event of default, (ii) the debt service coverage ratio falling below 1.20x until such time that the debt service coverage ratio is at least 1.25x for two consecutive calendar quarters, (iii) a Specified Tenant Trigger Period (as defined below) and (iv) a TI Allowance Trigger Period (as defined below). A “Guarantor Net Worth and Liquidity Trigger” means (i) the guarantor’s net worth is less than $75,000,000 (excluding any equity attributable to the Malibu Vista property and any assets located outside of the United States), (ii) the guarantor’s liquidity is less than $3,000,000 and (iii) Kambiz Hakim no longer remains the guarantor. A “Specified Tenant Trigger Period” means, including but not limited to, a period commencing upon the first to occur of (a) a Specified Tenant (as defined below) being in default under its lease, (b) a Specified Tenant failing to be in actual physical possession of at least 50% of the Specified Tenant’s space, failing to be open to the public for business and/or “going dark” in 50% or more of the Specified Tenant’s space, (c) Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant’s space (or applicable portion thereof), (d) any termination or cancellation of any Specified Tenant’s lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant’s lease failing to otherwise be in full force and effect, (e) any bankruptcy or similar insolvency of a Specified Tenant, (f) a Specified Tenant failing to extend or renew the applicable Specified Tenant’s lease on or prior to the date that is 12 months prior to the expiration of that lease for a minimum renewal term of five
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Malibu, CA
Year Built / Renovated:	1980 / 2013
Total Sq. Ft.:	32,583
Property Management:	Quantumprime Realty Inc.
Underwritten NOI(8):	$1,759,814
Underwritten NCF:	$1,628,714
Appraised Value:	$36,500,000
Appraisal Date:	March 2, 2017

Historical NOI(8)
Most Recent NOI:	$1,509,752 (December 31, 2016)
2015 NOI:	$1,689,483 (December 31, 2015)
2014 NOI:	$2,229,390 (December 31, 2014)

Historical Occupancy(9)
Most Recent Occupancy:	100.0% (May 6, 2017)
2016 Occupancy:	96.0% (December 31, 2016)
2015 Occupancy:	96.0% (December 31, 2015)
2014 Occupancy:	97.0% (December 31, 2014)

years (a “Specified Tenant Renewal Trigger Event”) (provided, however, that notwithstanding the foregoing, no Specified Tenant Renewal Trigger Event shall be deemed to have occurred if the borrower deposits with the lender, into the Dun & Bradstreet Renewal reserve account, in the form of cash or a letter of credit, (x) an amount equal to $500,000 within ten business days of the occurrence of such Specified Tenant Renewal Trigger Event and (y) an additional amount equal to $500,000 on or prior to the date that is six months prior to the expiration of the then applicable term of the applicable Specified Tenant’s lease (such deposits being at the borrower’s option)), and (vii) the senior unsecured credit rating (or the equivalent thereof) of a Specified Tenant falling below investment grade. A “Specified Tenant” means (i) Dun & Bradstreet Emerging Business Corp. (“DBEBC”), (ii) any other lessee of the specified tenant space and (iii) any parent company of any such Specified Tenant, and any affiliate providing credit support for, or guarantor of, any such Specified Tenant lease. A “TI Allowance Trigger Period” means a period commencing on the date that is 60 days after the filing of a lawsuit by the sole tenant DBEBC against the borrower to compel payment of any unpaid tenant improvement allowance owed to DBEBC pursuant to such tenant’s lease. In the event that a cash sweep is in effect due solely to the occurrence of a Trigger Period caused by a TI Allowance Trigger Period, the excess cash flow deposits will be capped at an amount equal to $75,000.

(2)	The borrower will be required to deposit 1/12 of the annual real estate taxes into the tax reserve on each monthly payment date where a Trigger Period has occurred and is continuing or the DBEBC lease is not in full force and effect.

(3)	The borrower will be required to deposit 1/12 of the annual insurance premiums into the insurance reserve on each monthly payment date where a Trigger Period has occurred and is continuing or a Guarantor Net Worth and Liquidity Trigger exists, or if the borrower cannot deliver evidence that the insurance policies are in full force and effect.

(4)	The borrower will be required to deposit $1,140 into the Replacement reserve on each monthly payment date on which a Guarantor Net Worth and Liquidity Trigger exists. The replacement reserve account is subject to a $150,000 cap.

(5)	The borrower will be required to deposit $2,715 into the TI/LC reserve on each monthly payment date on which a Guarantor Net Worth and Liquidity Trigger exists.

(6)	The immediate repairs reserve is equal to 125% of the estimated costs of immediate repairs.

(7)	On the first monthly payment date during the continuance of a Trigger Period that exists solely due to the continuance of a Specified Tenant Trigger Period and on the succeeding 11 monthly payment dates, the borrower will be required to deposit all excess cash generated by the Malibu Vista property for the immediately preceding interest accrual period into the Dun & Bradstreet Renewal reserve.

(8)	The decrease in NOI after 2014 is primarily attributable to declining rents due to expired leases at higher rents and downtime as vacant space was held off of the market for DBEBC build-out and occupancy. The increase in Underwritten NOI over Most Recent NOI is primarily due to the inclusion of $170,825 in rent steps, which represents an average increase of 3.5% for contractual annual rent steps for the investment grade tenant.

(9)	The sole tenant at the Mortgaged Property, Dun & Bradstreet Emerging Business Corporation, subleased its space in one of the three buildings at the Mortgaged Property, totaling 5,712 sq. ft., to Bryant Stibel & Co.

TRANSACTION HIGHLIGHTS

■	Property. The Malibu Vista property is a 32,583 sq. ft. office property located on a 1.5 acre site along the Pacific Coast Highway. The Malibu Vista site slopes to the south, providing ocean views and serves as the corporate headquarters for Dun & Bradstreet Emerging Business Corp. The Malibu Vista property consists of three buildings, with two on the lower level facing the plaza and one on the upper level. Site improvements on the Malibu Vista property include an open gathering area with chairs, tables, and an outdoor heater, and a water fountain located at the center of the plaza level. The sole tenant, DBEBC, was formed as a result of the May 2015 acquisition by Dun & Bradstreet Corp. (“DNB”) of Dun & Bradstreet Credibility Corp. (“DBCC”) to combine the technology and data solutions of DBCC with the small and mid-sized operations of DNB. Founded in 1841, DNB provides commercial data, analytics and insights on businesses worldwide.

■	Market. The Malibu Vista property is located in western Los Angeles County, which is approximately 25 miles west of downtown Los Angeles, and includes the incorporated cities of Malibu, Santa Monica, Culver City, West Hollywood and Beverly Hills. Land uses surrounding the Malibu Vista property include primarily residential developments, undeveloped land and commercial use. According to the appraisal, the estimated average household incomes within a 1-, 3- and 5-mile radius of the Malibu Vista property are estimated to be $170,474, $182,166 and $192,192, respectively. The Malibu Vista property is also a part of the Los Angeles-Long Beach-Glendale, CA MSA which reported a 2016 population of approximately 10.2 million. As of the fourth quarter of 2016, the West Los Angeles office submarket consisted of approximately 53.5 million sq. ft. with a 8.0% vacancy rate and asking rents of $55.92 PSF.

A-3-106

6826 NY-12 Norwich, NY 13815	Collateral Asset Summary – Loan No. 18 Alvogen Pharma US	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$17,350,000 66.3% 1.62x 10.7%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Recapitalization
Sponsors(1):	AG Net Lease III Corp.; AG Net Lease III (SO) Corp.
Borrower:	AGNL RX, L.L.C.
Original Balance:	$17,350,000
Cut-off Date Balance:	$17,350,000
% by Initial UPB:	1.9%
Interest Rate:	4.9000%
Payment Date:	6th of each month
First Payment Date:	May 6, 2017
Anticipated Repayment Date(2):	April 6, 2027
Final Maturity Date:	April 6, 2035
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt(3):	Future Mezzanine Debt Permitted
Call Protection:	L(25), YM1(89), O(6)
Lockbox / Cash Management(4):	Hard / In Place

Reserves
	Initial	Monthly
Taxes(5):	$0	Springing
Insurance(5):	$0	Springing
Replacement(6):	$0	Springing
Lease Sweep(7):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$45
Balloon Balance / Sq. Ft.:	$40
Cut-off Date LTV:	66.3%
Balloon LTV:	58.6%
Underwritten NOI DSCR(8):	1.68x
Underwritten NCF DSCR(8):	1.62x
Underwritten NOI Debt Yield:	10.7%
Underwritten NCF Debt Yield:	10.3%
Underwritten NOI Debt Yield at Balloon:	12.1%
Underwritten NCF Debt Yield at Balloon:	11.7%

(1)	The sponsors are also the sponsors of the mortgage loan identified on Annex A-1 to the Preliminary Prospectus as SG 360 Portfolio, which has a Cut-off Date Balance of $16,500,000.

(2)	From and after the Anticipated Repayment Date, the Alvogen Pharma US mortgage loan accrues at a fixed interest rate (the “Revised Rate”) that is equal to the sum of (i) 2.0000% plus (ii) the greater of (a) 4.9000% and (b) the sum of the (A) the bid side yield to maturity for the “on the run” 10 year U.S. Treasury Note and (B) the 10-year swap spread as of the Anticipated Repayment Date plus 2.5000%. Interest accrued a the excess of the Revised Rate over the initial Interest Rate is deferred and payable only after all principal has been paid in full.

(3)	Provided it is at least two years prior to the Anticipated Repayment Date, the Alvogen Pharma US mortgage loan permits future mezzanine debt provided, among other things, (i) based on the combined mortgage and mezzanine balances (A) the combined loan to value ratio is no more than 66.3%, (B) the combined debt service coverage ratio is no less than 1.62x and (C) the combined debt yield is no less than 10.3%, (ii) such future indebtedness is coterminous with the Alvogen Phama US whole loan, (iii) has an initial outstanding principal balance less than $4.0 million and (iv) the related mezzanine loan lender has entered into an intercreditor agreement acceptable to the mortgage lender.
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Manufacturing/Warehouse Industrial
Collateral(9):	Fee Simple / Leasehold
Location:	Norwich, NY
Year Built / Renovated:	1976 / 2016
Total Sq. Ft.:	385,000
Property Management:	Self-managed
Underwritten NOI:	$1,852,004
Underwritten NCF:	$1,794,254
Appraised Value:	$26,150,000
Appraisal Date:	March 2, 2017

Historical NOI(10)
Most Recent NOI:	NAV
2015 NOI:	NAV
2014 NOI:	NAV
2013 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	100.0% (May 6, 2017)
2015 Occupancy:	100.0% (December 31, 2015)
2014 Occupancy:	100.0% (December 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
(4)	Norwich Pharmaceuticals, Inc. (“Norwich”), the sole tenant, pays rent quarterly into the lockbox, and after payments of amounts due to the current month of such payment, the lender retains two additional months of taxes, insurance, capital expenditures and three months of debt service in the cash management account. On the day immediately prior to each monthly payment date in the first month of each calendar quarter during the term of the loan, the lender is required to release back to borrower the two months of retained taxes, insurance and capital expenditures all of which is required to be replenished by the next installment of quarterly rent paid.

(5)	The borrower will be required to deposit an amount equal to 1/12 of the annual real estate taxes and annual insurance premiums if (i) the Norwich lease is no longer in full force and effect, (ii) the Norwich lease does not require the tenant to pay for all real estate taxes or insurance premiums, (iii) if the Norwich tenant fails to provide receipt of such payment and (iv) with respect to the insurance premiums, an acceptable blanket policy is no longer in place.

(6)	The borrower will be required to deposit $12,833 into the Replacement reserve account if (i) the Norwich lease is no longer in full force and effect, (ii) the Norwich tenant lease does not require the tenant to pay for all capital expenditures when such payments are due or (iii) Norwich fails to perform such obligations.

(7)	On each monthly payment date during a Lease Sweep Period, the borrower will be required to deposit all excess cash into the lease sweep reserve. A “Lease Sweep Period” will commence upon (i) the date that the tenant under a Lease Sweep Lease (or any portion thereof exceeding 75.0% of the total NRA under the Lease Sweep Lease) is surrendered, cancelled or terminated, (ii) the date that a tenant under a Lease Sweep Lease discontinues its business, (iii) the occurrence of an event of default under the Lease Sweep Lease due to the failure by the tenant under a Lease Sweep Lease to make any basic rent payments that continue beyond any applicable notice and cure periods or (iv) an insolvency proceeding of any tenant under a Lease Sweep Lease. A “Lease Sweep Lease” means (i) the Norwich lease or any replacement leases or (ii) any replacement lease or leases which collectively cover at least 75.0% of the Lease Sweep Lease space.

(8)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and the Underwritten NCF DSCR are 2.15x and 2.08x, respectively.

(9)	The borrower owns a portion of the mortgaged property in fee and a portion in leasehold, pursuant to an IDA lease (the “IDA Lease”) with the County of Chenango Industrial Development Agency. The IDA Lease expires on February 29, 2032 and rent payments are $140,000, payable in ten annual installments of $14,000, payable March 1 of each year commencing on March 1, 2017, plus an additional one-time payment of $14,000 payable on March 1, 2017. For additional information, see “Description of the Mortgage Pool – Real Estate and Other Tax Considerations” in the Preliminary Prospectus,

(10)	Historical financial information is not available because the Alvogen Pharma US property has been leased pursuant to an absolute triple net lease to the existing tenant, Norwich since delivery in 1976. Accordingly, historical financials are not available.

TRANSACTION HIGHLIGHTS

■	Tenancy. The Alvogen Pharma US property is 100.0% leased and subleased to Norwich, a subsidiary of Alvogen Pharma US (S&P Rated: B; Moody’s Rated: B2). Alvogen Lux Holdings S.a.r.l., the global parent of the tenant, was formed in 2009, with roots tracing back to the 1800s. Founded in 1887, Norwich is engaged in the manufacturing, packaging, and distribution of prescription drugs and over the counter products, and created Pepto-Bismol in 1901. The tenant represents all of Alvogen Lux Holdings’ United States operations and is responsible for 55.0% of its revenue. The tenant has operated in the market for over 130 years, including 40 years at the Alvogen Pharma US property. The tenant built and delivered the Alvogen Pharma US property in 1976. In 2015, the tenant invested approximately $26.0 million into the renovation and expansion of the Alvogen Pharma US property including, approximately $10.3 million in build-out costs and more than $7.0 million in product-specific build-out for future production of a new drug.

A-3-107

1351 Wheeling Road, Wheeling, IL 60090 1900 South 25th Avenue, Broadview, IL 60155	Collateral Asset Summary – Loan No. 19 SG360 Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$16,500,000 66.0% 1.62x 10.0%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Acquisition
Sponsor(1):	AG Net Lease III Corp.; AG Net Lease III (SO) Corp.
Borrower:	AGNL Mail, L.L.C.
Original Balance:	$16,500,000
Cut-off Date Balance:	$16,500,000
% by Initial UPB:	1.8%
Interest Rate:	4.6100%
Payment Date:	6th of each month
First Payment Date:	May 6, 2017
Maturity Date:	April 6, 2027
Amortization:	Interest only for first 60 months; 360 months thereafter
Additional Debt(2):	Future Mezzanine Debt Permitted
Call Protection:	L(25), YM1(90), O(5)
Lockbox / Cash Management(3):	Hard / Springing

Reserves
	Initial	Monthly
Taxes(4):	$0	Springing
Insurance(5):	$0	Springing
Replacement(6):	$0	Springing
TI/LC:	$0	$0
Deferred Maintenance(7):	$0	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$38
Balloon Balance / Sq. Ft.:	$35
Cut-off Date LTV:	66.0%
Balloon LTV:	60.5%
Underwritten NOI DSCR:	1.62x
Underwritten NCF DSCR:	1.62x
Underwritten NOI Debt Yield:	10.0%
Underwritten NCF Debt Yield:	10.0%
(1)	The sponsors are also the sponsors of the mortgage loan identified on Annex A-1 to the Preliminary Prospectus as Alvogen Pharma US, which has a Cut-off Date Balance of $17,350,000.

(2)	Mezzanine debt is permitted provided, among other things, (a) such mezzanine debt, together with the SG360 Portfolio mortgage loan, has (i) a combined loan to value ratio of less than or equal to 66.0%, (ii) a combined debt service coverage ratio greater than or equal to 1.62x and (iii) a combined debt yield of no less than 9.97%, (b) the term of the mezzanine debt is co-terminous with the term of the SG360 Portfolio mortgage loan and (c) an intercreditor agreement acceptable to the mortgage lender is executed and delivered.

(3)	In place cash management is triggered (i) upon an event of default, (ii) if the debt service coverage ratio falls below 1.20x until such time that the debt service coverage ratio is at least 1.20x for two consecutive calendar quarters or (iii) upon the occurrence of a Specified Tenant Trigger Period (the period commencing upon (i), (ii), or (iii), a “Trigger Period”). A “Specified Tenant Trigger Period” commences upon the first to occur of (i) an event of default under a Specified Tenant’s lease arising directly as a result of Specified Tenant’s failure to be in actual, physical possession of, or abandoning, the mortgaged properties, (ii) any termination or cancellation of any Specified Tenant’s lease and/or any Specified Tenant’s lease failing to be in full force and effect, and (iii) any bankruptcy or similar insolvency of a Specified Tenant. A “Specified Tenant” means (a) the Segerdahl Corporation (the “Segerdahl Corp.”), together with any parent or affiliate providing credit support or a guaranty under the lease or (b) any replacement tenant of the Segerdahl Corp. approved in accordance with the mortgage loan documents.
Property Information
Single Asset / Portfolio:	Portfolio of two properties
Property Type(8):	Industrial/Flex
Collateral:	Fee Simple
Location(9):	Various, IL
Year Built / Renovated(10):	Various / Various
Total Sq. Ft.:	437,533
Property Management:	Self-managed
Underwritten NOI:	$1,644,877
Underwritten NCF:	$1,644,877
Appraised Value(11):	$25,000,000
Appraisal Date:	March 1, 2017

Historical NOI(11)
Most Recent NOI:	NAV
2014 NOI:	NAV
2013 NOI:	NAV

Historical Occupancy(12)
Most Recent Occupancy:	100.0% (May 6, 2017)
2014 Occupancy:	NAV
2013 Occupancy:	NAV
(4)	The borrower will be required to deposit 1/12 of the annual real estate taxes provided that (i) a Trigger Period is then continuing and (ii) neither the borrower nor the Specified Tenant has (a) timely paid the taxes directly to the appropriate taxing authority and (b) provided evidence of such payment to lender.

(5)	The borrower will be required to deposit 1/12 of the annual insurance premiums provided that (i) a Trigger Period is then continuing and (ii) neither the borrower nor the Specified Tenant has (a) timely paid the insurance premiums due on the policies to the issuer of the policies and (b) provided evidence of such payment to lender.

(6)	The borrower will be required to deposit $18,231 on each monthly payment date on which (i) a Trigger Period is then continuing and (ii) neither the borrower nor the Specified Tenant has diligently made the required replacements. The Replacement reserve account is subject to a cap of $1,093,832.

(7)	A holdback escrow agreement was executed in connection with the sale of the mortgaged properties to the borrower pursuant to which the seller deposited $637,395 into an account with Chicago Title and Trust Company for immediate repairs associated with both properties, which must be completed by December 31, 2017.

(8)	The Wheeling Facility property consists of 215,038 sq. ft. of industrial manufacturing, warehouse and distribution space and 30,000 sq. ft. of office space. The Broadview Facility property consists of 172,495 sq. ft. of industrial manufacturing, warehouse and distribution space and 20,000 sq. ft. of office space.

(9)	The Wheeling Facility property is located at 1351 Wheeling Road in Wheeling, IL 60090. The Broadview Facility property is located at 1900 South 25th Avenue in Broadview, IL 60155.

(10)	The Wheeling Facility property was built in 1960 and last renovated in 2009. The Broadview Facility property was built in 1958 and last renovated in 1967.

(11)	The Wheeling Facility property has an “As-is” Appraised Value of $14,900,000 and the Broadview Facility property has an “As-is” Appraised Value of $10,100,000.

(12)	Historical NOI and Historical Occupancy figures were unavailable due to the borrower’s recent acquisition of the properties.

TRANSACTION HIGHLIGHTS

■	Property. The SG360 Portfolio mortgage loan is secured by two properties located in Wheeling and Broadview, Illinois. Both properties are occupied by the Segerdahl Corp, a company that offers printing and producing of direct mail marketing within the luxury and casual clothing retailers, big box, food, electronic, and home and hardware retailers, as well as delivery logistics and market research. The Wheeling Facility property serves as the Segerdahl Corp’s corporate headquarters and is the company’s largest manufacturing site by size and revenue. The Wheeling Facility property has a clear height of 16 to 24 feet, 27 loading docks and 279 surface parking spaces. The Wheeling Facility property houses nine printing presses including a newly acquired printing press that runs Costco’s latest advertisement orders of approximately 28 million orders per month. The Broadview Facility property is the company’s second largest manufacturing site by size and revenue and is located 12 miles from downtown Chicago. The Broadview Facility property has clear heights of 14-23 feet, has 11 loading docks and 195 surface parking spaces. The Broadview Facility property houses eight printing presses as well as a secured analytics server room which houses significant customer data.

■	Market. The two properties are located in the greater Chicago Metropolitan Statistical Area (“MSA”), which is comprised of 14 counties and reported a 2016 population of approximately 12.8 million. The Chicago MSA is the third largest in the United States and is home to the corporate headquarters of 57 Fortune 1000 companies, including Boeing, McDonald’s, Motorola, Discover Financial Services, Walgreens and Aon. The Chicago industrial market encompasses approximately 1.26 billion sq. ft. and is the largest industrial market in the United States. According to the appraisal, as of the fourth quarter of 2016, Chicago’s industrial market reports a vacancy rate of 6.5% and an average rental rate of $5.60 PSF. For the Wheeling Facility property, the 2016 demographics within a 5- mile radius feature a population of 299,209 and an estimated average household income of $109,917. For the Broadview Facility property, the 2016 demographics within a 5-mile radius feature a population of 467,942 and an estimated average household income of $90,391.

A-3-108

33 Kings Highway Orangeburg, NY 10962	Collateral Asset Summary – Loan No. 20 33 Kings Highway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$14,981,369 41.6% 1.92x 12.3%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor(1):	Steven J. Guttman
Borrower:	Uovo Kings Hwy LLC
Original Balance:	$15,000,000
Cut-off Date Balance:	$14,981,369
% by Initial UPB:	1.7%
Interest Rate:	4.8200%
Payment Date:	6th of each month
First Payment Date:	May 6, 2017
Maturity Date:	April 6, 2027
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management(2):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$151,492	$23,089
Insurance(3):	$0	Springing
Replacement:	$0	$1,314
Required Repairs:	$15,600	$0

Financial Information
Cut-off Date Balance / Sq. Ft.(4):	$143
Balloon Balance / Sq. Ft.(4):	$117
Cut-off Date LTV:	41.6%
Balloon LTV:	34.1%
Underwritten NOI DSCR:	1.94x
Underwritten NCF DSCR:	1.92x
Underwritten NOI Debt Yield:	12.3%
Underwritten NCF Debt Yield:	12.2%
Underwritten NOI Debt Yield at Balloon:	15.0%
Underwritten NCF Debt Yield at Balloon:	14.9%

(1)	The sponsor is also the sponsor of the mortgage loan identified on Annex A-1 to the Preliminary Prospectus as Uovo Art Storage, which has a Cut-off Date Balance of $49,803,347.

(2)	A hard lockbox and in-place cash management is triggered upon the occurrence of (i) an event of default or (ii) the debt service coverage ratio falling below 1.20x.

(3)	Unless an acceptable blanket insurance policy is in place, 1/12 of the estimated insurance premiums into an insurance account.
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Art Storage Self-Storage
Collateral(5):	Fee Simple
Location:	Orangeburg, NY
Year Built / Renovated:	1972, 1982 / 2014-2016
Total Sq. Ft.(6):	105,130
Property Management:	Uovo Management LLC
Underwritten NOI:	$1,837,694
Underwritten NCF:	$1,821,925
Appraised Value:	$36,000,000
Appraisal Date:	February 3, 2017

Historical NOI(7)
Most Recent NOI:	$1,592,864 (T-3 February 28, 2017)
Second Most Recent NOI:	$1,519,620 (T-6 February 28, 2017)
2016 NOI:	$1,080,768 (December 31, 2016)

Historical Occupancy(8)
Most Recent Occupancy:	54.4% (February 28, 2017)
2015 Occupancy:	NAV
2014 Occupancy:	NAV
2013 Occupancy:	NAV
(4)	The Cut-off Date Balance / Sq. Ft. and Balloon Balance / Sq. Ft. calculations are based on 105,130 gross sq. ft.

(5)	The 33 Kings Highway borrower leases its fee interest to the County of Rockland industrial development agency (the “IDA”), which subleases the 33 Kings Highway property back to the borrower at rent of $1.00. The borrower is obligated to terminate such arrangement at the end of its term in 2024. The IDA is a party to the lender’s mortgage and a foreclosure of the mortgage will wipe out both the lease and the IDA sublease. Any losses that are incurred by the lender as a result of any recapture of the benefits that are contained in the IDA sublease is recourse to the loan guarantor. The effect of the arrangement is to provide the 33 Kings Highway borrower an exemption from mortgage recording tax ($196,000 of benefits) and sales tax ($201,000 of benefits). The sales tax exemption expires on the earlier of (i) September 2017, (ii) the completion of the acquisition, renovation and equipping of the facility, (iii) a default under the lease with the County of Rockland industrial development agency, and (iv) such time as the borrower has received a total of $201,000 of sales and use tax exemption for purchases of no more than $2,400,000.

(6)	Total Sq. Ft. is based on the gross building area of 105,130 sq. ft. The private storage units total 2,915 sq. ft. and the managed storage units total 400,000 cubic feet.

(7)	Historical NOI is not available as the property was converted from a traditional warehouse to an art storage facility between 2014 and 2015 and was not fully opened until October 2015.

(8)	Most Recent Occupancy is based on the managed storage space of 400,000 cubic feet.

TRANSACTION HIGHLIGHTS

■	Property. 33 Kings Highway property is located in Orangeburg, New York, approximately 18 miles outside of Manhattan, New York on a 12.78-acre campus. The 33 Kings Highway property was converted from a traditional warehouse to an art storage facility by Storage Deluxe between 2014 and 2015 and contains 400,000 cubic feet of managed storage space and 2,915 sq. ft. of private storage space. The 33 Kings Highway property includes a 500 sq. ft. viewing room that tenants can rent to showcase their artwork and has three conference rooms/offices that tenants can rent on a daily basis. There is also a 5,055 sq. ft. room with 24 to 30 foot ceilings and a loading dock, which can be rented by tenants as a workspace for large pieces. The 33 Kings Highway property’s conversion from warehouse space to art storage space was completed in two phases, the first phase included renovation of the temperature controlled space which was completed in December 2014 and the climate controlled space which was completed in October 2015. As of the February 28, 2017 rent roll, the 33 Kings Highway property’s seven private storage units were 37.0% occupied and the managed storage units were 60.7% occupied.

■	Sponsorship. Steven J. Guttman is the founder of Storage Deluxe Management Company (“Storage Deluxe”). Founded in 1998, Storage Deluxe has developed and constructed approximately 34 self storage facilities, three fine art storage facilities, and one luxury car storage facility. Altogether, these assets comprise approximately 2.4 million net rentable sq. ft. across approximately 40,000 units. The borrower sponsor has since sold 27 of its properties, with the majority being acquired by Cube Smart. Currently, Storage Deluxe manages approximately 10 facilities in New York within Brooklyn, Manhattan, Flushing, Long Island City, Queens, New Hyde Park and The Bronx, with an additional seven properties under construction. The sponsor is constructing an additional art storage facility approximately two miles from the 33 Kings Highway Facility. See “Description of the Mortgage Pool-Mortgage Pool Characteristics—Property Types—Self Storage Properties” in the Preliminary Prospectus.

A-3-109

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX B

FORM OF REPORT TO CERTIFICATEHOLDERS

B-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

	CD 2017-CD4 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CD4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	6/12/17
Corporate Trust Services		Record Date:	5/31/17
8480 Stagecoach Circle		Determination Date:	6/6/17
Frederick, MD 21701-4747

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7 - 9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15 - 16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Realized Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21 - 22
Supplemental Reporting	23

Asset Representations
Depositor	Master Servicer	Special Servicer	Reviewer/Operating Advisor

Deutsche Mortgage & Asset Receiving Corporation	Midland Loan Services, a Division of PNC Bank,	Rialto Capital Advisors, LLC	Park Bridge Lender Services LLC
National Association
60 Wall Street New	10851 Mastin Street, Suite 300	730 NW 107th Avenue, Suite 400	600 Third Avenue
York, NY 10005	Overland Park, KS 66210	Miami, FL 33172	40th Floor
New York, NY 10016

Contact: Helaine M. Kaplan	Contact: Heather Wagner	Contact: Thekla Salzman	Contact: David Rodgers
Phone Number: (212) 250-5270	Phone Number: (913) 253-9570	Phone Number: (305) 229-6465	Phone Number: (212) 230-9025

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	CD 2017-CD4 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CD4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	6/12/17
Corporate Trust Services		Record Date:	5/31/17
8480 Stagecoach Circle		Determination Date:	6/6/17
Frederick, MD 21701-4747

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-M		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
VRR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	CD 2017-CD4 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CD4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	6/12/17
Corporate Trust Services		Record Date:	5/31/17
8480 Stagecoach Circle		Determination Date:	6/6/17
Frederick, MD 21701-4747

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-M		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
VRR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000
X-E		0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000
X-G		0.00000000	0.00000000	0.00000000	0.00000000

	CD 2017-CD4 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CD4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	6/12/17
Corporate Trust Services		Record Date:	5/31/17
8480 Stagecoach Circle		Determination Date:	6/6/17
Frederick, MD 21701-4747

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-M	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
VRR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	CD 2017-CD4 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CD4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	6/12/17
Corporate Trust Services		Record Date:	5/31/17
8480 Stagecoach Circle		Determination Date:	6/6/17
Frederick, MD 21701-4747

Other Required Information

Available Distribution Amount (1)	0.00

Controlling Class Information		Appraisal Reduction Amount

		Loan Number	Appraisal	Cumulative	Most Recent
Controlling Class:			Reduction	ASER	App. Reduction
Effective as of: mm/dd/yyyy			Effected	Amount	Date

Controlling Class Representative:
Effective as of: mm/dd/yyyy

Total

(1) The Available Distribution Amount includes any Prepayment Fees

	CD 2017-CD4 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CD4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	6/12/17
Corporate Trust Services		Record Date:	5/31/17
8480 Stagecoach Circle		Determination Date:	6/6/17
Frederick, MD 21701-4747

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Scheduled Interest	0.00		Master Servicing Fee - Midland Loan Services	0.00
Interest reductions due to Nonrecoverability Determinations	0.00		Trustee Fee - Wells Fargo Bank, N.A.	0.00
Interest Adjustments	0.00		Certificate Administrator Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC® Intellectual Property Royalty License Fee	0.00
ARD Interest	0.00		Operating Advisor Fee - Park Bridge Lender Services LLC	0.00
Default Interest and Late Payment Charges	0.00		Asset Representations Reviewer Fee - Park Bridge	0.00
Net Prepayment Interest Shortfall	0.00		Lender Services LLC
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Additional Trust Fund Expenses:
			Reimbursement for Interest on Advances	0.00
Principal:			ASER Amount	0.00
Scheduled Principal	0.00		Special Servicing Fee	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Workout-Delayed Reimbursement Amounts	0.00
Curtailments	0.00		Other Expenses	0.00
Negative Amortization	0.00		Total Additional Trust Fund Expenses		0.00
Principal Adjustments	0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00

			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance Charges	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance Charges	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Excess Liquidation Proceeds	0.00		Net Swap Counterparty Payments Received	0.00
Net Swap Counterparty Payments Received	0.00		Total Payments to Certificateholders & Others		0.00
Total Other Collected		0.00	Total Funds Distributed		0.00
Total Funds Collected		0.00

	CD 2017-CD4 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CD4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	6/12/17
Corporate Trust Services		Record Date:	5/31/17
8480 Stagecoach Circle		Determination Date:	6/6/17
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Debt Yield Ratio (4)

Debt Yield Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

See footnotes on last page of this section.

	CD 2017-CD4 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CD4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	6/12/17
Corporate Trust Services		Record Date:	5/31/17
8480 Stagecoach Circle		Determination Date:	6/6/17
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	CD 2017-CD4 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CD4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	6/12/17
Corporate Trust Services		Record Date:	5/31/17
8480 Stagecoach Circle		Determination Date:	6/6/17
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used.

To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-Off Date balance of each property as disclosed in the offering document.

The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “ Property ” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

	CD 2017-CD4 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CD4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	6/12/17
Corporate Trust Services		Record Date:	5/31/17
8480 Stagecoach Circle		Determination Date:	6/6/17
Frederick, MD 21701-4747

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	SS	-	Self Storage	1	-	Modification	7	-	REO	11	-	Full Payoff	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	98	-	Other	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	SE	-	Securities	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD	3	-	Principal Write-Off	8	-	Other
IN	-	Industrial	CH	-	Cooperative Housing	4	-	Extension			to Master Servicer	98	-	Other	4	-	Blank	9	-	Combination
MH	-	Mobile Home Park	WH	-	Warehouse	5	-	Note Sale	10	-	Deed in Lieu Of				5	-	Temporary Rate Reduction	10	-	Forbearance
OF	-	Office	ZZ	-	Missing Information	6	-	DPO			Foreclosure
MU	-	Mixed Use	SF	-	Single Family
LO	-	Lodging

	CD 2017-CD4 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CD4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	6/12/17
Corporate Trust Services		Record Date:	5/31/17
8480 Stagecoach Circle		Determination Date:	6/6/17
Frederick, MD 21701-4747

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI (1)	Most Recent NOI (1)	Most Recent NOI Start Date	Most Recent NOI End Date

Total

(1) The Most Recent Fiscal NOI and Most Recent NOI fields correspond to the financial data reported by the Master Servicer. An NOI of 0.00 means the Master Servicer did not report NOI figures in their loan level reporting.

	CD 2017-CD4 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CD4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	6/12/17
Corporate Trust Services		Record Date:	5/31/17
8480 Stagecoach Circle		Determination Date:	6/6/17
Frederick, MD 21701-4747

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Charge

Totals

	CD 2017-CD4 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CD4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	6/12/17
Corporate Trust Services		Record Date:	5/31/17
8480 Stagecoach Circle		Determination Date:	6/6/17
Frederick, MD 21701-4747

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	CD 2017-CD4 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CD4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	6/12/17
Corporate Trust Services		Record Date:	5/31/17
8480 Stagecoach Circle		Determination Date:	6/6/17
Frederick, MD 21701-4747

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Performing Matured Balloon	1	-	Modification	7	-	REO	11	-	Full Payoff
		But Still in Grace Period	1	- 30-59 Days Delinquent	5	-	Non Performing Matured Balloon	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties
		Or Not Yet Due	2	- 60-89 Days Delinquent	6	-	121+ Days Delinquent	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD
B	-	Late Payment But Less	3	- 90-120 Days Delinquent				4	-	Extension			to Master Servicer	98	-	Other
		Than 30 Days Delinquent						5	-	Note Sale	10	-	Deed In Lieu Of
								6	-	DPO			Foreclosure
** Outstanding P & I Advances include the current period advance.

	CD 2017-CD4 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CD4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	6/12/17
Corporate Trust Services		Record Date:	5/31/17
8480 Stagecoach Circle		Determination Date:	6/6/17
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 1

Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	DSCR Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	CD 2017-CD4 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CD4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	6/12/17
Corporate Trust Services		Record Date:	5/31/17
8480 Stagecoach Circle		Determination Date:	6/6/17
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 2

Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment from Special Servicer

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	CD 2017-CD4 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CD4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	6/12/17
Corporate Trust Services		Record Date:	5/31/17
8480 Stagecoach Circle		Determination Date:	6/6/17
Frederick, MD 21701-4747

Advance Summary

Loan Group	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	CD 2017-CD4 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CD4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	6/12/17
Corporate Trust Services		Record Date:	5/31/17
8480 Stagecoach Circle		Determination Date:	6/6/17
Frederick, MD 21701-4747

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	CD 2017-CD4 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CD4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	6/12/17
Corporate Trust Services		Record Date:	5/31/17
8480 Stagecoach Circle		Determination Date:	6/6/17
Frederick, MD 21701-4747

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	CD 2017-CD4 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CD4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	6/12/17
Corporate Trust Services		Record Date:	5/31/17
8480 Stagecoach Circle		Determination Date:	6/6/17
Frederick, MD 21701-4747

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	CD 2017-CD4 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CD4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	6/12/17
Corporate Trust Services		Record Date:	5/31/17
8480 Stagecoach Circle		Determination Date:	6/6/17
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	CD 2017-CD4 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CD4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	6/12/17
Corporate Trust Services		Record Date:	5/31/17
8480 Stagecoach Circle		Determination Date:	6/6/17
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	CD 2017-CD4 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2017-CD4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	6/12/17
Corporate Trust Services		Record Date:	5/31/17
8480 Stagecoach Circle		Determination Date:	6/6/17
Frederick, MD 21701-4747

Supplemental Reporting

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT

Report Date: Report will be delivered annually no later than May 1 (April 30 on leap years).

Transaction: CD 2017-CD4

Operating Advisor: Park Bridge Lender Services LLC

Special Servicer: Rialto Capital Advisors, LLC

Directing Certificateholder: RREF III Debt AIV, LP or another affiliate of Rialto Capital Advisors, LLC

I.       Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement dated as of May 1, 2017 (the “Pooling and Servicing Agreement”), between Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator and Trustee, and Park Bridge Lender Services LLC, as Operating Advisor and Asset Representations Reviewer, as well as the items listed below, the Operating Advisor has undertaken a limited review of the Special Servicer’s operational activities in light of the Servicing Standard and the requirements of the Pooling and Servicing Agreement with respect to the resolution and/or liquidation of the Specially Serviced Loans and provides this Operating Advisor Annual Report.

No information or any other content included in this Operating Advisor Annual Report contravenes any provision of the Pooling and Servicing Agreement. This Operating Advisor Annual Report sets forth the Operating Advisor’s assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a trust-level basis with respect to the resolution and/or liquidation of Specially Serviced Loans during the prior calendar year.

Subject to the restrictions in the Pooling and Servicing Agreement, this Operating Advisor Annual Report (A) identifies any material deviations, if any (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and/or liquidation of Specially Serviced Loans and (B) complies with all of the confidentiality requirements described in the Pooling and Servicing Agreement.

In connection with the assessment set forth in this report, the Operating Advisor:

1.	Reviewed any annual compliance statement delivered to the Operating Advisor pursuant to Section 10.11 the Pooling and Servicing Agreement and the following issues were noted therein: [ ]

Operating Advisor Actions:

2.	Reviewed any annual independent public accountants’ servicing report delivered to the Operating Advisor pursuant to Section 10.13 of the Pooling and Servicing Agreement and the following issues were noted therein: [ ]

Operating Advisor Actions:

3.	Reviewed any [Final] Asset Status Report and other information or communications delivered to the Operating Advisor and the following issues were noted therein: [ ]

Operating Advisor Actions:

Based on such review and/or consultation with the Special Servicer and performance of the other obligations of the Operating Advisor under the Pooling and Servicing Agreement, the Operating Advisor

C-1

[does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement as described herein.

PARK BRIDGE LENDER SERVICES LLC

By:	Park Bridge Advisors LLC Its Sole Member

By:	Park Bridge Financial LLC Its Sole Member

By:
Name: Title:

C-2

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each of GACC, CREFI and CGMRC will in its respective Mortgage Loan Purchase Agreement make, with respect to each Mortgage Loan sold by it that is included in the issuing entity, representations and warranties generally to the effect set forth below, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth in Annex D-2, Annex D-3 and Annex D-4, respectively, to this prospectus. Prior to the execution of the related final Mortgage Loan Purchase Agreement, there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties (subject to the exceptions to such representations and warranties), serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the issuing entity, on the other. We present the representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the related Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)               Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a portion of a whole loan evidenced by a Mortgage Note. At the time of the sale, transfer and assignment to Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Non-Serviced Mortgage Loan, to the trustee for the related Non-Serviced Securitization Trust), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(2)               Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Borrower, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

D-1-1

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Borrower with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)               Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)               Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Loan Documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Borrower nor the related guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after April 3, 2017.

(5)               Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the Trust (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee) constitutes a legal, valid and binding assignment to the Trust (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee). Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related Borrower. Each related Mortgage is a legal, valid and enforceable first lien on the related Borrower’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in Annex D-2, Annex D-3 or Annex D-4, as applicable (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants (as tenants only)(subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in this prospectus to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(6)               Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in

D-1-2

each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan or a Whole Loan or is part of a Whole Loan that is cross-collateralized and cross-defaulted with another Whole Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for another Mortgage Loan or Whole Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan or with the Whole Loan of which such Crossed Mortgage Loan is a part, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)               Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth in the table relating to existing mezzanine indebtedness under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in this prospectus, the Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Borrower.

(8)               Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases, Rents and Profits constituting security for the entire Whole Loan), each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, Rents and Profits, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(9)               UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Mortgage Loan Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination

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of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Borrower and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Loan Documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)             Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)             Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)             Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)             Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Borrower’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Loan Documents or (f) the current principal use of the Mortgaged Property.

(14)             Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Mortgage Loan

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Seller to Purchaser or its servicer (or, with respect to any Non-Serviced Mortgage Loan, to the depositor or servicer for the related Non-Serviced Securitization Trust).

(15)             No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedule attached as Exhibit A to the MLPA has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Borrower or other considerations determined by the Mortgage Loan Seller to merit such holdback).

(16)             Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of any one of the following: (i) at least “A-:VIII” from A.M. Best Company, (ii) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (iii) at least “A-” from S&P Global Ratings (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures owned by the Borrower and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability

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of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the SEL or PML, as applicable.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or Whole Loan, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Whole Loan, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is a Non-Serviced Mortgage Loan, the applicable Other Trustee). Each related Mortgage Loan obligates the related Borrower to maintain all such insurance and, at such Borrower’s failure to do so, authorizes the lender to maintain such insurance at the Borrower’s cost and expense and to charge such Borrower for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(17)             Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)             No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)             No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that

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an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

(20)             REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(but determined without regard to the rule in the U.S. Department of Treasury Regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)             Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)             Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)             Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

(24)             Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as

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the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan. The terms of the Loan Documents require the Borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)             Licenses and Permits. Each Borrower covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)             Recourse Obligations. The Loan Documents for each Mortgage Loan provide that (a) the related Borrower and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Borrower and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste), and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the Mortgage Loan shall become full recourse to the related Borrower and at least one individual or entity, if the related Borrower files a voluntary petition under federal or state bankruptcy or insolvency law.

(27)             Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or Whole Loan, as applicable) outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

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In the case of any Mortgage Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Whole Loan, as applicable).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

(28)             Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements.

(29)             Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIPRA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated in Annex D-2, Annex D-3 or Annex D-4, as applicable; provided, however, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Borrower under each Mortgage Loan is required to carry terrorism insurance, but in such event the Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30)             Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related

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Mortgaged Property, or any equity interest of greater than 50% in the related Borrower, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Borrower, (iv) transfers to another holder of direct or indirect equity in the Borrower, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this prospectus or the exceptions thereto set forth in Annex D-2, Annex D-3 or Annex D-4, as applicable, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan or future permitted mezzanine debt, in either case as set forth in the applicable tables under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in this prospectus or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan that is identified in this prospectus as a “Cross-Collateralized Mortgage Loan” or as part of a “Cross-Collateralized Group” or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)             Single-Purpose Entity. Each Mortgage Loan requires the Borrower to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Borrower with respect to each Mortgage Loan with a Cut-off Date Stated Principal Balance in excess of $5 million provide that the Borrower is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Stated Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Borrower. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Stated Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Borrower for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)             Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for Defeasance as a unilateral right of the Borrower, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Borrower is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance

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of the Mortgage Loan; (iv) the Borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the Borrower would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Borrower is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)             Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of any ARD Loan and situations where default interest is imposed.

(34)             Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns, the Mortgage Loan Seller represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Mortgage Loan Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

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(e)	The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)	The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)             Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)             Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal,

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state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

(37)             No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.

(38)             Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, no Borrower, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)             Organization of Borrower. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Borrower delivered by the Borrower in connection with the origination of such Mortgage Loan, the Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, and other than as disclosed in this prospectus in the table titled “Related Borrower Loans” under “Description of the Mortgage Pool—Mortgage Pool Characteristics— Multi-Property Mortgage Loans and Related Borrower Mortgage Loans,” no Mortgage Loan has a Borrower that is an Affiliate of another Borrower under another Mortgage Loan. (An “Affiliate” for purposes of this paragraph (39) means, a Borrower that is under direct or indirect common ownership and control with another Borrower.)

(40)             Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has

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concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Borrower was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)             Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.

(42)             Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as Exhibit A to the MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the MLPA to be contained therein.

(43)             Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust, except (i) with respect to any Mortgage Loan that is part of a Whole Loan, any other mortgage loan that is part of such Whole Loan and (ii) with respect to any Crossed Mortgage Loan, any mortgage loan that is part of a Whole Loan that is cross-collateralized and cross-defaulted with such Mortgage Loan or with a Whole Loan of which such Mortgage Loan is a part.

(44)             Advance of Funds by the Mortgage Loan Seller. After origination, no advance of funds has been made by the Mortgage Loan Seller to the related Borrower other than in accordance with the Loan Documents, and, to the Mortgage Loan Seller’s knowledge, no funds have been received from any person other than the related Borrower or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)             Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth in this prospectus, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in this prospectus.

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES FOR
GERMAN AMERICAN CAPITAL CORPORATION

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
2	Moffett Place Google	(5) Lien; Valid Assignment and (6) Permitted Liens; Title Insurance	Google Inc. (“Google”) has an ongoing right of first offer, so long as the Borrower or a Borrower affiliate owns the Mortgaged Property, to purchase all or any portion of the Moffett Place complex which the Borrower determines it is willing to sell, if certain conditions described in the lease exist. The subordination, non-disturbance and attornment agreement obtained from Google confirms that following a foreclosure or transfer in lieu of foreclosure, Google’s right of first offer will not apply and will be extinguished.
3	Midwest Embassy Suites Portfolio	(5) Lien; Valid Assignment and (6) Permitted Liens; Title Insurance	The Embassy Suites Columbus, Dublin Mortgaged Property is subject to a tax increment financing agreement and a declaration of covenants, conditions, restrictions and easements that imposes certain covenants and restrictions on the Mortgaged Property and certain adjacent parcels, including use restrictions that limit uses to hotels, offices and restaurants, requirements to have adequate parking and perform maintenance of a lot owner’s own property, building and parking setback requirements and building height restrictions. In the event of any casualty, the owner of the affected lot is required to either (i) rebuild damaged improvements within 18 months or (ii) demolish and raze the improvements, remove the slab, if any, and fill in all excavations, plant grass, and perform any other work as necessary to leave the space in a clean and sightly condition.
8	111 Livingston Street	(5) Lien; Valid Assignment	The tenant, Brooklyn Law School (“BLS”), has the right under the BLS lease to impose a leasehold condominium structure onto the Mortgaged Property in order to take advantage of a potential real estate tax exemption. Upon the request of BLS, which must be made during the first 5 years of its lease, the Borrower under the related Mortgage Loan will ground lease its fee interest of the related Mortgaged Property to a newly formed special purpose subsidiary of the Borrower (“Declarant”) for a term of between 30 and 31 years, and Declarant will impose a condominium regime upon its leasehold interest in the Mortgaged Property and assign its lease to the condominium board for the condominium. Declarant will own all of the leasehold condominium units upon the consummation of the conversion of its leasehold interest into a leasehold condominium. The leasehold condominium unit covering the premises granted to BLS pursuant to its lease (the “BLS Unit”) will be purchased by BLS pursuant to a purchase and sale agreement providing for a deferred purchase price, the cash flow of which would mirror the lease payments contemplated by the BLS lease (as reduced on account of the component of base rent applicable to base year real estate taxes, except that BLS’s obligation to reimburse landlord for its share of real estate taxes will be abated due to BLS’s real estate tax exemption with respect to the BLS Unit), and the BLS lease would terminate and the BLS Unit will be released from the lien of the related Mortgage securing the Mortgage Loan. The lender has agreed that it will not unreasonably withhold its consent to the foregoing actions (collectively, the “Leasehold Condominium Conversion”) provided certain conditions set forth in the Mortgage Loan documents are satisfied, which include, among other requirements, (i) delivery of rating agency confirmations, (ii) the leasehold condominium conversion and related documents and transactions comply with REMIC requirements and the related Borrower delivers a REMIC opinion confirming the same and (iii) all is in form and substance reasonably acceptable to the lender.

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
8	111 Livingston Street	(6) Permitted Liens; Title Insurance	BLS has the right under the BLS lease to impose a leasehold condominium structure onto the Mortgaged Property in order to take advantage of a potential real estate tax exemption. Upon the request of BLS, which must be made during the first 5 years of its lease, the Borrower under the related Mortgage Loan will ground lease its fee interest of the related Mortgaged Property to a newly formed special purpose subsidiary of the Borrower for a term of between 30 and 31 years, and Declarant will impose a condominium regime upon its leasehold interest in the Mortgaged Property and assign its lease to the condominium board for the condominium. Declarant will own all of the leasehold condominium units upon the consummation of the conversion of its leasehold interest into a leasehold condominium. The BLS Unit will be purchased by BLS pursuant to a purchase and sale agreement providing for a deferred purchase price, the cash flow of which would mirror the lease payments contemplated by the BLS lease (as reduced on account of the component of base rent applicable to base year real estate taxes except that BLS’s obligation to reimburse landlord for its share of real estate taxes will be abated due to BLS’s real estate tax exemption with respect to the BLS Unit), and the BLS lease would terminate and the BLS Unit will be released from the lien of the related Mortgage securing the Mortgage Loan. The lender has agreed that it will not unreasonably withhold its consent to the Leasehold Condominium Conversion provided certain conditions set forth in the Mortgage Loan documents are satisfied, which include, among other requirements, (i) delivery of rating agency confirmations, (ii) the leasehold condominium conversion and related documents and transactions comply with REMIC requirements and the related Borrower delivers a REMIC opinion confirming the same and (iii) all is in form and substance reasonably acceptable to the lender.
9	Marriott Spartanburg	(5) Lien; Valid Assignment and (6) Permitted Liens; Title Insurance	Marriott International, Inc. (“Marriott”), the franchisor of the Mortgaged Property, has a right of first refusal to purchase such Mortgaged Property if the transferee in a proposed transfer by the Borrower of such Mortgaged Property is a “Competitor” (as defined in the related franchise agreement) of Marriott. Pursuant to the terms of a comfort letter entered into with the franchisor, this right of first refusal is subordinate to the rights of the lender under the Mortgage for so long as (i) the lender is not a Competitor or Affiliate of a Competitor (as such terms are defined in such comfort letter); (ii) the Mortgage is and remains validly recorded and in full force and effect; and (iii) the Mortgage Loan is in compliance with the requirements related to financings or indebtedness in the related franchise agreement.
11	Gateway Plaza	(5) Lien; Valid Assignment and (6) Permitted Liens; Title Insurance	The tenant under the Palo Verde Inc. lease (d/b/a Taco Bell) has a right of first refusal to purchase the Mortgaged Property in the event a bona fide offer is received and accepted by the Borrower. At loan closing, Palo Verde Inc. entered into a subordination, non-disturbance and attornment agreement with the Borrower and lender, which was recorded, and which subordinated such tenant’s right of first refusal to the lien of the Mortgage and waived the tenant’s right to exercise such right of first refusal in connection with any exercise of remedies pursuant to the Mortgage, including with respect to a foreclosure, deed-in-lieu of foreclosure and subsequent transfers following foreclosure or deed-in-lieu of foreclosure.

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
18	Alvogen Pharma US	(5) Lien; Valid Assignment and (6) Permitted Liens; Title Insurance	The sole tenant at the Mortgaged Property, Norwich Pharmaceuticals, Inc., has a right of first offer to purchase the Mortgaged Property pursuant to its lease. Pursuant to the terms of such lease, such right of first offer does not apply to a foreclosure or deed-in-lieu of foreclosure, but would apply to subsequent transfers. In addition, pursuant to the sole tenant’s lease, the owner of the Mortgaged Property may not transfer the Mortgaged Property to a competitor of the sole tenant (as identified in such lease). In addition, the sole tenant has the option to purchase the Mortgaged Property on January 31, 2037 for an amount equal to the greater of (i) the fair market value (as defined in its lease) at the time of such purchase and (ii) $26,150,000.
23	MacArthur Shopping Center	(5) Lien; Valid Assignment and (6) Permitted Liens; Title Insurance	In connection with an environmental condition caused by the previous occupation of spaces at the Mortgaged Property by various dry-cleaning facilities, and a related Certificate of Commercial Closure (“Certificate”) issued by the Texas Commission on Environmental Quality limiting use of the Mortgaged Property to residential uses, the Borrower is expected to record an environmental deed restriction containing the covenants of the Certificate (the “Environmental Covenant”), which Environmental Covenant is subject to the lender’s reasonable approval. Once recorded, the Environmental Covenant will be deemed to be a Permitted Encumbrance under the Mortgage Loan documents.
44	Walgreens Loganville	(5) Lien; Valid Assignment and (6) Permitted Liens; Title Insurance	Walgreens Co., an Illinois corporation (“Walgreens”), the sole tenant at the Mortgaged Property, has a right of first refusal in connection with the sale of the Mortgaged Property to a third party. Walgreens waived its option with respect to a foreclosure or deed-in-lieu of foreclosure pursuant to a subordination, non-disturbance and attornment agreement executed by Walgreens, the Borrower and the lender, but such right of first refusal is not waived with respect to subsequent transfers following a foreclosure or deed-in-lieu of foreclosure.
28	Villas at Palm Bay	(6) Permitted Liens; Title Insurance and (7) Junior Liens	The Mortgaged Property is subject to a mortgage loan in the original principal amount of $749,407, made by Brevard County Board of County Commissioners, which is secured by the Mortgaged Property. A subordination and standstill agreement was entered into with respect to such mortgage loan.
14	Kona Crossroads	(10) Condition of Property	The engineering report with respect to the Mortgaged Property is dated October 22, 2015.
3	Midwest Embassy Suites Portfolio	(12) Condemnation	As of the loan origination date, a partial condemnation on the Embassy Suites Cleveland, Rockside Mortgaged Property is contemplated by the City of Independence, Ohio, a municipal corporation, by virtue of the draft of a Construction Easement and a Sewer Easement for the construction, installation, operation and maintenance of a sanitary sewer pipeline. The Borrowers represented that such partial condemnation would not have a material adverse effect of the value, use or operation of the Embassy Suites Cleveland, Rockside Mortgaged Property. However, because the appraisal did not consider the condemnation, the Mortgage Loan Seller is unable to say with certainty that such contemplated condemnation would not have a material adverse effect on the value, use or operation of the Mortgaged Property.

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
10	260 West 36th Street	(13) Actions Concerning Mortgage Loan	One of the non-recourse carveout guarantors, Nader Hakakian, and certain affiliated entities (the “Defendants”) were sued by 241 Fifth Ave. Hotel LLC (“241 Fifth”) and Hazak Associates LLC (“Hazak”), in connection with a loan (the “Namco Loan”) made by the Defendants to Namco Capital Group, Inc. The Namco Loan was secured by the 50% interest of Beshmada LLC (“Beshmada”) in 241 Fifth (the “Pledged Interest”), which owned a building located at 241 Fifth Avenue (the “Building”). Beshmada subsequently assigned the Pledged Interest to the Defendants. Hazak owned the other 50% interest in 241 Fifth. The related complaint claimed tortious interference with contract and inducement of breach of Beshmada’s fiduciary duty based on allegations that the pledge and assignment of the Pledged Interest, and filing of financing statements against 241 Fifth, were not authorized by plaintiffs, violated the organizational documents of 241 Fifth and the Building mortgage, and led to the inability to refinance, and the foreclosure of, such mortgage, and that the Defendants knew of such violations and intended to coerce the plaintiffs into repaying the Namco Loan. The suit sought damages of not less than $30,000,000 and punitive damages not less than $10,000,000. On September 20, 2016, the Defendants were granted summary judgment by the Supreme Court of the State of New York based on collateral estoppel, due to a prior finding by the U.S. District Court for the Central District of California in the Chapter 7 Bankruptcy of Beshmada that, while Beshmada’s pledge of the Pledged Interest breached 241 Fifth’s operating agreement, neither such action nor the subsequent assignment to the Defendants was the legal or proximate cause of 241 Fifth’s loss of the Building or otherwise damaged 241 Fifth or Hazak. A notice of appeal was filed October 4, 2016.
2	Moffett Place Google	(16) Insurance	The Borrower is permitted to maintain a portion of the earthquake coverage with Insurance Company of the West (“ICW”) in its current participation amount and position within the syndicate, provided that the Best’s Insurance Report rating of ICW (A-/IX) is not withdrawn or downgraded below its rating as of the loan closing date.

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
5	Hilton Hawaiian Village	(16) Insurance

No deductible may be greater than $500,000 per occurrence. The Borrower and/or operating lessee may utilize a $5,000,000 aggregate deductible (basket aggregate) in conjunction with a per occurrence deductible which will not exceed $500,000 per occurrence except with respect to flood, windstorm and earthquake coverage, providing for a deductible not to exceed 5% of the total insurable value of the Mortgaged Property (the “Base Deductible”), subject to a $1,000,000 minimum; provided that the Borrower and/or operating lessee shall be permitted to maintain a maximum deductible with respect to flood, windstorm and earthquake coverage of 15% of the total insurable value of the Mortgaged Property (the “Increased Deductible”) if the guarantor delivers a deductible guaranty guaranteeing any failure by the Borrower and/or operating lessee to pay its obligations actually incurred with respect to that portion of the Increased Deductible which exceeds the Base Deductible and not otherwise insured by a third party provider and, except that, with respect to the Increased Deductible for flood coverage, the Borrower shall not increase the amounts of such Increased Deductible or lower the positions of such Increased Deductible amounts below the current positions which are in place as of the origination date. The amount of these deductibles may be considered higher than customary.

The Mortgage Loan permits the insurance policies to be issued by a syndicate of insurers, each having (1) (i) if four or fewer insurance companies issue the insurance policies, then at least 75% of the insurance coverage and 100% of the first layer of insurance coverage is required to be provided by insurance companies having a claims paying ability rating of “A” or better by S&P, Fitch (to the extent Fitch rates the securitization and the insurance company) and Moody’s (to the extent Moody’s rates the securitization and the insurance company), and the remaining 25% of the insurance coverage is required to be provided by insurance companies having a claims paying ability rating of “BBB+” or better by S&P, Fitch (to the extent Fitch rates the securitization and the insurance company) and Moody’s (to the extent Moody’s rates the securitization and the insurance company) and (2) a rating of “A-VIII” or better in the current A.M. Best’s Insurance Reports, or (ii) if five or more insurance companies issue the insurance policies, then at least 60% of the insurance coverage and 100% of the first layer of insurance coverage is required to be provided by insurance companies having a claims paying ability rating of “A” or better by S&P, Fitch (to the extent Fitch rates the securitization and the insurance company) and Moody’s (to the extent Moody’s rates the securitization and the insurance company), and the remaining 40% of the insurance coverage is required to be provided by insurance companies having a claims paying ability rating of “BBB+” or better by S&P, Fitch (to the extent Fitch rates the securitization and the insurance company) and Moody’s (to the extent Moody’s rates the securitization and the insurance company) and (2) a rating of “A-VIII” or better in the current A.M. Best’s Insurance Reports.

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

Notwithstanding the foregoing, the Borrower is permitted to maintain a portion of the coverage with United Specialty Insurance Company in their current participation amounts and positions within the syndicate provided that the Borrower obtains reinsurance with a cut-through endorsement acceptable to the lender and the rating agencies rating the securitization with respect to United Specialty Insurance Company from an insurance company which shall be rated at least “A” with S&P and “A2” with Moody’s (to the extent Moody’s rates the securitization and the applicable insurance company), or such higher rating as may be required by a rating agency rating the securitization, not to exceed “A+” with S&P and “A1” with Moody’s (to the extent Moody’s rates the securitization and the insurance company).

The Mortgage Loan requires, and the commercial general liability insurance policy obtained by the Borrower includes, coverage in an amount up to $1.5 million in the aggregate (rather than $2 million in the aggregate).

Subject to rating agency approval, the Borrower and/or operating lessee are permitted to provide coverage for named windstorm in an amount equal to the greater of (1) $500,000,000 per occurrence and (2) the 1,000-year Probable Maximum Loss as indicated in a risk analysis for all high risk locations under the related insurance policy, rather than in the amount set forth in the representation.

The requirement for flood insurance coverage under the Mortgage Loan is for flood insurance, including tsunami, in amounts acceptable to the lender, except that for the Mortgaged Property where any portion of the improvements is currently or at any time in the future located in a federally designated “special flood hazard area,” flood insurance shall include the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended.

The threshold at or above which the lender has the right to hold and disburse insurance proceeds in respect of a casualty loss is $60,000,000, rather than 5% of the then outstanding principal balance of the Mortgage Loan or Whole Loan.

11	Gateway Plaza	(16) Insurance	The Mortgaged Property as a whole has an overall SEL of 19%; however, three of the nine buildings at the Mortgaged Property each has an SEL of 21% in the event of an earthquake. No earthquake insurance has been required or obtained for these buildings or for the overall Mortgaged Property.

D-2-6

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
44	Walgreens Loganville	(16) Insurance	If (i) the lease between the sole tenant, Walgreen Co., an Illinois corporation (“Walgreens”) and the Borrower (the “Walgreens Lease”) is in full force and effect, (ii) no default beyond any applicable notice and cure period is continuing under the Walgreens Lease, (iii) Walgreens, as tenant under the Walgreens Lease, remains fully liable for the obligations and liabilities under the Walgreens Lease and maintains a credit rating of at least “BBB-” from any rating agency, (iv) Walgreens continues to be the tenant under the Walgreens Lease, the Walgreens Lease will remain in full force and effect following a casualty, Walgreens is obligated under the terms of the Walgreens Lease to rebuild and/or repair the Mortgaged Property at its sole cost and expense, and Walgreens is entitled to no period of rent abatement, (v) Walgreens maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained by it under the Walgreens Lease and (vi) the Borrower shall have provided to the lender satisfactory evidence that Walgreens maintains the insurance described in clause (v) above, then the Borrower is deemed to be in compliance with the insurance requirements under the Mortgage Loan documents and will not be required to maintain the coverage identified in Representation and Warranty No .16. The insurance coverage maintained by Walgreens under its lease (which includes self-insurance) may not comply with Representation and Warranty No. 16.
All GACC Mortgage Loans		(16) Insurance	All exceptions to Representation and Warranty No .29 are also exceptions to this Representation and Warranty No. 16.
10	260 West 36th Street	(24) Local Law Compliance and (25) Licenses and Permits	Currently, the certificate of occupancy of the Mortgaged Property does not accurately reflect the existing uses of the Mortgaged Property, which the Borrower has represented are as follows: 8.4% for retail purposes, 29.0% for office purposes, 2.3% for storage purposes and 60.3% for manufacturing purposes. As a result, the Mortgaged Property does not conform with applicable zoning requirements. The borrower has represented that, assuming that at least 50% of the square footage at the Mortgaged Property is used for manufacturing purposes, under zoning law in effect as of the loan closing date, the Borrower is permitted as-of-right to amend the certificate of occupancy, and such an amendment would result in full zoning compliance.
22	Embassy Suites Tempe	(24) Local Law Compliance	The Mortgaged Property is legal non-conforming as to use and would require a conditional use permit to be re-built for its current use if there was a casualty exceeding 75% or more of the replacement cost to re-build.
29	Roslyn Hotel	(24) Local Law Compliance	The Mortgaged Property is legal non-conforming as to use and would require a special use authorization to be re-built for its current use if the cost to rebuild exceeds 50% of the current structural replacement value thereof.
6	Uovo Art Storage	(25) Licenses and Permits	The Mortgaged Property is currently operating under temporary certificates of occupancy. The Borrower has covenanted to complete the work necessary to obtain, and to use commercially reasonable efforts to obtain, permanent certificates of occupancy within 12 months of the loan closing date, subject to extension by lender if the Borrower is diligently completing all requirements to obtain the new certificate of occupancy. In addition, a reserve in the amount of $71,500.00 was funded at closing, to be released upon the Borrower obtaining permanent certificates of occupancy for each building. There is recourse to the non-recourse carveout guarantor for losses due to any failure by the Borrower to have current and valid temporary certificates of occupancy or to comply with the covenant above to obtain new permanent certificates of occupancy.

D-2-7

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
5	Hilton Hawaiian Village	(26) Recourse Obligations

The non-recourse carveout guarantor’s aggregate liability as to all full recourse items is capped at an amount equal to 10% of the outstanding principal balance of the Whole Loan at the time of the related recourse event, plus any and all reasonable third party collection costs actually incurred by the lender. The non-recourse carveout guarantor is liable for waste only if it results from the willful misconduct of the Borrower or its affiliates.

There is no separate environmental indemnitor, and breaches of the environmental covenants in the loan documents are not recourse to the non-recourse carveout guarantor.

18	Alvogen Pharma US	(26) Recourse Obligations	The obligations of the guarantors under the non-recourse carveout guaranty and environmental indemnity agreement are several and not joint, in accordance with percentage interests specified in the guaranty and environmental indemnity agreement. In addition, the environmental indemnity provides that the aggregate liability of the guarantors and borrower under the environmental indemnity and non-recourse carveout guaranty is capped at an amount equal to the unpaid indebtedness under the Mortgage Loan and lender’s costs and expenses. In addition, for so long as that certain Environmental Site Liability Insurance issued by Indian Harbor Insurance Company, bound 6/13/2013 and effective through 7/16/2018, Policy Number: PEC0041314 (the “Policy”), remains in full force and effect or is replaced with a renewal policy naming lender as an additional insured, reasonably acceptable to the lender, and from an insurer with a rating at least equal to the rating of the Policy insurer, then if the lender makes a claim under the environmental indemnity, the indemnitors have the right within ten business days after receipt of such claim, to send a notice (“Environmental Tender Notice”) requiring the lender to seek coverage for such claim under the Policy, and in such event, the lender is required to exercise commercially reasonable efforts to pursue a claim under the Policy prior to pursuing any non-borrower indemnitor with respect to the environmental claim until the earlier of (a) 180 days has elapsed after the delivery of the Environmental Tender Notice without payment by the insurer of the full amount claimed or full acceptance by the insurance company of defense of the claim in a manner reasonably acceptable to the lender, and (b) the receipt by the indemnitor or lender of written notice from the insurer declining or denying such claim, notifying of conditions to payment which are not reasonably acceptable to the lender or notifying of its intent to pay such claim in an amount less than the full amount, except that in the latter event (and after receipt of such lesser sum), the lender may pursue the indemnitors solely for the difference.

D-2-8

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
8	111 Livingston Street	(27) Mortgage Releases	BLS has the right under the BLS lease to impose a leasehold condominium structure onto the Mortgaged Property in order to take advantage of a potential real estate tax exemption. Upon the request of BLS, which must be made during the first 5 years of its lease, the Borrower under the related Mortgage Loan will ground lease its fee interest of the Mortgaged Property to Declarant for a term of between 30 and 31 years and Declarant will impose a condominium regime upon its leasehold interest in the Mortgaged Property and assign its lease to the condominium board for the condominium. Declarant will own all of the leasehold condominium units (including the BLS Unit) upon the consummation of the conversion of its leasehold interest into a leasehold condominium. The BLS Unit will be purchased by BLS from Declarant pursuant to a purchase and sale agreement providing for a deferred purchase price, the cash flow of which would mirror the lease payments contemplated by the BLS lease (as reduced on account of the component of base rent applicable to base year real estate taxes and except that BLS’s obligation to reimburse landlord for its share of real estate taxes will be abated due to BLS’s real estate tax exemption with respect to the BLS Unit), and the BLS lease would terminate and the BLS Unit will be released from the lien of the related Mortgage securing the Mortgage Loan. The obligation of BLS to make the deferred purchase price payments will be secured by a purchase-money mortgage in favor of Declarant that will be collaterally assigned to the lender under the Mortgage Loan by Declarant (which the lender under the Mortgage Loan may require to become a co-Borrower under the Mortgage Loan documents). The lender has agreed that it will not unreasonably withhold its consent to the Leasehold Condominium Conversion provided certain conditions set forth in the Mortgage Loan documents are satisfied, which include, among other requirements, (i) delivery of rating agency confirmations, (ii) the leasehold condominium conversion and related documents and transactions comply with REMIC requirements and the related Borrower delivers a REMIC opinion confirming the same and (iii) all documentation (including, without limitation, the ground lease, the documentation creating the leasehold condominium regime, the purchase and sale agreement, the purchase-money mortgage and the purchase-money note) is in form and substance reasonably acceptable to the lender.

D-2-9

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
5	Hilton Hawaiian Village	(27) Mortgage Releases

The Borrower may obtain the release of any of the following portions of the Mortgaged Property subject to certain requirements in the related Whole Loan documents: (1) unidentified portions of the Mortgaged Property; provided, among other things, the release does not materially and adversely affect the ongoing operations of the Mortgaged Property (other than the lost income associated with the parcels being released); (2) the retail component of the Mortgaged Property or any portions thereof; or (3) the ground leased portion of the Mortgaged Property. With respect to the release of unidentified portions of the Mortgaged Property, the Borrower is permitted to obtain release of any such portions upon, among other things, payment to the lender of a parcel release price equal to the product of (A) 110% and (B) the product of (1) 100% of the difference in the value of the Mortgaged Property including the release parcel, and excluding the release parcel, as set forth in an appraisal obtained under the loan agreement and (2) 57.2%.

With respect to the release of the retail component of the Mortgaged Property or portions thereof, the Borrower is permitted to obtain release of any such portions upon, among other things, payment to the lender of a retail parcel release price equal to the product of (A) 110% and (B) the product of (1) the greater of (x) 100% of the difference in the value of the Mortgaged Property including the retail release parcel, and excluding the retail release parcel, as set forth in an appraisal obtained under the loan agreement or (y) net sales proceeds of the retail release parcel then being released and (2) 57.2%.

With respect to the release of the ground leased portion of the Mortgaged Property, a release price equal to $2,500,000 has been assigned by lender.

In the case of each of the above releases, if the resulting Whole Loan loan-to-value ratio after the release would exceed 125%, the Borrower is required to pay down the Whole Loan by the amount specified in the Mortgage Loan documents or deliver a REMIC opinion.

14	Kona Crossroads	(27) Mortgage Releases	The Mortgage Loan permits the release of a release parcel (which has not been specifically identified or described) provided that, among other conditions, (A) the Borrower delivers to the lender evidence which would be satisfactory to a prudent lender acting reasonably that such release parcel is vacant, non-income producing real estate, is not necessary for the Borrower’s operation or use of the Mortgaged Property for its then-current use and may be readily separated from the Mortgaged Property without a material diminution in the value of the Mortgaged Property and (B) the release of such release parcel (i) is in connection with an expansion by Safeway Inc. (i.e., Safeway Inc. or an affiliate thereof have entered into a lease to occupy improvements to be built on such release parcel) or (ii) if not in connection with an expansion by Safeway Inc., (x) has been consented to by the lender, which such consent cannot be unreasonably withheld, and (y) if required by the lender, the lender has received a rating agency confirmation from each applicable rating agency. Because the release parcel has not been specifically identified or described, the appraisal did not address whether it gave such parcel any value.
5	Hilton Hawaiian Village	(28) Financial Reporting and Rent Rolls	The Mortgage Loan documents require the Borrower to deliver a complete copy of the guarantor’s (or its publicly traded parent’s) annual financial statements audited by a “Big Four” accounting firm or other independent certified accountant acceptable to the lender, and the financial information for the Mortgaged Property and the Borrower is required to be included as a part of such annual audited financial statements.

D-2-10

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
5	Hilton Hawaiian Village	(29) Acts of Terrorism Exclusion	The amount of terrorism coverage that is required is equal to the lesser of (1) the amount of property insurance required for the Mortgaged Property under the related loan agreement and (2) $1,275,000,000 (provided that, in the event such limit is an annual aggregate and said limit is eroded by 5% or more due to claims, the Borrower is required to reinstate the available limits within 90 days to the limits required in the loan agreement). If (A) TRIPRA or a similar or subsequent statute, extension or reauthorization thereof is not in effect, (B) TRIPRA or a similar or subsequent statute, extension or reauthorization is modified which results in a material increase in terrorism insurance premiums, or (C) there is a disruption in the terrorism insurance marketplace as the result of a terrorism event which results in a material increase in terrorism insurance premiums for properties located in the United States, then provided that terrorism insurance is commercially available, the Borrower and/or the operating lessee is required to carry terrorism insurance throughout the term of the Whole Loan as required by the preceding sentence, but in such event the Borrower and/or the operating lessee are not required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Whole Loan agreement (without giving effect to the cost of the terrorism, earthquake and windstorm components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the Borrower and/or the operating lessee are required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
13	Lynnwood Town Center	(29) Acts of Terrorism Exclusion	If the Terrorism Risk Insurance Program Reauthorization Act of 2007 or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the Borrower is required to carry terrorism insurance throughout the term of the Mortgage Loan, but in such event the Borrower is not required to spend on terrorism insurance coverage more than one and one-half (1.5) times the amount of the insurance premium that is payable at such time on a standalone basis in respect of the property and business interruption/rental loss insurance required under the Mortgage Loan documents (without giving effect to the cost of the terrorism components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
All GACC Mortgage Loans		(29) Acts of Terrorism Exclusion	All exceptions to Representation and Warranty No. 16 are also exceptions to this Representation and Warranty No. 29.
5	Hilton Hawaiian Village	(30) Due on Sale or Encumbrance	Transfers of interests in the non-recourse carveout guarantor, which indirectly owns 100% of the Borrower, are permitted without restriction, and may result in a change in control of the Borrower.

D-2-11

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
8	111 Livingston Street	(31) Single-Purpose Entity	In connection with the Leasehold Condominium Conversion, the related Borrower will form a subsidiary to be the ground lessee under the ground lease and declarant under the leasehold condominium. The subsidiary will be a newly formed single-purpose entity subject to the related lender’s approval and the same organizational requirements under the Mortgage Loan documents as the related Borrower. The subsidiary will hold the leasehold condominium units under the condominium, convey the BLS Unit to BLS, receive installment payments of the purchase price of the BLS Unit and hold the purchase-money mortgage securing said installment payments. The subsidiary will, at the related lender’s option, become a co-borrower under the related Mortgage Loan and the lien of the related Mortgage will be spread to include the leasehold condominium units.
14	Kona Crossroads	(32) Defeasance	Pursuant to a REMIC declaration to be effective as of the Closing Date and the terms of the Mortgage Loan, the Mortgage Loan may be defeased commencing on any day following December 4, 2018, which is the date permitted under the Mortgage Loan and is less than two years from the Closing Date.
5	Hilton Hawaiian Village	(34) Ground Leases	A portion of the Mortgaged Property is comprised of a ground lease. The ground lease expires on July 31, 2035, which is less than 9 years after the maturity date of the Mortgage Loan. The lender is not permitted to assign the Borrower’s leasehold interest in the ground lease without the ground lessor’s consent following an assignment of such leasehold interest to the lender by foreclosure, assignment in lieu of foreclosure or otherwise.
14	Kona Crossroads	(34) Ground Leases	The ground lease does not require that all of the condemnation awards allocable to the Borrower’s interest be used to repair or restore the Mortgaged Property, and it is not required that the lender be the trustee which holds condemnation proceeds. The related Mortgage Loan documents provide for a loss carveout to the extent the lender suffers any loss in connection with a condemnation, until such time as the ground lease is amended to provide that, upon any condemnation, the ground lessor and Borrower (as ground lessee) shall be entitled to separate awards with respect to the Mortgaged Property, with the amount of such separate awards determined by the applicable governmental authority conducting such condemnation proceedings based upon the ground lessor’s and ground lessee’s respective interests in the Mortgaged Property.

D-2-12

ANNEX D-3

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES FOR
CITI REAL ESTATE FUNDING INC.

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
7	Key Center Cleveland	(6) Permitted Liens; Title Insurance	The franchisor at the related Mortgaged Property has a right of first refusal to purchase the related Mortgaged Property if the related borrower receives a bona fide written offer to enter into a sale of the related Mortgaged Property. The right of first refusal is not exercisable in connection with the transfer of the premises via foreclosure or deed-in-lieu of foreclosure or by the lender following foreclosure.
19	SG360 Portfolio	(6) Permitted Liens; Title Insurance	If, at any time during the term of the related Mortgage Loan, the landlord desires to sell the related Mortgaged Property or any portion thereof, then, so long as no “Event of Default” (as defined in the related loan agreement) then exists, the landlord will provide written notice to the tenant including mutual terms and conditions pursuant to which the landlord would agree to sell the related Mortgaged Property or any offered portion thereof. The tenant shall have 15 business days from after the date of the tenant’s actual receipt of the notification in which to either (i) respond with an offer to purchase the related Mortgaged Property or any offered portion thereof or (ii) notify the landlord in writing that the tenant does not wish to purchase the related Mortgaged Property (or offered portion thereof) pursuant to the terms. If the tenant does not respond within the 15 day period, any offer will be deemed declined.
46	Walgreens Columbia	(6) Permitted Liens; Title Insurance	The sole tenant of the related Mortgaged Property, Walgreens, has a right of first refusal to purchase the Mortgaged Property. However, Walgreens has agreed that the right of first refusal does not apply to a foreclosure of the mortgage lien.
7	Key Center Cleveland	(14) Escrow Deposits	An escrow deposit for the payment of furniture, fixtures and equipment is held by the hotel manager at the Mortgaged Property pursuant to a hotel management agreement. The borrower’s rights to the hotel management agreement were assigned to the lender. In addition, a reserve for tenant improvements due to the tenant Thompson Hine LLP and required under the related Mortgage Loan agreement was funded by the seller of the related Mortgaged Property and is being held in a separate title company escrow, and not by the lender. The related borrower has assigned its rights under the related escrow agreement to the lender, and the parties to such agreement have acknowledged the lender’s rights as successor to the borrower in the event the lender takes title to the related Mortgaged Property and have agreed not to amend such agreement without the lender’s consent. With respect to both the FF&E reserve account held by the hotel manager and the Thompson Hine LLP escrow account, the lender does not have the right to hold and disburse the funds in such account, or to apply such funds to repay the Mortgage Loan following an event of default.

D-3-1

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
19	SG360 Portfolio	(14) Escrow Deposits	An escrow account was established by the seller of the related Mortgaged Property and the borrower with a third party (a title company). At the time of closing of the subject Mortgage Loan, the escrow account held approximately $637,395. The escrow account is not in the possession of the lender. However, all of the borrower’s right, title and interest in, to and under the escrow account (and the funds held therein) were assigned to the lender in connection with the origination of the subject Mortgage Loan, and the lender has “control” of the account and a perfected security interest therein.
46	Walgreens Columbia	(16) Insurance	Certain insurance requirements of the related loan agreement are satisfied by insurance (including self-insurance) provided by the sole tenant of the Mortgaged Property, Walgreens, pursuant to its lease. The insurance requirements under the Walgreens lease may not satisfy the insurance requirements specified in Representation and Warranty No. 16.
All CREFI Mortgage Loans		(16) Insurance	The Mortgage Loan documents may permit the borrower to cause the insurance required at the Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant at the Mortgaged Property.
4 21 47	Los Angeles Corporate Center Santa Monica Mini Storage StorIt Prescott & Chino Valley	(24) Local Law Compliance	For each of the subject Mortgage Loans, the related Mortgaged Property constitutes (or, if applicable, one or more of the related Mortgaged Properties constitute), in whole or in part, a legal nonconforming use which, following a casualty or destruction, may not be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property if the replacement cost exceeds a specified threshold and/or the restoration or repair is not completed or the prior use is not resumed (or certain key steps in connection therewith are not taken) within a specified time frame. In each case, law and ordinance insurance coverage was obtained.
1	95 Morton Street	(25) Licenses and Permits

The borrower has not obtained a temporary or permanent certificate of occupancy for the sixth floor of the building, due to ongoing “PayPal Work” (as defined in the related loan agreement).

In addition, the boiler emissions for a boiler fueled by No. 4 fuel oil at the related Mortgaged Property were permitted by a certificate issued by the New York City Department of Environmental Protection. The most recently issued certificate was issued to a party who is not the borrower. The status for the certificate is identified as “Expired” as of October 15, 2015. As such, the boiler equipment does not appear to be in compliance with the registration requirements. The current regulatory status of the building’s boiler system is to be confirmed as a post loan closing obligation of the borrower by June 5, 2017.

19	SG360 Portfolio	(26) Recourse Obligations	The liability of each of the guarantors for non-recourse liability is not joint and several but rather is proportionate to each such guarantor’s percentage ownership interest in the related borrower.
31	50 Bond Street	(26) Recourse Obligations	The Mortgage Loan documents do not provide for any recourse liability in the event of any misapplication of rents, insurance proceeds or condemnation awards. In addition, the Mortgage Loan documents do not provide for recourse liability for any losses incurred in connection with any misappropriation or conversion of rents, insurance proceeds and/or condemnation awards.

D-3-2

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
46	Walgreens Columbia	(29) Acts of Terrorism Exclusion	Certain insurance requirements of the related loan agreement are satisfied by insurance (including self-insurance) provided by the sole tenant of the Mortgaged Property, Walgreens, pursuant to its lease. The insurance requirements under the Walgreens lease may not satisfy the insurance requirements specified in Representation and Warranty No. 29.
All CREFI Mortgage Loans		(29) Acts of Terrorism Exclusion	The Mortgage Loan documents may permit the borrower to cause the insurance required at the Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant at the Mortgaged Property.
43	Massillon Citi Center	(40) Environmental Conditions	The related Mortgaged Property had previously been the site of a dry cleaner and a gas station. In order to determine whether historical gas station and dry cleaner uses represent a recognized environmental condition in connection with the related Mortgaged Property, further environmental investigation would be required. In lieu of such further environmental investigation, an ENVIRO COVERED LOCATION INSURANCE POLICY (SITE ENVIRONMENTAL) naming Citi Real Estate Funding Inc. and its successors and assigns as the insured was issued by Lloyd’s Syndicates 623/2623, which policy has a $1,000,000 limit of liability per claim and in the aggregate, a $25,000 deductible and a policy term of 10 years and a 3-year extended reporting period. Lloyd’s Syndicates 623/2623 has an A.M. Best’s Rating of A (Excellent), Class XV, but may not satisfy the ratings criteria in Representation and Warranty No. 40.

D-3-3

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ANNEX D-4

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES FOR
CITIGROUP GLOBAL MARKETS REALTY CORP.

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
All CGMRC	Mortgage Loans	(16) Insurance	The Mortgage Loan documents may permit the borrower to cause the insurance required at the Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant at the Mortgaged Property.
All CGMRC	Mortgage Loans	(29) Acts of Terrorism Exclusion	The Mortgage Loan documents may permit the borrower to cause the insurance required at the Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant at the Mortgaged Property.

D-4-1

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ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Period	Balance($)
1	53,102,000.00
2	53,102,000.00
3	53,102,000.00
4	53,102,000.00
5	53,102,000.00
6	53,102,000.00
7	53,102,000.00
8	53,102,000.00
9	53,102,000.00
10	53,102,000.00
11	53,102,000.00
12	53,102,000.00
13	53,102,000.00
14	53,102,000.00
15	53,102,000.00
16	53,102,000.00
17	53,102,000.00
18	53,102,000.00
19	53,102,000.00
20	53,102,000.00
21	53,102,000.00
22	53,102,000.00
23	53,102,000.00
24	53,102,000.00
25	53,102,000.00
26	53,102,000.00
27	53,102,000.00
28	53,102,000.00
29	53,102,000.00
30	53,102,000.00
31	53,102,000.00
32	53,102,000.00
33	53,102,000.00
34	53,102,000.00
35	53,102,000.00
36	53,102,000.00
37	53,102,000.00
38	53,102,000.00
39	53,102,000.00
40	53,102,000.00
41	53,102,000.00
42	53,102,000.00
43	53,102,000.00
44	53,102,000.00
45	53,102,000.00
46	53,102,000.00
47	53,102,000.00
48	53,102,000.00
49	53,102,000.00
50	53,102,000.00
51	53,102,000.00
52	53,102,000.00
53	53,102,000.00
54	53,102,000.00
55	53,102,000.00
56	53,102,000.00
57	53,102,000.00
58	53,102,000.00
59	53,101,845.05
60	52,223,221.95
61	51,417,898.40
62	50,532,479.94
63	49,720,106.11
64	48,904,344.98
65	48,008,783.41
66	47,185,885.96
67	46,283,389.38

Period	Balance($)
68	45,453,296.75
69	44,619,742.74
70	43,555,245.01
71	42,713,774.39
72	41,793,228.62
73	40,944,409.68
74	40,016,722.90
75	39,160,495.06
76	38,300,696.53
77	37,362,339.91
78	36,495,041.95
79	35,549,397.45
80	34,674,538.20
81	33,796,030.35
82	32,765,125.79
83	31,878,653.53
84	30,914,375.66
85	30,007,468.16
86	29,021,465.70
87	28,106,666.12
88	27,188,052.63
89	26,190,674.42
90	25,264,072.35
91	24,258,930.93
92	23,324,274.42
93	22,385,720.98
94	21,220,387.48
95	20,273,060.73
96	19,247,779.32
97	18,292,227.27
98	17,258,952.62
99	16,295,107.46
100	15,327,243.34
101	14,282,003.97
102	13,305,745.24
103	12,252,348.09
104	11,295,640.45
105	10,334,939.10
106	9,158,075.31
107	8,188,449.62
108	7,144,347.88
109	6,166,315.29
110	5,114,043.80
111	4,127,534.94
112	3,136,907.60
113	2,072,396.61
114	1,073,189.03
115	339.82
116 and thereafter	0.00

E-1

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ANNEX F

MOFFETT PLACE GOOGLE MORTGAGE LOAN AMORTIZATION SCHEDULE

Period	Monthly Payment Date*	Balance	Interest Payment Amount	Principal Payment Amount	Monthly Debt Service Payment Amount
0	4/6/2017	$185,000,000.00	$724,807.94	$-	$724,807.94
1	5/6/2017	$185,000,000.00	$701,427.04	$-	$701,427.04
2	6/6/2017	$185,000,000.00	$724,807.94	$-	$724,807.94
3	7/6/2017	$185,000,000.00	$701,427.04	$-	$701,427.04
4	8/6/2017	$185,000,000.00	$724,807.94	$-	$724,807.94
5	9/6/2017	$185,000,000.00	$724,807.94	$-	$724,807.94
6	10/6/2017	$185,000,000.00	$701,427.04	$-	$701,427.04
7	11/6/2017	$185,000,000.00	$724,807.94	$-	$724,807.94
8	12/6/2017	$185,000,000.00	$701,427.04	$-	$701,427.04
9	1/6/2018	$185,000,000.00	$724,807.94	$-	$724,807.94
10	2/6/2018	$185,000,000.00	$724,807.94	$-	$724,807.94
11	3/6/2018	$185,000,000.00	$654,665.24	$-	$654,665.24
12	4/6/2018	$185,000,000.00	$724,807.94	$-	$724,807.94
13	5/6/2018	$185,000,000.00	$701,427.04	$-	$701,427.04
14	6/6/2018	$185,000,000.00	$724,807.94	$-	$724,807.94
15	7/6/2018	$185,000,000.00	$701,427.04	$-	$701,427.04
16	8/6/2018	$185,000,000.00	$724,807.94	$-	$724,807.94
17	9/6/2018	$185,000,000.00	$724,807.94	$-	$724,807.94
18	10/6/2018	$185,000,000.00	$701,427.04	$-	$701,427.04
19	11/6/2018	$185,000,000.00	$724,807.94	$-	$724,807.94
20	12/6/2018	$185,000,000.00	$701,427.04	$-	$701,427.04
21	1/6/2019	$185,000,000.00	$724,807.94	$-	$724,807.94
22	2/6/2019	$185,000,000.00	$724,807.94	$-	$724,807.94
23	3/6/2019	$185,000,000.00	$654,665.24	$-	$654,665.24
24	4/6/2019	$185,000,000.00	$724,807.94	$-	$724,807.94
25	5/6/2019	$185,000,000.00	$701,427.04	$-	$701,427.04
26	6/6/2019	$185,000,000.00	$724,807.94	$-	$724,807.94
27	7/6/2019	$185,000,000.00	$701,427.04	$-	$701,427.04
28	8/6/2019	$185,000,000.00	$724,807.94	$-	$724,807.94
29	9/6/2019	$185,000,000.00	$724,807.94	$-	$724,807.94
30	10/6/2019	$185,000,000.00	$701,427.04	$-	$701,427.04
31	11/6/2019	$185,000,000.00	$724,807.94	$-	$724,807.94
32	12/6/2019	$185,000,000.00	$701,427.04	$-	$701,427.04
33	1/6/2020	$185,000,000.00	$724,807.94	$-	$724,807.94
34	2/6/2020	$185,000,000.00	$724,807.94	$-	$724,807.94
35	3/6/2020	$185,000,000.00	$678,046.14	$-	$678,046.14
36	4/6/2020	$185,000,000.00	$724,807.94	$-	$724,807.94
37	5/6/2020	$185,000,000.00	$701,427.04	$-	$701,427.04
38	6/6/2020	$185,000,000.00	$724,807.94	$-	$724,807.94
39	7/6/2020	$185,000,000.00	$701,427.04	$-	$701,427.04
40	8/6/2020	$185,000,000.00	$724,807.94	$-	$724,807.94
41	9/6/2020	$185,000,000.00	$724,807.94	$-	$724,807.94
42	10/6/2020	$185,000,000.00	$701,427.04	$-	$701,427.04
43	11/6/2020	$185,000,000.00	$724,807.94	$-	$724,807.94
44	12/6/2020	$185,000,000.00	$701,427.04	$-	$701,427.04
45	1/6/2021	$185,000,000.00	$724,807.94	$-	$724,807.94
46	2/6/2021	$185,000,000.00	$724,807.94	$-	$724,807.94
47	3/6/2021	$185,000,000.00	$654,665.24	$-	$654,665.24
48	4/6/2021	$185,000,000.00	$724,807.94	$-	$724,807.94
49	5/6/2021	$185,000,000.00	$701,427.04	$-	$701,427.04
50	6/6/2021	$185,000,000.00	$724,807.94	$-	$724,807.94
51	7/6/2021	$185,000,000.00	$701,427.04	$-	$701,427.04
52	8/6/2021	$185,000,000.00	$724,807.94	$-	$724,807.94
53	9/6/2021	$185,000,000.00	$724,807.94	$-	$724,807.94
54	10/6/2021	$185,000,000.00	$701,427.04	$-	$701,427.04
55	11/6/2021	$185,000,000.00	$724,807.94	$-	$724,807.94
56	12/6/2021	$185,000,000.00	$701,427.04	$-	$701,427.04
57	1/6/2022	$185,000,000.00	$724,807.94	$-	$724,807.94
58	2/6/2022	$184,798,588.74	$724,807.94	$201,411.26	$926,219.19
59	3/6/2022	$184,520,922.73	$653,952.49	$277,666.02	$931,618.51
60	4/6/2022	$184,317,491.47	$722,930.97	$203,431.25	$926,362.22
61	5/6/2022	$184,088,132.73	$698,839.31	$229,358.74	$928,198.05
62	6/6/2022	$183,882,876.65	$721,235.35	$205,256.08	$926,491.43
63	7/6/2022	$183,651,744.49	$697,191.47	$231,132.15	$928,323.62
64	8/6/2022	$183,444,648.41	$719,525.63	$207,096.08	$926,621.72

Period	Monthly Payment Date*	Balance	Interest Payment Amount	Principal Payment Amount	Monthly Debt Service Payment Amount
65	9/6/2022	$183,236,679.13	$718,714.26	$207,969.29	$926,683.54
66	10/6/2022	$183,002,910.22	$694,741.41	$233,768.91	$928,510.32
67	11/6/2022	$182,793,078.37	$716,983.58	$209,831.85	$926,815.43
68	12/6/2022	$182,557,499.38	$693,059.50	$235,578.99	$928,638.48
69	1/6/2023	$182,345,789.49	$715,238.51	$211,709.89	$926,948.40
70	2/6/2023	$182,133,186.94	$714,409.06	$212,602.55	$927,011.61
71	3/6/2023	$181,845,370.04	$644,520.35	$287,816.90	$932,337.26
72	4/6/2023	$181,630,657.51	$712,448.47	$214,712.53	$927,161.01
73	5/6/2023	$181,390,335.36	$688,652.18	$240,322.15	$928,974.33
74	6/6/2023	$181,173,704.20	$710,665.70	$216,631.16	$927,296.86
75	7/6/2023	$180,931,517.50	$686,919.65	$242,186.71	$929,106.35
76	8/6/2023	$180,712,951.77	$708,868.11	$218,565.73	$927,433.84
77	9/6/2023	$180,493,464.47	$708,011.79	$219,487.30	$927,499.09
78	10/6/2023	$180,248,502.10	$684,340.52	$244,962.37	$929,302.89
79	11/6/2023	$180,027,056.48	$706,192.14	$221,445.62	$927,637.75
80	12/6/2023	$179,780,190.98	$682,572.13	$246,865.51	$929,437.64
81	1/6/2024	$179,556,770.76	$704,357.35	$223,420.22	$927,777.57
82	2/6/2024	$179,332,408.50	$703,482.02	$224,362.25	$927,844.27
83	3/6/2024	$179,058,316.84	$657,273.77	$274,091.66	$931,365.42
84	4/6/2024	$178,831,852.89	$701,529.13	$226,463.95	$927,993.08
85	5/6/2024	$178,580,110.46	$678,040.52	$251,742.44	$929,782.96
86	6/6/2024	$178,351,630.18	$699,655.58	$228,480.27	$928,135.85
87	7/6/2024	$178,097,928.24	$676,219.76	$253,701.94	$929,921.70
88	8/6/2024	$177,867,414.88	$697,766.44	$230,513.36	$928,279.81
89	9/6/2024	$177,635,929.57	$696,863.32	$231,485.31	$928,348.63
90	10/6/2024	$177,379,307.27	$673,506.18	$256,622.30	$930,128.48
91	11/6/2024	$177,145,763.89	$694,950.97	$233,543.38	$928,494.35
92	12/6/2024	$176,887,141.51	$671,647.72	$258,622.38	$930,270.10
93	1/6/2025	$176,651,522.95	$693,022.73	$235,618.56	$928,641.29
94	2/6/2025	$176,414,910.92	$692,099.60	$236,612.03	$928,711.63
95	3/6/2025	$176,105,316.60	$624,284.91	$309,594.32	$933,879.24
96	4/6/2025	$175,866,401.53	$689,959.63	$238,915.07	$928,874.70
97	5/6/2025	$175,602,558.81	$666,797.02	$263,842.71	$930,639.73
98	6/6/2025	$175,361,523.90	$687,989.88	$241,034.91	$929,024.80
99	7/6/2025	$175,095,621.08	$664,882.78	$265,902.82	$930,785.60
100	8/6/2025	$174,852,448.69	$686,003.76	$243,172.38	$929,176.15
101	9/6/2025	$174,608,250.99	$685,051.04	$244,197.70	$929,248.74
102	10/6/2025	$174,339,274.50	$662,026.75	$268,976.49	$931,003.24
103	11/6/2025	$174,092,913.04	$683,040.49	$246,361.46	$929,401.95
104	12/6/2025	$173,821,833.75	$660,072.84	$271,079.28	$931,152.13
105	1/6/2026	$173,573,290.53	$681,013.22	$248,543.22	$929,556.43
106	2/6/2026	$173,323,699.35	$680,039.45	$249,591.18	$929,630.64
107	3/6/2026	$173,002,332.49	$613,345.95	$321,366.86	$934,712.81
108	4/6/2026	$172,750,333.90	$677,802.51	$251,998.59	$929,801.10
109	5/6/2026	$172,473,776.34	$654,982.46	$276,557.57	$931,540.03
110	6/6/2026	$172,219,549.13	$675,731.69	$254,227.21	$929,958.90
111	7/6/2026	$171,940,825.74	$652,969.99	$278,723.39	$931,693.38
112	8/6/2026	$171,684,351.38	$673,643.65	$256,474.36	$930,118.01
113	9/6/2026	$171,426,795.62	$672,638.82	$257,555.76	$930,194.58
114	10/6/2026	$171,144,837.46	$649,964.27	$281,958.15	$931,922.42
115	11/6/2026	$170,885,006.88	$670,525.06	$259,830.59	$930,355.65
116	12/6/2026	$170,600,838.00	$647,910.08	$284,168.88	$932,078.96
117	1/6/2027	$170,338,713.67	$668,393.74	$262,124.32	$930,518.06
118	2/6/2027	$170,075,484.12	$667,366.77	$263,229.55	$930,596.32
119	3/6/2027	$169,741,746.80	$601,851.39	$333,737.32	$935,588.71
120	4/6/2027	$169,476,000.18	$665,027.92	$265,746.62	$930,774.54
121	5/6/2027	$169,186,081.96	$642,567.83	$289,918.21	$932,486.04
122	6/6/2027	$168,917,992.42	$662,850.89	$268,089.54	$930,940.44
123	7/6/2027	$168,625,797.30	$640,452.15	$292,195.12	$932,647.26
124	8/6/2027	$168,355,345.36	$660,655.77	$270,451.94	$931,107.71
125	9/6/2027	$168,083,753.07	$659,596.17	$271,592.29	$931,188.45
126	10/6/2027	$167,788,153.91	$637,289.13	$295,599.16	$932,888.29
127	11/6/2027	$167,514,170.10	$657,373.98	$273,983.81	$931,357.79
128	12/6/2027	$167,216,246.80	$635,129.56	$297,923.30	$933,052.85
129	1/6/2028	$166,939,851.59	$655,133.31	$276,395.22	$931,528.53
130	2/6/2028	$166,662,290.97	$654,050.43	$277,560.62	$931,611.05
131	3/6/2028	$166,338,223.26	$610,836.34	$324,067.71	$934,904.04
132	4/6/2028	$166,058,125.92	$651,693.32	$280,097.34	$931,790.66
133	5/6/2028	$165,754,261.36	$629,608.97	$303,864.56	$933,473.53
134	6/6/2028	$165,471,701.78	$649,405.43	$282,559.58	$931,965.01
135	7/6/2028	$165,165,444.36	$627,385.54	$306,257.42	$933,642.96
136	8/6/2028	$164,880,402.08	$647,098.52	$285,042.28	$932,140.80

Period	Monthly Payment Date*	Balance	Interest Payment Amount	Principal Payment Amount	Monthly Debt Service Payment Amount
137	9/6/2028	$164,594,157.94	$645,981.75	$286,244.14	$932,225.90
138	10/6/2028	$164,284,319.77	$624,058.34	$309,838.16	$933,896.50
139	11/6/2028	$163,995,562.29	$643,646.37	$288,757.48	$932,403.86
140	12/6/2028	$163,683,281.61	$621,788.76	$312,280.68	$934,069.45
141	1/6/2029	$163,391,989.89	$641,291.58	$291,291.72	$932,583.30
142	2/6/2029	$163,099,469.96	$640,150.33	$292,519.93	$932,670.26
143	3/6/2029	$162,739,165.26	$577,165.15	$360,304.70	$937,469.85
144	4/6/2029	$162,443,892.74	$637,592.64	$295,272.52	$932,865.16
145	5/6/2029	$162,125,280.60	$615,905.61	$318,612.14	$934,517.75
146	6/6/2029	$161,827,419.67	$635,187.52	$297,860.92	$933,048.44
147	7/6/2029	$161,506,292.07	$613,568.26	$321,127.61	$934,695.87
148	8/6/2029	$161,205,821.22	$632,762.39	$300,470.84	$933,233.24
149	9/6/2029	$160,904,083.46	$631,585.18	$301,737.76	$933,322.94
150	10/6/2029	$160,579,188.26	$610,067.43	$324,895.20	$934,962.64
151	11/6/2029	$160,274,808.34	$629,130.11	$304,379.91	$933,510.02
152	12/6/2029	$159,947,345.44	$607,681.54	$327,462.91	$935,144.44
153	1/6/2030	$159,640,301.40	$626,654.63	$307,044.03	$933,698.66
154	2/6/2030	$159,331,962.74	$625,451.66	$308,338.66	$933,790.33
155	3/6/2030	$158,957,309.90	$563,832.96	$374,652.83	$938,485.79
156	4/6/2030	$158,646,091.45	$622,775.78	$311,218.45	$933,994.23
157	5/6/2030	$158,311,982.70	$601,506.26	$334,108.75	$935,615.01
158	6/6/2030	$157,998,043.27	$620,247.47	$313,939.43	$934,186.90
159	7/6/2030	$157,661,290.21	$599,049.19	$336,753.06	$935,802.25
160	8/6/2030	$157,344,607.19	$617,698.13	$316,683.03	$934,381.16
161	9/6/2030	$157,026,588.89	$616,457.41	$318,018.30	$934,475.71
162	10/6/2030	$156,685,871.89	$595,365.92	$340,717.00	$936,082.92
163	11/6/2030	$156,365,076.08	$613,876.56	$320,795.81	$934,672.37
164	12/6/2030	$156,021,659.83	$592,857.80	$343,416.25	$936,274.04
165	1/6/2031	$155,698,063.42	$611,274.26	$323,596.42	$934,870.67
166	2/6/2031	$155,373,102.58	$610,006.45	$324,960.84	$934,967.28
167	3/6/2031	$154,983,372.87	$549,823.61	$389,729.71	$939,553.33
168	4/6/2031	$154,655,398.59	$607,206.37	$327,974.28	$935,180.65
169	5/6/2031	$154,305,006.14	$586,375.56	$350,392.44	$936,768.00
170	6/6/2031	$153,974,171.58	$604,548.61	$330,834.57	$935,383.18
171	7/6/2031	$153,620,999.45	$583,792.69	$353,172.13	$936,964.82
172	8/6/2031	$153,287,280.81	$601,868.76	$333,718.63	$935,587.39
173	9/6/2031	$152,952,155.08	$600,561.29	$335,125.73	$935,687.02
174	10/6/2031	$152,594,812.69	$579,917.71	$357,342.39	$937,260.10
175	11/6/2031	$152,256,767.21	$597,848.28	$338,045.48	$935,893.76
176	12/6/2031	$151,896,587.36	$577,281.15	$360,179.86	$937,461.01
177	1/6/2032	$151,555,597.86	$595,112.72	$340,989.50	$936,102.21
178	2/6/2032	$151,213,170.60	$593,776.76	$342,427.26	$936,204.01
179	3/6/2032	$150,828,165.35	$554,213.55	$385,005.26	$939,218.81
180	4/6/2032	$150,482,670.92	$590,926.77	$345,494.42	$936,421.19
181	5/6/2032	$150,115,252.01	$570,554.67	$367,418.91	$937,973.58
182	6/6/2032	$149,766,751.64	$588,133.66	$348,500.37	$936,634.03
183	7/6/2032	$149,396,411.48	$567,840.26	$370,340.16	$938,180.42
184	8/6/2032	$149,044,880.16	$585,317.32	$351,531.31	$936,848.64
185	9/6/2032	$148,691,866.64	$583,940.07	$353,013.52	$936,953.59
186	10/6/2032	$148,317,140.50	$563,764.84	$374,726.14	$938,490.98
187	11/6/2032	$147,961,058.52	$581,088.87	$356,081.99	$937,170.86
188	12/6/2032	$147,583,350.38	$560,993.98	$377,708.14	$938,702.12
189	1/6/2033	$147,224,174.42	$578,213.97	$359,175.96	$937,389.93
190	2/6/2033	$146,863,484.02	$576,806.76	$360,690.40	$937,497.16
191	3/6/2033	$146,441,346.37	$519,710.36	$422,137.65	$941,848.01
192	4/6/2033	$146,077,355.23	$573,739.73	$363,991.14	$937,730.87
193	5/6/2033	$145,691,960.79	$553,851.93	$385,394.43	$939,246.36
194	6/6/2033	$145,324,809.92	$570,803.73	$367,150.87	$937,954.60
195	7/6/2033	$144,936,344.79	$550,998.65	$388,465.13	$939,463.79
196	8/6/2033	$144,566,007.91	$567,843.32	$370,336.88	$938,180.19
197	9/6/2033	$144,194,109.53	$566,392.38	$371,898.38	$938,290.76
198	10/6/2033	$143,801,030.67	$546,711.61	$393,078.86	$939,790.47
199	11/6/2033	$143,425,906.82	$563,395.29	$375,123.85	$938,519.14
200	12/6/2033	$143,029,693.38	$543,798.97	$396,213.45	$940,012.42
201	1/6/2034	$142,651,317.24	$560,373.28	$378,376.14	$938,749.42
202	2/6/2034	$142,271,345.70	$558,890.85	$379,971.54	$938,862.39
203	3/6/2034	$141,831,719.40	$503,460.02	$439,626.30	$943,086.32
204	4/6/2034	$141,448,292.09	$555,679.76	$383,427.31	$939,107.08
205	5/6/2034	$141,044,009.15	$536,300.85	$404,282.94	$940,583.79
206	6/6/2034	$140,657,260.51	$552,593.61	$386,748.64	$939,342.25
207	7/6/2034	$140,249,749.83	$533,301.65	$407,510.68	$940,812.33
208	8/6/2034	$139,859,652.25	$549,481.80	$390,097.58	$939,579.37

Period	Monthly Payment Date*	Balance	Interest Payment Amount	Principal Payment Amount	Monthly Debt Service Payment Amount
209	9/6/2034	$139,467,909.86	$547,953.44	$391,742.40	$939,695.84
210	10/6/2034	$139,055,546.13	$528,792.23	$412,363.73	$941,155.96
211	11/6/2034	$138,660,413.28	$544,803.05	$395,132.86	$939,935.90
212	12/6/2034	$138,244,754.63	$525,730.61	$415,658.65	$941,389.26
213	1/6/2035	$137,846,203.13	$541,626.46	$398,551.50	$940,177.96
214	2/6/2035	$137,445,971.16	$540,064.99	$400,231.97	$940,296.95
215	3/6/2035	$136,987,967.96	$486,384.32	$458,003.20	$944,387.52
216	4/6/2035	$136,584,117.31	$536,702.52	$403,850.66	$940,553.18
217	5/6/2035	$136,159,986.51	$517,858.34	$424,130.80	$941,989.14
218	6/6/2035	$135,752,644.73	$533,458.59	$407,341.78	$940,800.37
219	7/6/2035	$135,325,121.17	$514,705.81	$427,523.55	$942,229.37
220	8/6/2035	$134,914,259.24	$530,187.69	$410,861.93	$941,049.62
221	9/6/2035	$134,501,664.93	$528,577.98	$412,594.30	$941,172.28
222	10/6/2035	$134,069,036.86	$509,962.73	$432,628.07	$942,590.80
223	11/6/2035	$133,652,878.74	$525,266.50	$416,158.13	$941,424.62
224	12/6/2035	$133,216,787.26	$506,744.56	$436,091.47	$942,836.03
225	1/6/2036	$132,797,035.68	$521,927.49	$419,751.58	$941,679.06
226	2/6/2036	$132,375,514.25	$520,282.95	$421,521.43	$941,804.38
227	3/6/2036	$131,916,205.69	$485,171.38	$459,308.56	$944,479.95
228	4/6/2036	$131,490,970.30	$516,831.96	$425,235.39	$942,067.35
229	5/6/2036	$131,046,057.34	$498,547.69	$444,912.96	$943,460.65
230	6/6/2036	$130,617,153.03	$513,422.83	$428,904.31	$942,327.13
231	7/6/2036	$130,168,674.53	$495,234.61	$448,478.50	$943,713.11
232	8/6/2036	$129,736,070.80	$509,985.34	$432,603.73	$942,589.08
233	9/6/2036	$129,301,643.02	$508,290.45	$434,427.78	$942,718.23
234	10/6/2036	$128,847,796.69	$490,246.86	$453,846.33	$944,093.19
235	11/6/2036	$128,409,623.57	$504,810.30	$438,173.12	$942,983.42
236	12/6/2036	$127,952,137.43	$486,864.77	$457,486.14	$944,350.91
237	1/6/2037	$127,510,187.82	$501,301.22	$441,949.61	$943,250.82
238	2/6/2037	$127,066,374.77	$499,569.71	$443,813.06	$943,382.77
239	3/6/2037	$126,568,842.03	$449,653.72	$497,532.74	$947,186.46
240	4/6/2037	$126,121,059.85	$495,881.63	$447,782.18	$943,663.81
241	5/6/2037	$125,654,235.42	$478,187.68	$466,824.43	$945,012.12
242	6/6/2037	$125,202,596.87	$492,298.31	$451,638.55	$943,936.86
243	7/6/2037	$124,732,024.72	$474,705.33	$470,572.15	$945,277.48
244	8/6/2037	$124,276,497.73	$488,685.20	$455,526.99	$944,212.19
245	9/6/2037	$123,819,050.05	$486,900.50	$457,447.69	$944,348.18
246	10/6/2037	$123,342,832.45	$469,459.62	$476,217.59	$945,677.21
247	11/6/2037	$122,881,448.03	$483,242.51	$461,384.42	$944,626.93
248	12/6/2037	$122,401,404.63	$465,904.70	$480,043.40	$945,948.10
249	1/6/2038	$121,936,050.74	$479,554.11	$465,353.89	$944,907.99
250	2/6/2038	$121,468,734.73	$477,730.91	$467,316.02	$945,046.92
251	3/6/2038	$120,949,884.00	$429,845.18	$518,850.73	$948,695.91
252	4/6/2038	$120,478,409.87	$473,867.22	$471,474.12	$945,341.34
253	5/6/2038	$119,988,561.08	$456,793.59	$489,848.80	$946,642.39
254	6/6/2038	$119,513,033.60	$470,100.87	$475,527.47	$945,628.35
255	7/6/2038	$119,019,245.67	$453,133.37	$493,787.93	$946,921.30
256	8/6/2038	$118,539,631.14	$466,303.21	$479,614.52	$945,917.74
257	9/6/2038	$118,057,994.36	$464,424.14	$481,636.79	$946,060.93
258	10/6/2038	$117,558,269.26	$447,616.59	$499,725.10	$947,341.69
259	11/6/2038	$117,072,494.63	$460,579.28	$485,774.63	$946,353.91
260	12/6/2038	$116,568,748.28	$443,880.07	$503,746.35	$947,626.42
261	1/6/2039	$116,078,801.40	$456,702.45	$489,946.88	$946,649.33
262	2/6/2039	$115,586,788.70	$454,782.90	$492,012.70	$946,795.61
263	3/6/2039	$115,045,537.23	$409,030.55	$541,251.47	$950,282.02
264	4/6/2039	$114,549,167.84	$450,734.70	$496,369.39	$947,104.09
265	5/6/2039	$114,035,125.26	$434,312.88	$514,042.58	$948,355.46
266	6/6/2039	$113,534,495.54	$446,776.02	$500,629.72	$947,405.74
267	7/6/2039	$113,016,312.68	$430,465.76	$518,182.86	$948,648.62
268	8/6/2039	$112,511,387.20	$442,784.44	$504,925.47	$947,709.91
269	9/6/2039	$112,004,332.75	$440,806.20	$507,054.46	$947,860.66
270	10/6/2039	$111,479,906.18	$424,664.15	$524,426.56	$949,090.71
271	11/6/2039	$110,968,502.56	$436,764.98	$511,403.63	$948,168.60
272	12/6/2039	$110,439,849.38	$420,736.80	$528,653.18	$949,389.98
273	1/6/2040	$109,924,060.42	$432,690.16	$515,788.95	$948,479.11
274	2/6/2040	$109,406,096.68	$430,669.36	$517,963.74	$948,633.10
275	3/6/2040	$108,856,187.48	$400,985.84	$549,909.20	$950,895.04
276	4/6/2040	$108,333,721.13	$426,485.56	$522,466.35	$948,951.92
277	5/6/2040	$107,794,316.94	$410,747.03	$539,404.19	$950,151.22
278	6/6/2040	$107,267,373.29	$422,325.28	$526,943.66	$949,268.94
279	7/6/2040	$106,723,617.95	$406,703.98	$543,755.33	$950,459.31
280	8/6/2040	$106,192,159.77	$418,130.41	$531,458.19	$949,588.59

Period	Monthly Payment Date*	Balance	Interest Payment Amount	Principal Payment Amount	Monthly Debt Service Payment Amount
281	9/6/2040	$105,658,460.73	$416,048.22	$533,699.04	$949,747.26
282	10/6/2040	$105,108,140.36	$400,603.79	$550,320.36	$950,924.15
283	11/6/2040	$104,569,870.63	$411,801.16	$538,269.73	$950,070.89
284	12/6/2040	$104,015,108.36	$396,476.40	$554,762.27	$951,238.67
285	1/6/2041	$103,472,229.93	$407,518.79	$542,878.43	$950,397.22
286	2/6/2041	$102,927,062.50	$405,391.86	$545,167.44	$950,559.29
287	3/6/2041	$102,337,597.87	$364,231.19	$589,464.63	$953,695.81
288	4/6/2041	$101,787,646.34	$400,946.50	$549,951.53	$950,898.04
289	5/6/2041	$101,221,531.44	$385,927.61	$566,114.90	$952,042.51
290	6/6/2041	$100,666,874.08	$396,573.89	$554,657.35	$951,231.24
291	7/6/2041	$100,096,185.97	$381,678.20	$570,688.12	$952,366.32
292	8/6/2041	$99,536,783.67	$392,164.92	$559,402.29	$951,567.21
293	9/6/2041	$98,975,022.70	$389,973.25	$561,760.97	$951,734.22
294	10/6/2041	$98,397,431.13	$375,263.55	$577,591.58	$952,855.13
295	11/6/2041	$97,830,866.15	$385,509.40	$566,564.97	$952,074.37
296	12/6/2041	$97,248,605.94	$370,925.48	$582,260.21	$953,185.70
297	1/6/2042	$96,677,197.02	$381,008.44	$571,408.92	$952,417.36
298	2/6/2042	$96,103,378.80	$378,769.73	$573,818.22	$952,587.95
299	3/6/2042	$95,487,926.93	$340,084.01	$615,451.87	$955,535.87
300	4/6/2042	$94,909,094.24	$374,110.31	$578,832.70	$952,943.01
301	5/6/2042	$94,314,911.98	$359,847.59	$594,182.26	$954,029.85
302	6/6/2042	$93,731,133.35	$369,514.58	$583,778.63	$953,293.21
303	7/6/2042	$93,132,144.52	$355,381.36	$598,988.83	$954,370.19
304	8/6/2042	$92,543,378.83	$364,880.64	$588,765.69	$953,646.33
305	9/6/2042	$91,952,130.65	$362,573.92	$591,248.18	$953,822.10
306	10/6/2042	$91,345,882.75	$348,636.27	$606,247.90	$954,884.18
307	11/6/2042	$90,749,585.41	$357,882.28	$596,297.34	$954,179.61
308	12/6/2042	$90,138,430.62	$344,076.83	$611,154.79	$955,231.61
309	1/6/2043	$89,537,042.15	$353,151.62	$601,388.48	$954,540.10
310	2/6/2043	$88,933,117.96	$350,795.45	$603,924.19	$954,719.64
311	3/6/2043	$88,290,358.95	$314,710.38	$642,759.01	$957,469.39
312	4/6/2043	$87,681,178.20	$345,911.10	$609,180.74	$955,091.84
313	5/6/2043	$87,057,503.04	$332,442.97	$623,675.17	$956,118.14
314	6/6/2043	$86,443,124.04	$341,080.92	$614,378.99	$955,459.91
315	7/6/2043	$85,814,397.10	$327,748.89	$628,726.94	$956,475.83
316	8/6/2043	$85,194,776.64	$336,210.57	$619,620.46	$955,831.04
317	9/6/2043	$84,572,543.59	$333,782.98	$622,233.05	$956,016.02
318	10/6/2043	$83,936,183.89	$320,656.59	$636,359.69	$957,016.28
319	11/6/2043	$83,308,644.08	$328,851.96	$627,539.82	$956,391.78
320	12/6/2043	$82,667,127.15	$315,864.52	$641,516.93	$957,381.44
321	1/6/2044	$82,034,236.44	$323,879.95	$632,890.71	$956,770.65
322	2/6/2044	$81,398,677.19	$321,400.36	$635,559.25	$956,959.60
323	3/6/2044	$80,738,295.45	$298,335.45	$660,381.74	$958,717.19
324	4/6/2044	$80,097,271.96	$316,323.01	$641,023.49	$957,346.51
325	5/6/2044	$79,442,651.29	$303,688.61	$654,620.67	$958,309.27
326	6/6/2044	$78,796,164.81	$311,246.83	$646,486.49	$957,733.32
327	7/6/2044	$78,136,235.08	$298,755.46	$659,929.72	$958,685.19
328	8/6/2044	$77,484,240.18	$306,128.45	$651,994.90	$958,123.35
329	9/6/2044	$76,829,496.19	$303,574.01	$654,743.99	$958,318.00
330	10/6/2044	$76,161,541.64	$291,298.84	$667,954.55	$959,253.39
331	11/6/2044	$75,501,220.58	$298,391.84	$660,321.06	$958,712.90
332	12/6/2044	$74,827,846.11	$286,262.69	$673,374.47	$959,637.16
333	1/6/2045	$74,161,901.62	$293,166.58	$665,944.49	$959,111.07
334	2/6/2045	$73,493,149.22	$290,557.49	$668,752.40	$959,309.89
335	3/6/2045	$72,791,588.80	$260,072.49	$701,560.42	$961,632.90
336	4/6/2045	$72,117,058.57	$285,188.76	$674,530.23	$959,718.99
337	5/6/2045	$71,429,875.31	$273,431.65	$687,183.26	$960,614.91
338	6/6/2045	$70,749,603.51	$279,853.73	$680,271.80	$960,125.53
339	7/6/2045	$70,056,840.46	$268,246.94	$692,763.05	$961,009.99
340	8/6/2045	$69,370,779.36	$274,474.35	$686,061.11	$960,535.45
341	9/6/2045	$68,681,825.52	$271,786.44	$688,953.84	$960,740.28
342	10/6/2045	$67,980,625.08	$260,406.97	$701,200.44	$961,607.41
343	11/6/2045	$67,285,809.75	$266,339.98	$694,815.32	$961,155.31
344	12/6/2045	$66,578,912.99	$255,113.98	$706,896.77	$962,010.75
345	1/6/2046	$65,878,187.44	$260,848.24	$700,725.55	$961,573.79
346	2/6/2046	$65,174,507.33	$258,102.88	$703,680.11	$961,782.99
347	3/6/2046	$64,441,266.29	$230,635.05	$733,241.04	$963,876.09
348	4/6/2046	$63,731,527.51	$252,473.20	$709,738.78	$962,211.98
349	5/6/2046	$63,010,127.79	$241,637.93	$721,399.72	$963,037.65
350	6/6/2046	$62,294,354.71	$246,866.17	$715,773.08	$962,639.25
351	7/6/2046	$61,567,090.72	$236,188.89	$727,263.99	$963,452.88
352	8/6/2046	$60,845,233.17	$241,212.52	$721,857.55	$963,070.07

Period	Monthly Payment Date*	Balance	Interest Payment Amount	Principal Payment Amount	Monthly Debt Service Payment Amount
353	9/6/2046	$60,120,331.97	$238,384.37	$724,901.21	$963,285.58
354	10/6/2046	$59,384,197.06	$227,946.09	$736,134.90	$964,080.99
355	11/6/2046	$58,653,135.50	$232,660.20	$731,061.57	$963,721.77
356	12/6/2046	$57,911,013.82	$222,383.22	$742,121.68	$964,504.89
357	1/6/2047	$-	$226,888.45	$57,911,013.82	$58,137,902.26

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	12
Important Notice About Information Presented in This Prospectus	13
Summary of Terms	23
Risk Factors	57
Description of the Mortgage Pool	129
Transaction Parties	208
Credit Risk Retention	236
Description of the Certificates	242
Description of the Mortgage Loan Purchase Agreements	277
Pooling and Servicing Agreement	287
Certain Legal Aspects of Mortgage Loans	394
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	410
Pending Legal Proceedings Involving Transaction Parties	412
Use of Proceeds	412
Yield and Maturity Considerations	413
Material Federal Income Tax Considerations	425
Certain State and Local Tax Considerations	437
Method of Distribution (Underwriter)	438
Incorporation of Certain Information by Reference	439
Where You Can Find More Information	440
Financial Information	440
Certain ERISA Considerations	440
Legal Investment	444
Legal Matters	445
Ratings	445
Index of Defined Terms	447

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES	A-1-1
ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES	A-2-1
ANNEX A-3	DESCRIPTION OF TOP TWENTY MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION	A-3-1
ANNEX B	FORM OF REPORT TO CERTIFICATEHOLDERS	B-1
ANNEX C	FORM OF OPERATING ADVISOR ANNUAL REPORT	C-1
ANNEX D-1	MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	D-1-1
ANNEX D-2	EXCEPTIONS TO MORTGAGE LOAN
	REPRESENTATIONS AND WARRANTIES FOR GERMAN AMERICAN CAPITAL CORPORATION	D-2-1
ANNEX D-3	EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES FOR CITI REAL ESTATE FUNDING INC.	D-3-1
ANNEX D-4	EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES FOR CITIGROUP GLOBAL MARKETS REALTY CORP	D-4-1
ANNEX E	CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE	E-1
ANNEX F	MOFFETT PLACE GOOGLE MORTGAGE LOAN AMORTIZATION SCHEDULE	F-1

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$745,291,000
(Approximate)

Deutsche Mortgage & Asset
Receiving Corporation
Depositor

CD 2017-CD4 Mortgage Trust
Issuing Entity

CD 2017-CD4 Mortgage Trust
Commercial Mortgage Pass-Through
Certificates, Series 2017-CD4

Class A-1	$28,964,000
Class A-2	$90,250,000
Class A-SB	$53,102,000
Class A-3	$192,000,000
Class A-4	$234,483,000
Class X-A	$669,372,000
Class A-M	$70,573,000
Class B	$36,355,000
Class C	$39,564,000

PROSPECTUS

Deutsche Bank Securities
Co-Lead Manager and Joint Bookrunner

Citigroup
Co-Lead Manager and Joint Bookrunner

J.P. Morgan
Co-Manager

Academy Securities
Co-Manager

April      , 2017